(17)(g) Annual Report to Shareholders for the year ended December 31, 2008

Transamerica Series Trust Annual Report
570 Carillon Parkway
St. Petersburg, FL 33716
Distributor: Transamerica Capital, Inc.
Customer Service: 1-800-851-9777
The following pages contain the most recent annual reports for the investment options in which you are invested. In compliance with Securities and Exchange Commission regulations, we present these reports on an annual and semi-annual basis with the hope that they will foster greater understanding of the investment options’ holdings, performance, financial data, accounting policies and other issues. This streamlined version provides information only on the investment options in which you are invested.
If you have any questions about these reports, please do not hesitate to contact your financial professional. As always, we thank you for your trust and the opportunity to serve you.

Dear Fellow Shareholder,
On behalf of Transamerica Series Trust, we would like to thank you for your continued support and confidence in our products as we look forward to continuing to serve you and your financial adviser in the future. We value the trust you have placed in us.
This annual report is provided to you with the intent of presenting a comprehensive review of the investments of each of your funds. The Securities and Exchange Commission requires that annual and semi-annual reports be sent to all shareholders, and we believe this report to be an important part of the investment process. In addition to providing a comprehensive review, this report also provides a discussion of accounting policies as well as matters presented to shareholders that may have required their vote.
We believe it is important to recognize and understand current market conditions in order to provide a context for reading this report. Both equity and fixed-income markets have experienced extreme volatility and accelerating downward pricing pressure over the past twelve months as a credit crisis has had profound effects on the financial markets and has spilled over into the global economy. Oil prices rose dramatically throughout the first seven months of 2008 and have fallen precipitously since then as the global economy has struggled and demand has declined. The Federal Reserve has lowered the federal funds rate during the past twelve months from 4.25% at the beginning of January 2008 to a range of 0% — 0.25% in December 2008 as it has sought to provide liquidity in a difficult market environment. The United States Department of Treasury has also been taking an active role in an effort to stabilize the markets, including the initiation of the Temporary Money Market Guarantee Program and the Troubled Assets Relief Program (“TARP”). The job market continues to struggle as non-farm payrolls have weakened and the unemployment rate has risen to 7.2%. In this environment, investors have flocked to money market instruments and Treasuries in a flight to quality. Many funds have struggled to produce positive returns. For the twelve months ending December 31, 2008, the Dow Jones Industrial Average returned (31.93)%, the Standard & Poor’s 500 Index returned (37.00)%, and the Barclays Capital Aggregate U.S. Bond Index (formerly known as the Lehman Brothers Aggregate Bond Index) returned 5.24%. Please keep in mind it is important to maintain a diversified portfolio as investment returns have historically been difficult to predict.
In addition to your active involvement in the investment process, we firmly believe that a financial adviser is a key resource to help you build a complete picture of your current and future financial needs. Financial advisors are familiar with the market’s history, including long-term returns and volatility of various asset classes. With your financial adviser, you can develop an investment program that incorporates factors such as your goals, your investment timeline, and your risk tolerance.
Please contact your financial adviser if you have any questions about the contents of this report, and thanks again for the confidence you have placed in us.
Sincerely,

John K. Carter	Christopher A. Staples
President & Chief Executive Officer	Vice President & Chief Investment Officer
Transamerica Series Trust	Transamerica Series Trust
The views expressed in this report reflect those of the portfolio managers only and may not necessarily represent the views of Transamerica Series Trust. These views are subject to change based upon market conditions. These views should not be relied upon as investment advice and are not indicative of trading intent on behalf of Transamerica Series Trust.

Transamerica American Century Large Company Value VP
(unaudited)
MARKET ENVIRONMENT
Extraordinary, if not unprecedented, market conditions characterized the period. Few investors anticipated the scope of the credit crunch, which grew into a full-blown financial crisis. The U.S. government and the Federal Reserve Board (“Fed”) took extraordinary steps to provide support for the flagging financial system, with other governments and central banks following suit. In the stock market, volatility was extreme on a day-to-day basis as investors lost confidence in the financial system and worried about the government’s ability to remedy the situation. U.S. equity indexes were universally down for the 12-month period, with value and growth stocks generally providing similar returns.
PERFORMANCE
For the year ended December 31, 2008, Transamerica American Century Large Company Value VP Initial Class returned (36.78)%. By comparison its primary and secondary benchmarks, the Standard and Poor’s 500 Composite Stock Index and the Russell 1000® Value Index, returned (37.00)% and (36.85)%, respectively.
STRATEGY REVIEW
Despite an underweight, the financials sector was the portfolio’s largest source of underperformance versus the benchmark. Although the portfolio management team continues to approach the sector with caution and selectivity, the best relative values were the most adversely affected by the financial crisis.
In particular, the portfolio was hampered by its mix of insurance, mortgage finance, and diversified financial services stocks. Three top detractors were financial giant Citigroup, Inc. (“Citigroup”); life, property and casualty insurer Hartford Financial Services Group, Inc. (“Hartford”); and American International Group, Inc. (“AIG”), the leading U.S.-based international insurer. Shares of Citigroup, which declined dramatically on worries that it had inadequate capital, stabilized only after the announcement of a U.S. government capital infusion. Hartford’s stock price fell on similar fears, while AIG’s shares lost significant value when the Fed had to rescue the company from bankruptcy. The portfolio’s positions in Hartford and AIG have been eliminated.
The portfolio’s holdings in the health care sector contributed to results. During difficult economic times or periods of stock market turbulence, investors often regard health care stocks as lower-risk, defensive investments. Moreover, our preference for large industry leaders proved advantageous. A significant holding was Abbott Laboratories (“Abbott”), which develops and manufactures laboratory diagnostics, medical devices and pharmaceutical therapies. Abbott reported strong sales across its entire product line, including Humira (a drug that treats autoimmune diseases).
The portfolio benefited from strong security selection in information technology, primarily from large leading software and technology companies. A notable contributor was Hewlett-Packard Co. (“HP”), a computer and peripheral maker. HP’s acquisition of outsourcing giant Electronic Data Systems appears to offer a competitive advantage and could add value through reorganization and cost-cutting efforts.
The portfolio’s position in the materials sector boosted relative performance. For some time, the share prices of metals and mining firms have been momentum-driven; many have not met the management team’s valuation criteria and thus have not merited sizeable exposure. This limited exposure was particularly beneficial when commodities prices fell during the final months of 2008.
The consumer discretionary sector provided a significant holding, H&R Block, Inc. The company closed its sub-prime mortgage unit, allowing it to focus on its core tax-preparation services business which is generally perceived as less economically sensitive.
The portfolio’s underweight in the utilities sector was another drag on results. The portfolio management team believes that because of their defensive nature, many utilities stocks have become overvalued. The portfolio was slowed by its lack of multi-utility names, and security selection among electric utilities also diminished relative performance.
Charles A. Ritter, CFA
Brendan Healy, CFA
Co-Portfolio Managers
American Century Investment Management, Inc.

Transamerica Series Trust	Annual Report 2008

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(36.78)%	(2.36)%	(1.75)%	05/01/2001
S&P 500*	(37.00)%	(2.19)%	(2.36)%	05/01/2001
Russell 1000 Value*	(36.85)%	(0.79)%	0.12%	05/01/2001
Service Class	(37.05)%	(2.63)%	1.51%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index and the Russell® 1000 Value Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot directly invest in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$742.46	0.87%	$3.81
Hypothetical (b)	1,000.00	1,020.76	0.87	4.42

Service Class
Actual	1,000.00	741.02	1.12	4.90
Hypothetical (b)	1,000.00	1,019.51	1.12	5.69

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
PREFERRED STOCK (0.1%)
Capital Markets (0.1%)
Legg Mason, Inc., 7.00% ▲	19,000	$418

Total Preferred Stock (cost $359)		418

COMMON STOCKS (93.8%)
Aerospace & Defense (1.1%)
Northrop Grumman Corp.	84,300	3,797
Beverages (2.3%)
Coca-Cola Co.	122,400	5,541
Pepsi Bottling Group, Inc.	124,500	2,802
Biotechnology (1.2%)
Amgen, Inc. ‡	72,600	4,193
Capital Markets (3.2%)
Bank of New York Mellon Corp.	123,700	3,504
Goldman Sachs Group, Inc. ^	37,200	3,139
Legg Mason, Inc. ^	31,700	695
Merrill Lynch & Co., Inc. ^	143,900	1,675
Morgan Stanley	123,200	1,976
Chemicals (1.8%)
E.I. duPont de Nemours & Co.	127,200	3,218
PPG Industries, Inc.	73,700	3,127
Commercial Banks (3.2%)
National City Corp. ^	284,000	514
US Bancorp ^	117,000	2,926
Wells Fargo & Co. ^	274,900	8,104
Commercial Services & Supplies (2.0%)
Avery Dennison Corp. ^	52,900	1,731
Pitney Bowes, Inc.	39,300	1,001
RR Donnelley & Sons Co.	126,500	1,718
Waste Management, Inc. ^	74,800	2,479
Communications Equipment (0.6%)
Cisco Systems, Inc. ‡	112,200	1,829
Motorola, Inc. ^	96,400	427
Computers & Peripherals (1.9%)
Hewlett-Packard Co.	91,400	3,317
IBM Corp.	42,100	3,543
Consumer Finance (0.2%)
Discover Financial Services	92,400	881
Diversified Consumer Services (0.9%)
H&R Block, Inc. ^	142,500	3,238
Diversified Financial Services (6.0%)
Bank of America Corp. £	456,200	6,423
Citigroup, Inc.	627,100	4,208
JPMorgan Chase & Co. ^	344,600	10,865
Diversified Telecommunication Services (7.4%)
AT&T, Inc. £	550,200	15,681
Embarq Corp.	42,600	1,532
Verizon Communications, Inc.	279,300	9,468
Electric Utilities (2.9%)
Exelon Corp.	109,400	6,084
PPL Corp.	143,900	4,416
Energy Equipment & Services (0.5%)
National Oilwell Varco, Inc. ‡	73,200	1,789
Food & Staples Retailing (3.0%)
Kroger Co.	112,400	2,968
Walgreen Co.	111,500	2,751
Wal-Mart Stores, Inc.	89,000	4,989
Food Products (0.8%)
Unilever NV ^	123,200	3,025
Health Care Equipment & Supplies (0.6%)
Medtronic, Inc. ^	66,400	2,086
Health Care Providers & Services (0.6%)
Quest Diagnostics, Inc. ^	38,600	2,004
Hotels, Restaurants & Leisure (0.5%)
Darden Restaurants, Inc. ^	37,300	1,051
Starbucks Corp. ‡	94,500	894
Household Durables (0.5%)
Newell Rubbermaid, Inc.	181,300	1,773
Independent Power Producers & Energy Traders (0.4%)
NRG Energy, Inc. ‡ ^	58,100	1,355
Industrial Conglomerates (4.6%)
General Electric Co.	940,800	15,241
Tyco International, Ltd.	63,000	1,361
Insurance (3.5%)
Allstate Corp.	133,300	4,367
Loews Corp.	47,000	1,328
Torchmark Corp. ^	52,000	2,324
Travelers Cos., Inc.	102,500	4,633
IT Services (0.4%)
Fiserv, Inc. ‡ ^	37,800	1,375
Machinery (2.5%)
Caterpillar, Inc. ^	64,000	2,859
Dover Corp. ^	71,800	2,364
Ingersoll-Rand Co., Ltd. -Class A ^	105,500	1,830
Parker Hannifin Corp.	41,600	1,770
Media (2.9%)
CBS Corp. -Class B ^	197,400	1,617
Gannett Co., Inc. ^	128,000	1,024
Time Warner, Inc. ^	496,700	4,997
Viacom, Inc. -Class B ‡ ^	146,000	2,783
Metals & Mining (0.8%)
Nucor Corp. ^	61,100	2,823
Multiline Retail (0.7%)
Kohl’s Corp. ‡ ^	71,700	2,596
Office Electronics (0.5%)
Xerox Corp. ^	224,200	1,787
Oil, Gas & Consumable Fuels (17.4%)
Apache Corp.	25,700	1,915
Chevron Corp.	249,200	18,433
ConocoPhillips ^	203,100	10,521
Devon Energy Corp. ^	26,000	1,708
Exxon Mobil Corp.	256,100	20,444
Occidental Petroleum Corp.	20,600	1,236
Royal Dutch Shell PLC -Class A ADR	159,700	8,455
Paper & Forest Products (0.7%)
International Paper Co. ^	61,400	725
Weyerhaeuser Co.	61,500	1,883
Pharmaceuticals (11.3%)
Abbott Laboratories £	65,000	3,469
Eli Lilly & Co.	88,500	3,564
Johnson & Johnson	184,100	11,015
Merck & Co., Inc. ^	174,500	5,305
Pfizer, Inc.	671,300	11,889
Wyeth	136,400	5,116
Professional Services (0.1%)
Robert Half International, Inc. ^	23,400	487
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Real Estate Investment Trusts (0.1%)
Developers Diversified Realty Corp. ^	42,100	$205
Semiconductors & Semiconductor Equipment (0.9%)
Applied Materials, Inc.	105,400	1,068
Intel Corp. ^	109,500	1,605
Texas Instruments, Inc.	42,700	663
Software (1.4%)
Microsoft Corp.	147,400	2,865
Oracle Corp. ‡ ^	116,000	2,057
Specialty Retail (2.5%)
Best Buy Co., Inc. ^	73,400	2,063
Gap, Inc. ^	117,900	1,579
Home Depot, Inc.	124,500	2,866
Staples, Inc. ^	136,300	2,443
Textiles, Apparel & Luxury Goods (0.6%)
V.F. Corp. ^	42,200	2,311
Tobacco (1.1%)
Altria Group, Inc.	124,600	1,876
Lorillard, Inc.	40,000	2,254
Wireless Telecommunication Services (0.2%)
Sprint Nextel Corp. ‡ ^	302,800	554

Total Common Stocks (cost $484,546)		336,390

	Principal
REPURCHASE AGREEMENT (5.8%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $20,652 on 01/02/2009 ◊ •	$20,652	20,652

Total Repurchase Agreement (cost $20,652)		20,652

	Shares
SECURITIES LENDING COLLATERAL (5.8%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% ◊ ▲	20,934,442	20,934

Total Securities Lending Collateral (cost $20,934)		20,934

Total Investment Securities (cost $526,491) #		$378,394

FUTURES CONTRACTS:

			Net Unrealized
			Appreciation
Description	Contracts G	Expiration Date	(Depreciation)
S&P 500 E-Mini Index	371	03/20/2009	$(75)

NOTES TO SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

‡	Non-income producing security.

^	All or a portion of this security is on loan. The value of all securities on loan is $20,394.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 4.12% to 4.79%, maturity dates ranging between 08/01/2033 to 09/01/2033, and with a market values plus accrued interests of $21,065.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $534,071. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,099 and $157,776, respectively. Net unrealized depreciation for tax purposes is $155,677.

£	All or a portion of this security is segregated with the custodian to cover margin requirements for open future contracts. The value of all securities segregated at 12/31/2008 is $4,594.

G	Contract amounts are not in thousands.
The notes to the financial statements are an integral part of this report.

5

At December 31, 2008
(all amounts in thousands)
DEFINITIONS:

ADR	American Depositary Receipt
PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities				Other Financial Instruments*
Level 1	Level 2	Level 3	Total Investments in Securities	Level 1	Level 2	Level 3
$357,742	$20,652	$—	$378,394	$—	$(75)	$—

*	Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $526,491) (including securities loaned of $20,394)	$378,394
Receivables:
Investment securities sold	1,096
Income from loaned securities	21
Dividends	815
Variation margin	221

380,547

Liabilities:
Investment securities purchased	519
Accounts payable and accrued liabilities:
Shares redeemed	10
Management and advisory fees	260
Transfer agent fees	1
Administration fees	6
Payable for collateral for securities on loan	20,934
Other	34

21,764

Net Assets	$358,783

Net Assets Consist of:
Capital Stock ($.01 par value)	$541
Additional paid-in capital	555,180
Undistributed net investment income	9,469
Accumulated net realized loss from investment securities and futures	(58,235)
Net unrealized depreciation on:
Investment securities	(148,097)
Futures contracts	(75)

Net Assets	$358,783

Net Assets by Class:
Initial Class	$357,547
Service Class	1,236
Shares Outstanding:
Initial Class	53,885
Service Class	186
Net Asset Value and Offering Price Per Share:
Initial Class	$6.64
Service Class	6.63
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $100)	$12,434
Interest	221
Income from loaned securities-net	294

12,949

Expenses:
Management and advisory fees	3,268
Printing and shareholder reports	18
Custody fees	48
Administration fees	80
Legal fees	16
Audit fees	18
Trustees fees	12
Transfer agent fees	8
Distribution and service fees:
Service Class	5
Other	8

Total expenses	3,481

Net Investment Income	9,468

Net Realized Loss from:
Investment securities	(49,033)
Futures contracts	(8,696)

(57,729)

Net Decrease in Unrealized Depreciation on:
Investment securities	(142,177)
Futures contracts	86

(142,091)

Net Realized and Unrealized Loss	(199,820)

Net Decrease In Net Assets Resulting from Operations	$(190,352)

The notes to the financial statements are an integral part of this report.

7

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$9,468	$7,701
Net realized gain (loss) from investment securities and futures contracts	(57,729)	14,457
Change in net unrealized depreciation on investment securities and futures contracts	(142,091)	(29,090)

Net decrease in net assets resulting from operations	(190,352)	(6,932)

Distributions to Shareholders:
From net investment income:
Initial Class	(7,673)	(2,142)
Service Class	(29)	(6)

	(7,702)	(2,148)

From net realized gains:
Initial Class	(14,753)	(2,009)
Service Class	(68)	(11)

	(14,821)	(2,020)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	127,556	322,804
Service Class	331	1,123

	127,887	323,927

Dividends and distributions reinvested:
Initial Class	22,426	4,151
Service Class	97	17

	22,523	4,168

Cost of shares redeemed:
Initial Class	(29,125)	(40,470)
Service Class	(680)	(1,751)

	(29,805)	(42,221)

Net increase in net assets from capital shares transactions	120,605	285,874

Net increase (decrease) in net assets	(92,270)	274,774

Net Assets:
Beginning of year	451,053	176,279

End of year	$358,783	$451,053

Undistributed Net Investment Income	$9,469	$7,707

Share Activity:
Shares issued:
Initial Class	14,587	28,236
Service Class	38	95

	14,625	28,331

Shares issued-reinvested from distributions:
Initial Class	2,497	361
Service Class	11	1

	2,508	362

Shares redeemed:
Initial Class	(3,566)	(3,498)
Service Class	(79)	(151)

	(3,645)	(3,649)

Net increase in shares outstanding:
Initial Class	13,518	25,099
Service Class	(30)	(55)

	13,488	25,044

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.11	$11.34	$11.01	$11.06	$9.81
Investment Operations
Net investment income(a)	0.21	0.21	0.19	0.18	0.17
Net realized and unrealized gain (loss)	(4.16)	(0.33)	1.80	0.26	1.18

Total operations	(3.95)	(0.12)	1.99	0.44	1.35

Distributions
From net investment income	(0.18)	(0.06)	(0.30)	(0.07)	(0.10)
From net realized gains	(0.34)	(0.05)	(1.36)	(0.42)	—

Total distributions	(0.52)	(0.11)	(1.66)	(0.49)	(0.10)

Net Asset Value
End of year	$6.64	$11.11	$11.34	$11.01	$11.06

Total Return(b)	(36.78)%	(1.12)%	19.68%	4.15%	13.91%
Net Assets End of Year (000’s)	$357,547	$448,651	$173,206	$120,738	$185,445
Ratio and Supplemental Data
Expenses to average net assets	0.87%	0.86%	0.92%	0.91%	0.97%
Net investment income, to average net assets	2.38%	1.79%	1.72%	1.62%	1.67%
Portfolio turnover rate	29%	18%	19%	26%	86%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.10	$11.33	$11.00	$11.07	$9.82
Investment Operations
Net investment income(a)	0.19	0.18	0.17	0.15	0.17
Net realized and unrealized gain (loss)	(4.17)	(0.33)	1.80	0.26	1.16

Total operations	(3.98)	(0.15)	1.97	0.41	1.33

Distributions
From net investment income	(0.15)	(0.03)	(0.28)	(0.06)	(0.08)
From net realized gains	(0.34)	(0.05)	(1.36)	(0.42)	—

Total distributions	(0.49)	(0.08)	(1.64)	(0.48)	(0.08)

Net Asset Value
End of year	$6.63	$11.10	$11.33	$11.00	$11.07

Total Return(b)	(37.05)%	(1.33)%	19.44%	3.83%	13.61%
Net Assets End of Year (000’s)	$1,236	$2,402	$3,073	$1,781	$1,947
Ratio and Supplemental Data
Expenses to average net assets	1.12%	1.11%	1.17%	1.16%	1.22%
Net investment income, to average net assets	2.06%	1.52%	1.49%	1.36%	1.66%
Portfolio turnover rate	29%	18%	19%	26%	86%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, American Century Large Company Value also changed its name to Transamerica American Century Large Company Value VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses, are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Futures contracts: The Fund may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.
The underlying face amounts of open futures contracts at December 31, 2008 are listed in the Schedule of Investments. The variation margin receivable or payable, as applicable, is included in the Statement of Assets and Liabilities. Variation margin represents the additional payment due or excess deposits made in order to maintain the equity account at the required margin level. In connection with these contracts, securities or cash may be held as collateral on deposit with broker counter parties in accordance with the terms of the respective futures contracts.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$22,966	6.40%

Transamerica Asset Allocation-Growth VP	63,720	17.76

Transamerica Asset Allocation-Moderate VP	74,021	20.63

Transamerica Asset Allocation-Moderate Growth VP	172,200	48.00

Total	$332,907	92.79%

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.835%
Over $250 million up to $400 million	0.80%
Over $400 million up to $750 million	0.775%
Over $750 million	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.35% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Brokerage commissions: Brokerage commissions incurred on security transactions placed with affiliates of the adviser for the year ended December 31, 2008 were $4.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $15 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$204,590
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	109,127
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(4)
Undistributed (accumulated) net realized gain (loss) from investment securities	$4
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$38,435	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$2,408
Long-term Capital Gain	1,760

2008 Distributions paid from:
Ordinary Income	9,602
Long-term Capital Gain	12,921
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$9,456

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(38,435)

Post October Capital Loss Deferral	$(12,281)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(155,678)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica American Century Large Company Value VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica American Century Large Company Value VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $12,921 for the year ended December 31, 2008.

15

Transamerica Asset Allocation — Conservative VP
(unaudited)
MARKET ENVIRONMENT
2008 was one of the most difficult periods in history for financial markets. The housing-market decline and collapse in sub-prime mortgage bonds worsened as the year progressed. Financial institutions recorded massive write-downs of mortgage-related securities, requiring them to raise replacement capital to meet reserve requirements. The U.S. government took a number of steps intended to rescue the system. The Treasury Department persuaded Bear Stearns to sell itself to JPMorgan Chase. The Federal Reserve Board (“Fed”) opened up its short-term lending facilities to investment banks in an effort to alleviate the capital shortage. Federal regulators seized control of Fannie Mae and Freddie Mac and took a controlling stake in insurance giant American International Group, Inc. (“AIG”). Along with other market-greasing initiatives, the Treasury announced a $700 billion plan to buy troubled mortgage securities from financial institutions. Lehman Brothers filed for bankruptcy, Washington Mutual was acquired by JPMorgan Chase, and Merrill Lynch sold itself to Bank of America. Goldman Sachs and Morgan Stanley—by then the only remaining major stand-alone investment banks—petitioned the government to convert to chartered banks. The government also brokered Wachovia’s sale to Wells Fargo. On top of these activities, the Fed lowered its federal-funds rate seven times during the year, ultimately to a target range of between 0.00% and 0.25%. Other governments around the world also lowered rates and bailed out financial institutions in their own countries.
In the fixed-income markets, only the highest-quality bonds—Treasuries and other U.S. and foreign government issues—managed to post gains. With credit fears rampant, bonds with even a little credit exposure lost value. Even investment-grade corporate bonds lost 4.94% as measured by the Barclays Capital U.S. Corporate Investment Grade Index. High-yield bonds lost more than five times as much, and emerging-markets debt notched sizable losses. The only safe asset classes were government-sponsored bonds and cash. Yet not even all government bonds were safe: Treasury Inflation Protected Securities (“TIPS”) lost 2.35% as gauged by the Barclays Capital U.S. TIPS Index.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Asset Allocation-Conservative VP Initial Class returned (21.18%). By comparison its primary and secondary benchmarks, the Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index and the Dow Jones Wilshire 5000 Total Market Index, returned 5.24% and (37.33%), respectively.
STRATEGY REVIEW
This portfolio provides a mix of approximately 35% equity and 65% fixed-income securities (including cash). Its equity exposure is intended to provide broadly diversified coverage of domestic and international equity markets, across a range of market capitalizations and investment styles. The fixed-income portion covers investment-grade and credit-sensitive holdings, as well as international bonds. The portfolio also includes emerging markets, global real estate, and alternative strategies. The goal is to provide investors one-stop coverage of the financial markets, and the portfolio is more broadly diversified than most market indices or traditional balanced funds.
We consider the managers of our underlying funds to be top-notch within their specialties, but against the backdrop of largely indiscriminant market losses in 2008, most of our fund holdings ended well in the red. Still, we can point to some of the higher-beta asset classes as being the most negative contributors. For example, the international funds were among the biggest decliners, and several of the smaller-cap funds and the technology and real-estate sector funds were also hit hard.
The larger bond portfolio was hindered in its role of offsetting equity losses. The root cause of this past year’s market decline has been the credit crisis, and in that environment bonds with any credit sensitivity at all have suffered losses. Normally a predominantly investment-grade bond portfolio (such as ours) would tend to rise in value in times of stock-market volatility, but in this period only government bonds managed to avoid losses. Our portfolio owns government bonds, but also investment-grade corporate bonds, high-yield bonds, convertibles, and emerging-markets debt, all of which fell in the period. The convertible-bond and high-yield bond funds were the worst-hit bond holdings owing to their inherent equity sensitivity. Transamerica Loomis Sayles Bond simply had one of its rare bad years. The largest holding, Transamerica PIMCO Total Return VP, suffered only a 2.79% loss but still trailed its index. The only funds to finish 2008 in the black (other than Transamerica Money Market) were Transamerica U.S. Government Securities VP and Transamerica JPMorgan International Bond; both focus primarily on government issues.
During the period we added four new underlying funds in the international sleeve: Transamerica Thornburg International Value, Transamerica MFS International Equity, Transamerica Schroders International Small Cap and Transamerica WMC Emerging Markets. We eliminated Transamerica Small/Mid Cap Value after its longtime manager departed in the fall. We also eliminated a small position in Transamerica T. Rowe Price Small Cap VP because we didn’t need it to achieve our small-cap targets.
Michael Stout, CFA
Jon Hale, Ph.D., CFA
Jeff McConnell, CFA
Maciej Kowara, Ph.D., CFA
Co-Portfolio Managers
Morningstar Associates, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	1 Year	5 Years	From Inception	Inception Date
Initial Class	(21.18)%	1.15%	2.55%	5/1/02
Barclays Capital Aggregate U.S. Bond Index*	5.24%	4.65%	5.31%	5/1/02
DJ Wilshire 5000*	(37.33)%	(1.67)%	(0.04)%	5/1/02
Service Class	(21.40)%	0.91%	3.63%	5/1/03

NOTES

*	The Barclays Capital Aggregate U.S. Bond Index and the Dow Jones Wilshire 5000 Total Market (DJ Wilshire 5000) Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From Inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance; future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Fund’s investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$820.32	0.13%	$0.59
Hypothetical (b)	1,000.00	1,024.48	0.13	0.66

Service Class
Actual	1,000.00	818.91	0.38	1.74
Hypothetical (b)	1,000.00	1,023.23	0.38	1.93

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the aggregate portfolio holdings of the underlying affiliated investment companies in which the Fund invests. The security lending collateral in the underlying funds is excluded from this calculation.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (100.0%)
Bonds (48.6%)
Transamerica Convertible Securities VP ≠	3,856,941	$23,952
Transamerica Flexible Income €	1,004,336	6,950
Transamerica High Yield Bond €	6,042,738	36,800
Transamerica JPMorgan International Bond €	8,144,641	89,591
Transamerica MFS High Yield VP ≠	6,831,139	40,099
Transamerica PIMCO Total Return VP ≠	15,562,237	165,893
Transamerica Short-Term Bond €	5,690,324	52,465
Transamerica U.S. Government Securities VP ≠	571,149	7,219
Transamerica Van Kampen Emerging Markets Debt €	5,323,398	44,557
Capital Preservation (2.2%)
Transamerica Money Market VP ≠	20,734,678	20,735
Global/International Stocks (5.7%)
Transamerica AllianceBernstein International Value €	1,090,553	6,805
Transamerica Evergreen International Small Cap €	732,257	6,202
Transamerica Marsico International Growth €	1,076,405	7,072
Transamerica MFS International Equity €	454,665	3,005
Transamerica Neuberger Berman International €	1,275,972	7,554
Transamerica Oppenheimer Developing Markets €	1,652,737	10,082
Transamerica Schroders International Small Cap €	1,763,728	10,212
Transamerica Thornburg International Value €	375,809	2,920
Transamerica WMC Emerging Markets € ‡	197,125	1,526
Inflation-Protected Securities (8.6%)
Transamerica PIMCO Real Return TIPS €	8,658,849	83,125
Tactical and Specialty (13.1%)
Transamerica BlackRock Global Allocation €	2,044,198	17,478
Transamerica Clarion Global Real Estate Securities VP ≠	1,648,469	12,924
Transamerica Evergreen Health Care €	466,098	4,088
Transamerica Federated Market Opportunity VP ≠	920,249	12,304
Transamerica Loomis Sayles Bond €	10,247,966	77,065
Transamerica Science & Technology VP ≠	1,193,381	3,115
U.S. Stocks (21.8%)
Transamerica American Century Large Company Value VP ≠	3,461,061	22,981
Transamerica Bjurman, Barry Micro Emerging Growth € ‡	233,739	1,395
Transamerica BlackRock Large Cap Value VP ≠	3,256,890	36,119
Transamerica Capital Guardian Value VP ≠	770,453	7,288
Transamerica Equity VP ≠	1,735,649	26,000
Transamerica Growth Opportunity VP ≠	354,204	2,741
Transamerica Jennison Growth VP ≠	3,373,144	16,866
Transamerica JPMorgan Mid Cap Value VP ≠	1,275,394	11,797
Transamerica Marsico Growth VP ≠	3,599,508	26,564
Transamerica Munder Net50 VP ≠	311,370	1,557
Transamerica Oppenheimer Small- & Mid-Cap Value €	1,205,169	7,014
Transamerica T. Rowe Price Equity Income VP ≠	5,349	45
Transamerica T. Rowe Price Growth Stock VP ≠	862,357	11,900
Transamerica Third Avenue Value € ‡	799,850	12,230
Transamerica UBS Large Cap Value €	2,955,491	21,664
Transamerica Van Kampen Mid-Cap Growth €	379,499	2,516
Transamerica Van Kampen Small Company Growth €	112,797	768

Total Investment Securities (cost $1,250,498) #		$963,183

NOTES TO SCHEDULE OF INVESTMENTS:

≠	The Fund invests its assets in the Initial Class shares of Transamerica Series Trust.

€	The Fund invests its assets in the Class I shares of Transamerica Funds.

‡	Non-income producing security.

#	Aggregate cost for federal income tax purposes is $1,253,932. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,388 and $293,137, respectively. Net unrealized depreciation for tax purposes is $290,749.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$—	$963,183	$—	$963,183
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment in affiliated investment companies at value (cost: $1,250,498)	$963,183
Receivables:
Shares sold	617
Dividends	22

963,822

Liabilities:
Investment securities purchased	114
Accounts payable and accrued liabilities:
Shares redeemed	526
Management and advisory fees	84
Distribution and service fees	100
Transfer agent fees	2
Administration fees	10
Other	55

891

Net Assets	$962,931

Net Assets Consist of:
Capital Stock ($.01 par value)	$1,165
Additional paid-in capital	1,217,596
Undistributed net investment income	50,248
Accumulated net realized loss from investment in affiliated investment companies	(18,763)
Net unrealized depreciation on investment in affiliated investment companies	(287,315)

Net Assets	$962,931

Net Assets by Class:
Initial Class	$497,129
Service Class	465,802
Shares Outstanding:
Initial Class	59,947
Service Class	56,504
Net Asset Value and Offering Price Per Share:
Initial Class	$8.29
Service Class	8.24
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends from affiliated investment companies	$52,968
Expenses:
Management and advisory fees	1,100
Printing and shareholder reports	66
Custody fees	38
Administration fees	137
Legal fees	44
Audit fees	21
Trustees fees	31
Transfer agent fees	21
Registration fees	10
Distribution and service fees:
Service Class	1,239
Other	14

Total expenses	2,721

Net Investment Income	50,247

Net Realized Gain from:
Investment in affiliated investment companies	(26,704)
Distributions from investment in affiliated investment companies	29,339

2,635

Net Decrease in Unrealized Depreciation on:
Investment in affiliated investment companies	(311,396)

Net Realized and Unrealized Loss on Investment in Affiliated Investment Companies	(308,761)

Net Decrease In Net Assets Resulting from Operations	$(258,514)

The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$50,247	$32,254
Net realized gain from investment in affiliated investment companies	2,635	43,940
Change in net unrealized depreciation on investment in affiliated investment companies	(311,396)	(18,517)

Net increase (decrease) in net assets resulting from operations	(258,514)	57,677

Distributions to Shareholders:
From net investment income:
Initial Class	(17,312)	(17,032)
Service Class	(14,942)	(9,906)

	(32,254)	(26,938)

From net realized gains:
Initial Class	(34,012)	(20,994)
Service Class	(31,044)	(12,917)

	(65,056)	(33,911)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	330,310	234,966
Service Class	340,313	151,376

	670,623	386,342

Dividends and distributions reinvested:
Initial Class	51,324	38,026
Service Class	45,986	22,824

	97,310	60,850

Cost of shares redeemed:
Initial Class	(249,866)	(244,742)
Service Class	(147,258)	(69,222)

	(397,124)	(313,964)

Net increase in net assets resulting from capital shares transactions	370,809	133,228

Net increase in net assets	14,985	130,056

Net Assets:
Beginning of year	947,946	817,890

End of year	$962,931	$947,946

Undistributed Net Investment Income	$50,248	$32,255

Share Activity:
Shares issued:
Initial Class	31,370	20,148
Service Class	32,660	13,024

	64,030	33,172

Shares issued-reinvested from distributions:
Initial Class	5,232	3,435
Service Class	4,712	2,069

	9,944	5,504

Shares redeemed:
Initial Class	(24,937)	(21,033)
Service Class	(15,212)	(5,995)

	(40,149)	(27,028)

Net increase in shares outstanding:
Initial Class	11,665	2,550
Service Class	22,160	9,098

	33,825	11,648

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$11.49	$11.54	$11.43	$12.04	$11.16
Investment Operations
Net investment income(a)	0.46	0.42	0.41	0.47	0.24
Net realized and unrealized gain (loss)	(2.75)	0.29	0.62	0.12	0.82

Total operations	(2.29)	0.71	1.03	0.59	1.06

Distributions
From net investment income	(0.31)	(0.34)	(0.38)	(0.32)	(0.03)
From net realized gains	(0.60)	(0.42)	(0.54)	(0.88)	(0.15)

Total distributions	(0.91)	(0.76)	(0.92)	(1.20)	(0.18)

Net Asset Value
End of year	$8.29	$11.49	$11.54	$11.43	$12.04

Total Return(b)	(21.18)%	6.38%	9.45%	5.18%	9.71%

Net Assets End of Year (000’s)	$497,129	$554,977	$527,618	$516,376	$511,683
Ratio and Supplemental Data
Expenses to average net assets(c)	0.14%	0.13%	0.13%	0.14%	0.14%
Net investment income, to average net assets(d)	4.47%	3.60%	3.54%	4.01%	2.10%
Portfolio turnover rate	25%	43%	18%	40%	53%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$11.44	$11.50	$11.41	$12.03	$11.15
Investment Operations
Net investment income(a)	0.48	0.40	0.40	0.47	0.25
Net realized and unrealized gain (loss)	(2.79)	0.28	0.60	0.10	0.79

Total operations	(2.31)	0.68	1.00	0.57	1.04

Distributions
From net investment income	(0.29)	(0.32)	(0.37)	(0.31)	(0.01)
From net realized gains	(0.60)	(0.42)	(0.54)	(0.88)	(0.15)

Total distributions	(0.89)	(0.74)	(0.91)	(1.19)	(0.16)

Net Asset Value
End of year	$8.24	$11.44	$11.50	$11.41	$12.03

Total Return(b)	(21.40)%	6.15%	9.14%	5.01%	9.45%

Net Assets End of Year (000’s)	$465,802	$392,969	$290,272	$172,601	$84,490
Ratio and Supplemental Data
Expenses to average net assets(c)	0.39%	0.38%	0.38%	0.39%	0.39%
Net investment income, to average net assets(d)	4.69%	3.48%	3.44%	4.03%	2.19%
Portfolio turnover rate	25%	43%	18%	40%	53%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Does not include expenses of the investment companies in which the Fund invests.

(d)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Asset Allocation — Conservative Portfolio also changed its name to Transamerica Asset Allocation — Conservative VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities.
For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TFS and TCI are affiliates of AEGON, NV, a Netherlands corporation.
TAM has entered into an agreement with Morningstar Associates, LLC (“Morningstar”) to provide investment services to the Fund. TAM compensates Morningstar as described in the Prospectus.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
Because the underlying funds have varied expense and fee levels and the Fund may own different proportions of underlying funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
     0.10% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     0.25% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.0125% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $40 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$621,913
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	268,813
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$28,363
Long-term Capital Gain	32,486

2008 Distributions paid from:
Ordinary Income	33,969
Long-term Capital Gain	63,341
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$50,248

Undistributed Long-term Capital Gain	$19,305

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(290,748)

Other temporary differences	$(34,635)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Asset Allocation — Conservative VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Asset Allocation — Conservative VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the transfer agent, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $63,341 for the year ended December 31, 2008.

12

Transamerica Asset Allocation — Growth VP
(unaudited)
MARKET ENVIRONMENT
2008 was one of the most difficult periods in history for financial markets. The housing-market decline and collapse in sub-prime mortgage bonds worsened as the year progressed. Financial institutions recorded massive write-downs of mortgage-related securities, requiring them to raise replacement capital to meet reserve requirements. The U.S. government took a number of steps intended to rescue the system. The Treasury Department persuaded Bear Stearns to sell itself to JPMorgan Chase. The Federal Reserve Board (“Fed”) opened up its short-term lending facilities to investment banks in an effort to alleviate the capital shortage. Federal regulators seized control of Fannie Mae and Freddie Mac and took a controlling stake in insurance giant American International Group, Inc. (“AIG”). Along with other market-greasing initiatives, the Treasury announced a $700 billion plan to buy troubled mortgage securities from financial institutions. Lehman Brothers filed for bankruptcy, Washington Mutual was acquired by JP Morgan Chase, and Merrill Lynch sold itself to Bank of America. Goldman Sachs and Morgan Stanley—by then the only remaining major stand-alone investment banks—petitioned the government to convert to chartered banks. The government also brokered Wachovia’s sale to Wells Fargo. On top of these activities, the Fed lowered its federal-funds rate seven times during the year, ultimately to a target range of between 0.00% and 0.25%. Other governments around the world also lowered rates and bailed out financial institutions in their own countries.
In the fixed-income markets, only the highest-quality bonds—Treasuries and other U.S. and foreign government issues—managed to post gains. With credit fears rampant, bonds with even a little credit exposure lost value. Even investment-grade corporate bonds lost 4.94% as measured by the Barclays Capital U.S. Corporate Investment Grade Index. High-yield bonds lost more than five times as much, and emerging-markets debt notched sizable losses. The only safe asset classes were government-sponsored bonds and cash. Yet not even all government bonds were safe: Treasury Inflation Protected Securities (“TIPS”) lost 2.35% as gauged by the Barclays Capital U.S. TIPS Index.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Asset Allocation-Growth VP Initial Class returned (39.63%). By comparison its benchmark, the Dow Jones Wilshire 5000 Total Market Index (“DJ Wilshire 5000”), returned (37.33%).
STRATEGY REVIEW
This fund-of-funds portfolio is structured to provide broadly diversified coverage of domestic and international equity markets, across a range of market capitalizations and investment styles. It also includes emerging markets, global real estate, and absolute-return strategies. The goal is to provide investors one-stop coverage of the equity markets; the portfolio is thus more broadly diversified than most equity indices or mutual funds, including exposure to some higher-beta asset classes that can somewhat exaggerate the effect of market moves on the portfolio’s returns.
We consider the managers of our underlying funds to be top-notch within their specialties, but against the backdrop of largely indiscriminant market losses in 2008, most of our fund holdings ended well in the red. We can point to some of the higher-beta areas as being the most negative contributors. For example, foreign stocks fell further than U.S. stocks in 2008, and our international funds were among the biggest decliners; four of the five international stock funds that were in the portfolio for the full year were down more than 40%. The portfolio’s worst performer was Transamerica AllianceBernstein International Value, which fell significantly and the second worst was Transamerica Oppenheimer Developing Markets. Several of the smaller-cap funds and the technology and real-estate sector funds were also hit hard. The best -performing stock funds in the portfolio were Transamerica JPMorgan Mid Cap Value and Transamerica Evergreen Health Care. But even those funds fell by more than 30%.
The brightest areas of the portfolio were the four absolute-return funds. All lost significantly less than the DJ Wilshire 5000’s 37.33% loss. The worst return among them was Transamerica Blackrock Global Allocation’s loss. Transamerica UBS Dynamic Alpha also fell almost 19%, Transamerica Federated Market Opportunity VP was down only 4.53%, and Transamerica BNY Mellon Market Neutral managed a slight gain.
During the period we added five new underlying funds. Four were in the international sleeve: Transamerica Thornburg International Value, Transamerica MFS International Equity, Transamerica Schroders International Small Cap and Transamerica WMC Emerging Markets. We also began a position in Transamerica Federated Market Opportunity during the year, bringing the number of absolute-return funds to four. We eliminated our position in Transamerica Small/Mid Cap Value after its longtime manager departed in the fall.
Michael Stout, CFA
Jon Hale, Ph.D., CFA
Jeff McConnell, CFA
Maciej Kowara, Ph.D., CFA
Co-Portfolio Managers
Morningstar Associates, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	1 Year	5 Years	From Inception	Inception Date
Initial Class	(39.63)%	(0.73)%	0.44%	5/1/02
DJ Wilshire 5000*	(37.33)%	(1.67)%	(0.04)%	5/1/02
Service Class	(39.75)%	(0.98)%	3.28%	5/1/03

NOTES

*	The Dow Jones Wilshire 5000 Total Market (DJ Wilshire 5000) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. The From Inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance; future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost.
Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Fund’s investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$676.91	0.14%	$0.59
Hypothetical (b)	1,000.00	1,024.43	0.14	0.71

Service Class
Actual	1,000.00	676.15	0.39	1.64
Hypothetical (b)	1,000.00	1,023.18	0.39	1.98

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS

By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the aggregate portfolio holdings of the underlying affiliated investment companies in which the Fund invests. The security lending collateral in the underlying funds is excluded from this calculation.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (100.0%)
Capital Preservation (0.9%)
Transamerica Money Market VP ≠	7,289,908	$7,290
Global/International Stocks (16.7%)
Transamerica AllianceBernstein International Value €	1,814,748	11,324
Transamerica Evergreen International Small Cap €	4,521,686	38,299
Transamerica Marsico International Growth €	3,888,047	25,544
Transamerica MFS International Equity €	122,673	811
Transamerica Neuberger Berman International €	4,484,169	26,546
Transamerica Oppenheimer Developing Markets €	5,214,114	31,806
Transamerica Schroders International Small Cap €	304,356	1,762
Transamerica Thornburg International Value €	101,589	789
Transamerica WMC Emerging Markets € ‡	200,000	1,548
Tactical and Specialty (15.3%)
Transamerica BlackRock Global Allocation €	3,723,242	31,834
Transamerica BlackRock Natural Resources €	1,245,107	8,840
Transamerica BNY Mellon Market Neutral Strategy €	1,298,401	12,101
Transamerica Clarion Global Real Estate Securities VP ≠	5,076,915	39,803
Transamerica Evergreen Health Care €	1,713,547	15,028
Transamerica Federated Market Opportunity VP ≠	96,390	1,289
Transamerica Science & Technology VP ≠	1,197,587	3,126
Transamerica UBS Dynamic Alpha €	2,726,060	14,366
U.S. Stocks (67.1%)
Transamerica American Century Large Company Value VP ≠	9,602,975	63,764
Transamerica Bjurman, Barry Micro Emerging Growth € ‡	841,873	5,026
Transamerica BlackRock Large Cap Value VP ≠	9,673,328	107,277
Transamerica Capital Guardian Value VP ≠	1,358,565	12,852
Transamerica Equity VP ≠	4,309,902	64,562
Transamerica Growth Opportunity VP ≠	1,748,114	13,530
Transamerica Jennison Growth VP ≠	7,171,151	35,856
Transamerica JPMorgan Mid Cap Value VP ≠	3,525,523	32,611
Transamerica Marsico Growth VP ≠	8,802,931	64,966
Transamerica Munder Net50 VP ≠	2,156,384	10,782
Transamerica Oppenheimer Small- & Mid-Cap Value €	3,758,993	21,877
Transamerica T. Rowe Price Equity Income VP ≠	4,581	38
Transamerica T. Rowe Price Growth Stock VP ≠	1,849,032	25,517
Transamerica Third Avenue Value € ‡	2,095,574	32,041
Transamerica UBS Large Cap Value €	7,962,042	58,362
Transamerica Van Kampen Mid-Cap Growth €	223,778	1,484
Transamerica Van Kampen Small Company Growth €	1,053,708	7,176

Total Investment Securities (cost $1,331,420) #		$829,827

NOTES TO SCHEDULE OF INVESTMENTS:

≠	The Fund invests its assets in the Initial Class shares of Transamerica Series Trust.

€	The Fund invests its assets in the Class I shares of Transamerica Funds.

‡	Non-income producing security.

#	Aggregate cost for federal income tax purposes is $1,334,974. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $93 and $505,240, respectively. Net unrealized depreciation for tax purposes is $505,147.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$—	$829,827	$—	$829,827

The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment in affiliated investment companies at value (cost: $1,331,420)	$829,827
Receivables:
Shares sold	581
Dividends	7

830,415

Liabilities:
Investment securities purchased	420
Accounts payable and accrued liabilities:
Shares redeemed	163
Management and advisory fees	72
Distribution and service fees	37
Transfer agent fees	1
Administration fees	9
Other	74

776

Net Assets	$829,639

Net Assets Consist of:
Capital Stock ($.01 par value)	$1,265
Additional paid-in capital	1,329,474
Undistributed net investment income	23,335
Accumulated net realized loss from investment in affiliated investment companies	(22,842)
Net unrealized depreciation on investment in affiliated investment companies	(501,593)

Net Assets	$829,639

Net Assets by Class:
Initial Class	$658,400
Service Class	171,239
Shares Outstanding:
Initial Class	100,251
Service Class	26,279
Net Asset Value and Offering Price Per Share:
Initial Class	$6.57
Service Class	6.52
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends from affiliated investment companies	$25,824

Expenses:
Management and advisory fees	1,269
Printing and shareholder reports	117
Custody fees	42
Administration fees	159
Legal fees	53
Audit fees	21
Trustees fees	38
Transfer agent fees	21
Registration fees	3
Distribution and service fees:
Service Class	748
Other	18

Total expenses	2,489

Net Investment Income	23,335

Net Realized Gain from:
Investment in affiliated investment companies	(58,160)
Distributions from investment in affiliated investment companies	79,564

21,404

Net Decrease in Unrealized Depreciation on:
Investment in affiliated investment companies	(647,815)

Net Realized and Unrealized Loss on Investment in Affiliated Investment Companies	(626,411)

Net Decrease In Net Assets Resulting from Operations	$(603,076)

The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$23,335	$32,692
Net realized gain from investment in affiliated investment companies	21,404	183,388
Change in net unrealized depreciation on investment in affiliated investment companies	(647,815)	(98,013)

Net increase (decrease) in net assets resulting from operations	(603,076)	118,067

Distributions to Shareholders:
From net investment income:
Initial Class	(25,722)	(28,439)
Service Class	(6,971)	(8,096)

	(32,693)	(36,535)

From net realized gains:
Initial Class	(173,942)	(48,639)
Service Class	(53,645)	(15,016)

	(227,587)	(63,655)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	77,411	181,969
Service Class	42,476	98,688

	119,887	280,657

Dividends and distributions reinvested:
Initial Class	199,664	77,079
Service Class	60,616	23,112

	260,280	100,191

Cost of shares redeemed:
Initial Class	(217,717)	(212,569)
Service Class	(141,313)	(51,663)

	(359,030)	(264,232)

Net increase in net assets resulting from capital shares transactions	21,137	116,616

Net increase (decrease) in net assets	(842,219)	134,493

Net Assets:
Beginning of year	1,671,858	1,537,365

End of year	$829,639	$1,671,858

Undistributed Net Investment Income	$23,335	$32,693

Share Activity:
Shares issued:
Initial Class	7,352	12,885
Service Class	4,102	7,029

	11,454	19,914

Shares issued-reinvested from distributions:
Initial Class	22,210	5,782
Service Class	6,795	1,745

	29,005	7,527

Shares redeemed:
Initial Class	(20,884)	(15,044)
Service Class	(14,694)	(3,711)

	(35,578)	(18,755)

Net increase in shares outstanding:
Initial Class	8,678	3,623
Service Class	(3,797)	5,063

	4,881	8,686

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$13.77	$13.63	$12.84	$12.06	$10.67
Investment Operations
Net investment income(a)	0.20	0.28	0.37	0.16	0.05
Net realized and unrealized gain (loss)	(5.02)	0.75	1.52	1.27	1.45

Total operations	(4.82)	1.03	1.89	1.43	1.50

Distributions
From net investment income	(0.30)	(0.33)	(0.13)	(0.06)	(0.01)
From net realized gains	(2.08)	(0.56)	(0.97)	(0.59)	(0.10)

Total distributions	(2.38)	(0.89)	(1.10)	(0.65)	(0.11)

Net Asset Value
End of year	$6.57	$13.77	$13.63	$12.84	$12.06

Total Return(b)	(39.63)%	7.76%	15.62%	12.24%	14.19%

Net Assets End of Year (000’s)	$658,400	$1,260,779	$1,198,596	$966,677	$759,168
Ratio and Supplemental Data
Expenses to average net assets(c)	0.14%	0.13%	0.14%	0.14%	0.14%
Net investment income, to average net assets(d)	1.94%	2.00%	2.75%	1.28%	0.46%
Portfolio turnover rate	19%	26%	4%	41%	38%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$13.67	$13.54	$12.78	$12.03	$10.67
Investment Operations
Net investment income(a)	0.17	0.26	0.34	0.13	0.03
Net realized and unrealized gain (loss)	(4.97)	0.73	1.50	1.26	1.44

Total operations	(4.80)	0.99	1.84	1.39	1.47

Distributions
From net investment income	(0.27)	(0.30)	(0.11)	(0.05)	(0.01)
From net realized gains	(2.08)	(0.56)	(0.97)	(0.59)	(0.10)

Total distributions	(2.35)	(0.86)	(1.08)	(0.64)	(0.11)

Net Asset Value
End of year	$6.52	$13.67	$13.54	$12.78	$12.03

Total Return(b)	(39.75)%	7.54%	15.28%	11.92%	13.90%
Net Assets End of Year (000’s)	$171,239	$411,079	$338,769	$213,215	$118,490
Ratio and Supplemental Data
Expenses to average net assets(c)	0.39%	0.38%	0.39%	0.39%	0.39%
Net investment income, to average net assets(d)	1.51%	1.86%	2.54%	1.06%	0.29%
Portfolio turnover rate	19%	26%	4%	41%	38%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Does not include expenses of the investment companies in which the Fund invests.

(d)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Asset Allocation — Growth Portfolio also changed its name to Transamerica Asset Allocation — Growth VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities.
For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TFS and TCI are affiliates of AEGON, NV, a Netherlands corporation.
TAM has entered into an agreement with Morningstar Associates, LLC (“Morningstar”) to provide investment services to the Fund. TAM compensates Morningstar as described in the Prospectus.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
Because the underlying funds have varied expense and fee levels and the Fund may own different proportions of underlying funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
     0.10% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     0.25% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.0125% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $34 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $2.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$243,167
U.S. Government	—
Proceeds from maturities and sales of securities:
Long-term	379,598
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$36,774
Long-term Capital Gain	63,416
2008 Distributions paid from:
Ordinary Income	35,639
Long-term Capital Gain	224,641
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$23,335

Undistributed Long-term Capital Gain	$72,601

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(505,147)

Other temporary differences	$(91,889)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Asset Allocation — Growth VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Asset Allocation — Growth VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the transfer agent, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)

For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $224,641 for the year ended December 31, 2008.

12

Transamerica Asset Allocation — Moderate VP
(unaudited)
MARKET ENVIRONMENT
2008 was one of the most difficult periods in history for financial markets. The housing-market decline and collapse in sub-prime mortgage bonds worsened as the year progressed. Financial institutions recorded massive write-downs of mortgage-related securities, requiring them to raise replacement capital to meet reserve requirements. The U.S. government took a number of steps intended to rescue the system. The Treasury Department persuaded Bear Stearns to sell itself to JPMorgan Chase. The Federal Reserve Board (“Fed”) opened up its short-term lending facilities to investment banks in an effort to alleviate the capital shortage. Federal regulators seized control of Fannie Mae and Freddie Mac and took a controlling stake in insurance giant American International Group, Inc. (“AIG”). Along with other market-greasing initiatives, the Treasury announced a $700 billion plan to buy troubled mortgage securities from financial institutions. Lehman Brothers filed for bankruptcy, Washington Mutual was acquired by JPMorgan Chase, and Merrill Lynch sold itself to Bank of America. Goldman Sachs and Morgan Stanley—by then the only remaining major stand-alone investment banks—petitioned the government to convert to chartered banks. The government also brokered Wachovia’s sale to Wells Fargo. On top of these activities, the Fed lowered its federal-funds rate seven times during the year, ultimately to a target range of between 0.00% and 0.25%. Other governments around the world also lowered rates and bailed out financial institutions in their own countries.
In the fixed-income markets, only the highest-quality bonds—Treasuries and other U.S. and foreign government issues—managed to post gains. With credit fears rampant, bonds with even a little credit exposure lost value. Even investment-grade corporate bonds lost 4.94% as measured by the Barclays Capital U.S. Corporate Investment Grade Index. High-yield bonds lost more than five times as much, and emerging-markets debt notched sizable losses. The only safe asset classes were government-sponsored bonds and cash. Yet not even all government bonds were safe: Treasury Inflation Protected Securities (“TIPS”) lost 2.35% as gauged by the Barclays Capital U.S. TIPS Index.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Asset Allocation — Moderate VP Initial Class returned (25.96%). By comparison its primary and secondary benchmarks, Dow Jones Wilshire 5000 Total Market Index and Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index, returned (37.33%) and 5.24%, respectively.
STRATEGY REVIEW
This fund-of-funds portfolio is structured to provide a mix of approximately 50% equity and 50% fixed-income securities (including cash). Its equity exposure is intended to provide broadly diversified coverage of domestic and international equity markets, across a range of market capitalizations and investment styles. The fixed-income portion covers investment-grade and credit-sensitive holdings, as well as international bonds. The portfolio also includes emerging markets, global real estate, and alternative strategies. The goal is to provide investors one-stop coverage of the financial markets, and the portfolio is more broadly diversified than most market indices or traditional balanced funds.
We consider the managers of our underlying funds to be top-notch within their specialties, but against the backdrop of largely indiscriminant market losses in 2008, most of our fund holdings ended well in the red. We can point to some of the higher-beta asset classes as being the most negative contributors. For example, the international funds were among the biggest decliners; four of the five international stock funds that were in the portfolio for the full year were down more than 40%. Several of the smaller-cap funds and the technology and real-estate sector funds were also hit hard. But all of the equity funds fell by more than 30%.
The bond portfolio, meanwhile, was hindered in its normal role of offsetting equity portfolio losses. The root cause of this past year’s market decline has been the credit crisis, and as noted, in that environment bonds with any credit sensitivity at all have suffered losses. Normally a predominantly investment-grade bond portfolio (such as ours) would tend to rise in value in times of stock-market volatility, but in this period only government bonds managed to avoid losses. Our portfolio owns government bonds, but also investment-grade corporate bonds, high-yield bonds, convertibles, and emerging-markets debt, all of which fell in the period. In addition, Transamerica Loomis Sayles Bond notched one of its rare lagging years. Nevertheless, the best performances in the portfolio were from the bond funds, including a positive return from Transamerica JPMorgan International Bond.
During the period we added four new underlying funds. Four were in the international sleeve: Transamerica Thornburg International Value, Transamerica MFS International Equity, Transamerica Schroders International Small Cap and Transamerica WMC Emerging Markets. We eliminated Transamerica Small/Mid Cap Value after its longtime manager departed in the fall. We also eliminated a small position in Transamerica T. Rowe Price Small Cap VP because we didn’t need it to achieve our small-cap targets and had higher confidence in our other small-cap funds.
Michael Stout, CFA
Jon Hale, Ph.D., CFA
Jeff McConnell, CFA
Maciej Kowara, Ph.D., CFA
Co-Portfolio Managers
Morningstar Associates, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	1 Year	5 Years	From Inception	Inception Date
Initial Class	(25.96)%	1.29%	2.42%	5/1/02
DJ Wilshire 5000*	(37.33)%	(1.67)%	(0.04)%	5/1/02
Barclays Capital Aggregate U.S. Bond Index*	5.24%	4.65%	5.31%	5/1/02
Service Class	(26.19)%	1.03%	4.09%	5/1/03

NOTES

*	The Dow Jones Wilshire 5000 Total Market Index (DJ Wilshire 5000) and the Barclays Capital Aggregate U.S Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. The From Inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance; future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Fund’s investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$788.65	0.13%	$0.58
Hypothetical (b)	1,000.00	1,024.48	0.13	0.66
Service Class
Actual	1,000.00	787.79	0.38	1.71
Hypothetical (b)	1,000.00	1,023.23	0.38	1.93

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS

By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the aggregate portfolio holdings of the underlying affiliated investment companies in which the Fund invests. The security lending collateral in the underlying funds is excluded from this calculation.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (100.0%)
Bonds (40.5%)
Transamerica Convertible Securities VP ≠	7,469,383	$46,385
Transamerica Flexible Income €	3,493,253	24,173
Transamerica High Yield Bond €	11,512,431	70,111
Transamerica JPMorgan International Bond €	14,580,948	160,390
Transamerica MFS High Yield VP ≠	11,605,867	68,126
Transamerica PIMCO Total Return VP ≠	29,489,532	314,358
Transamerica Short-Term Bond €	11,027,017	101,669
Transamerica Van Kampen Emerging Markets Debt €	9,941,167	83,208
Capital Preservation (0.8%)
Transamerica Money Market VP ≠	17,291,355	17,291
Global/International Stocks (8.5%)
Transamerica AllianceBernstein International Value €	3,156,642	19,697
Transamerica Evergreen International Small Cap €	3,092,477	26,193
Transamerica Marsico International Growth €	3,939,242	25,881
Transamerica MFS International Equity €	2,102,818	13,900
Transamerica Neuberger Berman International €	3,704,277	21,929
Transamerica Oppenheimer Developing Markets €	5,224,748	31,871
Transamerica Schroders International Small Cap €	3,129,364	18,119
Transamerica Thornburg International Value €	1,752,986	13,621
Transamerica WMC Emerging Markets € ‡	1,853,311	14,345
Inflation-Protected Securities (6.4%)
Transamerica PIMCO Real Return TIPS €	14,418,788	138,420
Tactical and Specialty (13.9%)
Transamerica BlackRock Global Allocation €	3,292,521	28,151
Transamerica Clarion Global Real Estate Securities VP ≠	5,942,043	46,586
Transamerica Evergreen Health Care €	2,627,808	23,046
Transamerica Federated Market Opportunity VP ≠	3,798,192	50,782
Transamerica Loomis Sayles Bond €	18,289,294	137,536
Transamerica Science & Technology VP ≠	3,918,235	10,227
U.S. Stocks (29.9%)
Transamerica American Century Large Company Value VP ≠	11,155,491	74,073
Transamerica Bjurman, Barry Micro Emerging Growth € ‡	1,201,805	7,175
Transamerica BlackRock Large Cap Value VP ≠	10,992,376	121,905
Transamerica Capital Guardian Value VP ≠	2,229,143	21,088
Transamerica Equity VP ≠	5,262,699	78,835
Transamerica Growth Opportunity VP ≠	2,119,629	16,406
Transamerica Jennison Growth VP ≠	5,787,974	28,940
Transamerica JPMorgan Mid Cap Value VP ≠	2,333,216	21,582
Transamerica Marsico Growth VP ≠	11,177,448	82,490
Transamerica Munder Net50 VP ≠	1,617,440	8,087
Transamerica Oppenheimer Small- & Mid-Cap Value €	4,097,061	23,845
Transamerica T. Rowe Price Equity Income VP ≠	67,881	565
Transamerica T. Rowe Price Growth Stock VP ≠	2,489,228	34,351
Transamerica Third Avenue Value € ‡	2,943,312	45,003
Transamerica UBS Large Cap Value €	9,454,435	69,301
Transamerica Van Kampen Mid-Cap Growth €	744,495	4,936
Transamerica Van Kampen Small Company Growth €	487,921	3,323

Total Investment Securities (cost $2,875,675) #		$2,147,920

NOTES TO SCHEDULE OF INVESTMENTS:

≠	The Fund invests its assets in the Initial Class shares of Transamerica Series Trust

€	The Fund invests its assets in the Class I shares of Transamerica Funds.

‡	Non-income producing security.

#	Aggregate cost for federal income tax purposes is $2,881,100. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $3,344 and $736,524, respectively. Net unrealized depreciation for tax purposes is $733,180.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$—	$2,147,920	$—	$2,147,920
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment in affiliated investment companies at value (cost: $2,875,675)	$2,147,920
Receivables:
Investment securities sold	1,027
Shares sold	169
Dividends	24

2,149,140

Liabilities:
Investment securities purchased	19
Accounts payable and accrued liabilities:
Shares redeemed	1,192
Management and advisory fees	185
Distribution and service fees	256
Transfer agent fees	4
Administration fees	23
Other	92

1,771

Net Assets	$2,147,369

Net Assets Consist of:
Capital Stock ($.01 par value)	$2,579
Additional paid-in capital	2,774,619
Undistributed net investment income	105,318
Accumulated net realized loss from investment in affiliated investment companies	(7,392)
Net unrealized depreciation on investment in affiliated investment companies	(727,755)

Net Assets	$2,147,369

Net Assets by Class:
Initial Class	$957,157
Service Class	1,190,212
Shares Outstanding:
Initial Class	114,547
Service Class	143,378
Net Asset Value and Offering Price Per Share:
Initial Class	$8.36
Service Class	8.30
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends from affiliated investment companies	$112,401

Expenses:
Management and advisory fees	2,695
Printing and shareholder reports	180
Custody fees	80
Administration fees	337
Legal fees	111
Audit fees	22
Trustees fees	78
Transfer agent fees	50
Registration fees	8
Distribution and service fees:
Service Class	3,486
Other	36

Total expenses	7,083

Net Investment Income	105,318

Net Realized Gain from:
Investment in affiliated investment companies	(46,158)
Distributions from investment in affiliated investment companies	97,316

51,158

Net Decrease in Unrealized Depreciation on:
Investment in affiliated investment companies	(959,262)

Net Realized and Unrealized Loss on Investment in Affiliated Investment Companies	(908,104)

Net Decrease In Net Assets Resulting from Operations	$(802,786)

The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$105,318	$86,810
Net realized gain from investment in affiliated investment companies	51,158	202,752
Change in net unrealized depreciation on investment in affiliated investment companies	(959,262)	(79,857)

Net increase (decrease) in net assets resulting from operations	(802,786)	209,705

Distributions to Shareholders:
From net investment income:
Initial Class	(41,656)	(46,088)
Service Class	(45,153)	(36,543)

	(86,809)	(82,631)

From net realized gains:
Initial Class	(120,922)	(40,327)
Service Class	(140,168)	(33,758)

	(261,090)	(74,085)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	175,976	146,040
Service Class	419,532	412,278

	595,508	558,318

Dividends and distributions reinvested:
Initial Class	162,578	86,414
Service Class	185,321	70,301

	347,899	156,715

Cost of shares redeemed:
Initial Class	(390,424)	(306,998)
Service Class	(258,606)	(91,790)

	(649,030)	(398,788)

Net increase in net assets resulting from capital shares transactions	294,377	316,245

Net increase (decrease) in net assets	(856,308)	369,234

Net Assets:
Beginning of year	3,003,677	2,634,443

End of year	$2,147,369	$3,003,677

Undistributed Net Investment Income	$105,318	$86,809

Share Activity:
Shares issued:
Initial Class	15,478	11,211
Service Class	37,980	31,880

	53,458	43,091

Shares issued-reinvested from distributions:
Initial Class	15,955	6,986
Service Class	18,294	5,706

	34,249	12,692

Shares redeemed:
Initial Class	(37,128)	(23,671)
Service Class	(26,144)	(7,111)

	(63,272)	(30,782)

Net increase in shares outstanding:
Initial Class	(5,695)	(5,474)
Service Class	30,130	30,475

	24,435	25,001

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$12.90	$12.66	$12.24	$12.10	$10.99
Investment Operations
Net investment income(a)	0.50	0.40	0.44	0.40	0.18
Net realized and unrealized gain (loss)	(3.59)	0.57	0.89	0.46	1.06

Total operations	(3.09)	0.97	1.33	0.86	1.24

Distributions
From net investment income	(0.37)	(0.39)	(0.33)	(0.22)	(0.03)
From net realized gains	(1.08)	(0.34)	(0.58)	(0.50)	(0.10)

Total distributions	(1.45)	(0.73)	(0.91)	(0.72)	(0.13)

Net Asset Value
End of year	$8.36	$12.90	$12.66	$12.24	$12.10

Total Return(b)	(25.96)%	7.95%	11.48%	7.44%	11.39%

Net Assets End of Year (000’s)	$957,157	$1,550,984	$1,591,304	$1,509,579	$1,405,218
Ratio and Supplemental Data
Expenses to average net assets(c)	0.13%	0.13%	0.13%	0.14%	0.13%
Net investment income, to average net assets(d)	4.50%	3.10%	3.53%	3.36%	1.61%
Portfolio turnover rate	23%	20%	3%	24%	30%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$12.83	$12.60	$12.20	$12.09	$10.98
Investment Operations
Net investment income(a)	0.37	0.39	0.43	0.41	0.18
Net realized and unrealized gain (loss)	(3.47)	0.55	0.87	0.42	1.03

Total operations	(3.10)	0.94	1.30	0.83	1.21

Distributions
From net investment income	(0.35)	(0.37)	(0.32)	(0.22)	— (e)
From net realized gains	(1.08)	(0.34)	(0.58)	(0.50)	(0.10)

Total distributions	(1.43)	(0.71)	(0.90)	(0.72)	(0.10)

Net Asset Value
End of year	$8.30	$12.83	$12.60	$12.20	$12.09

Total Return(b)	(26.19)%	7.73%	11.21%	7.13%	11.13%

Net Assets End of Year (000’s)	$1,190,212	$1,452,693	$1,043,139	$605,462	$227,221
Ratio and Supplemental Data
Expenses to average net assets(c)	0.38%	0.38%	0.38%	0.39%	0.39%
Net investment income, to average net assets(d)	3.36%	3.03%	3.44%	3.40%	1.63%
Portfolio turnover rate	23%	20%	3%	24%	30%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Does not include expenses of the investment companies in which the Fund invests.

(d)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.

(e)	Rounds to less than $(.01) per share.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Asset Allocation — Moderate Portfolio also changed its name to Transamerica Asset Allocation — Moderate VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities.
For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TFS and TCI are affiliates of AEGON, NV, a Netherlands corporation.
TAM has entered into an agreement with Morningstar Associates, LLC (“Morningstar”) to provide investment services to the Fund. TAM compensates Morningstar as described in the Prospectus.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Because the underlying funds have varied expense and fee levels and the Fund may own different proportions of underlying funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
     0.10% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     0.25% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.0125% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $88 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $4.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$771,719
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	622,801
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$82,662
Long-term Capital Gain	74,054

2008 Distributions paid from:
Ordinary Income	90,505
Long-term Capital Gain	257,394
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$105,319

Undistributed Long-term Capital Gain	$95,255

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(733,180)

Other temporary differences	$(97,223)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Asset Allocation — Moderate VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Asset Allocation — Moderate VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the transfer agent, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $257,394 for the year ended December 31, 2008.

12

Transamerica Asset Allocation — Moderate Growth VP
(unaudited)
MARKET ENVIRONMENT
2008 was one of the most difficult periods in history for financial markets. The housing-market decline and collapse in sub-prime mortgage bonds worsened as the year progressed. Financial institutions recorded massive write-downs of mortgage-related securities, requiring them to raise replacement capital to meet reserve requirements. The U.S. government took a number of steps intended to rescue the system. The Treasury Department persuaded Bear Stearns to sell itself to JPMorgan Chase. The Federal Reserve Board (“Fed”) opened up its short-term lending facilities to investment banks in an effort to alleviate the capital shortage. Federal regulators seized control of Fannie Mae and Freddie Mac and took a controlling stake in insurance giant American International Group, Inc. (“AIG”). Along with other market-greasing initiatives, the Treasury announced a $700 billion plan to buy troubled mortgage securities from financial institutions. Lehman Brothers filed for bankruptcy, Washington Mutual was acquired by JPMorgan Chase, and Merrill Lynch sold itself to Bank of America. Goldman Sachs and Morgan Stanley—by then the only remaining major stand-alone investment banks—petitioned the government to convert to chartered banks. The government also brokered Wachovia’s sale to Wells Fargo. On top of these activities, the Fed lowered its federal-funds rate seven times during the year, ultimately to a target range of between 0.00% and 0.25%. Other governments around the world also lowered rates and bailed out financial institutions in their own countries.
In the fixed-income markets, only the highest-quality bonds—Treasuries and other U.S. and foreign government issues—managed to post gains. With credit fears rampant, bonds with even a little credit exposure lost value. Even investment-grade corporate bonds lost 4.94% as measured by the Barclays Capital U.S. Corporate Investment Grade Index. High-yield bonds lost more than five times as much, and emerging-markets debt notched sizable losses. The only safe asset classes were government-sponsored bonds and cash. Yet not even all government bonds were safe: Treasury Inflation Protected Securities (“TIPS”) lost 2.35% as gauged by the Barclays Capital U.S. TIPS Index.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Asset Allocation-Moderate Growth VP Initial Class returned (32.76%). By comparison its primary and secondary benchmarks, Dow Jones Wilshire 5000 Total Market Index and Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index, returned (37.33%) and 5.24%, respectively.
STRATEGY REVIEW
This fund-of-funds portfolio is structured to provide a mix of approximately 70% equity and 30% fixed-income securities (including cash). Its equity exposure is intended to provide broadly diversified coverage of domestic and international equity markets, across a range of market capitalizations and investment styles. The fixed-income portion covers investment-grade and credit-sensitive holdings, as well as international bonds. The portfolio also includes emerging markets, global real estate, and alternative strategies. The goal is to provide investors one-stop coverage of the financial markets, and the portfolio is more broadly diversified than most market indices or traditional balanced funds.
We consider the managers of our underlying funds to be top-notch within their specialties, but against the backdrop of largely indiscriminant market losses in 2008, most of our fund holdings ended well in the red. We can point to some of the higher-beta asset classes as being the most negative contributors. For example, the international funds were among the biggest decliners; four of the five international stock funds that were in the portfolio for the full year were down more than 40%. Several of the smaller-cap funds and the technology and real-estate sector funds were also hit hard. But all of the equity funds fell by more than 30%.
The bond portfolio, meanwhile, was hindered in its normal role of offsetting equity portfolio losses. The root cause of this past year’s market decline has been the credit crisis, and as noted, in that environment bonds with any credit sensitivity at all have suffered losses. Normally a predominantly investment-grade bond portfolio (such as ours) would tend to rise in value in times of stock-market volatility, but in this period only government bonds managed to avoid losses. Our portfolio owns government bonds, but also investment-grade corporate bonds, international bonds, high-yield bonds, convertibles, and emerging-markets debt. All of those asset classes fell in the period. In addition, Transamerica Loomis Sayles Bond, one of our larger bond holdings, notched one of its rare lagging years. Nevertheless, the best performances in the portfolio were from the bond funds, including a positive return from Transamerica JPMorgan International Bond.
During the period we added four new underlying funds, all in the international sleeve: Transamerica Thornburg International Value, Transamerica MFS International Equity, Transamerica Schroders International Small Cap and Transamerica WMC Emerging Markets. Also during the year, we eliminated Transamerica Small/Mid Cap Value after its longtime manager departed in the fall.
Michael Stout, CFA
Jon Hale, Ph.D., CFA
Jeff McConnell, CFA
Maciej Kowara, Ph.D., CFA
Co-Portfolio Managers
Morningstar Associates, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	1 Year	5 Years	From Inception	Inception Date
Initial Class	(32.76)%	0.59%	1.66%	05/01/2002
DJ Wilshire 5000*	(37.33)%	(1.67)%	(0.04)%	05/01/2002
Barclays Capital Aggregate U.S. Bond Index*	5.24%	4.65%	5.31%	05/01/2002
Service Class	(32.92)%	0.34%	3.89%	05/01/2003

NOTES

*	The Dow Jones Wilshire 5000 Total Market (DJ Wilshire 5000) and the Barclays Capital Aggregate U.S Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Fund’s investment in other affiliated investment companies

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$737.93	0.13%	$0.57
Hypothetical (b)	1,000.00	1,024.48	0.13	0.66

Service Class
Actual	1,000.00	737.27	0.38	1.66
Hypothetical (b)	1,000.00	1,023.23	0.38	1.93

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the aggregate portfolio holdings of the underlying affiliated investment companies in which the Fund invests. The security lending collateral in the underlying funds is excluded from this calculation.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (100.0%)
Bonds (23.7%)
Transamerica Convertible Securities VP ≠	7,060,103	$43,843
Transamerica Flexible Income €	3,829,435	26,500
Transamerica High Yield Bond €	10,554,513	64,277
Transamerica JPMorgan International Bond €	13,099,254	144,092
Transamerica MFS High Yield VP ≠	10,874,987	63,836
Transamerica PIMCO Total Return VP ≠	26,440,127	281,852
Transamerica Short-Term Bond €	11,159,809	102,893
Transamerica Van Kampen Emerging Markets Debt €	9,159,428	76,664
Capital Preservation (1.3%)
Transamerica Money Market VP ≠	44,996,872	44,997
Global/International Stocks (11.5%)
Transamerica AllianceBernstein International Value €	7,109,937	44,366
Transamerica Evergreen International Small Cap €	9,156,317	77,554
Transamerica Marsico International Growth €	9,539,506	62,675
Transamerica MFS International Equity €	2,215,095	14,642
Transamerica Neuberger Berman International €	12,341,641	73,063
Transamerica Oppenheimer Developing Markets €	11,525,162	70,303
Transamerica Schroders International Small Cap €	3,098,614	17,941
Transamerica Thornburg International Value €	2,623,177	20,382
Transamerica WMC Emerging Markets € ‡	1,700,000	13,158
Inflation-Protected Securities (3.8%)
Transamerica PIMCO Real Return TIPS €	13,569,605	130,268
Tactical and Specialty (12.9%)
Transamerica BlackRock Global Allocation €	13,391,693	114,499
Transamerica Clarion Global Real Estate Securities VP ≠	13,020,404	102,080
Transamerica Evergreen Health Care €	5,434,076	47,657
Transamerica Federated Market Opportunity VP ≠	2,127,979	28,451
Transamerica Loomis Sayles Bond €	16,846,221	126,684
Transamerica Science & Technology VP ≠ ‡	7,759,876	20,253
U.S. Stocks (46.8%)
Transamerica American Century Large Company Value VP ≠	25,951,683	172,319
Transamerica Bjurman, Barry Micro Emerging Growth € ‡	2,585,177	15,433
Transamerica BlackRock Large Cap Value VP ≠	25,758,218	285,659
Transamerica Capital Guardian Value VP ≠	5,385,895	50,951
Transamerica Equity VP ≠	12,728,139	190,668
Transamerica Growth Opportunity VP ≠	4,782,827	37,019
Transamerica Jennison Growth VP ≠	18,493,163	92,466
Transamerica JPMorgan Mid Cap Value VP ≠	10,509,878	97,216
Transamerica Marsico Growth VP ≠	26,969,080	199,032
Transamerica Munder Net50 VP ≠	4,398,620	21,993
Transamerica Oppenheimer Small- & Mid-Cap Value €	10,749,198	62,560
Transamerica T. Rowe Price Equity Income VP ≠	59,778	498
Transamerica T. Rowe Price Growth Stock VP ≠	5,841,658	80,615
Transamerica Third Avenue Value € ‡	6,153,831	94,092
Transamerica UBS Large Cap Value €	21,954,995	160,930
Transamerica Van Kampen Mid-Cap Growth €	2,265,817	15,022
Transamerica Van Kampen Small Company Growth €	2,535,247	17,265

Total Investment Securities (cost $4,992,071) #		$3,406,668

NOTES TO SCHEDULE OF INVESTMENTS:

≠	The Fund invests its assets in the Initial Class shares of Transamerica Series Trust.

€	The Fund invests its assets in the Class I shares of Transamerica Funds.

‡	Non-income producing security.

#	Aggregate cost for federal income tax purposes is $4,996,829. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $4,546 and $1,594,707, respectively. Net unrealized depreciation for tax purposes is $1,590,161.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$—	$3,406,668	$—	$3,406,668
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment in affiliated investment companies at value (cost: $4,992,071)	$3,406,668
Receivables:
Shares sold	2,853
Dividends	46

3,409,567

Liabilities:
Investment securities purchased	2,394
Accounts payable and accrued liabilities:
Shares redeemed	507
Management and advisory fees	294
Distribution and service fees	470
Transfer agent fees	6
Administration fees	37
Other	142

3,850

Net Assets	$3,405,717

Net Assets Consist of:
Capital Stock ($.01 par value)	$4,199
Additional paid-in capital	4,827,746
Undistributed net investment income	128,540
Undistributed net realized gain from investment in affiliated investment companies	30,635
Net unrealized depreciation on investment in affiliated investment companies	(1,585,403)

Net Assets	$3,405,717

Net Assets by Class:
Initial Class	$1,217,825
Service Class	2,187,892
Shares Outstanding:
Initial Class	149,306
Service Class	270,601
Net Asset Value and Offering Price Per Share:
Initial Class	$8.16
Service Class	8.09
STATEMENT OF OPERATIONS
For the period ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends from affiliated investment companies	$140,807

Expenses:
Management and advisory fees	4,329
Printing and shareholder reports	303
Custody fees	120
Administration fees	541
Legal fees	180
Audit fees	24
Trustees fees	128
Transfer agent fees	79
Registration fees	15
Distribution and service fees:
Service Class	6,490
Other	58

Total expenses	12,267

Net Investment Income	128,540

Net Realized Gain from:
Investment in affiliated investment companies	(124,944)
Distributions from investment in affiliated investment companies	212,067

87,123

Net Decrease in Unrealized Depreciation on:
Investment in affiliated investment companies	(1,905,219)

Net Realized and Unrealized Loss on Investment in Affiliated Investment Companies	(1,818,096)

Net Decrease In Net Assets Resulting from Operations	$(1,689,556)

The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$128,540	$121,839
Net realized gain from investment in affiliated investment companies	87,123	438,529
Change in net unrealized depreciation on investment in affiliated investment companies	(1,905,219)	(235,990)

Net increase (decrease) in net assets resulting from operations	(1,689,556)	324,378

Distributions to Shareholders:
From net investment income:
Initial Class	(47,892)	(52,701)
Service Class	(73,947)	(54,917)

	(121,839)	(107,618)

From net realized gains:
Initial Class	(185,480)	(54,425)
Service Class	(308,987)	(60,076)

	(494,467)	(114,501)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	136,449	207,340
Service Class	791,529	919,712

	927,978	1,127,052

Dividends and distributions reinvested:
Initial Class	233,372	107,126
Service Class	382,934	114,993

	616,306	222,119

Cost of shares redeemed:
Initial Class	(493,929)	(425,729)
Service Class	(365,810)	(99,525)

	(859,739)	(525,254)

Net increase in net assets resulting from capital shares transactions	684,545	823,917

Net increase (decrease) in net assets	(1,621,317)	926,176

Net Assets:
Beginning of year	5,027,034	4,100,858

End of year	$3,405,717	$5,027,034

Undistributed Net Investment Income	$128,540	$121,839

Share Activity:
Shares issued:
Initial Class	11,362	14,651
Service Class	68,400	65,119

	79,762	79,770

Shares issued-reinvested from distributions:
Initial Class	22,268	7,906
Service Class	36,856	8,537

	59,124	16,443

Shares redeemed:
Initial Class	(42,786)	(30,060)
Service Class	(34,882)	(7,096)

	(77,668)	(37,156)

Net increase in shares outstanding:
Initial Class	(9,156)	(7,503)
Service Class	70,374	66,560

	61,218	59,057

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$14.07	$13.72	$12.80	$12.18	$10.82
Investment Operations
Net investment income(a)	0.34	0.37	0.43	0.30	0.13
Net realized and unrealized gain (loss)	(4.58)	0.67	1.27	0.88	1.32

Total operations	(4.24)	1.04	1.70	1.18	1.45

Distributions
From net investment income	(0.34)	(0.34)	(0.22)	(0.14)	(0.02)
From net realized gains	(1.33)	(0.35)	(0.56)	(0.42)	(0.07)

Total distributions	(1.67)	(0.69)	(0.78)	(0.56)	(0.09)

Net Asset Value
End of year	$8.16	$14.07	$13.72	$12.80	$12.18

Total Return(b)	(32.76)%	7.81%	13.83%	9.91%	13.54%
Net Assets End of Year (000’s)	$1,217,825	$2,229,744	$2,277,269	$1,892,007	$1,560,998
Ratio and Supplemental Data
Expenses to average net assets(c)	0.13%	0.13%	0.13%	0.14%	0.14%
Net investment income, to average net assets(d)	2.94%	2.63%	3.25%	2.47%	1.15%
Portfolio turnover rate	18%	24%	2%	23%	30%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of period	$13.97	$13.64	$12.75	$12.15	$10.83
Investment Operations
Net investment income(a)	0.34	0.37	0.42	0.29	0.12
Net realized and unrealized gain (loss)	(4.58)	0.63	1.24	0.86	1.29

Total operations	(4.24)	1.00	1.66	1.15	1.41

Distributions
From net investment income	(0.32)	(0.32)	(0.21)	(0.13)	(0.02)
From net realized gains	(1.32)	(0.35)	(0.56)	(0.42)	(0.07)

Total distributions	(1.64)	(0.67)	(0.77)	(0.55)	(0.09)

Net Asset Value
End of year	$8.09	$13.97	$13.64	$12.75	$12.15

Total Return(b)	(32.92)%	7.56%	13.54%	9.71%	13.16%
Net Assets End of Year (000’s)	$2,187,892	$2,797,290	$1,823,589	$858,857	$272,625
Ratio and Supplemental Data
Expenses to average net assets(c)	0.38%	0.38%	0.38%	0.39%	0.39%
Net investment income, to average net assets(d)	2.99%	2.64%	3.15%	2.40%	1.08%
Portfolio turnover rate	18%	24%	2%	23%	30%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Does not include expenses of the investment companies in which the Fund invests.

(d)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Asset Allocation — Moderate Growth Portfolio also changed its name to Transamerica Asset Allocation — Moderate Growth VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities.
For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TFS and TCI are affiliates of AEGON, NV, a Netherlands corporation.
TAM has entered into an agreement with Morningstar Associates, LLC (“Morningstar”) to provide investment services to the Fund. TAM compensates Morningstar as described in the Prospectus.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
Because the underlying funds have varied expense and fee levels and the Fund may own different proportions of underlying funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
     0.10% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     0.25% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.0125% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $140 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $5.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$1,183,588
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	775,110
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$107,668
Long-term Capital Gain	114,451

2008 Distributions paid from:
Ordinary Income	130,103
Long-term Capital Gain	486,203
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$128,540

Undistributed Long-term Capital Gain	$215,416

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(1,590,161)

Other temporary differences	$(180,023)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Asset Allocation — Moderate Growth VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Asset Allocation — Moderate Growth VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the transfer agent, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $486,203 for the year ended December 31, 2008.

12

Transamerica Balanced VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector and a near-freeze in the funding market prompted the U.S. government to intervene early in the year with a $168 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
The poor credit market and economic environment spawned a flight from higher-risk assets such as stocks and corporate bonds to the relative safety of U.S. government-backed securities. Increasing demand for Treasuries drove prices higher and, because they move in opposition, yields lower. As the risk aversion escalated, the difference between Treasury and non-government yields, in some cases, reached record levels.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the “Big Three” automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Balanced VP Initial Class returned (32.40)%. By comparison its primary and secondary benchmarks, the Standard and Poor’s 500 Composite Stock Index and the Barclays Capital (formerly Lehman Brothers) U.S. Government/Credit Bond Index, returned (37.00)% and 5.70%, respectively.
STRATEGY REVIEW
On the equity side, the portfolio’s underperformance was largely a result of weak returns posted by individual holdings in the information technology (e.g., Apple, Inc. and Tyco Electronics, Ltd.) and consumer discretionary (e.g., Daimler AG) sectors as well as an underweight position in consumer staples and an overweight position in industrials.
Within technology, strong demand for Apple’s Macs, Nanos and iPhones may have been undermined by continued rumors of management change. In addition, some investors believe growth in demand for the iPod has reached a plateau. We maintained our position, due to our opinion that Apple will stay on the cutting edge of personal technology devices and continue to gain market share. We also maintained our position in Tyco Electronics, Ltd., a maker of connectors for the auto, aerospace and telephony industries. We believe the company is growing at a healthy rate for a quasi-industrial company. Daimler AG suffered during the year due primarily to the downward trend in auto sales worldwide and the lack of financing available to consumers.
Helping to offset some of the underperformance was WW Grainger, Inc., a distributor of industrial maintenance and repair supplies. It benefited from a number of new improvement projects and expansion into new markets.
On the fixed-income side, a shorter-than-index duration as well as an overweighting of non-government sectors (i.e., investment-grade corporate securities and agency mortgage securities), which lagged the Treasury sector, was the primary source of underperformance. Among investment-grade corporate bonds, we had no exposure to the most distressed companies in the troubled financial services sector. On the mortgage side, our emphasis was on short-duration agency collateralized mortgage obligations, which were less volatile than other mortgage securities. As the credit crisis expanded to other parts of the market and world, we pared back our exposure to corporates.
Gary U. Rollé, CFA
Greg D. Haendel, CFA
Derek S. Brown, CFA
Geoffrey I. Edelstein, CFA, CIC
Edward S. Han
John J. Huber, CFA
Peter O. Lopez
Erik U. Rollé
Brian W. Westhoff, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(32.40)%	0.11%	1.26%	05/01/2002
S&P 500*	(37.00)%	(2.19)%	(0.72)%	05/01/2002
Barclays Capital U.S. Government/Credit Bond Index*	5.70%	4.64%	5.59%	05/01/2002
Service Class	(32.57)%	(0.13)%	1.73%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index and Barclays Capital U.S. Government/Credit Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$749.90	0.91%	$4.00
Hypothetical (b)	1,000.00	1,020.56	0.91	4.62

Service Class
Actual	1,000.00	748.94	1.16	5.10
Hypothetical (b)	1,000.00	1,019.30	1.16	5.89

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT OBLIGATIONS (6.7%)
U.S. Treasury Bond
4.38%, due 02/15/2038	$1,295	$1,734
4.50%, due 05/15/2038	35	48
5.00%, due 05/15/2037	594	861
U.S. Treasury Inflation Indexed Bond, TIPS
1.75%, due 01/15/2028	248	229
U.S. Treasury Inflation Indexed Note, TIPS
1.38%, due 07/15/2018	256	240
U.S. Treasury Note
3.75%, due 11/15/2018	580	657
3.88%, due 05/15/2018	146	166

Total U.S. Government Obligations (cost $3,179)		3,935

U.S. GOVERNMENT AGENCY OBLIGATIONS (12.3%)
Fannie Mae
4.50%, due 07/25/2021	378	382
5.00%, due 04/25/2034- 09/01/2037	1,973	2,009
5.50%, due 10/01/2036- 11/01/2038	2,353	2,415
Freddie Mac
4.25%, due 10/15/2026	438	439
4.78%, due 03/01/2035 *	300	302
5.00%, due 05/15/2028- 10/15/2030	1,121	1,142
Ginnie Mae
4.50%, due 02/20/2037 *	546	539

Total U.S. Government Agency Obligations (cost $7,081)		7,228

MORTGAGE-BACKED SECURITIES (2.4%)
Bear Stearns Commercial Mortgage Securities
Series 2006-PW14, Class A4
5.20%, due 12/11/2038	320	261
Crown Castle Towers LLC
Series 2006-1A, Class AFX
5.24%, due 11/15/2036-144A	383	319
Morgan Stanley Capital I
Series 2006-HQ10, Class A4
5.33%, due 11/12/2041	335	261
SBA Commercial Mortgage-Backed Securities Trust
Series 2006-1A, Class A
5.31%, due 11/15/2036-144A	380	304
Wachovia Bank Commercial Mortgage Trust
Series 2006-C28, Class A4
5.57%, due 10/15/2048	320	246

Total Mortgage-Backed Securities (cost $1,740)		1,391

ASSET-BACKED SECURITY (0.5%)
USAA Auto Owner Trust
Series 2007-2, Class A3
4.90%, due 02/15/2012	310	306

Total Asset-Backed Security (cost $310)		306

CORPORATE DEBT SECURITIES (20.2%)
Airlines (0.2%)
Delta Air Lines, Inc.
7.57%, due 11/18/2010	120	101
Automobiles (0.8%)
Daimler Finance North America LLC
2.43%, due 03/13/2009 *	235	227
7.20%, due 09/01/2009	240	233
Beverages (1.6%)
Coca-Cola Enterprises, Inc.
3.31%, due 05/06/2011 *	255	241
Diageo Capital PLC
5.75%, due 10/23/2017	235	227
Molson Coors Capital Finance ULC
4.85%, due 09/22/2010	255	251
Sabmiller PLC
6.20%, due 07/01/2011 -144A	240	238
Capital Markets (0.4%)
Merrill Lynch & Co., Inc.
5.45%, due 02/05/2013	240	231
Chemicals (0.5%)
Lubrizol Corp.
4.63%, due 10/01/2009	320	314
Commercial Banks (1.0%)
Barclays Bank PLC
7.70%, due 04/25/2018 -144A ▪ ž	200	132
PNC Bank NA
6.88%, due 04/01/2018	230	245
Wells Fargo Bank NA
5.75%, due 05/16/2016	250	264
Computers & Peripherals (0.4%)
Hewlett-Packard Co.
6.13%, due 03/01/2014	230	244
Consumer Finance (0.5%)
American Express Credit Corp.
1.87%, due 05/27/2010 *	135	125
Discover Financial Services
2.63%, due 06/11/2010 *	215	184
Containers & Packaging (0.2%)
Rexam PLC
6.75%, due 06/01/2013 -144A	165	146
Diversified Financial Services (1.3%)
American Honda Finance Corp.
5.13%, due 12/15/2010 -144A	250	247
BAE Systems Holdings, Inc.
6.40%, due 12/15/2011 -144A	210	214
Citigroup, Inc.
3.63%, due 02/09/2009	110	110
Glencore Funding LLC
6.00%, due 04/15/2014 -144A	147	59
Pemex Finance, Ltd.
9.03%, due 02/15/2011	135	138
Diversified Telecommunication Services (0.9%)
Telefonica Europe BV
7.75%, due 09/15/2010	230	233
Verizon Communications, Inc.
8.75%, due 11/01/2018	250	293
Energy Equipment & Services (0.3%)
Weatherford International, Inc.
6.63%, due 11/15/2011	170	168
Food & Staples Retailing (0.6%)
Safeway, Inc.
1.82%, due 03/27/2009 *	230	227
Stater Brothers Holdings, Inc.
8.13%, due 06/15/2012	125	113
Food Products (0.9%)
Cargill, Inc.
5.00%, due 11/15/2013 -144A	290	259
The notes to the financial statements are an integral part of this report.

4

	Principal	Value
Food Products (continued)
General Mills, Inc.
4.19%, due 01/22/2010 *	$239	$230
Michael Foods, Inc.
8.00%, due 11/15/2013	100	86
Hotels, Restaurants & Leisure (0.3%)
Royal Caribbean Cruises, Ltd.
8.75%, due 02/02/2011	176	135
Wyndham Worldwide Corp.
6.00%, due 12/01/2016	85	34
Household Products (0.2%)
Kimberly-Clark Corp.
6.63%, due 08/01/2037	125	140
Independent Power Producers & Energy Traders (0.4%)
Empresa Nacional de Electricidad SA -Class B
8.50%, due 04/01/2009	250	254
Insurance (0.6%)
Hartford Financial Services Group, Inc.
7.90%, due 06/15/2010	275	268
Oil Insurance, Ltd.
7.56%, due 06/30/2011 -144A ▪ ž	140	53
IT Services (0.4%)
Aramark Corp.
8.50%, due 02/01/2015	110	100
Western Union Co.
5.40%, due 11/17/2011	110	106
Machinery (0.3%)
Tyco Electronics Group SA
6.55%, due 10/01/2017	199	167
Media (1.9%)
Comcast Corp.
1.46%, due 07/14/2009 *	245	242
Walt Disney Co.
4.50%, due 12/15/2013	275	277
News America Holdings, Inc.
7.75%, due 12/01/2045	100	98
Time Warner Cable, Inc.
6.75%, due 07/01/2018	235	226
Viacom, Inc.
2.27%, due 06/16/2009 *	245	240
Metals & Mining (0.3%)
Arcelormittal
5.38%, due 6/1/2013	225	170
Oil, Gas & Consumable Fuels (3.2%)
Anadarko Petroleum Corp.
2.40%, due 09/15/2009 *	260	249
Energy Transfer Partners, LP
9.70%, due 03/15/2019	270	278
Enterprise Products Operating LLC
7.50%, due 02/01/2011	260	255
Husky Energy, Inc.
6.80%, due 09/15/2037	180	150
PetroHawk Energy Corp.
9.13%, due 07/15/2013	100	81
Sempra Energy
9.80%, due 2/15/2019	225	251
Teppco Partners, LP
7.00%, due 06/01/2067 ▪	115	62
Valero Energy Corp.
3.50%, due 04/01/2009	385	382
Valero Logistics Operations, LP
6.88%, due 07/15/2012	200	181
Pharmaceuticals (0.4%)
Allergan, Inc.
5.75%, due 04/01/2016	235	225
Real Estate Investment Trusts (1.6%)
BRE Properties, Inc.
5.75%, due 09/01/2009	380	362
Hospitality Properties Trust
6.75%, due 02/15/2013	261	162
PPF Funding, Inc.
5.35%, due 04/15/2012 -144A	355	269
Weingarten Realty Investors
5.26%, due 05/15/2012	130	113
Real Estate Management & Development (0.3%)
Post Apartment Homes, LP
6.30%, due 06/01/2013	213	172
Road & Rail (0.2%)
Erac USA Finance Co.
6.38%, due 10/15/2017 -144A	170	118
Wireless Telecommunication Services (0.5%)
Vodafone Group PLC
7.75%, due 02/15/2010	270	276

Total Corporate Debt Securities (cost $12,972)		11,876

	Shares
COMMON STOCKS (53.2%)
Aerospace & Defense (0.9%)
Boeing Co.	12,000	512
Air Freight & Logistics (1.8%)
CH Robinson Worldwide, Inc.	11,000	605
Expeditors International of Washington, Inc.	13,500	449
Auto Components (2.2%)
BorgWarner, Inc.	26,000	566
Johnson Controls, Inc.	40,000	726
Biotechnology (2.4%)
Gilead Sciences, Inc. ‡	28,000	1,432
Capital Markets (6.3%)
BlackRock, Inc. -Class A	7,000	939
Charles Schwab Corp.	75,000	1,213
Merrill Lynch & Co., Inc.	60,000	698
T. Rowe Price Group, Inc.	23,766	842
Chemicals (1.7%)
Sigma-Aldrich Corp.	24,000	1,014
Communications Equipment (2.0%)
Qualcomm, Inc.	33,000	1,182
Computers & Peripherals (2.2%)
Apple, Inc. ‡	15,000	1,280
Construction & Engineering (1.6%)
Jacobs Engineering Group, Inc. ‡	20,000	962
Consumer Finance (0.6%)
American Express Co.	20,000	371
Diversified Telecommunication Services (2.6%)
Verizon Communications, Inc.	45,000	1,526
Electronic Equipment & Instruments (1.8%)
Tyco Electronics, Ltd.	65,000	1,054
Energy Equipment & Services (0.7%)
Schlumberger, Ltd.	10,000	423
Food & Staples Retailing (1.0%)
Costco Wholesale Corp.	11,000	577
The notes to the financial statements are an integral part of this report.

5

At December 31, 2008
(all amounts in thousands)

	Shares	Value
Health Care Equipment & Supplies (3.8%)
Becton Dickinson & Co.	17,000	$1,163
Covidien, Ltd.	15,000	544
Varian Medical Systems, Inc. ‡	15,000	526
Industrial Conglomerates (1.2%)
General Electric Co.	45,000	729
Internet & Catalog Retail (1.7%)
Amazon.com, Inc. ‡	20,000	1,026
Internet Software & Services (2.5%)
Google, Inc. -Class A ‡	4,700	1,446
Machinery (5.5%)
Caterpillar, Inc.	16,000	715
Kennametal, Inc.	65,000	1,442
PACCAR, Inc.	36,000	1,030
Oil, Gas & Consumable Fuels (1.1%)
Anadarko Petroleum Corp.	17,000	655
Road & Rail (2.0%)
Burlington Northern Santa Fe Corp.	15,500	1,174
Semiconductors & Semiconductor Equipment (1.5%)
Intel Corp.	60,000	880
Software (4.5%)
Adobe Systems, Inc. ‡	52,000	1,107
Oracle Corp. ‡	50,000	886
Salesforce.Com, Inc. ‡	19,998	640
Trading Companies & Distributors (1.6%)
WW Grainger, Inc.	12,000	946

Total Common Stocks (cost $42,263)		31,280

	Principal
REPURCHASE AGREEMENT (4.4%)
State Street Repurchase Agreement
0.01%, dated 12/31/2008, to be repurchased at $2,616 on 01/02/2009 à •	$2,616	2,616

Total Repurchase Agreement (cost $2,616)		2,616

Total Investment Securities (cost $70,161) #		$58,632

NOTES TO SCHEDULE OF INVESTMENTS:

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

ž	The security has a perpetual maturity. The date shown is the next call date.

▪	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 12/31/2008.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $2,700.

à	State Street Bank & Trust company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $70,228. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,517 and $14,113, respectively. Net unrealized depreciation for tax purposes is $11,596.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $2,358, or 4.00% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company

TIPS	Treasury Inflation Protected Securities
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$31,280	$27,352	$—	$58,632
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $70,161)	$58,632
Receivables:
Shares sold	44
Interest	237
Dividends	45
Dividend reclaims	2

58,960

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	51
Management and advisory fees	41
Distribution and service fees	5
Administration fees	1
Other	28

126

Net Assets	$58,834

Net Assets Consist of:
Capital Stock ($.01 par value)	$70
Additional paid-in capital	69,847
Undistributed net investment income	1,381
Accumulated net realized loss from investment securities	(935)
Net unrealized depreciation on: Investment securities	(11,529)

Net Assets	$58,834

Net Assets by Class:
Initial Class	$36,361
Service Class	22,473
Shares Outstanding:
Initial Class	4,340
Service Class	2,699
Net Asset Value and Offering Price Per Share:
Initial Class	$8.38
Service Class	8.33
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$698
Interest	1,370
Income from loaned securities-net	45

2,113

Expenses:
Management and advisory fees	603
Printing and shareholder reports	11
Custody fees	23
Administration fees	15
Legal fees	3
Audit fees	18
Trustees fees	2
Transfer agent fees	1
Distribution and service fees:
Service Class	54
Other	2

Total expenses	732

Net Investment Income	1,381

Net Realized Loss from:
Investment securities	(925)

Net Decrease in Unrealized Depreciation on:
Investment securities	(30,528)

Net Realized and Unrealized Loss	(31,453)

Net Decrease In Net Assets Resulting from Operations	$(30,072)

The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,381	$1,328
Net realized gain (loss) from investment securities	(925)	6,225
Change in net unrealized appreciation (depreciation) on investment securities	(30,528)	3,891

Net increase (decrease) in net assets resulting from operations	(30,072)	11,444

Distributions to Shareholders:
From net investment income:
Initial Class	(920)	(834)
Service Class	(408)	(164)

	(1,328)	(998)

From net realized gains:
Initial Class	(4,198)	(321)
Service Class	(2,035)	(69)

	(6,233)	(390)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	7,785	16,252
Service Class	20,570	13,255

	28,355	29,507

Dividends and distributions reinvested:
Initial Class	5,118	1,155
Service Class	2,443	233

	7,561	1,388

Cost of shares redeemed:
Initial Class	(32,191)	(16,175)
Service Class	(9,601)	(4,054)

	(41,792)	(20,229)

Net increase (decrease) in net assets from capital shares transactions	(5,876)	10,666

Net increase (decrease) in net assets	(43,509)	20,722

Net Assets:
Beginning of year	102,343	81,621

End of year	$58,834	$102,343

Undistributed Net Investment Income	$1,381	$1,328

Share Activity:
Shares issued:
Initial Class	679	1,229
Service Class	1,853	1,016

	2,532	2,245

Shares issued-reinvested from distributions:
Initial Class	457	90
Service Class	219	18

	676	108

Shares redeemed:
Initial Class	(2,753)	(1,236)
Service Class	(891)	(308)

	(3,644)	(1,544)

Net increase (decrease) in shares outstanding:
Initial Class	(1,617)	83
Service Class	1,181	726

	(436)	809

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$13.70	$12.25	$11.63	$11.77	$10.79
Investment Operations
Net investment income(a)	0.22	0.19	0.16	0.14	0.16
Net realized and unrealized gain (loss)	(4.36)	1.47	0.88	0.74	1.02

Total operations	(4.14)	1.66	1.04	0.88	1.18

Distributions
From net investment income	(0.21)	(0.15)	(0.12)	(0.16)	(0.13)
From net realized gains	(0.97)	(0.06)	(0.30)	(0.86)	(0.07)

Total distributions	(1.18)	(0.21)	(0.42)	(1.02)	(0.20)

Net Asset Value
End of year	$8.38	$13.70	$12.25	$11.63	$11.77

Total Return(b)	(32.40)%	13.61%	9.12%	7.96%	11.16%
Net Assets End of Year (000’s)	$36,361	$81,632	$71,949	$61,698	$62,934
Ratio and Supplemental Data
Expenses to average net assets	0.90%	0.89%	0.89%	0.94%	0.96%
Net investment income, to average net assets	1.89%	1.49%	1.32%	1.17%	1.45%
Portfolio turnover rate	67%	60%	47%	50%	128%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$13.64	$12.21	$11.61	$11.77	$10.79
Investment Operations
Net investment income(a)	0.19	0.16	0.13	0.11	0.14
Net realized and unrealized gain (loss)	(4.34)	1.46	0.87	0.74	1.01

Total operations	(4.15)	1.62	1.00	0.85	1.15

Distributions
From net investment income	(0.19)	(0.13)	(0.10)	(0.15)	(0.10)
From net realized gains	(0.97)	(0.06)	(0.30)	(0.86)	(0.07)

Total distributions	(1.16)	(0.19)	(0.40)	(1.01)	(0.17)

Net Asset Value
End of year	$8.33	$13.64	$12.21	$11.61	$11.77

Total Return(b)	(32.57)%	13.38%	8.74%	7.79%	10.88%
Net Assets End of Year (000’s)	$22,473	$20,711	$9,672	$3,791	$2,457
Ratio and Supplemental Data
Expenses to average net assets	1.15%	1.14%	1.14%	1.19%	1.19%
Net investment income, to average net assets	1.71%	1.25%	1.11%	0.91%	1.31%
Portfolio turnover rate	67%	60%	47%	50%	128%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Balanced also changed its name to Transamerica Balanced VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $3 are included in net realized loss in the Statement of Operations.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products.
AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million up to $500 million	0.75%
Over $500 million up to $1.5 billion	0.70%
Over $1.5 billion	0.625%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          1.40% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $2 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$37,099
U.S. Government	12,474

Proceeds from maturities and sales of securities:
Long-term	48,707
U.S. Government	12,716
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$998
Long-term Capital Gain	390

2008 Distributions paid from:
Ordinary Income	1,371
Long-term Capital Gain	6,190
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$1,381

Undistributed Long-term Capital Gain	$1,159

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(2,027)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(11,596)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Balanced VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Balanced VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $6,190 for the year ended December 31, 2008.

14

Transamerica BlackRock Large Cap Value VP
(unaudited)
MARKET ENVIRONMENT
2008 turned out to be a year investors would like to forget, but instead will vividly remember. For much of the first half of the year, equity markets held together as the hope of global decoupling kept investors from panicking despite substantial deterioration in credit markets. The seminal event appears to have been Lehman Brothers’ bankruptcy declaration in September, which drove fear higher and confidence lower while causing a massive decline in economic activity in the United States and globally. Although at times somewhat erratic, monetary and fiscal policy efforts became aggressive, attempting to fight off systemic collapse and growing deflationary forces. As a result, risk premia of all types rose substantially and geographic and other correlations increased. The price of riskier assets, including equities, lower quality bonds and commodities, collapsed in record time as volatility levels soared. By contrast, higher quality assets, especially Treasury instruments, advanced as returns on cash fell to near zero. Most governments have announced or are in the process of announcing massive stimulus packages in an effort to stem economic decline and encourage recovery. Defensive stocks (consumer staples and healthcare) declined the least as financial stocks crumbled. US equity markets noticeably outperformed by falling less than many other markets and the US dollar enjoyed a rally in the second half of 2008.
PERFORMANCE
For the year ended December 31, 2008, Transamerica BlackRock Large Cap Value VP Initial Class returned (33.89)%. By comparison its benchmark, the Russell 1000® Value Index, returned (36.85)%.
STRATEGY REVIEW
We maintained an underweight in the financial sector, particularly in the diversified financials, capital markets and thrifts and mortgage finance sub-sectors, which added solidly to relative returns. We decreased exposure to select financials names throughout the 12-month period, exiting our position in American International Group, Inc. (“AIG”) and trimming several others. By contrast, we maintained an overweight in the insurance sub-sector, where stock selection was beneficial. We focused primarily on property and casualty names, such as Chubb Corp. and Travelers Cos., Inc.
In the consumer discretionary sector, our weighting was geared primarily towards the consumer trend to trade down, rather than to large retail department stores. McDonald’s Corp. was the largest contributor in this segment.
During the period, we increased the portfolio’s overweight positioning in healthcare, as we believe it to be a fairly defensive and resilient sector—people still need medical care, even during a recession. A heavier weighting to managed care in the earlier part of the year detracted from results, however, we are now more balanced across big pharmaceuticals, medical technology and bio-technology. Overall, we prefer the portfolio’s defensive weighting to be within healthcare, as opposed to consumer staples or utilities.
We significantly reduced the portfolio’s exposure to the materials sector during the year, as the group was among the most negatively affected by the downturn in commodity prices. However, we maintained the portfolio’s allocation to energy. Our positioning in high-quality, asset-based, integrated oil companies contributed positively in the later part of the year, though it detracted when oil was trading at extremely elevated prices. We have made some tactical purchases of refiners, as lower crude prices will drive improving margins. We purchased some of these refiners at very depressed valuations. In the long-term, we remain bullish on energy and believe that the best way to profit from this view is by focusing on high-quality companies.
Finally, in information technology (“IT”), while an overweight detracted from performance during the year, we remain confident in the portfolio’s allocation and industry selection—approximately two thirds of the portfolio’s weighting in the sector comprises defensively-positioned companies with high cash flow, good balance sheets and recurring revenue, and the remainder is invested in cyclical companies with lean supply chains, which are well-positioned to benefit once economies recover.
The portfolio’s large underweight position in both AIG and Bank of America Corp. was one of the strongest contributors to performance, as shares of both names plummeted during the 12 months (AIG was down more than 97% over the period, while shares of Bank of America Corp. fell 63%). Notably, we sold out of AIG prior to the fourth quarter as we saw its declining fundamentals. Our avoidance of benchmark holding Wachovia Corp., which declined 87% overall, proved advantageous as well. In consumer discretionary, McDonald’s Corp. performed strongly, as the company saw positive global same-store sales trends despite a deteriorating consumer spending environment. Other positive performers included biotech giant Amgen, Inc. and insurers Chubb Corp. and Travelers Cos., Inc.
Overweight positions in Freeport-McMoRan Copper & Gold, Inc. and Anadarko Petroleum Corp. were among the largest detractors from portfolio performance during the annual period. Notably, we exited our position in Freeport-McMoRan Copper & Gold, Inc. by the end of the year. An underweight in Wells Fargo & Co. also hurt comparative results, as the banking giant was one of the seven financial stocks in the index to record a positive return for the 12 months.

1

STRATEGY ENVIRONMENT
An underweight and stock selection in the financials sector was among the primary contributors to performance during the annual period. Our emphasis on insurance names and significant underweight in the diversified financials, capital markets and thrifts and mortgage finance sub-sectors proved most advantageous. The portfolio’s underweight and stock selection in the consumer discretionary sector also aided relative performance, as did an overweight in healthcare. In IT, stock selection was favorable, although the portfolio’s overweight in the sector was a detractor. The portfolio’s underweight in both consumer staples and utilities hampered relative returns. Stock selection in materials also was a notable detractor, as the sector was profoundly affected by the free-fall in commodity prices.
At the end of the reporting period, the portfolio remained overweight in the IT, energy and healthcare sectors, and was underweight in utilities, financials, materials, telecommunication services and consumer staples.
Robert C. Doll, Jr., CFA, CPA
Daniel Hanson, CFA
Co-Portfolio Managers
BlackRock Investment Management, LLC

2

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(33.89)%	2.10%	4.19%	5.76%	05/01/1996
Russell 1000 Value*	(36.85)%	(0.79)%	1.36%	5.84%	05/01/1996
Service Class	(34.06)%	1.85%	N/A	6.15%	05/01/2003

NOTES

*	The Russell 1000 Value Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

3

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$740.78	0.83%	$3.63
Hypothetical (b)	1,000.00	1,020.96	0.83	4.22

Service Class
Actual	1,000.00	739.43	1.08	4.72
Hypothetical (b)	1,000.00	1,019.71	1.08	5.48

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

4

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (100.0%)
Aerospace & Defense (4.2%)
General Dynamics Corp.	195,000	$11,230
L-3 Communications Corp.	5,000	369
Lockheed Martin Corp.	20,000	1,682
Northrop Grumman Corp.	208,000	9,368
Raytheon Co. ^	151,000	7,707
Airlines (0.8%)
Southwest Airlines Co.	687,000	5,922
Biotechnology (2.4%)
Amgen, Inc. ‡	300,000	17,325
Capital Markets (1.1%)
Ameriprise Financial, Inc.	347,000	8,106
Commercial Banks (0.9%)
SunTrust Banks, Inc. ^	107,000	3,161
Wells Fargo & Co. ^	132,000	3,891
Commercial Services & Supplies (1.2%)
Waste Management, Inc.	265,000	8,782
Computers & Peripherals (0.9%)
Hewlett-Packard Co.	168,000	6,097
QLogic Corp. ‡ ^	68,000	914
Consumer Finance (1.4%)
Capital One Financial Corp. ^	309,000	9,854
Diversified Financial Services (1.0%)
Bank of America Corp.	215,000	3,027
JPMorgan Chase & Co.	134,000	4,225
Diversified Telecommunication Services (2.3%)
AT&T, Inc.	467,000	13,309
Frontier Communications Corp. ^	219,000	1,914
Verizon Communications, Inc.	43,000	1,458
Electrical Equipment (0.1%)
Hubbell, Inc. -Class B	29,000	948
Electronic Equipment & Instruments (0.8%)
Agilent Technologies, Inc. ‡	232,000	3,626
Arrow Electronics, Inc. ‡ ^	111,000	2,091
Energy Equipment & Services (1.4%)
Ensco International, Inc. ^	211,000	5,990
Tidewater, Inc. ^	107,000	4,309
Food & Staples Retailing (1.1%)
Kroger Co. ^	295,000	7,791
Food Products (2.1%)
General Mills, Inc.	145,000	8,809
HJ Heinz Co.	171,000	6,430
Health Care Providers & Services (6.1%)
Aetna, Inc.	238,000	6,783
AmerisourceBergen Corp. -Class A	181,000	6,454
Cigna Corp.	296,000	4,988
McKesson Corp.	179,000	6,933
Medco Health Solutions, Inc. ‡ ^	162,000	6,789
Quest Diagnostics, Inc. ^	26,000	1,350
WellPoint, Inc. ‡	251,000	10,575
Hotels, Restaurants & Leisure (1.1%)
McDonald’s Corp.	126,000	7,836
Household Durables (2.8%)
Lennar Corp. -Class A ^	723,000	6,268
Pulte Homes, Inc. ^	602,000	6,580
Toll Brothers, Inc. ‡	342,000	7,329
Household Products (3.4%)
Procter & Gamble Co.	404,000	24,975
Independent Power Producers & Energy Traders (1.0%)
NRG Energy, Inc. ‡ ^	314,000	7,326
Industrial Conglomerates (1.9%)
General Electric Co. ^	850,000	13,770
Insurance (9.3%)
Allstate Corp.	313,000	10,254
Axis Capital Holdings, Ltd.	102,000	2,970
Chubb Corp.	204,000	10,404
HCC Insurance Holdings, Inc. ^	171,000	4,574
Lincoln National Corp. ^	441,000	8,308
PartnerRe, Ltd.	36,000	2,566
Prudential Financial, Inc. ^	296,000	8,957
Torchmark Corp. ^	40,000	1,788
Travelers Cos., Inc.	270,000	12,204
Unum Group	111,000	2,065
W.R. Berkley Corp. ^	129,000	3,999
Leisure Equipment & Products (0.6%)
Hasbro, Inc.	140,000	4,084
Machinery (0.6%)
AGCO Corp. ‡	80,000	1,887
Timken Co.	92,000	1,806
Media (2.7%)
Interpublic Group of Cos., Inc. ‡ ^	609,000	2,412
Omnicom Group, Inc. ^	176,000	4,738
Time Warner, Inc. ^	1,210,000	12,173
Metals & Mining (1.0%)
Reliance Steel & Aluminum Co. ^	44,000	877
U.S. Steel Corp. ^	180,000	6,696
Multiline Retail (0.2%)
Dollar Tree, Inc. ‡ ^	31,000	1,296
Office Electronics (0.4%)
Xerox Corp.	355,000	2,829
Oil, Gas & Consumable Fuels (25.6%)
Anadarko Petroleum Corp.	267,000	10,293
Apache Corp.	151,000	11,254
Chevron Corp.	436,000	32,251
ConocoPhillips ^	394,000	20,409
Devon Energy Corp.	160,000	10,514
Exxon Mobil Corp.	795,000	63,465
Hess Corp.	73,000	3,916
Marathon Oil Corp.	389,000	10,643
Occidental Petroleum Corp. ^	100,000	5,999
Overseas Shipholding Group, Inc. ^	54,000	2,274
Sunoco, Inc. ^	176,000	7,649
Valero Energy Corp.	417,000	9,024
Pharmaceuticals (12.6%)
Eli Lilly & Co.	338,000	13,611
Johnson & Johnson	458,000	27,402
Merck & Co., Inc. ^	287,000	8,725
Pfizer, Inc.	1,510,000	26,742
Wyeth	397,000	14,891
Road & Rail (0.9%)
CSX Corp.	142,000	4,611
Norfolk Southern Corp.	48,000	2,258
Semiconductors & Semiconductor Equipment (1.8%)
Intersil Corp. -Class A ^	369,000	3,391
KLA-Tencor Corp. ^	220,000	4,794
Novellus Systems, Inc. ‡ ^	330,000	4,072
The notes to the financial statements are an integral part of this report.

5

	Shares	Value
Software (4.0%)
BMC Software, Inc. ‡ ^	247,000	$6,647
CA, Inc.	132,000	2,446
Compuware Corp. ‡ ^	863,000	5,825
McAfee, Inc. ‡ ^	159,000	5,497
Symantec Corp. ‡ ^	665,000	8,991
Specialty Retail (2.3%)
Gap, Inc.	526,000	7,043
Limited Brands, Inc. ^	327,000	3,283
RadioShack Corp. ^	508,000	6,065

Total Common Stocks (cost $845,953)		727,163

INVESTMENT COMPANY (0.0%)
Capital Markets (0.0%)
Merrill Lynch Money Market Mutual Fund 4.50% ▲	237,190	237

Total Investment Company (cost $237)		237

SECURITIES LENDING COLLATERAL (6.9%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	50,456,491	50,456

Total Securities Lending Collateral (cost $50,456)		50,456

Total Investment Securities (cost $896,646) #		$777,856

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $49,148.

‡	Non-income producing security.

▲	Interest rate shown reflects the yield at 12/31/2008.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $919,424. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $18,232 and $159,800, respectively. Net unrealized depreciation for tax purposes is $141,568.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$777,619	$237	$—	$777,856
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $896,646) (including securities loaned of $49,148)	$777,856
Receivables:
Investment securities sold	784
Shares sold	1
Interest	1
Income from loaned securities	50
Dividends	903

779,595

Liabilities:
Investment securities purchased	1,082
Accounts payable and accrued liabilities:
Shares redeemed	155
Management and advisory fees	490
Distribution and service fees	3
Transfer agent fees	1
Administration fees	13
Payable for collateral for securities on loan	50,456
Other	70

52,270

Net Assets	$727,325

Net Assets Consist of:
Capital Stock ($.01 par value)	$656
Additional paid-in capital	967,080
Undistributed net investment income	11,377
Accumulated net realized loss from investment securities	(132,998)
Net unrealized depreciation on:
Investment securities	(118,790)

Net Assets	$727,325

Net Assets by Class:
Initial Class	$712,006
Service Class	15,319
Shares Outstanding:
Initial Class	64,207
Service Class	1,376
Net Asset Value and Offering Price Per Share:
Initial Class	$11.09
Service Class	11.13
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$17,773
Interest	123
Income from loaned securities-net	426

18,322

Expenses:
Management and advisory fees	6,469
Printing and shareholder reports	48
Custody fees	91
Administration fees	166
Legal fees	34
Audit fees	19
Trustees fees	23
Transfer agent fees	17
Registration fees	— (a)
Distribution and service fees:
Service Class	61
Other	16

Total expenses	6,944

Net Investment Income	11,378

Net Realized Loss from:
Investment securities	(131,766)

Net Decrease in Unrealized Depreciation on:
Investment securities	(235,680)

Net Realized and Unrealized Loss	(367,446)

Net Decrease In Net Assets Resulting from Operations	$(356,068)

(a)	Rounds to less than $1.
The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$11,378	$8,793
Net realized gain (loss) from investment securities	(131,766)	110,970
Change in net unrealized depreciation on investment securities	(235,680)	(75,199)

Net increase (decrease) in net assets resulting from operations	(356,068)	44,564

Distributions to Shareholders:
From net investment income:
Initial Class	(8,637)	(8,239)
Service Class	(156)	(253)

	(8,793)	(8,492)

From net realized gains:
Initial Class	(109,017)	(95,448)
Service Class	(2,955)	(3,522)

	(111,972)	(98,970)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	289,936	98,197
Service Class	8,086	17,129

	298,022	115,326

Dividends and distributions reinvested:
Initial Class	117,654	103,687
Service Class	3,111	3,775

	120,765	107,462

Cost of shares redeemed:
Initial Class	(92,609)	(335,255)
Service Class	(16,525)	(12,598)

	(109,134)	(347,853)

Net increase (decrease) in net assets from capital shares transactions	309,653	(125,065)

Net decrease in net assets	(167,180)	(187,963)

Net Assets:
Beginning of year	894,505	1,082,468

End of year	$727,325	$894,505

Undistributed Net Investment Income	$11,377	$8,792

Share Activity:
Shares issued:
Initial Class	17,571	4,698
Service Class	513	815

	18,084	5,513

Shares issued-reinvested from distributions:
Initial Class	7,960	5,498
Service Class	210	199

	8,170	5,697

Shares redeemed:
Initial Class	(6,262)	(15,943)
Service Class	(1,092)	(615)

	(7,354)	(16,558)

Net increase (decrease) in shares outstanding:
Initial Class	19,269	(5,747)
Service Class	(369)	399

	18,900	(5,348)

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.16	$20.80	$18.72	$17.17	$14.97
Investment Operations
Net investment income(a)	0.21	0.20	0.17	0.13	0.18
Net realized and unrealized gain (loss)	(6.18)	0.72	2.91	2.54	2.47

Total operations	(5.97)	0.92	3.08	2.67	2.65

Distributions
From net investment income	(0.15)	(0.20)	(0.10)	(0.12)	(0.16)
From net realized gains	(1.95)	(2.36)	(0.90)	(1.00)	(0.29)

Total distributions	(2.10)	(2.56)	(1.00)	(1.12)	(0.45)

Net Asset Value
End of year	$11.09	$19.16	$20.80	$18.72	$17.17

Total Return(b)	(33.89)%	4.64%	16.92%	15.94%	18.34%
Net Assets End of Year (000’s)	$712,006	$860,991	$1,054,389	$860,826	$584,426
Ratio and Supplemental Data
Expenses to average net assets	0.83%	0.85%	0.83%	0.84%	0.85%
Net investment income, to average net assets	1.38%	0.94%	0.86%	0.70%	1.19%
Portfolio turnover rate	85%	67%	60%	69%	132%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.21	$20.87	$18.81	$17.27	$15.06
Investment Operations
Net investment income(a)	0.17	0.14	0.13	0.09	0.15
Net realized and unrealized gain (loss)	(6.20)	0.73	2.91	2.57	2.48

Total operations	(6.03)	0.87	3.04	2.66	2.63

Distributions
From net investment income	(0.10)	(0.17)	(0.08)	(0.12)	(0.13)
From net realized gains	(1.95)	(2.36)	(0.90)	(1.00)	(0.29)

Total distributions	(2.05)	(2.53)	(0.98)	(1.12)	(0.42)

Net Asset Value
End of year	$11.13	$19.21	$20.87	$18.81	$17.27

Total Return(b)	(34.06)%	4.35%	16.62%	15.73%	18.00%
Net Assets End of Year (000’s)	$15,319	$33,514	$28,079	$14,908	$3,189
Ratio and Supplemental Data
Expenses to average net assets	1.08%	1.10%	1.08%	1.09%	1.10%
Net investment income, to average net assets	1.06%	0.70%	0.64%	0.49%	0.97%
Portfolio turnover rate	85%	67%	60%	69%	132%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, BlackRock Large Cap Value also changed its name to Transamerica BlackRock Large Cap Value VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street Bank & Trust Company (“State Street”) acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$36,116	4.97%

Transamerica Asset Allocation-Growth VP	107,269	14.75

Transamerica Asset Allocation-Moderate VP	121,896	16.76

Transamerica Asset Allocation-Moderate Growth VP	285,636	39.27

Total	$550,917	75.75%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million up to $750 million	0.775%
Over $750 million	0.75%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $30 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $2.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$913,656
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	711,938
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforwards are available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the periods listed:

Capital Loss
Carryforwards	Available Through
$ 76	December 31, 2010
$49,075	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$8,492
Long-term Capital Gain	98,970

2008 Distributions paid from:
Ordinary Income	8,793
Long-term Capital Gain	111,972
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$11,378

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(49,151)

Post October Capital Loss Deferral	$(61,070)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(141,568)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica BlackRock Large Cap Value VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica BlackRock Large Cap Value VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $111,972 for the year ended December 31, 2008.

14

Transamerica Capital Guardian Global VP
(unaudited)
MARKET ENVIRONMENT
2008 was a watershed year. The financial crisis that began in a corner of the U.S. sub-prime mortgage market in early 2007 spread to every corner of financial markets and the global economy, leaving no country, industry or financial asset untouched. Stocks, corporate bonds, securitized debt, commodities and real estate all tumbled, destroying long-standing correlation assumptions among assets as investors turned to the safety of government bonds and gold.
Almost all developed markets suffered large losses. The Morgan Stanley Capital International World Index (“MSCIW”) declined 40.33% in U.S. dollar terms. Unlike previous bear markets, there was no place for investors to hide. The financials and materials sectors of the index declined by more than 50%; while consumer discretionary, information technology and industrial sectors — among the most sensitive to swings in the business cycle — declined by more than 40%.
Financials were at the heart of the economic and market turmoil. As banks struggled with mounting losses and deteriorating balance sheets and in turn cut off credit to the broader economy, policymakers were thrust into a battle to save the banking system from collapse. The U.S., U.K., Irish and German governments were among those to take large stakes in a number of commercial banks in exchange for capital injections, severely diluting the holdings of existing investors in the process. Energy and materials stocks also fell sharply as expectations for oil and commodities demand were revised lower in tandem with a marked slowdown in world growth.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Capital Guardian Global VP Initial Class returned (40.90)%. By comparison its benchmark, MSCIW, returned (40.33)%.
STRATEGY REVIEW
The portfolio’s returns were slightly below the benchmark in part due to our underestimating the economic downturn, which affected stock selection in several sectors. Among financials, the effective nationalization of two U.S. mortgage agencies, Fannie Mae and Freddie Mac, hurt portfolio returns. The Japanese financing company ORIX Corp. declined as it became more difficult for non-bank finance companies to obtain funding. Shares of French bank BNP Paribas and global insurance company ING Groep NV also fell sharply, hurting results. Some of the portfolio’s energy stocks led to lower returns, particularly Schlumberger, Ltd. and Suncor Energy, Inc. Schlumberger is one of the world’s top oil services companies, helping large companies maintain refineries and provide equipment to drill oil. Although shares fell following the drop in crude oil futures, we believe the company is well-positioned to weather the financial storm and is likely to emerge stronger in the longer term. On the other hand, several energy stocks were also among the large positive contributors to results, including U.S, coal producer Peabody Energy and Canadian oil and gas company EnCana Corp. In the materials sector, shares of building company Vulcan Materials also rose as investors hoped that huge infrastructure projects likely to be undertaken by the U.S. federal government would benefit construction-related companies. Among health care stocks, shares of ImClone Systems, Inc. rose on a bid from Eli Lilly and those of Genentech, Inc. benefited from a bid from French company Roche. Over the year, we shifted the portfolio to a more defensive stance as markets deteriorated. We reduced investments in the cyclical areas of energy and materials and increased our investments in health care and consumer staples, more defensive areas of the market. Among the healthcare stocks we purchased were Roche Holdings and Abbott Laboratories, companies that we believe have strong drug pipelines. Among materials stocks we reduced were Potash Corp. of Saskatchewan and Rio-Tinto.
David I. Fisher
Richard N. Havas
Nancy J. Kyle
Lionel M. Sauvage
Terry Berkemeier
Eric H. Stern
Rudolf M. Staehelin
Co-Portfolio Managers
Capital Guardian Trust Company

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(40.90)%	(2.58)%	0.86%	1.38%	02/03/1998
MSCI World (USD)*	(40.33)%	0.00%	(0.19)%	1.61%	02/03/1998
Service Class	(41.09)%	(2.83)%	N/A	2.54%	05/01/2003

NOTES

*	The Morgan Stanley Capital International World (MSCI World (USD)) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.
The historical financial information for periods prior to May 1, 2002 has been derived from the financial history of the predecessor portfolio, Capital Guardian Global Portfolio, of the Endeavor Series Trust. Capital Guardian Trust Company has been the portfolio’s subadviser since October 9, 2000. Prior to that a different firm managed the portfolio and the performance set forth above prior to October 9, 2000 is attributable to that firm.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$652.18	1.21%	$5.03
Hypothetical (b)	1,000.00	1,019.05	1.21	6.14

Service Class
Actual	1,000.00	651.10	1.46	6.06
Hypothetical (b)	1,000.00	1,017.80	1.46	7.41

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
CONVERTIBLE PREFERRED STOCK (0.1%)
United States (0.1%)
Freeport-McMoRan Copper & Gold, Inc., 6.75% ▲	1,600	$76

Total Convertible Preferred Stock (cost $59)		76

COMMON STOCKS (96.2%)
Australia (2.6%)
Amcor, Ltd.	30,404	124
Arrow Energy, Ltd. ‡ ^	97,647	185
Billabong International, Ltd.	26,600	146
Macquarie Group, Ltd. ^	3,643	74
Newcrest Mining, Ltd.	27,895	664
QBE Insurance Group, Ltd. ^	38,304	692
Telstra Corp., Ltd.	109,000	292
Woodside Petroleum, Ltd.	5,600	145
Woolworths, Ltd.	23,538	439
Austria (0.1%)
Telekom Austria AG	10,600	154
Belgium (0.1%)
Anheuser — Bush InBev NV	4,509	105
Fortis ‡	7,400	♦
Bermuda (0.4%)
Li & Fung, Ltd.	92,000	159
SeaDrill, Ltd. ^	28,200	230
Brazil (0.2%)
Cia Vale do Rio Doce -Class B ADR	7,100	76
Petroleo Brasileiro SA -Class A ADR ^	6,600	135
Canada (5.5%)
Barrick Gold Corp.	48,500	1,783
BCE, Inc.	18,200	370
Cameco Corp.	23,900	407
Canadian Natural Resources, Ltd.	16,800	663
EnCana Corp.	4,000	185
Inmet Mining Corp.	5,000	77
Ivanhoe Mines, Ltd. ‡ ^	41,000	109
Potash Corp. of Saskatchewan	11,200	812
Power Corp. of Canada	8,200	149
Shoppers Drug Mart Corp. ^	4,900	191
Suncor Energy, Inc.	41,700	801
Denmark (0.2%)
Genmab AS ‡ ^	6,400	248
Egypt (0.0%)
Orascom Construction Industries Reg S GDR	1,000	50
France (8.0%)
Accor SA ^	9,600	473
Air Liquide SA	2,900	266
AXA SA	20,806	467
BNP Paribas	16,030	692
Bouygues	24,148	1,025
Electricite de France EDF	4,500	262
Groupe Danone ^	3,700	224
Lafarge SA ^	4,800	294
L’Oreal SA	13,700	1,196
Michelin -Class B	3,800	201
Pernod-Ricard SA ^	10,359	770
Rhodia SA ^	11,700	74
Schneider Electric SA	2,500	186
Societe Generale	3,450	175
Total SA	10,800	594
Vallourec	3,432	390
Veolia Environnement	20,508	647
Vivendi	7,500	245
Germany (2.2%)
Allianz SE	6,600	702
Bayer AG	3,200	186
Bayerische Motoren Werke AG	13,700	421
Commerzbank AG ^	14,900	141
Deutsche Boerse AG	2,290	166
Muenchener Rueckversicherungs AG	1,201	186
SAP AG ADR	3,500	127
SAP AG	11,600	421
Hong Kong (0.3%)
Link REIT	179,000	298
Ireland (1.0%)
CRH PLC	26,100	671
Ryanair Holdings PLC ADR ‡ ^	10,400	302
Israel (0.5%)
Teva Pharmaceutical Industries, Ltd. ADR ^	12,114	516
Japan (12.7%)
AEON Co., Ltd. ^	29,400	296
Bank of Yokohama, Ltd. ^	72,000	425
Bridgestone Corp. ^	1,200	18
Canon, Inc.	7,200	228
Chiyoda Corp. ^	46,000	256
Fanuc, Ltd. ^	10,000	717
Japan Tobacco, Inc.	46	152
JGC Corp.	27,000	404
Keyence Corp. ^	2,200	452
Mitsubishi Estate Co., Ltd.	14,000	231
Mitsui Sumitomo Insurance Group Holdings, Inc.	7,800	248
Murata Manufacturing Co., Ltd. ^	3,500	137
Nintendo Co., Ltd.	4,800	1,834
Nippon Sheet Glass Co., Ltd. ^	50,000	166
Nomura Holdings, Inc. ^	42,600	355
NTT DoCoMo, Inc.	383	754
Oracle Corp. ^	4,700	203
ORIX Corp.	3,810	218
Shimamura Co., Ltd. ^	2,700	208
Shin-Etsu Chemical Co., Ltd.	6,200	286
SMC Corp.	5,600	577
Softbank Corp. ^	74,700	1,357
Sumitomo Corp. ^	17,300	153
Sumitomo Metal Industries, Ltd.	62,000	153
Sumitomo Mitsui Financial Group, Inc. ^	88	365
Suzuki Motor Corp.	42,300	591
TDK Corp. ^	4,100	151
Tokio Marine Holdings, Inc.	13,800	409
Tokyu Corp.	66,000	333
Trend Micro, Inc. ‡	23,000	808
Yamada Denki Co., Ltd.	8,860	619
Yamato Holdings Co., Ltd. ^	10,000	131
Korea, Republic of (0.1%)
Samsung Electronics Co., Ltd.	377	138
Mexico (2.1%)
America Movil SAB de CV — Class L ADR	18,615	577
Telefonos de Mexico SAB de CV -Class L ADR ^	27,800	582
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Mexico (continued)
Telmex Internacional SAB de CV ADR ^	15,000	$170
Wal-Mart de Mexico SAB de CV -Class V ^	246,800	659
Netherlands (2.5%)
Koninklijke Ahold NV	81,700	1,007
Koninklijke KPN NV	49,700	723
Unilever NV	33,700	817
Netherlands Antilles (0.8%)
Schlumberger, Ltd.	17,600	745
Norway (0.3%)
Telenor ASA	46,500	314
Papua New Guinea (0.2%)
Oil Search, Ltd.	64,000	210
Russian Federation (0.0%)
Severstal Reg S GDR	17,200	47
Spain (0.9%)
Banco Bilbao Vizcaya Argentaria SA	58,400	724
Inditex SA ^	5,700	254
Sweden (0.9%)
Telefonaktiebolaget LM Ericsson -Class B ^	113,800	887
Telefonaktiebolaget LM Ericsson ADR ^	3,400	26
Switzerland (5.9%)
ACE, Ltd.	3,600	191
Givaudan SA ^	368	291
Holcim, Ltd. ^	14,672	849
Julius Baer Holding AG	3,465	134
Nestle SA	21,018	832
Novartis AG	5,669	284
Roche Holding AG	20,514	3,176
Swisscom AG	987	320
Transocean, Ltd. ‡	2,658	126
Taiwan (0.6%)
HON HAI Precision Industry Co., Ltd. Reg S GDR	34,500	134
HTC Corp. Reg S GDR	2,223	89
Taiwan Semiconductor Manufacturing Co., Ltd. ADR	47,113	372
United Kingdom (9.2%)
Arm Holdings PLC	137,600	174
BAE Systems PLC	119,700	651
BG Group PLC	19,300	267
BHP Billiton, Ltd.	14,147	274
BP PLC	109,269	843
HSBC Holdings PLC	17,100	167
Imperial Tobacco Group PLC	17,100	457
Royal Bank of Scotland PLC	82,355	61
Royal Dutch Shell PLC -Class A	75,068	1,985
Sabmiller PLC	120,500	2,023
Scottish & Southern Energy PLC	20,500	361
Smith & Nephew PLC	30,300	193
Smiths Group PLC	26,600	342
Tesco PLC	178,000	927
United Utilities Group PLC	23,000	209
Vodafone Group PLC	232,082	475
United States (38.9%)
Abbott Laboratories	23,300	1,244
Aflac, Inc.	8,000	367
Agilent Technologies, Inc. ‡	11,000	172
Air Products & Chemicals, Inc.	5,700	286
Allegheny Technologies, Inc. ^	15,200	388
Allergan, Inc.	19,800	798
Altria Group, Inc.	35,200	530
American Tower Corp. -Class A ‡ ^	17,600	516
Apollo Group, Inc. -Class A ‡ ^	4,900	375
Apple, Inc. ‡ ^	5,050	431
AT&T, Inc.	46,800	1,334
Baker Hughes, Inc. ^	3,100	99
Bank of America Corp.	6,500	91
Baxter International, Inc.	31,100	1,667
Berkshire Hathaway, Inc. -Class A ‡	6	580
BorgWarner, Inc. ^	8,280	180
Brocade Communications Systems, Inc. ‡ ^	142,700	400
Cardinal Health, Inc. ^	9,300	320
Celgene Corp. ‡ ^	13,800	763
Cisco Systems, Inc. ‡	42,000	685
Cliffs Natural Resources, Inc.	10,200	261
Comcast Corp. -Class A ^	13,650	230
Costco Wholesale Corp. ^	6,000	315
Danaher Corp. ^	6,100	345
DaVita, Inc. ‡	5,100	253
Delta Petroleum Corp. ‡ ^	12,900	61
Edison International	5,600	180
Energizer Holdings, Inc. ‡ ^	4,300	233
Exxon Mobil Corp.	6,700	535
FedEx Corp. ^	3,900	250
Fluor Corp. ^	21,400	960
Ford Motor Co. ‡ ^	18,200	42
Genentech, Inc. ‡	33,300	2,761
General Electric Co. ^	57,500	931
Goldman Sachs Group, Inc.	16,340	1,379
Google, Inc. -Class A ‡ ^	3,900	1,200
Hanesbrands, Inc. ‡ ^	8,612	110
Hewlett-Packard Co.	6,500	236
Home Depot, Inc.	8,100	187
Hudson City Bancorp, Inc. ^	40,900	653
Illinois Tool Works, Inc. ^	20,100	705
Iron Mountain, Inc. ‡ ^	10,000	247
Jabil Circuit, Inc. ^	22,400	151
Johnson Controls, Inc.	15,700	285
JPMorgan Chase & Co. ^	57,888	1,825
KLA-Tencor Corp. ^	11,900	259
Kraft Foods, Inc. -Class A ^	13,700	368
Las Vegas Sands Corp. ‡ ^	16,100	95
Lowe’s Cos., Inc.	12,000	258
Medtronic, Inc.	8,500	267
Micron Technology, Inc. ‡ ^	47,900	127
Microsoft Corp.	25,700	500
Monsanto Co.	8,100	570
MSCI, Inc. -Class A ‡ ^	21,400	380
News Corp. -Class A	51,513	468
Nordstrom, Inc. ^	11,000	146
Nucor Corp. ^	3,800	176
Omnicom Group, Inc.	5,600	151
Paychex, Inc. ^	24,700	649
PepsiCo, Inc.	16,400	898
Philip Morris International, Inc.	10,100	440
Progressive Corp. ^	39,700	588
The notes to the financial statements are an integral part of this report.

5

	Shares	Value
United States (continued)
Qualcomm, Inc.	15,500	$555
SanDisk Corp. ‡ ^	23,700	227
Sara Lee Corp. ^	37,800	370
Southern Co. ^	5,400	200
Sunpower Corp. -Class A ‡	3,100	115
SunTrust Banks, Inc. ^	1,900	56
Target Corp. ^	38,600	1,333
Time Warner Cable, Inc. -Class A ‡ ^	14,600	313
Time Warner Telecom, Inc. -Class A ‡ ^	16,600	141
Time Warner, Inc. ^	77,350	778
United Parcel Service, Inc. -Class B	14,000	772
United Technologies Corp. ^	2,700	145
Visa, Inc. -Class A ^	2,800	147
Vulcan Materials Co. ^	8,700	605
Walt Disney Co.	33,900	769
Wells Fargo & Co. ^	27,700	817
Yahoo, Inc. ‡	16,100	196

Total Common Stocks (cost $126,083)		98,545

	Principal
CONVERTIBLE BOND (0.1%)
United States (0.1%)
Ford Motor Co.
4.25%, 12/15/2036	$577,000	148

Total Convertible Bond (cost $208)		148

REPURCHASE AGREEMENT (3.1%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $3,136 on 01/02/2009 à •	3,136	3,136

Total Repurchase Agreement (cost $3,136)		3,136

	Shares
SECURITIES LENDING COLLATERAL (10.2%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	10,438,556	10,439

Total Securities Lending Collateral (cost $10,439)		10,439

Total Investment Securities (cost $139,925) #		$112,344

FORWARD FOREIGN CROSS CURRENCY CONTRACTS:

				Unrealized
			Settlement	Appreciation
Bought/Sold	Currency	Amount	Date	(Depreciation)
Buy	Japanese Yen	18,894	1/9/2009	$6
Sell	Canadian Dollar	258	1/9/2009	(6)
Buy	Japanese Yen	32,466	1/29/2009	(2)
Sell	Mexican Peso	4,788	1/29/2009	18
Buy	Japanese Yen	78,993	1/29/2009	(14)
Sell	Canadian Dollar	1,090	1/29/2009	3

				$5

The notes to the financial statements are an integral part of this report.

6

At December 31, 2008
(all amounts in thousands)

	Percentage of
INVESTMENTS BY INDUSTRY (unaudited):	Total Investments	Value
Oil, Gas & Consumable Fuels	6.2%	$7,016
Pharmaceuticals	5.7%	6,395
Insurance	4.1%	4,577
Diversified Telecommunication Services	3.9%	4,400
Metals & Mining	3.6%	4,084
Software	3.5%	3,893
Beverages	3.4%	3,797
Biotechnology	3.4%	3,772
Wireless Telecommunication Services	3.4%	3,679
Food & Staples Retailing	3.4%	3,642
Commercial Banks	3.3%	3,623
Media	2.7%	2,954
Machinery	2.4%	2,734
Construction & Engineering	2.4%	2,693
Food Products	2.4%	2,611
Chemicals	2.3%	2,585
Communications Equipment	2.3%	2,554
Diversified Financial Services	2.2%	2,463
Construction Materials	2.1%	2,419
Health Care Equipment & Supplies	1.9%	2,128
Capital Markets	1.7%	1,942
Tobacco	1.4%	1,579
Specialty Retail	1.3%	1,527
Multiline Retail	1.3%	1,479
Internet Software & Services	1.2%	1,396
Industrial Conglomerates	1.1%	1,274
Semiconductors & Semiconductor Equipment	1.1%	1,205
Automobiles	1.1%	1,203
Energy Equipment & Services	1.0%	1,200
Personal Products	1.0%	1,195
Air Freight & Logistics	1.0%	1,153
Electronic Equipment & Instruments	0.9%	1,061
Electric Utilities	0.9%	1,003
Computers & Peripherals	0.8%	983
Multi-Utilities	0.8%	856
Aerospace & Defense	0.7%	796
IT Services	0.7%	796
Auto Components	0.6%	684
Thrifts & Mortgage Finance	0.6%	653
Health Care Providers & Services	0.5%	573
Hotels, Restaurants & Leisure	0.5%	568
Diversified Consumer Services	0.3%	375
Road & Rail	0.3%	333
Airlines	0.3%	302
Electrical Equipment	0.3%	301
Real Estate Investment Trusts	0.3%	298
Textiles, Apparel & Luxury Goods	0.2%	256
Commercial Services & Supplies	0.2%	247
Household Products	0.2%	233
Real Estate Management & Development	0.2%	231
Office Electronics	0.2%	228
Consumer Finance	0.2%	218
Building Products	0.1%	166
Distributors	0.1%	159
Trading Companies & Distributors	0.1%	153
Containers & Packaging	0.1%	124

Investment Securities, at Value	87.9%	98,769
Short-Term Investments	12.1%	13,575

Total Investments	100.0%	$112,344

The notes to the financial statements are an integral part of this report.

7

NOTES TO SCHEDULE OF INVESTMENTS:
▲	Interest rate shown reflects the yield at 12/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $10,077.

‡	Non-income producing security.

♦	Value is less than $1.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $3,250.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $141,170. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,486 and $31,312, respectively. Net unrealized depreciation for tax purposes is $28,826.
DEFINITIONS:
ADR	American Depositary Receipt

GDR	Global Depositary Receipt

PLC	Public Limited Company

REIT	Real Estate Investment Trust
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities				Other Financial Instruments*
Level 1	Level 2	Level 3	Total Investments in Securities	Level 1	Level 2	Level 3
$60,741	$51,603	$—	$112,344	$—	$5	$—

*	Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The notes to the financial statements are an integral part of this report.

8

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $139,925) (including securities loaned of $10,077)	$112,344
Cash	1
Foreign currency (cost: $285)	287
Receivables:
Investment securities sold	129
Shares sold	48
Interest	1
Income from loaned securities	15
Dividends	206
Dividend reclaims	77
Unrealized appreciation on forward foreign currency contracts	27

113,135

Liabilities:
Investment securities purchased	172
Accounts payable and accrued liabilities:
Shares redeemed	13
Management and advisory fees	93
Distribution and service fees	2
Administration fees	2
Payable for collateral for securities on loan	10,439
Unrealized depreciation on forward foreign currency contracts	22
Other	59

10,802

Net Assets	$102,333

Net Assets Consist of:
Capital Stock ($.01 par value)	$215
Additional paid-in capital	148,215
Undistributed net investment income	1,055
Accumulated net realized loss from investment securities and foreign currency transactions	(19,566)
Net unrealized depreciation on:
Investment securities	(27,581)
Translation of assets and liabilities denominated in foreign currencies	(5)

Net Assets	$102,333

Net Assets by Class:
Initial Class	$93,301
Service Class	9,032
Shares Outstanding:
Initial Class	19,604
Service Class	1,905
Net Asset Value and Offering Price Per Share:
Initial Class	$4.76
Service Class	4.74
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $248)	$3,610
Interest	29
Income from loaned securities-net	148

3,787

Expenses:
Management and advisory fees	1,611
Printing and shareholder reports	15
Custody fees	130
Administration fees	31
Legal fees	6
Audit fees	18
Trustees fees	5
Transfer agent fees	3
Distribution and service fees:
Service Class	33
Other	4

Total expenses	1,856

Net Investment Income	1,931

Net Realized Loss from:
Investment securities	(18,676)
Foreign currency transactions	(418)

(19,094)

Net Decrease in Unrealized Depreciation on:
Investment securities	(58,728)
Translation of assets and liabilities denominated in foreign currencies	(65)

(58,793)

Net Realized and Unrealized Loss	(77,887)

Net Decrease In Net Assets Resulting from Operations	$(75,956)

The notes to the financial statements are an integral part of this report.

9

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,931	$1,699
Net realized gain (loss) from investment securities and foreign currency transactions	(19,094)	26,288
Change in net unrealized depreciation on investment securities and foreign currency translation	(58,793)	(14,091)

Net increase (decrease) in net assets resulting from operations	(75,956)	13,896

Distributions to Shareholders:
From net investment income:
Initial Class	(1,107)	(1,764)
Service Class	(76)	(94)

	(1,183)	(1,858)

From net realized gains:
Initial Class	(23,763)	(17,744)
Service Class	(2,369)	(1,217)

	(26,132)	(18,961)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	7,946	12,644
Service Class	3,674	5,481

	11,620	18,125

Dividends and distributions reinvested:
Initial Class	24,870	19,508
Service Class	2,445	1,311

	27,315	20,819

Cost of shares redeemed:
Initial Class	(38,526)	(49,396)
Service Class	(3,904)	(2,739)

	(42,430)	(52,135)

Net decrease in net assets from capital shares transactions	(3,495)	(13,191)

Net decrease in net assets	(106,766)	(20,114)

Net Assets:
Beginning of year	209,099	229,213

End of year	$102,333	$209,099

Undistributed Net Investment Income	$1,055	$436

Share Activity:
Shares issued:
Initial Class	1,123	1,213
Service Class	478	535

	1,601	1,748

Shares issued-reinvested from distributions:
Initial Class	3,674	2,043
Service Class	362	137

	4,036	2,180

Shares redeemed:
Initial Class	(4,909)	(4,731)
Service Class	(563)	(264)

	(5,472)	(4,995)

Net increase (decrease) in shares outstanding:
Initial Class	(112)	(1,475)
Service Class	277	408

	165	(1,067)

The notes to the financial statements are an integral part of this report.

10

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.80	$10.23	$13.69	$12.88	$11.66
Investment Operations
Net investment income(a)	0.10	0.08	0.11	0.11	0.08
Net realized and unrealized gain (loss)	(3.67)	0.53	1.43	1.17	1.18

Total operations	(3.57)	0.61	1.54	1.28	1.26

Distributions
From net investment income	(0.07)	(0.09)	(0.36)	(0.06)	(0.04)
From net realized gains	(1.40)	(0.95)	(4.64)	(0.41)	—

Total distributions	(1.47)	(1.04)	(5.00)	(0.47)	(0.04)

Net Asset Value
End of year	$4.76	$9.80	$10.23	$13.69	$12.88

Total Return(b)	(40.90)%	6.31%	14.32%	10.18%	10.88%
Net Assets End of Year (000’s)	$93,301	$193,197	$216,762	$210,441	$409,831
Ratio and Supplemental Data
Expenses to average net assets	1.17%	1.14%	1.14%	1.10%	1.10%
Net investment income, to average net assets	1.27%	0.78%	0.91%	0.86%	0.65%
Portfolio turnover rate	66%	38%	36%	32%	23%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.77	$10.20	$13.67	$12.88	$11.66
Investment Operations
Net investment income(a)	0.08	0.05	0.08	0.07	0.05
Net realized and unrealized gain (loss)	(3.66)	0.54	1.43	1.17	1.18

Total operations	(3.58)	0.59	1.51	1.24	1.23

Distributions
From net investment income	(0.05)	(0.07)	(0.34)	(0.04)	(0.01)
From net realized gains	(1.40)	(0.95)	(4.64)	(0.41)	—

Total distributions	(1.45)	(1.02)	(4.98)	(0.45)	(0.01)

Net Asset Value
End of year	$4.74	$9.77	$10.20	$13.67	$12.88

Total Return(b)	(41.09)%	6.10%	14.00%	9.90%	10.60%
Net Assets End of Year (000’s)	$9,032	$15,902	$12,451	$9,783	$5,832
Ratio and Supplemental Data
Expenses to average net assets	1.42%	1.39%	1.39%	1.35%	1.35%
Net investment income, to average net assets	1.02%	0.50%	0.65%	0.55%	0.38%
Portfolio turnover rate	66%	38%	36%	32%	23%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
     The notes to the financial statements are an integral part of this report.

11

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Capital Guardian Global also changed its name to Transamerica Capital Guardian Global VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund will be reorganized into Transamerica Templeton Global VP on May 1, 2009, subject to satisfaction of certain conditions, including approval by shareholders of the the Fund.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $6 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Forward foreign currency contracts: The Fund may enter into forward foreign currency contracts to hedge against exchange rate risk arising from investments in securities denominated in foreign currencies. Contracts are valued at the contractual forward rate and are marked to market daily, with the change in value recorded as an unrealized gain or loss. When the contracts are settled a realized gain or loss is incurred. Risks may arise from changes in market value of the underlying currencies and from the possible inability of counterparties to meet the terms of their contracts.
Open forward foreign currency contracts at December 31, 2008 are listed in the Schedule of Investments.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.

13

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $125 million	1.05%
Over $125 million up to $250 million	1.00%
Over $250 million up to $400 million	0.90%
Over $400 million up to $750 million	0.825%
Over $750 million up to $1 billion	0.80%
Over $1 billion up to $2 billion	0.75%
Over $2 billion	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     1.32% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $4 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.

14

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$101,184
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	129,315
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(129)
Undistributed (accumulated) net realized gain (loss) from investment securities	$129
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$11,884	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$4,083
Long-term Capital Gain	16,736

2008 Distributions paid from:
Ordinary Income	2,782
Long-term Capital Gain	24,533
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$1,114

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(11,884)

Post October Capital Loss Deferral	$(6,437)

Post October Currency Loss Deferral	$(55)

Net Unrealized Appreciation (Depreciation)	$(28,835)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

15

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Capital Guardian Global VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Capital Guardian Global VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

16

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $24,533 for the year ended December 31, 2008.

17

Transamerica Capital Guardian U.S. Equity VP
(unaudited)
MARKET ENVIRONMENT
The U.S. market was the epicenter of the global collapse, as a cascade of events threatened to crumble its bulwarks. Credit evaporated, investment banks went bust and housing and consumer spending broke down, pushing automakers to the brink of collapse. Despite heavy intervention by the U.S. government, investors became increasingly alarmed and sought shelter from the storm, sending the Standard and Poor’s 500 Composite Stock Index (“S&P 500”) down 37.00%.
The year began cautiously as fallout from 2007’s sub-prime mortgage trouble rippled through the credit markets, causing the eventual collapse of collateralized debt obligations and leaving major financial institutions with massive amounts of untradeable bonds on their books. Though the government facilitated buyouts of many major banks and lenders, it essentially refused to come to the aid of Lehman Brothers. The firm was forced to file for bankruptcy, igniting fears of a complete collapse of the banking system.
By the end of September the carnage was substantial. All of the major independent investment banks had been taken over, gone under or had applied to become traditional bank-holding companies, and three major institutions, Freddie Mac, Fannie Mae and American International Group, Inc. were under the control of the government. Credit markets seized up; companies began having trouble rolling over their commercial paper; and cities were unable to market and sell municipal bonds.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Capital Guardian U.S. Equity VP Initial Class returned (40.36)%. By comparison its benchmark, the S&P 500, returned (37.00)%.
STRATEGY REVIEW
The portfolio underperformed the benchmark mainly due to stock selection in several sectors. We began the year with holdings in financials that we believed would come through the credit crunch able to grow and increase market share. However, we underestimated the severity of the credit crisis and the extent to which companies with strong balance sheets were vulnerable. Our selection of consumer discretionary and information technology companies also detracted from the portfolio’s performance. The overweight position and selection in health care added to returns, as did the choice of materials stocks.
Freddie Mac and Fannie Mae were among the largest drags on relative results, along with Lehman Brothers and Wachovia Corp. Yet other financial holdings, including Hudson City Bancorp, Inc. and Wells Fargo & Co., were among the top contributors to relative returns. The portfolio also benefited from not owning Citigroup, Inc. Elsewhere, ImClone Systems, Inc., which was bought by Eli Lilly, and Genentech, Inc., which received a bid from Roche, impacted results positively.
Today our individual stock selections say far more about our convictions than our sector weightings. Across industries, we have taken advantage of lower stock prices to invest in companies with strong balance sheets and free cash flow, and which we believe will survive this period and would be able to grow organically. These include biotechnology companies with strong pipelines, innovative technology companies with solid cash flows, and a selection of industrial companies with long-term cost advantages. We have been adding to investments in high-quality companies, viewing them as providing further downside protection and positioning the portfolio for a long-term recovery.
Terry Berkemeier
Jim Kang
Theodore R. Samuels
Eric H. Stern
Alan J. Wilson
Co-Portfolio Managers
Capital Guardian Trust Company

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(40.36)%	(5.22)%	(3.03)%	10/09/2000
S&P 500*	(37.00)%	(2.19)%	(3.55)%	10/09/2000
Service Class	(40.48)%	(5.43)%	(0.77)%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$692.58	0.87%	$3.70
Hypothetical (b)	1,000.00	1,020.76	0.87	4.42

Service Class
Actual	1,000.00	692.89	1.12	4.77
Hypothetical (b)	1,000.00	1,019.51	1.12	5.69

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
CONVERTIBLE PREFERRED STOCK (0.3%)
Pharmaceuticals (0.3%)
Schering-Plough Corp., 6.00% ^ ▲	1,800	$314

Total Convertible Preferred Stock (cost $450)		314

COMMON STOCKS (96.7%)
Aerospace & Defense (1.1%)
United Technologies Corp.	20,800	1,115
Air Freight & Logistics (3.3%)
FedEx Corp.	5,700	366
United Parcel Service, Inc. -Class B ^	52,800	2,912
Airlines (0.4%)
Southwest Airlines Co. ^	46,500	401
Auto Components (0.2%)
Johnson Controls, Inc. ^	12,000	218
Automobiles (0.5%)
Honda Motor Co., Ltd. ADR ^	23,200	495
Beverages (3.1%)
Coca-Cola Co. ^	10,000	453
PepsiCo, Inc.	49,400	2,706
Biotechnology (5.5%)
BioMarin Pharmaceutical, Inc. ‡ ^	11,100	198
Celgene Corp. ‡	43,400	2,399
Genentech, Inc. ‡	30,100	2,496
Gilead Sciences, Inc. ‡ ^	6,900	353
Capital Markets (2.4%)
Goldman Sachs Group, Inc. ^	26,600	2,245
T. Rowe Price Group, Inc. ^	4,700	167
Chemicals (1.4%)
Ecolab, Inc.	4,900	172
Monsanto Co. ^	9,700	682
Potash Corp. of Saskatchewan	6,300	461
Commercial Banks (2.1%)
SunTrust Banks, Inc. ^	2,000	59
Wells Fargo & Co. ^	69,400	2,046
Commercial Services & Supplies (0.2%)
Iron Mountain, Inc. ‡ ^	9,600	237
Communications Equipment (4.0%)
Brocade Communications Systems, Inc. ‡	167,700	470
Cisco Systems, Inc. ‡	110,400	1,800
Polycom, Inc. ‡	26,300	355
Qualcomm, Inc.	35,200	1,261
Computers & Peripherals (2.0%)
Apple, Inc. ‡	10,000	854
Dell, Inc. ‡	23,200	238
Hewlett-Packard Co.	9,300	337
IBM Corp.	4,500	379
Netapp, Inc. ‡ ^	21,300	298
Construction & Engineering (1.7%)
Fluor Corp.	33,200	1,490
Jacobs Engineering Group, Inc. ‡ ^	3,300	159
Construction Materials (0.6%)
Vulcan Materials Co. ^	8,600	598
Diversified Consumer Services (0.8%)
Apollo Group, Inc. -Class A ‡ ^	10,400	797
Diversified Financial Services (2.6%)
Bank of America Corp.	9,100	128
JPMorgan Chase & Co.	79,404	2,504
Diversified Telecommunication Services (1.9%)
AT&T, Inc.	66,300	1,890
Electric Utilities (0.5%)
Allegheny Energy, Inc.	8,400	284
Edison International	5,900	190
Electrical Equipment (0.9%)
Emerson Electric Co.	10,200	373
First Solar, Inc. ‡ ^	3,900	538
Electronic Equipment & Instruments (1.0%)
Agilent Technologies, Inc. ‡	25,400	397
Flextronics International, Ltd. ‡	57,200	146
Jabil Circuit, Inc.	78,100	527
Energy Equipment & Services (1.4%)
Baker Hughes, Inc.	7,500	241
Schlumberger, Ltd.	27,700	1,173
Food & Staples Retailing (1.1%)
Costco Wholesale Corp.	5,800	305
Wal-Mart Stores, Inc.	13,700	768
Food Products (4.4%)
Kraft Foods, Inc. -Class A ^	89,450	2,402
Sara Lee Corp.	164,600	1,611
Unilever NV	18,000	442
Health Care Equipment & Supplies (2.8%)
Baxter International, Inc.	43,400	2,326
Medtronic, Inc.	16,300	512
Health Care Providers & Services (3.3%)
Aetna, Inc.	900	26
Cardinal Health, Inc.	30,300	1,044
DaVita, Inc. ‡	32,100	1,591
Health Net, Inc. ‡ ^	6,000	65
UnitedHealth Group, Inc.	21,400	569
Health Care Technology (0.7%)
Cerner Corp. ‡ ^	17,000	654
Hotels, Restaurants & Leisure (1.0%)
Carnival Corp. ^	21,600	525
Las Vegas Sands Corp. ‡ ^	40,100	238
Wynn Resorts, Ltd. ‡ ^	6,200	262
Household Products (0.4%)
Energizer Holdings, Inc. ‡ ^	2,600	141
Kimberly-Clark Corp.	5,000	264
Industrial Conglomerates (2.7%)
General Electric Co.	169,000	2,738
Insurance (2.7%)
ACE, Ltd.	6,100	323
Aflac, Inc. ^	13,900	637
Berkshire Hathaway, Inc. -Class A ‡	8	773
Progressive Corp. ^	54,200	803
RenaissanceRe Holdings, Ltd.	3,400	175
Internet Software & Services (3.8%)
eBay, Inc. ‡	11,200	156
Google, Inc. -Class A ‡	9,700	2,984
Yahoo, Inc. ‡ ^	45,900	560
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
IT Services (1.5%)
Cognizant Technology Solutions Corp. — Class A ‡ ^	15,100	$273
Paychex, Inc. ^	37,900	996
Visa, Inc. -Class A	3,500	184
Machinery (1.2%)
Danaher Corp. ^	4,100	232
Illinois Tool Works, Inc. ^	28,500	999
Media (4.7%)
CBS Corp. -Class B ^	59,300	486
Comcast Corp. -Class A ^	16,850	284
Gannett Co., Inc. ^	28,000	224
Omnicom Group, Inc.	41,200	1,109
Time Warner Cable, Inc. -Class A ‡ ^	31,100	667
Time Warner, Inc.	32,250	324
Viacom, Inc. -Class B ‡ ^	16,150	308
Walt Disney Co.	56,100	1,273
Metals & Mining (3.2%)
Allegheny Technologies, Inc. ^	24,800	633
Barrick Gold Corp.	46,800	1,721
Cliffs Natural Resources, Inc. ^	10,000	256
Nucor Corp. ^	13,500	624
Multiline Retail (2.8%)
Nordstrom, Inc. ^	28,159	375
Target Corp. ^	68,300	2,358
Oil, Gas & Consumable Fuels (5.4%)
Anadarko Petroleum Corp.	9,100	351
Chevron Corp.	14,219	1,052
ConocoPhillips	11,600	601
EOG Resources, Inc.	2,800	186
Exxon Mobil Corp.	12,800	1,022
Kinder Morgan Management LLC ‡	4,903	196
Marathon Oil Corp.	45,000	1,231
Royal Dutch Shell PLC -Class B ADR ^	16,880	868
Pharmaceuticals (5.5%)
Abbott Laboratories ^	33,300	1,777
Allergan, Inc.	35,500	1,431
AstraZeneca PLC ADR ^	13,900	570
Forest Laboratories, Inc. ‡	18,700	476
Pfizer, Inc.	16,600	294
Sanofi-Aventis SA ADR	8,900	286
Teva Pharmaceutical Industries, Ltd. ADR ^	14,800	630
Professional Services (0.3%)
Monster Worldwide, Inc. ‡ ^	25,300	306
Road & Rail (0.3%)
Union Pacific Corp.	6,800	325
Semiconductors & Semiconductor Equipment (1.0%)
Intel Corp.	16,500	242
KLA-Tencor Corp. ^	25,200	549
LAM Research Corp. ‡ ^	7,100	151
Microchip Technology, Inc. ^	10,300	201
Software (1.8%)
Adobe Systems, Inc. ‡	16,300	347
Microsoft Corp.	45,600	886
Nintendo Co., Ltd. ADR	12,000	573
Specialty Retail (1.7%)
Best Buy Co., Inc. ^	18,100	509
Home Depot, Inc. ^	17,000	391
Lowe’s Cos., Inc.	28,600	615
Urban Outfitters, Inc. ‡ ^	16,300	244
Textiles, Apparel & Luxury Goods (0.4%)
Hanesbrands, Inc. ‡ ^	33,037	421
Thrifts & Mortgage Finance (1.8%)
Astoria Financial Corp. ^	15,900	262
Hudson City Bancorp, Inc.	94,500	1,508
Tobacco (3.0%)
Altria Group, Inc.	56,400	849
Philip Morris International, Inc.	51,300	2,232
Water Utilities (0.5%)
American Water Works Co., Inc. ^	23,800	497
Wireless Telecommunication Services (1.1%)
American Tower Corp. -Class A ‡ ^	37,100	1,088

Total Common Stocks (cost $125,513)		96,995

	Principal
REPURCHASE AGREEMENT (3.0%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $2,960 on 01/02/2009 • à	$2,960	2,960

Total Repurchase Agreement (cost $2,960)		2,960

	Shares
SECURITIES LENDING COLLATERAL (6.1%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.14% à ▲	6,104,919	6,105

Total Securities Lending Collateral (cost $6,105)		6,105

Total Investment Securities (cost $135,028) #		$106,374

The notes to the financial statements are an integral part of this report.

5

At December 31, 2008
(all amounts in thousands)
NOTES TO SCHEDULE OF INVESTMENTS:
▲	Interest rate shown reflects the yield at 12/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $5,947.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $3,200.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $136,099. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,516 and $32,241, respectively. Net unrealized depreciation for tax purposes is $29,725.
DEFINITIONS:
ADR	American Depositary Receipt

LLC	Limited Liability Company

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$103,414	$2,960	$—	$106,374
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $135,028) (including securities loaned of $5,947)	$106,374
Receivables:
Shares sold	2
Income from loaned securities	9
Dividends	281

106,666

Liabilities:
Investment securities purchased	26
Accounts payable and accrued liabilities:
Shares redeemed	135
Management and advisory fees	70
Distribution and service fees	1
Administration fees	2
Payable for collateral for securities on loan	6,105
Other	32

6,371

Net Assets	$100,295

Net Assets Consist of:
Capital Stock ($.01 par value)	$213
Additional paid-in capital	162,262
Undistributed net investment income	1,799
Accumulated net realized loss from investment securities	(35,325)
Net unrealized depreciation on:
Investment securities	(28,654)

Net Assets	$100,295

Net Assets by Class:
Initial Class	$94,103
Service Class	6,192
Shares Outstanding:
Initial Class	19,963
Service Class	1,314
Net Asset Value and Offering Price Per Share:
Initial Class	$4.71
Service Class	4.71
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $19)	$2,957
Interest	50
Income from loaned securities-net	169

3,176

Expenses:
Management and advisory fees	1,247
Printing and shareholder reports	12
Custody fees	28
Administration fees	31
Legal fees	6
Audit fees	18
Trustees fees	5
Transfer agent fees	3
Distribution and service fees:
Service Class	23
Other	4

Total expenses	1,377

Net Investment Income	1,799

Net Realized Loss from:
Investment securities	(34,699)

Net Decrease in Unrealized Depreciation on:
Investment securities	(42,250)

Net Realized and Unrealized Loss	(76,949)

Net Decrease In Net Assets Resulting from Operations	$(75,150)

The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,799	$1,873
Net realized gain (loss) from investment securities	(34,699)	32,672
Change in net unrealized depreciation on investment securities	(42,250)	(33,078)

Net increase (decrease) in net assets resulting from operations	(75,150)	1,467

Distributions to Shareholders:
From net investment income:
Initial Class	(1,784)	(1,622)
Service Class	(89)	(56)

	(1,873)	(1,678)

From net realized gains:
Initial Class	(30,708)	(19,884)
Service Class	(2,040)	(1,011)

	(32,748)	(20,895)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	3,864	6,813
Service Class	1,391	3,484

	5,255	10,297

Dividends and distributions reinvested:
Initial Class	32,492	21,505
Service Class	2,129	1,068

	34,621	22,573

Cost of shares redeemed:
Initial Class	(41,516)	(55,170)
Service Class	(2,505)	(2,946)

	(44,021)	(58,116)

Net decrease in net assets from capital shares transactions	(4,145)	(25,246)

Net decrease in net assets	(113,916)	(46,352)

Net Assets:
Beginning of year	214,211	260,563

End of year	$100,295	$214,211

Undistributed Net Investment Income	$1,799	$1,873

Share Activity:
Shares issued:
Initial Class	525	603
Service Class	183	314

	708	917

Shares issued-reinvested from distributions:
Initial Class	4,799	2,029
Service Class	315	101

	5,114	2,130

Shares redeemed:
Initial Class	(5,298)	(4,853)
Service Class	(354)	(261)

	(5,652)	(5,114)

Net increase (decrease) in shares outstanding:
Initial Class	26	(2,221)
Service Class	144	154

	170	(2,067)

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.15	$11.24	$11.32	$11.02	$10.07
Investment Operations
Net investment income(a)	0.09	0.09	0.07	0.06	0.06
Net realized and unrealized gain (loss)	(3.60)	(0.06)	1.00	0.62	0.92

Total operations	(3.51)	0.03	1.07	0.68	0.98

Distributions
From net investment income	(0.11)	(0.08)	(0.07)	(0.06)	(0.03)
From net realized gains	(1.82)	(1.04)	(1.08)	(0.32)	—

Total distributions	(1.93)	(1.12)	(1.15)	(0.38)	(0.03)

Net Asset Value
End of year	$4.71	$10.15	$11.24	$11.32	$11.02

Total Return(b)	(40.36)%	(0.15)%	10.11%	6.31%	9.77%
Net Assets End of Year (000’s)	$94,103	$202,356	$249,151	$254,860	$266,915
Ratio and Supplemental Data
Expenses to average net assets	0.87%	0.86%	0.86%	0.89%	0.90%
Net investment income, to average net assets	1.17%	0.78%	0.66%	0.55%	0.57%
Portfolio turnover rate	49%	37%	27%	35%	23%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.14	$11.23	$11.31	$11.02	$10.07
Investment Operations
Net investment income(a)	0.07	0.06	0.05	0.03	0.04
Net realized and unrealized gain (loss)	(3.60)	(0.05)	0.99	0.63	0.92

Total operations	(3.53)	0.01	1.04	0.66	0.96

Distributions
From net investment income	(0.08)	(0.06)	(0.04)	(0.05)	(0.01)
From net realized gains	(1.82)	(1.04)	(1.08)	(0.32)	—

Total distributions	(1.90)	(1.10)	(1.12)	(0.37)	(0.01)

Net Asset Value
End of year	$4.71	$10.14	$11.23	$11.31	$11.02

Total Return(b)	(40.48)%	(0.39)%	9.87%	6.06%	9.49%
Net Assets End of Year (000’s)	$6,192	$11,855	$11,412	$9,753	$8,120
Ratio and Supplemental Data
Expenses to average net assets	1.12%	1.11%	1.11%	1.14%	1.15%
Net investment income, to average net assets	0.93%	0.53%	0.40%	0.29%	0.38%
Portfolio turnover rate	49%	37%	27%	35%	23%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Capital Guardian U.S. Equity also changed its name to Transamerica Capital Guardian U.S. Equity VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund will reorganize into Transamerica Van Kampen Large Cap Core VP on May 1, 2009.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $14 are included in net realized loss in the Statement of Operations.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.80%
Over $500 million up to $1 billion	0.775%
Over $1 billion up to $2 billion	0.675%
Over $2 billion	0.65%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          1.01% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $4 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$75,590
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	113,146
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$31,049	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$3,416
Long-term Capital Gain	19,157

2008 Distributions paid from:
Ordinary Income	3,828
Long-term Capital Gain	30,793

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$1,799

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(31,049)

Post October Capital Loss Deferral	$(3,204)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(29,726)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Capital Guardian U.S. Equity VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Capital Guardian U.S. Equity VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $30,793 for the year ended December 31, 2008.

15

Transamerica Capital Guardian Value VP
(unaudited)
MARKET ENVIRONMENT
The U.S. was the epicenter of the global financial crisis as a cascade of events threatened to crumble its bulwarks. Credit evaporated, investment banks went bust and housing and consumer spending broke down, pushing automakers to the brink of collapse. Despite heavy intervention by the U.S. government, investors became increasingly alarmed and sought protection against the storm, sending the Russell 1000® Value Index (“Russell 1000® Value”) down 36.85%.
Investors began the year cautiously as fallout from 2007’s sub-prime mortgage trouble rippled through the credit markets, causing the eventual collapse of collateralized debt obligations and leaving major financial institutions with massive amounts of untradeable bonds on their books. Though the government facilitated buyouts of many major banks and lenders, in September it essentially refused to come to the aid of bond market heavyweight Lehman Brothers. The firm was forced to file for bankruptcy, igniting fears of a complete breakdown of the banking system.
By the end of September the carnage was substantial. All of the major independent investment banks had been taken over, gone under or had applied to become traditional bank holding companies, and Freddie Mac, Fannie Mae and American International Group, Inc. were under the control of the government.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Capital Guardian Value VP Initial Class returned (39.52)%. By comparison its benchmark, the Russell 1000® Value, returned (36.85)%.
STRATEGY REVIEW
The portfolio was hampered by stock selection in some sectors and underweight positions in others.
Stock selection in financials was the biggest drag on portfolio results. We began the year with holdings that we believed would come through the credit crunch with the ability to grow and increase their market share. However, we underestimated the severity of the credit crisis and the extent to which even companies with strong balance sheets were vulnerable. These included some of the biggest detractors to the portfolio’s returns: Washington Mutual, Inc., XL Capital, Ltd., Wachovia Corp. and Lehman Brothers. However, some of our biggest positive contributors also came from within the financials sector, including Wells Fargo & Co. and Hudson City Bancorp, Inc. The portfolio was underweight energy, particularly the integrated oil stocks such as Exxon Mobil Corp. This hampered returns as oil prices spiked and retreated. Our selection of consumer discretionary and consumer staples companies also detracted from the portfolio’s performance. The choice of materials stocks was positive, however, including our holding in Vulcan Materials Co.
Some of our largest purchases included Marathon Oil Corp. and Vulcan Materials Co. We reduced positions in JPMorgan Chase & Co. and Wells Fargo & Co., taking profits to redeploy in other areas, and in insurer Progressive Corp.
Today our individual stock selections say far more about our convictions than our sector weightings. Our portfolios contain companies we believe will benefit from the dislocations the current economic situation has created, as well as companies that we believe can endure an extended downturn. We have been focusing on high-quality companies with strong balance sheets and solid cash flow in order to provide downside protection and as a first step in positioning the portfolio for an economic upturn, which may take a while to emerge.
Gene Barron
Theodore R. Samuels
Todd S. James
Co-Portfolio Managers
Capital Guardian Trust Company

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(39.52)%	(3.66)%	(0.34)%	5.53%	05/27/1993
Russell 1000 Value*	(36.85)%	(0.79)%	1.36%	7.63%	05/27/1993
Service Class	(39.68)%	(3.90)%	N/A	1.03%	05/01/2003

NOTES

*	The Russell 1000® Value Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.
The historical financial information for periods prior to May 1, 2002 has been derived from the financial history of the predecessor portfolio, Capital Guardian Value Portfolio, of the Endeavor Series Trust. Capital Guardian Trust Company has been the portfolio’s sub-adviser since October 9, 2000. Prior to that a different firm managed the portfolio and the performance set forth above prior to October 9, 2000 is attributable to that firm.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$742.48	0.85%	$3.72
Hypothetical (b)	1,000.00	1,020.86	0.85	4.32

Service Class
Actual	1,000.00	741.77	1.10	4.82
Hypothetical (b)	1,000.00	1,019.61	1.10	5.58

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
CONVERTIBLE PREFERRED STOCKS (1.8%)
Metals & Mining (0.9%)
Freeport-McMoRan Copper & Gold, Inc., 6.75% ▲	55,500	$2,633
Pharmaceuticals (0.9%)
Schering-Plough Corp., 6.00% ^ ▲	14,200	2,478

Total Convertible Preferred Stocks (cost $4,763)		5,111

COMMON STOCKS (94.9%)
Aerospace & Defense (2.8%)
United Technologies Corp.	148,600	7,965
Air Freight & Logistics (1.9%)
FedEx Corp.	35,700	2,290
United Parcel Service, Inc. -Class B ^	55,400	3,056
Airlines (0.7%)
Southwest Airlines Co.	217,800	1,877
Automobiles (0.7%)
Harley-Davidson, Inc. ^	117,900	2,001
Beverages (1.4%)
Coca-Cola Co.	74,900	3,391
PepsiCo, Inc.	11,200	613
Capital Markets (3.4%)
Goldman Sachs Group, Inc.	114,500	9,663
Commercial Banks (3.5%)
East-West Bancorp, Inc. ^	66,700	1,065
SunTrust Banks, Inc. ^	11,900	352
Wells Fargo & Co. ^	288,500	8,505
Computers & Peripherals (1.0%)
Hewlett-Packard Co.	77,883	2,826
Construction Materials (1.8%)
Vulcan Materials Co. ^	72,300	5,031
Diversified Financial Services (3.3%)
JPMorgan Chase & Co. ^	299,540	9,445
Diversified Telecommunication Services (4.7%)
AT&T, Inc.	418,800	11,936
Verizon Communications, Inc. ^	40,600	1,376
Electric Utilities (2.9%)
Edison International	118,600	3,809
Pinnacle West Capital Corp. ^	73,500	2,362
Southern Co. ^	61,800	2,287
Electrical Equipment (0.7%)
Emerson Electric Co.	54,100	1,981
Electronic Equipment & Instruments (1.2%)
Jabil Circuit, Inc.	523,000	3,530
Energy Equipment & Services (0.5%)
Transocean, Ltd. ‡	32,090	1,516
Food Products (8.0%)
Kraft Foods, Inc. -Class A ^	429,016	11,519
Sara Lee Corp.	739,610	7,241
Unilever NV ^	175,900	4,318
Health Care Providers & Services (3.1%)
Aetna, Inc.	95,100	2,710
Cardinal Health, Inc.	99,800	3,440
DaVita, Inc. ‡	56,000	2,776
Hotels, Restaurants & Leisure (1.3%)
Carnival Corp. ^	155,800	3,789
Household Durables (0.1%)
Jarden Corp. ‡ ^	33,400	384
Household Products (1.9%)
Clorox Co.	11,200	622
Energizer Holdings, Inc. ‡ ^	23,000	1,245
Kimberly-Clark Corp.	68,400	3,607
Industrial Conglomerates (3.7%)
3M Co.	12,200	702
General Electric Co.	546,600	8,855
Tyco International, Ltd.	48,475	1,047
Insurance (2.3%)
ACE, Ltd.	45,900	2,429
Mercury General Corp. ^	50,500	2,323
Progressive Corp. ^	130,800	1,937
IT Services (0.6%)
Affiliated Computer Services, Inc. -Class A ‡	36,600	1,682
Machinery (1.9%)
Illinois Tool Works, Inc. ^	130,700	4,581
Parker Hannifin Corp.	18,686	795
Media (4.3%)
Comcast Corp. -Class A	95,200	1,607
Gannett Co., Inc. ^	133,300	1,066
Time Warner Cable, Inc. -Class A ‡ ^	144,100	3,091
Time Warner, Inc.	326,100	3,281
Viacom, Inc. -Class B ‡ ^	107,900	2,057
Walt Disney Co.	53,800	1,221
Metals & Mining (5.1%)
Allegheny Technologies, Inc. ^	148,500	3,791
Nucor Corp. ^	234,000	10,811
Multiline Retail (1.3%)
Nordstrom, Inc. ^	204,600	2,723
Target Corp. ^	28,100	970
Multi-Utilities (0.9%)
CMS Energy Corp. ^	253,900	2,567
Oil, Gas & Consumable Fuels (10.7%)
Chevron Corp.	79,300	5,866
ConocoPhillips	124,100	6,428
Exxon Mobil Corp.	28,166	2,249
Marathon Oil Corp.	260,000	7,114
Royal Dutch Shell PLC -Class A ADR	60,900	3,224
Royal Dutch Shell PLC -Class B ADR ^	49,265	2,534
Spectra Energy Corp. ^	114,500	1,802
Williams Cos., Inc.	110,600	1,601
Pharmaceuticals (5.8%)
AstraZeneca PLC ADR ^	60,800	2,495
Merck & Co., Inc.	73,500	2,234
Pfizer, Inc.	310,400	5,497
Sanofi-Aventis SA ADR	200,000	6,432
Professional Services (0.7%)
Monster Worldwide, Inc. ‡ ^	159,000	1,922
Semiconductors & Semiconductor Equipment (1.6%)
Intel Corp. ^	124,300	1,822
KLA-Tencor Corp. ^	130,800	2,850
Software (0.5%)
Nintendo Co., Ltd. ADR	29,400	1,404
Specialty Retail (1.5%)
Lowe’s Cos., Inc.	198,800	4,278
Thrifts & Mortgage Finance (3.5%)
Hudson City Bancorp, Inc.	626,700	10,002
Tobacco (4.2%)
Altria Group, Inc.	451,500	6,800
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Tobacco (continued)
Lorillard, Inc.	34,400	$1,938
Philip Morris International, Inc.	71,600	3,115
Water Utilities (1.4%)
American Water Works Co., Inc. ^	195,100	4,074

Total Common Stocks (cost $357,848)		271,745

	Principal
CONVERTIBLE BOND (0.3%)
Ford Motor Co.
4.25%, due 12/15/2036	$3,047	785

Total Convertible Bond (cost $3,376)		785

REPURCHASE AGREEMENT (3.0%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $8,525 on 01/02/2009 à •	8,525	8,525

Total Repurchase Agreement (cost $8,525)		8,525

	Shares
SECURITIES LENDING COLLATERAL (6.9%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	19,911,235	19,911

Total Securities Lending Collateral (cost $19,911)		19,911

Total Investment Securities (cost $394,423) #		$306,077

NOTES TO THE SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $19,401.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 4.16% to 4.28%, maturity dates ranging between 03/01/2034 and 04/01/2034, and with a market values plus accrued interests of $8,695.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $402,286. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $5,147 and $101,356, respectively. Net unrealized depreciation for tax purposes is $96,209.
DEFINITIONS:
ADR American Depositary Receipt

PLC Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$296,768	$9,309	$—	$306,077
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $394,423) (including securities loaned of $19,401)	$306,077
Receivables:
Shares sold	13
Interest	6
Income from loaned securities	33
Dividends	911
Dividend reclaims	1

307,041

Liabilities:
Investment securities purchased	466
Accounts payable and accrued liabilities:
Shares redeemed	126
Management and advisory fees	199
Distribution and service fees	3
Administration fees	5
Payable for collateral for securities on loan	19,911
Other	54

20,764

Net Assets	$286,277

Net Assets Consist of:
Capital Stock ($.01 par value)	$303
Additional paid-in capital	617,862
Undistributed net investment income	18,184
Accumulated net realized loss from investment securities	(261,726)
Net unrealized depreciation on:
Investment securities	(88,346)

Net Assets	$286,277

Net Assets by Class:
Initial Class	$273,217
Service Class	13,060
Shares Outstanding:
Initial Class	28,881
Service Class	1,371
Net Asset Value and Offering Price Per Share:
Initial Class	$9.46
Service Class	9.52
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $201)	$22,070
Interest	577
Income from loaned securities-net	1,260

23,907

Expenses:
Management and advisory fees	5,306
Printing and shareholder reports	49
Custody fees	78
Administration fees	134
Legal fees	29
Audit fees	19
Trustees fees	20
Transfer agent fees	10
Distribution and service fees:
Service Class	57
Other	16

Total expenses	5,718

Net Investment Income	18,189

Net Realized Loss from:
Investment securities	(260,034)

Net Decrease in Unrealized Depreciation on:
Investment securities	(52,405)

Net Realized and Unrealized Loss	(312,439)

Net Decrease In Net Assets Resulting from Operations	$(294,250)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$18,189	$22,689
Net realized gain (loss) from investment securities	(260,034)	78,095
Change in net unrealized depreciation on investment securities	(52,405)	(166,400)

Net decrease in net assets resulting from operations	(294,250)	(65,616)

Distributions to Shareholders:
From net investment income:
Initial Class	(22,009)	(11,667)
Service Class	(593)	(318)

	(22,602)	(11,985)

From net realized gains:
Initial Class	(77,475)	(72,187)
Service Class	(2,403)	(2,397)

	(79,878)	(74,584)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	6,177	366,816
Service Class	3,839	9,749

	10,016	376,565

Dividends and distributions reinvested:
Initial Class	99,484	83,854
Service Class	2,996	2,715

	102,480	86,569

Cost of shares redeemed:
Initial Class	(396,726)	(150,771)
Service Class	(11,780)	(10,844)

	(408,506)	(161,615)

Net increase (decrease) in net assets from capital shares transactions	(296,010)	301,519

Net increase (decrease) in net assets	(692,740)	149,334

Net Assets:
Beginning of year	979,017	829,683

End of year	$286,277	$979,017

Undistributed Net Investment Income	$18,184	$22,648

Share Activity:
Shares issued:
Initial Class	426	17,236
Service Class	255	460

	681	17,696

Shares issued-reinvested from distributions:
Initial Class	7,791	4,176
Service Class	233	134

	8,024	4,310

Shares redeemed:
Initial Class	(30,985)	(7,143)
Service Class	(846)	(521)

	(31,831)	(7,664)

Net increase (decrease) in shares outstanding:
Initial Class	(22,768)	14,269
Service Class	(358)	73

	(23,126)	14,342

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$18.34	$21.25	$20.57	$20.27	$17.56
Investment Operations
Net investment income(a)	0.40	0.44	0.34	0.29	0.25
Net realized and unrealized gain (loss)	(7.08)	(1.63)	2.82	1.22	2.65

Total operations	(6.68)	(1.19)	3.16	1.51	2.90

Distributions
From net investment income	(0.48)	(0.24)	(0.34)	(0.20)	(0.19)
From net realized gains	(1.72)	(1.48)	(2.14)	(1.01)	—

Total distributions	(2.20)	(1.72)	(2.48)	(1.21)	(0.19)

Net Asset Value
End of year	$9.46	$18.34	$21.25	$20.57	$20.27

Total Return(b)	(39.52)%	(6.28)%	16.50%	7.71%	16.70%
Net Assets End of Year (000’s)	$273,217	$947,185	$794,352	$721,176	$774,182
Ratio and Supplemental Data
Expenses to average net assets	0.85%	0.82%	0.84%	0.85%	0.86%
Net investment income, to average net assets	2.72%	2.11%	1.59%	1.43%	1.35%
Portfolio turnover rate	49%	43%	40%	35%	32%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$18.41	$21.34	$20.66	$20.37	$17.65
Investment Operations
Net investment income(a)	0.37	0.39	0.30	0.24	0.21
Net realized and unrealized gain (loss)	(7.12)	(1.64)	2.82	1.23	2.66

Total operations	(6.75)	(1.25)	3.12	1.47	2.87

Distributions
From net investment income	(0.42)	(0.20)	(0.30)	(0.17)	(0.15)
From net realized gains	(1.72)	(1.48)	(2.14)	(1.01)	—

Total distributions	(2.14)	(1.68)	(2.44)	(1.18)	(0.15)

Net Asset Value
End of year	$9.52	$18.41	$21.34	$20.66	$20.37

Total Return(b)	(39.68)%	(6.54)%	16.20%	7.50%	16.39%
Net Assets End of Year (000’s)	$13,060	$31,832	$35,331	$23,622	$16,961
Ratio and Supplemental Data
Expenses to average net assets	1.10%	1.07%	1.09%	1.10%	1.11%
Net investment income, to average net assets	2.50%	1.85%	1.38%	1.18%	1.11%
Portfolio turnover rate	49%	43%	40%	35%	32%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Capital Guardian Value also changed its name to Transamerica Capital Guardian Value VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses, are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $53 are included in net realized loss in the Statement of Operations.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. — (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$7,288	2.54%

Transamerica Asset Allocation-Growth VP	12,852	4.49

Transamerica Asset Allocation-Moderate VP	21,088	7.37

Transamerica Asset Allocation-Moderate Growth VP	50,951	17.80

Total	$92,179	32.20%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.80%
Over $500 million to $1 billion	0.775%
Over $1 billion to $2 billion	0.65%
Over $2 billion	0.625%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.87% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $12 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$320,414
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	696,983
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. — (continued)

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(51)
Undistributed (accumulated) net realized gain (loss) from investment securities	$51
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$231,562	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$21,805
Long-term Capital Gain	64,764

2008 Distributions paid from:
Ordinary Income	49,508
Long-term Capital Gain	52,972
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$18,182

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(231,562)

Post October Capital Loss Deferral	$(22,300)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(96,208)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.
NOTE 6. SUBSEQUENT EVENT (unaudited)
On January 22, 2009 the Trustees of the Fund approved a reorganization into Transamerica BlackRock Large Cap Value VP. This reorganization will occur in the 3rd quarter of 2009.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Capital Guardian Value VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Capital Guardian Value VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $52,972 for the year ended December 31, 2008.

14

Transamerica Clarion Global Real Estate Securities VP
(unaudited)
MARKET ENVIRONMENT
Real estate stock investors endured a very tough year. Despite a sizeable rally in December, real estate stocks suffered their worst year ever as equity markets around the world plunged in 2008. Listed property stocks sold off as the credit crisis spread and the global economy slid into recession. Developed economies slowed at their greatest rate in over 25 years and it is now widely anticipated that many of the world’s largest economies will be in recession in 2009. In response to this gloomy sequence of events, investors fled all but the safest investments.
There were no safe havens in 2008. Real estate stocks declined in all regions during the year. The slide started early in the year for real estate stocks of Asia and Europe. U.S. Real Estate Investment Trusts (“REITs”) were up slightly through the first nine months of the year but fell sharply in October and November and finished only slightly better than other regions for the year.
Though it may be small comfort given the magnitude of the absolute returns, we were able to outperform the benchmark for the year by a meaningful amount through a combination of stock selection and asset allocation decisions. Approximately half of our relative outperformance during the year came from good stock selection across all regions. Each of our regional analyst teams delivered significant value, driven by their fundamental research. The balance of the outperformance came from asset allocation. A timely rotation at the start of the year to overweight the U.S., primarily with proceeds from a sell-down of holdings in Asia, helped in 2008. Also, our country selection in Europe was a strong contributor, especially our underweights of Austria, Germany, Spain and Italy and overweights of France and the Netherlands. An underweighting of Japan was a significant drag from asset allocation as the strengthening yen helped Japanese real estate stocks outperform for the year.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Clarion Global Real Estate Securities VP Initial Class returned (42.38)%. By comparison its benchmark, S&P Developed Property Index (formerly S&P/Citigroup World Property Index) (“S&P Developed Property”), returned (47.60)%.
STRATEGY REVIEW
Transamerica Clarion Global Real Estate Securities VP offers a global strategy for real estate securities investors in the U.S. The portfolio generally owns between 80-110 real estate stocks with the goal of outperforming the S&P Developed Property. The portfolio seeks to own attractively priced stocks that own property in markets with favorable underlying real estate fundamentals. The global universe of public real estate companies is approximately three times the size of the U.S. public company universe, which offers additional choices and diversification opportunities to the manager.
Underlying real estate values have fallen by approximately 30% from peak levels nearly two years ago. We estimate that property companies trade at a 10% to 15% discount to inherent underlying private market value. Additionally, average dividend yield of a global property stock strategy remains at approximately 6%, even after taking into account a fair number of dividend cuts as company management teams make an effort to preserve capital in a capital markets environment where capital remains scarce and expensive. The income via dividend yield of a global property stock strategy remains at wide spreads to the yield on government bonds and near long-term average spreads versus corporate bonds.
We continue to position the portfolio conservatively with a focus on companies with strong balance sheets (including manageable near-term debt maturities), earnings stability, and top-quality management with proven discipline and value creation abilities.
In North America, we believe property companies will successfully manage through the economic downturn. In the Asia-Pacific region, we have grown more constructive or “less negative,” not only in Australia but with the larger, better-capitalized real estate companies in Japan and Hong Kong based on a combination of attractive valuations and the prospects for the Asia-Pacific region to generate higher levels of economic growth over the intermediate to longer term versus Western economies. We continue to be cautious with respect to property companies in Europe, including the United Kingdom (“UK”), which are still undergoing the bottoming out process of downward earnings revisions.
T. Ritson Ferguson, CFA
Joseph P. Smith, CFA
Steven D. Burton, CFA
Co-Portfolio Managers
ING Clarion Real Estate Securities, L.P.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date

Initial Class	(42.38)%	2.89%	8.42%	6.25%	05/01/1998

S&P Developed Property Index*	(47.60)%	1.34%	6.45%	4.73%	05/01/1998

Service Class	(42.49)%	2.64%	N/A	7.01%	05/01/2003

NOTES

*	The Standard & Poor’s Developed Property (S&P Developed Property) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
Risks associated with real estate securities include fluctuations in the value of real estate, extended vacancies and uninsured damage losses from natural disasters. Global investing involves special risks including fluctuations, political instability and different financial accounting standards. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$655.67	0.88%	$3.66
Hypothetical (b)	1,000.00	1,020.71	0.88	4.47

Service Class
Actual	1,000.00	655.15	1.13	4.70
Hypothetical (b)	1,000.00	1,019.46	1.13	5.74

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).
(b) 5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Region
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by region of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (97.4%)
Australia (8.9%)
CFS Retail Property Trust REIT ^	1,725,200	$2,268
Dexus Property Group REIT	6,911,591	3,958
Goodman Group REIT ^	4,591,853	2,365
GPT Group REIT	3,163,901	2,063
Mirvac Group REIT ^	2,131,542	1,908
Stockland REIT	739,200	2,103
Westfield Group REIT	1,859,618	16,882
Bermuda (0.8%)
Hongkong Land Holdings, Ltd.	761,100	1,898
Kerry Properties, Ltd.	407,285	1,096
Brazil (0.2%)
BR Malls Participacoes SA ‡	186,400	727
Canada (1.8%)
Brookfield Properties Corp.	96,050	742
Calloway -144A REIT ‡	113,200	1,043
Canadian REIT	81,100	1,483
RioCan REIT	283,000	3,131
Finland (0.1%)
Citycon OYJ ‡	121,563	290
France (5.7%)
Icade Npv REIT	2,276	189
Mercialys SA REIT ^	130,022	4,106
SILIC REIT ^	14,020	1,310
Unibail-Rodamco REIT	98,758	14,754
Germany (0.7%)
Deutsche Euroshop AG ^	73,840	2,512
Hong Kong (12.3%)
Cheung Kong Holdings, Ltd.	1,342,300	12,804
Hang Lung Group, Ltd.	741,652	2,266
Hang Lung Properties, Ltd.	1,851,300	4,065
Henderson Land Development Co., Ltd.	522,000	1,952
Hysan Development Co., Ltd.	634,600	1,032
Link REIT	2,860,700	4,759
Sino Land Co.	2,520,800	2,640
Sun Hung KAI Properties, Ltd.	1,366,755	11,501
Wharf Holdings, Ltd.	970,725	2,687
Japan (18.2%)
AEON Mall Co., Ltd.	69,600	1,345
Daito Trust Construction Co., Ltd.	72,300	3,795
Frontier Real Estate Investment Corp. REIT	124	687
Japan Logistics Fund, Inc. -Class A REIT	193	1,172
Japan Real Estate Investment Corp. -Class A REIT	870	7,772
Japan Retail Fund Investment Corp. -Class A REIT	231	998
Mitsubishi Estate Co., Ltd.	1,156,100	19,097
Mitsui Fudosan Co., Ltd.	810,300	13,510
Nippon Accommodations Fund, Inc. -Class A REIT	118	505
Nippon Building Fund, Inc. -Class A REIT	764	8,397
NTT Urban Development Corp. ^	823	891
ORIX Jreit, Inc. -Class A REIT	19	90
Sumitomo Realty & Development Co., Ltd.	408,300	6,138
Tokyu REIT, Inc. REIT	29	180
United Urban Investment Corp. -Class A REIT	21	83
Netherlands (2.3%)
Corio NV REIT ^	114,589	5,276
Eurocommercial Properties NV REIT ^	48,826	1,644
Wereldhave NV REIT	14,475	1,277
Singapore (2.4%)
Ascendas REIT ‡ ^	1,402,500	1,349
Capitaland, Ltd.	2,140,300	4,670
CapitaMall Trust REIT ‡ ^	1,931,721	2,150
Starhill Global -Class Trabajo share REIT ‡	960,700	347
Sweden (1.0%)
Castellum AB ^	169,200	1,338
Hufvudstaden AB -Class A ^	304,418	2,182
Switzerland (0.9%)
PSP Swiss Property AG ‡ ^	61,420	3,063
United Kingdom (4.2%)
British Land Co. PLC REIT	357,900	2,868
Derwent London PLC REIT ^	63,230	665
Great Portland Estates PLC REIT ^	171,900	646
Hammerson PLC REIT	362,744	2,810
Land Securities Group PLC REIT	480,631	6,461
Liberty International PLC REIT ^	86,600	600
Safestore Holdings PLC §	1,111,405	868
United States (37.9%)
Acadia Realty Trust REIT ^	51,600	736
Alexandria Real Estate Equities, Inc. REIT ^	14,600	881
AMB Property Corp. REIT ^	89,000	2,084
AvalonBay Communities, Inc. REIT ^	56,660	3,432
BioMed Realty Trust, Inc. REIT ^	66,600	781
Boston Properties, Inc. REIT ^	96,600	5,313
BRE Properties, Inc. -Class A REIT ^	104,600	2,927
Corporate Office Properties Trust SBI REIT	60,150	1,847
Digital Realty Trust, Inc. REIT ^	120,300	3,952
Douglas Emmett, Inc. REIT ^	80,500	1,051
Equity Residential REIT ^	267,400	7,974
Essex Property Trust, Inc. REIT ^	37,300	2,863
Extra Space Storage, Inc. REIT ^	116,300	1,200
Federal Realty Investment Trust REIT ^	146,500	9,095
Health Care Property Investors, Inc. REIT	152,012	4,221
Health Care, Inc. REIT	125,500	5,296
Highwoods Properties, Inc. REIT ^	96,700	2,646
Home Properties, Inc. REIT ^	51,600	2,095
Hospitality Properties Trust REIT ^	77,200	1,148
Host Hotels & Resorts, Inc. REIT ^	405,423	3,069
Kimco Realty Corp. REIT ^	165,600	3,027
LaSalle Hotel Properties REIT ^	40,700	450
Liberty Property Trust REIT	129,625	2,959
Macerich Co. REIT ^	154,600	2,808
Nationwide Health Properties, Inc. REIT ^	193,900	5,569
Omega Healthcare Investors, Inc. REIT ^	145,300	2,320
ProLogis REIT ^	206,800	2,872
Public Storage, Inc. REIT	103,480	8,227
Regency Centers Corp. REIT ^	41,700	1,947
Simon Property Group, Inc. REIT ^	263,100	13,979
SL Green Realty Corp. REIT ^	49,700	1,287
Tanger Factory Outlet Centers REIT ^	113,200	4,259
Taubman Centers, Inc. REIT ^	99,400	2,531
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
United States (continued)
UDR, Inc. REIT ^	228,800	$3,155
Ventas, Inc. REIT ^	258,200	8,668
Vornado Realty Trust REIT	128,900	7,779

Total Common Stocks (cost $551,249)		$345,856

WARRANT (0.1%)
Australia (0.1%)
Unitech, Ltd.
Expiration: 05/29/2013
Exercise Price: $0.00	355,200	295

Total Warrant (cost $2,188)		295

	Principal
REPURCHASE AGREEMENT (1.7%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $6,054 on 01/02/2009 à •	$6,054	6,054

Total Repurchase Agreement (cost $6,054)		6,054

	Shares
SECURITIES LENDING COLLATERAL (6.6%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	23,528,169	23,528

Total Securities Lending Collateral (cost $23,528)		23,528

Total Investment Securities (cost $583,019) #		$375,733

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $22,839.

‡	Non-income producing security.

§	Illiquid. These securities aggregated $868, or 0.24%, of the Fund’s net assets.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 4.16% to 4.73%, maturity date of 04/01/2034, and with a market value plus accrued interest of $6,176.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $596,082. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,234 and $222,583, respectively. Net unrealized depreciation for tax purposes is $220,349.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $1,043, or 0.29%, of the Fund’s net assets.

PLC	Public Limited Company

REIT	Real Estate Investment Trust

SBI	Shares Beneficial Interest
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$165,102	$210,631	$—	$375,733
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $583,019) (including securities loaned of $22,839)	$375,733
Foreign currency (cost: $149)	150
Receivables:
Investment securities sold	1,360
Shares sold	136
Income from loaned securities	36
Dividends	2,147
Dividend reclaims	52

379,614

Liabilities:
Investment securities purchased	1,160
Accounts payable and accrued liabilities:
Shares redeemed	91
Management and advisory fees	239
Distribution and service fees	3
Transfer agent fees	1
Administration fees	6
Payable for collateral for securities on loan	23,528
Other	117

25,145

Net Assets	$354,469

Net Assets Consist of:
Capital Stock ($.01 par value)	$451
Additional paid-in capital	639,583
Accumulated net investment loss	(1,902)
Accumulated net realized loss from investment securities and foreign currency transactions	(76,387)
Net unrealized depreciation on:
Investment securities	(207,286)
Translation of assets and liabilities denominated in foreign currencies	10

Net Assets	$354,469

Net Assets by Class:
Initial Class	$339,659
Service Class	14,810
Shares Outstanding:
Initial Class	43,315
Service Class	1,818
Net Asset Value and Offering Price Per Share:
Initial Class	$7.84
Service Class	8.15
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $1,607)	$18,430
Interest	161
Income from loaned securities-net	451

19,042

Expenses:
Management and advisory fees	4,242
Printing and shareholder reports	45
Custody fees	290
Administration fees	109
Legal fees	23
Audit fees	19
Trustees fees	16
Transfer agent fees	10
Distribution and service fees:
Service Class	70
Other	13

Total expenses	4,837

Net Investment Income	14,205

Net Realized Loss from:
Investment securities	(69,894)
Foreign currency transactions	(916)

(70,810)

Net Decrease in Unrealized Depreciation on:
Investment securities	(220,244)
Translation of assets and liabilities denominated in foreign currencies	(4)

(220,248)

Net Realized and Unrealized Loss	(291,058)

Net Decrease In Net Assets Resulting from Operations	$(276,853)

The notes to the financial statements are an integral part of this report.

6

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$14,205	$12,892
Net realized gain (loss) from investment securities and foreign currency transactions	(70,810)	174,806
Change in net unrealized depreciation on investment securities and foreign currency translation	(220,248)	(239,585)

Net decrease in net assets resulting from operations	(276,853)	(51,887)

Distributions to Shareholders:
From net investment income:
Initial Class	(14,525)	(53,142)
Service Class	(613)	(3,186)

	(15,138)	(56,328)

From net realized gains:
Initial Class	(146,347)	(53,946)
Service Class	(7,537)	(3,323)

	(153,884)	(57,269)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	31,106	110,779
Service Class	5,560	21,510

	36,666	132,289

Dividends and distributions reinvested:
Initial Class	160,872	107,088
Service Class	8,150	6,509

	169,022	113,597

Cost of shares redeemed:
Initial Class	(95,773)	(317,863)
Service Class	(18,143)	(29,377)

	(113,916)	(347,240)

Net increase (decrease) in net assets from capital shares transactions	91,772	(101,354)

Net decrease in net assets	(354,103)	(266,838)

Net Assets:
Beginning of year	708,572	975,410

End of year	$354,469	$708,572

Accumulated Net Investment Loss	$(1,902)	$(10,440)

Share Activity:
Shares issued:
Initial Class	2,049	4,499
Service Class	368	840

	2,417	5,339

Shares issued-reinvested from distributions:
Initial Class	13,856	5,077
Service Class	675	301

	14,531	5,378

Shares redeemed:
Initial Class	(6,568)	(13,181)
Service Class	(1,274)	(1,218)

	(7,842)	(14,399)

Net increase (decrease) in shares outstanding:
Initial Class	9,337	(3,605)
Service Class	(231)	(77)

	9,106	(3,682)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.64	$24.54	$19.77	$19.15	$15.08
Investment Operations
Net investment income(a)	0.38	0.36	0.35	0.27	0.43
Net realized and unrealized gain (loss)	(7.03)	(1.77)	7.45	2.20	4.35

Total operations	(6.65)	(1.41)	7.80	2.47	4.78

Distributions
From net investment income	(0.47)	(1.73)	(0.33)	(0.32)	(0.36)
From net realized gains	(4.68)	(1.76)	(2.70)	(1.53)	(0.35)

Total distributions	(5.15)	(3.49)	(3.03)	(1.85)	(0.71)

Net Asset Value
End of year	$7.84	$19.64	$24.54	$19.77	$19.15

Total Return(b)	(42.38)%	(6.70)%	42.27%	13.47%	32.86%
Net Assets End of Year (000’s)	$339,659	$667,356	$922,134	$599,134	$396,224
Ratio and Supplemental Data
Expenses to average net assets	0.87%	0.84%	0.84%	0.86%	0.86%
Net investment income, to average net assets	2.61%	1.51%	1.59%	1.41%	2.62%
Portfolio turnover rate	48%	60%	44%	103%	69%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$20.12	$25.06	$20.16	$19.53	$15.37
Investment Operations
Net investment income(a)	0.36	0.31	0.32	0.23	0.47
Net realized and unrealized gain (loss)	(7.27)	(1.80)	7.58	2.23	4.36

Total operations	(6.91)	(1.49)	7.90	2.46	4.83

Distributions
From net investment income	(0.38)	(1.69)	(0.30)	(0.30)	(0.32)
From net realized gains	(4.68)	(1.76)	(2.70)	(1.53)	(0.35)

Total distributions	(5.06)	(3.45)	(3.00)	(1.83)	(0.67)

Net Asset Value
End of year	$8.15	$20.12	$25.06	$20.16	$19.53

Total Return(b)	(42.49)%	(6.91)%	41.91%	13.18%	32.50%
Net Assets End of Year (000’s)	$14,810	$41,216	$53,276	$24,618	$11,771
Ratio and Supplemental Data
Expenses to average net assets	1.12%	1.09%	1.09%	1.11%	1.11%
Net investment income, to average net assets	2.35%	1.26%	1.39%	1.21%	2.77%
Portfolio turnover rate	48%	60%	44%	103%	69%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Clarion Global Real Estate Securities also changed its name to Transamerica Clarion Global Real Estate Securities VP (“the Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund is “non-diversified” under the 1940 Act.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedules of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $73 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates. Since the Fund invests primarily in real estate securities, the net asset value per share may fluctuate more widely than the value of shares of a fund that invests in a broad range of industries.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$12,927	3.65%

Transamerica Asset Allocation-Growth VP	39,811	11.23

Transamerica Asset Allocation-Moderate VP	46,596	13.15

Transamerica Asset Allocation-Moderate Growth VP	102,102	28.80

Transamerica International Moderate Growth VP	10,608	2.99

Total	$212,044	59.82%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million up to $500 million	0.775%
Over $500 million up to $1 billion	0.70%
Over $1 billion	0.65%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $15 as of December 31, 2008.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, and was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$259,885
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	321,966
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(5,033)
Undistributed (accumulated) net investment income (loss)	$9,471
Undistributed (accumulated) net realized gain (loss) from investment securities	$(4,438)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss	Available
Carryforward	Through
$34,190	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$85,783
Long-term Capital Gain	27,814

2008 Distributions paid from:
Ordinary Income	36,661
Long-term Capital Gain	132,361
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(34,190)

Post October Capital Loss Deferral	$(30,890)

Post October Currency Loss Deferral	$(146)

Net Unrealized Appreciation (Depreciation)	$(220,339)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Clarion Global Real Estate Securities VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Clarion Global Real Estate Securities VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $132,361 for the year ended December 31, 2008.

14

Transamerica Convertible Securities VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices continued to fall, consumer confidence declined, and U.S. Gross Domestic Product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector and a near-freeze in the funding market prompted the U.S. government to intervene early in the year with a $168 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter, it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0 - 0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
Against this challenging backdrop, convertible securities experienced broad-based declines. A global ban on short sales in the third quarter and a crisis of confidence among investors also conspired to unwind the convertible arbitrage sector. Although the short-sale ban in the U.S. was lifted in October after the enactment of a $700 billion federal bailout bill, convertible securities saw little relief as lending pressures persisted. Most of the damage to this sector was a consequence of the nationalization of Fannie Mae and Freddie Mac. Both mortgage lenders were significant issuers and holders of convertible preferred shares; therefore, their failures triggered a substantial devaluation of convertible securities. A growing aversion to risk increased margin requirements as convertible valuations decreased. In turn, convertibles continued to sell off at materially lower prices.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the “Big Three” automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Convertible Securities VP Initial Class returned (36.87)%. By comparison its benchmark, the Merrill Lynch All U.S. Convertibles Securities Index, returned (35.74)%.
STRATEGY REVIEW
Holdings related to the energy sector declined during the year, including the portfolio’s holdings in chemical company Celanese Corporation (“Celanese”) and automotive retailer Penske Automotive Group, Inc. (formerly United Auto Group).
The primary input in the chemicals developed by Celanese products is petroleum. Steep oil prices in the first half of the year consequently caused demand for its products to wane. We maintained our position with the belief that the lower energy prices we saw later in the year will continue for an extended period of time, which bodes well for the stock. Penske Automotive declined along with other auto-related stocks. We believe there will be restructuring among the Big Three, which will rationalize the auto industry for foreign competition and benefit Penske. We maintained our position.
Positive contributors to the portfolio’s relative performance came primarily from the healthcare and technology sectors. Gilead Sciences, Inc. develops therapeutic treatments for infectious, life-threatening diseases such as HIV, and was virtually unaffected by the economic downturn. Given that the patient population with HIV is growing and treatment period for the virus is longer, we believe there continues to be upside for Gilead. Informatica Corporation (“Informatica”) also contributed positively to performance. The company provides businesses with software and services that handle various enterprise-wide data integration initiatives. Because Informatica’s software creates efficiencies for companies, it remains in high demand.
Kirk J. Kim
Peter O. Lopez
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date

Initial Class	(36.87)%	(0.47)%	1.79%	05/01/2002

Merrill Lynch All U.S. Convertible Securities Index *	(35.74)%	(3.44)%	(0.01)%	05/01/2002

Service Class	(37.00)%	(0.71)%	2.11%	05/01/2003

NOTES

*	The Merrill Lynch All U.S. Convertible Securities Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$684.48	0.79%	$3.35
Hypothetical (b)	1,000.00	1,021.17	0.79	4.01

Service Class
Actual	1,000.00	683.39	1.04	4.40
Hypothetical (b)	1,000.00	1,019.91	1.04	5.28

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
CORPORATE DEBT SECURITIES (3.5%)
Automobiles (1.8%)
Daimler Finance North America LLC
2.35%, due 03/13/2009 *	$2,930	$2,928
Hotels, Restaurants & Leisure (1.7%)
MGM Mirage, Inc.
6.00%, due 10/01/2009	2,940	2,808

Total Corporate Debt Securities (cost $5,309)		5,736

	Shares
CONVERTIBLE PREFERRED STOCKS (9.3%)
Chemicals (1.6%)
Celanese Corp., 4.25% ▲	155,465	2,570
Diversified Financial Services (2.0%)
Bank of America Corp., 7.25% ^ ▲	5,110	3,322
Insurance (3.9%)
MetLife, Inc., 6.38% ▲	616,000	6,345
Oil, Gas & Consumable Fuels (0.3%)
Dune Energy, Inc., 12.00% -144A Ђ ▲	3,061	501
Road & Rail (1.5%)
Kansas City Southern Railway, 5.13% ▲	3,650	2,523

Total Convertible Preferred Stocks (cost $21,441)		15,261

REVERSE CONVERTIBLE BOND ¥ (4.4%)
Capital Markets (4.4%)
Deutsche Bank AG -144A	145,000	7,262

Total Reverse Convertible Bond (cost $7,133)		7,262

	Principal
CONVERTIBLE BONDS (69.0%)
Aerospace & Defense (3.2%)
Alliant Techsystems, Inc. 2.75%, due 02/15/2024	$4,685	5,352
Airlines (3.0%)
AMR Corp. 4.50%, due 02/15/2024	5,011	4,861
Beverages (4.6%)
Molson Coors Brewing Co. 2.50%, due 07/30/2013 ^	6,350	7,572
Biotechnology (3.4%)
Gilead Sciences, Inc. 0.63%, due 05/01/2013 ^	4,100	5,581
Capital Markets (8.2%)
BlackRock, Inc. 2.63%, due 02/15/2035	3,450	4,830
Merrill Lynch & Co., Inc. Zero Coupon, due 03/13/2032	7,950	8,586
Commercial Services & Supplies (2.9%)
Covanta Holding Corp. 1.00%, due 02/01/2027 ^	5,300	4,823
Communications Equipment (1.2%)
Commscope, Inc. 1.00%, due 03/15/2024	1,970	1,960
Electronic Equipment & Instruments (2.7%)
Itron, Inc. 2.50%, due 08/01/2026	4,150	4,451
Energy Equipment & Services (5.6%)
Core Laboratories, LP 0.25%, due 10/31/2011	4,748	4,119
Transocean, Ltd. 1.63%, due 12/15/2037	5,690	4,958
Food & Staples Retailing (1.7%)
Costco Wholesale Corp. Zero Coupon, due 08/19/2017	2,320	2,761
Health Care Equipment & Supplies (2.2%)
NuVasive, Inc. 2.25%, due 03/15/2013 -144A	3,900	3,608
IT Services (1.2%)
Alliance Data Systems Corp. 1.75%, due 08/01/2013 -144A	2,675	2,006
Leisure Equipment & Products (3.1%)
Hasbro, Inc. 2.75%, due 12/01/2021 ^	3,715	5,062
Oil, Gas & Consumable Fuels (1.8%)
Chesapeake Energy Corp. 2.50%, due 05/15/2037 ^	5,155	3,009
Pharmaceuticals (6.2%)
Allergan, Inc. 1.50%, due 04/01/2026 ^	4,950	4,956
Sepracor, Inc. Zero Coupon, due 10/15/2024	5,750	5,311
Road & Rail (2.2%)
CSX Corp. Zero Coupon, due 10/30/2021	3,139	3,618
Software (4.6%)
Informatica Corp. 3.00%, due 03/15/2026	3,985	3,671
Nuance Communications, Inc. 2.75%, due 08/15/2027	4,850	3,753
Specialty Retail (3.3%)
Penske Auto Group, Inc. 3.50%, due 04/01/2026	6,440	3,598
TJX Cos., Inc. Zero Coupon, due 02/13/2021	2,400	1,809
Wireless Telecommunication Services (7.9%)
Nextel Communications, Inc. 5.25%, due 01/15/2010 ^	5,850	5,067
NII Holdings, Inc. 2.75%, due 08/15/2025 ^	1,490	1,291
3.13%, due 06/15/2012 -144A	4,188	2,539
SBA Communications Corp. 1.88%, due 05/01/2013 -144A	7,000	4,042

Total Convertible Bonds (cost $132,991)		113,194

REPURCHASE AGREEMENT (17.6%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $28,847 on 01/02/2009 à •	28,847	28,847

Total Repurchase Agreement (cost $28,847)		28,847

	Shares
SECURITIES LENDING COLLATERAL (8.2%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	13,401,179	13,401

Total Securities Lending Collateral (cost $13,401)		13,401

Total Investment Securities (cost $209,122) #		$183,701

The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)

NOTES TO THE SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $13,126.

Ђ	Step security. Interest rate may increase or decrease as the credit rating changes.

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 1.60% to 4.57%, maturity dates ranging between 06/15/2034 to 07/01/2034, and with a market value plus accrued interest of $29,426.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $209,122. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,925 and $28,346, respectively. Net unrealized depreciation for tax purposes is $25,421.

¥	A bond that can be converted to cash, debt, or equity at the discretion of the issuer at a set date. The bond contains an embedded derivative that allows the issuer to put the bond to bondholders at a set date prior to the bond’s maturity for existing debt or shares of an underlying company. The underlying company need not be related in any way to the issuer’s business.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $19,958, or 12.16% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$28,662	$155,039	$—	$183,701
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $209,122) (including securities loaned of $13,126)	$183,701
Receivables:
Shares sold	20
Interest	779
Income from loaned securities	16
Dividends	93

184,609

Liabilities:
Investment securities purchased	7,132
Accounts payable and accrued liabilities:
Shares redeemed	20
Management and advisory fees	107
Distribution and service fees	2
Administration fees	3
Payable for collateral for securities on loan	13,401
Other	30

20,695

Net Assets	$163,914

Net Assets Consist of:
Capital Stock ($.01 par value)	$264
Additional paid-in capital	224,940
Undistributed net investment income	4,398
Accumulated net realized loss from investment securities	(40,267)
Net unrealized depreciation on:
Investment securities	(25,421)

Net Assets	$163,914

Net Assets by Class:
Initial Class	$156,137
Service Class	7,777
Shares Outstanding:
Initial Class	25,165
Service Class	1,260
Net Asset Value and Offering Price Per Share:
Initial Class	$6.21
Service Class	6.18
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$1,771
Interest	4,484
Income from loaned securities-net	85

6,340

Expenses:
Management and advisory fees	1,773
Printing and shareholder reports	19
Custody fees	28
Administration fees	47
Legal fees	9
Audit fees	18
Trustees fees	7
Transfer agent fees	4
Distribution and service fees:
Service Class	33
Other	5

Total expenses	1,943

Net Investment Income	4,397

Net Realized Loss from:
Investment securities	(39,669)

Net Decrease in Unrealized Depreciation on:
Investment securities	(67,441)

Net Realized and Unrealized Loss	(107,110)

Net Decrease In Net Assets Resulting from Operations	$(102,713)

The notes to the financial statements are an integral part of this report.

6

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$4,397	$4,104
Net realized gain (loss) from investment securities	(39,669)	48,868
Change in net unrealized depreciation on investment securities	(67,441)	(1,847)

Net increase (decrease) in net assets resulting from operations	(102,713)	51,125

Distributions to Shareholders:
From net investment income:
Initial Class	(3,920)	(4,951)
Service Class	(185)	(296)

	(4,105)	(5,247)

From net realized gains:
Initial Class	(46,782)	(25,852)
Service Class	(2,678)	(1,708)

	(49,460)	(27,560)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	25,938	46,978
Service Class	4,434	5,468

	30,372	52,446

Dividends and distributions reinvested:
Initial Class	50,702	30,803
Service Class	2,863	2,005

	53,565	32,808

Cost of shares redeemed:
Initial Class	(42,963)	(255,112)
Service Class	(9,157)	(4,002)

	(52,120)	(259,114)

Net increase (decrease) in net assets from capital shares transactions	31,817	(173,860)

Net decrease in net assets	(124,461)	(155,542)

Net Assets:
Beginning of year	288,375	443,917

End of year	$163,914	$288,375

Undistributed Net Investment Income	$4,398	$4,106

Share Activity:
Shares issued:
Initial Class	2,445	3,762
Service Class	447	437

	2,892	4,199

Shares issued-reinvested from distributions:
Initial Class	5,665	2,709
Service Class	321	177

	5,986	2,886

Shares redeemed:
Initial Class	(4,599)	(20,563)
Service Class	(970)	(326)

	(5,569)	(20,889)

Net increase (decrease) in shares outstanding:
Initial Class	3,511	(14,092)
Service Class	(202)	288

	3,309	(13,804)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.48	$12.03	$11.20	$12.24	$11.51
Investment Operations
Net investment income(a)	0.18	0.16	0.15	0.22	0.24
Net realized and unrealized gain (loss)	(4.05)	1.91	1.05	0.19	1.16

Total operations	(3.87)	2.07	1.20	0.41	1.40

Distributions
From net investment income	(0.18)	(0.26)	(0.19)	(0.27)	(0.23)
From net realized gains	(2.22)	(1.36)	(0.18)	(1.18)	(0.44)

Total distributions	(2.40)	(1.62)	(0.37)	(1.45)	(0.67)

Net Asset Value
End of year	$6.21	$12.48	$12.03	$11.20	$12.24

Total Return(b)	(36.87)%	18.63%	10.90%	3.88%	13.18%
Net Assets End of Year (000’s)	$156,137	$270,218	$429,852	$314,353	$351,386
Ratio and Supplemental Data
Expenses to average net assets	0.81%	0.79%	0.78%	0.79%	0.84%
Net investment income, to average net assets	1.88%	1.30%	1.26%	1.95%	2.04%
Portfolio turnover rate	97%	79%	64%	85%	138%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.42	$11.98	$11.17	$12.24	$11.50
Investment Operations
Net investment income(a)	0.14	0.13	0.12	0.19	0.20
Net realized and unrealized gain (loss)	(4.01)	1.91	1.04	0.18	1.18

Total operations	(3.87)	2.04	1.16	0.37	1.38

Distributions
From net investment income	(0.15)	(0.24)	(0.17)	(0.26)	(0.20)
From net realized gains	(2.22)	(1.36)	(0.18)	(1.18)	(0.44)

Total distributions	(2.37)	(1.60)	(0.35)	(1.44)	(0.64)

Net Asset Value
End of year	$6.18	$12.42	$11.98	$11.17	$12.24

Total Return(b)	(37.00)%	18.29%	10.65%	3.54%	12.99%
Net Assets End of Year (000’s)	$7,777	$18,157	$14,065	$10,710	$6,006
Ratio and Supplemental Data
Expenses to average net assets	1.06%	1.04%	1.03%	1.04%	1.10%
Net investment income, to average net assets	1.46%	1.02%	1.01%	1.65%	1.72%
Portfolio turnover rate	97%	79%	64%	85%	138%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Convertible Securities also changed its name to Transamerica Convertible Securities VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$23,951	14.61%

Transamerica Asset Allocation-Moderate VP	46,384	28.30

Transamerica Asset Allocation-Moderate Growth VP	43,843	26.75

Total	$114,178	69.66%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.75%
Over $250 million	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.25% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $7 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$215,615
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	287,364
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$24,809	December 31, 2016

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$8,489
Long-term Capital Gain	24,318

2008 Distributions paid from:
Ordinary Income	13,695
Long-term Capital Gain	39,870
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$4,398

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(24,809)

Post October Capital Loss Deferral	$(15,457)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(25,422)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Convertible Securities VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Convertible Securities VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $39,870 for the year ended December 31, 2008.

14

Transamerica Efficient Markets VP
(unaudited)
MARKET ENVIRONMENT
The global financial crisis that rapidly unfolded throughout 2008 made it a truly historic year for all Capital Markets. Falling housing prices in the US coupled with aggressive lending practices, a fine tuned securitization machine, ample liquidity, excessive leverage and investors stretching for yield created a debt bubble that eventually had to burst. The rolling nature of the ensuing carnage has been surprising in both its incredible velocity and widespread coverage. For long only investors, there was just no place to hide.
If one were to choose a single word to describe the market’s reaction to the drama that was 2008, volatility would certainly be in the running. Decoupling was a common theme at this time last year and that proved to be a terrible forecast. Unprecedented and historical also come to mind to describe 2008. We learned more about SIVs (Special Investment Vehicles), auction rate securities and ABCP (Asset Backed Commercial Paper) than we ever wanted to know. Hank Paulsen, Sheila Bair and Tim Geithner joined Ben Bernanke as household names. Bear Stearns and Washington Mutual are now parts of JP Morgan. Merrill Lynch is now Bank of America. Wachovia is Wells Fargo. Fannie Mae, Freddie Mac and American International Group, Inc. (“AIG”), all formerly AAA rated institutions were saved by the US Government but not so for Lehman Brothers. Shareholders were unceremoniously crushed. The stories that will be told for decades or centuries will be mind boggling. If we weren’t all so extremely affected by the dramatic events still unfolding, this could be considered exhilarating or fascinating.
From CDS (Credit Derivative Swap) to synthetic CDOs (Collaterized Debt Obligations) to securities lending to bailouts to Bernie Madoff, 2008 will certainly go down in infamy. Although all equity markets stumbled rather significantly, our index based strategies performed well versus their benchmarks. Historically, down stock market years have proven to be winning years, from a relative standpoint, for passive management strategies. 2008 was not an exception.
PERFORMANCE
For the period from inception November 10, 2008 through December 31, 2008, Transamerica Efficient Markets VP Initial Class returned 3.90%. By comparison, its benchmarks, Barclays Capital US Aggregate Bond Index, Standard and Poor’s 500 Composite Stock (“S&P 500”) Index, and the Morgan Stanley Capital International Europe, Australasia, and Far East (“MSCI-EAFE”) Index returned 5.48%, (2.50)%, and 0.02%, respectively.
STRATEGY REVIEW
No strategy review as the inception date is November 10, 2008.
Jeff Whitehead, CFA
Portfolio Manager
AEGON USA Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	From Inception	Inception Date

Initial Class	3.90%	11/10/2008

Barclays Capital Aggregate U.S. Bond *	5.48%	11/10/2008

S&P 500*	(2.50)%	11/10/2008

MSCI-EAFE*	0.02%	11/10/2008

Service Class	3.90%	11/10/2008

NOTES

*	The Barclays U.S. Aggregate Bond Index, Standard and Poor’s 500 Composite Stock and Morgan Stanley Capital International-Europe, Australasia, and Far East are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at November 10, 2008 (commencement of operations) and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Funds investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$1,039.00	0.52%	$0.74
Hypothetical (b)	1,000.00	1,006.37	0.52	0.73

Service Class
Actual	1,000.00	1,000.00	0.77	1.08
Hypothetical (b)	1,000.00	1,006.01	0.77	1.09

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (51 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the aggregate portfolio holdings of the underlying investment companies in which the Fund invests.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANY (95.9%)
DFA Emerging Markets Value Portfolio	1,248	$21
DFA International Small Capital Value Portfolio	11,632	128
DFA International Value Portfolio	5,197	65
DFA Large Capital International Portfolio	10,856	160
DFA U.S. Large Co. Portfolio	17,258	459
DFA U.S. Targeted Value Portfolio	6,864	68
Vanguard Intermediate-Term Bond Fund	2,050	163
Vanguard Long-Term Bond Fund	522	42
Vanguard Short-Term Bond Fund	1,956	158
Vanguard Total Bond Market Fund	1,202	95

Total Investment Company (cost $1,314)		1,359

	Principal
REPURCHASE AGREEMENT (7.4%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $105 on 01/02/2009 à •	$105	105

Total Repurchase Agreement (cost $105)		105
Total Investment Securities (cost $1,419) #		$1,464

NOTES TO THE SCHEDULE OF INVESTMENTS:

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $107.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $1,419. Aggregate gross unrealized appreciation for all securities in which there is an excess of value over tax cost was $45, respectively. Net unrealized appreciation for tax purposes is $45.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$1,359	$105	$—	$1,464
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment in affiliated investment companies at value (cost: $1,419)	$1,464
Receivables:
Shares sold	43
Dividends	1
Due from advisor	11

1,519

Liabilities:
Investment securities purchased	85
Other	17

102

Net Assets	$1,417

Net Assets Consist of:
Capital Stock ($.01 par value)	$1
Additional paid-in capital	1,362
Undistributed net investment income	6
Undistributed net realized gain from investment in affiliated investment companies	3
Net unrealized appreciation on investment in affiliated investment companies	45

Net Assets	$1,417

Net Assets by Class:
Initial Class	$260
Service Class	1,157
Shares Outstanding:
Initial Class	25
Service Class	111
Net Asset Value and Offering Price Per Share:
Initial Class	$10.39
Service Class	10.39
STATEMENT OF OPERATIONS
For the period ended December 31, 2008*
(all amounts in thousands)

Investment Income:
Dividends from affiliated investment companies	$9
Interest	—	(a)

	9

Expenses:
Management and advisory fees	1
Printing and shareholder reports	—	(a)
Custody fees	1
Administration fees	—	(a)
Legal fees	—	(a)
Audit fees	17
Trustees fees	—	(a)
Distribution and service fees:
Service Class	—	(a)
Other	—	(a)

Total expenses	19

Less management and advisory fee waiver	(18)

Net expenses	1

Net Investment Income	8

Net Realized Gain from:
Investment in affiliated investment companies	1

Net Increase in Unrealized Appreciation on:
Investment in affiliated investment companies	45

Net Realized and Unrealized Gain on Investment in Affiliated Investment Companies	46

Net Increase In Net Assets Resulting from Operations	$54

(a)	Rounds to less than $1.

*	Commenced operations November 10, 2008.
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the period ended:
(all amounts in thousands)

December 31,
2008*
Increase in Net Assets From:
Operations:
Net investment income	$8
Net realized gain from investment securities	1
Change in unrealized appreciation on investment securities	45

Net increase in net assets resulting from operations	54

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	251
Service Class	1,142

1,393

Cost of shares redeemed:
Initial Class	(1)
Service Class	(29)

(30)

Net increase in net assets resulting from capital shares transactions	1,363

Net increase in net assets	1,417

Net Assets:
Beginning of year	—

End of year	$1,417

Undistributed net investment income	$6

Share Activity:
Shares issued:
Initial Class	25
Service Class	114

139

Shares redeemed:
Initial Class	—
Service Class	(3)

(3)

Net increase in shares outstanding:
Initial Class	25
Service Class	111

136

*	Commenced operations November 10, 2008.
The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class		Service Class
	Nov 10 to		Nov 10 to
	Dec 31, 2008		Dec 31, 2008
Net Asset Value
Beginning of period	$10.00		$10.00
Investment Operations
Net investment income(a)	0.10		0.11
Net realized and unrealized gain	0.29		0.28

Total operations	0.39		0.39

Net Asset Value
End of year	$10.39		$10.39

Total Return(b)	3.90	%(c)	3.90	%(c)

Net Assets End of Year (000’s)	$260		$1,157
Ratio and Supplemental Data
Expenses to average net assets(d)
After reimbursement/fee waiver	0.52	%(e)	0.77	%(e)
Before reimbursement/fee waiver	17.77	%(e)	18.02	%(e)
Net investment income, to average net assets(f)	7.15	%(e)	8.04	%(e)
Portfolio turnover rate	2	%(c)	2	%(c)

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Not annualized.

(d)	Does not include expenses of the investment companies in which the Fund invests.

(e)	Annualized.

(f)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. Transamerica Efficient Markets VP, (the “Fund”) commenced operations on November 10, 2008. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date.
It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
AEGON USA Investment Management, LLC (“AUIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $50 million	0.42%
Over $50 million to $250 million	0.40%
Over $250 million	0.38%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.52% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the period from inception, November 10, 2008 to December 31, 2008. The amounts available for recapture at December 31, 2008 were as follows:

	Advisory Fee	Available for
	Waived	Recapture Through
Fiscal Year 2008:	$18	12/31/2011
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled less than $1 as of December 31, 2008.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the period from inception, November 10, 2008 to December 31, 2008 were as follows:

Purchases of securities:
Long-term	$1,329
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	15
U.S. Government	—

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(2)
Undistributed (accumulated) net realized gain (loss) from investment securities	$2
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$6

Undistributed Long-term Capital Gain	$3

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$45

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Efficient Markets VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Efficient Markets VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, and the results of its operations, the changes in its net assets and the financial highlights for the period November 10, 2008 (commencement of operations) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

12

INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS —
INITIAL REVIEW AND APPROVAL
At a meeting of the Board of Trustees of Transamerica Series Trust (“TST”) held on June 24, 2008, in approving a mandate to establish Transamerica Efficient Markets VP as a New Series of TST, the Board reviewed and considered the proposed investment advisory agreement (the “Investment Advisory Agreement”) between TST and Transamerica Efficient Markets VP (the “Fund”) and Transamerica Asset Management, Inc. (“TAM”), as well as the proposed investment sub-advisory agreement (the“Sub-Advisory Agreement”) of the Fund between TAM and AEGON USA Investment Management LLC (“AUIM”) (the “Sub-Adviser”), to determine whether the agreements should be approved for an initial two-year period. Following their review and consideration, the Trustees determined that the proposed Investment Advisory Agreement and proposed Investment Sub-Advisory Agreement would enable shareholders of the Fund to obtain high quality services at a cost that is appropriate, fair, and in the best interests of its shareholders. The Board, including the Independent members of the Board, unanimously approved the proposed Investment Advisory Agreement and proposed Investment Sub-Advisory agreement. In reaching their decision, the Trustees requested and obtained from TAM and the Sub-Adviser such information as they deemed reasonably necessary to evaluate the proposed agreements, including information about the proposed management and sub-advisory fees for the Fund, noting that the Sub-Adviser currently did not manage any comparable funds. In considering the proposed approval of the Investment Advisory and Sub-Advisory Agreement, the Trustees evaluated a number of considerations that they believed, in light of the legal advice furnished to them by independent legal counsel and their own business judgment, to be relevant. They based their decisions on the following considerations, among others, although they did not identify any consideration or particular information that was controlling of their decisions:
The nature, extent and quality of the advisory services to be provided. The Board considered the nature and quality of the services expected to be provided by TAM and the Sub-Adviser. They concluded that TAM and the Sub-Adviser are capable of providing high quality services to the Fund, as indicated by the nature and quality of services provided in the past by TAM for other series within the fund complex and the Sub-Adviser’s management capabilities demonstrated with respect to other funds it manages and the experience, capability and integrity of TAM’s senior management, the financial resources of TAM and the Sub-Adviser, TAM’s management oversight process and the professional qualifications and experience of the Sub-Adviser’s portfolio management team (the Board reviewed carefully the qualifications of the prospective managers for the Fund). The Trustees determined that TAM and the Sub-Adviser can provide investment and related services that are appropriate in scope and extent in light of the Fund’s operations, the competitive landscape of the investment company business and investor needs.
It was noted that in order for the Fund to be entitled to invest in the Vanguard ETFs as proposed, the Board was required to consider whether the fees to be charged by TAM and the Sub-Adviser were duplicative of those to be charged by the manager of the Vanguard ETFs. The Board also considered whether the fees to by charged by TAM and the Sub-Advisor were duplicative of those to by charged by the manager of the Dimensional Fund Advisors funds (the “DFA funds”). It was noted that TAM will render “manager of managers” services to the Fund by, among other things, closely monitoring the Sub-Adviser’s performance and by adding additional sub-advisers or altering the composition of sub-advisers as necessary to adapt to market conditions or the New Fund’s performance. It also was noted that the Sub-Adviser has developed an asset allocation model which it will utilize to select a basket of investments for the Fund in an attempt to match or exceed the return of an unmanaged benchmark. On these bases, the Board determined that the fees to be charged by TAM and the Sub-Adviser are based on services that are in addition to, rather than duplicative of, the services provided by the adviser to the underlying DFA funds and Vanguard ETFs in which the Fund will invest.
The investment performance of the Fund. The Fund is not yet in existence and therefore had no historical performance for the Board to review. However, the Board examined performance of the asset allocation model developed by the Sub-Adviser based on the underlying performance of the DFA funds and the Vanguard ETFs. On the basis of the Board’s assessment of the nature, extent and quality of advisory services to be provided or procured by TAM and the Sub-Adviser, the Board concluded that TAM and the Sub-Adviser are capable of generating a level of investment performance that is appropriate in light of the Fund’s proposed investment objectives, policies and strategies and competitive with other investment companies, and also determined that TAM’s and the Sub-Adviser’s performance records for other funds indicate that their management of the Fund is likely to benefit the Fund and its shareholders.
The cost of advisory services provided and the level of profitability. The Fund is not yet in existence and therefore no revenue, cost or profitability data was available for the Board to review. However, the Board reviewed projected profitability information regarding TAM’s costs of procuring portfolio management services, as well as the costs of its provision of administration, transfer agency, fund accounting and other services, to the proposed Fund and other funds within the fund complex. Based on such information and the proposed management and sub-advisory fees for the Fund, the Trustees determined that the proposed management fees of the Fund generally are consistent with industry averages and are appropriate in light of the services expected to be provided or procured, the management fees and the anticipated profitability of the relationship between the Fund, TAM and its affiliates, and the Sub-Adviser.
Whether fee levels reflect economies of scale and the extent to which economies of scale would be realized as the Fund grows. In evaluating the extent to which the management fees payable under the new Investment Advisory and Sub-Advisory Agreement reflect economies of scale or will permit economies of scale to be realized in the future, the Board took note of TAM’s pricing strategy and the proposed advisory fee breakpoints, where applicable and as detailed in the materials provided to the Board, and noted each fee breakpoint with respect to the various asset levels to be achieved by the Fund. The Board concluded that the proposed fees, and breakpoints (when applicable), would appropriately benefit investors by permitting economies of scale in the form of lower management fees as the level of assets grows for the Fund. The Board also concluded that the Fund’s management fees appropriately reflect the Fund’s anticipated size, the current economic environment for TAM, the competitive nature of the investment company market, and TAM’s pricing strategy. The Board also noted that, in the future, it would have the opportunity to periodically re-examine whether the Fund has achieved economies of scale and the appropriateness of management fees payable to TAM and fees payable by TAM to the Sub-Adviser.

13

Benefits (such as soft dollars) to TAM, its affiliates, or the Sub-Adviser from their relationship with the Fund. The Board concluded that other benefits anticipated to be derived by TAM, its affiliates, and the Sub-Adviser from their relationships with the Fund, including “soft dollar” benefits (if any) in connection with brokerage transactions are expected to be reasonable and fair, and consistent with industry practice and the best interests of the Fund and their shareholders. The Trustees noted that TAM would not realize soft dollar benefits from its relationship with the Fund, and that the Sub-Adviser would engage in soft dollar arrangements consistent with applicable law and “best execution” requirements. In addition, the Trustees noted that the Sub-Adviser will be asked to participate in a brokerage program pursuant to which a certain portion of brokerage commissions paid by the Fund is recaptured for the benefit of the Fund and its shareholders, which could limit the amount of “soft-dollar” arrangements the Sub-Adviser may engage in with respect to the Fund’s portfolio brokerage transactions. It was noted, however, that given the nature of the proposed Fund and the role of the Sub-Adviser in selecting Vanguard ETF and DFA fund investments for the proposed Fund, there were unlikely to be significant brokerage or soft dollar arrangements.
Other considerations. The Board considered the investment objective of the Fund and its investment strategies and determined that the Fund would enhance the investment options for affiliated insurance companies’ variable annuity products. The Board noted that other series of TST have generated considerable investor interest. The Board determined that TAM has made a substantial commitment to the recruitment and retention of high quality personnel, and maintains the financial, compliance and operational resources reasonably necessary to manage the Fund in a professional manner that is consistent with the best interests of the Fund and its shareholders. In this regard, the Trustees favorably considered the procedures and policies in place by TAM to enforce compliance with applicable laws and regulations and oversee the portfolio management activities of the Sub-Adviser. The Trustees also noted and favorably considered the procedures and policies created to invest in the Vanguard ETFs pursuant to the Vanguard exemptive order. The Trustees also determined that TAM has made a significant entrepreneurial commitment to the management and success of the Fund, reflected by TAM’s expense limitation and fee waiver arrangements with the Fund which may result in TAM waiving a substantial amount of management fees for the benefit of shareholders. In approving the Fund, the Board also considered the high quality of the Sub-Adviser’s portfolio management personnel who will manage the Fund under the Sub-Advisory Agreement, and their overall portfolio management capabilities. The Board determined that they, too, have made substantial commitments to the recruitment and retention of high quality personnel, and maintain the financial and operational resources reasonably necessary to manage the Fund.

14

Transamerica Equity VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008 was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector prompted the U.S. government to intervene early in the year with a $160 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again when the Big Three automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Equity VP Initial Class returned (46.00)%. By comparison its benchmark, the Russell 1000® Growth Index, returned (38.44)%.
STRATEGY REVIEW
The portfolio’s underperformance was largely a result of weak returns posted by individual holdings in the information technology and consumer discretionary sectors. Also pressuring relative performance were the portfolio’s underweight position in the consumer staples sector and an overweight position in the financials sector.
Within technology, strong demand for Apple’s Macs, Nanos and iPhones was undermined by continued rumors of management change. In addition, some investors believe growth in demand for the iPod has reached a plateau. We maintained our position, convinced that Apple will stay on the cutting edge of personal technology devices and continue to gain market share. We were not as optimistic about Research In Motion, Ltd., one of the largest detractors from relative performance. This maker of the BlackBerry wireless platform has fallen behind in its technology for phones, prompting us to liquidate our position.
Another significant detractor from relative performance was CME Group, Inc., an electronic derivatives exchange. Although CME is the leader in this segment, a slowdown in the company’s monthly trading volumes compared to rapid volume growth in 2007 caused the stock to sell off. We believe CME will continue to gain market share with development of several new exchange traded products and maintained our position.
On the upside, the portfolio’s relative results benefited from an underweight position versus the index in the poorly performing energy sector and strong individual stock selection within the healthcare and materials sectors (e.g., Gilead Sciences, Inc. and Sigma-Aldrich Corp.). A biotech company that develops therapeutic treatments for infectious, life-threatening diseases such as HIV, Gilead proved resilient to the economic downturn. Generally speaking, Gilead’s products are not price sensitive, patent dependent or threatened by competition. We believe there will be continued strength in the stock. Although Sigma is technically a chemicals company, it serves the healthcare industry by providing chemical products and kits used in scientific, genomic, pharmaceutical and biotech research. We believe a stable business model, expanding margins and strong cash flow bode well for this company.
Gary U. Rollé, CFA
Geoffrey I. Edelstein, CFA, CIC
Edward S. Han
John J. Huber, CFA
Peter O. Lopez
Erik U. Rollé
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date

Initial Class	(46.00)%	(1.63)%	(0.37)%	12.81%	12/31/1980

Russell 1000 Growth *	(38.44)%	(3.42)%	(4.27)%	8.27%	12/31/1980

Service Class	(46.17)%	(1.87)%	N/A	1.94%	05/01/2003

NOTES

*	The Russell 1000® Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.
The historical financial information for periods prior to May 1, 2002 has been derived from the financial history of the predecessor portfolio, Growth Portfolio of Transamerica Variable Insurance Fund, Inc.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries, or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$642.43	0.78%	$3.22
Hypothetical (b)	1,000.00	1,021.22	0.78	3.96
Service Class
Actual	1,000.00	641.21	1.03	4.25
Hypothetical (b)	1,000.00	1,019.96	1.03	5.23

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (95.7%)
Aerospace & Defense (6.5%)
Boeing Co.	535,000	$22,828
Raytheon Co.	1,420,000	72,477
Air Freight & Logistics (3.2%)
Expeditors International of Washington, Inc.	1,420,000	47,243
Auto Components (5.1%)
BorgWarner, Inc. ^	1,287,493	28,029
Johnson Controls, Inc.	2,560,000	46,490
Automobiles (1.2%)
Daimler AG ^	465,000	17,800
Biotechnology (6.7%)
Gilead Sciences, Inc. ‡ ^	1,910,000	97,677
Capital Markets (5.0%)
Charles Schwab Corp.	1,780,000	28,783
T. Rowe Price Group, Inc. ^	1,235,537	43,787
Chemicals (11.2%)
Ecolab, Inc.	1,130,000	39,719
Praxair, Inc.	1,220,000	72,419
Sigma-Aldrich Corp. ^	1,245,000	52,589
Commercial Banks (3.6%)
Wells Fargo & Co. ^	1,790,000	52,769
Communications Equipment (6.2%)
Cisco Systems, Inc. ‡	1,720,000	28,036
Qualcomm, Inc.	1,775,000	63,598
Computers & Peripherals (4.0%)
Apple, Inc. ‡	690,000	58,892
Construction & Engineering (3.6%)
Jacobs Engineering Group, Inc. ‡ ^	1,100,000	52,910
Consumer Finance (1.4%)
American Express Co.	1,085,000	20,127
Diversified Financial Services (1.9%)
CME Group, Inc. -Class A	133,000	27,679
Diversified Telecommunication Services (2.6%)
AT&T, Inc.	1,320,000	37,620
Electrical Equipment (1.4%)
Emerson Electric Co.	574,600	21,036
Electronic Equipment & Instruments (3.2%)
Tyco Electronics, Ltd.	2,885,000	46,766
Health Care Equipment & Supplies (6.3%)
Becton Dickinson & Co.	700,000	47,873
Varian Medical Systems, Inc. ‡	1,250,000	43,800
Industrial Conglomerates (3.0%)
General Electric Co.	2,755,000	44,631
Internet & Catalog Retail (4.1%)
Amazon.com, Inc. ‡ ^	1,175,000	60,254
Internet Software & Services (3.6%)
Google, Inc. -Class A ‡	170,000	52,301
Machinery (4.8%)
Caterpillar, Inc.	745,000	33,279
PACCAR, Inc. ^	1,290,000	36,894
Media (1.8%)
Walt Disney Co.	1,180,000	26,774
Pharmaceuticals (2.0%)
Allergan, Inc.	730,000	29,434
Road & Rail (3.3%)
Union Pacific Corp. ^	1,025,000	48,995

Total Common Stocks (cost $1,854,609)		1,403,509

	Principal
REPURCHASE AGREEMENT (4.5%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $66,469 on 01/02/2009 à •	$66,469	66,469

Total Repurchase Agreement (cost $66,469)		66,469

	Shares
SECURITIES LENDING COLLATERAL (8.2%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.14% à ▲	119,825,074	119,825

Total Securities Lending Collateral (cost $119,825)		119,825

Total Investment Securities (cost $2,040,903) #		$1,589,803

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $117,145.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 1.00% to 4.73%, maturity dates ranging between 04/01/2034 to 06/15/2034, and with market values plus accrued interests of $67,799.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $2,047,217. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $89,789 and $547,203, respectively. Net unrealized depreciation for tax purposes is $457,414.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$1,523,334	$66,469	$—	$1,589,803
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $2,040,903) (including securities loaned of $117,145)	$1,589,803
Receivables:
Shares sold	39
Income from loaned securities	120
Dividends	3,194
Dividend reclaims	20

1,593,176

Liabilities:
Investment securities purchased	5,702
Accounts payable and accrued liabilities:
Shares redeemed	361
Management and advisory fees	929
Distribution and service fees	5
Transfer agent fees	2
Administration fees	26
Payable for collateral for securities on loan	119,825
Other	239

127,089

Net Assets	$1,466,087

Net Assets Consist of:
Capital Stock ($.01 par value)	$979
Additional paid-in capital	2,159,857
Undistributed net investment income	14,322
Accumulated net realized loss from investment securities	(257,973)
Net unrealized depreciation on:
Investment securities	(451,100)
Translation of assets and liabilities denominated in foreign currencies	2

Net Assets	$1,466,087

Net Assets by Class:
Initial Class	$1,442,534
Service Class	23,553
Shares Outstanding:
Initial Class	96,284
Service Class	1,591
Net Asset Value and Offering Price Per Share:
Initial Class	$14.98
Service Class	14.80
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$30,195
Interest	483
Income from loaned securities-net	1,101

31,779

Expenses:
Management and advisory fees	16,160
Printing and shareholder reports	221
Custody fees	229
Administration fees	455
Legal fees	95
Audit fees	20
Trustees fees	68
Transfer agent fees	38
Distribution and service fees:
Service Class	120
Other	50

Total expenses	17,456

Net Investment Income	14,323

Net Realized Loss from:
Investment securities	(156,276)
Net Decrease in Unrealized Depreciation on:
Investment securities	(1,178,839)

Net Realized and Unrealized Loss	(1,335,115)

Net Decrease In Net Assets Resulting from Operations	$(1,320,792)

The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$14,323	$5,234
Net realized gain (loss) from investment securities	(156,276)	424,536
Change in net unrealized appreciation (depreciation) on investment securities	(1,178,839)	27,127

Net increase (decrease) in net assets resulting from operations	(1,320,792)	456,897

Distributions to Shareholders:
From net investment income:
Initial Class	(5,245)	(666)

	(5,245)	(666)

From net realized gains:
Initial Class	(88,939)	(117,292)
Service Class	(1,917)	(2,784)

	(90,856)	(120,076)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	111,712	117,201
Service Class	7,418	9,439

	119,130	126,640

Dividends and distributions reinvested:
Initial Class	94,184	117,958
Service Class	1,917	2,784

	96,101	120,742

Cost of shares redeemed:
Initial Class	(313,617)	(950,077)
Service Class	(26,555)	(14,437)

	(340,172)	(964,514)

Net decrease in net assets from capital shares transactions	(124,941)	(717,132)

Net decrease in net assets	(1,541,834)	(380,977)

Net Assets:
Beginning of year	3,007,921	3,388,898

End of year	$1,466,087	$3,007,921

Undistributed Net Investment Income	$14,322	$5,245

Share Activity:
Shares issued:
Initial Class	4,590	4,285
Service Class	328	349

	4,918	4,634

Shares issued-reinvested from distributions:
Initial Class	4,026	4,468
Service Class	83	107

	4,109	4,575

Shares redeemed:
Initial Class	(13,985)	(35,215)
Service Class	(1,258)	(533)

	(15,243)	(35,748)

Net decrease in shares outstanding:
Initial Class	(5,369)	(26,462)
Service Class	(847)	(77)

	(6,216)	(26,539)

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$28.90	$25.95	$23.87	$20.88	$18.03
Investment Operations
Net investment income (loss)(a)	0.15	0.05	0.01	(0.02)	0.09
Net realized and unrealized gain (loss)	(13.09)	4.07	2.07	3.43	2.76

Total operations	(12.94)	4.12	2.08	3.41	2.85

Distributions
From net investment income	(0.06)	(0.01)	—	(0.08)	—
From net realized gains	(0.92)	(1.16)	—	(0.34)	—

Total distributions	(0.98)	(1.17)	—	(0.42)	—

Net Asset Value
End of year	$14.98	$28.90	$25.95	$23.87	$20.88

Total Return(b)	(46.00)%	16.29%	8.71%	16.54%	15.81%
Net Assets End of Year (000’s)	$1,442,534	$2,938,220	$3,324,168	$1,670,310	$1,229,731
Ratio and Supplemental Data
Expenses to average net assets	0.76%	0.76%	0.77%	0.80%	0.81%
Net investment income (loss), to average net assets	0.63%	0.18%	0.04%	(0.10)%	0.48%
Portfolio turnover rate	33%	38%	47%	34%	69%

For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$28.59	$25.73	$23.73	$20.80	$17.99
Investment Operations
Net investment income (loss)(a)	0.08	(0.02)	(0.05)	(0.07)	0.09
Net realized and unrealized gain (loss)	(12.95)	4.04	2.05	3.40	2.72

Total operations	(12.87)	4.02	2.00	3.33	2.81

Distributions
From net investment income	—	—	—	(0.06)	—
From net realized gains	(0.92)	(1.16)	—	(0.34)	—

Total distributions	(0.92)	(1.16)	—	(0.40)	—

Net Asset Value
End of year	$14.80	$28.59	$25.73	$23.73	$20.80

Total Return(b)	(46.17)%	16.04%	8.38%	16.28%	15.62%
Net Assets End of Year (000’s)	$23,553	$69,701	$64,730	$37,784	$18,159
Ratio and Supplemental Data
Expenses to average net assets	1.01%	1.01%	1.02%	1.05%	1.08%
Net investment income (loss), to average net assets	0.35%	(0.07)%	(0.22)%	(0.35)%	0.49%
Portfolio turnover rate	33%	38%	47%	34%	69%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Equity also changed its name to Transamerica Equity VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $167 are included in net realized loss in the Statement of Operations.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affliliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM,TFS, and TCI are affiliates of AEGON, NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$26,003	1.77%

Transamerica Asset Allocation-Growth VP	64,571	4.40

Transamerica Asset Allocation-Moderate VP	78,846	5.38

Transamerica Asset Allocation-Moderate Growth VP	190,694	13.01

Total	$360,114	24.56%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.75%
Over $500 million up to $2.5 billion	0.70%
Over $2.5 billion	0.65%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.85% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $60 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, and was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary).
Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $6.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$737,092
U.S. Government	—
Proceeds from maturities and sales of securities:
Long-term	973,852
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(176,103)
Undistributed (accumulated) net investment income (loss)	$(1)
Undistributed (accumulated) net realized gain (loss) from investment securities	$176,104

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The capital loss carryforwards are available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the periods listed:

Capital Loss
Carryforwards	Available Through
$19,818	December 31, 2009
$81,035	December 31, 2010
$61,800	December 31, 2016
The capital loss carryforward utilized during the year ended December 31, 2008 was $176,103.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$666
Long-term Capital Gain	120,076
2008 Distributions paid from:
Ordinary Income	5,261
Long-term Capital Gain	90,840
The tax basis components of distributable earnings as of as follows:

Undistributed Ordinary Income	$14,322

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(162,653)

Post October Capital Loss Deferral	$(89,006)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(457,412)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

11

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Equity VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Equity VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

12

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $90,840 for the year ended December 31, 2008.

13

Transamerica Equity II VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008 was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector prompted the U.S. government to intervene early in the year with a $160 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the “Big Three” automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Equity II VP Initial Class returned (45.59)%. By comparison its benchmark, the Russell 1000® Growth Index, returned (38.44)%.
STRATEGY REVIEW
The portfolio’s underperformance was largely a result of weak returns posted by individual holdings in the information technology and consumer discretionary sectors. Also pressuring relative performance were the portfolio’s underweight position in the consumer staples sector and an overweight position in the financials sector.
Within technology, strong demand for Apple’s Macs, Nanos and iPhones was undermined by continued rumors of management change. In addition, some investors believe growth in demand for the iPod has reached a plateau. We maintained our position, convinced that Apple will stay on the cutting edge of personal technology devices and continue to gain market share. We were not as optimistic about Research In Motion, Ltd., one of the largest detractor from relative performance. This maker of the BlackBerry wireless platform has fallen behind in its technology for phones, prompting us to liquidate our position.
Another significant detractor from relative performance was CME Group, Inc., an electronic derivatives exchange. Although CME is the leader in this segment, a slowdown in the company’s monthly trading volumes compared to rapid volume growth in 2007 caused the stock to sell off. We believe CME will continue to gain market share with development of several new exchange traded products and maintained our position.
On the upside, the portfolio’s relative results benefited from an underweight position versus the index in the poorly performing energy sector and strong individual stock selection within the healthcare and materials sectors (e.g., Gilead Sciences, Inc. and Sigma-Aldrich Corp.). A biotech company that develops therapeutic treatments for infectious, life-threatening diseases such as HIV, Gilead proved resilient to the economic downturn. Generally speaking, Gilead’s products are not price sensitive, patent dependent or threatened by competition. We believe there will be continued strength in the stock. Although Sigma is technically a chemicals company, it serves the healthcare industry by providing chemical products and kits used in scientific, genomic, pharmaceutical and biotech research. We believe a stable business model, expanding margins and strong cash flow bode well for this company.
Gary U. Rollé, CFA
Geoffrey I. Edelstein, CFA, CIC
Edward S. Han
John J. Huber, CFA
Peter O. Lopez
Erik U. Rollé
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(45.59)%	(1.00)%	(0.96)%	12/30/2003
Russell 1000 Growth *	(38.44)%	(3.42)%	(3.40)%	12/30/2003

NOTES

*	The Russell 1000® Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$642.43	0.30%	$1.24
Hypothetical (b)	1,000.00	1,023.63	0.30	1.53

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts in thousands)

	Shares	Value
COMMON STOCKS (97.0%)
Aerospace & Defense (6.5%)
Boeing Co.	4,000	$171
Raytheon Co.	10,600	541
Air Freight & Logistics (3.2%)
Expeditors International of Washington, Inc.	10,500	349
Auto Components (4.9%)
BorgWarner, Inc.	9,780	213
Johnson Controls, Inc.	18,200	330
Automobiles (1.2%)
Daimler AG	3,500	134
Biotechnology (6.1%)
Gilead Sciences, Inc. ‡	13,000	665
Capital Markets (5.0%)
Charles Schwab Corp.	13,500	218
T. Rowe Price Group, Inc.	9,383	333
Chemicals (13.3%)
Ecolab, Inc.	8,000	281
Praxair, Inc.	13,000	772
Sigma-Aldrich Corp.	9,500	401
Commercial Banks (3.6%)
Wells Fargo & Co.	13,500	398
Communications Equipment (6.2%)
Cisco Systems, Inc. ‡	13,000	212
Qualcomm, Inc.	13,200	473
Computers & Peripherals (3.9%)
Apple, Inc. ‡	5,000	427
Construction & Engineering (3.6%)
Jacobs Engineering Group, Inc. ‡	8,200	394
Consumer Finance (1.4%)
American Express Co.	8,000	148
Diversified Financial Services (1.8%)
CME Group, Inc. -Class A	970	202
Diversified Telecommunication Services (2.6%)
AT&T, Inc.	9,800	279
Electrical Equipment (1.5%)
Emerson Electric Co.	4,400	161
Electronic Equipment & Instruments (3.3%)
Tyco Electronics, Ltd.	22,000	357
Health Care Equipment & Supplies (6.2%)
Becton Dickinson & Co.	5,300	362
Varian Medical Systems, Inc. ‡	9,000	315
Industrial Conglomerates (3.0%)
General Electric Co.	20,500	332
Internet & Catalog Retail (4.2%)
Amazon.com, Inc. ‡	9,000	462
Internet Software & Services (3.5%)
Google, Inc. -Class A ‡	1,260	388
Machinery (4.7%)
Caterpillar, Inc.	5,500	246
PACCAR, Inc.	9,500	272
Media (1.9%)
Walt Disney Co.	9,000	204
Pharmaceuticals (2.0%)
Allergan, Inc.	5,500	222
Road & Rail (3.4%)
Union Pacific Corp.	7,700	368

Total Common Stocks (cost $13,296)		10,630

	Principal
REPURCHASE AGREEMENT (3.3%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $360 on 01/02/2009 à •	$360	360

Total Repurchase Agreement (cost $360)		360

Total Investment Securities (cost $13,656) #		$10,990

NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $400.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $13,720. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $907 and $3,637, respectively. Net unrealized depreciation for tax purposes is 2,730.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$10,630	$360	$—	$10,990
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $13,656)	$10,990
Receivables:
Dividends	24

11,014

Liabilities:
Investment securities purchased	38
Accounts payable and accrued liabilities:
Management and advisory fees	2
Other	18

58

Net Assets	$10,956

Net Assets Consist of:
Capital Stock ($.01 par value)	23
Additional paid-in capital	14,428
Undistributed net investment income	180
Accumulated net realized loss from investment securities	(1,009)
Net unrealized depreciation on investment securities	(2,666)

Net Assets	$10,956

Shares Outstanding	2,333
Net Asset Value and Offering Price Per Share	$4.70
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$226
Interest	4

230

Expenses:
Management and advisory fees	50
Transfer agent fees	— (a)
Printing and shareholder reports	1
Custody fees	5
Administration fees	3
Legal fees	1
Audit fees	18
Trustees fees	1

Total expenses	79

Less management and advisory fee waiver	(29)

Net expenses	50

Net Investment Income	180

Net Realized Loss from:
Investment securities	(970)

Net Decrease in Unrealized Depreciation on:
Investment securities	(8,755)

Net Realized and Unrealized Loss	(9,725)

Net Decrease In Net Assets Resulting from Operations	$(9,545)

(a)	Rounds to less than $1.
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$180	$132
Net realized gain (loss) from investment securities	(970)	2,749
Change in unrealized appreciation (depreciation) on investment securities	(8,755)	509

Net increase (decrease) in net assets resulting from operations	(9,545)	3,390

Distributions to Shareholders:
From net investment income:	(132)	(96)
From net realized gains:	(2,745)	(1,477)

	(2,877)	(1,573)

Capital Share Transactions:
Proceeds from shares sold	1	5
Dividends and distributions reinvested	2,877	1,573
Cost of shares redeemed	(1,051)	(1,253)

Net increase in net assets from capital shares transactions	1,827	325

Net increase (decrease) in net assets	(10,595)	2,142

Net Assets:
Beginning of year	$21,551	$19,409

End of year	$10,956	$21,551

Undistributed Net Investment Income	$180	$132

Share Activity:
Shares issued-reinvested from distributions	$392	$168
Shares redeemed	$(147)	$(124)

Net increase in shares outstanding	$245	$44

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.32	$9.50	$9.49	$11.66	$10.02
Investment Operations
Net investment income(a)	0.09	0.06	0.05	0.04	0.09
Net realized and unrealized gain (loss)	(4.28)	1.55	0.72	1.62	1.55 *

Total operations	(4.19)	1.61	0.77	1.66	1.64

Distributions
From net investment income	(0.07)	(0.05)	(0.04)	(0.14)	—
From net realized gains	(1.36)	(0.74)	(0.72)	(3.69)	—

Total distributions	(1.43)	(0.79)	(0.76)	(3.83)	—

Net Asset Value
End of year	$4.70	$10.32	$9.50	$9.49	$11.66

Total Return(b)	(45.59)%	17.72%	8.76%	17.29%	16.37%*

Net Assets End of Year (000’s)	$10,956	$21,551	$19,409	$19,991	$19,171
Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.30%	0.30%	0.30%	0.30%	0.30%
Before reimbursement/fee waiver	0.47%	0.47%	0.45%	0.44%	0.36%
Net investment income, to average net assets	1.08%	0.64%	0.49%	0.36%	0.84%
Portfolio turnover rate	32%	47%	19%	29%	33%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

*	The capital contribution from affiliates is included in net realized and unrealized gain of $0.21. The capital contribution from affiliates increased total return by 2.10% for the year ended December 31, 2004.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Equity II also changed its name to Transamerica Equity II VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank and Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affliliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affilates of AEGON, NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and a sub-adviser to the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
0.30% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.30% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. The amounts available for recapture at December 31, 2008 were as follows:

	Advisory Fee	Available for
	Waived	Recapture Through
Fiscal Year 2008:	$29	12/31/2011
Fiscal Year 2007:	34	12/31/2010
Fiscal Year 2006:	30	12/31/2009
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s shares, amounts equal to actual expenses associated with distributing the shares.
The Fund is authorized under the Distribution Plan to pay fees up to a limit of 0.15%.
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled less than $1 as of December 31, 2008.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$5,311
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	6,310
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$372	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$96
Long-term Capital Gain	1,477

2008 Distributions paid from:
Ordinary Income	141
Long-term Capital Gain	2,736
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$180

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(372)

Post October Capital Loss Deferral	$(573)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(2,730)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Equity II VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Equity II VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $2,736 for the year ended December 31, 2008

12

Transamerica Federated Market Opportunity VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008 was extraordinarily poor for all equity markets. In the United States, the Standard and Poor’s 500 Composite Index (“S&P 500”), for example, returned (37.00)%. The portfolio, in contrast, returned (4.53)%. Financial system and economic distress have continued to spread, moving from the financial sector to the non-financial sector of the economy throughout the world. Late in the year, the US government passed a bailout program for financial institutions. Seeing that markets remained troubled and that the financial crisis was threatening financial systems and global economies, governments around the world coordinated efforts on interest rate cuts and implemented a variety of capital and financial guarantee programs aimed at restoring the functioning of credit markets.
Though economic and financial news is bleak and likely to get bleaker, markets don’t go straight up or down. The plunge in stock prices sharply improved valuations and left markets due for a sharp rebound. Indeed, the S&P 500 as of December 31 has rebounded approximately 20% from its November 20 low.
Nevertheless, in our opinion the big picture hasn’t changed. Stocks are in a secular bear market. With the Federal Reserve Board (“Fed”) degrading and vastly increasing its balance sheet to an unprecedented degree and the government seemingly planning to bail out the entire financial system, the consequences for taxpayers and the U.S. dollar are bleak. While these measures might avert a global market collapse and another Great Depression, they will not avert a severe global recession and profit collapse. While market valuations became much more attractive after the plunge in stock prices, valuations have not reached levels that have been associated with historic market lows. Consequently, we believe that the November 20 low will not mark the ultimate bottom for this bear market.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Federated Market Opportunity VP Initial Class returned (4.53)%. By comparison its primary and secondary benchmarks, the Russell 3000® Value Index and the Merrill Lynch 3-Month Treasury Bill Index, returned (36.25)% and 2.06%, respectively.
STRATEGY REVIEW
The portfolio is managed with an emphasis on moderate capital appreciation with low volatility, and an emphasis on capital preservation when valuations and risks are high. While there is an equity benchmark associated with the portfolio, it is not managed towards an equity benchmark or with regard to the individual components of an equity benchmark.
For most of the fiscal year, the portfolio had been positioned to benefit from a significant decline in U.S. equity prices. The portfolio had substantial cash reserves in addition to put options and ultra short exchange-traded funds (“ETFs”) as a hedge against a decline in stock prices. The put options and ultra short ETFs would increase in value if stock prices fell. This worked quite well for the portfolio until the end of June, since the market declined and produced significant gains on the put options and ultra short ETFs. We believed that market bubble history and market valuation history in general, and the rapidly deteriorating economic and financial conditions, supported a highly risk-averse strategy during the period. Unfortunately, during the summer and especially in September and October, the portfolio’s large holdings in gold and energy stocks had large losses from a sharp correction in commodity markets and related stock prices. (We believe that both sectors are still in secular bull markets and are now quite attractively priced.)
Late in the fiscal year with the passage of the US government bailout program, we changed our position and took a neutral, rather than bearish, position on stock markets. As markets crashed in October, the managers added significantly to stocks, as sharply lower prices resulted in much better valuations, along with the expectation of a strong bounce from overly depressed levels.
Gold and energy stocks were especially hurt with the bursting of the commodity bubble. We noted that gold stocks were quite cheap relative to the price of gold and thought there were not large risks in that sector. When gold stocks plummeted in October, they became the cheapest on record versus gold bullion and were extremely attractive in our opinion. Late in the fiscal year, gold stocks made a strong recovery and continue to look attractive in our opinion.
In terms of currencies and their impact on investment results for foreign holdings, the U.S. dollar appreciated against most currencies, as the U.S. dollar index (“DXY”) rose 6%. This increase of the U.S. dollar relative to other currencies decreased the value in U.S. dollar terms of returns on the portfolio’s foreign holdings. In particular, the Canadian dollar fell 18%, and the Euro 4%. However; the Japanese yen gained 23% and partially offset the losses in the other currencies.
Among the number of positive contributors to the portfolio’s performance, the best was the put options on the Nasdaq 100. The worst contributor was from Coeur D’alene Mines Corp., a US silver and gold mining company. On a relative basis, the best performing sectors were financials and consumer discretionary, while the worst performing were energy and materials.
Steven J. Lehman, CFA
Portfolio Manager
Federated Equity Management Company of Pennsylvania

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(4.53)%	2.28%	7.42%	8.82%	03/01/1994
Russell 3000 Value *	(36.25)%	(0.72)%	1.69%	7.54%	03/01/1994
Merrill Lynch 3 Month Treasury Bill *	2.06%	3.25%	3.45%	4.05%	03/01/1994
Service Class	(4.65)%	2.06%	N/A	5.26%	05/01/2003

NOTES

*	The Russell 3000 Value Index and Merrill Lynch 3 Month Treasury Bill Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$900.64	0.83%	$3.97
Hypothetical (b)	1,000.00	1,020.96	0.83	4.22
Service Class
Actual	1,000.00	900.77	1.08	5.16
Hypothetical (b)	1,000.00	1,019.71	1.08	5.48

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (63.9%)
Bermuda (2.2%)
Bunge, Ltd. ^	135,000	$6,989
Canada (14.3%)
Barrick Gold Corp.	110,000	4,045
EnCana Corp.	30,000	1,394
Enerplus Resources Trust	165,000	3,231
Goldcorp, Inc.	185,000	5,833
Golden Star Resources, Ltd. ‡ ^	700,000	700
Iamgold Corp. ^	340,000	2,077
Kinross Gold Corp. ^	100,000	1,842
Pan American Silver Corp. ‡ ^	280,000	4,780
Penn West Energy Trust ^	250,000	2,780
Petro-Canada	70,000	1,532
Silver Wheaton Corp. ‡ ^	290,000	1,882
Yamana Gold, Inc. ^	1,840,000	14,205
Cayman Islands (0.9%)
Noble Corp. ^	120,000	2,651
Finland (0.8%)
Nokia OYJ ADR	160,000	2,496
France (1.7%)
Veolia Environnement	170,000	5,362
Japan (2.2%)
Chiyoda Corp. ^	354,000	1,972
Nitto Denko Corp.	140,000	2,680
ROHM Co., Ltd.	46,000	2,322
Netherlands (1.3%)
Chicago Bridge & Iron Co. NV -Class Y	120,000	1,206
Koninklijke Philips Electronics NV	145,000	2,875
Netherlands Antilles (1.0%)
Schlumberger, Ltd. ^	75,000	3,175
Peru (1.0%)
Cia de Minas Buenaventura SA ADR ^	150,000	2,988
Singapore (1.1%)
Singapore Airlines, Ltd.	430,000	3,382
South Africa (0.8%)
Gold Fields, Ltd. ADR ^	260,000	2,582
Switzerland (1.3%)
ABB, Ltd. ADR	260,000	3,903
United States (35.3%)
Affymetrix, Inc. ‡	284,400	850
AGCO Corp. ‡ ^	135,000	3,185
Baker Hughes, Inc.	40,000	1,283
Biogen IDEC, Inc. ‡	65,000	3,096
BJ Services Co. ^	280,000	3,268
Cameron International Corp. ‡	115,000	2,357
Ceradyne, Inc. ‡ ^	114,000	2,315
CF Industries Holdings, Inc.	120,000	5,899
Cimarex Energy Co. ^	120,000	3,214
Cisco Systems, Inc. ‡	150,000	2,445
Coeur D’alene Mines Corp. ‡ ^	790,000	695
eBay, Inc. ‡	180,000	2,513
Emerson Electric Co.	80,000	2,929
Ensco International, Inc.	155,000	4,400
Forest Laboratories, Inc. ‡	115,000	2,929
Freeport-McMoRan Copper & Gold, Inc. ^	125,000	3,055
Frontier Oil Corp. ^	230,000	2,905
General Electric Co.	140,000	2,268
Holly Corp. ^	140,000	2,552
Intel Corp. ^	145,000	2,126
Maxim Integrated Products, Inc. ^	250,000	2,855
Memc Electronic Materials, Inc. ‡	130,000	1,856
Merck & Co., Inc. ^	136,532	4,151
Mosaic Co. ^	130,000	4,498
Murphy Oil Corp.	45,000	1,996
National Oilwell Varco, Inc. ‡	90,000	2,200
Newfield Exploration Co. ‡ ^	155,000	3,061
Newmont Mining Corp. ^	80,000	3,256
Patterson-UTI Energy, Inc. ^	610,000	7,021
Rowan Cos., Inc. ^	240,000	3,816
Sepracor, Inc. ‡ ^	240,000	2,635
Stillwater Mining Co. ‡ ^	175,000	864
Stone Energy Corp. ‡ ^	179,000	1,973
Symantec Corp. ‡ ^	215,000	2,907
Terex Corp. ‡ ^	115,000	1,992
Unit Corp. ‡ ^	148,000	3,954
Valero Energy Corp.	230,000	4,977
Zimmer Holdings, Inc. ‡	60,000	2,425

Total Common Stocks (cost $238,339)		199,605

INVESTMENT COMPANIES (7.3%)
United States (7.3%)
iShares MSCI EAFE Index Fund	330,000	14,807
iShares MSCI Japan Index Fund	350,000	3,360
iShares S&P Europe 350 Index Fund ^	150,000	4,671

Total Investment Companies (cost $23,716)		22,838

	Contracts G
PURCHASED OPTION (0.2%)
Put Options (0.2%)
Wells Fargo & Co.
Put Strike $35.00
Expires 04/18/2009	850	637

Total Purchased Option (cost $640)		637

	Principal
REVERSE CONVERTIBLE BONDS ¥ (0.7%)
United States (0.0%)
Lehman Brothers Holdings, Inc.
18.20%, due 01/27/2009 -144A Џ § Ә	$899	184
Switzerland (0.7%)
Credit Suisse, Inc.
20.00%, due 02/02/2009	138	2,080

Total Reverse Convertible Bond (cost $6,213)		2,264

SHORT-TERM U.S. GOVERNMENT OBLIGATIONS (2.4%)
U.S. Cash Management Bill
Zero Coupon, due 04/29/2009 ^	2,850	2,835
U.S. Treasury Bill
Zero Coupon, due 04/09/2009	4,500	4,490

Total Short-Term U.S. Government Obligations (cost $7,325)		7,325

The notes to the financial statements are an integral part of this report.

4

	Principal	Value
REPURCHASE AGREEMENT (25.5%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $79,657 on 01/02/2009 à •	$79,657	$79,657

Total Repurchase Agreement (cost $79,657)		79,657

	Shares
SECURITIES LENDING COLLATERAL (9.2%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	28,856,641	28,857

Total Securities Lending Collateral (cost $28,857)		28,857

Total Investment Securities (cost $384,747) #		$341,183

	Contracts G
WRITTEN-OPTIONS (0.0%)
Put Options - 0.0%
Barrick Gold Corp.
Put Strike $35.00
Expires 1/17/2009	800	(96)

Total Written Options (Premiums: $458)		(96)

FORWARD FOREIGN CURRENCY CONTRACTS:

			Amount in	Net Unrealized
	Bought	Settlement	U.S. Dollars	Appreciation
Currency	(Sold)	Date	Bought (Sold)	(Depreciation)
Australian	9,100	3/25/2009	6,294	(1)
Euro	(8,700)	3/23/2009	(12,521)	462
Japanese Yen	(1,901,813)	3/16/2009	(20,877)	(140)
Swedish Krona	90,339	3/16/2009	11,357	58

				$379

	Percentage of
INVESTMENTS BY INDUSTRY (unaudited):	Total Investments	Value
Metals & Mining	14.4%	$48,805
Energy Equipment & Services	10.1%	34,126
Oil, Gas & Consumable Fuels	8.7%	29,614
Capital Markets	6.8%	23,022
Chemicals	3.7%	13,077
Pharmaceuticals	2.8%	9,715
Semiconductors & Semiconductor Equipment	2.7%	9,159
Food Products	2.0%	6,989
Electrical Equipment	2.0%	6,832
Multi-Utilities	1.6%	5,362
Machinery	1.5%	5,176
Industrial Conglomerates	1.5%	5,143
Communications Equipment	1.4%	4,941
Airlines	1.0%	3,382
Construction & Engineering	1.0%	3,178
Biotechnology	0.9%	3,096
Software	0.9%	2,907
Internet Software & Services	0.7%	2,513
Health Care Equipment & Supplies	0.7%	2,425
Aerospace & Defense	0.7%	2,315
Commercial Banks	0.6%	2,080
Life Sciences Tools & Services	0.2%	850
Derivative	0.2%	637

Investment Securities, at Value	66.1%	225,344
Short-Term Investments	33.9%	115,839

Total Investments	100.0%	$341,183

The notes to the financial statements are an integral part of this report.

5

At December 31, 2008
(all amounts in thousands)

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $27,924.

‡	Non-income producing security.

G	Contract amounts are not in thousands.

§	Illiquid. These securities aggregated $184, or 0.06% of the Fund’s net assets.

Џ	In default.

¥	A bond that can be converted to cash, debt, or equity at the discretion of the issuer at a set date. The bond contains an embedded derivative that allows the issuer to put the bond to bondholders at a set date prior to the bond’s maturity for existing debt or shares of an underlying company. The underlying company need not be related in any way to the issuer’s business.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $81,252.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $388,596. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $8,832 and $56,245, respectively. Net unrealized depreciation for tax purposes is $47,413.

Ә	Security fair valued as determined in good faith in accordance with procedures established by the Trust’s Board of Trustees.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $184, or 0.06% of the Fund’s net assets.

ADR	American Depositary Receipt
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities			Total Investments in Securities	Other Financial Instruments*
Level 1	Level 2	Level 3	(net of written options)	Level 1	Level 2	Level 3
$232,706	$108,197	$184	$341,087	$—	$379	$—

*	Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$—	$4,094	$—	$—	$(3,910)	$—	$184
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $305,090) (including securities loaned of $27,924)	$261,526
Repurchase agreement, at value (cost: $79,657)	79,657
Foreign currency (cost: $423)	422
Receivables:
Investment securities sold	2,493
Shares sold	159
Income from loaned securities	33
Dividends	339
Dividend reclaims	9
Unrealized appreciation on forward foreign currency contracts	520

345,158

Liabilities:
Investment securities purchased	3,187
Accounts payable and accrued liabilities:
Shares redeemed	152
Management and advisory fees	200
Distribution and service fees	3
Administration fees	5
Payable for collateral for securities on loan	28,857
Unrealized depreciation on forward foreign currency contracts	141
Written options (premium: $458)	96
Other	68

32,709

Net Assets	$312,449

Net Assets Consist of:
Capital Stock ($.01 par value)	$233
Additional paid-in capital	340,939
Undistributed net investment income	9,567
Undistributed net realized gain from investment securities, written option contracts, and foreign currency transactions	4,542
Net unrealized depreciation on:
Investment securities	(43,564)
Written option contracts	362
Translation of assets and liabilities denominated in foreign currencies	370

Net Assets	$312,449

Net Assets by Class:
Initial Class	$298,449
Service Class	14,000
Shares Outstanding:
Initial Class	22,329
Service Class	1,007
Net Asset Value and Offering Price Per Share:
Initial Class	$13.37
Service Class	13.91
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $226)	$3,600
Interest	5,383
Income from loaned securities-net	649

9,632

Expenses:
Management and advisory fees	2,948
Printing and shareholder reports	42
Custody fees	66
Administration fees	79
Legal fees	16
Audit fees	18
Trustees fees	11
Transfer agent fees	7
Distribution and service fees:
Service Class	59
Other	8

Total expenses	3,254

Net Investment Income	6,378

Net Realized Gain from:
Investment securities	11,740
Written option contracts	(521)
Foreign currency transactions	5,085

16,304

Net Decrease in Unrealized Depreciation on:
Investment securities	(38,401)
Written option contracts	362
Translation of assets and liabilities denominated in foreign currencies	(2,404)

(40,443)

Net Realized and Unrealized Loss	(24,139)

Net Decrease In Net Assets Resulting from Operations	$(17,761)

The notes to the financial statements are an integral part of this report.

7

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$6,378	$12,619
Net realized gain (loss) from investment securities, written option contracts, and foreign currency transactions	16,304	(7,852)
Change in net unrealized depreciation on investment securities, written option contracts, and foreign currency translation	(40,443)	(9,029)

Net decrease in net assets resulting from operations	(17,761)	(4,262)

Distributions to Shareholders:
From net investment income:
Initial Class	(16,734)	(16,177)
Service Class	(978)	(960)

	(17,712)	(17,137)

From net realized gains:
Initial Class	—	(2,079)
Service Class	—	(134)

	—	(2,213)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	63,593	42,022
Service Class	12,278	6,709

	75,871	48,731

Dividends and distributions reinvested:
Initial Class	16,734	18,254
Service Class	978	1,094

	17,712	19,348

Cost of shares redeemed:
Initial Class	(150,484)	(155,260)
Service Class	(21,972)	(13,684)

	(172,456)	(168,944)

Net decrease in net assets from capital shares transactions	(78,873)	(100,865)

Net decrease in net assets	(114,346)	(124,477)

Net Assets:
Beginning of year	426,795	551,272

End of year	$312,449	$426,795

Undistributed Net Investment Income	$9,567	$15,429

Share Activity:
Shares issued:
Initial Class	4,233	2,804
Service Class	797	434

	5,030	3,238

Shares issued-reinvested from distributions:
Initial Class	1,161	1,274
Service Class	65	74

	1,226	1,348

Shares redeemed:
Initial Class	(10,456)	(10,372)
Service Class	(1,509)	(887)

	(11,965)	(11,259)

Net decrease in shares outstanding:
Initial Class	(5,062)	(6,294)
Service Class	(647)	(379)

	(5,709)	(6,673)

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$14.66	$15.40	$16.52	$17.59	$17.09
Investment Operations
Net investment income(a)	0.24	0.41	0.48	0.30	0.30
Net realized and unrealized gain (loss)	(0.85)	(0.50)	— (b)	0.52	1.20

Total operations	(0.61)	(0.09)	0.48	0.82	1.50

Distributions
From net investment income	(0.68)	(0.58)	(0.28)	(0.40)	(0.48)
From net realized gains	—	(0.07)	(1.32)	(1.49)	(0.52)

Total distributions	(0.68)	(0.65)	(1.60)	(1.89)	(1.00)

Net Asset Value
End of year	$13.37	$14.66	$15.40	$16.52	$17.59

Total Return(c)	(4.53)%	(0.48)%	2.76%	4.96%	9.21%
Net Assets End of Year (000’s)	$298,449	$401,656	$518,866	$577,785	$482,823
Ratio and Supplemental Data
Expenses to average net assets	0.81%	0.82%	0.81%	0.83%	0.82%
Net investment income, to average net assets	1.64%	2.72%	2.94%	1.76%	1.74%
Portfolio turnover rate	290%	56%	91%	55%	93%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$15.20	$15.94	$17.05	$18.12	$17.57
Investment Operations
Net investment income(a)	0.21	0.38	0.45	0.27	0.24
Net realized and unrealized gain (loss)	(0.87)	(0.52)	0.01	0.54	1.27

Total operations	(0.66)	(0.14)	0.46	0.81	1.51

Distributions
From net investment income	(0.63)	(0.53)	(0.25)	(0.39)	(0.44)
From net realized gains	—	(0.07)	(1.32)	(1.49)	(0.52)

Total distributions	(0.63)	(0.60)	(1.57)	(1.88)	(0.96)

Net Asset Value
End of year	$13.91	$15.20	$15.94	$17.05	$18.12

Total Return(c)	(4.65)%	(0.70)%	2.47%	4.72%	8.97%
Net Assets End of Year (000’s)	$14,000	$25,139	$32,406	$32,851	$16,709
Ratio and Supplemental Data
Expenses to average net assets	1.06%	1.07%	1.06%	1.08%	1.07%
Net investment income, to average net assets	1.38%	2.48%	2.67%	1.54%	1.37%
Portfolio turnover rate	290%	56%	91%	55%	93%

(a)	Calculation is based on average number of shares outstanding.

(b)	Rounds to less than $0.01.

(c)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Federated Market Opportunity also changed its name to Transamerica Federated Market Opportunity VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $162 are included in net realized gain in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Forward foreign currency contracts: The Fund may enter into forward foreign currency contracts to hedge against exchange rate risk arising from investments in securities denominated in foreign currencies. Contracts are valued at the contractual forward rate and are marked to market daily, with the change in value recorded as an unrealized gain or loss. When the contracts are settled a realized gain or loss is incurred. Risks may arise from changes in market value of the underlying currencies and from the possible inability of counterparties to meet the terms of their contracts.
Open forward foreign currency contracts at December 31, 2008 are listed in the Schedule of Investments.
Option contracts: The Fund may enter into options contracts to manage exposure to market fluctuations. Options are valued at the average of the bid and ask (“Mean Quote”) established each day at the close of the board of trade or exchange on which they are traded. The primary risks associated with options are imperfect correlation between the change in value of the securities held and the prices of the option contracts; the possibility of an illiquid market; and inability of the counterparty to meet the contract terms. When the Fund writes a covered call or put option, an amount equal to the premium received by the Fund is included in the Fund’s Statement of Assets and Liabilities as an asset and as an equivalent liability. Options are marked-to-market daily to reflect the current value of the option written.
Transactions in written options were as follows:

	Transamerica Federated Market
	Opportunity VP
	Premium	Contracts*
Balance at December 31, 2007	$—	—
Sales	6,462	5,790
Closing Buys	(6,004)	(4,990)
Expirations	—	—
Exercised	—	—

Balance at December 31, 2008	$458	800

*	Contracts not in thousands.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$12,300	3.94%

Transamerica Asset Allocation-Growth VP	1,288	0.41

Transamerica Asset Allocation-Moderate VP	50,766	16.25

Transamerica Asset Allocation-Moderate Growth VP	28,442	9.10

Total	$92,796	29.70%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.75%
Over $500 million up to $750 million	0.675%
Over $750 million	0.65%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $13 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$622,439
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	564,525
U.S. Government	104,620
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$5,472
Undistributed (accumulated) net realized gain (loss) from investment securities	$(5,472)
The capital loss carryforwards utilized during the year ended December 31, 2008 were $7,205.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$17,137
Long-term Capital Gain	2,213

2008 Distributions paid from:
Ordinary Income	17,712
Long-term Capital Gain	—
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$32,742

Undistributed Long-term Capital Gain	$7,522

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(21,927)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(47,060)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Federated Market Opportunity VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Federated Market Opportunity VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

15

Transamerica Growth Opportunities VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector prompted the U.S. government to intervene early in the year with a $160 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the Big Three automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Growth Opportunities VP Initial Class returned (40.90)%. By comparison its benchmark, the Russell Midcap® Growth Index, returned (44.32)%.
STRATEGY REVIEW
Select holdings in the industrials and financials sectors (e.g., CH Robinson Worldwide, Inc. and Signature Bank) bolstered the portfolio’s relative results, as did an underweight position in the energy sector. A modest cash position also contributed to outperformance.
CH Robinson advanced during the period as demand for its transportation services overcame shrinking margins resulting from higher fuel costs. In addition, the company continued to take market share from competitors. Signature Bank, a full-service commercial bank, took market share and accelerated growth by hiring employees away from two competitors as they merged.
Making the largest individual positive contribution to relative performance was Strayer Education, Inc., a provider of undergraduate and graduate degree programs in traditional classroom settings, as well as over the Internet. Despite initial worries about limited access to student loans, investors gained confidence in Strayer upon learning that the majority of its funding comes from government-backed loans. The stock also benefited from strong enrollment growth and a tuition increase.
An underweight position in the consumer staples sector and weak stock selection within the health care and information technology sectors (e.g., Intuitive Surgical, Inc. and SiRF Technology Holdings) detracted from performance. Intuitive develops surgical tools and devices that enable a surgeon’s movements to be more precise. Despite strong financial results and the continued adoption of robotic surgery, investors sold the stock indiscriminately when other high-quality, high-multiple stocks declined. We maintained our position in the stock based on our thesis that the company’s devices enable doctors to be more productive and that demand for its products will therefore remain strong throughout the economic crisis. We liquidated our position in SiRF, a maker of global positioning systems (“GPS”) and chips, as demand for its more-precise technology failed to meet our expectations.
Another significant detractor from relative performance was CME Group, Inc., an electronic derivatives exchange. Although CME is the leader in this segment, a slowdown in the company’s monthly trading volumes compared to rapid volume growth in 2007 caused the stock to sell off. We believe CME will continue to gain market share with development of several new exchange traded products and maintained our position.
Edward S. Han
John J. Huber, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(40.90)%	0.72%	3.51%	05/02/2001
Russell Midcap Growth *	(44.32)%	(2.33)%	(2.41)%	05/02/2001
Service Class	(41.06)%	0.49%	4.76%	05/01/2003

NOTES

*	The Russell Midcap® Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$682.56	0.87%	$3.68
Hypothetical (b)	1,000.00	1,020.76	0.87	4.42

Service Class
Actual	1,000.00	681.34	1.12	4.73
Hypothetical (b)	1,000.00	1,019.51	1.12	5.69

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (95.9%)
Aerospace & Defense (3.6%)
Precision Castparts Corp.	88,500	$5,264
Rockwell Collins, Inc. ^	40,300	1,575
Air Freight & Logistics (6.5%)
CH Robinson Worldwide, Inc. ^	186,000	10,237
Expeditors International of Washington, Inc. ^	56,700	1,886
Auto Components (2.8%)
BorgWarner, Inc. ^	243,800	5,308
Capital Markets (6.4%)
Greenhill & Co., Inc. ^	93,867	6,548
T. Rowe Price Group, Inc. ^	151,940	5,385
Chemicals (1.4%)
Ecolab, Inc. ^	74,900	2,632
Commercial Banks (1.2%)
Cullen/Frost Bankers, Inc. ^	43,100	2,184
Commercial Services & Supplies (1.1%)
Ritchie Bros. Auctioneers, Inc. ^	99,400	2,129
Communications Equipment (2.6%)
Juniper Networks, Inc. ‡	51,300	898
Polycom, Inc. ‡ ^	300,300	4,057
Construction & Engineering (3.4%)
Jacobs Engineering Group, Inc. ‡ ^	134,000	6,445
Construction Materials (0.8%)
Martin Marietta Materials, Inc. ^	15,200	1,476
Diversified Consumer Services (5.4%)
Strayer Education, Inc. ^	46,900	10,056
Diversified Financial Services (1.7%)
CME Group, Inc. -Class A ^	15,788	3,286
Electrical Equipment (0.5%)
Cooper Industries, Ltd. -Class A	32,000	935
Electronic Equipment & Instruments (4.3%)
FLIR Systems, Inc. ‡ ^	102,700	3,151
Trimble Navigation, Ltd. ‡ ^	227,100	4,907
Energy Equipment & Services (2.2%)
Cameron International Corp. ‡	199,800	4,095
Health Care Equipment & Supplies (4.5%)
Idexx Laboratories, Inc. ‡ ^	79,000	2,850
Intuitive Surgical, Inc. ‡ ^	34,330	4,360
Varian Medical Systems, Inc. ‡ ^	35,200	1,233
Health Care Technology (1.1%)
Cerner Corp. ‡ ^	53,500	2,057
Hotels, Restaurants & Leisure (1.5%)
Burger King Holdings, Inc. ^	120,200	2,870
Internet Software & Services (0.5%)
Valueclick, Inc. ‡ ^	131,500	899
IT Services (2.5%)
Alliance Data Systems Corp. ‡ ^	48,700	2,266
NeuStar, Inc. -Class A ‡ ^	130,460	2,496
Leisure Equipment & Products (1.9%)
Hasbro, Inc. ^	120,200	3,506
Life Sciences Tools & Services (6.4%)
Covance, Inc. ‡ ^	118,100	5,436
Techne Corp.	103,760	6,695
Machinery (5.4%)
Donaldson Co., Inc.	97,823	3,292
Kennametal, Inc.	235,200	5,219
PACCAR, Inc. ^	59,000	1,687
Oil, Gas & Consumable Fuels (0.9%)
Range Resources Corp. ^	50,000	1,720
Pharmaceuticals (1.6%)
Allergan, Inc.	73,900	2,980
Professional Services (1.5%)
FTI Consulting, Inc. ‡ ^	63,000	2,815
Real Estate Investment Trusts (1.9%)
Plum Creek Timber Co., Inc.^	105,200	3,655
Software (12.7%)
Activision Blizzard, Inc. ‡ ^	650,729	5,623
Adobe Systems, Inc. ‡	91,600	1,950
Informatica Corp. ‡ ^	200,000	2,746
Intuit, Inc. ‡ ^	308,800	7,347
Macrovision Solutions Corp. ‡ ^	77,100	975
Quality Systems, Inc. ^	22,200	968
Salesforce.Com, Inc. ‡ ^	137,550	4,403
Specialty Retail (2.3%)
Guess, Inc. ^	284,100	4,361
Textiles, Apparel & Luxury Goods (1.8%)
Carter’s, Inc. ‡	178,600	3,440
Trading Companies & Distributors (5.5%)
WW Grainger, Inc. ^	132,295	10,431

Total Common Stocks (cost $228,631)		180,734

	Principal
REPURCHASE AGREEMENT (4.6%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $8,582 on 01/02/2009 • à	$8,582	8,582
Total Repurchase Agreement (cost $8,582)		8,582

	Shares
SECURITIES LENDING COLLATERAL (22.7%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	42,749,668	42,750

Total Securities Lending Collateral (cost $42,750)		42,750

Total Investment Securities (cost $279,963) #		$232,066

NOTES TO THE SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $41,720.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 0.87% and 4.38%, maturity dates ranging between 08/15/2036 to 08/01/2037, and with a market values plus accrued interests of $8,756.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $281,665. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $4,450 and $54,049, respectively. Net unrealized depreciation for tax purposes is $49,599.
The notes to financial statement are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$223,484	$8,582	$—	$232,066
The notes to financial statement are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $279,963) (including securities loaned of $41,720)	$232,066
Receivables:
Shares sold	38
Income from loaned securities	114
Dividends	87

232,305

Liabilities:
Investment securities purchased	892
Accounts payable and accrued liabilities:
Shares redeemed	85
Management and advisory fees	132
Distribution and service fees	2
Administration fees	3
Payable for collateral for securities on loan	42,750
Other	54

43,918

Net Assets	$188,387

Net Assets Consist of:
Capital Stock ($.01 par value)	$243
Additional paid-in capital	283,608
Undistributed net investment income	814
Accumulated net realized loss from investment securities	(48,381)
Net unrealized depreciation on:
Investment securities	(47,897)

Net Assets	$188,387

Net Assets by Class:
Initial Class	$180,962
Service Class	7,425
Shares Outstanding:
Initial Class	23,369
Service Class	972
Net Asset Value and Offering Price Per Share:
Initial Class	$7.74
Service Class	7.64
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $3)	$2,231
Interest	196
Income from loaned securities-net	1,288

3,715

Expenses:
Management and advisory fees	2,663
Printing and shareholder reports	40
Custody fees	40
Administration fees	68
Legal fees	14
Audit fees	18
Trustees fees	11
Transfer agent fees	5
Distribution and service fees:
Service Class	34
Other	8

Total expenses	2,901

Net Investment Income	814

Net Realized Loss from:
Investment securities	(39,747)
Net Decrease in Unrealized Depreciation on:
Investment securities	(128,906)

Net Realized and Unrealized Loss	(168,653)

Net Decrease In Net Assets Resulting from Operations	$(167,839)

The notes to financial statement are an integral part of this report.

6

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income (loss)	$814	$(431)
Net realized gain (loss) from investment securities	(39,747)	98,220
Change in net unrealized depreciation on investment securities	(128,906)	(310)

Net increase (decrease) in net assets resulting from operations	(167,839)	97,479

Distributions to Shareholders:
From net investment income:
Initial Class	—	(211)

	—	(211)

From net realized gains:
Initial Class	(87,777)	(33,887)
Service Class	(4,129)	(1,235)

	(91,906)	(35,122)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	12,331	51,567
Service Class	5,757	10,479

	18,088	62,046

Dividends and distributions reinvested:
Initial Class	87,777	34,097
Service Class	4,129	1,235

	91,906	35,332

Cost of shares redeemed:
Initial Class	(155,589)	(139,495)
Service Class	(11,497)	(10,615)

	(167,086)	(150,110)

Net decrease in net assets from capital shares transactions	(57,092)	(52,732)

Net increase (decrease) in net assets	(316,837)	9,414

Net Assets:
Beginning of year	505,224	495,810

End of year	$188,387	$505,224

Undistributed Net Investment Income	$814	$—

Share Activity:
Shares issued:
Initial Class	935	2,957
Service Class	427	600

	1,362	3,557

Shares issued-reinvested from distributions:
Initial Class	7,823	2,031
Service Class	373	74

	8,196	2,105

Shares redeemed:
Initial Class	(12,077)	(8,245)
Service Class	(942)	(620)

	(13,019)	(8,865)

Net decrease in shares outstanding:
Initial Class	(3,319)	(3,257)
Service Class	(142)	54

	(3,461)	(3,203)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$18.18	$16.00	$15.69	$14.66	$12.57
Investment Operations
Net investment income (loss)(a)	0.03	(0.01)	0.01	0.04	—	(b)
Net realized and unrealized gain (loss)	(6.12)	3.58	0.76	2.18	2.09

Total operations	(6.09)	3.57	0.77	2.22	2.09

Distributions
From net investment income	—	(0.01)	(0.04)	—	—
From net realized gains	(4.35)	(1.38)	(0.42)	(1.19)	—

Total distributions	(4.35)	(1.39)	(0.46)	(1.19)	—

Net Asset Value
End of year	$7.74	$18.18	$16.00	$15.69	$14.66

Total Return(c)	(40.90)%	23.09%	5.10%	16.23%	16.63%
Net Assets End of Year (000’s)	$180,962	$485,162	$478,963	$445,761	$416,126
Ratio and Supplemental Data
Expenses to average net assets	0.85%	0.83%	0.84%	0.86%	0.88%
Net investment income (loss), to average net assets	0.25%	(0.08)%	0.05%	0.30%	—	%(d)
Portfolio turnover rate	47%	73%	68%	44%	63%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008		2007	2006	2005	2004
Net Asset Value
Beginning of year	$18.00		$15.88	$15.59	$14.61	$12.54
Investment Operations
Net investment loss(a)	—	(b)	(0.06)	(0.03)	— (b)	(0.04)
Net realized and unrealized gain (loss)	(6.05)		3.56	0.75	2.17	2.11

Total operations	(6.05)		3.50	0.72	2.17	2.07

Distributions
From net investment income	—		—	(0.01)	—	—
From net realized gains	(4.31)		(1.38)	(0.42)	(1.19)	—

Total distributions	(4.31)		(1.38)	(0.43)	(1.19)	—

Net Asset Value
End of year	$7.64		$18.00	$15.88	$15.59	$14.61

Total Return(c)	(41.06)%		22.74%	4.90%	15.93%	16.51%
Net Assets End of Year (000’s)	$7,425		$20,062	$16,847	$14,980	$7,545
Ratio and Supplemental Data
Expenses to average net assets	1.10%		1.08%	1.09%	1.11%	1.14%
Net investment loss, to average net assets	—	%(d)	(0.33)%	(0.20)%	0.03%	(0.31)%
Portfolio turnover rate	47%		73%	68%	44%	63%

(a)	Calculation is based on average number of shares outstanding.

(b)	Rounds to less than ($0.01) or $0.01.

(c)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(d)	Rounds to less than (0.01%) or 0.01%.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Growth Opportunities also changed its name to Transamerica Growth Opportunities VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $37 are included in net realized loss in the Statement of Operations.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products.
AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$2,743	1.46%

Transamerica Asset Allocation-Growth VP	13,537	7.18

Transamerica Asset Allocation-Moderate VP	16,413	8.71

Transamerica Asset Allocation-Moderate Growth VP	37,036	19.66

Total	$69,729	37.01%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million up to $500 million	0.75%
Over $500 million	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     1.15% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $8 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$153,889
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	288,414
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The capital loss carryforwards are available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the periods listed:

Capital Loss
Carryforwards	Available Through
$7,971	December 31, 2009
$432	December 31, 2011
$32,072	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$1,488
Long-term Capital Gain	33,844

2008 Distributions paid from:
Ordinary Income	11,432
Long-term Capital Gain	80,474
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$814

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(40,475)

Post October Capital Loss Deferral	$(6,204)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(49,599)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Growth Opportunities VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Growth Opportunities VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $80,474 for the year ended December 31, 2008.

14

Transamerica Index 50 VP
(unaudited)
MARKET ENVIRONMENT
The global financial crisis that rapidly unfolded throughout 2008 made it a truly historic year for all Capital Markets. Falling housing prices in the US coupled with aggressive lending practices, a fine tuned securitization machine, ample liquidity, excessive leverage and investors stretching for yield created a debt bubble that eventually had to burst. The rolling nature of the ensuing carnage has been surprising in both its incredible velocity and widespread coverage. For long only investors, there was just no place to hide.
If one were to choose a single word to describe the market’s reaction to the drama that was 2008, volatility would certainly be in the running. Decoupling was a common theme at this time last year and that proved to be a terrible forecast. Unprecedented and historical also come to mind to describe 2008. We learned more about SIVs (Special Investment Vehicles), auction rate securities and ABCP (Asset Backed Commercial Paper) than we ever wanted to know. Hank Paulsen, Sheila Bair and Tim Geithner joined Ben Bernanke as household names. Bear Stearns and Washington Mutual are now parts of JPMorgan. Merrill Lynch is now Bank of America. Wachovia is Wells Fargo. Fannie Mae, Freddie Mac and American International Group, Inc. (“AIG”), all formerly AAA rated institutions were saved by the US Government but not so for Lehman Brothers. Shareholders were unceremoniously crushed. The stories that will be told for decades or centuries will be mind boggling. If we weren’t all so extremely affected by the dramatic events still unfolding, this could be considered exhilarating or fascinating.
From CDS (Credit Derivative Swap) to synthetic CDOs (Collaterized Debt Obligations) to securities lending to bailouts to Bernie Madoff, 2008 will certainly go down in infamy. Although all equity markets stumbled rather significantly, our index based strategies performed well versus their benchmarks. Historically, down stock market years have proven to be winning years, from a relative standpoint, for passive management strategies. 2008 was not an exception.
PERFORMANCE
For the period from inception May 1, 2008 through December 31, 2008, Transamerica Index 50 VP Initial Class returned (17.20)%. By comparison, its benchmarks, the Morgan Stanley Capital International US Broad Market (“MSCI US Broad Market”) Index, the Financial Times Stock Exchange All-Shares ex. US (“FTSE All World ex US”) Index, and the Barclays Capital Aggregate U.S. Bond Index returned (33.77)%, (43.36)% and 3.22%, respectively.
STRATEGY REVIEW
Due to the high quality nature of the fixed income component of our funds and the massive rally in treasury bonds towards the end of the year, the absolute returns of both the portfolio and its respective benchmark was aided greatly by that exposure.
Although the portfolio is built to very closely mimic the returns of its respective customized benchmark, volatility breeds tracking error. In 2008, the stark return differential between fixed income, equities and cash benefited our excess return. In addition, within equities there were relatively large differences between domestic, European and emerging market returns again creating excess return. Our bonds returned a positive 5.4% return over the period while many of the equity Exchange Traded Funds returned negative 30s. Our European investment came in at (42.7)% and Emerging Market was the laggard at (52.1)%.
Our quantitative rebalancing strategy is disciplined in its approach. It is momentum based in that we only sell/buy positions when they have out/underperformed the overall fund by a certain amount, but we sell/buy only halfway back to the target weight thereby maintaining the over/underweight position. The bands around the target weights are very tight but not so much so that we are forced to trade excessively.
In a highly volatile market, we believe our strategy adds more value. In a trending market, whether up or down, our strategy adds more value. In a market where asset class returns vary significantly, our strategy adds more value. 2008 gave us a trending, volatile market with a wide disparity of returns.
Jeff Whitehead, CFA
Portfolio Manager
AEGON USA Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	From Inception	Inception Date
Initial Class	(17.20)%	05/01/2008
MSCI US Broad Market*	(33.77)%	05/01/2008
FTSE All World ex US*	(43.36)%	05/01/2008
Barclays Capital Aggregate U.S. Bond Index*	3.22%	05/01/2008
Service Class	(17.40)%	05/01/2008

NOTES

*	The Morgan Stanley Capital International U.S. Broad Market Index, Financial Times Stock Exchange All-Shares ex US Index and the Barclays Capital Aggregate U.S. Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Funds investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$866.11	0.37%	$1.74
Hypothetical (b)	1,000.00	1,023.28	0.37	1.88

Service Class
Actual	1,000.00	864.02	0.62	2.91
Hypothetical (b)	1,000.00	1,022.02	0.62	3.15

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Industry
At December 31, 2008
(unaudited)

This chart shows the percentage breakdown by sub-industry of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (98.9%)
Vanguard Emerging Markets Fund	27,308	$647
Vanguard European Fund	48,757	1,870
Vanguard Growth Fund	58,533	2,313
Vanguard Large-Capital Fund	61,741	2,516
Vanguard Pacific Fund	20,343	891
Vanguard Small-Capital Fund	20,585	879
Vanguard Total Bond Market Fund	141,114	11,176
Vanguard Value Fund	54,366	2,238

Total Investment Companies (cost $23,004)		22,530

	Principal
REPURCHASE AGREEMENT (2.4%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $551 on 01/02/2009 à •	$551	551

Total Repurchase Agreement (cost $551)		551

Total Investment Securities (cost $23,555) #		$23,081

NOTES TO SCHEDULE OF INVESTMENTS:

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $565.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $24,044. Aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value was $963. Net unrealized depreciation for tax purposes is $963.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$22,530	$551	$—	$23,081
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $23,555)	$23,081
Receivables:
Investment securities sold	159
Shares sold	55
Dividends	36

23,331

Liabilities:
Investment securities purchased	515
Accounts payable and accrued liabilities:
Management and advisory fees	7
Distribution and service fees	4
Other	19

545

Net Assets	$22,786

Net Assets Consist of:
Capital Stock ($.01 par value)	$28
Additional paid-in capital	23,391
Undistributed net investment income	334
Accumulated net realized loss from investment securities	(493)
Net unrealized depreciation on:
Investment securities	(474)

Net Assets	$22,786

Net Assets by Class:
Initial Class	$315
Service Class	22,471
Shares Outstanding:
Initial Class	38
Service Class	2,715
Net Asset Value and Offering Price Per Share:
Initial Class	$8.28
Service Class	8.26
STATEMENT OF OPERATIONS
For the period ended December 31, 2008 *
(all amounts in thousands)

Investment Income:
Dividends	$361
Interest	2

363

Expenses:
Management and advisory fees	15
Printing and shareholder reports	— (a)
Custody fees	6
Administration fees	1
Legal fees	19
Audit fees	18
Trustees fees	— (a)
Transfer agent fees	— (a)
Distribution and service fees:
Service Class	11
Other	— (a)

Total expenses	70

Less management and advisory fee waiver	(41)

Net expenses	29

Net Investment Income	334

Net Realized Loss from:
Investment securities	(493)

Net Decrease in Unrealized Depreciation on:
Investment securities	(474)

Net Realized and Unrealized Loss	(967)

Net Decrease In Net Assets Resulting from Operations	$(633)

(a)	Rounds to less than $1.

*	Commenced operations on May 1, 2008.
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the period ended:
(all amounts in thousands)

December 31,
2008 *
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$334
Net realized loss from investment securities	(493)
Change in net unrealized depreciation on investment securities	(474)

Net decrease in net assets resulting from operations	(633)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	402
Service Class	23,984

24,386

Cost of shares redeemed:
Initial Class	(47)
Service Class	(920)

(967)

Net increase in net assets from capital shares transactions	23,419

Net increase in net assets	22,786

Net Assets:
Beginning of year	—

End of year	$22,786

Undistributed Net Investment Income	$334

Share Activity:
Shares issued:
Initial Class	43
Service Class	2,824

2,867

Shares redeemed:
Initial Class	(5)
Service Class	(109)

(114)

Net increase in shares outstanding:
Initial Class	38
Service Class	2,715

2,753

*	Commenced operations on May 1, 2008.
The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class		Service Class
	May 1 to Dec		May 1 to Dec
	31, 2008		31, 2008
Net Asset Value
Beginning of period	$10.00		$10.00
Investment Operations
Net investment income(a)	0.25		0.38
Net realized and unrealized loss	(1.97)		(2.12)

Total operations	(1.72)		(1.74)

Net Asset Value
End of year	$8.28		$8.26

Total Return(b)	(17.20	)%(c)	(17.40	)%(c)
Net Assets End of Year (000’s)	$315		$22,471
Ratio and Supplemental Data
Expenses to average net assets *
After reimbursement/fee waiver	0.37	%(d)	0.62	%(d)
Before reimbursement/fee waiver	1.23	%(d)	1.48	%(d)
Net investment income, to average net assets(1)	4.21	%(d)	7.06	%(d)
Portfolio turnover rate	17	%(c)	17	%(c)

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Not annualized.

(d)	Annualized.

(*)	Does not include expenses of the investment companies in which the Fund invests.

(1)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. Transamerica Index 50 VP, (the “Fund”) commenced operations on May 1, 2008. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3).
Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. RELATED PARTY TRANSACATIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
AEGON USA Investment Management, LLC (“AUIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $50 million	0.32%
Over $50 million up to $250 million	0.30%
Over $250 million	0.28%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          0.37% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the period from inception, May 1, 2008 to December 31, 2008. The amount available for recapture at December 31, 2008 was as follows:

	Advisory Fee	Available for
	Waived	Recapture Through
Fiscal Year 2008:	$41	12/31/2011
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $1 as of December 31, 2008.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the period from inception, May 1, 2008 to December 31, 2008 were as follows:

Purchases of securities:
Long-term	$24,986
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	1,489
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$3	December 31, 2016
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$338

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(3)

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(963)

Other temporary differences	$(5)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Index 50 VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Index 50 VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, and the results of its operations, the changes in its net assets and the financial highlights for the period May 1, 2008 (commencement of operations) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

12

Transamerica Index 75 VP
(unaudited)
MARKET ENVIRONMENT
The global financial crisis that rapidly unfolded throughout 2008 made it a truly historic year for all Capital Markets. Falling housing prices in the US coupled with aggressive lending practices, a fine tuned securitization machine, ample liquidity, excessive leverage and investors stretching for yield created a debt bubble that eventually had to burst. The rolling nature of the ensuing carnage has been surprising in both its incredible velocity and widespread coverage. For long only investors, there was just no place to hide.
If one were to choose a single word to describe the market’s reaction to the drama that was 2008, volatility would certainly be in the running. Decoupling was a common theme at this time last year and that proved to be a terrible forecast. Unprecedented and historical also come to mind to describe 2008. We learned more about SIVs (Special Investment Vehicles), auction rate securities and ABCP (Asset Backed Commercial Paper) than we ever wanted to know. Hank Paulsen, Sheila Bair and Tim Geithner joined Ben Bernanke as household names. Bear Stearns and Washington Mutual are now parts of JP Morgan. Merrill Lynch is now Bank of America. Wachovia is Wells Fargo. Fannie Mae, Freddie Mac and American International Group, Inc. (“AIG”), all formerly AAA rated institutions were saved by the US Government but not so for Lehman Brothers. Shareholders were unceremoniously crushed. The stories that will be told for decades or centuries will be mind boggling. If we weren’t all so extremely affected by the dramatic events still unfolding, this could be considered exhilarating or fascinating.
From CDS (Credit Derivative Swap) to synthetic CDOs (Collaterized Debt Obligations) to securities lending to bailouts to Bernie Madoff, 2008 will certainly go down in infamy. Although all equity markets stumbled rather significantly, our index based strategies performed well versus their benchmarks. Historically, down stock market years have proven to be winning years, from a relative standpoint, for passive management strategies. 2008 was not an exception.
PERFORMANCE
For the period from inception May 1, 2008 through December 31, 2008, Transamerica Index 75 VP Initial Class returned (26.90)%. By comparison, its benchmarks, the Morgan Stanley Capital International US Broad Market (“MSCI US Broad Market”) Index, the Financial Times Stock Exchange All-Shares ex. US (“FTSE All World ex US”) Index, and the Barclays Capital Aggregate U.S. Bond Index returned (33.77)%, (43.36)% and 3.22%, respectively.
STRATEGY REVIEW
Due to the high quality nature of the fixed income component of our funds and the massive rally in treasury bonds towards the end of the year, the absolute returns of both the portfolio and its respective benchmark was aided greatly by that exposure.
Although the portfolio is built to very closely mimic the returns of its respective customized benchmark, volatility breeds tracking error. In 2008, the stark return differential between fixed income, equities and cash benefited our excess return. In addition, within equities there were relatively large differences between domestic, European and emerging market returns again creating excess return. Our bonds returned a positive 5.4% return over the period while many of the equity Exchange Traded Funds returned negative 30s. Our European investment came in at (42.7)% and Emerging Market was the laggard at (52.1)%.
Our quantitative rebalancing strategy is disciplined in its approach. It is momentum based in that we only sell/buy positions when they have out/underperformed the overall fund by a certain amount, but we sell/buy only halfway back to the target weight thereby maintaining the over/underweight position. The bands around the target weights are very tight but not so much so that we are forced to trade excessively.
In a highly volatile market, we believe our strategy adds more value. In a trending market, whether up or down, our strategy adds more value. In a market where asset class returns vary significantly, our strategy adds more value. 2008 gave us a trending, volatile market with a wide disparity of returns.
Jeff Whitehead, CFA
Portfolio Manager
AEGON USA Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	From Inception	Inception Date
Initial Class	(26.90)%	05/01/2008
MSCI US Broad Market*	(33.77)%	05/01/2008
FTSE All World ex US*	(43.36)%	05/01/2008
Barclays Capital Aggregate U.S. Bond*	3.22%	05/01/2008
Service Class	(27.10)%	05/01/2008

NOTES

*	The Morgan Stanley Capital International U.S. Broad Market Index, Financial Times Stock Exchange All-Shares ex US Index and the Barclays Capital Aggregate U.S. Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Funds investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$777.66	0.37%	$1.65
Hypothetical (b)	1,000.00	1,023.28	0.37	1.88

Service Class
Actual	1,000.00	776.36	0.62	2.77
Hypothetical (b)	1,000.00	1,022.02	0.62	3.15

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sub-Industry
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sub-industry of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (98.2%)
Vanguard Emerging Markets Fund	99,950	$2,369
Vanguard European Fund	180,920	6,940
Vanguard Growth Fund	280,297	11,074
Vanguard Large-Capital Fund	147,674	6,018
Vanguard Pacific Fund	75,254	3,297
Vanguard Small-Capital Fund	81,165	3,464
Vanguard Total Bond Market Fund	180,811	14,320
Vanguard Value Fund	264,543	10,890

Total Investment Companies (cost $63,878)		58,372

	Principal
REPURCHASE AGREEMENT (5.1%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $3,058 on 01/02/2009 à •	$3,058	3,058

Total Repurchase Agreement (cost $3,058)		3,058

Total Investment Securities (cost $66,936) #		$61,430

NOTES TO SCHEDULE OF INVESTMENTS:

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $3,200.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $67,508. Aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value was $6,078. Net unrealized depreciation for tax purposes is $6,078.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$58,372	$3,058	$—	$61,430
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $66,936)	$61,430
Receivables:
Shares sold	336
Dividends	70

61,836

Liabilities:
Investment securities purchased	2,301
Accounts payable and accrued liabilities:
Management and advisory fees	18
Distribution and service fees	11
Administration fees	1
Payable for terminated swaps	—
Other	19

2,350

Net Assets	$59,486

Net Assets Consist of:
Capital Stock ($.01 par value)	$81
Additional paid-in capital	64,419
Undistributed net investment income	1,062
Accumulated net realized loss from investment securities	(570)
Net unrealized depreciation on:
Investment securities	(5,506)

Net Assets	$59,486

Net Assets by Class:
Initial Class	$2,293
Service Class	57,193
Shares Outstanding:
Initial Class	313
Service Class	7,835
Net Asset Value and Offering Price Per Share:
Initial Class	$7.31
Service Class	7.29
STATEMENT OF OPERATIONS
For the period ended December 31, 2008 *
(all amounts in thousands)

Investment Income:
Dividends	$1,138
Interest	5

1,143

Expenses:
Management and advisory fees	44
Printing and shareholder reports	— (a)
Custody fees	6
Administration fees	3
Legal fees	19
Audit fees	18
Trustees fees	— (a)
Transfer agent fees	1
Distribution and service fees:
Service Class	33
Other	— (a)

Total expenses	124

Less management and advisory fee waiver	(40)

Net expenses	84

Net Investment Income	1,059

Net Realized Loss from:
Investment securities	(570)

Net Decrease in Unrealized Depreciation on:
Investment securities	(5,506)

Net Realized and Unrealized Loss	(6,076)

Net Decrease In Net Assets Resulting from Operations	$(5,017)

(a)	Rounds to less than $1.

*	Commenced operations on May 1, 2008.
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the period ended:
(all amounts in thousands)

December 31,
2008*
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,059
Net realized loss from investment securities	(570)
Change in net unrealized depreciation on investment securities	(5,506)

Net decrease in net assets resulting from operations	(5,017)

Distributions to Shareholders:
Capital Share Transactions:
Proceeds from shares sold:
Initial Class	2,858
Service Class	63,399

66,257

Cost of shares redeemed:
Initial Class	(74)
Service Class	(1,680)

(1,754)

Net increase in net assets from capital shares transactions	64,503

Net increase in net assets	59,486

Net Assets:
Beginning of year	—

End of year	$59,486

Undistributed Net Investment Income	$1,062

Share Activity:
Shares issued:
Initial Class	322
Service Class	8,042

8,364

Shares redeemed:
Initial Class	(9)
Service Class	(207)

(216)

Net increase in shares outstanding:
Initial Class	313
Service Class	7,835

8,148

*	Commenced operations on May 1, 2008.
The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class		Service Class
	May 1 to Dec		May 1 to Dec
	31, 2008		31, 2008
Net Asset Value
Beginning of year	$10.00		$10.00
Investment Operations
Net investment income(a)	0.33		0.38
Net realized and unrealized loss	(3.02)		(3.09)

Total operations	(2.69)		(2.71)

Net Asset Value
End of year	$7.31		$7.29

Total Return(b)	(26.90	)%(c)	(27.10	)%(c)
Net Assets End of Year (000’s)	$2,293		$57,193
Ratio and Supplemental Data
Expenses to average net assets*
After reimbursement/fee waiver	0.37	%(d)	0.62	%(d)
Before reimbursement/fee waiver	0.67	%(d)	0.92	%(d)
Net investment income, to average net assets(1)	6.63	%(d)	7.71	%(d)
Portfolio turnover rate	11	%(c)	11	%(c)

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Not annualized.

(d)	Annualized.

(*)	Does not include expenses of the investment companies in which the Fund invests.

(1)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. Transamerica Index 75 VP, (the “Fund”) commenced operations on May 1, 2008. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3).
Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
AEGON USA Investment Management, LLC (“AUIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $50 million	0.32%
Over $50 million up to $250 million	0.30%
Over $250 million	0.28%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.37% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the period from inception, May 1, 2008 to December 31, 2008. The amount available for recapture at December 31, 2008 was as follows:

	Advisory Fee	Available for
	Waived	Recapture Through
Fiscal Year 2008:	$40	12/31/2011
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $2 as of December 31, 2008.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the period from inception, May 1, 2008 to December 31, 2008 were as follows:

Purchases of securities:
Long-term	$67,202
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	2,754
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(3)
Undistributed (accumulated) net investment income (loss)	$3
Undistributed (accumulated) net realized gain (loss) from investment securities	$—
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$1,076

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(6,077)

Other temporary differences	$(13)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Index 75 VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Index 75 VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, and the results of its operations, the changes in its net assets and the financial highlights for the period May 1, 2008 (commencement of operations) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

12

Transamerica International Moderate Growth VP
(unaudited)
MARKET ENVIRONMENT
2008 was one of the most difficult periods in history for financial markets. The housing-market decline and collapse in sub-prime mortgage bonds worsened as the year progressed. Financial institutions recorded massive write-downs of mortgage-related securities, requiring them to raise replacement capital to meet reserve requirements. The U.S. government took a number of steps intended to rescue the system. The Treasury Department persuaded Bear Stearns to sell itself to JPMorgan Chase. The Federal Reserve Board (“Fed”) opened up its short-term lending facilities to investment banks in an effort to alleviate the capital shortage. Federal regulators seized control of Fannie Mae and Freddie Mac and took a controlling stake in insurance giant American International Group, Inc. (“AIG”). Along with other market-greasing initiatives, the Treasury announced a $700 billion plan to buy troubled mortgage securities from financial institutions. Lehman Brothers filed for bankruptcy, Washington Mutual was acquired by JPMorgan Chase, and Merrill Lynch sold itself to Bank of America. Goldman Sachs and Morgan Stanley—by then the only remaining major stand-alone investment banks—petitioned the government to convert to chartered banks. The government also brokered Wachovia’s sale to Wells Fargo. On top of these activities, the Fed lowered its federal-funds rate seven times during the year, ultimately to a target range of between 0.00% and 0.25%. Other governments around the world also lowered rates and bailed out financial institutions in their own countries.
In the fixed-income markets, only the highest-quality bonds—Treasuries and other U.S. and foreign government issues—managed to post gains. With credit fears rampant, bonds with even a little credit exposure lost value. Even investment-grade corporate bonds lost 4.94% as measured by the Barclays Capital U.S. Corporate Investment Grade Index. High-yield bonds lost more than five times as much, and emerging-markets debt notched sizable losses. The only safe asset classes were government-sponsored bonds and cash. Yet not even all government bonds were safe: Treasury Inflation Protected Securities (“TIPS”) lost 2.35% as gauged by the Barclays Capital U.S. TIPS Index.
PERFORMANCE
For the year ended December 31, 2008, Transamerica International Moderate Growth VP, Initial Class returned (36.12%). By comparison its primary and secondary benchmarks, Morgan Stanley Capital International World ex. US Index (“MSCIW ex. USA”) and Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index (“BCAB”), returned (43.23%) and 5.24%, respectively.
STRATEGY REVIEW
This fund-of-funds portfolio is structured to provide broad coverage of international equity markets moderated by exposure to fixed-income securities. Its underlying equity fund holdings cover a range of international equity investing styles, including large value, large growth, all cap, small cap, emerging markets, and global real estate. The portfolio typically devotes between 60% and 70% of assets to international developed markets equity, and another 5% combined to emerging markets equity and debt. The remaining 25% to 35% of assets is devoted to U.S. bonds. These underlying U.S. fixed-income holdings are mostly in intermediate investment-grade bonds, with smaller amounts in TIPS and short-term investment-grade bonds.
Given the performance of international equity markets, it isn’t surprising that our equity fund holdings ended the year with substantial losses or that diversification within our equity portfolio didn’t help overall fund performance in a year when virtually everything fell so significantly. Two of the fund’s mainstays, however, performed considerably worse than the MSCI World ex US index: Transamerica AllianceBernstein International Value lost significantly, weighed down by sagging financials stocks, and Transamerica Marsico International Growth was hurt by its consumer and emerging-markets holdings. The two funds took up 38% of assets at the beginning of 2008. During the third quarter, we lowered the weightings to both funds as two additional large-cap offerings became available for us to use: Transamerica MFS International Equity and Transamerica Thornburg International Value, both of which outperformed the MSCIW ex-US from the time they were added, in July and September, respectively, through the end of the year. Transamerica Schroders International Small Cap was also added to the portfolio in March. It provides additional diversification to small- and mid-cap stocks in developed markets.
While disappointing, the performance of our underlying equity funds was not surprising amidst the worst global equity climate we have seen in decades. More surprising were the struggles of our underlying bond funds. The root cause of the stock market decline was the credit crisis, and in that environment bonds with any credit sensitivity at all suffered losses. Normally a predominantly investment-grade bond portfolio such as ours would tend to rise in value in times of stock-market volatility, but in this period only government bonds managed to avoid losses. The four bond funds in our portfolio do own government bonds, but also investment-grade corporates and high-yield bonds, which fell hard in 2008, sending all four of our bond funds into the red for the year, paced by the multi-sector Transamerica Loomis Sayles Bond, which lost almost 19%, far more than that strategy had ever lost before.
Jon Hale, Ph.D., CFA
Michael Stout, CFA
Jeff McConnell, CFA
Maciej Kowara, Ph.D., CFA
Co-Portfolio Managers
Morningstar Associates, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

	1 Year	From Inception	Inception Date

Initial Class	(36.12)%	(11.38)%	5/1/06

MSCI WORLD ex US (USD)*	(43.23)%	(12.25)%	5/1/06

Barclays Capital Aggregate U.S. Bond Index*	5.24%	6.54%	5/1/06

Service Class	(36.32)%	(11.61)%	5/1/06

NOTES

*	The Morgan Stanley Capital International — World ex US (MSCI — World ex US (USD)) Index and the Barclays Capital Aggregate U.S. Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. The From Inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance; future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
International investing involves special risks including fluctuations, political instability and different financial accounting standards. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.
The expenses shown in the table do not reflect any expenses from the Funds investment in other affiliated investment companies.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$692.33	0.14%	$0.60
Hypothetical (b)	1,000.00	1,024.43	0.14	0.71

Service Class
Actual	1,000.00	691.79	0.39	1.66
Hypothetical (b)	1,000.00	1,023.18	0.39	1.98

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the aggregate portfolio holdings of the underlying affiliated investment companies in which the Fund invests. The security lending collateral in the underlying funds is excluded from this calculation.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
INVESTMENT COMPANIES (100.0%)
Bonds (24.0%)
Transamerica PIMCO Total Return VP ≠	5,096,400	$54,328
Transamerica Short-Term Bond €	1,161,577	10,710
Global/International Stocks (61.4%)
Transamerica AllianceBernstein International Value €	5,082,335	31,714
Transamerica Evergreen International Small Cap €	1,608,747	13,626
Transamerica Marsico International Growth €	3,301,542	21,691
Transamerica MFS International Equity €	5,302,295	35,048
Transamerica Neuberger Berman International €	3,850,718	22,796
Transamerica Oppenheimer Developing Markets	€701,496	4,279
Transamerica Schroders International Small Cap €	2,764,917	16,009
Transamerica Thornburg International Value €	2,747,665	21,349
Inflation-Protected Securities (5.4%)
Transamerica PIMCO Real Return TIPS €	1,516,226	14,556
Tactical and Specialty (9.2%)
Transamerica Clarion Global Real Estate Securities VP ≠	1,352,785	10,606
Transamerica Loomis Sayles Bond €	1,924,018	14,468

Total Investment Securities (cost $413,424) #		$271,180

NOTES TO SCHEDULE OF INVESTMENTS:

≠	The fund invests its assets in the Initial Class shares of Transamerica Series Trust.

€	The fund invests its assets in the Class I shares of Transamerica Funds.

#	Aggregate cost for federal income tax purposes is $414,685. Aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value is $143,505.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$—	$271,180	$—	$271,180
The notes to the financial statements are on integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment in affiliated investment companies at value (cost: $413,424)	$271,180
Receivables:
Investment securities sold	37
Shares sold	50

271,267

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	87
Management and advisory fees	23
Distribution and service fees	54
Administration fees	3
Other	33

200

Net Assets	$271,067

Net Assets Consist of:
Capital Stock ($.01 par value)	$405
Additional paid-in capital	416,021
Undistributed net investment income	8,892
Accumulated net realized loss from investment in affiliated investment companies	(12,007)
Net unrealized depreciation on investment in affiliated investment companies	(142,244)

Net Assets	$271,067

Net Assets by Class:
Initial Class	$15,195
Service Class	255,872
Shares Outstanding:
Initial Class	2,260
Service Class	38,279
Net Asset Value and Offering Price Per Share:
Initial Class	$6.72
Service Class	6.68
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends from affiliated investment companies	$9,986

Expenses:
Management and advisory fees	291
Printing and shareholder reports	28
Custody fees	13
Administration fees	36
Legal fees	12
Audit fees	18
Trustees fees	9
Transfer agent fees	6
Registration fees	6
Distribution and service fees:
Service Class	672
Other	4

Total expenses	1,095

Net Investment Income	8,891

Net Realized Loss from:
Investment in affiliated investment companies	(16,715)
Distributions from investment in affiliated investment companies	4,793

(11,922)

Net Decrease in Unrealized Depreciation on:
Investment in affiliated investment companies	(132,689)

Net Realized and Unrealized Loss on Investment in Affiliated Investment Companies	(144,611)

Net Decrease In Net Assets Resulting from Operations	$(135,720)

The notes to the financial statements are on integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$8,891	$7,143
Net realized gain (loss) from investment in affiliated investment companies	(11,922)	11,004
Change in net unrealized depreciation on investment in affiliated investment companies	(132,689)	(9,818)

Net increase (decrease) in net assets resulting from operations	(135,720)	8,329

Distributions to Shareholders:
From net investment income:
Initial Class	(510)	(193)
Service Class	(6,633)	(1,654)

	(7,143)	(1,847)

From net realized gains:
Initial Class	(759)	(115)
Service Class	(10,321)	(1,002)

	(11,080)	(1,117)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	10,435	20,171
Service Class	194,309	184,239

	204,744	204,410

Dividends and distributions reinvested:
Initial Class	1,269	308
Service Class	16,954	2,656

	18,223	2,964

Cost of shares redeemed:
Initial Class	(10,043)	(4,269)
Service Class	(38,029)	(9,924)

	(48,072)	(14,193)

Net increase in net assets resulting from capital shares transactions	174,895	193,181

Net increase in net assets	20,952	198,546

Net Assets:
Beginning of year	250,115	51,569

End of year	$271,067	$250,115

Undistributed Net Investment Income	$8,892	$7,144

Share Activity:
Shares issued:
Initial Class	1,054	1,840
Service Class	20,379	16,788

	21,433	18,628

Shares issued-reinvested from distributions:
Initial Class	140	29
Service Class	1,878	254

	2,018	283

Shares redeemed:
Initial Class	(1,137)	(387)
Service Class	(4,348)	(904)

	(5,485)	(1,291)

Net increase in shares outstanding:
Initial Class	57	1,482
Service Class	17,909	16,138

	17,966	17,620

The notes to the financial statements are on integral part of this report.

6

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,		May 1 to Dec
	2008	2007	31, 2006
Net Asset Value
Beginning of period	$11.12	$10.43	$10.00
Investment Operations
Net investment income(a)	0.26	0.56	0.85
Net realized and unrealized gain (loss)	(4.14)	0.34	(0.42)

Total operations	(3.88)	0.90	0.43

Distributions
From net investment income	(0.21)	(0.13)	—
From net realized gains	(0.31)	(0.08)	—

Total distributions	(0.52)	(0.21)	—

Net Asset Value
End of year	$6.72	$11.12	$10.43

Total Return(b)	(36.12)%	8.69%	4.30	%(c)

Net Assets End of Year (000’s)	$15,195	$24,495	$7,516
Ratio and Supplemental Data
Expenses to average net assets(d)
After reimbursement/fee waiver	0.15%	0.19%*	0.25	%(e)
Before reimbursement/fee waiver	0.15%	0.19%*	0.39	%(e)
Net investment income, to average net assets(f)	2.76%	5.05%	12.92	%(e)
Portfolio turnover rate	19%	1%	1	%(c)
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,		May 1 to Dec
	2008	2007	31, 2006,
Net Asset Value
Beginning of period	$11.08	$10.41	$10.00
Investment Operations
Net investment income(a)	0.28	0.57	0.84
Net realized and unrealized gain (loss)	(4.17)	0.31	(0.43)

Total operations	(3.89)	0.88	0.41

Distributions
From net investment income	(0.20)	(0.13)	—
From net realized gains	(0.31)	(0.08)	—

Total distributions	(0.51)	(0.21)	—

Net Asset Value
End of year	$6.68	$11.08	$10.41

Total Return(b)	(36.32)%	8.49%	4.10	%(c)

Net Assets End of Year (000’s)	$255,872	$225,620	$44,053
Ratio and Supplemental Data
Expenses to average net assets(d)
After reimbursement/fee waiver	0.40%	0.44%*	0.50	%(e)
Before reimbursement/fee waiver	0.40%	0.44%*	0.64	%(e)
Net investment income, to average net assets(f)	3.08%	5.18%	12.63	%(e)
Portfolio turnover rate	19%	1%	1	%(c)

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Not annualized.

(d)	Does not include expenses of the investment companies in which the Fund invests.

(e)	Annualized.

(f)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the underlying investment companies in which the Fund invests.

*	Ratio is inclusive of recaptured expenses by the investment adviser. The impact of recaptured expenses was 0.02% and 0.02% for Initial Class and Service Class, respectively (see Note 2).
The notes to the financial statements are on integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, International Moderate Growth Fund also changed its name to Transamerica International Moderate Growth VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses, are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: Investment company securities are valued at the net asset value of the underlying portfolio.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities.
For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date. Dividends and net realized gain (loss) from investment securities for the Fund are from investments in shares of affiliated investment companies.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
Transamerica Asset Management, Inc. (“TAM”) is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TFS and TCI are affiliates of AEGON, NV, a Netherlands corporation.
TAM has entered into an agreement with Morningstar Associates, LLC (“Morningstar”) to provide investment services to the Fund. TAM compensates Morningstar as described in the Prospectus.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
Because the underlying funds have varied expense and fee levels and the Fund may own different proportions of underlying funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
0.10% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.25% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.0125% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $11 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan were less than $1.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$226,351
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	56,004
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$2,274	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$1,848
Long-term Capital Gain	1,116

2008 Distributions paid from:
Ordinary Income	7,172
Long-term Capital Gain	11,051
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$8,891

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(2,274)

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(143,505)

Other temporary differences	$(8,471)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica International Moderate Growth VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica International Moderate Growth VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the transfer agent, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $11,051 for the year ended December 31, 2008.

12

Transamerica Jennison Growth VP
(unaudited)
MARKET ENVIRONMENT
The fiscal year ended December 31, 2008, was a difficult time for virtually all equity styles and sectors. Problems in the sub-prime mortgage market spread throughout the financial system, creating a full-blown liquidity/credit crisis that roiled global markets. The third quarter of the year proved exceptionally tumultuous, culminating in an alarming series of events: the US government’s takeover of Fannie Mae, Freddie Mac, and American International Group, Inc. (“AIG”); the failure of Lehman Brothers; the distressed sales of the commercial banking franchises of Washington Mutual and Wachovia; Bank of America’s acquisition of Merrill Lynch; and the conversion of investment banks, Goldman Sachs and Morgan Stanley, to commercial banks.
With an unprecedented level of coordination and cooperation, the US Treasury Department and the Federal Reserve Board (“Fed”) presided over efforts to resuscitate credit markets and stabilize the financial system, culminating in the creation of the $700 billion Troubled Asset Relief Program (“TARP”). Toward the end of the year, financial market liquidity conditions showed some improvement from the panicked conditions of the fall, but this did little to rekindle either borrowers’ demand for funds or lenders’ willingness to lend.
The ongoing correction in the housing market, debt deflation, rising unemployment, and sluggish production and consumption patterns increasingly pointed to the most severe recession in recent history, as the effects of the credit crisis worked through the real economy. Inflation worries dissipated, as commodity prices fell sharply. Crude oil closed the year at just under $45 per barrel, leading to a five-year low in US gasoline prices. In an effort to stimulate growth, the Fed lowered the fed funds rate over the year, from 4.25% to a record low range between 0.0% — 0.25%.
Corporations across the globe offered cautious outlooks for 2009. Significant cost-savings plans were announced, including both workforce reductions and capital-expenditure cuts. Completing the worst year since 1937, stock markets fell along with corporate bond prices, reflecting the difficult outlook and expectations of reduced solvency.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Jennison Growth VP Initial Class returned (37.01)%. By comparison its benchmark, the Russell 1000 Growth Index (“Russell 1000 Growth”), returned (38.44)%.
STRATEGY REVIEW
Growth stocks, as reflected by the Russell 1000 Growth benchmark’s 38.44% decline, underperformed the Standard and Poor’s 500 Composite Stock Index (“S&P 500”), which fell 37.00%. Returns were negative in every sector of the growth benchmark, with declines exceeding 40% in financials, energy, materials, utilities, information technology, and telecommunication services. Losses in consumer staples were comparatively modest.
The portfolio is built from the bottom up, with stocks selected one at a time, based on the fundamentals of individual companies. An overweight position and stock selection in the health care sector contributed to positive relative performance, as Genentech, Inc., Gilead Sciences, Inc., and Roche Holding AG posted gains. Security selection also contributed positively to relative return in materials, energy, and financials. Security selection detracted most from return in the information technology sector, where Google, Inc., Apple, Inc., and Research in Motion, Ltd. declined. Stock-picking was also detrimental in industrials, where ABB, Ltd. and McDermott International fell.
The five greatest contributors to portfolio return were Gilead Sciences, Inc., Genentech, Inc., Roche Holding AG, St. Jude Medical, and Urban Outfitters. The five greatest detractors were Google, Inc., Schlumberger, Ltd., Apple, Inc., Alcon, Inc., and Research in Motion, Ltd.
Michael A. Del Balso
Spiros Segalas
Kathleen A. McCarragher
Co-Portfolio Managers
Jennison Associates LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception

	1 Year	5 Years	10 Years	Inception	Date

Initial Class	(37.01)%	(2.32)%	(5.00)%	(2.45)%	11/18/1996

Russell 1000 Growth *	(38.44)%	(3.42)%	(4.27)%	1.29%	11/18/1996

Service Class	(37.11)%	(2.55)%	N/A	1.14%	05/01/2003

NOTES

*	The Russell 1000® Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.
The historical financial information for periods prior to May 1, 2002 has been derived from the financial history of the predecessor portfolio, Jennison Growth Portfolio of Endeavor Series Trust. Jennison Associated LLC has been the sub-advisor since October 9, 2000. Prior to that date a different firm managed the portfolio and the performance set forth prior to October 9, 2000 is attributable to that firm.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$692.94	0.86%	$3.66
Hypothetical (b)	1,000.00	1,020.81	0.86	4.37

Service Class
Actual	1,000.00	691.66	1.11	4.72
Hypothetical (b)	1,000.00	1,019.56	1.11	5.63

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (98.5%)
Aerospace & Defense (3.1%)
Lockheed Martin Corp.	36,200	$3,044
Raytheon Co.	58,800	3,001
Beverages (4.0%)
Coca-Cola Co.	90,300	4,088
PepsiCo, Inc.	66,300	3,631
Biotechnology (14.0%)
Celgene Corp. ‡	82,600	4,566
Genentech, Inc. ‡	99,700	8,266
Genzyme Corp. ‡	19,900	1,321
Gilead Sciences, Inc. ‡	248,400	12,703
Capital Markets (3.0%)
Charles Schwab Corp.	272,900	4,413
Goldman Sachs Group, Inc.	13,700	1,156
Lazard, Ltd. -Class A	7,300	217
Chemicals (2.4%)
Monsanto Co.	66,900	4,706
Communications Equipment (8.5%)
Cisco Systems, Inc. ‡	286,200	4,665
Qualcomm, Inc.	203,000	7,274
Research In Motion, Ltd. ‡	111,000	4,504
Computers & Peripherals (6.4%)
Apple, Inc. ‡	50,705	4,328
Hewlett-Packard Co.	162,200	5,886
IBM Corp.	27,100	2,281
Energy Equipment & Services (2.1%)
Schlumberger, Ltd.	95,200	4,030
Food & Staples Retailing (7.9%)
Costco Wholesale Corp.	62,100	3,260
CVS Caremark Corp.	160,900	4,624
Wal-Mart Stores, Inc.	130,500	7,316
Food Products (0.5%)
Cadbury PLC ADR	5,700	203
Cadbury PLC	87,900	777
Health Care Equipment & Supplies (6.0%)
Alcon, Inc.	58,900	5,253
Baxter International, Inc.	119,400	6,399
Health Care Providers & Services (2.7%)
Medco Health Solutions, Inc. ‡	97,100	4,070
UnitedHealth Group, Inc.	40,800	1,085
Household Products (3.3%)
Colgate-Palmolive Co.	92,700	6,354
Internet & Catalog Retail (2.3%)
Amazon.Com, Inc. ‡	87,400	4,482
Internet Software & Services (4.5%)
Google, Inc. -Class A ‡	28,100	8,645
IT Services (4.3%)
Infosys Technologies, Ltd. ADR	85,500	2,101
Visa, Inc. -Class A	116,600	6,116
Life Sciences Tools & Services (1.9%)
Thermo Fisher Scientific, Inc. ‡	110,300	3,758
Media (1.5%)
Walt Disney Co.	130,600	2,963
Multiline Retail (0.3%)
Target Corp.	16,300	563
Oil, Gas & Consumable Fuels (3.7%)
Occidental Petroleum Corp.	54,300	3,258
Southwestern Energy Co. ‡	82,200	2,381
XTO Energy, Inc.	41,400	1,460
Pharmaceuticals (9.5%)
Abbott Laboratories	107,800	5,753
Mylan, Inc. ‡	108,600	1,074
Roche Holding AG ADR	20,500	1,569
Shire Pharmaceuticals PLC ADR	44,870	2,009
Teva Pharmaceutical Industries, Ltd. ADR	133,600	5,687
Wyeth	60,000	2,251
Road & Rail (0.4%)
Union Pacific Corp.	16,000	765
Semiconductors & Semiconductor Equipment (0.4%)
NVIDIA Corp. ‡	86,600	699
Software (4.1%)
Adobe Systems, Inc. ‡	148,200	3,155
Microsoft Corp.	148,400	2,885
Oracle Corp. ‡	111,200	1,972
Textiles, Apparel & Luxury Goods (1.7%)
Nike, Inc. -Class B	65,200	3,325

Total Common Stocks (cost $226,546)		190,292

	Principal
REPURCHASE AGREEMENT (2.0%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $3,913 on 01/02/2009 à •	$3,913	3,913

Total Repurchase Agreement (cost $3,913)		3,913

Total Investment Securities (cost $230,459) #		$194,205

NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $4,000.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $236,692. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,159 and $44,646, respectively. Net unrealized depreciation for tax purposes is $42,487.
The notes to the financial statements are an integral part of this report.

4

SCHEDULE OF INVESTMENTS (continued)
At December 31, 2008
(all amounts in thousands)
DEFINITIONS:

ADR	American Depositary Receipt

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$189,515	$4,690	$—	$194,205
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $230,459)	$194,205
Foreign currency (cost: $45)	45
Receivables:
Dividends	255
Dividend reclaims	13

194,518

Liabilities:
Investment securities purchased	1,026
Accounts payable and accrued liabilities:
Shares redeemed	9
Management and advisory fees	134
Administration fees	3
Other	28

1,200

Net Assets	$193,318

Net Assets Consist of:
Capital Stock ($.01 par value)	$386
Additional paid-in capital	258,193
Undistributed net investment income	572
Accumulated net realized loss from investment securities and foreign currency transactions	(29,581)
Net unrealized depreciation on:
Investment securities	(36,254)
Translation of assets and liabilities denominated in foreign currencies	2

Net Assets	$193,318

Net Assets by Class:
Initial Class	$192,623
Service Class	695
Shares Outstanding:
Initial Class	38,505
Service Class	140
Net Asset Value and Offering Price Per Share:
Initial Class	$5.00
Service Class	4.94
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $29)	$2,074
Interest	82
Income from loaned securities-net	112

2,268

Expenses:
Management and advisory fees	1,583
Printing and shareholder reports	9
Custody fees	33
Administration fees	40
Legal fees	8
Audit fees	18
Trustees fees	6
Transfer agent fees	4
Distribution and service fees:
Service Class	2
Other	3

Total expenses	1,706

Net Investment Income	562

Net Realized Loss from:
Investment securities	(29,531)
Foreign currency transactions	3

(29,528)

Net Decrease in Unrealized Depreciation on:
Investment securities	(61,961)
Translation of assets and liabilities denominated in foreign currencies	2

(61,959)

Net Realized and Unrealized Loss	(91,487)

Net Decrease In Net Assets Resulting from Operations	$(90,925)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$562	$240
Net realized gain (loss) from investment securities and foreign currency transactions	(29,528)	9,065
Change in net unrealized appreciation (depreciation) on investment securities and foreign currency translation	(61,959)	7,170

Net increase (decrease) in net assets resulting from operations	(90,925)	16,475

Distributions to Shareholders:
From net investment income:
Initial Class	(233)	(92)

	(233)	(92)

From net realized gains:
Initial Class	(8,861)	(8,484)
Service Class	(36)	(59)

	(8,897)	(8,543)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	131,140	59,204
Service Class	376	656

	131,516	59,860

Dividends and distributions reinvested:
Initial Class	9,094	8,576
Service Class	36	59

	9,130	8,635

Cost of shares redeemed:
Initial Class	(9,831)	(58,907)
Service Class	(512)	(370)

	(10,343)	(59,277)

Net increase in net assets from capital shares transactions	130,303	9,218

Net increase in net assets	30,248	17,058

Net Assets:
Beginning of year	163,070	146,012

End of year	$193,318	$163,070

Undistributed Net Investment Income	$572	$240

Share Activity:
Shares issued:
Initial Class	19,110	7,290
Service Class	63	80

	19,173	7,370

Shares issued-reinvested from distributions:
Initial Class	1,276	1,119
Service Class	5	8

	1,281	1,127

Shares redeemed:
Initial Class	(1,497)	(7,274)
Service Class	(78)	(46)

	(1,575)	(7,320)

Net increase in shares outstanding:
Initial Class	18,889	1,135
Service Class	(10)	42

	18,879	1,177

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$8.25	$7.86	$8.55	$8.01	$7.34
Investment Operations
Net investment income (loss)(a)	0.02	0.01	0.01	(0.01)	0.01
Net realized and unrealized gain (loss)	(2.99)	0.86	0.08	1.07	0.66

Total operations	(2.97)	0.87	0.09	1.06	0.67

Distributions
From net investment income	(0.01)	(0.01)	—	(0.02)	—
From net realized gains	(0.27)	(0.47)	(0.78)	(0.50)	—

Total distributions	(0.28)	(0.48)	(0.78)	(0.52)	—

Net Asset Value
End of year	$5.00	$8.25	$7.86	$8.55	$8.01

Total Return(b)	(37.01)%	11.51%	1.96%	13.79%	9.13%
Net Assets End of Year (000’s)	$192,623	$161,847	$145,174	$152,630	$128,235
Ratio and Supplemental Data
Expenses to average net assets	0.86%	0.86%	0.87%	0.87%	0.90%
Net investment income (loss), to average net assets	0.29%	0.16%	0.07%	(0.14)%	0.19%
Portfolio turnover rate	74%	72%	78%	67%	68%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$8.16	$7.79	$8.51	$7.98	$7.33
Investment Operations
Net investment income (loss)(a)	— (c)	(0.01)	(0.02)	(0.03)	0.09
Net realized and unrealized gain (loss)	(2.95)	0.85	0.08	1.06	0.56

Total operations	(2.95)	0.84	0.06	1.03	0.65

Distributions
From net investment income	—	—	—	— (c)	—
From net realized gains	(0.27)	(0.47)	(0.78)	(0.50)	—

Total distributions	(0.27)	(0.47)	(0.78)	(0.50)	—

Net Asset Value
End of year	$4.94	$8.16	$7.79	$8.51	$7.98

Total Return(b)	(37.11)%	11.28%	1.60%	13.52%	8.87%
Net Assets End of Year (000’s)	$695	$1,223	$838	$469	$876
Ratio and Supplemental Data
Expenses to average net assets	1.11%	1.11%	1.12%	1.12%	1.17%
Net investment income (loss), to average net assets	0.01%	(0.13)%	(0.21)%	(0.41)%	1.23%
Portfolio turnover rate	74%	72%	78%	67%	68%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Rounds to less than ($0.01) or $0.01.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Jennison Growth also changed its name to Transamerica Jennison Growth VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $40 are included in net realized loss in the Statement of Operations.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$16,875	8.73%
Transamerica Asset Allocation-Growth VP	35,874	18.56
Transamerica Asset Allocation-Moderate VP	28,955	14.98
Transamerica Asset Allocation-Moderate Growth VP	92,513	47.85

Total	$174,217	90.12%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million up to $500 million	0.775%
Over $500 million up to $1 billion	0.70%
Over $1 billion up to 1.5 billion	0.675%
Over $1.5 billion	0.65%

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.94% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $8 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$261,801
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	141,166
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$3
Undistributed (accumulated) net realized gain (loss) from investment securities	$(3)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$18,934	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$93
Long-term Capital Gain	8,542

2008 Distributions paid from:
Ordinary Income	233
Long-term Capital Gain	8,897
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$557

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(18,934)

Post October Capital Loss Deferral	$(4,399)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(42,485)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Jennison Growth VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Jennison Growth VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $8,897 for the year ended December 31, 2008.

14

Transamerica JPMorgan Core Bond VP
(unaudited)
MARKET ENVIRONMENT
After a number of foreshocks in 2007, the financial system was shaken to its foundations last year, as asset write-downs escalated and confidence in the creditworthiness of banks and other financial market participants evaporated following the Lehman Brothers bankruptcy. The credit crisis marked its anniversary in the third quarter, with the speed and force of its impact accelerating in September, creating volatility, corporate events and government intervention that will have lasting effects. Weak conditions within many financial firms aggravated investor concerns about the firms’ capitalization, leading the U.S. Treasury to place government-sponsored enterprises (“GSEs”), Fannie Mae and Freddie Mac into conservatorship, Lehman Brothers to declare bankruptcy, Merrill Lynch to strike a deal to sell itself to Bank of America, and the Federal Reserve Board (“Fed”) to facilitate a bailout of American International Group, Inc. The failure of Washington Mutual Bank and concerns that Wachovia would be next due to its weak option adjustable-rate mortgage portfolio led to the takeover of Washington Mutual’s operations by JPMorgan Chase and the acquisition of Wachovia. Goldman Sachs and Morgan Stanley announced their decisions to become bank holding companies. These events were mirrored in Europe by bank failures and government intervention. Massive withdrawals in money market funds caused the U.S. Treasury to react quickly to temporarily guarantee shareholder balances as of September 19 in SEC-registered money market funds. Early in the fourth quarter, a revised version of the Troubled Asset Relief Plan (“TARP”) was passed by the House and the Senate and signed by the president.
Throughout this turmoil, credit markets became increasingly frozen as investors lost confidence, and the flight to quality was pushed to its limits in the short-term markets. In the desire for safety, investors in one-month Treasury bills were willing to pay more than they would receive when the notes matured, and the overnight London interbank offer rate (“LIBOR”) rate jumped to 6.875% on September 30, reflecting severe quarter-end funding needs. Central banks globally responded by pouring enormous amounts of liquidity into the financial system, as credit spreads across sectors saw all-time wides. The U.S. Treasury curve continued to steepen throughout the year.
PERFORMANCE
For the year ended December 31, 2008, Transamerica JPMorgan Core Bond VP Initial Class returned 5.58%. By comparison its primary and secondary benchmarks, the Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index and the Barclays Capital (formerly Lehman Brothers) U.S. Government/Credit Bond Index, returned 5.24% and 5.70%, respectively.
STRATEGY REVIEW
The portfolio remained overweight in seasoned AAA-rated mortgage-backed securities (“MBS”), with most of its exposure in seasoned collateralized mortgage obligations. Sub-prime exposure in the portfolio was minimal, at less than 0.25% as of year-end. We have avoided the sub-prime sector since 2005, when we became concerned about increased layers of risk on collateral and observed deteriorating underwriting standards.
In a continuation from 2007, all major bond market sectors posted negative excess returns relative to comparable-duration Treasuries during 2008. In the investment-grade arena, corporate issues and asset-backed securities were the worst performers, underperforming Treasuries by 19.88% and 22.23%, respectively. MBS underperformed Treasuries by 2.32%.
The portfolio’s sector allocations did not change dramatically throughout the year. We remained overweight in mortgage securities, including commercial mortgage-backed securities, underweight in agency debentures and modestly underweight in corporate bonds.
In an environment marked by a flight to quality and significant spread-widening, we maintained a defensive credit posture, continuing to overweight the “Aaa” segment and underweight the “Baa” area. This contributed positively to performance, as Baa-rated securities underperformed comparable-duration Treasuries by 24.14% versus 3.61% for Aaa-rated issues. The portfolio’s duration ended the year at 4.62 years compared to 3.71 years for the benchmark.
Douglas S. Swanson
Portfolio Manager
JPMorgan Investment Advisors, Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception

	1 Year	5 Years	10 Years	Inception	Date

Initial Class	5.58%	4.64%	5.29%	6.71%	10/02/1986

Barclays Capital Aggregate U.S. Bond Index*	5.24%	4.65%	5.63%	7.30%	10/02/1986

Barclays Capital U.S. Government/Credit Bond Index*	5.70%	4.64%	5.64%	7.30%	10/02/1986

Service Class	5.25%	4.36%	N/A	4.16%	05/01/2003

NOTES

*	The Barclays Capital Aggregate U.S. Bond Index and Barclays Capital U.S. Government/Credit Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$1,035.67	0.57%	$2.92
Hypothetical (b)	1,000.00	1,022.27	0.57	2.90

Service Class
Actual	1,000.00	1,033.40	0.82	4.19
Hypothetical (b)	1,000.00	1,021.01	0.82	4.17

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT OBLIGATIONS (12.0%)
U.S. Treasury Bond
7.25%, due 05/15/2016 - 08/15/2022	$1,250	$1,697
7.50%, due 11/15/2016 ^	2,600	3,550
8.50%, due 02/15/2020	315	480
U.S. Treasury STRIPS
Zero Coupon, due 08/15/2012 - 02/15/2023	11,550	9,201
Zero Coupon, due 05/15/2013 - 02/15/2022 ^	3,600	3,001

Total U.S. Government Obligations (cost $14,540)		17,929

U.S. GOVERNMENT AGENCY OBLIGATIONS (56.3%)
Fannie Mae
Zero Coupon, due 01/25/2019 - 11/25/2036 þ	3,921	3,387
0.82%, due 04/25/2035 *	360	326
4.00%, due 07/01/2018 - 07/25/2033	1,452	1,425
4.50%, due 08/01/2018 - 09/01/2020	7,135	7,332
4.83%, due 01/01/2035 *	214	215
5.00%, due 12/01/2016 - 04/01/2019	4,287	4,427
5.50%, due 06/01/2012 - 12/25/2035	3,107	3,185
5.73%, due 03/25/2038 Ī *	909	60
5.75%, due 06/25/2033	750	775
6.00%, due 08/01/2014 - 01/25/2034	3,449	3,555
6.03%, due 06/25/2023 Ī *	592	33
6.50%, due 03/01/2017 - 12/25/2042	2,575	2,678
6.87%, due 08/25/2033 *	221	167
7.00%, due 12/25/2016 - 11/25/2031	1,693	1,801
7.50%, due 12/25/2042	164	172
8.00%, due 07/01/2009	19	19
8.37%, due 03/25/2034 *	165	131
9.00%, due 10/01/2019 - 06/01/2025	148	161
9.50%, due 06/25/2018	164	182
10.00%, due 03/25/2032 *	43	38
10.39%, due 07/25/2035 *	194	176
11.71%, due 09/25/2033 *	117	113
12.63%, due 07/25/2033 *	291	260
13.62%, due 12/25/2032 *	129	132
16.20%, due 07/25/2035 *	379	384
18.23%, due 04/25/2034 - 05/25/2034 *	1,053	1,122
22.12%, due 05/25/2034 *	77	84
23.66%, due 02/25/2032 *	57	68
Federal Home Loan Bank
4.72%, due 09/20/2012	359	367
Freddie Mac
Zero Coupon, due 10/15/2035 þ	281	207
Zero Coupon, due 02/15/2029 - 07/15/2036 þ	3,623	3,105
1.00%, due 05/15/2036 *	90	82
1.42%, due 09/15/2012 Ī	1,354	21
1.64%, due 02/15/2037 *	235	221
4.00%, due 05/01/2019 - 03/15/2032	1,573	1,586
4.50%, due 12/15/2018	1,000	1,007
5.00%, due 07/15/2014 - 03/15/2026	3,509	3,595
5.50%, due 02/15/2009 - 12/15/2022	3,159	3,254
5.50%, due 07/15/2024 Ī	274	27
5.61%, due 04/15/2038 Ī *	646	53
5.69%, due 11/01/2036 *	361	368
5.81%, due 02/15/2033 Ī *	1,069	69
5.91%, due 03/15/2033 Ī *	1,271	92
6.00%, due 02/15/2013 - 02/15/2033	5,595	5,785
6.14%, due 10/15/2015 *	693	615
6.36%, due 02/15/2033 Ī *	760	56
6.38%, due 03/15/2032	643	672
6.50%, due 10/15/2013 - 02/25/2043	5,877	6,132
6.51%, due 07/15/2017 Ī *	730	69
6.81%, due 03/15/2032 Ī *	229	21
7.00%, due 03/15/2024 - 02/25/2043	5,341	5,664
7.21%, due 10/15/2033 - 11/15/2033 *	366	303
7.25%, due 09/15/2030 - 12/15/2030	996	1,057
7.28%, due 01/15/2034 - 04/15/2034 *	887	703
7.50%, due 02/15/2023 - 08/25/2042	1,198	1,279
8.00%, due 01/15/2030	674	719
8.50%, due 09/15/2020	163	178
9.61%, due 11/15/2033 *	200	173
9.61%, due 09/15/2033 - 02/15/2034 *	256	234
9.67%, due 04/15/2034 *	601	516
10.90%, due 07/15/2033 *	335	310
11.81%, due 05/15/2030 *	225	225
14.93%, due 11/15/2035 *	36	35
Ginnie Mae
Zero Coupon, due 03/16/2033 - 03/20/2037 þ	670	562
5.00%, due 04/16/2023	1,000	1,015
5.50%, due 12/20/2013	530	551
5.50%, due 01/20/2032 - 10/16/2037 Ī	759	91
6.19%, due 07/20/2036 Ī *	953	77
6.24%, due 11/20/2033 Ī *	147	23
6.39%, due 03/20/2038 Ī *	833	57
6.44%, due 10/20/2032 Ī *	500	57
6.50%, due 03/15/2023 - 06/20/2033	7,200	7,582
6.91%, due 04/16/2032 Ī *	355	40
7.00%, due 07/15/2017 - 10/20/2031	506	526
7.33%, due 11/20/2030	61	63
7.50%, due 09/15/2009 - 09/20/2030	431	459
8.00%, due 01/15/2016 - 06/20/2030	311	335
8.50%, due 02/16/2030	690	756
9.00%, due 05/16/2027	46	52
12.39%, due 10/20/2037 *	380	377
16.80%, due 04/16/2034 *	79	84
30.30%, due 04/20/2031 *	48	64

Total U.S. Government Agency Obligations (cost $81,997)		83,979

FOREIGN GOVERNMENT OBLIGATIONS (0.3%)
United Mexican States
6.38%, due 01/16/2013	75	79
7.50%, due 04/08/2033	300	343

Total Foreign Government Obligations (cost $370)		422

MORTGAGE-BACKED SECURITIES (11.3%)
Banc of America Commercial Mortgage, Inc.
Series 2005-6, Class ASB
5.18%, due 09/10/2047	150	118
Banc of America Funding Corp.
Series 2004-1, Class PO
Zero Coupon, due 03/25/2034 þ	129	80
Series 2005-7, Class 30PO
Zero Coupon, due 11/25/2035 þ	255	179
Series 2005-8, Class 30PO
Zero Coupon, due 01/25/2036 þ	86	62
The notes to the financial statements are an integral part of this report.

4

	Principal	Value
Mortgage-Backed Securities (continued)
Banc of America Mortgage Securities, Inc.
Series 2004-E, Class 2A5
4.11%, due 06/25/2034 *	$400	$309
Bear Stearns Adjustable Rate Mortgage Trust
Series 2006-1, Class A1
4.63%, due 02/25/2036 *	443	281
Commercial Mortgage Pass-Through Certificates
Series 2001-J2A, Class B
6.30%, due 07/16/2034 -144A	4,000	3,848
Countrywide Alternative Loan Trust
Series 2003-J1, Class PO
Zero Coupon, due 10/25/2033 þ	155	113
Series 2004-18CB, Class 2A4
5.70%, due 09/25/2034	200	146
Series 2004-2CB, Class 1A9
5.75%, due 03/25/2034	330	189
Series 2005-22T1, Class A2
4.60%, due 06/25/2035 Ī *	2,836	149
Series 2005-26CB, Class A10
12.20%, due 07/25/2035 *	80	52
Series 2005-28CB, Class 1A4
5.50%, due 08/25/2035	500	303
Series 2005-54CB, Class 1A11
5.50%, due 11/25/2035	200	118
Series 2005-J1, Class 1A4
4.63%, due 02/25/2035 Ī *	1,468	78
Countrywide Home Loan Mortgage Pass-Through Trust
Series 2004-7, Class 2A1
4.04%, due 06/25/2034 *	122	79
Series 2004-HYB1, Class 2A
5.12%, due 05/20/2034	108	72
Series 2005-22, Class 2A1
5.25%, due 11/25/2035 *	628	327
Credit-Based Asset Servicing And Securitization LLC
Series 2006-CB1, Class AF2
5.24%, due 01/25/2036	68	56
Fannie Mae
Series 2004-79, Class S
18.50%, due 08/25/2032 *	211	223
First Horizon Asset Securities, Inc.
Series 2004-AR7, Class 2A1
4.91%, due 02/25/2035 *	218	173
GE Capital Commercial Mortgage Corp.
Series 2001-2, Class B
6.44%, due 08/11/2033	3,000	2,906
GMAC Mortgage Corp. Loan Trust
Series 2003-J7, Class A10
5.50%, due 11/25/2033	287	272
GSR Mortgage Loan Trust
Series 2005-7F, Class 3A9
6.00%, due 09/25/2035	321	197
Series 2006-1F, Class 2A4
6.00%, due 02/25/2036	198	66
Series 2007-1F, Class 2A4
5.50%, due 01/25/2037	500	303
IndyMac Index Mortgage Loan Trust
Series 2005-AR11, Class A7
0.68%, due 08/25/2035 Ī *	2,195	16
Master Adjustable Rate Mortgages Trust
Series 2004-13, Class 2A1
4.56%, due 04/21/2034 *	240	184
Master Alternative Loans Trust
Series 2004-10, Class 1A1
4.50%, due 09/25/2019	322	271
Master Asset Securitization Trust
Series 2003-4, Class 2A2
5.00%, due 05/25/2018	84	82
Master Resecuritization Trust
Series 2005-PO, Class 3PO
Zero Coupon, due 05/28/2035 -144A þ	721	438
Merrill Lynch Mortgage Trust
Series 2005-MCP1, Class ASB
4.67%, due 06/12/2043	300	245
Mortgage IT Trust
Series 2005-1, Class 1A1
0.79%, due 02/25/2035 *	126	59
Nomura Asset Acceptance Corp.
Series 2003-A1, Class A2
6.00%, due 05/25/2033	80	71
Series 2003-A1, Class A5
7.00%, due 04/25/2033	20	19
Residential Accredit Loans, Inc.
Series 2002-QS16, Class A3
15.64%, due 10/25/2017 *	75	80
Series 2003-QS3, Class A2
15.46%, due 02/25/2018 *	63	55
Residential Funding Mortgage Securities I
Series 2004-S6, Class 2A6
Zero Coupon, due 06/25/2034 þ	134	74
Structured Asset Securities Corp.
Series 2003-21, Class 1A3
5.50%, due 07/25/2033	195	182
Series 2003-29, Class 1A1
4.75%, due 09/25/2018	1,172	1,126
Vendee Mortgage Trust
Series 1997-1, Class 2Z
7.50%, due 02/15/2027	1,114	1,281
WAMU Mortgage Pass-Through Certificates
Series 2002-S7, Class 2P
Zero Coupon, due 11/25/2017 þ	212	182
Series 2004-AR3, Class A2
4.24%, due 06/25/2034	119	84
Washington Mutual Alternative Mortgage Pass-Through Certificates
Series 2003-MS7, Class P
Zero Coupon, due 03/25/2033 þ	164	97
Series 2005-2, Class 1A4
4.58%, due 04/25/2035 Ī *	1,935	99
Series 2005-4, Class CB7
5.50%, due 06/25/2035	500	379
Wells Fargo Mortgage Backed Securities Trust
Series 2004-7, Class 2A2
5.00%, due 07/25/2019	284	277
The notes to the financial statements are an integral part of this report.

5

	Principal	Value
Mortgage-Backed Securities (continued)
Wells Fargo Mortgage Backed Securities Trust
Series 2004-BB, Class A4
4.56%, due 01/25/2035 *	$419	$285
Series 2004-EE, Class 3A1
4.39%, due 12/25/2034 *	209	163
Series 2004-S, Class A5
3.74%, due 09/25/2034 *	500	490

Total Mortgage-Backed Securities (cost $19,260)		16,938

ASSET-BACKED SECURITIES (0.4%)
AmeriCredit Automobile Receivables Trust
Series 2007-CM, Class A3B
0.46%, due 05/07/2012 *	50	45
Series 2008-AF, Class A3
5.68%, due 12/12/2012	50	43
Household Automotive Trust
Series 2005-1, Class A4
4.35%, due 06/18/2012	80	76
Household Credit Card Master Note Trust I
Series 2006-1, Class A
5.10%, due 06/15/2012	150	146
MBNA Credit Card Master Note Trust
Series 2003-C1, Class C1
2.90%, due 06/15/2012 *	150	102
MBNA Master Credit Card Trust
Series 1999-J, Class C
7.85%, due 02/15/2012 -144A	300	245

Total Asset-Backed Securities (cost $801)		657

MUNICIPAL GOVERNMENT OBLIGATION (0.1%)
State of Illinois
5.10%, due 06/01/2033	200	176

Total Municipal Government Obligation (cost $200)		176

CORPORATE DEBT SECURITIES (18.7%)
Aerospace & Defense (0.7%)
Systems 2001 AT LLC
6.66%, due 09/15/2013 -144A	934	894
Air Freight & Logistics (0.0%)
United Parcel Service, Inc.
5.50%, due 01/15/2018	50	53
Airlines (0.0%)
Continental Airlines, Inc.
7.49%, due 10/02/2010	50	45
Beverages (0.1%)
Coca-Cola Enterprises, Inc.
8.50%, due 02/01/2012	50	54
Diageo Capital PLC
7.38%, due 01/15/2014	25	27
PepsiCo, Inc.
7.90%, due 11/01/2018	25	31
Capital Markets (2.3%)
Bank of New York Mellon Corp.
5.13%, due 08/27/2013	35	36
Bear Stearns Cos., Inc.
7.25%, due 02/01/2018	50	55
Goldman Sachs Group, Inc.
5.95%, due 01/18/2018	70	66
6.15%, due 04/01/2018	100	96
6.60%, due 01/15/2012	50	49
6.88%, due 01/15/2011	850	857
Lehman Brothers Holdings, Inc.
7.88%, due 08/15/2010 Џ	1,000	95
Merrill Lynch & Co., Inc.
4.79%, due 08/04/2010	100	97
5.45%, due 07/15/2014	235	232
6.15%, due 04/25/2013	170	168
6.40%, due 08/28/2017	120	120
6.88%, due 04/25/2018	60	63
Morgan Stanley
4.25%, due 05/15/2010	500	491
4.75%, due 04/01/2014	145	110
6.60%, due 04/01/2012	250	242
6.75%, due 04/15/2011	400	394
State Street Corp.
7.65%, due 06/15/2010 à	300	312
Chemicals (1.1%)
Dow Chemical Co.
6.13%, due 02/01/2011	260	260
E.I. duPont de Nemours & Co.
6.00%, due 07/15/2018	150	158
Koninklijke DSM NV
6.75%, due 05/15/2009 -144A	1,000	1,015
Monsanto Co.
7.38%, due 08/15/2012	100	111
Potash Corp. of Saskatchewan
4.88%, due 03/01/2013	40	38
PPG Industries, Inc.
5.75%, due 03/15/2013	35	35
Commercial Banks (1.1%)
Corp. Andina de Fomento
5.20%, due 05/21/2013	100	89
Credit Suisse, Inc.
4.88%, due 01/15/2015	300	271
KeyCorp
4.70%, due 05/21/2009	100	99
6.50%, due 05/14/2013	50	46
National City Bank
4.53%, due 01/21/2010 *	75	72
PNC Funding Corp.
5.25%, due 11/15/2015	50	48
SunTrust Banks, Inc.
6.38%, due 04/01/2011	250	253
UBS AG
5.75%, due 04/25/2018	100	91
Wachovia Bank NA
7.80%, due 08/18/2010	250	248
Wachovia Corp.
5.50%, due 05/01/2013	70	69
5.75%, due 02/01/2018	325	326
Communications Equipment (0.0%)
Cisco Systems, Inc.
5.50%, due 02/22/2016	50	53
Computers & Peripherals (0.4%)
Hewlett-Packard Co.
5.40%, due 03/01/2017	50	50
6.13%, due 03/01/2014	100	106
IBM Corp.
6.22%, due 08/01/2027	250	273
Consumer Finance (0.9%)
American Express Credit Corp.
7.30%, due 08/20/2013	145	148
The notes to the financial statements are an integral part of this report.

6

	Principal	Value
Consumer Finance (continued)
American General Finance Corp.
5.38%, due 10/01/2012	$100	$42
Capital One Financial Corp.
5.70%, due 09/15/2011	20	19
6.25%, due 11/15/2013	75	64
HSBC Finance Corp.
5.25%, due 01/15/2014	100	95
6.75%, due 05/15/2011	760	757
SLM Corp.
4.00%, due 01/15/2010	175	158
Diversified Financial Services (5.0%)
Allstate Life Global Funding Trusts
5.38%, due 04/30/2013	70	69
ASIF Global Financing XIX
4.90%, due 01/17/2013 -144A	500	401
Bank of America Corp.
7.40%, due 01/15/2011	1,000	1,023
BP Capital Markets PLC
5.25%, due 11/07/2013	150	157
Captiva CBO -Class 1997-1
6.86%, due 11/30/2009 -144A § Ә	394	367
Caterpillar Financial Services Corp.
4.90%, due 08/15/2013	100	94
6.20%, due 09/30/2013	125	129
7.05%, due 10/01/2018	125	132
CIT Group, Inc.
5.00%, due 02/13/2014	30	22
Citigroup, Inc.
5.63%, due 08/27/2012	400	375
6.00%, due 08/15/2017	200	199
6.13%, due 05/15/2018	100	101
CME Group, Inc.
5.40%, due 08/01/2013	250	248
ConocoPhillips Canada Funding Co.
5.63%, due 10/15/2016	100	102
General Electric Capital Corp.
4.63%, due 09/15/2009	500	506
5.63%, due 05/01/2018	500	504
5.88%, due 02/15/2012	520	535
6.00%, due 06/15/2012	1,020	1,046
6.13%, due 02/22/2011	500	517
International Lease Finance Corp.
5.88%, due 05/01/2013	75	50
John Hancock Global Funding II
7.90%, due 07/02/2010 -144A	300	310
MassMutual Global Funding II
3.50%, due 03/15/2010 -144A	150	146
National Rural Utilities Cooperative Finance Corp.
4.75%, due 03/01/2014	75	70
Principal Life Global Funding I
6.25%, due 02/15/2012 -144A	250	248
Textron Financial Corp.
5.13%, due 02/03/2011	80	60
5.40%, due 04/28/2013	40	28
Diversified Telecommunication Services (2.2%)
AT&T, Inc.
4.95%, due 01/15/2013	210	211
5.10%, due 09/15/2014	45	44
5.50%, due 02/01/2018	75	76
5.60%, due 05/15/2018	75	76
5.88%, due 02/01/2012	150	153
BellSouth Corp.
5.20%, due 09/15/2014	5	5
6.00%, due 10/15/2011	250	255
British Telecom PLC
8.63%, due 12/15/2010	50	51
9.13%, due 12/15/2030 Ђ	150	159
France Telecom SA
7.75%, due 03/01/2011 Ђ	200	210
GTE Corp.
7.51%, due 04/01/2009	475	478
NYNEX Capital Funding Co.
8.23%, due 10/15/2009 Ђ	400	400
NYNEX Corp.
9.55%, due 05/01/2010	71	72
Sprint Capital Corp.
6.88%, due 11/15/2028	650	387
Telecom Italia Capital SA
4.95%, due 09/30/2014	100	76
5.25%, due 11/15/2013	60	46
Telefonica Emisiones Sau
5.86%, due 02/04/2013	100	97
Verizon Pennsylvania, Inc.
8.35%, due 12/15/2030	400	391
Electric Utilities (1.0%)
Aquila, Inc.
11.88%, due 07/01/2012	90	91
CenterPoint Energy Houston Electric LLC
5.75%, due 01/15/2014	60	57
Cleveland Electric Illuminating Co.
7.88%, due 11/01/2017	50	51
Columbus Southern Power Co.
6.05%, due 05/01/2018	30	29
Duke Energy Corp.
5.63%, due 11/30/2012	100	102
6.25%, due 01/15/2012	100	103
Duke Energy Indiana, Inc.
6.35%, due 08/15/2038	80	90
Exelon Generation Co. LLC
6.95%, due 06/15/2011	250	242
FirstEnergy Corp.
7.38%, due 11/15/2031	25	24
Florida Power & Light Co.
5.95%, due 02/01/2038	50	56
Florida Power Corp.
4.80%, due 03/01/2013	50	50
FPL Group Capital, Inc.
7.88%, due 12/15/2015	30	32
Ohio Power Co.
5.75%, due 09/01/2013	100	97
Oncor Electric Delivery Co.
5.95%, due 09/01/2013 -144A	20	19
PECO Energy Co.
5.35%, due 03/01/2018	50	48
PSEG Power LLC
7.75%, due 04/15/2011	115	114
Public Service Co. of Colorado
5.80%, due 08/01/2018	20	21
6.50%, due 08/01/2038	45	50
Public Service Electric & Gas Co.
5.30%, due 05/01/2018	30	29
6.33%, due 11/01/2013	60	61
The notes to the financial statements are an integral part of this report.

7

	Principal	Value
Electric Utilities (continued)
Southern California Edison Co.
5.50%, due 08/15/2018	$65	$68
Virginia Electric And Power Co.
5.40%, due 04/30/2018	100	97
Wisconsin Electric Power Co.
6.00%, due 04/01/2014	35	37
Food & Staples Retailing (0.1%)
Kroger Co.
8.05%, due 02/01/2010	200	203
Food Products (0.3%)
General Mills, Inc.
6.00%, due 02/15/2012	25	26
Kellogg Co.
4.25%, due 03/06/2013	80	77
Kraft Foods, Inc.
6.13%, due 02/01/2018	100	98
6.75%, due 02/19/2014	50	52
6.88%, due 02/01/2038	50	50
7.00%, due 08/11/2037	75	76
Gas Utilities (0.2%)
KeySpan Gas East Corp.
7.88%, due 02/01/2010	100	104
Schlumberger Technology Corp.
6.50%, due 04/15/2012 -144A	50	56
Southern California Gas Co.
4.80%, due 10/01/2012	100	101
Household Products (0.0%)
Kimberly-Clark Corp.
7.50%, due 11/01/2018	15	18
Insurance (0.3%)
Berkshire Hathaway Finance Corp.
4.60%, due 05/15/2013	100	100
MetLife Life and Annuity Co. of Connecticut
5.13%, due 08/15/2014 -144A	100	89
Protective Life Secured Trusts
4.00%, due 04/01/2011	250	225
Travelers Cos., Inc.
5.80%, due 05/15/2018	50	48
IT Services (0.0%)
Electronic Data Systems Corp.
6.00%, due 08/01/2013 Ђ	50	52
Machinery (0.0%)
Ingersoll-Rand Co., Ltd.
6.39%, due 11/15/2027	25	25
Parker Hannifin Corp.
5.50%, due 05/15/2018	20	19
Media (1.5%)
Comcast Cable Holdings LLC
9.80%, due 02/01/2012	500	527
Comcast Corp.
5.50%, due 03/15/2011	250	245
COX Communications, Inc.
6.75%, due 03/15/2011	1,000	973
Historic TW, Inc.
9.15%, due 02/01/2023	500	533
Thomson Reuters Corp.
5.95%, due 07/15/2013	35	33
Metals & Mining (0.0%)
Alcoa, Inc.
5.55%, due 02/01/2017	60	47
Multiline Retail (0.1%)
Target Corp.
6.00%, due 01/15/2018	100	97
Multi-Utilities (0.2%)
Dominion Resources, Inc.
6.25%, due 06/30/2012	144	144
DTE Energy Co.
6.65%, due 04/15/2009	200	200
Sempra Energy
8.90%, due 11/15/2013	50	50
Oil, Gas & Consumable Fuels (0.3%)
Canadian Natural Resources, Ltd.
5.90%, due 02/01/2018	25	22
Conoco Funding Co.
7.25%, due 10/15/2031	50	54
Marathon Oil Corp.
8.38%, due 05/01/2012	100	95
Shell International Finance BV
6.38%, due 12/15/2038	100	113
Spectra Energy Capital LLC
5.50%, due 03/01/2014	125	109
Transcanada Pipelines, Ltd.
4.00%, due 06/15/2013	50	46
Paper & Forest Products (0.2%)
International Paper Co.
4.00%, due 04/01/2010	165	159
4.25%, due 01/15/2009	65	65
Pharmaceuticals (0.0%)
AstraZeneca PLC
5.40%, due 06/01/2014	50	52
Real Estate Investment Trusts (0.0%)
Simon Property Group, LP
5.63%, due 08/15/2014	50	33
6.10%, due 05/01/2016	60	39
Road & Rail (0.2%)
Burlington Northern Santa Fe Corp.
7.13%, due 12/15/2010	200	205
Norfolk Southern Corp.
6.75%, due 02/15/2011	50	51
Union Pacific Corp.
5.65%, due 05/01/2017	50	48
Software (0.1%)
Oracle Corp.
5.25%, due 01/15/2016	30	31
5.75%, due 04/15/2018	100	104
6.50%, due 04/15/2038	30	33
Specialty Retail (0.1%)
Home Depot, Inc.
5.40%, due 03/01/2016	85	76
Thrifts & Mortgage Finance (0.1%)
Countrywide Home Loans, Inc.
4.00%, due 03/22/2011	225	214
Water Utilities (0.1%)
American Water Capital Corp.
6.09%, due 10/15/2017	100	87
Wireless Telecommunication Services (0.1%)
AT&T Wireless Services, Inc.
7.88%, due 03/01/2011	100	104
Vodafone Group PLC
5.00%, due 09/15/2015	115	105

Total Corporate Debt Securities (cost $29,663)		27,888

The notes to the financial statements are an integral part of this report.

8

	Principal	Value
REPURCHASE AGREEMENT (0.2%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $353 on 01/02/2009 à •	$353	$353

Total Repurchase Agreement (cost $353)		353

	Shares
SECURITIES LENDING COLLATERAL (3.1%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	4,692,170	4,692

Total Securities Lending Collateral (cost $4,692)		4,692

Total Investment Securities (cost $151,876) #		$153,034

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $4,597.

þ	PO — Principal Only.

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

Ī	IO — Interest Only.

Џ	In default.

Ђ	Step bond. Interest rate may increase or decrease as the credit rating changes.

§	Illiquid. These securities aggregated to $367, or 0.25%, of the Fund’s net assets.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $380.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $151,876. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $7,157 and $5,999, respectively. Net unrealized appreciation for tax purposes is $1,158.

Ә	Security fair valued as determined in good faith in accordance with procedures established by the Trust’s Board of Trustees.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $8,076, or 5.41% of the Fund’s net assets.

STRIPS	Separate Trading of Registered Interest and Principal of Securities

LLC	Limited Liability Corporation

LP	Limited Partnership

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$4,692	$147,404	$938	$153,034
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$1,026	$(68)	$(6)	$60	$(74)	$—	$938
The notes to the financial statements are an integral part of this report.

9

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $151,876) (including securities loaned of $4,597)	$153,034
Cash	5
Receivables:
Investment securities sold	49
Shares sold	146
Interest	1,010
Income from loaned securities	5
Other	4

154,253

Liabilities:
Investment securities purchased	63
Accounts payable and accrued liabilities:
Shares redeemed	105
Management and advisory fees	61
Distribution and service fees	3
Administration fees	3
Payable for collateral for securities on loan	4,692
Other	62

4,989

Net Assets	$149,264
Net Assets Consist of:
Capital Stock ($.01 par value)	$124
Additional paid-in capital	138,703
Undistributed net investment income	7,971
Undistributed net realized gain from investment securities	1,308
Net unrealized appreciation on:
Investment securities	1,158

Net Assets	$149,264

Net Assets by Class:
Initial Class	$135,307
Service Class	13,957
Shares Outstanding:
Initial Class	11,327
Service Class	1,109
Net Asset Value and Offering Price Per Share:
Initial Class	$11.95
Service Class	12.58
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Interest	8,867
Income from loaned securities-net	52

8,919

Expenses:
Management and advisory fees	738
Printing and shareholder reports	16
Custody fees	81
Administration fees	33
Legal fees	7
Audit fees	18
Trustees fees	5
Transfer agent fees	3
Distribution and service fees:
Service Class	44
Other	3

Total expenses	948

Net Investment Income	7,971

Net Realized Gain from:
Investment securities	1,477

Net Decrease in Unrealized Depreciation on:
Investment securities	(1,652)

Net Realized and Unrealized Loss	(175)

Net Increase In Net Assets Resulting from Operations	$7,796

The notes to the financial statements are an integral part of this report.

10

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$7,971	$7,072
Net realized gain from investment securities	1,477	8
Change in net unrealized appreciation (depreciation) on investment securities	(1,652)	3,370

Net increase in net assets resulting from operations	7,796	10,450

Distributions to Shareholders:
From net investment income:
Initial Class	(6,220)	(7,585)
Service Class	(852)	(513)

	(7,072)	(8,098)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	37,464	13,534
Service Class	16,090	2,296

	53,554	15,830

Dividends and distributions reinvested:
Initial Class	6,220	7,585
Service Class	852	513

	7,072	8,098

Cost of shares redeemed:
Initial Class	(52,161)	(37,665)
Service Class	(14,173)	(2,125)

	(66,334)	(39,790)

Net decrease in net assets from capital shares transactions	(5,708)	(15,862)

Net decrease in net assets	(4,984)	(13,510)

Net Assets:
Beginning of year	154,248	167,758

End of year	$149,264	$154,248

Undistributed Net Investment Income	$7,971	$7,072

Share Activity:
Shares issued:
Initial Class	3,132	1,153
Service Class	1,274	186

	4,406	1,339

Shares issued-reinvested from distributions:
Initial Class	536	666
Service Class	69	42

	605	708

Shares redeemed:
Initial Class	(4,431)	(3,214)
Service Class	(1,156)	(172)

	(5,587)	(3,386)

Net decrease in shares outstanding:
Initial Class	(763)	(1,395)
Service Class	187	56

	(576)	(1,339)

The notes to the financial statements are an integral part of this report.

11

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.81	$11.66	$11.83	$12.23	$12.61
Investment Operations
Net investment income(a)	0.58	0.52	0.53	0.54	0.56
Net realized and unrealized gain (loss)	0.06	0.26	(0.07)	(0.26)	(0.01)

Total operations	0.64	0.78	0.46	0.28	0.55

Distributions
From net investment income	(0.50)	(0.63)	(0.63)	(0.66)	(0.88)
From net realized gains	—	—	—	(0.02)	(0.05)

Total distributions	(0.50)	(0.63)	(0.63)	(0.68)	(0.93)

Net Asset Value
End of year	$11.95	$11.81	$11.66	$11.83	$12.23

Total Return(b)	5.58%	6.85%	3.92%	2.30%	4.53%
Net Assets End of Year (000’s)	$135,307	$142,788	$157,167	$185,820	$218,258
Ratio and Supplemental Data
Expenses to average net assets	0.55%	0.58%	0.57%	0.59%	0.56%
Net investment income, to average net assets	4.88%	4.46%	4.54%	4.42%	4.52%
Portfolio turnover rate	28%	4%	5%	6%	12%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.43	$12.24	$12.41	$12.81	$13.16
Investment Operations
Net investment income(a)	0.58	0.52	0.53	0.53	0.55
Net realized and unrealized gain (loss)	0.06	0.27	(0.09)	(0.27)	—

Total operations	0.64	0.79	0.44	0.26	0.55

Distributions
From net investment income	(0.49)	(0.60)	(0.61)	(0.64)	(0.85)
From net realized gains	—	—	—	(0.02)	(0.05)

Total distributions	(0.49)	(0.60)	(0.61)	(0.66)	(0.90)

Net Asset Value
End of year	$12.58	$12.43	$12.24	$12.41	$12.81

Total Return(b)	5.25%	6.61%	3.63%	2.07%	4.31%
Net Assets End of Year (000’s)	$13,957	$11,460	$10,591	$8,293	$5,471
Ratio and Supplemental Data
Expenses to average net assets	0.80%	0.83%	0.82%	0.84%	0.81%
Net investment income, to average net assets	4.65%	4.21%	4.29%	4.16%	4.21%
Portfolio turnover rate	28%	4%	5%	6%	12%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

12

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, JPMorgan Core Bond also changed its name to Transamerica JPMorgan Core Bond VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.

13

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $750 million	0.45%
Over $750 million up to $1 billion	0.40%
Over $1 billion	0.375%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
               0.70% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor. Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.

14

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $6 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$42,964
U.S. Government	2,117

Proceeds from maturities and sales of securities:
Long-term	38,514
U.S. Government	9,930
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward utilized during the year ended December 31, 2008 was $168.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$8,098
Long-term Capital Gain	—

2008 Distributions paid from:
Ordinary Income	7,072
Long-term Capital Gain	—
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$8,236

Undistributed Long-term Capital Gain	$1,043

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$1,158

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

15

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of Transamerica JPMorgan Core Bond VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica JPMorgan Core Bond VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

16

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

17

Transamerica JPMorgan Enhanced Index VP
(unaudited)
MARKET ENVIRONMENT
In retrospect, 2008 likely will be remembered as one of the worst years for U.S. equity markets, with the Standard and Poor’s 500 Composite Stock Index (“S&P 500”) down 37.00% and small caps, as represented by the Russell 2000® Index, down by approximately 34%. Much has been written about the crisis of confidence that unfolded during the year, as massive deleveraging occurred, asset write-downs escalated and the creditworthiness of banks and other financial institutions was seriously called into question. Not surprisingly, stocks within the financial sector bore the brunt of the market’s collapse, down a staggering 55% in 2008. However, in the second half, the crisis spread to the broader market. Energy and materials stocks, trading at record levels just weeks before, were aggressively sold off early in the third quarter in anticipation of a sharp decrease in demand. Likewise, sectors that held up relatively well due to their exposure to stronger non-U.S. economies began to feel the pain. Technology stocks, once heralded for their exposure to Europe and Asia, dropped as investors began to fear a more global and severe economic slowdown. What began as a financial led downturn evolved into a far reaching bear market.
This deterioration in equity markets accelerated in the fourth quarter, which proved to be the year’s worst by far, almost entirely driven by October’s rout. That month alone accounted for about half of the year’s decline. October began with a vicious sell-off coupled with an extreme rise in volatility, as the effects of the Lehman Brothers bankruptcy instilled fear in investors. Three of the eight largest one-day moves in the market since 1929 occurred during that one month (although ironically, two of the three moves were to the upside). Once again, the story was the financial sector, down over 37% during the quarter. In response, a barrage of governmental policy announcements and actions by the Federal Reserve Board (“Fed”) set the tone for the rest of the quarter. An array of fiscal spending plans was announced as government sought to counteract further tightening in bank lending standards. The Fed moved into quantitative easing mode, cutting the fed funds rate to practically zero and committing to purchase private sector assets. Stocks continued to shed ground well into November; however, December finished with a flourish as one of the year’s better months, with the S&P 500 ending the year up nearly 17% from its November 20 low.
PERFORMANCE
For the year ended December 31, 2008, Transamerica JPMorgan Enhanced Index VP Initial Class returned (37.35)%. By comparison its benchmark, S&P 500, returned (37.00)%.
STRATEGY REVIEW
Stock selection in the semiconductor, energy and systems/network hardware sectors contributed to performance, while stock selection in the capital markets, utility and health services/systems sectors detracted from results.
Within the semiconductors sector, an overweight in programmable logic leader Xilinx, Inc. contributed to performance during the year. The company’s shares rallied early after soundly beating earnings expectations due to strong sales of new products and solid operating margins. We believe Xilinx should see modest revenue growth and continued margin improvement. Specialty chemical company Rohm & Haas Co. was also among the top contributors to performance after it agreed this past summer to be acquired by Dow Chemical Co. for a large premium. More recently, the pending acquisition was called into question following the collapse of Dow’s merger with state-owned Kuwait Petroleum Corp. An underweight in American International Group, Inc. aided performance as shares plummeted after the U.S. government’s rescue of the insurance giant rattled investors. The company struggled for some time before the bailout on credit-related write-downs, management shakeups and a number of credit downgrades.
Alternatively, an overweight in ProLogis, the world’s largest owner and developer of warehouse and distribution centers, hurt performance during 2008. The company’s shares suffered as the potential impact of a global slowdown in its overseas operations and a slowdown in U.S. industrial sector resulted in multiple downward revisions of its 2008 earnings guidance. While the company combats market uncertainty in the U.S. and liquidity concerns, we continue to have confidence in its capable management team, diversified global footprint and access to capital for both its core operations and funds. In the utility sector, power and gas wholesaler Constellation Energy Group, Inc. detracted from performance, as shares dropped sharply late in the third quarter. Liquidity issues, concerns about the lack of counterparties for its trading business due to the current financial crisis, and the potential for a ratings downgrade weighed heavily on the stock. Constellation agreed to be taken over by Warren Buffett’s MidAmerican Energy, which provided a much needed capital injection. Finally, an overweight in Merck & Co., Inc. hurt performance, as shares of the pharmaceutical firm suffered a steady decline during 2008. The company’s quarterly revenue declined in the last two quarters, and management forecasted lower earnings and flat sales for 2009. Investors continued to be concerned about the potential impact on Vytorin sales following the Simvastatin and Ezetimibe in Aortic Stenosis outcomes trial, which indicated that people taking the drug were more likely to die of cancer. We continue to overweight the stock because of its strong pipeline of products expected to be released in 2009.
Terance Chen, CFA
Raffaele Zingone, CFA

Co-Portfolio Managers
J.P. Morgan Investment Management Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(37.35)%	(2.80)%	(2.44)%	2.01%	05/02/1997
S&P 500*	(37.00)%	(2.19)%	(1.38)%	2.77%	05/02/1997
Service Class	(37.52)%	(3.06)%	N/A	0.87%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$718.32	0.83%	$3.59
Hypothetical (b)	1,000.00	1,020.96	0.83	4.22

Service Class
Actual	1,000.00	717.24	1.08	4.66
Hypothetical (b)	1,000.00	1,019.71	1.08	5.48

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (99.2%)
Aerospace & Defense (3.6%)
Boeing Co.	12,400	$529
Goodrich Corp.	11,000	407
Honeywell International, Inc.	14,400	473
L-3 Communications Corp.	700	52
Northrop Grumman Corp.	12,000	540
United Technologies Corp.	20,700	1,110
Air Freight & Logistics (0.2%)
CH Robinson Worldwide, Inc.	1,400	77
FedEx Corp.	300	19
United Parcel Service, Inc. -Class B	1,700	94
Auto Components (0.5%)
Johnson Controls, Inc.	25,000	454
Beverages (3.6%)
Coca-Cola Co.	36,800	1,666
Coca-Cola Enterprises, Inc.	17,300	208
Pepsi Bottling Group, Inc.	5,900	133
PepsiCo, Inc.	20,100	1,101
Biotechnology (2.9%)
Alexion Pharmaceuticals, Inc. ‡	3,000	109
Amgen, Inc. ‡	6,800	393
Celgene Corp. ‡	14,500	801
Gilead Sciences, Inc. ‡	23,200	1,186
Capital Markets (3.1%)
Bank of New York Mellon Corp.	19,000	538
Goldman Sachs Group, Inc.	9,300	785
Merrill Lynch & Co., Inc.	16,000	186
Morgan Stanley	37,800	607
State Street Corp.	12,200	480
TD Ameritrade Holding Corp. ‡	9,000	128
Chemicals (2.7%)
Air Products & Chemicals, Inc.	5,200	261
Dow Chemical Co.	31,800	480
E.I. duPont de Nemours & Co.	20,600	521
Monsanto Co.	5,400	380
PPG Industries, Inc.	9,200	390
Praxair, Inc.	3,400	202
Rohm & Haas Co.	1,400	87
Commercial Banks (3.1%)
BB&T Corp.	4,200	116
Comerica, Inc.	7,900	157
Fifth Third Bancorp	7,400	61
KeyCorp	14,600	125
M&T Bank Corp.	700	40
National City Corp.	10,600	19
TCF Financial Corp.	300	4
US Bancorp	29,600	740
Wells Fargo & Co.	44,300	1,306
Zions Bancorp	5,600	137
Commercial Services & Supplies (0.0%)
Waste Management, Inc.	1,100	36
Communications Equipment (3.3%)
Cisco Systems, Inc. ‡	78,600	1,281
Corning, Inc.	33,100	315
Juniper Networks, Inc. ‡	5,600	98
Qualcomm, Inc.	32,000	1,147
Computers & Peripherals (4.4%)
Apple, Inc. ‡	8,800	751
Hewlett-Packard Co.	41,500	1,506
IBM Corp.	16,000	1,346
Netapp, Inc. ‡	12,000	168
SanDisk Corp. ‡	8,400	81
Construction & Engineering (0.1%)
Fluor Corp.	1,000	45
Jacobs Engineering Group, Inc. ‡	400	19
Consumer Finance (0.5%)
American Express Co.	5,600	104
Capital One Financial Corp.	11,300	360
Diversified Consumer Services (0.3%)
Apollo Group, Inc. -Class A ‡	200	15
ITT Educational Services, Inc. ‡	2,500	238
Diversified Financial Services (2.3%)
Bank of America Corp.	63,400	893
CIT Group, Inc.	13,200	60
Citigroup, Inc.	115,000	771
NYSE Euronext	11,200	307
Diversified Telecommunication Services (4.2%)
AT&T, Inc.	64,200	1,830
CenturyTel, Inc.	1,300	35
Verizon Communications, Inc.	53,100	1,800
Electric Utilities (3.6%)
Allegheny Energy, Inc.	700	24
American Electric Power Co., Inc.	19,800	659
Edison International	6,500	209
Exelon Corp.	15,700	873
FirstEnergy Corp.	9,800	476
FPL Group, Inc.	3,800	191
NV Energy, Inc.	25,400	251
Pinnacle West Capital Corp.	1,800	58
PPL Corp.	11,100	341
Electrical Equipment (0.4%)
Cooper Industries, Ltd. -Class A	2,200	64
First Solar, Inc. ‡	300	41
Rockwell Automation, Inc.	6,600	213
Electronic Equipment & Instruments (0.3%)
Tyco Electronics, Ltd.	16,100	261
Energy Equipment & Services (2.2%)
Baker Hughes, Inc.	8,700	279
Halliburton Co.	29,500	536
Schlumberger, Ltd.	15,900	673
Smith International, Inc.	17,100	392
Food & Staples Retailing (3.8%)
CVS Caremark Corp.	31,000	891
Safeway, Inc.	29,400	699
Supervalu, Inc.	3,100	45
SYSCO Corp.	14,100	323
Wal-Mart Stores, Inc.	24,500	1,374
Food Products (1.0%)
General Mills, Inc.	4,200	255
Kraft Foods, Inc. -Class A	23,700	636
Health Care Equipment & Supplies (1.8%)
Baxter International, Inc.	3,000	161
Boston Scientific Corp. ‡	15,300	118
Covidien, Ltd.	11,700	424
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Health Care Equipment & Supplies (continued)
CR Bard, Inc.	4,100	$345
Medtronic, Inc.	9,100	286
Zimmer Holdings, Inc. ‡	6,500	263
Health Care Providers & Services (2.0%)
Aetna, Inc.	16,100	459
AmerisourceBergen Corp. -Class A	600	21
Cardinal Health, Inc.	8,100	279
Cigna Corp.	6,500	110
Express Scripts, Inc. -Class A ‡	200	11
McKesson Corp.	8,700	337
UnitedHealth Group, Inc.	200	5
WellPoint, Inc. ‡	12,400	523
Hotels, Restaurants & Leisure (1.8%)
Carnival Corp.	8,200	199
Darden Restaurants, Inc.	9,300	262
International Game Technology	18,500	220
McDonald’s Corp.	9,400	585
Royal Caribbean Cruises, Ltd.	12,600	173
Starwood Hotels & Resorts Worldwide, Inc.	4,000	72
Wyndham Worldwide Corp.	2,000	13
Household Durables (0.2%)
Dr Horton, Inc.	14,600	103
KB Home	5,100	70
Mohawk Industries, Inc. ‡	100	4
Toll Brothers, Inc. ‡	600	13
Household Products (3.3%)
Colgate-Palmolive Co.	4,200	288
Kimberly-Clark Corp.	4,500	237
Procter & Gamble Co.	37,300	2,306
Industrial Conglomerates (2.2%)
3M Co.	3,700	213
General Electric Co.	94,000	1,523
Textron, Inc.	9,400	130
Insurance (2.5%)
Aflac, Inc.	5,300	243
Allstate Corp.	6,500	213
AON Corp.	5,100	233
Arch Capital Group, Ltd. ‡	500	35
Axis Capital Holdings, Ltd.	15,300	445
MetLife, Inc.	9,700	338
Prudential Financial, Inc.	3,000	91
RenaissanceRe Holdings, Ltd.	7,800	402
Travelers Cos., Inc.	4,600	208
Internet & Catalog Retail (0.4%)
Amazon.com, Inc. ‡	4,600	236
Expedia, Inc. ‡	10,500	86
Internet Software & Services (1.1%)
Google, Inc. -Class A ‡	2,900	892
Yahoo, Inc. ‡	5,700	70
IT Services (0.9%)
Affiliated Computer Services, Inc. -Class A ‡	1,200	55
Fiserv, Inc. ‡	300	11
Genpact, Ltd. ‡	10,400	86
Mastercard, Inc. -Class A	1,100	157
Paychex, Inc.	17,500	460
Western Union Co.	2,600	37
Life Sciences Tools & Services (0.1%)
Thermo Fisher Scientific, Inc. ‡	3,000	102
Machinery (1.9%)
Caterpillar, Inc.	9,200	411
Danaher Corp.	4,700	266
Deere & Co.	1,900	73
Eaton Corp.	2,400	119
Illinois Tool Works, Inc.	900	32
Ingersoll-Rand Co., Ltd. -Class A	9,700	168
PACCAR, Inc.	18,200	521
Parker Hannifin Corp.	800	34
Media (2.2%)
News Corp. -Class A	33,600	305
Time Warner, Inc.	74,900	754
Walt Disney Co.	36,800	835
Metals & Mining (0.4%)
Alcoa, Inc.	200	2
Freeport-McMoRan Copper & Gold, Inc.	7,500	183
U.S. Steel Corp.	3,800	142
Multiline Retail (0.4%)
Family Dollar Stores, Inc.	7,200	188
Kohl’s Corp. ‡	2,600	94
Target Corp.	1,900	65
Multi-Utilities (0.7%)
CMS Energy Corp.	44,800	453
Public Service Enterprise Group, Inc.	5,000	146
Office Electronics (0.0%)
Seagate Technology, Inc. ‡	8,700	♦
Oil, Gas & Consumable Fuels (11.0%)
Apache Corp.	1,800	134
Chevron Corp.	19,400	1,435
ConocoPhillips	14,900	772
Denbury Resources, Inc. ‡	100	1
Devon Energy Corp.	8,600	565
Exxon Mobil Corp.	63,400	5,061
Hess Corp.	6,000	322
Marathon Oil Corp.	14,700	402
Occidental Petroleum Corp.	13,000	780
Range Resources Corp.	500	17
Valero Energy Corp.	3,600	78
Personal Products (0.4%)
Avon Products, Inc.	7,600	183
Estee Lauder Cos., Inc. -Class A	6,600	204
Pharmaceuticals (7.8%)
Abbott Laboratories	33,100	1,767
Bristol-Myers Squibb Co.	33,400	777
Eli Lilly & Co.	4,700	189
Johnson & Johnson	16,100	963
Merck & Co., Inc.	50,700	1,541
Pfizer, Inc.	38,000	673
Schering-Plough Corp.	33,300	567
Wyeth	8,600	323
Real Estate Investment Trusts (0.9%)
Camden Property Trust	2,900	91
Digital Realty Trust, Inc.	2,700	89
Kimco Realty Corp.	2,000	37
ProLogis	7,300	101
Senior Housing Properties Trust	4,200	75
Simon Property Group, Inc.	2,000	106
Ventas, Inc.	9,100	306
The notes to the financial statements are an integral part of this report.

5

	Shares	Value
Road & Rail (1.9%)
CSX Corp.	18,500	$600
Norfolk Southern Corp.	18,300	861
Union Pacific Corp.	3,300	158
Semiconductors & Semiconductor Equipment (1.5%)
Broadcom Corp. -Class A ‡	9,000	153
Intel Corp.	800	12
KLA-Tencor Corp.	10,900	237
LAM Research Corp. ‡	8,500	181
Marvell Technology Group, Ltd. ‡	18,600	124
Xilinx, Inc.	33,100	590
Software (3.4%)
Adobe Systems, Inc. ‡	11,500	245
Macrovision Solutions Corp. ‡	94	1
Microsoft Corp.	111,700	2,171
Oracle Corp. ‡	26,600	472
Symantec Corp. ‡	1,000	14
Specialty Retail (1.4%)
Abercrombie & Fitch Co. -Class A	500	12
Advance Auto Parts, Inc.	8,800	296
Home Depot, Inc.	11,000	253
Lowe’s Cos., Inc.	10,200	219
Staples, Inc.	17,700	317
Urban Outfitters, Inc. ‡	6,000	90
Textiles, Apparel & Luxury Goods (1.1%)
Coach, Inc. ‡	4,100	85
Nike, Inc. -Class B	5,900	301
Polo Ralph Lauren Corp. -Class A	2,300	104
V.F. Corp.	7,900	433
Thrifts & Mortgage Finance (0.2%)
New York Community Bancorp, Inc.	14,500	173
Tobacco (1.0%)
Altria Group, Inc.	47,800	720
Philip Morris International, Inc.	2,600	113
Trading Companies & Distributors (0.1%)
Fastenal Co.	600	21
GATX Corp.	1,700	53
Wireless Telecommunication Services (0.5%)
Crown Castle International Corp. ‡	11,700	206
SBA Communications Corp. -Class A ‡	4,600	75
Sprint Nextel Corp. ‡	59,800	109

Total Common Stocks (cost $112,466)		85,974

	Principal
U.S. GOVERNMENT OBLIGATION (0.2%)
U.S. Treasury Note
4.88% due 06/30/2009 ¥	$175	179

Total U.S. Government Obligation (cost $178)		179

REPURCHASE AGREEMENT (0.6%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $543 on 01/02/2009 à ·	543	543

Total Repurchase Agreement (cost $543)		543

Total Investment Securities (cost $113,187) #		$86,696

FUTURES CONTRACTS:

		Expiration	Net Unrealized
Description	Contracts G	Date	Appreciation
S&P 500 Future Index	3	03/19/2009	$7
NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

♦	Value is less than $1.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $555.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

¥	All or a portion of this security is segregated with the custodian to cover margin requirements for open futures contracts. The value of all securities segregated at 12/31/2008 is $179.

G	Contract amounts are not in thousands.

#	Aggregate cost for federal income tax purposes is $117,446. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,722 and $32,472, respectively. Net unrealized depreciation for tax purposes is $30,750.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities				Other Financial Instruments*
Level 1	Level 2	Level 3	Total Investments in Securities	Level 1	Level 2	Level 3
$85,974	$722	$—	$86,696	$—	$7	$—

*	Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $113,187)	$86,696
Receivables:
Investment securities sold	113
Shares sold	14
Interest	4
Dividends	222
Variation margin	9

87,058

Liabilities:
Investment securities purchased	173
Accounts payable and accrued liabilities:
Shares redeemed	136
Management and advisory fees	57
Distribution and service fees	1
Administration fees	1
Other	31

399

Net Assets	$86,659

Net Assets Consist of:
Capital Stock ($.01 par value)	$106
Additional paid-in capital	129,298
Undistributed net investment income	2,017
Accumulated net realized loss from investment securities and futures	(18,278)
Net unrealized depreciation on:
Investment securities	(26,491)
Futures contracts	7

Net Assets	$86,659

Net Assets by Class:
Initial Class	$83,543
Service Class	3,116
Shares Outstanding:
Initial Class	10,248
Service Class	381
Net Asset Value and Offering Price Per Share:
Initial Class	$8.15
Service Class	8.17
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$2,999
Interest	13
Income from loaned securities-net	68

3,080

Expenses:
Management and advisory fees	946
Printing and shareholder reports	10
Custody fees	37
Administration fees	26
Legal fees	5
Audit fees	18
Trustees fees	4
Transfer agent fees	2
Distribution and service fees:
Service Class	13
Other	3

Total expenses	1,064

Net Investment Income	2,016

Net Realized Loss from:
Investment securities	(16,483)
Futures contracts	(602)

(17,085)

Net Decrease in Unrealized Depreciation on:
Investment securities	(41,589)
Futures contracts	(5)

(41,594)

Net Realized and Unrealized Loss	(58,679)

Net Decrease In Net Assets Resulting from Operations	$(56,663)

The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended
(all amounts except share amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$2,016	$2,161
Net realized gain (loss) from investment securities and futures contracts	(17,085)	24,398
Change in net unrealized depreciation on investment securities and futures contracts	(41,594)	(17,219)

Net increase (decrease) in net assets resulting from operations	(56,663)	9,340

Distributions to Shareholders:
From net investment income:
Initial Class	(2,007)	(2,118)
Service Class	(74)	(72)

	(2,081)	(2,190)

From net realized gains:
Initial Class	(23,480)	(4,690)
Service Class	(1,084)	(194)

	(24,564)	(4,884)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	10,923	10,556
Service Class	1,461	5,048

	12,384	15,604

Dividends and distributions reinvested:
Initial Class	25,487	6,809
Service Class	1,158	265

	26,645	7,074

Cost of shares redeemed:
Initial Class	(37,831)	(48,210)
Service Class	(3,043)	(5,095)

	(40,874)	(53,305)

Net decrease in net assets from capital shares transactions	(1,845)	(30,627)

Net decrease in net assets	(85,153)	(28,361)

Net Assets:
Beginning of year	171,812	200,173

End of year	$86,659	$171,812

Undistributed Net Investment Income	$2,017	$2,084

Share Activity:
Shares issued:
Initial Class	1,007	617
Service Class	106	292

	1,113	909

Shares issued-reinvested from distributions:
Initial Class	2,240	414
Service Class	101	16

	2,341	430

Shares redeemed:
Initial Class	(3,024)	(2,832)
Service Class	(255)	(297)

	(3,279)	(3,129)

Net increase (decrease) in shares outstanding:
Initial Class	223	(1,801)
Service Class	(48)	11

	175	(1,790)

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$16.43	$16.35	$14.34	$14.04	$12.75
Investment Operations
Net investment income (a)	0.20	0.19	0.17	0.13	0.15
Net realized and unrealized gain (loss)	(5.49)	0.56	2.01	0.35	1.24

Total operations	(5.29)	0.75	2.18	0.48	1.39

Distributions
From net investment income	(0.23)	(0.21)	(0.17)	(0.18)	(0.10)
From net realized gains	(2.76)	(0.46)	—	—	—

Total distributions	(2.99)	(0.67)	(0.17)	(0.18)	(0.10)

Net Asset Value
End of year	$8.15	$16.43	$16.35	$14.34	$14.04

Total Return(b)	(37.35)%	4.54%	15.31%	3.46%	11.02%
Net Assets End of Year (000’s)	$83,543	$164,761	$193,322	$200,857	$231,055
Ratio and Supplemental Data
Expenses to average net assets	0.82%	0.81%	0.81%	0.83%	0.80%
Net investment income, to average net assets	1.59%	1.13%	1.16%	0.95%	1.18%
Portfolio turnover rate	74%	55%	55%	42%	48%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$16.45	$16.37	$14.36	$14.08	$12.79
Investment Operations
Net investment income(a)	0.17	0.15	0.14	0.10	0.17
Net realized and unrealized gain (loss)	(5.50)	0.56	2.00	0.35	1.19

Total operations	(5.33)	0.71	2.14	0.45	1.36

Distributions
From net investment income	(0.19)	(0.17)	(0.13)	(0.17)	(0.07)
From net realized gains	(2.76)	(0.46)	—	—	—

Total distributions	(2.95)	(0.63)	(0.13)	(0.17)	(0.07)

Net Asset Value
End of year	$8.17	$16.45	$16.37	$14.36	$14.08

Total Return(b)	(37.52)%	4.30%	14.96%	3.20%	10.71%
Net Assets End of Year (000’s)	$3,116	$7,051	$6,851	$7,462	$6,339
Ratio and Supplemental Data
Expenses to average net assets	1.07%	1.06%	1.06%	1.08%	1.06%
Net investment income, to average net assets	1.32%	0.88%	0.91%	0.71%	1.33%
Portfolio turnover rate	74%	55%	55%	42%	48%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, JPMorgan Enhanced Index also changed its name to Transamerica JPMorgan Enhanced Index VP (“the Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $15 are included in net realized loss in the Statement of Operations.
Futures contracts: The Fund may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.
The underlying face amounts of open futures contracts at December 31, 2008 are listed in the Schedule of Investments. The variation margin receivable or payable, as applicable, is included in the Statement of Assets and Liabilities. Variation margin represents the additional payment due or excess deposits made in order to maintain the equity account at the required margin level. In connection with these contracts, securities or cash may be held as collateral on deposit with broker counter parties in accordance with the terms of the respective futures contracts.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fees: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $750 million	0.74%
Over $750 million up to $1 billion	0.69%
Over $1 billion	0.65%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
               0.84% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $4 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$95,930
U.S. Government	87

Proceeds from maturities and sales of securities:
Long-term	122,393
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(2)
Undistributed (accumulated) net realized gain (loss) from investment securities	$2
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$6,503	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$3,067
Long-term Capital Gain	4,007

2008 Distributions paid from:
Ordinary Income	7,201
Long-term Capital Gain	19,444
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$2,014

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(6,503)

Post October Capital Loss Deferral	$(7,513)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(30,743)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica JPMorgan Enhanced Index VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica JPMorgan Enhanced Index VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $19,444 for the year ended December 31, 2008.

15

Transamerica JPMorgan Mid Cap Value VP
(unaudited)
MARKET ENVIRONMENT
In retrospect, the bear market of 2008 was largely driven by the economic and technical consequences of unwinding the financial leverage accumulated in the previous interest-rate-friendly economic expansion. Consumers took on excessive leverage to buy homes, investors borrowed to magnify low-return spreads and the banking system lowered its capital ratios to fund and participate in these activities. Low interest rates were critical to maintaining this fragile capital structure and accelerating inflation proved to be the catalyst for the subsequent dismantling.
The fourth quarter was by far the worst for the U.S. equity markets in 2008, but it was almost totally driven by October’s rout, with that month alone accounting for nearly half of the year’s equity market decline. However, while markets continued to shed ground in November, December finished with a flourish as one of the year’s better months.
PERFORMANCE
For the year ended December 31, 2008, Transamerica JPMorgan Mid Cap Value VP Initial Class returned (32.88)%. By comparison its benchmark, the Russell Midcap® Value Index, returned (38.44)%.
STRATEGY REVIEW
Stock selection in the consumer discretionary and financial sectors contributed to returns, while stock selection in healthcare and energy detracted from results.
A top contributor to performance was Public Storage, Inc., a real estate investment trust (“REIT”) that acquires, develops, owns and operates self-storage facilities in the U.S. and Europe. The company reported better-than-expected rental revenue, combined with an unexpected decline in operating expenses and continued currency gains, which resulted in double-digit growth in net operating income year over year. The company also benefited from increased demand for storage space due to the unfortunate increase in foreclosure activity. Public Storage continued to generate strong cash flow, allowing management to pursue strategic options designed to enhance shareholder value.
AutoZone, Inc., the largest U.S. auto parts retail chain, also was a top contributor to performance, as the company’s earnings remained resilient throughout the year, despite a steep downturn in U.S. auto sales. The company reported consecutive quarters of better-than-expected earnings aided by improved profit margins and sales to the commercial sector. In addition, the company also expanded the number of its stores during the year to capitalize on increasing demand for replacement parts as car owners tried to extend the life of existing cars in this uncertain economic environment.
Alternatively, Coventry Health Care, Inc., the sixth-largest U.S. health insurer by market value, detracted from results throughout the year following profit warnings and a dampened 2008 outlook from major competitors. These announcements sparked a broad sell-off in the managed healthcare sector and fears of a downturn in business fundamentals for the industry. The company later reduced its 2008 outlook, prompted by higher medical cost trends in its Medicare and commercial risk businesses as well as lower revenue growth expectations. While we believe that the company can pass through a large portion of its higher costs to members, we believe the environment will remain challenged.
Shares of Williams Cos., Inc. a natural gas producer and pipeline company, declined partly in sympathy with the sector due to the sharp drop in energy prices. Further impacting the stock was weaker-than- expected midstream results from disruptions caused by Gulf Coast storms. We believe that the company remains attractive, as the pipeline business provides reliable cash flows while the exploration and production segments continue to increase its reserve base. During the latest earnings release, the company announced that it is exploring options designed to enhanced shareholder value, which has helped to reduce the stock’s volatility.
Jonathan K.L. Simon
Lawrence Playford, CFA
Gloria Fu, CFA

Co- Portfolio Managers
J.P. Morgan Investment Management Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(32.88)%	0.24%	3.15%	05/03/1999
Russell Midcap Value *	(38.44)%	0.33%	3.97%	05/03/1999
Service Class	(33.08)%	(0.02)%	4.22%	05/01/2003

NOTES

*	The Russell Midcap® Value Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.
This Fund was closed to new investors and new share purchases effective close of business December 9, 2005.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$737.02	0.89%	$3.89
Hypothetical (b)	1,000.00	1,020.66	0.89	4.52

Service Class
Actual	1,000.00	735.58	1.14	4.97
Hypothetical (b)	1,000.00	1,019.41	1.14	5.79

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (95.6%)
Aerospace & Defense (2.6%)
Alliant Techsystems, Inc. ‡ ^	37,700	$3,233
Precision Castparts Corp.	27,660	1,645
Auto Components (0.5%)
Wabco Holdings, Inc.	65,400	1,033
Beverages (0.5%)
Brown-Forman Corp. -Class B ^	17,974	925
Building Products (0.6%)
Owens Corning, Inc. ‡	67,900	1,175
Capital Markets (1.5%)
Affiliated Managers Group, Inc. ‡ ^	11,850	497
Northern Trust Corp. ^	13,500	704
T. Rowe Price Group, Inc. ^	44,500	1,577
Chemicals (3.8%)
Air Products & Chemicals, Inc.	16,000	804
Albemarle Corp.	127,300	2,839
PPG Industries, Inc.	49,500	2,100
Sigma-Aldrich Corp. ^	36,900	1,559
Commercial Banks (4.6%)
Cullen/Frost Bankers, Inc.	52,800	2,676
M&T Bank Corp. ^	52,200	2,997
Synovus Financial Corp. ^	193,900	1,609
Wilmington Trust Corp. ^	67,000	1,490
Commercial Services & Supplies (1.8%)
Republic Services, Inc. -Class A	139,050	3,447
Computers & Peripherals (0.5%)
NCR Corp. ‡	63,800	902
Construction Materials (0.4%)
Vulcan Materials Co. ^	10,700	744
Containers & Packaging (1.8%)
Ball Corp.	84,200	3,502
Distributors (1.8%)
Genuine Parts Co.	90,900	3,441
Diversified Consumer Services (0.4%)
H&R Block, Inc.	30,100	684
Diversified Telecommunication Services (1.1%)
CenturyTel, Inc. ^	46,900	1,282
Windstream Corp.	85,160	783
Electric Utilities (4.8%)
American Electric Power Co., Inc. ^	143,200	4,766
FirstEnergy Corp.	34,200	1,661
Westar Energy, Inc. ^	131,700	2,701
Electronic Equipment & Instruments (3.3%)
Amphenol Corp. -Class A	79,600	1,909
Arrow Electronics, Inc. ‡	129,000	2,430
Tyco Electronics, Ltd.	124,200	2,013
Energy Equipment & Services (0.4%)
Helix Energy Solutions Group, Inc. ‡ ^	101,600	736
Food & Staples Retailing (2.5%)
Safeway, Inc. ^	182,500	4,338
Supervalu, Inc.	31,700	463
Food Products (0.9%)
JM Smucker Co. ^	40,400	1,752
Gas Utilities (4.3%)
Energen Corp. ^	115,500	3,388
Equitable Resources, Inc.	60,500	2,030
Oneok, Inc.	45,400	1,322
Questar Corp. ^	47,000	1,536
Health Care Equipment & Supplies (1.2%)
Becton Dickinson & Co.	34,000	2,325
Health Care Providers & Services (3.1%)
Community Health Systems, Inc. ‡ ^	44,300	646
Coventry Health Care, Inc. ‡	95,850	1,426
Lincare Holdings, Inc. ‡ ^	86,800	2,338
VCA Antech, Inc. ‡ ^	73,300	1,457
Hotels, Restaurants & Leisure (2.4%)
Burger King Holdings, Inc. ^	85,300	2,037
Marriott International, Inc. -Class A ^	130,500	2,538
Household Durables (2.1%)
Fortune Brands, Inc. ^	84,400	3,484
Jarden Corp. ‡ ^	44,000	506
Household Products (0.9%)
Clorox Co.	31,000	1,722
Industrial Conglomerates (1.1%)
Carlisle Cos., Inc.	99,600	2,062
Insurance (12.1%)
Assurant, Inc.	128,350	3,851
Cincinnati Financial Corp. ^	134,225	3,902
Everest RE Group, Ltd. ^	37,800	2,878
Old Republic International Corp. ^	431,525	5,144
OneBeacon Insurance Group, Ltd. -Class A ^ §	178,747	1,866
Principal Financial Group, Inc. ^	105,500	2,381
W.R. Berkley Corp. ^	95,200	2,951
IT Services (1.0%)
Total System Services, Inc.	65,382	915
Western Union Co.	63,600	912
Machinery (1.2%)
Dover Corp.	58,500	1,926
Oshkosh Corp. ^	38,700	344
Media (3.4%)
Cablevision Systems Corp. -Class A	96,000	1,617
Clear Channel Outdoor Holdings, Inc. -Class A ‡ ^	157,884	971
Lamar Advertising Co. -Class A ‡ ^	23,500	295
Omnicom Group, Inc.	34,900	939
Scripps Networks Interactive, Inc. -Class A ^	26,400	581
Washington Post Co. -Class B ^	5,555	2,168
Metals & Mining (0.2%)
Century Aluminum Co. ‡ ^	36,600	366
Multi-Utilities (4.9%)
CMS Energy Corp. ^	276,600	2,796
PG&E Corp. ^	88,550	3,428
Xcel Energy, Inc.	169,800	3,150
Oil, Gas & Consumable Fuels (5.1%)
CVR Energy, Inc. ‡ ^	135,900	544
Devon Energy Corp. ^	35,700	2,346
Kinder Morgan Management LLC ‡ ^	52,657	2,105
Teekay Corp. ^	108,300	2,128
Williams Cos., Inc.	178,800	2,589
Pharmaceuticals (0.2%)
Warner Chilcott, Ltd. -Class A ‡ ^	21,800	316
Real Estate Investment Trusts (5.7%)
Kimco Realty Corp. ^	128,300	2,346
Plum Creek Timber Co., Inc. ^	16,100	559
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Real Estate Investment Trusts (continued)
Public Storage, Inc. ^	19,400	$1,542
Rayonier, Inc.	17,903	561
Regency Centers Corp. ^	49,400	2,307
Ventas, Inc. ^	25,500	856
Vornado Realty Trust ^	44,900	2,710
Real Estate Management & Development (0.8%)
Brookfield Properties Corp.	203,175	1,571
Software (1.2%)
Jack Henry & Associates, Inc.	119,300	2,316
Specialty Retail (5.2%)
AutoNation, Inc. ‡ ^	127,119	1,256
AutoZone, Inc. ‡ ^	15,550	2,169
Bed Bath & Beyond, Inc. ‡ ^	18,700	475
Sherwin-Williams Co. ^	31,600	1,888
Staples, Inc. ^	89,600	1,606
Tiffany & Co. ^	71,100	1,680
TJX Cos., Inc.	38,500	792
Textiles, Apparel & Luxury Goods (1.7%)
Columbia Sportswear Co. ^	21,800	771
V.F. Corp.	46,100	2,525
Thrifts & Mortgage Finance (1.2%)
People’s United Financial, Inc.	125,100	2,231
Tobacco (0.7%)
Lorillard, Inc.	25,200	1,420
Water Utilities (0.5%)
American Water Works Co., Inc. ^	43,300	904
Wireless Telecommunication Services (1.6%)
Telephone & Data Systems, Inc. -Class L ^	111,000	3,119

Total Common Stocks (cost $249,787)		182,247

	Principal
REPURCHASE AGREEMENT (3.3%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $6,272 on 01/02/2009 à •	$6,272	6,272

Total Repurchase Agreement (cost $6,272)		6,272

	Shares
SECURITIES LENDING COLLATERAL (9.2%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	17,439,082	17,439

Total Securities Lending Collateral (cost $17,439)		17,439

Total Investment Securities (cost $273,498) #		$205,958

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $17,007.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $6,499.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

§	Illiquid. At 12/31/2008, this security aggregated to $1,866, or 0.98%, of the Fund’s net assets.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $277,396. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,158 and $72,596, respectively. Net unrealized depreciation for tax purposes is $71,438.
DEFINITION:
LLC            Limited Liability Company
The following is a summary of the fair valuations according to the inputs used as of December 31,
2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$199,686	$6,272	$—	$205,958
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $273,498) (including securities loaned of $17,007)	$205,958
Receivables:
Investment securities sold	1,765
Income from loaned securities	26
Dividends	426

208,175

Liabilities:
Investment securities purchased	98
Accounts payable and accrued liabilities:
Shares redeemed	2
Management and advisory fees	130
Administration fees	3
Payable for collateral for securities on loan	17,439
Other	36

17,708

Net Assets	$190,467

Net Assets Consist of:
Capital Stock ($.01 par value)	$206
Additional paid-in capital	258,177
Undistributed net investment income	3,682
Accumulated net realized loss from investment securities	(4,058)
Net unrealized depreciation on:
Investment securities	(67,540)

Net Assets	$190,467

Net Assets by Class:
Initial Class	$190,306
Service Class	161
Shares Outstanding:
Initial Class	20,577
Service Class	18
Net Asset Value and Offering Price Per Share:
Initial Class	$9.25
Service Class	9.22
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $15)	$5,502
Interest	92
Income from loaned securities-net	269

5,863

Expenses:
Management and advisory fees	2,107
Printing and shareholder reports	18
Custody fees	43
Administration fees	51
Legal fees	11
Audit fees	18
Trustees fees	8
Transfer agent fees	4
Distribution and service fees:
Service Class	1
Other	6

Total expenses	2,267

Net Investment Income	3,596

Net Realized Loss from:
Investment securities	(3,612)

Net Decrease in Unrealized Depreciation on:
Investment securities	(94,363)

Net Realized and Unrealized Loss	(97,975)

Net Decrease In Net Assets Resulting from Operations	$(94,379)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$3,596	$3,965
Net realized gain (loss) from investment securities	(3,612)	28,059
Change in net unrealized depreciation on investment securities	(94,363)	(21,533)

Net increase (decrease) in net assets resulting from operations	(94,379)	10,491

Distributions to Shareholders:
From net investment income:
Initial Class	(3,454)	(3,541)
Service Class	(3)	(3)

	(3,457)	(3,544)

From net realized gains:
Initial Class	(28,206)	(22,858)
Service Class	(35)	(29)

	(28,241)	(22,887)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	12,574	2,391
Service Class	—	1

	12,574	2,392

Dividends and distributions reinvested:
Initial Class	31,660	26,399
Service Class	38	32

	31,698	26,431

Cost of shares redeemed:
Initial Class	(64,862)	(29,503)
Service Class	(162)	(98)

	(65,024)	(29,601)

Net decrease in net assets from capital shares transactions	(20,752)	(778)

Net decrease in net assets	(146,829)	(16,718)

Net Assets:
Beginning of year	337,296	354,014

End of year	$190,467	$337,296

Undistributed Net Investment Income	$3,682	$3,530

Share Activity:
Shares issued:
Initial Class	1,442	140
Service Class	1	—

	1,443	140

Shares issued-reinvested from distributions:
Initial Class	2,515	1,653
Service Class	3	2

	2,518	1,655

Shares redeemed:
Initial Class	(4,715)	(1,751)
Service Class	(14)	(5)

	(4,729)	(1,756)

Net increase (decrease) in shares outstanding:
Initial Class	(758)	42
Service Class	(10)	(3)

	(768)	39

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$15.79	$16.60	$15.89	$14.81	$12.93
Investment Operations
Net investment income(a)	0.19	0.19	0.17	0.13	0.08
Net realized and unrealized gain (loss)	(4.89)	0.29	2.39	1.22	1.81

Total operations	(4.70)	0.48	2.56	1.35	1.89

Distributions
From net investment income	(0.20)	(0.17)	(0.15)	(0.03)	(0.01)
From net realized gains	(1.64)	(1.12)	(1.70)	(0.24)	—

Total distributions	(1.84)	(1.29)	(1.85)	(0.27)	(0.01)

Net Asset Value
End of year	$9.25	$15.79	$16.60	$15.89	$14.81

Total Return(b)	(32.88)%	2.83%	17.25%	9.15%	14.58%
Net Assets End of Year (000’s)	$190,306	$336,861	$353,498	$338,377	$295,909
Ratio and Supplemental Data
Expenses to average net assets	0.88%	0.87%	0.88%	0.89%*	1.00%^
Net investment income, to average net assets	1.40%	1.10%	1.02%	0.82%	0.58%
Portfolio turnover rate	43%	45%	40%	68%	109%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$15.73	$16.54	$15.83	$14.77	$12.92
Investment Operations
Net investment income(a)	0.14	0.15	0.13	0.09	0.04
Net realized and unrealized gain (loss)	(4.87)	0.28	2.37	1.22	1.82

Total operations	(4.73)	0.43	2.50	1.31	1.86

Distributions
From net investment income	(0.14)	(0.12)	(0.09)	(0.01)	(0.01)
From net realized gains	(1.64)	(1.12)	(1.70)	(0.24)	—

Total distributions	(1.78)	(1.24)	(1.79)	(0.25)	(0.01)

Net Asset Value
End of year	$9.22	$15.73	$16.54	$15.83	$14.77

Total Return(b)	(33.08)%	2.53%	16.96%	8.86%	14.36%
Net Assets End of Year (000’s)	$161	$435	$516	$614	$470
Ratio and Supplemental Data
Expenses to average net assets	1.13%	1.12%	1.13%	1.14%*	1.25%^
Net investment income, to average net assets	1.08%	0.89%	0.77%	0.59%	0.27%
Portfolio turnover rate	43%	45%	40%	68%	109%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(*)	Includes recaptured expenses by the investment adviser. The impact of recaptured expense was 0.02% (see Note 2).

(^)	Includes recaptured expenses by the investment adviser. The impact of recaptured expense was 0.07% (see Note 2).
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, JPMorgan Mid Cap Value also changed its name to Transamerica JPMorgan Mid Cap Value VP (“the Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $17 are included in net realized loss in the Statement of Operations.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products.
AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$11,795	6.19%

Transamerica Asset Allocation-Growth VP	32,605	17.12

Transamerica Asset Allocation-Moderate VP	21,578	11.33

Transamerica Asset Allocation-Moderate Growth VP	97,199	51.03

Total	$163,177	85.67%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $100 million	0.85%
Over $100 million	0.80%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $8 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$108,377
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	156,255
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$13
Undistributed (accumulated) net realized gain (loss) from investment securities	$(13)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$8,048
Long-term Capital Gain	18,383

2008 Distributions paid from:
Ordinary Income	3,457
Long-term Capital Gain	28,241
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$3,625

Undistributed Long-term Capital Gain	$6,419

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(6,579)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(71,381)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica JPMorgan Mid Cap Value VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica JPMorgan Mid Cap Value VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $28,241 for the year ended December 31, 2008.

14

Transamerica Legg Mason Partners All Cap VP
(unaudited)
MARKET ENVIRONMENT
We believe the stock market may have made an important low in November 2008. It is clear that the U.S. economy will be weak in early 2009 but heroic monetary and fiscal stimulus is being applied to it. Interest rates, at the short end, are essentially zero and the message being sent to investors is that risk aversion will generate little beyond safety in terms of return.
We believe the U.S. stock market will be the best market in 2009. In the last few years, funds flows have been away from U.S. stocks and we believe this is a good contrary indicator. If we exclude the financials sector, the corporate sector in the U.S. is stronger than at any time in the last 50 years. We recently ran a screen for all companies whose net cash position (cash-total debt) was at least 10% of their equity values. Our screen generated hundreds of companies meeting the test.
We like companies in drug distribution and infrastructure because they may actually benefit from political trends in 2009 and be less subject to the trajectory of the U.S. economy. Many energy and resource stocks have been beaten down to where they represent compelling value. Deflation may predominate for much of 2009, but the growth in the Federal Reserve Board (“Fed”) balance sheet and the rapid growth in the money supply suggest renewed inflationary problems in the future. We suspect that technology stocks are completing a 9-year consolidation/correction and could be a positive surprise in 2009. In financials we favor companies such as those in asset management that have fewer of the problems facing banks and other segments of the sector.
The 2008 market decline was one of the most severe in history. De-levering by hedge funds caused unusually sharp declines during the last 4-5 months of the year. We believe the economy will only recover slowly but that stocks will discount this well in advance.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Legg Mason Partners All Cap VP Initial Class returned (36.36)%. By comparison its benchmark, the Russell 3000 Index, returned (37.31)%.
STRATEGY REVIEW
For the year ending December 31, 2008, stock selection in financial, health care, and materials sectors contributed to relative performance while stock selection in energy and information technology sectors detracted from relative performance.
Individual stocks that were the greatest contributors to portfolio performance included: Wal-Mart Stores, Inc., Barrick Gold Corp., Chubb Corp., CNA Surety Corp. and VISA Inc. The largest detractors from performance included Bank of America Corp., McDermott International Inc. State Street Corp., Texas Instruments Inc., and Halliburton Co.
John J. Goode
Peter J. Hable
Co-Portfolio Managers
ClearBridge Advisors, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(36.36)%	(2.84)%	2.16%	05/03/1999
Russell 3000 *	(37.31)%	(1.95)%	(1.62)%	05/03/1999
Service Class	(36.54)%	(3.08)%	1.76%	05/01/2003

NOTES

*	The Russell 3000® Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
Investments in a “non-diversified” portfolio may be subject to specific risks such as susceptibility to single economic, political, or regulatory events, and may be subject to greater loss than investments in a diversified portfolio. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$716.36	0.88%	$3.80
Hypothetical (b)	1,000.00	1,020.71	0.88	4.47

Service Class
Actual	1,000.00	715.30	1.13	4.87
Hypothetical (b)	1,000.00	1,019.46	1.13	5.74

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (98.5%)
Aerospace & Defense (5.8%)
Boeing Co.	44,110	$1,882
Honeywell International, Inc.	75,816	2,489
Raytheon Co.	82,110	4,191
Air Freight & Logistics (2.3%)
United Parcel Service, Inc. -Class B	62,750	3,461
Building Products (0.4%)
Simpson Manufacturing Co., Inc.	23,790	660
Capital Markets (1.8%)
Franklin Resources, Inc.	42,300	2,698
Chemicals (1.4%)
E.I. duPont de Nemours & Co.	81,750	2,068
Commercial Banks (4.0%)
Comerica, Inc.	68,190	1,354
East-West Bancorp, Inc.	35,961	574
State Street Corp.	82,400	3,241
Synovus Financial Corp.	94,730	786
Communications Equipment (2.8%)
Cisco Systems, Inc. ‡	214,402	3,495
Telefonaktiebolaget LM Ericsson ADR	98,130	766
Computers & Peripherals (1.7%)
IBM Corp.	31,100	2,617
Construction & Engineering (0.9%)
Fluor Corp.	8,400	377
Jacobs Engineering Group, Inc. ‡	8,300	399
Perini Corp. ‡	21,760	509
Diversified Financial Services (5.6%)
Bank of America Corp.	264,600	3,726
JPMorgan Chase & Co.	146,140	4,608
Energy Equipment & Services (5.7%)
Baker Hughes, Inc.	64,440	2,067
Halliburton Co.	108,980	1,981
Schlumberger, Ltd.	56,320	2,384
Transocean, Ltd. ‡	17,686	836
Weatherford International, Ltd. ‡	106,420	1,151
Food & Staples Retailing (3.6%)
Wal-Mart Stores, Inc.	96,200	5,393
Food Products (4.1%)
Kraft Foods, Inc. -Class A	91,481	2,456
Unilever PLC ADR	90,234	2,077
Unilever PLC	69,930	1,606
Health Care Providers & Services (1.2%)
McKesson Corp.	44,900	1,739
Industrial Conglomerates (2.8%)
General Electric Co.	144,860	2,347
McDermott International, Inc. ‡	184,360	1,821
Insurance (6.5%)
Allied World Assurance Co. Holdings, Ltd.	35,080	1,424
Chubb Corp.	103,090	5,258
CNA Surety Corp. ‡	166,026	3,188
Internet Software & Services (1.3%)
eBay, Inc. ‡	139,110	1,942
Life Sciences Tools & Services (0.6%)
ENZO Biochem, Inc. ‡	188,756	923
Machinery (2.7%)
Caterpillar, Inc.	48,704	2,176
Dover Corp.	51,520	1,696
PACCAR, Inc.	11,790	337
Media (4.4%)
Time Warner, Inc.	269,170	2,708
Walt Disney Co.	172,104	3,905
Metals & Mining (2.6%)
Barrick Gold Corp.	73,280	2,695
Norsk Hydro ASA	100,900	411
Nucor Corp.	16,790	776
Oil, Gas & Consumable Fuels (5.1%)
Anadarko Petroleum Corp.	57,630	2,222
Chevron Corp.	27,950	2,067
ConocoPhillips	16,170	838
Exxon Mobil Corp.	25,680	2,050
Murphy Oil Corp.	7,730	343
Paper & Forest Products (1.0%)
Weyerhaeuser Co.	47,210	1,445
Pharmaceuticals (12.4%)
Abbott Laboratories	74,408	3,971
Johnson & Johnson	64,390	3,852
Merck & Co., Inc.	66,190	2,012
Novartis AG ADR	89,410	4,449
Wyeth	115,997	4,351
Professional Services (0.3%)
Robert Half International, Inc.	19,720	411
Real Estate Investment Trusts (0.3%)
LaSalle Hotel Properties	39,850	440
Semiconductors & Semiconductor Equipment (7.4%)
Applied Materials, Inc.	368,150	3,729
Novellus Systems, Inc. ‡	123,670	1,526
Taiwan Semiconductor Manufacturing Co., Ltd. ADR	331,379	2,618
Texas Instruments, Inc.	201,590	3,129
Verigy, Ltd. ‡	20,892	201
Software (3.3%)
Citrix Systems, Inc. ‡	32,540	767
Lawson Software, Inc. ‡	163,935	777
Microsoft Corp.	181,420	3,527
Specialty Retail (4.0%)
Gap, Inc.	114,560	1,534
Home Depot, Inc.	165,690	3,814
Penske Auto Group, Inc.	46,180	355
Williams-Sonoma, Inc.	50,640	398
Thrifts & Mortgage Finance (0.1%)
MGIC Investment Corp.	54,176	189
Wireless Telecommunication Services (2.4%)
Vodafone Group PLC ADR	178,014	3,639

Total Common Stocks (cost $180,351)		147,852

	Principal
REPURCHASE AGREEMENT (1.3%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $1,938 on 01/02/2009 • à	$1,938	1,938

Total Repurchase Agreement (cost $1,938)		1,938

Total Investment Securities (cost $182,289) #		$149,790

The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)
NOTES TO SCHEDULE OF INVESTMENTS:
‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $2,250.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $182,693. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $8,242 and $41,145, respectively. Net unrealized depreciation for tax purposes is $32,903.
DEFINITIONS:

ADR	American Depositary Receipt
PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$ 145,834	$3,956	$—	$149,790
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $182,289)	$149,790
Receivables:
Investment securities sold	639
Shares sold	2
Dividends	401

150,832

Liabilities:
Investment securities purchased	482
Accounts payable and accrued liabilities:
Shares redeemed	49
Management and advisory fees	106
Distribution and service fees	1
Administration fees	2
Other	48

688

Net Assets	$150,144

Net Assets Consist of:
Capital Stock ($.01 par value)	$202
Additional paid-in capital	185,658
Undistributed net investment income	3,730
Accumulated net realized loss from investment securities and foreign currency transactions	(6,947)
Net unrealized depreciation on:
Investment securities	(32,499)

Net Assets	$150,144

Net Assets by Class:
Initial Class	$146,079
Service Class	4,065
Shares Outstanding:
Initial Class	19,666
Service Class	549
Net Asset Value and Offering Price Per Share:
Initial Class	$7.43
Service Class	7.41
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $44)	$5,560
Interest	37
Income from loaned securities-net	145

5,742

Expenses:
Management and advisory fees	1,847
Printing and shareholder reports	18
Custody fees	37
Administration fees	46
Legal fees	10
Audit fees	18
Trustees fees	7
Transfer agent fees	4
Registration fees	— (a)
Distribution and service fees:
Service Class	20
Other	5

Total expenses	2,012

Net Investment Income	3,730

Net Realized Loss from:
Investment securities	(6,360)
Foreign currency transactions	(2)

(6,362)

Net Decrease in Unrealized Depreciation on:
Investment securities	(94,168)

Net Realized and Unrealized Loss	(100,530)

Net Decrease In Net Assets Resulting from Operations	$(96,800)

(a)	Rounds to less than $1.
The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$3,730	$3,934
Net realized gain (loss) from investment securities and foreign currency transactions	(6,362)	32,903
Change in net unrealized depreciation on investment securities	(94,168)	(31,499)

Net increase (decrease) in net assets resulting from operations	(96,800)	5,338

Distributions to Shareholders:
From net investment income:
Initial Class	(3,819)	(4,415)
Service Class	(109)	(149)

	(3,928)	(4,564)

From net realized gains:
Initial Class	(31,688)	(17,584)
Service Class	(1,173)	(694)

	(32,861)	(18,278)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	3,443	11,134
Service Class	1,379	3,259

	4,822	14,393

Dividends and distributions reinvested:
Initial Class	35,507	21,999
Service Class	1,282	843

	36,789	22,842

Cost of shares redeemed:
Initial Class	(61,339)	(89,664)
Service Class	(5,874)	(4,234)

	(67,213)	(93,898)

Net decrease in net assets from capital shares transactions	(25,602)	(56,663)

Net decrease in net assets	(159,191)	(74,167)

Net Assets:
Beginning of year	309,335	383,502

End of year	$150,144	$309,335

Undistributed Net Investment Income	$3,730	$3,930

Share Activity:
Shares issued:
Initial Class	334	749
Service Class	127	220

	461	969

Shares issued-reinvested from distributions:
Initial Class	3,421	1,581
Service Class	124	61

	3,545	1,642

Shares redeemed:
Initial Class	(5,514)	(6,072)
Service Class	(563)	(292)

	(6,077)	(6,364)

Net decrease in shares outstanding:
Initial Class	(1,759)	(3,742)
Service Class	(312)	(11)

	(2,071)	(3,753)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$13.88	$14.73	$14.71	$14.22	$13.06
Investment Operations
Net investment income(a)	0.18	0.16	0.18	0.10	0.07
Net realized and unrealized gain (loss)	(4.67)	(0.01)	2.26	0.48	1.12

Total operations	(4.49)	0.15	2.44	0.58	1.19

Distributions
From net investment income	(0.21)	(0.20)	(0.16)	(0.09)	(0.03)
From net realized gains	(1.75)	(0.80)	(2.26)	—	—

Total distributions	(1.96)	(1.00)	(2.42)	(0.09)	(0.03)

Net Asset Value
End of year	$7.43	$13.88	$14.73	$14.71	$14.22

Total Return(b)	(36.36)%	1.04%	18.56%	4.08%	9.14%
Net Assets End of Year (000’s)	$146,079	$297,425	$370,692	$379,373	$611,410
Ratio and Supplemental Data
Expenses to average net assets	0.86%	0.87%	0.88%	0.86%	0.87%
Net investment income, to average net assets	1.62%	1.11%	1.22%	0.68%	0.53%
Portfolio turnover rate	35%	15%	15%	33%	36%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$13.83	$14.69	$14.68	$14.21	$13.08
Investment Operations
Net investment income(a)	0.15	0.13	0.15	0.06	0.06
Net realized and unrealized gain (loss)	(4.66)	(0.02)	2.25	0.48	1.10

Total operations	(4.51)	0.11	2.40	0.54	1.16

Distributions
From net investment income	(0.16)	(0.17)	(0.13)	(0.07)	(0.03)
From net realized gains	(1.75)	(0.80)	(2.26)	—	—

Total distributions	(1.91)	(0.97)	(2.39)	(0.07)	(0.03)

Net Asset Value
End of year	$7.41	$13.83	$14.69	$14.68	$14.21

Total Return(b)	(36.54)%	0.77%	18.29%	3.81%	8.90%
Net Assets End of Year (000’s)	$4,065	$11,910	$12,810	$8,680	$7,496
Ratio and Supplemental Data
Expenses to average net assets	1.11%	1.12%	1.13%	1.11%	1.13%
Net investment income, to average net assets	1.35%	0.86%	0.99%	0.44%	0.42%
Portfolio turnover rate	35%	15%	15%	33%	36%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Legg Mason Partners All Cap also changed its name to Transamerica Legg Mason Partners All Cap VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund is “non-diversified” under the 1940 Act.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities, that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $20 are included in net realized loss in the Statement of Operations.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV.
AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.80%
Over $500 million	0.675%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          0.90% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $6 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$79,989
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	138,512
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(2)
Undistributed (accumulated) net realized gain (loss) from investment securities	$2
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$4,305	December 31, 2016

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$5,500
Long-term Capital Gain	17,342

2008 Distributions paid from:
Ordinary Income	4,736
Long-term Capital Gain	32,053
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$3,727

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(4,305)

Post October Capital Loss Deferral	$(2,234)

Post October Currency Loss Deferral	$(2)

Net Unrealized Appreciation (Depreciation)	$(32,902)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Legg Mason Partners All Cap VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Legg Mason Partners All Cap VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $32,053 for the year ended December 31, 2008.

14

Transamerica Marsico Growth VP
(unaudited)
MARKET ENVIRONMENT
U.S. large capitalization equities, as measured by the Standard and Poor’s 500 Composite Stock Index (“S&P 500”), posted sharp declines for the one-year period ended December 31, 2008.
From the perspective of economic sector performance (using GICS classifications for the S&P 500 as a reference point), weakness was widespread. All ten sectors in the S&P 500 had a negative return. Financials (55%), materials (46%), and information technology (43%) were the worst-performing sectors. Consumer staples was the best-performing sector with a return of (15%). All other sectors were down between 23% and 40%.
Large capitalization equities underperformed their small capitalization counterparts by more than 3% (based on the Russell 1000® and Russell 2000® Index performance), although it bears mentioning that both indexes — with returns of (37.60%) and (33.79%), respectively — were deeply “in the red”. Within the US large capitalization arena, value narrowly outperformed growth during the period. The Russell 1000® Value Index and Russell 1000® Growth Index (“Russell 1000® Growth”) had total returns of (36.85%) and (38.44%), respectively.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Marsico Growth VP Initial Class returned (40.95%). By comparison its primary and secondary benchmarks, the S&P 500 and the Russell 1000® Growth, returned (37.00%) and (38.44%), respectively.
STRATEGY REVIEW
Against the backdrop of an exceedingly turbulent and volatile market, the portfolio underperformed the S&P 500, its primary benchmark index, for the annual period.
The portfolio’s stock selection in the energy sector was a material detractor to performance results. Transocean, Ltd., Petroleo Brasileiro SA, and Schlumberger, Ltd. posted sharp declines and were among the portfolio’s weakest performing individual positions.
The portfolio’s performance was further hurt by stock selection and positioning in the health care and consumer staples sectors. Health care and consumer staples were the strongest-performing areas of the benchmark index and the portfolio could have benefitted by having more investments in these areas. The portfolio’s results were also hampered by stock selection in the sectors. The portfolio’s positions in health care services company UnitedHealth Group, Inc. and beverage company Heineken NV slid (49%) and (55%), respectively, prior to being sold from the portfolio.
In the telecommunication services sector, wireless providers China Mobile, Ltd. and America Movil SAB de CV each declined sharply prior to being sold. Other individual holdings having a material negative impact on performance included technology company Apple, Inc., financials position Goldman Sachs Group, Inc., and hotel/casino operator Las Vegas Sands Corp.
There were a few areas that out-performed the portfolio’s index. While the portfolio’s financials positions posted a collective return of (40%), the return exceeded the (55%) return of the benchmark index’s financials sector.
Certain of the portfolio’s consumer discretionary positions posted solid, positive returns, including McDonald’s Corp. and Amazon.com, Inc. An overweighted posture in the consumer discretionary sector further benefitted the portfolio, as the sector was among the strongest-performing areas of the benchmark index.
During the reporting period, the portfolio’s average sector allocations emphasized the industrials, consumer discretionary, financials, and information technology sectors. As of December 31, 2008, the portfolio had no exposure to the utilities and telecommunication services sectors.
The portfolio held an average of 10% in cash and cash equivalents during the 12-month period. As of December 31, 2008, cash and cash equivalents represented more than 12% of the portfolio’s net assets. The elevated cash level provided a measure of protection in the adverse market environment. We believe that the portfolio’s cash positions will decrease as we identify new investment opportunities and add selectively to existing holdings.
Thomas F. Marsico
Portfolio Manager
Marsico Capital Management, LLC*

*	Columbia Management Advisors, LLC entered into an agreement with Marsico Capital Management, LLC (“Marsico”) under which Marsico provides portfolio management to the portfolio.

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(40.95)%	(1.80)%	(2.37)%	05/03/1999
S&P 500*	(37.00)%	(2.19)%	(2.31)%	05/03/1999
Russell 1000 Growth *	(38.44)%	(3.42)%	(5.04)%	05/03/1999
Service Class	(41.13)%	(2.05)%	1.41%	05/01/2003

NOTES
*     The Standard and Poor’s 500 Composite Stock (S&P 500) Index and the Russell 1000® Growth Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$677.90	0.82%	$3.46
Hypothetical (b)	1,000.00	1,021.01	0.82	4.17

Service Class
Actual	1,000.00	677.26	1.07	4.51
Hypothetical (b)	1,000.00	1,019.76	1.07	5.43

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
PREFERRED STOCK (0.4%)
Commercial Banks (0.4%)
Wachovia Corp. -Class A, 8.00% ▲	80,250	$1,762

Total Preferred Stock (cost $1,542)		1,762

COMMON STOCKS (87.3%)
Aerospace & Defense (7.1%)
General Dynamics Corp.	214,353	12,345
Lockheed Martin Corp.	226,054	19,007
Biotechnology (5.3%)
Genentech, Inc. ‡	235,373	19,515
Gilead Sciences, Inc. ‡ ^	77,849	3,981
Capital Markets (2.4%)
Goldman Sachs Group, Inc.	124,834	10,535
Chemicals (6.8%)
Air Products & Chemicals, Inc.	70,968	3,568
Monsanto Co.	256,205	18,024
Praxair, Inc.	145,084	8,612
Commercial Banks (10.4%)
Industrial & Commercial Bank of China -Class H	22,350,000	11,866
US Bancorp ^	538,943	13,479
Wells Fargo & Co. ^	712,775	21,013
Communications Equipment (2.3%)
Qualcomm, Inc.	284,491	10,193
Computers & Peripherals (2.6%)
Apple, Inc. ‡ ^	134,160	11,450
Diversified Financial Services (1.0%)
JPMorgan Chase & Co.	142,936	4,507
Electrical Equipment (0.6%)
ABB, Ltd. ADR	167,864	2,520
Energy Equipment & Services (3.7%)
Cameron International Corp. ‡ ^	87,370	1,791
Schlumberger, Ltd.	106,121	4,492
Transocean, Ltd. ‡	211,987	10,016
Food & Staples Retailing (6.8%)
Costco Wholesale Corp.	167,282	8,782
CVS Caremark Corp.	467,107	13,425
Wal-Mart Stores, Inc.	141,809	7,950
Hotels, Restaurants & Leisure (12.5%)
Las Vegas Sands Corp. ‡ ^	1,063,035	6,304
McDonald’s Corp.	595,193	37,015
Wynn Resorts, Ltd. ‡ ^	68,947	2,914
Yum! Brands, Inc. ^	279,732	8,811
Internet & Catalog Retail (0.3%)
Amazon.com, Inc. ‡ ^	29,813	1,529
Internet Software & Services (1.1%)
Google, Inc. -Class A ‡	16,279	5,008
IT Services (6.6%)
Mastercard, Inc. -Class A ^	98,925	14,139
Visa, Inc. -Class A	282,591	14,822
Machinery (0.4%)
Deere & Co.	45,994	1,762
Media (0.4%)
Walt Disney Co.	83,029	1,884
Multiline Retail (1.4%)
Target Corp. ^	176,994	6,112
Oil, Gas & Consumable Fuels (0.9%)
Devon Energy Corp.	23,572	1,549
Petroleo Brasileiro SA ADR	94,161	2,306
Pharmaceuticals (2.0%)
Johnson & Johnson	76,684	4,588
Schering-Plough Corp.	255,611	4,353
Real Estate Management & Development (1.1%)
St Joe Co. ‡	191,103	4,648
Road & Rail (6.0%)
Norfolk Southern Corp. ^	191,855	9,027
Union Pacific Corp. ^	366,719	17,529
Software (0.4%)
Oracle Corp. ‡ ^	97,709	1,732
Specialty Retail (2.9%)
Lowe’s Cos., Inc.	601,115	12,936
Textiles, Apparel & Luxury Goods (2.3%)
Nike, Inc. -Class B	200,885	10,245

Total Common Stocks (cost $458,092)		386,284

	Principal
REPURCHASE AGREEMENT (12.2%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $53,987 on 01/02/2009 à •	$53,987	53,987

Total Repurchase Agreement (cost $53,987)		53,987

	Shares
SECURITIES LENDING COLLATERAL (7.2%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	31,893,061	31,893

Total Securities Lending Collateral (cost $31,893)		31,893

Total Investment Securities (cost $545,514) #		$473,926

NOTES TO SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

‡	Non-income producing security.

^	All or a portion of this security is on loan. The value of all securities on loan is $31,027.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $55,069.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $558,279. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $6,150 and $90,503, respectively. Net unrealized depreciation for tax purposes is $84,353.
DEFINITION:

ADR	American Depositary Receipt
The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$ 408,073	$65,853	$—	$473,926
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $491,527)
(including securities loaned of $31,027)	$419,939
Repurchase agreement, at value (cost: $53,987)	53,987
Receivables:
Shares sold	61
Income from loaned securities	52
Dividends	619
Dividend reclaims	50

474,708

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	8
Management and advisory fees	305
Distribution and service fees	2
Transfer agent fees	1
Administration fees	8
Payable for collateral for securities on loan	31,893
Other	54

32,271

Net Assets	$442,437

Net Assets Consist of:
Capital Stock ($.01 par value)	$599
Additional paid-in capital	622,895
Undistributed net investment income	4,222
Accumulated net realized loss from investment
securities and foreign currency transactions	(113,691)
Net unrealized depreciation on:
Investment securities	(71,588)

Net Assets	$442,437

Net Assets by Class:
Initial Class	$433,973
Service Class	8,464
Shares Outstanding:
Initial Class	58,778
Service Class	1,158
Net Asset Value and Offering Price Per Share:
Initial Class	$7.38
Service Class	7.31
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $54)	$7,618
Interest	526
Income from loaned securities-net	604

8,748

Expenses:
Management and advisory fees	4,583
Printing and shareholder reports	41
Custody fees	99
Administration fees	120
Legal fees	26
Audit fees	18
Trustees fees	19
Transfer agent fees	11
Distribution and service fees:
Service Class	34
Other	13

Total expenses	4,964

Net Investment Income	3,784

Net Realized Loss from:
Investment securities	(112,065)
Foreign currency transactions	(46)

(112,111)

Net Decrease in Unrealized Depreciation on:
Investment securities	(197,453)

Net Realized and Unrealized Loss	(309,564)

Net Decrease In Net Assets Resulting from Operations	$(305,780)

The notes to the financial statements are an integral part of this report.

6

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$3,784	$3,228
Net realized gain (loss) from investment securities and foreign currency transactions	(112,111)	18,919
Change in net unrealized appreciation (depreciation) on investment securities	(197,453)	80,184

Net increase (decrease) in net assets resulting from operations	(305,780)	102,331

Distributions to Shareholders:
From net investment income:
Initial Class	(2,847)	(162)
Service Class	(33)	—

	(2,880)	(162)

From net realized gains:
Initial Class	(19,342)	(6,211)
Service Class	(466)	(143)

	(19,808)	(6,354)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	69,476	446,126
Service Class	5,385	5,826

	74,861	451,952

Dividends and distributions reinvested:
Initial Class	22,189	6,373
Service Class	499	143

	22,688	6,516

Cost of shares redeemed:
Initial Class	(43,525)	(50,232)
Service Class	(7,536)	(3,840)

	(51,061)	(54,072)

Net increase in net assets from capital shares transactions	46,488	404,396

Net increase (decrease) in net assets	(281,980)	500,211

Net Assets:
Beginning of year	724,417	224,206

End of year	$442,437	$724,417

Undistributed Net Investment Income	$4,222	$3,367

Share Activity:
Shares issued:
Initial Class	6,256	38,823
Service Class	511	485

	6,767	39,308

Shares issued-reinvested from distributions:
Initial Class	2,097	552
Service Class	48	12

	2,145	564

Shares redeemed:
Initial Class	(4,109)	(4,269)
Service Class	(755)	(330)

	(4,864)	(4,599)

Net increase in shares outstanding:
Initial Class	4,244	35,106
Service Class	(196)	167

	4,048	35,273

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.96	$10.88	$10.34	$9.53	$8.49
Investment Operations
Net investment income(a)	0.06	0.07	0.02	0.01	0.01
Net realized and unrealized gain (loss)	(5.25)	2.13	0.53	0.81	1.03

Total operations	(5.19)	2.20	0.55	0.82	1.04

Distributions
From net investment income	(0.05)	— (b)	(0.01)	(0.01)	—
From net realized gains	(0.34)	(0.12)	—	—	—

Total distributions	(0.39)	(0.12)	(0.01)	(0.01)	—

Net Asset Value
End of year	$7.38	$12.96	$10.88	$10.34	$9.53

Total Return(c)	(40.95)%	20.40%	5.36%	8.58%	12.25%
Net Assets End of Year (000’s)	$433,973	$707,025	$211,386	$194,775	$143,150
Ratio and Supplemental Data
Expenses to average net assets	0.82%	0.81%	0.87%	0.88%	0.87%
Net investment income, to average net assets	0.63%	0.55%	0.17%	0.15%	0.15%
Portfolio turnover rate	77%	56%	67%	66%	80%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.85	$10.81	$10.28	$9.50	$8.48
Investment Operations
Net investment income (loss)(a)	0.04	0.04	(0.01)	(0.01)	(0.01)
Net realized and unrealized gain (loss)	(5.21)	2.12	0.54	0.79	1.03

Total operations	(5.17)	2.16	0.53	0.78	1.02

Distributions
From net investment income	(0.03)	—	—	—	—
From net realized gains	(0.34)	(0.12)	—	—	—

Total distributions	(0.37)	(0.12)	—	—	—

Net Asset Value
End of year	$7.31	$12.85	$10.81	$10.28	$9.50

Total Return(c)	(41.13)%	20.13%	5.16%	8.21%	12.03%
Net Assets End of Year (000’s)	$8,464	$17,392	$12,820	$12,217	$5,818
Ratio and Supplemental Data
Expenses to average net assets	1.07%	1.06%	1.12%	1.13%	1.10%
Net investment income (loss), to average net assets	0.36%	0.30%	(0.08)%	(0.12)%	(0.07)%
Portfolio turnover rate	77%	56%	67%	66%	80%

(a)	Calculation is based on average number of shares outstanding.

(b)	Rounds to less than ($0.01) or $0.01.

(c)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Marsico Growth also changed its name to Transamerica Marsico Growth VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $11 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$26,576	6.01%
Transamerica Asset Allocation-Growth VP	64,993	14.69
Transamerica Asset Allocation-Moderate VP	82,525	18.65
Transamerica Asset Allocation-Moderate Growth VP	199,118	45.00

Total	$373,212	84.35%

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million up to $500 million	0.75%
Over $500 million up to $1 billion	0.70%
Over $1 billion	0.60%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $18 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, and was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$443,656
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	426,331
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences.
These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(49)
Undistributed (accumulated) net realized gain (loss) from investment securities	$49
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$82,250	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$162
Long-term Capital Gain	6,353

2008 Distributions paid from:
Ordinary Income	5,005
Long-term Capital Gain	17,683
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$4,082

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(82,250)

Post October Capital Loss Deferral	$(18,536)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(84,353)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Marsico Growth VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Marsico Growth VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $17,683 for the year ended December 31, 2008.

14

Transamerica MFS High Yield VP
(unaudited)
MARKET ENVIRONMENT
The U.S. economy and financial markets experienced significant deterioration and extraordinary volatility over the reporting period. U.S. economic growth slowed significantly, despite the short-term bounce from the second quarter fiscal stimulus. Strong domestic headwinds included accelerated deterioration in the housing market, anemic corporate investment, a markedly weaker job market, and a much tighter credit environment. During the second half of the period, a seemingly continuous series of tumultuous financial events hammered markets, including: the distressed sale of failing Bear Stearns to JPMorgan, the conservatorship of Government Sponsored Enterprises (“GSEs”) Fannie Mae and Freddie Mac, the bankruptcy of investment bank Lehman Brothers, the Federal Reserve Board’s (“Fed”) complex intervention of insurance company American International Group, Inc. (AIG), the nationalization of several large European banks, the failure of Washington Mutual, and the distressed sale of Wachovia. As a result of this barrage of turbulent news, global equity markets pushed significantly lower and credit markets witnessed the worst dislocation since the beginning of the credit crisis.
While reasonably resilient during the first half of the period, the global economy and financial system increasingly experienced considerable negative spillovers from the U.S. slowdown. Not only did Europe and Japan show obvious signs of economic softening, the more powerful engine of global growth — emerging markets — also began to display weakening dynamics.
During the reporting period, the Fed cut interest rates aggressively and introduced a multitude of new lending facilities to alleviate ever-tightening credit markets, while the U.S. federal government moved quickly to design and implement a meaningful fiscal stimulus package. Although several other global central banks also cut rates, the dilemma of rising energy and food prices heightened concerns among central bankers that inflationary expectations might become unhinged despite weaker growth. Only late in the reporting period did slowing global growth result in a precipitous decline in commodity prices, which began to ease inflation and inflationary expectations. As inflationary concerns diminished in the face of global deleveraging, and equity and credit markets deteriorated more sharply, a coordinated rate cut marked the beginning of much more aggressive easing by the major global central banks.
PERFORMANCE
For the year ended December 31, 2008, Transamerica MFS High Yield VP Initial Class returned (25.20%). By comparison its benchmark, the Barclays Capital (formerly Lehman Brothers) U.S. High Yield Corporate Bond Index (“BCHYCB”), returned (26.16%).
STRATEGY REVIEW
Relative to the BCHYCB, the portfolio’s lesser exposure to lower quality “BB” and “CCC” rated(1) securities contributed to performance as credit spreads widened over the reporting period.
Security selection was also a positive factor. Top individual contributors included the debt of hospital operators, Hospital Corporation of America (“HCA, Inc.”) and Community Health Systems, Inc., power generation company NRG Energy, Inc., wireless telecommunications network operator ALLTEL Corp., health care services company DaVita, Inc., industrial cleaning products manufacturer JohnsonDiversey, Inc., and airline carrier Continental Airlines, Inc..
The portfolio’s greater relative exposure to “B” rated securities detracted from performance. These securities underperformed the benchmark due to the widening of credit spreads noted above. Exposure to the financial sector also held back relative results as holdings of some finance companies suffered amid the global credit crisis. Debt holdings of finance company Nuveen Investments, Inc. were among the portfolio’s top relative detractors for the reporting period.
Among individual securities, holdings of media companies Dex Media, Inc. and Idearc, Inc. hindered relative performance. Gaming and lodging companies Harrah’s Operating Co., Inc., Station Casinos, Inc., Trump Entertainment Resorts, Inc., and Fontainebleau Las Vegas Capital Corp. also hurt relative returns over the reporting period.
John F. Addeo, CFA
David P. Cole, CFA
Matthew W. Ryan, CFA
Co-Portfolio Managers
MFS® Investment Management

(1)	Bonds rated “BBB”, “Baa”, or higher are considered investment grade; bonds rated “BB”, “Ba”, or below are considered non-investment grade. The primary source for bond quality ratings is Moody’s Investors Service. If not available, ratings by Standard & Poor’s are used, else ratings by Fitch, Inc. For securities which are not rated by any of the three agencies, the security is considered Not Rated.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(25.20)%	(1.13)%	1.69%	1.29%	06/01/1998
Barclays Capital U.S. Corporate High Yield Bond *	(26.16)%	(0.80)%	2.17%	1.84%	06/01/1998
Service Class	(25.46)%	(1.39)%	N/A	0.40%	05/01/2003

NOTES

*	The Barclays Capital U.S. Corporate High Yield Bond Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$759.31	0.79%	$3.49
Hypothetical (b)	1,000.00	1,021.17	0.79	4.01

Service Class
Actual	1,000.00	758.25	1.04	4.60
Hypothetical (b)	1,000.00	1,019.91	1.04	5.28

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.

3

GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Bond Credit Quality (Moody Ratings)
At December 31, 2008
(unaudited)
Credit Rating Definitions:

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa	Obligations rated Aa are judged to be of high quality, and are subject to very low credit risk, but their susceptibility to long-term risks appears somewhat greater.

A	Obligations rated A are considered upper-medium grade and are subject to low credit risk, but have elements present that suggest a susceptibility to impairment over the long term.

Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B	Obligations rated B are considered speculative, are subject to high credit risk, and have generally poor credit risk.

Caa	Obligations rated Caa are judged to be of poor standing, are subject to very high credit risk, and have extremely poor credit quality.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

NR	Not rated.

WR	Withdrawn rating.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. The Short-term category includes Securities Lending Collateral.

4

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
FOREIGN GOVERNMENT OBLIGATIONS (4.0%)
Argentina Bonos
3.13%, due 08/03/2012 *	$883	$481
Banco Nacional de Desenvolvimento Economico E Social
6.37%, due 06/16/2018 -144A	635	603
Indonesia Government International Bond
7.75%, due 01/17/2038 -144A	686	569
6.88%, due 01/17/2018	233	197
Republic of Brazil
6.00%, due 01/17/2017	125	129
8.00%, due 01/15/2018	451	505
8.88%, due 10/14/2019	187	228
Republic of Colombia
7.38%, due 01/27/2017	376	391
Republic of El Salvador
8.25%, due 04/10/2032	700	455
Republic of Indonesia
6.88%, due 01/17/2018 -144A	323	268
8.50%, due 10/12/2035	826	702
Republic of Peru
6.55%, due 03/14/2037	1,003	895
Republic of the Philippines
9.38%, due 01/18/2017	810	875
9.50%, due 02/02/2030	211	236
Republic of Turkey
6.88%, due 03/17/2036	1,200	996
7.00%, due 03/11/2019	446	430
Republic of Uruguay
8.00%, due 11/18/2022	500	463
9.25%, due 05/17/2017	1,168	1,192
Republic of Venezuela
7.00%, due 12/01/2018	392	167
10.75%, due 09/19/2013	524	343

Total Foreign Government Obligations (cost $12,170)		10,125

MORTGAGE-BACKED SECURITIES (3.9%)
Banc of America Commercial Mortgage, Inc.
Series 2006-6, Class AM
5.39%, due 10/10/2045	507	244
Series 2007-3, Class A4
5.66%, due 06/10/2049	1,275	933
Series 2007-4, Class AM
5.81%, due 02/10/2051	494	227
Series 2007-5, Class AM
5.77%, due 02/10/2051	2,111	949
Citigroup Commercial Mortgage Trust
Series 2007-C6, Class E
5.70%, due 07/20/2017	971	144
Credit Suisse Mortgage Capital Certificates
Series 2006-C5, Class AM
5.34%, due 12/15/2039	468	222
CW Capital Cobalt, Ltd.
Series 2006-C1, Class A4
5.22%, due 08/15/2048	350	267
Falcon Franchise Loan LLC
Series 2003-1, Class IO
4.04%, due 01/05/2025 -144A Ī §	2,912	216
First Union National Bank Commercial Mortgage
Series 2000-C2, Class H
6.75%, due 10/15/2032	1,305	602
GS Mortgage Securities Corp. II
Series 2006-GG8, Class A4
5.56%, due 11/10/2039	1,435	1,138
JPMorgan Chase Commercial Mortgage Securities Corp.
Series 2006-LDP8, Class AM
5.44%, due 05/15/2045	1,472	716
Series 2007-CB18, Class AM
5.47%, due 06/12/2047	1,000	457
Series 2007-LD12, Class C
6.06%, due 02/15/2051	720	133
Series 2007-LDPX, Class A3
5.42%, due 01/15/2049	1,995	1,410
Merrill Lynch Mortgage Trust
Series 2007-C1, Class B
5.83%, due 06/12/2050	720	130
Merrill Lynch/Countrywide Commercial Mortgage Trust
Series 2006-4, Class AM
5.20%, due 12/12/2049	1,592	749
Series 2007-7, Class AM
5.75%, due 06/12/2050	408	189
Morgan Stanley Capital I
Series 2004-RR, Class FX
1.44%, due 04/28/2039 -144A Ī	10,481	187
Wachovia Bank Commercial Mortgage Trust
Series 2007-C31, Class D
5.75%, due 04/15/2047	570	100
Series 2007-C33, Class AM
5.90%, due 02/15/2051	1,594	740

Total Mortgage-Backed Securities (cost $15,606)		9,753

ASSET-BACKED SECURITIES (0.3%)
Airlie LCDO Ltd.
Series 2006-AV3A, Class D
5.10%, due 12/22/2011 -144A * § Ə	832	195
Arcap, Inc.
Series 2004-RR3, Class H
6.10%, due 09/21/2045 -144A	1,515	106
Babson CLO, Ltd.
Series 2006-1A, Class D
6.25%, due 07/15/2018 -144A *	785	77
Crest, Ltd.
Series 2004-1A, Class G2
7.00%, due 01/28/2040	1,422	241
CW Capital Cobalt, Ltd.
Series 2005-1A, Class F2
6.23%, due 05/25/2045 -144A	1,112	44
Series 2006-2A, Class F
4.84%, due 04/26/2050 -144A * §	500	20
Series 2006-2A, Class G
5.04%, due 04/26/2050 -144A * §	500	20
Wachovia CRE CDO
Series 2006-1A, Class G
2.82%, due 09/25/2026 -144A * §	432	52

Total Asset-Backed Securities (cost $6,815)		755

CORPORATE DEBT SECURITIES (75.7%)
Aerospace & Defense (1.6%)
Bombardier, Inc.
6.30%, due 05/01/2014 -144A	365	300
L-3 Communications Corp.
5.88%, due 01/15/2015	1,870	1,683
The notes to the financial statements are an integral part of this report.

5

	Principal		Value
Aerospace & Defense (continued)
L-3 Communications Corp.
6.13%, due 01/15/2014		$1,095	$994
Vought Aircraft Industries, Inc.
8.00%, due 07/15/2011		2,010	1,357
Airlines (0.6%)
Continental Airlines, Inc.
6.75%, due 03/15/2017		298	208
6.90%, due 01/02/2017		443	301
7.34%, due 04/19/2014		1,897	949
Auto Components (0.6%)
Goodyear Tire & Rubber Co.
9.00%, due 07/01/2015 ^		1,775	1,429
Automobiles (0.0%)
General Motors Corp.
8.38%, due 07/15/2033 ^		372	65
Building Products (1.0%)
Associated Materials, Inc.
9.75%, due 04/15/2012 ^		645	508
Building Materials Corp. of America
7.75%, due 08/01/2014		790	498
Nortek, Inc.
8.50%, due 09/01/2014 ^		365	84
10.00%, due 12/01/2013		930	632
Ply Gem Industries, Inc.
9.00%, due 02/15/2012 ^		1,320	317
11.75%, due 06/15/2013		900	486
Capital Markets (0.2%)
Nuveen Investments, Inc.
10.50%, due 11/15/2015 -144A ^		2,235	494
Chemicals (3.0%)
Braskem Finance, Ltd.
7.25%, due 06/05/2018 -144A ^		270	192
Johnson Diversey, Inc.
9.63%, due 05/15/2012		3,195	2,620
Johnson Diversey, Inc.
9.63%, due 05/15/2012	EUR	450	457
Koppers Holdings, Inc.
1.00%, due 11/15/2014 Ђ		$2,279	1,766
Momentive Performance Materials, Inc.
11.50%, due 12/01/2016 Ђ ^		1,970	581
Nalco Co.
7.75%, due 11/15/2011		745	715
8.88%, due 11/15/2013 ^		1,455	1,229
Commercial Banks (1.3%)
FCE Bank, PLC
7.13%, due 01/16/2012	EUR	3,150	2,321
RSHB Capital
7.13%, due 01/14/2014 -144A		$100	67
RSHB Capital SA For OJSC Russian Agricultural Bank
7.13%, due 01/14/2014 Reg S		549	367
Wells Fargo Capital XV
9.75%, due 12/29/2049 ^ ž ▪		605	611
Commercial Services & Supplies (1.0%)
Allied Waste North America, Inc.
7.13%, due 05/15/2016		1,250	1,137
Corrections Corp. of America
6.25%, due 03/15/2013		500	465
Geo Group, Inc.
8.25%, due 07/15/2013		870	768
Quebecor World Capital Corp.
6.13%, due 11/15/2013 Џ		690	19
Consumer Finance (1.2%)
Ford Motor Credit Co. LLC
8.00%, due 12/15/2016 ^		1,720	1,120
9.75%, due 09/15/2010 Ђ ^		965	772
12.00%, due 05/15/2015		1,334	996
Containers & Packaging (2.1%)
Crown Americas
7.63%, due 11/15/2013		1,140	1,129
Graham Packaging Co., Inc.
9.88%, due 10/15/2014		1,600	984
Graphic Packaging International, Inc.
9.50%, due 08/15/2013 ^		1,650	1,138
Greif, Inc.
6.75%, due 02/01/2017		1,175	1,040
Jefferson Smurfit Corp.
8.25%, due 10/01/2012		725	123
Owens Brockway Glass Container, Inc.
8.25%, due 05/15/2013		745	734
Smurfit-Stone Container Enterprises, Inc.
8.00%, due 03/15/2017 ^		804	153
Diversified Consumer Services (1.0%)
Service Corp. International
7.00%, due 06/15/2017Ђ		2,490	1,867
7.38%, due 10/01/2014 ^		735	625
Diversified Financial Services (3.9%)
Bank of America Corp.
8.00%, due 01/30/2018 ^ ž ▪		2,215	1,593
El Paso Performance-Linked Trust
7.75%, due 07/15/2011 -144A		2,165	1,874
Firekeepers Development Authority
13.88%, due 05/01/2015 -144A §		530	329
GMAC LLC
6.88%, due 09/15/2011 - 144A § Ə		2,695	2,620
8.00%, due 11/01/2031 - 144A § Ə		544	372
Hawker Beechcraft Acquisition Company LLC
9.75%, due 04/01/2017		195	53
Independencia International, Ltd.
9.88%, due 05/15/2015 -144A		288	158
Isa Capital Do Brasil SA
8.80%, due 01/30/2017 Reg S		429	373
JPMorgan Chase & Co.
7.90%, due 04/30/2018 ^ ž ▪		2,130	1,772
Kar Holdings, Inc.
10.00%, due 05/01/2015 ^		1,260	416
Local TV Finance LLC
9.25%, due 06/15/2015 -144A §		1,050	231
Smurfit Kappa Funding PLC
7.75%, due 04/01/2015		170	93
Diversified Telecommunication Services (5.4%)
Cincinnati Bell, Inc.
8.38%, due 01/15/2014 ^		2,200	1,693
Frontier Communications Corp.
9.25%, due 05/15/2011 ^		1,439	1,367
Nordic Telephone Co. Holdings ApS
8.88%, due 05/01/2016 -144A		1,341	939
Qwest Capital Funding, Inc.
7.25%, due 02/15/2011 ^		1,945	1,634
The notes to the financial statements are an integral part of this report.

6

	Principal	Value
Diversified Telecommunication Services (continued)
Qwest Communications International, Inc.
7.25%, due 02/15/2011 Ђ	$975	$848
Qwest Corp.
7.88%, due 09/01/2011 ^	650	598
8.88%, due 03/15/2012 Ђ ^	1,240	1,147
Sprint Capital Corp.
8.38%, due 03/15/2012 ^	1,780	1,424
Virgin Media Finance PLC
9.13%, due 08/15/2016	2,040	1,510
Wind Acquisition Finance SA
10.75%, due 12/01/2015 -144A §	1,730	1,488
Windstream Corp.
8.63%, due 08/01/2016	1,045	925
Electric Utilities (2.1%)
Centrais Eletricas Brasileiras SA
7.75%, due 11/30/2015 Reg S	384	372
EEB International, Ltd.
8.75%, due 10/31/2014 -144A	438	406
Majapahit Holding BV
7.25%, due 06/28/2017 -144A	262	136
Mirant North America LLC
8.30%, due 05/01/2011	800	776
Texas Competitive Electric Holdings Co. LLC
10.50%, due 11/01/2015 -144A Ђ	5,040	3,579
Electronic Equipment & Instruments (0.8%)
Flextronics International, Ltd.
6.25%, due 11/15/2014 ^	790	589
Innophos, Inc.
8.88%, due 08/15/2014 Ђ	1,895	1,326
Food & Staples Retailing (0.1%)
Couche-Tard US, LP/Couche-Tard
7.50%, due 12/15/2013	190	150
Food Products (2.1%)
B&G Foods, Inc.
8.00%, due 10/01/2011	1,105	939
Dean Foods Co.
7.00%, due 06/01/2016 ^	1,550	1,318
Del Monte Corp.
6.75%, due 02/15/2015	2,205	1,896
Michael Foods, Inc.
8.00%, due 11/15/2013	1,165	1,002
Gas Utilities (0.1%)
Intergas Finance BV
6.88%, due 11/04/2011 Reg S	176	137
Health Care Equipment & Supplies (1.8%)
Biomet, Inc.
10.00%, due 10/15/2017 ^	1,165	1,119
11.63%, due 10/15/2017 ^	990	846
Cooper Cos., Inc.
7.13%, due 02/15/2015	855	718
Universal Hospital Services, Inc.
5.94%, due 06/01/2015 *	290	177
8.50%, due 06/01/2015	1,435	1,019
VWR Funding, Inc.
10.25%, due 07/15/2015	845	532
Health Care Providers & Services (5.6%)
Community Health Systems, Inc.
8.88%, due 07/15/2015 ^	3,505	3,225
Davita, Inc.
6.63%, due 03/15/2013	585	556
Davita, Inc.
7.25%, due 03/15/2015 ^	2,013	1,912
HCA, Inc.
6.38%, due 01/15/2015	1,550	946
9.25%, due 11/15/2016 ^	5,745	5,270
Psychiatric Solutions, Inc.
7.75%, due 07/15/2015	1,390	1,022
US Oncology, Inc.
10.75%, due 08/15/2014	1,495	1,218
Hotels, Restaurants & Leisure (3.7%)
Boyd Gaming Corp.
6.75%, due 04/15/2014 ^	1,820	1,147
Fontainebleau Las Vegas Capital Corp.
11.00%, due 06/15/2015 —144A Ђ	900	88
Harrah’s Operating Co., Inc.
10.00%, due 12/15/2018 -144A §	926	338
10.75%, due 02/01/2016 -144A	4,036	1,150
Mandalay Resort Group
9.38%, due 02/15/2010	1,670	1,219
MGM Mirage, Inc.
5.88%, due 02/27/2014 ^	975	624
6.75%, due 04/01/2013 ^	485	325
8.38%, due 02/01/2011 ^	1,775	1,056
8.50%, due 09/15/2010	765	643
Pinnacle Entertainment, Inc.
7.50%, due 06/15/2015 ^	2,830	1,640
8.75%, due 10/01/2013	110	87
Station Casinos, Inc.
6.00%, due 04/01/2012 ^	490	98
6.50%, due 02/01/2014	2,290	132
6.88%, due 03/01/2016	2,540	146
Trump Entertainment Resorts, Inc.
8.50%, due 06/01/2015	3,325	441
Household Durables (0.3%)
Jarden Corp.
7.50%, due 05/01/2017 ^	1,030	703
Independent Power Producers & Energy Traders (3.6%)
Edison Mission Energy
7.00%, due 05/15/2017	2,145	1,866
Mirant North America LLC
7.38%, due 12/31/2013	1,680	1,613
NRG Energy, Inc.
7.38%, due 02/01/2016	4,745	4,413
Reliant Energy, Inc.
7.88%, due 06/15/2017 ^	1,463	1,185
Industrial Conglomerates (0.2%)
AMH Holdings, Inc.
11.25%, due 03/01/2014 Ђ ^	785	436
Insurance (0.2%)
USI Holdings Corp.
9.75%, due 05/15/2015 -144A §	1,030	411
Internet & Catalog Retail (0.3%)
Ticketmaster Entertainment, Inc.
10.75%, due 08/01/2016 -144A ^	1,355	732
IT Services (1.2%)
Aramark Corp.
8.50%, due 02/01/2015 ^	2,360	2,136
SunGard Data Systems, Inc.
10.25%, due 08/15/2015 ^	1,588	1,048
The notes to the financial statements are an integral part of this report.

7

	Principal	Value
Machinery (1.6%)
Accuride Corp.
8.50%, due 02/01/2015 ^	$1,040	$341
Allison Transmission, Inc.
11.00%, due 11/01/2015 -144A ^	2,435	1,193
Blount, Inc.
8.88%, due 08/01/2012 ^	1,035	957
Case New Holland, Inc.
7.13%, due 03/01/2014	2,230	1,583
Media (8.3%)
Allbritton Communications Co.
7.75%, due 12/15/2012 ^	2,298	1,129
AMC Entertainment, Inc.
11.00%, due 02/01/2016	985	688
American Media Operations, Inc.
10.25%, due 05/01/2009 -144A §	50	10
10.25%, due 05/01/2009	1,375	277
Bonten Media Acquisition Co.
9.00%, due 06/01/2015 -144A §	1,345	404
Canwest Mediaworks, LP
9.25%, due 08/01/2015 -144A	450	171
CCH II Capital Corp.
10.25%, due 09/15/2010 ^	1,095	504
CCO Holdings, LLC
8.75%, due 11/15/2013 ^	4,760	2,999
Clear Channel Communications, Inc.
10.75%, due 08/01/2016 -144A	555	114
CSC Holdings, Inc.
6.75%, due 04/15/2012 ^	1,275	1,167
8.50%, due 06/15/2015 -144A	1,115	981
Dex Media, Inc.
9.00%, due 11/15/2013 Ђ ^	2,000	370
9.88%, due 08/15/2013	1,333	317
DIRECTV Holdings LLC
7.63%, due 05/15/2016 ^	3,310	3,210
Idearc, Inc.
8.00%, due 11/15/2016	999	75
Lamar Media Corp.
6.63%, due 08/15/2015 ^	3,295	2,381
LBI Media, Inc.
8.50%, due 08/01/2017 -144A §	955	334
Lin Television Corp.
6.50%, due 05/15/2013 ^	2,320	1,108
Marquee Holdings, Inc.
12.00%, due 08/15/2014 Ђ	745	380
Mediacom LLC Group
9.50%, due 01/15/2013	660	498
Newport Television LLC
13.00%, due 03/15/2017 -144A	1,780	136
Nexstar Broadcasting, Inc.
7.00%, due 01/15/2014	1,755	757
Nielsen Finance LLC
10.00%, due 08/01/2014 ^	1,090	872
Time Warner Cable, Inc.
8.75%, due 02/14/2019 ^	1,215	1,321
Tribune Co.
5.25%, due 08/15/2015 ^ Џ	1,045	47
Univision Communications, Inc.
9.75%, due 03/15/2015 -144A	2,530	316
Young Broadcasting, Inc.
8.75%, due 01/15/2014	535	5
Metals & Mining (2.8%)
Corp. Nacional del Cobre de Chile — Codelco
5.63%, due 09/21/2035 Reg S	1,563	1,280
FMG Finance Property, Ltd.
10.63%, due 09/01/2016 -144A	2,515	1,459
Freeport-McMoRan Copper & Gold, Inc.
7.08%, due 04/01/2015 ^ *	790	521
8.38%, due 04/01/2017	3,970	3,256
Rio Tinto Finance USA, Ltd.
5.88%, due 07/15/2013 ^	655	522
Oil, Gas & Consumable Fuels (10.4%)
Arch Western Finance LLC
6.75%, due 07/01/2013 Ђ	1,120	974
Atlas Pipeline Partners, LP
8.13%, due 12/15/2015	1,025	692
8.75%, due 06/15/2018 -144A	935	612
Chaparral Energy, Inc.
8.88%, due 02/01/2017 Ђ	1,745	349
Chesapeake Energy Corp.
6.38%, due 06/15/2015 ^	2,505	1,980
7.00%, due 08/15/2014 ^	615	510
Dynegy Holdings, Inc.
7.50%, due 06/01/2015	960	672
7.75%, due 06/01/2019	630	435
El Paso Corp.
7.25%, due 06/01/2018	875	694
Forest Oil Corp.
7.25%, due 06/15/2019 -144A	240	175
7.25%, due 06/15/2019 ^	2,555	1,866
Hilcorp Energy I LP
7.75%, due 11/01/2015 -144A	170	120
9.00%, due 06/01/2016 -144A	1,510	1,080
Kazmunaigaz Finance Sub BV
8.38%, due 07/02/2013 -144A	1,525	1,190
9.13%, due 07/02/2018 -144A	437	284
Mariner Energy, Inc.
8.00%, due 05/15/2017	1,475	767
Morgan Stanley Bank AG
9.63%, due 03/01/2013 Reg S	630	573
9.63%, due 03/01/2013 -144A	920	828
Naftogaz Ukrainy
8.13%, due 09/30/2009	500	223
Newfield Exploration Co.
6.63%, due 09/01/2014	1,740	1,416
Opti Canada, Inc.
8.25%, due 12/15/2014 ^	2,530	1,366
Peabody Energy Corp.
5.88%, due 04/15/2016	820	697
7.38%, due 11/01/2016	1,935	1,820
Pemex Project Funding Master Trust
5.75%, due 03/01/2018 -144A ^	813	717
6.63%, due 06/15/2035 -144A	28	24
Petroleos de Venezuela SA
5.25%, due 04/12/2017 Reg S	568	204
Petroleum Co. of Trinidad & Tobago, Ltd.
6.00%, due 05/08/2022 -144A	382	315
Plains Exploration & Production Co.
7.00%, due 03/15/2017	2,625	1,798
Quicksilver Resources, Inc.
7.13%, due 04/01/2016 ^	2,400	1,284
8.25%, due 08/01/2015	560	356
The notes to the financial statements are an integral part of this report.

8

	Principal	Value
Oil, Gas & Consumable Fuels (continued)
Range Resources Corp.
7.50%, due 05/15/2016	$210	$182
Sandridge Energy, Inc.
8.00%, due 06/01/2018 -144A	1,065	591
8.63%, due 04/01/2015	480	252
Transcontinental Gas Pipe Line Corp.
7.00%, due 08/15/2011	289	284
Williams Partners, LP
7.25%, due 02/01/2017	1,030	814
Paper & Forest Products (1.7%)
Buckeye Technologies, Inc.
8.50%, due 10/01/2013	2,345	1,993
Georgia-Pacific LLC
7.13%, due 01/15/2017 -144A ^	1,115	937
8.00%, due 01/15/2024	495	334
Millar Western Forest Products, Ltd.
7.75%, due 11/15/2013	1,545	773
Newpage Corp.
10.00%, due 05/01/2012	425	187
Real Estate Investment Trusts (0.8%)
Host Hotels & Resorts, Inc.
7.13%, due 11/01/2013 ^	1,680	1,352
Host Hotels & Resorts, LP
6.75%, due 06/01/2016 ^	760	555
Real Estate Management & Development (0.1%)
Newland International Properties Corp.
9.50%, due 11/15/2014 -144A	869	348
Road & Rail (0.5%)
Hertz Corp.
8.88%, due 01/01/2014 ^	1,955	1,202
Semiconductors & Semiconductor Equipment (0.4%)
Avago Technologies Finance Pte
11.88%, due 12/01/2015	815	566
Freescale Semiconductor, Inc.
8.88%, due 12/15/2014 ^	805	354
Spansion, Inc.
11.25%, due 01/15/2016 -144A	1,240	87
Software (0.5%)
First Data Corp.
9.88%, due 09/24/2015 ^	1,970	1,192
Specialty Retail (1.3%)
AmeriGas Partners, LP
7.13%, due 05/20/2016	1,325	1,060
Collective Brands, Inc.
8.25%, due 08/01/2013	760	574
Inergy, LP/Inergy Finance Corp.
6.88%, due 12/15/2014	1,515	1,181
Sally Holdings LLC
10.50%, due 11/15/2016 ^	810	551
Tobacco (0.6%)
Altria Group, Inc.
9.70%, due 11/10/2018	1,490	1,610
Transportation Infrastructure (0.2%)
TGI International, Ltd.
9.50%, due 10/03/2017 -144A	481	438
Wireless Telecommunication Services (1.5%)
ALLTEL Corp.
6.50%, due 11/01/2013	555	544
7.00%, due 07/01/2012	1,629	1,620
Metropcs Communications, Inc.
9.25%, due 11/01/2014	945	846
Sprint Nextel Corp.
1.87%, due 06/28/2010 *	550	461
VIP Finance
8.38%, due 04/30/2013 -144A	348	223

Total Corporate Debt Securities (cost $261,703)		189,436

	Shares
PREFERRED STOCKS (0.6%)
Diversified Financial Services (0.6%)
Bank of America Corp., 8.63% ▲	69,050	1,366
Preferred Blocker, Inc., 7.00% -144A ▲ *	707	119

Total Preferred Stocks (cost $1,949)		1,485

COMMON STOCKS (1.0%)
Diversified Telecommunication Services (0.2%)
Windstream Corp. ^	50,000	460
Hotels, Restaurants & Leisure (0.3%)
MGM Mirage, Inc. ‡ ^	8,000	110
Pinnacle Entertainment, Inc. ‡ ^	68,100	523
Media (0.5%)
Cablevision Systems Corp. -Class A ^	12,700	214
Comcast Corp. -Class A	45,900	775
Time Warner Cable, Inc. -Class A ‡ ^	16,700	358
Oil, Gas & Consumable Fuels (0.0%)
Chevron Corp.	1,100	81

Total Common Stocks (cost $4,024)		2,521

	Principal
LOAN ASSIGNMENTS (5.8%)
Airlines (0.5%)
Hawker Beechcraft Acquisition Company LLC
3.00%, due 03/26/2014 *	$2,723	1,431
Auto Components (0.5%)
Allison Transmission, Inc.
5.00%, due 08/07/2014	1,053	594
Federal-Mogul Corp.
3.00%, due 12/27/2014	1,221	545
Automobiles (1.0%)
Accuride Corporation
6.00%, due 01/31/2012	181	125
Dayco Products, LLC
11.00%, due 12/31/2011 §	1,210	115
Ford Motor Co.
5.00%, due 12/16/2013	2,927	1,192
General Motors Corporation
6.00%, due 11/29/2013	2,001	920
Broadcasting (0.2%)
Nielsen Finance LLC
4.00%, due 08/09/2013	631	430
Energy Equipment & Services (1.1%)
NRG Energy, Inc.
3.00%, due 02/01/2013	1,143	996
TXU Corporation
5.00%, due 10/10/2014	2,241	1,564
Health Care Providers & Services (0.4%)
Community Health Systems, Inc.
2.00%, due 07/25/2014 *	25	3
4.00%, due 07/25/2014 *	494	387
HCA, Inc.
4.00%, due 11/18/2013	882	697
Hotels, Restaurants & Leisure (0.1%)
Green Valley Ranch Gaming, LLC
5.00%, due 08/16/2014 §	1,626	219
The notes to the financial statements are an integral part of this report.

9

	Principal	Value
Loan Assignments (continued)
Independent Power Producers & Energy Traders (0.4%)
Calpine Corp.
4.00%, due 03/29/2014	$1,302	$966
IT Services (0.5%)
First Data Corp.
3.00%, due 09/24/2014	1,564	1,013
Freescale Semiconductor, Inc.
4.00%, due 11/29/2013	586	343
Media (0.9%)
Charter Communications Operating, LLC
5.00%, due 03/06/2014	541	400
CSC Holdings, Inc.
3.00%, due 03/29/2013	997	856
Gray Television, Inc.
2.66%, due 12/31/2014	518	207
Tribune Company
5.00%, due 05/17/2014	1,866	362
Young Broadcasting, Inc.
5.00%, due 11/03/2012	1,627	605
Paper & Forest Products (0.1%)
Abitibi-Consolidated, Inc.
12.00%, due 03/31/2009	409	305
Specialty Retail (0.1%)
Michaels Stores, Inc.
4.00%, due 10/31/2013	419	220

Total Loan Assignments (cost $23,803)		14,495

REPURCHASE AGREEMENTS (5.0%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $12,576 on 01/02/2009 à •	12,576	12,576

Total Repurchase Agreements (cost $12,576)		12,576

	Shares
SECURITIES LENDING COLLATERAL (10.6%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	26,545,103	26,545

Total Securities Lending Collateral (cost $26,545)		26,545

Total Investment Securities (cost $365,191) #		$267,691

NOTES TO SCHEDULE OF INVESTMENTS:

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

Ī	IO — Interest Only.

§	Illiquid. These securities aggregated $7,374, or 2.94% of the Fund’s net assets.

^	All or a portion of this security is on loan. The value of all securities on loan is $25,977.

Ђ	Step bond. Interest rate may increase or decrease as the credit rating changes.

▪	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 12/31/2008.

Џ	In default.

ž	The security has a perpetual maturity. The date shown is the next call date.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 4.57% to 4.74%, maturity dates of 07/01/2034, and with market values plus accrued interests of $12,828.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $366,150. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,608 and $100,067, respectively. Net unrealized depreciation for tax purposes is $98,459.

Ə	Security fair valued as determined in good faith in accordance with procedures established by the Trust’s Board of Trustees.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $31,467, or 12.56%, of the Fund’s net assets.

LLC	Limited Liability Corporation

LP	Limited Partnership

PLC	Public Limited Company

EUR	Euro
The notes to the financial statements are an integral part of this report.

10

At December 31, 2008
(all amounts in thousands)
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$30,432	$232,920	$4,339	$267,691
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$5,581	$(19)	$(46)	$4	$(4,174)	$2,993	$4,339
The notes to the financial statements are an integral part of this report.

11

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $365,191) (including securities loaned of $25,977)	$267,691
Cash	865
Foreign currency (cost: $41)	43
Receivables:
Investment securities sold	4,244
Shares sold	1,024
Interest	6,710
Income from loaned securities	315
Dividends	13

280,905

Liabilities:
Investment securities purchased	3,548
Accounts payable and accrued liabilities:
Shares redeemed	126
Management and advisory fees	152
Distribution and service fees	1
Administration fees	4
Payable for collateral for securities on loan	26,545
Other	46

30,422

Net Assets	$250,483

Net Assets Consist of:
Capital Stock ($.01 par value)	$427
Additional paid-in capital	347,876
Undistributed net investment income	25,689
Accumulated net realized loss from investment securities and foreign currency transactions	(26,035)
Net unrealized depreciation on:
Investment securities	(97,500)
Translation of assets and liabilities denominated in foreign currencies	26

Net Assets	$250,483

Net Assets by Class:
Initial Class	$244,866
Service Class	5,617
Shares Outstanding:
Initial Class	41,731
Service Class	946
Net Asset Value and Offering Price Per Share:
Initial Class	$5.87
Service Class	5.94
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$204
Interest	27,658
Income from loaned securities-net	192

28,054

Expenses:
Management and advisory fees	2,132
Printing and shareholder reports	16
Custody fees	75
Administration fees	59
Legal fees	12
Audit fees	18
Trustees fees	8
Transfer agent fees	5
Distribution and service fees:
Service Class	19
Other	6

Total expenses	2,350

Net Investment Income	25,704

Net Realized Loss from:
Investment securities	(23,930)
Foreign currency transactions	(15)

(23,945)

Net Decrease in Unrealized Depreciation on:
Investment securities	(85,813)
Translation of assets and liabilities denominated in foreign currencies	26

(85,787)

Net Realized and Unrealized Loss	(109,732)

Net Decrease In Net Assets Resulting from Operations	$(84,028)

The notes to the financial statements are an integral part of this report.

12

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$25,704	$25,595
Net realized gain (loss) from investment securities and foreign currency transactions	(23,945)	3,987
Change in net unrealized depreciation on investment securities and foreign currency translation	(85,787)	(21,878)

Net increase (decrease) in net assets resulting from operations	(84,028)	7,704

Distributions to Shareholders:
From net investment income:
Initial Class	(25,466)	(29,867)
Service Class	(632)	(909)

	(26,098)	(30,776)

From net realized gains:
Initial Class	(5,013)	(17)
Service Class	(131)	(1)

	(5,144)	(18)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	64,561	51,999
Service Class	4,873	14,511

	69,434	66,510

Dividends and distributions reinvested:
Initial Class	30,479	29,885
Service Class	763	909

	31,242	30,794

Cost of shares redeemed:
Initial Class	(46,486)	(129,018)
Service Class	(7,358)	(14,829)

	(53,844)	(143,847)

Net increase (decrease) in net assets from capital shares transactions	46,832	(46,543)

Net decrease in net assets	(68,438)	(69,633)

Net Assets:
Beginning of year	318,921	388,554

End of year	$250,483	$318,921

Undistributed Net Investment Income	$25,689	$26,099

Share Activity:
Shares issued:
Initial Class	8,476	5,602
Service Class	637	1,555

	9,113	7,157

Shares issued-reinvested from distributions:
Initial Class	4,010	3,492
Service Class	99	105

	4,109	3,597

Shares redeemed:
Initial Class	(6,083)	(13,702)
Service Class	(926)	(1,578)

	(7,009)	(15,280)

Net increase (decrease) in shares outstanding:
Initial Class	6,403	(4,608)
Service Class	(190)	82

	6,213	(4,526)

The notes to the financial statements are an integral part of this report.

13

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$8.74	$9.48	$9.62	$10.54	$10.28
Investment Operations
Net investment income(a)	0.67	0.68	0.69	0.70	0.77
Net realized and unrealized gain (loss)	(2.68)	(0.52)	0.29	(0.51)	0.18

Total operations	(2.01)	0.16	0.98	0.19	0.95

Distributions
From net investment income	(0.72)	(0.90)	(1.00)	(0.85)	(0.65)
From net realized gains	(0.14)	— (b)	(0.12)	(0.26)	(0.04)

Total distributions	(0.86)	(0.90)	(1.12)	(1.11)	(0.69)

Net Asset Value
End of year	$5.87	$8.74	$9.48	$9.62	$10.54

Total Return(c)	(25.20)%	1.85%	10.95%	1.81%	9.77%
Net Assets End of Year (000’s)	$244,866	$308,893	$378,471	$421,010	$647,277
Ratio and Supplemental Data
Expenses to average net assets	0.79%	0.81%	0.82%	0.83%	0.82%
Net investment income, to average net assets	8.73%	7.25%	7.16%	6.92%	7.51%
Portfolio turnover rate	59%	70%	96%	51%	71%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$8.83	$9.56	$9.70	$10.64	$10.37
Investment Operations
Net investment income(a)	0.66	0.66	0.67	0.68	0.75
Net realized and unrealized gain (loss)	(2.72)	(0.51)	0.29	(0.52)	0.18

Total operations	(2.06)	0.15	0.96	0.16	0.93

Distributions
From net investment income	(0.69)	(0.88)	(0.98)	(0.84)	(0.62)
From net realized gains	(0.14)	— (b)	(0.12)	(0.26)	(0.04)

Total distributions	(0.83)	(0.88)	(1.10)	(1.10)	(0.66)

Net Asset Value
End of year	$5.94	$8.83	$9.56	$9.70	$10.64

Total Return(c)	(25.46)%	1.73%	10.62%	1.50%	9.50%
Net Assets End of Year (000’s)	$5,617	$10,028	$10,083	$7,825	$5,009
Ratio and Supplemental Data
Expenses to average net assets	1.04%	1.06%	1.07%	1.08%	1.07%
Net investment income, to average net assets	8.26%	7.01%	6.91%	6.66%	7.25%
Portfolio turnover rate	59%	70%	96%	51%	71%

(a)	Calculation is based on average number of shares outstanding.

(b)	Rounds to less than ($0.01) or $0.01.

(c)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

14

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, MFS High Yield also changed its name to Transamerica MFS High Yield VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

15

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street Bank & Trust Company (“State Street”) acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. As of the close of business on September 17, 2008, Lehman Brothers, Inc. was in default of their borrowing agreement with the Fund’s securities lending agent, State Street. Upon declaring the Lehman borrower entities to be in default, State Street seized the collateral held against Lehman’s outstanding loan positions with the Fund, and used it to buy the loaned securities on the open market. Two high yield bonds remain on-loan as of December 31, 2008, and are adequately collateralized. State Street as agent, continues in its efforts to settle the two outstanding positions. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Loan participations/assignments: The Fund may purchase participations/ assignments in commercial loans. Such indebtedness may be secured or unsecured. These investments may include standby financing commitments, including revolving credit facilities that obligate the Fund to supply additional cash to the borrower on demand.
Loan participations/ assignments involve risks of insolvency of the lending bank or other financial intermediaries. As such, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with the interposed bank or other financial intermediary.
The Fund may be contractually obligated to receive approval from the agent bank and/or borrower prior to the sale of these investments. Loan participations typically represent direct participation in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions that are parties to the loan agreement, unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.
Unfunded Commitments: At December 31, 2008, the Fund had the following unfunded loan commitment:

	Unfunded	Unrealized
Borrower	Commitment	Depreciation
Community Health Systems, Inc. 2.00% due 07/25/2014	$17	$(5)
The commitment is available until the maturity date of the security.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.

16

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$40,097	16.00%

Transamerica Asset Allocation-Moderate VP	68,124	27.19

Transamerica Asset Allocation-Moderate Growth VP	63,833	25.47

Total	$172,054	68.66%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.725%
Over $250 million up to $500 million	0.715%
Over $500 million up to $750 million	0.71%
Over $750 million up to $1 billion	0.68%
Over $1 billion	0.67%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     1.05% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.

17

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”).
Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $10 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$197,824
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	162,360
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(16)
Undistributed (accumulated) net realized gain (loss) from investment securities	$16
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$18,785	December 31, 2016

18

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$30,776
Long-term Capital Gain	18

2008 Distributions paid from:
Ordinary Income	28,725
Long-term Capital Gain	2,517
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$25,691

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(18,785)

Post October Capital Loss Deferral	$(6,291)

Post October Currency Loss Deferral	$(2)

Net Unrealized Appreciation (Depreciation)	$(98,433)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

19

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica MFS High Yield VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica MFS High Yield VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

20

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $2,517 for the year ended December 31, 2008.

21

Transamerica MFS International Equity VP
(unaudited)
MARKET ENVIRONMENT
The U.S. economy and financial markets experienced significant deterioration and extraordinary volatility over the reporting period. U.S. economic growth slowed significantly, despite the short-term bounce from the second quarter fiscal stimulus. Strong domestic headwinds included accelerated deterioration in the housing market, anemic corporate investment, a markedly weaker job market, and a much tighter credit environment. During the second half of the period, a seemingly continuous series of tumultuous financial events hammered markets, including: the distressed sale of failing Bear Stearns to JPMorgan; the conservatorship of Government Sponsored Enterprises (“GSEs”) Fannie Mae and Freddie Mac; the bankruptcy of investment bank Lehman Brothers; the Federal Reserve Board’s (“Fed”) complex intervention of insurance company American International Group, Inc. (“AIG”); the nationalization of several large European banks; the failure of Washington Mutual; and the distressed sale of Wachovia. As a result of this barrage of turbulent news, global equity markets pushed significantly lower and credit markets witnessed the worst dislocation since the beginning of the credit crisis.
While reasonably resilient during the first half of the period, the global economy and financial system increasingly experienced considerable negative spillovers from the U.S. slowdown. Not only did Europe and Japan show obvious signs of economic softening, the more powerful engine of global growth —emerging markets — also began to display weakening dynamics.
During the reporting period, the Fed cut interest rates aggressively and introduced a multitude of new lending facilities to alleviate ever-tightening credit markets, while the U.S. federal government moved quickly to design and implement a meaningful fiscal stimulus package. Although several other global central banks also cut rates, the dilemma of rising energy and food prices heightened concerns among central bankers that inflationary expectations might become unhinged despite weaker growth. Only late in the reporting period did slowing global growth result in a precipitous decline in commodity prices, which began to ease inflation and inflationary expectations. As inflationary concerns diminished in the face of global de-leveraging, and equity and credit markets deteriorated more sharply, a coordinated rate cut marked the beginning of much more aggressive easing by the major global central banks.
PERFORMANCE
For the year ended December 31, 2008, Transamerica MFS International Equity VP Initial Class returned (35.29)%. By comparison its benchmark, Morgan Stanley Capital International — Europe, Australasia, Far East Index (“MSCI-EAFE”), returned (43.06)%.
STRATEGY REVIEW
A combination of stock selection and an underweighted position in the financial services sector was the primary contributor to performance relative to the index. A key factor in positive relative performance within this sector was our decision not to hold poor-performing financial services firm Royal Bank of Scotland (U.K.).
Stock selection in the basic materials sector was another positive factor during the reporting period. Within this sector, our overweight positions in Givaudan SA and Shin-Etsu Chemical Co., Ltd. were among the portfolio’s top relative contributors.
An overweight position in the consumer staples sector boosted relative performance. The portfolio’s holdings of Nestle SA and KAO Corp. were among the top relative contributors within this sector.
Elsewhere, the portfolio’s greater relative weightings in Roche Holding AG, Synthes, Inc., Actelion, Ltd., and GDF Suez helped provide positive relative performance.
An underweight position in the utilities and communications sector detracted from relative performance. Our decision to not hold positions in Spanish telecommunications company Telefonica or Tokyo Electric Power also detracted from the portfolio’s performance.
Stock selection in the retailing sector also dampened relative returns. British luxury clothing retailer Burberry Group PLC was among the top relative detractors within the sector.
In other sectors, our overweight position in financial services firm Erste Group Bank AG detracted from relative performance. The portfolio’s holdings of U.K. gaming operator William Hill PLC, Heineken NV, and postal system operator TNT NV also hurt. Compared to the index not having a holding in Novartis, Volkswagen, or BP PLC also held back relative returns.
David R. Mannheim
Marcus L. Smith
Co-Portfolio Managers
MFS® Investment Management

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(35.29)%	2.33%	(1.04)%	0.74%	01/02/1997
MSCI-EAFE *	(43.06)%	2.10%	1.18%	2.72%	01/02/1997
Service Class	(35.54)%	2.07%	N/A	6.24%	05/01/2003

NOTES

*	The Morgan Stanley Capital International-Europe, Australasia, and Far East (MSCI-EAFE) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
International investing involves special risks including fluctuations, political instability and different accounting standards. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$700.76	1.06%	$4.53
Hypothetical (b)	1,000.00	1,019.81	1.06	5.38

Service Class
Actual	1,000.00	699.44	1.31	5.60
Hypothetical (b)	1,000.00	1,018.55	1.31	6.65

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Region
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by region of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (99.4%)
Australia (0.4%)
QBE Insurance Group, Ltd. ^	40,560	$733
Austria (1.0%)
Erste Group Bank AG ^	74,530	1,735
Bermuda (0.7%)
Li & Fung, Ltd.	686,000	1,186
Brazil (0.2%)
Unibanco — Uniao de Bancos Brasileiros SA ADR	6,200	401
Canada (1.2%)
Canadian National Railway Co.	57,340	2,108
Czech Republic (0.8%)
Komercni Banka AS	8,500	1,385
France (19.9%)
Air Liquide SA	32,919	3,015
AXA SA	206,360	4,632
GDF Suez	101,600	5,043
Legrand SA ^	114,590	2,194
LVMH Moet Hennessy Louis Vuitton SA	85,530	5,732
Pernod-Ricard SA ^	43,782	3,252
Schneider Electric SA ^	64,510	4,803
Total SA	79,540	4,373
Vivendi	48,460	1,579
Germany (9.9%)
Bayer AG	65,630	3,824
Deutsche Boerse AG	23,060	1,668
E.ON AG	58,468	2,296
Linde AG	59,750	5,015
Merck KGAA	37,370	3,343
SAP AG	28,900	1,049
India (0.9%)
Infosys Technologies, Ltd. ADR ^	65,170	1,601
Italy (0.8%)
Intesa Sanpaolo SpA	383,299	1,392
Japan (15.3%)
AEON Credit Service Co., Ltd. ^	102,700	1,083
Canon, Inc.	173,000	5,481
Fanuc, Ltd.	29,700	2,129
Hirose Electric Co., Ltd. ^	13,000	1,315
Hoya Corp. ^	157,000	2,742
INPEX Corp. ^	444	3,540
KAO Corp.	155,000	4,708
Konica Minolta Holdings, Inc.	58,500	455
Omron Corp. ^	43,500	584
Shin-Etsu Chemical Co., Ltd.	90,700	4,186
Tokyo Electron, Ltd.	16,600	584
Jersey, C.I. (1.6%)
WPP PLC	463,784	2,712
Korea, Republic of (0.9%)
Samsung Electronics Co., Ltd.	4,530	1,652
Mexico (1.2%)
America Movil SAB de CV -Series L ADR	38,620	1,197
Grupo Modelo SAB de CV -Series C ^	285,600	903
Netherlands (7.2%)
AKZO Nobel NV	23,280	960
ASML Holding NV	55,833	1,007
Heineken NV	148,550	4,548
TNT NV	144,040	2,798
Wolters Kluwer NV	167,920	3,184
Singapore (1.1%)
Singapore Telecommunications, Ltd.	1,071,700	1,910
South Africa (0.6%)
MTN Group, Ltd.	92,410	1,090
Switzerland (17.7%)
Actelion, Ltd. ‡ ^	31,316	1,772
Compagnie Financiere Richemont SA	82,737	1,576
Givaudan SA	4,990	3,943
Julius Baer Holding AG	63,876	2,476
Nestle SA	237,964	9,423
Roche Holding AG	57,930	8,969
Sonova Holding AG ^	9,975	606
Swiss Reinsurance	45,650	2,235
Taiwan (1.0%)
Taiwan Semiconductor Manufacturing Co., Ltd. ADR ^	215,882	1,705
United Kingdom (14.7%)
BHP Billiton, Ltd.	45,150	876
Burberry Group PLC	267,670	867
Diageo PLC	307,960	4,327
GlaxoSmithKline PLC	91,940	1,710
HSBC Holdings PLC	146,000	1,429
Ladbrokes PLC	345,880	929
Reckitt Benckiser Group PLC	151,300	5,669
Royal Dutch Shell PLC -Class A	131,160	3,446
Smiths Group PLC	153,474	1,972
Standard Chartered PLC	150,628	1,927
Tesco PLC	239,280	1,246
William Hill PLC	439,110	1,371
United States (2.3%)
Synthes, Inc. CHF	31,620	4,010

Total Common Stocks (cost $237,067)		173,611

	Principal
REPURCHASE AGREEMENT (0.3%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $532 on 01/02/2009 à •	$532	532

Total Repurchase Agreement (cost $532)		532

	Shares
SECURITIES LENDING COLLATERAL (8.1%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	14,085,537	14,086

Total Securities Lending Collateral (cost $14,086)		14,086

Total Investment Securities (cost $251,685) #		$188,229

The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)

	Percentage of
INVESTMENTS BY INDUSTRY (unaudited):	Total Investments	Value
Pharmaceuticals	9.5%	$17,846
Chemicals	9.1%	17,119
Beverages	6.9%	13,031
Oil, Gas & Consumable Fuels	6.0%	11,359
Household Products	5.5%	10,377
Food Products	5.0%	9,423
Commercial Banks	4.4%	8,269
Textiles, Apparel & Luxury Goods	4.3%	8,175
Insurance	4.0%	7,600
Media	4.0%	7,475
Electrical Equipment	3.7%	6,997
Office Electronics	3.2%	5,937
Multi-Utilities	2.7%	5,043
Semiconductors & Semiconductor Equipment	2.6%	4,948
Electronic Equipment & Instruments	2.5%	4,642
Health Care Equipment & Supplies	2.5%	4,616
Air Freight & Logistics	1.5%	2,798
Capital Markets	1.3%	2,476
Hotels, Restaurants & Leisure	1.2%	2,299
Electric Utilities	1.2%	2,296
Wireless Telecommunication Services	1.2%	2,286
Machinery	1.1%	2,129
Road & Rail	1.1%	2,108
Industrial Conglomerates	1.0%	1,972
Diversified Telecommunication Services	1.0%	1,910
Biotechnology	0.9%	1,772
Diversified Financial Services	0.9%	1,668
IT Services	0.9%	1,601
Food & Staples Retailing	0.7%	1,246
Distributors	0.6%	1,185
Consumer Finance	0.6%	1,083
Software	0.6%	1,049
Metals & Mining	0.5%	876

Investment Securities, at Value	92.2%	173,611
Short-Term Investments	7.8%	14,618

Total Investments	100.0%	$188,229

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $13,423.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 1.55%, and a maturity date of 08/15/2036, and with a market value plus accrued interest of $545.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $253,835. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,573 and $67,179, respectively. Net unrealized depreciation for tax purposes is $65,606.
The notes to the financial statements are an integral part of this report.

5

DEFINITIONS:

ADR	American Depositary Receipt

CHF	Swiss Franc

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$23,577	$164,652	$—	$188,229
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $251,685) (including securities loaned of $13,423)	$188,229
Foreign currency (cost: $285)	290
Receivables:
Shares sold	10
Income from loaned securities	24
Dividends	203
Dividend reclaims	343

189,099

Liabilities:
Investment securities purchased	33
Accounts payable and accrued liabilities:
Shares redeemed	67
Management and advisory fees	138
Distribution and service fees	1
Administration fees	3
Payable for collateral for securities on loan	14,086
Other	90

14,418

Net Assets	$174,681

Net Assets Consist of:
Capital Stock ($.01 par value)	$351
Additional paid-in capital	243,687
Undistributed net investment income	4,722
Accumulated net realized loss from investment securities and foreign currency transactions	(10,640)
Net unrealized depreciation on:
Investment securities	(63,456)
Translation of assets and liabilities denominated in foreign currencies	17

Net Assets	$174,681

Net Assets by Class:
Initial Class	$167,025
Service Class	7,656
Shares Outstanding:
Initial Class	33,548
Service Class	1,556
Net Asset Value and Offering Price Per Share:
Initial Class	$4.98
Service Class	4.92
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $842)	$7,706
Interest	30
Income from loaned securities-net	290

8,026

Expenses:
Management and advisory fees	2,404
Printing and shareholder reports	32
Custody fees	213
Administration fees	52
Legal fees	11
Audit fees	18
Trustees fees	8
Transfer agent fees	4
Registration fees	— (a)
Distribution and service fees:
Service Class	30
Other	6

Total expenses	2,778

Net Investment Income	5,248

Net Realized Loss from:
Investment securities	(9,425)
Foreign currency transactions	(503)

(9,928)

Net Decrease in Unrealized Depreciation on:
Investment securities	(103,550)
Translation of assets and liabilities denominated in foreign currencies	16

(103,534)

Net Realized and Unrealized Loss	(113,462)

Net Decrease In Net Assets Resulting from Operations	$(108,214)

(a)	Rounds to less than $1.
The notes to the financial statements are an integral part of this report.

7

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$5,248	$6,538
Net realized gain (loss) from investment securities and foreign currency transactions	(9,928)	28,349
Change in net unrealized depreciation on investment securities and foreign currency translation	(103,534)	(2,551)

Net increase (decrease) in net assets resulting from operations	(108,214)	32,336

Distributions to Shareholders:
From net investment income:
Initial Class	(4,243)	(3,326)
Service Class	(198)	(106)

	(4,441)	(3,432)

From net realized gains:
Initial Class	(28,126)	(61,381)
Service Class	(1,506)	(2,229)

	(29,632)	(63,610)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	16,215	56,188
Service Class	5,954	9,548

	22,169	65,736

Dividends and distributions reinvested:
Initial Class	32,369	64,706
Service Class	1,704	2,336

	34,073	67,042

Cost of shares redeemed:
Initial Class	(73,603)	(114,698)
Service Class	(7,635)	(3,808)

	(81,238)	(118,506)

Net increase (decrease) in net assets from capital shares transactions	(24,996)	14,272

Net decrease in net assets	(167,283)	(20,434)

Net Assets:
Beginning of year	341,964	362,398

End of year	$174,681	$341,964

Undistributed Net Investment Income	$4,722	$3,528

Share Activity:
Shares issued:
Initial Class	2,262	5,548
Service Class	803	971

	3,065	6,519

Shares issued-reinvested from distributions:
Initial Class	4,927	7,676
Service Class	262	279

	5,189	7,955

Shares redeemed:
Initial Class	(10,488)	(11,690)
Service Class	(1,175)	(399)

	(11,663)	(12,089)

Net increase (decrease) in shares outstanding:
Initial Class	(3,299)	1,534
Service Class	(110)	851

	(3,409)	2,385

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$8.88	$10.03	$8.75	$8.61	$7.53
Investment Operations
Net investment income(a)	0.15	0.18	0.08	0.11	0.05
Net realized and unrealized gain (loss)	(3.04)	0.63	1.88	0.92	1.03

Total operations	(2.89)	0.81	1.96	1.03	1.08

Distributions
From net investment income	(0.13)	(0.10)	(0.14)	(0.07)	—
From net realized gains	(0.88)	(1.86)	(0.54)	(0.82)	—

Total distributions	(1.01)	(1.96)	(0.68)	(0.89)	—

Net Asset Value
End of year	$4.98	$8.88	$10.03	$8.75	$8.61

Total Return(b)	(35.29)%	9.15%	23.07%	12.86%	14.34%
Net Assets End of Year (000’s)	$167,025	$327,306	$354,278	$265,260	$235,949
Ratio and Supplemental Data
Expenses to average net assets	1.05%	1.05%	1.07%	1.10%	1.09%
Net investment income, to average net assets	2.03%	1.77%	0.79%	1.30%	0.70%
Portfolio turnover rate	26%	35%	138%	103%	125%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$8.80	$9.97	$8.70	$8.59	$7.52
Investment Operations
Net investment income(a)	0.12	0.12	0.05	0.08	0.03
Net realized and unrealized gain (loss)	(3.01)	0.66	1.89	0.91	1.04

Total operations	(2.89)	0.78	1.94	0.99	1.07

Distributions
From net investment income	(0.11)	(0.09)	(0.13)	(0.06)	—
From net realized gains	(0.88)	(1.86)	(0.54)	(0.82)	—

Total distributions	(0.99)	(1.95)	(0.67)	(0.88)	—

Net Asset Value
End of year	$4.92	$8.80	$9.97	$8.70	$8.59

Total Return(b)	(35.54)%	8.87%	22.92%	12.42%	14.23%
Net Assets End of Year (000’s)	$7,656	$14,658	$8,120	$3,850	$2,215
Ratio and Supplemental Data
Expenses to average net assets	1.30%	1.30%	1.32%	1.35%	1.35%
Net investment income, to average net assets	1.76%	1.27%	0.55%	0.97%	0.40%
Portfolio turnover rate	26%	35%	138%	103%	125%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, MFS International Equity also changed its name to Transamerica MFS International Equity VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Foreign capital gains taxes: The Fund may be subject to taxes imposed by countries in which it invests, with respect to its investment in issuers existing or operating in such countries. Such taxes are generally based on income earned or repatriated and capital gains realized on the sale of such investments. The Fund accrues such taxes when the related income or capital gains are earned. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales earned by foreign investors. In addition, if there is deterioration in a country’s balance of payments or for other reasons, a country may impose temporary restrictions on foreign capital remittances abroad. The Fund’s investments in India and Thailand are subject to a governmental capital gains tax. Such taxes are due upon sale of individual securities. The Fund accrues for taxes on the capital gains throughout the holding period of the underlying securities.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.925%
Over $250 million up to $500 million	0.90%
Over $500 million up to $1 billion	0.85%
Over $1 billion	0.80%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     1.125% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $7 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$67,905
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	122,740
U.S. Government	—

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$387
Undistributed (accumulated) net realized gain (loss) from investment securities	$(387)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$5,238	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$23,742
Long-term Capital Gain	43,300

2008 Distributions paid from:
Ordinary Income	13,469
Long-term Capital Gain	20,604
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$4,743

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(5,238)

Post October Capital Loss Deferral	$(3,251)

Post October Currency Loss Deferral	$(22)

Net Unrealized Appreciation (Depreciation)	$(65,589)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica MFS International Equity VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica MFS International Equity VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $20,604 for the year ended December 31, 2008.

15

Transamerica Money Market VP
UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$1,009.61	0.42%	$2.12
Hypothetical (b)	1,000.00	1,023.03	0.42	2.14

Service Class
Actual	1,000.00	1,009.90	0.67	3.38
Hypothetical (b)	1,000.00	1,021.77	0.67	3.40

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Maturity Distribution (in days)
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by maturity distribution (in days) of the Fund’s total investment securities.

1

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts in thousands)

	Principal	Value
COMMERCIAL PAPER (99.3%)
Automobiles (1.1%)
BMW U.S. Capital LLC
1.95%, due 01/05/2009 - 144A	$12,100	$12,098
Beverages (4.7%)
Coca-Cola Co.
1.90%, due 01/08/2009 - 01/09/2009 -144A	27,300	27,289
2.25%, due 01/06/2009 - 144A	24,600	24,593
Capital Markets (0.7%)
Merrill Lynch & Co., Inc.
1.82%, due 01/05/2009	8,000	7,998
Chemicals (2.9%)
Ecolab, Inc.
0.10%, due 01/02/2009 - 144A	7,650	7,650
0.75%, due 01/06/2009 - 144A	10,000	9,999
1.50%, due 01/07/2009 - 144A	13,950	13,946
Commercial Banks (23.6%)
Bank of Scotland PLC
1.87%, due 03/13/2009	8,350	8,350
1.92%, due 03/12/2009	17,300	17,300
1.99%, due 03/11/2009	23,300	23,300
Barclays Bank PLC
1.85%, due 01/05/2009	5,500	5,499
2.00%, due 01/13/2009	13,600	13,591
2.06%, due 01/14/2009	22,300	22,283
2.24%, due 01/26/2009	13,300	13,279
Royal Bank of Scotland PLC
1.00%, due 02/06/2009	8,200	8,192
1.79%, due 02/09/2009 - 02/10/2009	18,000	17,965
2.00%, due 01/21/2009	15,000	14,983
2.64%, due 01/07/2009	12,400	12,395
State Street Corp.
1.50%, due 01/12/2009 - 01/13/2009 à	49,600	49,576
UBS Finance Delaware LLC
1.12%, due 02/19/2009	5,500	5,492
1.20%, due 05/29/2009	23,000	22,886
1.65%, due 04/17/2009	26,000	25,874
Commercial Services & Supplies (1.6%)
Pitney Bowes, Inc.
2.05%, due 01/05/2009 - 144A	18,000	17,996
Computers & Peripherals (1.0%)
Hewlett-Packard Co.
1.50%, due 01/02/2009 - 144A	11,000	11,000
Consumer Finance (4.7%)
American Express Credit Corp.
1.95%, due 01/15/2009 - 01/16/2009	51,950	51,909
Diversified Financial Services (38.2%)
Alpine Securitization
0.25%, due 01/20/2009 - 144A	7,000	6,999
1.37%, due 01/07/2009 - 01/08/2009 -144A	15,000	14,996
American Honda Finance Corp.
1.70%, due 03/12/2009	8,500	8,472
2.50%, due 01/06/2009 - 01/12/2009	38,100	38,081
2.55%, due 01/23/2009	8,300	8,287
CAFCO LLC
1.20%, due 02/03/2009 - 144A	38,000	37,960
Caterpillar Financial Services Corp.
1.24%, due 01/22/2009	21,200	21,185
1.25%, due 01/14/2009 - 02/04/2009	8,900	8,893
CIESCO LLC
0.25%, due 03/06/2009 - 144A	4,000	3,998
0.35%, due 02/09/2009 - 144A	9,500	9,496
General Electric Capital Corp.
1.10%, due 01/30/2009	10,100	10,091
1.15%, due 02/25/2009	4,000	3,993
MetLife Funding, Inc.
0.95%, due 01/23/2009	33,000	32,981
Old Line Funding LLC
1.25%, due 03/02/2009 - 144A	12,026	12,001
PACCAR Financial Corp.
1.22%, due 01/16/2009	16,250	16,242
1.25%, due 01/23/2009	9,150	9,143
1.28%, due 02/03/2009	18,700	18,678
1.45%, due 01/12/2009	10,750	10,745
Procter & Gamble International Funding Sca
1.55%, due 01/07/2009 - 01/08/2009 -144A	30,300	30,292
Rabobank USA Financial Corp.
1.23%, due 01/20/2009 - 01/21/2009	35,900	35,876
1.40%, due 01/27/2009	19,000	18,981
Ranger Funding Co. LLC
0.35%, due 02/02/2009 - 144A	2,000	1,999
Toyota Motor Credit Corp.
1.20%, due 03/19/2009	14,500	14,463
1.30%, due 03/26/2009	10,550	10,518
1.45%, due 04/16/2009	6,500	6,472
1.65%, due 01/28/2009 - 01/29/2009	20,200	20,175
Unilever Capital Corp.
1.00%, due 04/13/2009 - 144A	9,400	9,373
Diversified Telecommunication Services (2.0%)
AT&T, Inc.
1.05%, due 01/20/2009 - 144A	21,650	21,638
Health Care Equipment & Supplies (4.3%)
Medtronic, Inc.
1.00%, due 03/09/2009 - 144A	13,800	13,774
1.15%, due 01/08/2009 - 01/09/2009 -144A	34,350	34,342
Insurance (4.9%)
Prudential Funding LLC
1.02%, due 02/17/2009 - 02/18/2009	29,050	29,011
1.05%, due 04/23/2009	5,900	5,881
1.25%, due 03/31/2009	9,500	9,471
1.30%, due 03/30/2009	10,000	9,968
Machinery (0.8%)
Caterpillar, Inc.
1.12%, due 01/09/2009 - 144A	9,200	9,198
Multiline Retail (4.5%)
Walgreen Co.
1.10%, due 01/09/2009 - 144A	18,850	18,845
1.20%, due 01/05/2009 - 144A	30,650	30,645
Office Electronics (0.4%)
Pitney Bowes, Inc.
1.45%, due 01/13/2009 - 144A	4,300	4,298
Personal Products (2.1%)
Procter & Gamble Co.
1.10%, due 01/15/2009 - 144A	17,000	16,993
1.15%, due 01/07/2009 - 144A	6,300	6,299
The notes to the financial statements are an integral part of this report.

2

	Principal	Value
Pharmaceuticals (1.8%)
Eli Lilly & Co.
1.40%, due 01/06/2009 - 144A	$20,000	$19,996

Total Commercial Paper (cost $1,096,192)		1,096,192

CERTIFICATE OF DEPOSIT (0.5%)
Commercial Banks (0.5%)
Bank of Scotland PLC
1.85%, due 03/16/2009	6,000	6,000

Total Certificate of Deposit (cost $6,000)		6,000

CORPORATE DEBT SECURITY (0.3%)
Consumer Finance (0.3%)
American Express Credit Corp. *
0.94%, due 05/18/2009	3,000	2,943

Total Corporate Debt Security (cost $2,943)		2,943

REPURCHASE AGREEMENT (0.0%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $182 on 01/02/2009 à •	182	182

Total Repurchase Agreement (cost $182)		182

Total Investment Securities (cost $1,105,317) #		$1,105,317

NOTES TO SCHEDULE OF INVESTMENTS:

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $200.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $1,105,317.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $427,713, or 38.73% of the Fund’s net assets.

LLC	Limited Liability Company

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$—	$1,105,317	$—	$1,105,317
The notes to the financial statements are an integral part of this report.

3

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $1,105,317)	$1,105,317
Prepaid money market guarantee insurance	229
Receivables:
Shares sold	1,695
Interest	59

1,107,300

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	2,406
Management and advisory fees	351
Distribution and service fees	66
Transfer agent fees	2
Administration fees	20
Other	62

2,907

Net Assets	$1,104,393

Net Assets Consist of:
Capital Stock ($.01 par value)	$11,044
Additional paid-in capital	1,093,349

Net Assets	$1,104,393

Net Assets by Class:
Initial Class	$806,629
Service Class	297,764

Shares Outstanding:
Initial Class	806,629
Service Class	297,764

Net Asset Value and Offering Price Per Share:
Initial Class	$1.00
Service Class	1.00
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Interest	21,708

21,708

Expenses:
Management and advisory fees	2,820
Printing and shareholder reports	46
Custody fees	79
Administration fees	161
Legal fees	33
Audit fees	18
MM guarantee insurance fees	90
Trustees fees	22
Transfer agent fees	18
Distribution and service fees:
Service Class	455
Other	13

Total expenses	3,755

Net Investment Income	17,953

Net Increase In Net Assets Resulting from Operations	$17,953

The notes to the financial statements are an integral part of this report.

4

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$17,953	$27,311

Net increase in net assets resulting from operations	17,953	27,311

Distributions to Shareholders:
From net investment income:
Initial Class	(14,406)	(23,783)
Service Class	(3,547)	(3,528)

	(17,953)	(27,311)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	700,614	607,016
Service Class	356,720	208,265

	1,057,334	815,281

Dividends and distributions reinvested:
Initial Class	14,406	23,905
Service Class	3,547	3,539

	17,953	27,444

Cost of shares redeemed:
Initial Class	(404,284)	(589,813)
Service Class	(157,206)	(160,763)

	(561,490)	(750,576)

Net increase in net assets from capital shares transactions	513,797	92,149

Net increase in net assets	513,797	92,149

Net Assets:
Beginning of year	590,596	498,447

End of year	$1,104,393	$590,596

Share Activity:
Shares issued:
Initial Class	700,614	607,017
Service Class	356,720	208,265

	1,057,334	815,282

Shares issued-reinvested from distributions:
Initial Class	14,406	23,905
Service Class	3,547	3,539

	17,953	27,444

Shares redeemed:
Initial Class	(404,284)	(589,813)
Service Class	(157,206)	(160,764)

	(561,490)	(750,577)

Net increase in shares outstanding:
Initial Class	310,736	41,109
Service Class	203,061	51,040

	513,797	92,149

The notes to the financial statements are an integral part of this report.

5

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00
Investment Operations
Net investment income(a)	0.02	0.05	0.05	0.03	0.01

Total operations	0.02	0.05	0.05	0.03	0.01

Distributions
From net investment income	(0.02)	(0.05)	(0.05)	(0.03)	(0.01)

Total distributions	(0.02)	(0.05)	(0.05)	(0.03)	(0.01)

Net Asset Value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return(b)	2.37%	4.91%	4.74%	2.89%	0.99%
Net Assets End of Year (000’s)	$806,629	$495,893	$454,784	$347,350	$496,821
Ratio and Supplemental Data
Expenses to average net assets	0.41%	0.40%	0.40%	0.40%	0.39%
Net investment income, to average net assets	2.31%	4.88%	4.69%	2.84%	1.00%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00
Investment Operations
Net investment income(a)	0.02	0.05	0.04	0.03	0.01

Total operations	0.02	0.05	0.04	0.03	0.01

Distributions
From net investment income	(0.02)	(0.05)	(0.04)	(0.03)	(0.01)

Total distributions	(0.02)	(0.05)	(0.04)	(0.03)	(0.01)

Net Asset Value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return(b)	2.28%	4.65%	4.48%	2.63%	0.72%
Net Assets End of Year (000’s)	$297,764	$94,703	$43,663	$29,402	$18,930
Ratio and Supplemental Data
Expenses to average net assets	0.66%	0.65%	0.65%	0.65%	0.64%
Net investment income, to average net assets	1.95%	4.62%	4.47%	2.69%	0.87%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

6

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Money Market also changed its name to Transamerica Money Market VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Securities valuations: As permitted under Rule 2a-7 of the 1940 Act, the securities held by the Fund are valued on the basis of amortized cost, which approximates market value.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities.
For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends to shareholders are declared daily and reinvested monthly.
Temporary Guarantee Program: The Transamerica Money Market has enrolled in the U.S. Treasury Department’s Temporary Guarantee Program for money market funds (the “Program”). Under the Program, the U.S. Treasury guarantees the $1.00 dollar per share value of fund shares outstanding as of September 19, 2008, subject to certain terms and limitations.
Only shareholders who held shares as of September 19, 2008 are eligible to participate in the guarantee. Those shareholders may purchase and redeem shares in their account during the period covered by the Program. However, the number of shares covered by the guarantee cannot exceed the number of shares held by the shareholder at the close of business on September 19, 2008. Thus, to the extent the overall value of a shareholder’s account increases after September 19, 2008, the amount of the increase will not be covered by the guarantee. If a Fund shareholder closes his or her Fund account, any future investment in the Fund will not be guaranteed.
The guarantee will be triggered if the market-based net asset value of the Fund is less than $0.995, unless promptly cured (a “Guarantee Event”). If a Guarantee Event were to occur, the Fund would be required to liquidate. Upon liquidation and subject to the availability of funds under the Program, eligible shareholders would be entitled to receive payments equal to $1.00 per “covered share.”

7

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
The number of “covered shares” held by a shareholder would be equal to the lesser of (1) the number of shares owned by that shareholder on September 19, 2008 or (2) the number of shares owned by that shareholder on the date upon which the Guarantee Event occurs. The coverage provided for all money market funds participating in the Program (and, in turn, any amount available to the Fund and its eligible shareholders) is subject to an overall limit, currently approximately $50 billion.
The initial period of the Program covered a three month period from September 19, 2008 to December 18, 2008. On November 24, 2008, the Treasury Department announced an extension of the Program from December 19, 2008 through April 30, 2009 (the “Program Extension Period”). On December 5, 2008, the Board of Trustees of the Fund elected to participate in the Program Extension Period. The Program may be later extended by the Treasury Department to terminate no later than September 18, 2009. If the Treasury Department extends the Program, the Board will consider whether to continue to participate. The Fund has paid to the Treasury a fee of 0.01% of its net assets as of September 19, 2008 to participate in the initial three month period of the Program and a fee of 0.015% of its net assets as of September 19, 2008 to participate in the Program Extension Period.
These expenses are borne by the Fund without regard to any expense limitation agreement in effect for the Fund. Participation in any extension of the Program would require payment of an additional fee, although there can be no assurance that the Fund will elect to participate, or be eligible to participate, in any extension of the Program.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$20,735	1.88%
Transamerica Asset Allocation-Growth VP	7,290	0.66
Transamerica Asset Allocation-Moderate VP	17,291	1.57
Transamerica Asset Allocation-Moderate Growth VP	44,997	4.07

Total	$90,313	8.18%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
          0.35% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          0.57% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the period ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $45 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary).
Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforwards are available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the periods listed:

Capital Loss
Carryforwards	Available Through
$1	December 31, 2013
$1	December 31, 2014
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$27,311
Long-term Capital Gain	—
2008 Distributions paid from:
Ordinary Income	17,953
Long-term Capital Gain	—

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. (continued)
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(2)

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$—

NOTE 4. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

10

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Money Market VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Money Market VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

11

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

12

Transamerica Munder Net50 VP
(unaudited)
MARKET ENVIRONMENT
The Standard and Poor’s 500 Composite Stock Index (“S&P 500”) posted a negative 37.00% total return for the year ended December 31, 2008. Technology stocks underperformed the market, as demonstrated by the S&P North American Technology Index (“S&P NATI”) which was down 43.3% for the year. The Internet segment of the market also had a weak year with the Interactive Week Internet Index (“IIX”) down 41.80% and the Morgan Stanley Internet Index (“MOX”) down 45.7% for the year.
The best performers in the information technology sector were selected large-cap stocks, software and information technology (“IT”) services, which generally outperformed smaller-cap stocks and other technology industry groups for the year.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Munder Net50 VP Initial Class returned (43.53)%. By comparison its primary and secondary benchmarks, S&P 500 and IIX, returned (37.00)% and (41.80)%, respectively.
STRATEGY REVIEW
Transamerica Munder Net50 VP invests in companies that we believe are positioned to benefit from the growth of the Internet. This primarily encompasses pure play Internet companies and supporting technology companies. In our view, three major trends continue to provide a tailwind for Internet growth: favorable demographic trends, increased broadband penetration, and globalization.
Significant positive contributors to absolute performance during the year included: Napster, Inc., which was acquired by Best Buy Co., Inc.; Netflix, Inc., which saw solid growth in its online DVD rental business and strong initial adoption of its streaming online movie businesses; and PetMed Express, Inc., which benefited from stable trends in its online pet medication business. The largest detractor from performance was Baidu, Inc., which declined on concerns about the slowing Chinese economy and regulatory issues regarding certain search ads displayed on the site. We continue to hold the stock as we see significant opportunity for growth and a more reasonable valuation.
The most significant foreign holdings during 2008 continued to be Chinese Internet companies. We believe that the Chinese Internet sector may see strong growth in the coming years driven by user growth and broadband adoption. In 2008, China surpassed the United States in total number of Internet users. While China now represents the largest user base of any country in the world, the growth opportunity remains large as China’s internet penetration is just 19.0%. (Source: Lehman Brothers, July 28, 2008) We believe that companies such as Baidu, Inc., SINA Corp. and Sohu.com, Inc. are well-positioned to benefit from China’s future Internet growth.
Kenneth A. Smith, CFA
Jonathan R. Woodley
Mark A. Lebovitz, CFA
Co-Portfolio Managers
Munder Capital Management

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(43.53)%	(3.80)%	(3.09)%	05/03/1999
S&P 500*	(37.00)%	(2.19)%	(2.31)%	05/03/1999
AMEX INTERACTIVE WEEK INTR NEW — IIX*	(41.80)%	(1.42)%	(8.98)%	05/03/1999
Service Class	(43.69)%	(4.07)%	2.22%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index and Interactive Week Internet (AMEX INTERACTIVE WEEK INTR NEW — IIX) Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
Investing in technology stocks generally involves greater volatility and risks so an investment in the portfolio may not be appropriate for everyone. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$651.51	0.99%	$4.11
Hypothetical (b)	1,000.00	1,020.16	0.99	5.03

Service Class
Actual	1,000.00	650.65	1.24	5.14
Hypothetical (b)	1,000.00	1,018.90	1.24	6.29

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (99.2%)
Communications Equipment (10.3%)
Cisco Systems, Inc. ‡	163,500	$2,665
Juniper Networks, Inc. ‡ ^	72,300	1,266
Qualcomm, Inc.	42,000	1,505
Research In Motion, Ltd. ‡ ^	12,750	517
Computers & Peripherals (7.3%)
Apple, Inc. ‡	26,600	2,270
Hewlett-Packard Co.	36,500	1,325
Netapp, Inc. ‡ ^	42,300	591
Hotels, Restaurants & Leisure (1.3%)
Ctrip.Com International, Ltd. ADR ^	30,750	732
Insurance (1.8%)
Ehealth, Inc. ‡ ^	79,900	1,061
Internet & Catalog Retail (9.7%)
Amazon.Com, Inc. ‡ ^	42,950	2,203
Bidz.Com, Inc. ‡ ^	68,542	315
Expedia, Inc. ‡ ^	62,669	516
NetFlix, Inc. ‡ ^	22,900	685
PetMed Express, Inc. ‡ ^	9,839	173
Priceline.com, Inc. ‡ ^	22,250	1,639
Internet Software & Services (47.7%)
Akamai Technologies, Inc. ‡ ^	102,300	1,544
Baidu, Inc. ADR ‡ ^	12,600	1,645
Digital River, Inc. ‡ ^	73,500	1,823
eBay, Inc. ‡	141,400	1,974
Equinix, Inc. ‡ ^	6,200	330
Gmarket, Inc. ADR ‡ ^	21,800	376
Google, Inc. -Class A ‡	9,100	2,800
GSI Commerce, Inc. ‡ ^	97,800	1,029
IAC/InterActiveCorp ‡ ^	110,120	1,732
Knot, Inc. ‡ ^	44,400	369
Mercadolibre, Inc. ‡ ^	14,500	238
Move, Inc. ‡ ^	1,480,985	2,370
NetEase.Com ADR ‡	63,100	1,395
Omniture, Inc. ‡ ^	67,900	722
SINA Corp. ‡ ^	48,350	1,119
Sohu.Com, Inc. ‡	17,750	840
Techtarget, Inc. ‡ ^	167,479	724
Tencent Holdings, Ltd.	52,000	338
Thestreet.Com, Inc. ^	137,600	399
Verisign, Inc. ‡ ^	91,300	1,742
Vistaprint, Ltd. ‡ ^	19,800	369
WebMD Health Corp. -Class A ‡ ^	50,100	1,182
Yahoo, Inc. ‡ ^	182,800	2,230
Media (0.9%)
Time Warner, Inc. ^	53,000	533
Professional Services (0.9%)
Monster Worldwide, Inc. ‡ ^	43,900	531
Semiconductors & Semiconductor Equipment (1.4%)
Broadcom Corp. -Class A ‡ ^	46,500	789
Software (17.9%)
BMC Software, Inc. ‡ ^	36,000	969
Check Point Software Technologies ‡	94,700	1,798
McAfee, Inc. ‡ ^	32,500	1,124
Microsoft Corp.	90,850	1,766
Oracle Corp. ‡ ^	33,600	596
Red Hat, Inc. ‡ ^	56,900	752
Salesforce.Com, Inc. ‡ ^	16,600	531
Shanda Interactive Entertainment, Ltd. ADR ‡ ^	20,000	647
Sourceforge, Inc. ‡ ^	336,900	303
Symantec Corp. ‡ ^	82,000	1,109
Synopsys, Inc. ‡	41,700	772

Total Common Stocks (cost $84,372)		56,973

	Principal
REPURCHASE AGREEMENT (0.2%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $130 on 01/02/2009 à •	$130	130

Total Repurchase Agreement (cost $130)		130

	Shares
SECURITIES LENDING COLLATERAL (10.8%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à▲	6,207,419	6,207

Total Securities Lending Collateral (cost $6,207)		6,207

Total Investment Securities (cost $90,709) #		$63,310

NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

^	All or a portion of this security is on loan. The value of all securities on loan is $6,037.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $150.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $94,678. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,248 and $32,616, respectively. Net unrealized depreciation for tax purposes is $31,368.
The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)
DEFINITION:

ADR	American Depositary Receipt
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$62,842	$468	$—	$63,310
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $90,709) (including securities loaned of $6,037)	$63,310
Foreign currency (cost: $33)	33
Receivables:
Investment securities sold	1,453
Income from loaned securities	17
Dividends	9

64,822

Liabilities:
Investment securities purchased	1,088
Accounts payable and accrued liabilities:
Shares redeemed	14
Management and advisory fees	45
Distribution and service fees	1
Administration fees	1
Payable for collateral for securities on loan	6,207
Other	27

7,383

Net Assets	$57,439

Net Assets Consist of:
Capital Stock ($.01 par value)	$115
Additional paid-in capital	96,564
Accumulated net investment loss	(1)
Accumulated net realized loss from investment securities and foreign currency transactions	(11,840)
Net unrealized depreciation on:
Investment securities	(27,399)

Net Assets	$57,439

Net Assets by Class:
Initial Class	$56,041
Service Class	1,398
Shares Outstanding:
Initial Class	11,202
Service Class	282
Net Asset Value and Offering Price Per Share:
Initial Class	$5.00
Service Class	4.95
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $2)	$178
Interest	15
Income from loaned securities-net	417

610

Expenses:
Management and advisory fees	827
Printing and shareholder reports	10
Custody fees	21
Administration fees	18
Legal fees	4
Audit fees	18
Trustees fees	3
Transfer agent fees	2
Distribution and service fees:
Service Class	7
Other	2

Total expenses	912

Net Investment Loss	(302)

Net Realized Loss from:
Investment securities	(11,465)
Foreign currency transactions	2

(11,463)

Net Decrease in Unrealized Depreciation on:
Investment securities	(38,158)

Net Realized and Unrealized Loss	(49,621)

Net Decrease In Net Assets Resulting from Operations	$(49,923)

The notes to the financial statements are an integral part of this report.

6

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment loss	$(302)	$(711)
Net realized gain (loss) from investment securities and foreign currency transactions	(11,463)	25,173
Change in net unrealized depreciation on investment securities	(38,158)	(6,486)

Net increase (decrease) in net assets resulting from operations	(49,923)	17,976

Distributions to Shareholders:
From net investment income:
Initial Class	—	(2,767)
Service Class	—	(111)

	—	(2,878)

From net realized gains:
Initial Class	(24,033)	—
Service Class	(619)	—

	(24,652)	—

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	17,125	13,775
Service Class	835	2,655

	17,960	16,430

Dividends and distributions reinvested:
Initial Class	24,033	2,767
Service Class	619	111

	24,652	2,878

Cost of shares redeemed:
Initial Class	(29,577)	(19,215)
Service Class	(3,130)	(1,460)

	(32,707)	(20,675)

Net increase (decrease) in net assets from capital shares transactions	9,905	(1,367)

Net increase (decrease) in net assets	(64,670)	13,731

Net Assets:
Beginning of year	122,109	108,378

End of year	$57,439	$122,109

Accumulated Net Investment Loss	$(1)	$(2)

Share Activity:
Shares issued:
Initial Class	1,785	1,205
Service Class	99	232

	1,884	1,437

Shares issued-reinvested from distributions:
Initial Class	3,138	252
Service Class	81	10

	3,219	262

Shares redeemed:
Initial Class	(3,648)	(1,706)
Service Class	(342)	(128)

	(3,990)	(1,834)

Net increase (decrease) in shares outstanding:
Initial Class	1,275	(249)
Service Class	(162)	114

	1,113	(135)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007		2006		2005	2004
Net Asset Value
Beginning of year	$11.78	$10.32		$10.32		$9.55	$8.28
Investment Operations
Net investment income (loss)(a)	(0.03)	(0.07)		0.01		(0.06)	(0.05)
Net realized and unrealized gain (loss)	(4.22)	1.81		(0.01)		0.83	1.32

Total operations	(4.25)	1.74		—		0.77	1.27

Distributions
From net realized gains	(2.53)	(0.28)		—		—	—

Total distributions	(2.53)	(0.28)		—		—	—

Net Asset Value
End of year	$5.00	$11.78		$10.32		$10.32	$9.55

Total Return(b)	(43.53)%	17.04%		—	%(c)	8.06%	15.34%
Net Assets End of Year (000’s)	$56,041	$116,929		$105,005		$113,452	$100,139
Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.99%	0.99	%(*)	1.00	%(^)	1.00%	1.00	%(#)

Before reimbursement/fee waiver	0.99%	0.99	%(*)	1.00	%(^)	1.02%	1.00	%(#)

Net investment income (loss), to average net assets	(0.32)%	(0.60)%		0.07%		(0.62)%	(0.55)%
Portfolio turnover rate	85%	94%		72%		96%	34%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007		2006		2005	2004
Net Asset Value
Beginning of year	$11.67	$10.23		$10.26		$9.52	$8.28
Investment Operations
Net investment loss(a)	(0.05)	(0.08)		(0.02)		(0.08)	(0.06)
Net realized and unrealized gain (loss)	(4.18)	1.78		(0.01)		0.82	1.30

Total operations	(4.23)	1.70		(0.03)		0.74	1.24

Distributions
From net realized gains	(2.49)	(0.26)		—		—	—

Total distributions	(2.49)	(0.26)		—		—	—

Net Asset Value
End of year	$4.95	$11.67		$10.23		$10.26	$9.52

Total Return(b)	(43.69)%	16.80%		(0.29)%		7.77%	14.98%
Net Assets End of Year (000’s)	$1,398	$5,180		$3,373		$3,179	$2,771
Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.24%	1.24	%(*)	1.25	%(^)	1.25%	1.25	%(#)

Before reimbursement/fee waiver	1.24%	1.24	%(*)	1.25	%(^)	1.27%	1.25	%(#)

Net investment loss, to average net assets	(0.59)%	(0.70)%		(0.23)%		(0.87)%	(0.68)%
Portfolio turnover rate	85%	94%		72%		96%	34%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Rounds to less than (0.01%) or 0.01%.

(*)	Includes recaptured expenses by the investment adviser. The impact of recaptured expenses was 0.01% (See Note 2).

(^)	Includes recaptured expenses by the investment adviser. The impact of recaptured expenses was 0.02% (See Note 2).

(#)	Includes recaptured expenses by the investment adviser. The impact of recaptured expenses was 0.01% (See Note 2).
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Munder Net50 also changed its name to Transamerica Munder Net50 VP (“the Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund is “non-diversified” under the 1940 Act.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $61 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$1,558	2.71%
Transamerica Asset Allocation-Growth VP	10,789	18.78
Transamerica Asset Allocation-Moderate VP	8,092	14.09
Transamerica Asset Allocation-Moderate Growth VP	22,007	38.32

Total	$42,446	73.90%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
          0.90% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $2 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$77,574
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	92,355
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(301)
Undistributed (accumulated) net investment income (loss)	$303
Undistributed (accumulated) net realized gain (loss) from investment securities	$(2)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$3,481	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$983
Long-term Capital Gain	1,895

2008 Distributions paid from:
Ordinary Income	3,991
Long-term Capital Gain	20,661
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(3,481)

Post October Capital Loss Deferral	$(4,391)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(31,368)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Munder Net50 VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Munder Net50 VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $20,661 for the year ended December 31, 2008.

14

Transamerica PIMCO Total Return VP
(unaudited)
MARKET ENVIRONMENT
Over the 12 months ended December 31, 2008, interest rates fell worldwide and yield curves in the U.S., Europe, and the United Kingdom steepened as investors fled to the safety of government bonds, especially shorter maturities. To forestall a recession and unfreeze credit markets during the early part of the year, the Federal Reserve Board (“Fed”) reduced the federal funds rate, and took several unconventional steps: it made several hundred billion dollars of liquidity facilities available to the financial system against an expanded range of collateral; opened its discount window to investment banks; and arranged the rescue of Bear Stearns.
During the middle part of the fiscal year, the central bank paused to reassess a U.S. economy buffeted by conflicting pressures of weakening economic indicators on one side and the threat of inflation on the other. However, the crisis, which was originally thought to be contained within the housing market, gradually spread to the corporate sector. The month of September featured a succession of shocking events. These included the Treasury’s bailout of mortgage agencies Fannie Mae and Freddie Mac and insurer American International Group, Inc. (“AIG”), as well as the realignment of the biggest U.S. investment banks via bankruptcy, merger, recapitalization, or transformation into bank holding companies.
In early October, the U.S. Congress approved the $700 billion Troubled Asset Relief Program (“TARP”) proposed by the Treasury and the Fed to help unclog the flow of credit. As economic data continued to show a weakening economy in the midst of a deep recession, forceful action was taken by the Fed. In addition to the previously announced government programs and continued federal fund rate cuts aimed to get the economy growing again, the Fed stated it would target the fed funds rate between 0 and 0.25 percent.
PERFORMANCE
For the year ended December 31, 2008, Transamerica PIMCO Total Return VP Initial Class returned (2.79)%. By comparison its benchmark, Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index, returned 5.24%.
STRATEGY REVIEW
The portfolio’s investment process is based upon a long-term approach, which utilizes both “top-down” and “bottom-up” strategies. Top-down strategies focus on duration, yield curve positioning, volatility and sector rotation while bottom-up strategies drive our security selection process and facilitate the identification and analysis of undervalued securities. As we believe that no single strategy should dominate returns, our total return strategy relies on multiple sources of value added in a highly diversified portfolio.
The following is a summary of the main contributors to the portfolio’s performance relative to its benchmark in 2008.
•	Non-U.S. duration. The portfolio was positioned on the front end of yield curves in certain developed countries outside the U.S., such as the U.K. and Australia, where we felt that the market had not fully priced in a slowdown. This paid off as markets began to price in rate cuts by global central banks.

•	Curve steepening biases. In the U.S., the U.K., Australia, and the eurozone, the portfolio was positioned for yield curve steepening.

•	Underweight to corporates. Though we added to the portfolio’s corporate positioning, we stayed underweight. As spreads ballooned, this was a source of outperformance.
The following is a summary of major detractors from portfolio underperformance relative to the benchmark.
•	Overweight to agency mortgage-backed securities. As the financial system de-levered, large institutions sold their most liquid assets to raise cash; in many cases, their most liquid assets were agency mortgage-backed securities. Spreads on agency mortgages widened to well over 200 basis points over Treasuries.

•	Overweight to financials. When Bear Stearns was taken over by JPMorgan with government assistance in March, we saw opportunities in banks under the umbrella of the federal government, banks that we felt were “too intertwined to fail.” One of the financials, unfortunately, stood outside this umbrella; as a result, it was a significant detractor from portfolio performance. Our overweight to other financials hurt performance as well.

•	Exposure to emerging market (“EM”) currencies. We expected EM currencies to outperform developed currencies given strong reserve balances and monetary policy bodies that were tightening to contain inflation, rather than cutting. In the past six months, EM currencies detracted from performance as effects of the global slowdown have been felt in places like Brazil, Mexico, and Southeast Asia.
Chris P. Dialynas
Portfolio Manager
Pacific Investment Management Company LLC

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(2.79)%	3.37%	4.19%	05/01/2002
Barclays Capital Aggregate U.S. Bond Index*	5.24%	4.65%	5.31%	05/01/2002
Service Class	(3.07)%	3.10%	3.12%	05/01/2003

NOTES

*	The Barclays Capital Aggregate U.S. Bond Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$977.11	0.71%	$3.53
Hypothetical (b)	1,000.00	1,021.57	0.71	3.61

Service Class
Actual	1,000.00	975.95	0.96	4.77
Hypothetical (b)	1,000.00	1,020.31	0.96	4.88

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Principal		Value
U.S. GOVERNMENT OBLIGATIONS (14.2%)
U.S. Treasury Bond
4.50%, due 05/15/2038 ^		$1,000	$1,365
5.00%, due 05/15/2037		9,700	14,054
5.25%, due 11/15/2028		1,000	1,320
7.13%, due 02/15/2023		23,900	34,674
7.25%, due 08/15/2022		2,900	4,216
8.00%, due 11/15/2021		14,200	21,531
U.S. Treasury Inflation Indexed Bond, TIPS
2.38%, due 01/15/2025		9,717	9,550
3.63%, due 04/15/2028		7,782	9,271
U.S. Treasury Inflation Indexed Note, TIPS
3.00%, due 07/15/2012		1,352	1,325
U.S. Treasury Strip
Zero Coupon, due 05/15/2021 ^		128,500	84,331

Total U.S. Government Obligations (cost $165,099)			181,637

U.S. GOVERNMENT AGENCY OBLIGATIONS (95.4%)
Fannie Mae
3.46%, due 06/01/2043 *		466	458
3.74%, due 08/01/2035 *		43	42
4.00%, due 08/01/2013 - 01/01/2014		3,046	3,089
4.45%, due 10/01/2035 *		39	40
4.50%, due 03/01/2010 - 03/25/2017		1,193	1,204
4.67%, due 12/01/2034 *		38	38
4.70%, due 09/01/2035 *		3,957	3,991
4.78%, due 08/01/2035 *		3,108	3,149
4.81%, due 05/01/2035 *		1,447	1,474
5.00%, due 02/01/2018 - 03/01/2038		115,684	118,576
5.30%, due 01/01/2028 *		99	99
5.32%, due 07/01/2032 *		13	13
5.50%, due 03/01/2016 - 09/01/2038		201,412	206,810
6.00%, due 01/01/2017 - 05/01/2038		55,448	57,149
6.40%, due 08/01/2036 *		1,477	1,517
6.50%, due 05/01/2034 - 06/17/2038		6,199	6,515
6.63%, due 11/15/2030 ^		11,700	16,892
Fannie Mae, TBA
4.00%, due 12/01/2099		55,000	55,567
4.50%, due 12/01/2099		79,000	79,716
5.00%, due 01/01/2022 - 02/01/2038		177,000	180,606
5.50%, due 01/01/2037		287,600	294,790
6.00%, due 01/01/2037		6,100	6,279
Federal Home Loan Bank
Zero Coupon, due 02/04/2009		2,000	2,000
Freddie Mac
1.55%, due 12/15/2029 *		117	114
3.68%, due 10/25/2044 *		2,703	2,590
3.88%, due 07/25/2044 *		1,413	1,274
4.00%, due 06/15/2022		7	6
4.25%, due 09/15/2024		1,067	1,071
4.50%, due 10/01/2013 - 06/15/2017		3,426	3,474
4.74%, due 09/01/2035 *		3,601	3,603
5.00%, due 12/15/2015 - 05/15/2026		25,675	26,053
5.20%, due 08/01/2023 *		113	112
5.30%, due 09/01/2035 *		3,075	3,116
5.50%, due 03/15/2017 - 08/01/2038		25,319	25,943
6.50%, due 07/25/2043		154	160
Ginnie Mae
6.50%, due 02/15/2029 - 06/20/2032		263	277
Ginnie Mae, TBA
5.00%, due 12/01/2099 - 12/15/2099		15,000	15,319
5.50%, due 01/01/2036		200	206
6.50%, due 12/01/2099		85,000	88,373
Overseas Private Investment Corp.
5.10%, due 12/10/2012		5,700	5,761
5.75%, due 04/15/2014		3,900	3,913

Total U.S. Government Agency Obligations (cost $1,193,670)			1,221,379

FOREIGN GOVERNMENT OBLIGATIONS (7.1%)
Bundesrepublik Deutschland
4.25%, due 07/04/2039	EUR	5,700	8,999
4.75%, due 07/04/2034	EUR	12,300	19,738
5.50%, due 01/04/2031	EUR	8,800	15,171
5.63%, due 01/04/2028	EUR	6,400	11,076
6.25%, due 01/04/2030	EUR	5,800	10,792
Hong Kong Government
5.13%, due 08/01/2014 -144A		$2,700	2,888
Japanese Government CPI Linked Bond, TIPS
1.40%, due 06/10/2018	JPY	999,140	9,621
Korea Expressway Corp.
5.13%, due 05/20/2015 -144A		$850	663
Province of Ontario Canada
4.70%, due 06/02/2037	CAD	7,500	6,071
Republic of Brazil
10.25%, due 01/10/2028	BRL	2,800	1,081
Republic of South Africa
5.25%, due 05/16/2013	EUR	65	79
U.K. Gilt
4.50%, due 12/07/2042	GBP	2,500	4,089

Total Foreign Government Obligations (cost $78,829)			90,268

MORTGAGE-BACKED SECURITIES (10.9%)
Adjustable Rate Mortgage Trust
Series 2005-5, Class 2A1
5.14%, due 09/25/2035		$513	308
American Home Mortgage Assets
Series 2006-4, Class 1A12
0.68%, due 10/25/2046 *		6,538	2,277
Series 2006-5, Class A1		1,181
3.18%, due 11/25/2046 *			415
American Home Mortgage Investment Trust
Series 2005-2, Class 4A1
5.66%, due 09/25/2045 *		13	6
Banc of America Funding Corp.
Series 2005-D, Class A1
4.16%, due 05/25/2035 *		309	221
Series 2006-J, Class 4A1
6.12%, due 01/20/2047		317	170
Banc of America Mortgage Securities, Inc.
Series 2004-L, Class 2A1
4.37%, due 01/25/2035 *		1,661	1,225
BCAP LLC Trust
Series 2006-AA2, Class A1
0.64%, due 01/25/2037 *		1,800	735
Bear Stearns Adjustable Rate Mortgage Trust
Series 2003-5, Class 2A1
4.53%, due 08/25/2033		4,229	3,354

The notes to the financial statements are an integral part of this report.

	Principal	Value
Bear Stearns Adjustable Rate Mortgage Trust (continued)
Series 2003-8, Class 2A1
5.45%, due 01/25/2034 *	$193	$136
Series 2003-8, Class 4A1
5.18%, due 01/25/2034	294	187
Series 2003-9, Class 2A1
5.05%, due 02/25/2034	424	271
Series 2004-10, Class 22A1
4.96%, due 01/25/2035	452	341
Series 2005-2, Class A2
4.13%, due 03/25/2035 *	2,062	1,606
Series 2005-5, Class A1
3.49%, due 08/25/2035 *	36	30
Series 2005-5, Class A2
4.55%, due 08/25/2035 *	1,006	825
Series 2005-7, Class 22A1
5.49%, due 09/25/2035	994	462
Series 2005-9, Class A1
4.63%, due 10/25/2035 *	2,613	2,000
Series 2006-6, Class 32A1
5.75%, due 11/25/2036	1,498	698
Series 2006-8, Class 3A1
0.63%, due 02/25/2034 *	1,278	589
Bear Stearns Alt-A Trust
Series 2006-7, Class 1A2
0.69%, due 12/25/2046 *	354	69
Series 2006-R1, Class 2E21
5.44%, due 08/25/2036	936	381
Bear Stearns Commercial Mortgage Securities
Series 2007-PW18, Class A4
5.70%, due 06/11/2050	2,000	1,484
Bear Stearns Structured Products, Inc.
Series 2007-R6, Class 1A1
5.66%, due 01/26/2036	976	614
Series 2007-R6, Class 2A1
5.76%, due 12/26/2046	676	471
Chaseflex Trust
Series 2007-3, Class 1A2
0.93%, due 07/25/2037 *	4,521	1,628
Citigroup Mortgage Loan Trust, Inc.
Series 2005-6, Class A1
4.05%, due 08/25/2035 *	1,597	1,202
Series 2005-6, Class A2
4.25%, due 08/25/2035 *	1,233	1,007
Series 2006-AR1, Class 1A1
4.90%, due 10/25/2035 *	5,281	3,334
Series 2007-10, Class 22AA
6.01%, due 09/25/2037	6,713	3,565
Countrywide Alternative Loan Trust
Series 2003-J1, Class 4A1
6.00%, due 10/25/2032	52	47
Series 2003-J3, Class 2A1
6.25%, due 12/25/2033	665	577
Series 2005-11CB, Class 2A8
4.50%, due 06/25/2035	365	355
Series 2005-56, Class 5A2
1.24%, due 11/25/2035 *	1,087	527
Series 2005-59, Class 1A1
0.84%, due 11/20/2035 *	13	7
Series 2005-62, Class 2A1
3.26%, due 12/25/2035 *	11	5
Series 2005-81, Class A1
0.75%, due 02/25/2037 *	2,579	1,273
Series 2006-OA1, Class 2A1
0.72%, due 03/20/2046 *	2,108	867
Series 2006-OA17, Class 1A1A
0.70%, due 12/20/2046 *	6,319	2,741
Series 2006-OA19, Class A1
0.69%, due 02/20/2047 *	2,263	928
Series 2006-OA9, Class 2A1A
0.72%, due 07/20/2046 *	17	7
Series 2007-HY4, Class 1A1
5.40%, due 06/25/2037	5,041	2,520
Countrywide Home Loan Mortgage Pass-Through Trust
Series 2002-30, Class M
5.31%, due 10/19/2032 *	98	82
Series 2003-R4, Class 2A
6.50%, due 01/25/2034 -144A	848	787
Series 2004-12, Class 11A1
4.74%, due 08/25/2034	229	115
Series 2004-R1, Class 2A
6.50%, due 11/25/2034 -144A	1,236	984
Series 2005-HY10, Class 5A1
5.61%, due 02/20/2036	626	328
Series 2006-OA5, Class 2A2 0.77%, due 04/25/2046 *	885	196
Credit Suisse Mortgage Capital Certificates
Series 2006-C4, Class A3
5.47%, due 09/15/2039	6,800	5,003
CS First Boston Mortgage Securities Corp.
Series 2003-AR15, Class 2A1
4.95%, due 06/25/2033	1,326	1,109
First Horizon Asset Securities, Inc.
Series 2003-AR2, Class 2A1
4.43%, due 07/25/2033 *	1,393	1,351
Series 2005-AR3, Class 2A1
5.35%, due 08/25/2035 *	226	160
Greenpoint Mortgage Funding Trust
Series 2006-AR7, Class 1A32
0.67%, due 12/25/2046 *	800	87
Greenpoint Mortgage Pass-Through Certificates
Series 2003-1, Class A1
5.50%, due 10/25/2033 *	466	360
Greenwich Capital Commercial Funding Corp.
Series 2007-GG9, Class A4
5.44%, due 03/10/2039	2,400	1,827
GS Mortgage Securities Corp. II
Series 2007-EOP, Class A1
0.52%, due 03/06/2020 -144A *	1,925	1,416
GSR Mortgage Loan Trust
Series 2005-8F, Class 2A2
5.50%, due 11/25/2035	15	15
Series 2005-AR6, Class 2A1 4.54%, due 09/25/2035 *	965	712
Series 2006-AR1, Class 2A1
5.18%, due 01/25/2036	18	13
Harborview Mortgage Loan Trust
Series 2005-4, Class 4A
5.22%, due 07/19/2035	1,150	594
The notes to the financial statements are an integral part of this report.

At December 31, 2008
(all amounts in thousands)

	Principal	Value
Harborview Mortgage Loan Trust (continued)
Series 2006-1, Class 2A1A
0.82%, due 03/19/2036 *	$3,613	$1,537
Series 2006-5, Class 2A1A
0.76%, due 07/19/2046 *	1,379	559
Series 2006-7, Class 2A1A
0.78%, due 09/19/2046 *	997	406
Series 2007-1, Class 2A1A
0.71%, due 04/19/2038 *	2,372	948
IndyMac Index Mortgage Loan Trust
Series 2004-AR11, Class 2A
5.06%, due 12/25/2034	125	85
Series 2006-AR12, Class A1
0.66%, due 09/25/2046 *	1,184	478
JPMorgan Mortgage Trust
Series 2005-A1, Class 6T1
5.02%, due 02/25/2035 *	915	686
Series 2007-A1, Class 5A5
4.77%, due 07/25/2035 *	4,933	3,487
LB-UBS Commercial Mortgage Trust
Series 2007-C7, Class A3
5.87%, due 09/15/2045	4,700	3,326
Lehman XS Trust
Series 2006-10N, Class 1A1A
0.55%, due 07/25/2046 *	197	194
Series 2006-12N, Class A1A1
0.55%, due 08/25/2046 *	10	10
Master Adjustable Rate Mortgages Trust
Series 2004-13, Class 3A4
3.79%, due 11/21/2034 *	358	347
Master Alternative Loans Trust
Series 2006-2, Class 2A1
0.87%, due 03/25/2036 *	524	164
Merrill Lynch Mortgage Investors, Inc.
Series 2005-A10, Class A
0.68%, due 02/25/2036 *	490	261
Merrill Lynch/Countrywide Commercial Mortgage Trust
Series 2007-9, Class A4
5.70%, due 09/12/2049	3,700	2,564
MLCC Mortgage Investors, Inc.
Series 2005-2, Class 1A
4.25%, due 10/25/2035 *	23,129	17,601
Series 2005-2, Class 2A
4.25%, due 10/25/2035 *	663	527
Series 2005-2, Class 3A
1.47%, due 10/25/2035 *	159	118
Series 2005-3, Class 4A
0.72%, due 11/25/2035 *	115	82
Morgan Stanley Capital I
Series 2007-XLFA, Class A1
1.26%, due 10/15/2020 -144A *	1,972	1,502
Nomura Asset Acceptance Corp.
Series 2004-R1, Class A1
6.50%, due 03/25/2034 -144A	1,130	1,039
Residential Accredit Loans, Inc.
Series 2005-QO3, Class A1
0.87%, due 10/25/2045 *	787	362
Series 2006-QO6, Class A1
0.65%, due 06/25/2046 *	1,035	423
Series 2006-QO7, Class 3A1
0.57%, due 09/25/2046 *	462	323
Residential Asset Securitization Trust
Series 2006-R1, Class A2
0.87%, due 01/25/2046 *	997	448
Residential Funding Mortgage Securities I
Series 2003-S9, Class A1
6.50%, due 03/25/2032	57	55
Series 2005-SA4, Class 1A21
5.21%, due 09/25/2035	544	339
Sequoia Mortgage Trust
Series 10, Class 2A1
0.89%, due 10/20/2027 *	129	99
Structured Adjustable Rate Mortgage Loan Trust
Series 2004-20, Class 3A1
5.35%, due 01/25/2035	432	225
Series 2005-17, Class 3A1
5.53%, due 08/25/2035	160	82
Series 2005-18, Class 3A1
5.43%, due 09/25/2035	5,301	3,400
Structured Asset Mortgage Investments, Inc.
Series 2002-AR3, Class A1
0.91%, due 09/19/2032 *	54	38
Series 2005-AR5, Class A1
0.83%, due 07/19/2035 *	87	37
Series 2005-AR5, Class A2
0.83%, due 07/19/2035 *	198	149
Series 2005-AR5, Class A3
0.83%, due 07/19/2035 *	370	250
Series 2005-AR8, Class A1A
0.75%, due 02/25/2036 *	455	216
Series 2006-AR3, Class 12A1
0.69%, due 05/25/2036 *	2,785	1,116
Series 2006-AR6, Class 2A1
0.66%, due 07/25/2046 *	6,563	2,859
Series 2006-AR7, Class A8
0.54%, due 08/25/2036 *	217	205
TBW Mortgage Backed Pass-Through Certificates
Series 2006-6, Class A1
0.58%, due 01/25/2037 *	1,485	1,380
Wachovia Bank Commercial Mortgage Trust
Series 2006-WL7A, Class A1
1.29%, due 09/15/2021 -144A *	1,715	1,309
Series 2007-C30, Class A5
5.34%, due 12/15/2043	5,100	3,337
WAMU Mortgage Pass-Through Certificates
Series 2002-AR2, Class A
4.38%, due 02/27/2034 *	193	157
Series 2003-AR9, Class 2A
4.49%, due 09/25/2033 *	6,458	5,559
Series 2003-R1, Class A1
1.01%, due 12/25/2027 *	5,596	4,634
Series 2004-AR1, Class A
4.23%, due 03/25/2034	624	512
Series 2006-AR10, Class 1A1
5.93%, due 09/25/2036	2,909	1,682
Series 2006-AR17, Class 1A
3.08%, due 12/25/2046 *	1,287	499
Series 2006-AR19, Class 1A1A
2.99%, due 01/25/2047 *	369	162
The notes to the financial statements are an integral part of this report.

	Principal	Value
WAMU Mortgage Pass-Through Certificates (continued)
Series 2006-AR3, Class A1A
3.26%, due 02/25/2046 *	$1,577	$671
Series 2006-AR7, Class 3A
4.63%, due 07/25/2046 *	2,472	2,066
Series 2006-AR7, Class C1B2
0.69%, due 07/25/2046 *	801	454
Series 2006-AR9, Class 2A
4.63%, due 08/25/2046 *	2,528	1,324
Series 2007-HY1, Class 1A1
5.71%, due 02/25/2037	1,175	641
Series 2007-HY1, Class 4A1
5.45%, due 02/25/2037	6,562	3,917
Series 2007-OA1, Class A1A
2.96%, due 02/25/2047 *	6,546	2,517
Series 2007-OA3, Class 2A1A
3.02%, due 04/25/2047 *	886	405
Series 2007-OA6, Class 1A
3.07%, due 07/25/2047 *	1,180	482
Wells Fargo Mortgage Backed Securities Trust
Series 2003-13, Class A5
4.50%, due 11/25/2018	736	693
Series 2004-CC, Class A1
4.96%, due 01/25/2035 *	1,243	964
Series 2004-Z, Class 2A1
4.57%, due 12/25/2034 *	1,324	859
Series 2006-AR10, Class 5A6
5.59%, due 07/25/2036 *	19	11
Series 2006-AR4, Class 2A6
5.78%, due 04/25/2036 *	896	328
Series 2006-AR8, Class 2A4
5.24%, due 04/25/2036	4,276	3,096

Total Mortgage-Backed Securities (cost $193,970)		138,810

ASSET-BACKED SECURITIES (3.2%)
ACE Securities Corp.
Series 2006-ASP5, Class A2A
0.55%, due 10/25/2036 *	50	48
Amortizing Residential Collateral Trust
Series 2002-BC4, Class A
0.76%, due 07/25/2032 *	6	4
Asset Backed Funding Certificates
Series 2005-OPT1, Class A1MZ
0.82%, due 07/25/2035 *	132	93
Series 2006-HE1, Class A2A
0.53%, due 01/25/2037 *	1,630	1,408
Aurum CLO
Series 2002-1A, Class A1
5.18%, due 04/15/2014 -144A *	2,866	2,703
Bear Stearns Asset Backed Securities Trust
Series 2002-2, Class A1
1.13%, due 10/25/2032 *	52	31
Series 2006-SD4, Class 1A1
5.28%, due 10/25/2036	1,209	925
Chase Issuance Trust
Series 2008-A10, Class A10
1.95%, due 08/17/2015 *	40	32
Citigroup Mortgage Loan Trust, Inc.
Series 2006-NC1, Class A2B
0.58%, due 08/25/2036 *	220	193
Series 2006-WFH3, Class A2
0.57%, due 10/25/2036 *	1,903	1,744
Series 2007-AHL1, Class A2A
0.51%, due 12/25/2036 *	323	278
Countrywide Asset-Backed Certificates
Series 2006-11, Class 3AV1
0.53%, due 09/25/2046 *	197	194
Series 2006-22, Class 2A1
0.52%, due 05/25/2047 *	42	39
Series 2006-24, Class 2A1
0.52%, due 06/25/2047 *	2,032	1,862
Series 2006-25, Class 2A1
0.54%, due 06/25/2037 *	830	771
Series 2006-8, Class 2A1
0.50%, due 01/25/2046 *	101	100
Series 2006-SD1, Class A1
0.63%, due 02/25/2036 -144A *	323	301
Series 2007-5, Class 2A1
0.57%, due 09/25/2047 *	2,252	1,975
First Franklin Mortgage Loan Asset Backed Certificates
Series 2006-FF18, Class A2A
0.54%, due 12/25/2037 *	1,488	1,395
Fremont Home Loan Trust
Series 2006-E, Class 2A1
0.53%, due 01/25/2037 *	146	114
Home Equity Asset Trust
Series 2002-1, Class A4
1.07%, due 11/25/2032 *	1	♦
JPMorgan Mortgage Acquisition Corp.
Series 2006-WMC3, Class A2
0.52%, due 08/25/2036 *	19	18
Series 2007-CH3, Class A2
0.55%, due 03/25/2037 *	477	410
Lehman XS Trust
Series 2006-16N, Class A1A
0.55%, due 11/25/2046 *	1,584	1,467
Series 2006-17, Class WF11
0.59%, due 11/25/2036 *	744	707
Series 2006-4N, Class A1B1
0.64%, due 04/25/2046 *	1,054	843
Series 2006-GP4, Class 2A2
0.70%, due 08/25/2046 *	796	189
Long Beach Mortgage Loan Trust
Series 2006-9, Class 2A1
0.53%, due 10/25/2036 *	271	258
Merrill Lynch Mortgage Investors, Inc.
Series 2006-FF1, Class A2A
0.54%, due 08/25/2036 *	606	571
Series 2006-FM1, Class A2A
0.53%, due 04/25/2037 *	5	4
Series 2006-MLN1, Class A2A
0.54%, due 07/25/2037 *	75	71
Series 2006-RM2, Class A2A
0.50%, due 05/25/2037 *	101	100
The notes to the financial statements are an integral part of this report.

	Principal		Value
Morgan Stanley Capital I
Series 2006-HE7, Class A2A
0.52%, due 09/25/2036 *		$904	$853
Series 2006-NC2, Class A2B
0.59%, due 02/25/2036 *		513	507
Series 2006-WMC2, Class A2A
0.51%, due 07/25/2036 *		83	82
Series 2007-HE2, Class A2A
0.51%, due 01/25/2037 *		1,759	1,630
Morgan Stanley Home Equity Loans
Series 2007-1, Class A1
0.52%, due 12/25/2036 *		40	37
Morgan Stanley Mortgage Loan Trust
Series 2007-3XS, Class 2A1A
0.54%, due 01/25/2047 *		3,124	2,898
New Century Home Equity Loan Trust
Series 2005-2, Class A1ZA
0.73%, due 06/25/2035 *		26	22
Residential Asset Mortgage Products, Inc.
Series 2006-RZ5, Class A1A
0.57%, due 08/25/2046 *		1,315	1,215
Residential Asset Securities Corp.
Series 2007-KS1, Class A1
0.53%, due 01/25/2037 *		1,360	1,234
Securitized Asset Backed Receivables LLC Trust
Series 2007-NC2, Class A2A
0.51%, due 01/25/2037 *		1,792	1,602
Small Business Administration
Series 2003-20I, Class 1
5.13%, due 09/01/2023		399	409
Series 2004-20C, Class 1
4.34%, due 03/01/2024		2,366	2,336
Series 2004-P10A, Class 1
4.50%, due 02/01/2014		751	738
Series 2008-20L, Class 1
6.22%, due 12/01/2028		4,200	4,451
Soundview Home Equity Loan Trust
Series 2006-EQ2, Class A1
0.55%, due 01/25/2037 *		301	285
Structured Asset Securities Corp.
Series 2002-HF1, Class A
0.76%, due 01/25/2033 *		2	2
Series 2006-BC3, Class A2
0.52%, due 10/25/2036 *		1,377	1,273
Series 2007-GEL1, Class A1
0.57%, due 01/25/2037 -144A *		1,871	1,249
Wells Fargo Home Equity Trust
Series 2007-1, Class A1
0.57%, due 03/25/2037 *		697	641

Total Asset-Backed Securities (cost $43,866)			40,312

MUNICIPAL GOVERNMENT OBLIGATIONS (7.2%)
Buckeye Tobacco Settlement Financing Authority
5.88%, due 06/01/2030		4,400	2,660
Chicago Transit Authority
6.90%, due 12/01/2040		18,400	18,159
City of Houston Texas
5.00%, due 11/15/2036		900	848
Golden State Tobacco Securitization Corp.
5.13%, due 06/01/2047		300	152
Los Angeles Community College District
5.00%, due 08/01/2031		3,990	3,801
Los Angeles Department of Water & Power
5.00%, due 07/01/2044		7,100	6,357
Los Angeles Unified School District
4.50%, due 07/01/2022		2,155	2,105
Massachusetts Bay Transportation Authority
5.00%, due 07/01/2024		6,370	6,535
Massachusetts Health & Educational Facilities Authority
5.50%, due 11/15/2036		12,300	12,754
New York City Municipal Water Finance Authority
5.00%, due 06/15/2037		4,980	4,617
5.75%, due 06/15/2040		6,200	6,339
Palomar Community College District
4.75%, due 05/01/2032		100	90
San Bernardino Community College District/CA
5.00%, due 08/01/2031		2,420	2,319
State of Texas
5.00%, due 04/01/2037		7,100	6,789
Tobacco Securitization Authority
5.13%, due 06/01/2046		3,100	1,571
Tobacco Settlement Financing Corp.
5.00%, due 06/01/2041		4,000	2,021
5.88%, due 05/15/2039		100	62
7.47%, due 06/01/2047		2,660	1,666
University of Texas
5.00%, due 08/15/2023		12,985	13,350

Total Municipal Government Obligations (cost $96,911)			92,195

CORPORATE DEBT SECURITIES (32.2%)
Airlines (0.1%)
Continental Airlines, Inc.
7.06%, due 09/15/2009		1,000	960
United Airlines, Inc.
6.20%, due 12/31/2049		110	102
6.60%, due 09/01/2013		32	30
Automobiles (0.3%)
Daimler Finance North America LLC
2.35%, due 03/13/2009 *		3,000	2,998
General Motors Corp.
8.38%, due 07/05/2033 ^	EUR	2,000	445
Capital Markets (7.2%)
Bear Stearns Cos., Inc.
5.70%, due 11/15/2014		$4,400	4,296
6.40%, due 10/02/2017		2,200	2,286
6.95%, due 08/10/2012		4,400	4,570
7.25%, due 02/01/2018		4,400	4,822
7.63%, due 12/07/2009 ^		560	571
Deutsche Bank AG
6.00%, due 09/01/2017		8,600	9,125
Goldman Sachs Group, Inc.
4.55%, due 11/15/2014 *	EUR	900	897
5.06%, due 02/04/2013 *	EUR	800	875
6.25%, due 09/01/2017		$14,700	14,254
The notes to the financial statements are an integral part of this report.

	Principal		Value
Capital Markets (continued)
Goldman Sachs Group, Inc. (continued)
6.75%, due 10/01/2037 ^		$6,100	$4,952
Lehman Brothers Holdings, Inc.
1.00%, due 12/23/2024 Џ		4,800	456
5.63%, due 01/24/2013 Џ		9,800	931
6.75%, due 12/28/2017 Џ		4,000	♦
6.88%, due 05/02/2018 Џ		1,200	114
Merrill Lynch & Co., Inc.
5.09%, due 01/31/2014 *	EUR	2,100	2,328
6.05%, due 08/15/2012		$400	395
6.88%, due 04/25/2018		7,200	7,531
Morgan Stanley
1.64%, due 10/15/2015 *		1,100	754
2.56%, due 05/07/2009 *		4,100	4,033
5.95%, due 12/28/2017		18,900	15,687
6.63%, due 04/01/2018		13,900	12,194
6.75%, due 04/15/2011		400	394
Commercial Banks (9.9%)
American Express Bank FSB
5.50%, due 04/16/2013		5,200	4,926
ANZ National International, Ltd.
6.20%, due 07/19/2013 -144A		14,700	14,223
Bank of Scotland PLC
4.59%, due 07/17/2009 -144A *		2,000	1,994
Barclays Bank PLC
5.45%, due 09/12/2012		9,400	9,520
6.05%, due 12/04/2017 -144A		6,000	5,293
7.43%, due 12/15/2017 -144A ▪ ž		2,000	1,011
7.70%, due 04/25/2018 -144A ▪ ž		6,900	4,563
China Development Bank Corp.
5.00%, due 10/15/2015		300	300
Citigroup Capital XXI
8.30%, due 12/21/2057 ▪		3,300	2,545
Credit Suisse, Inc.
5.00%, due 05/15/2013		21,800	20,981
Glitnir Banki HF
3.05%, due 04/20/2010 -144A Џ		500	24
HSBC Capital Funding LP
10.18%, due 06/30/2030 -144A ▪ ž		100	82
Rabobank Capital Funding II
5.26%, due 12/31/2013 -144A ▪ ž		1,000	529
Rabobank Capital Funding Trust
5.25%, due 10/21/2016 -144A ž		1,480	811
Rabobank Nederland NV
4.77%, due 01/15/2009 -144A *		3,800	3,803
Regions Bank
3.25%, due 12/09/2011		25,400	26,425
Royal Bank of Scotland PLC
7.64%, due 09/29/2017 ▪ ž		7,000	2,788
Santander SA
2.26%, due 11/20/2009 -144A *		4,700	4,642
2.77%, due 02/06/2009 -144A *		3,800	3,799
Sumitomo Mitsui Banking Corp.
5.63%, due 10/15/2015 -144A ▪ ž		550	407
SunTrust Banks, Inc.
3.00%, due 11/16/2011		3,700	3,826
UBS AG
5.88%, due 12/20/2017		5,600	5,144
Wells Fargo & Co.
7.98%, due 03/15/2018 ž		12,700	10,825
Commercial Services & Supplies (0.1%)
Waste Management, Inc.
7.38%, due 08/01/2010		700	709
Consumer Finance (2.7%)
American Express Co.
6.15%, due 08/28/2017 ^		3,300	3,181
American Express Credit Corp.
5.88%, due 05/02/2013		15,900	15,263
Capital One Financial Corp.
6.75%, due 09/15/2017		3,400	3,293
Ford Motor Credit Co. LLC
7.25%, due 10/25/2011		300	219
7.80%, due 06/01/2012 ^		2,300	1,614
9.75%, due 09/15/2010 ^ Ђ		800	640
GMAC LLC
3.40%, due 05/15/2009 *		100	95
6.63%, due 05/15/2012 ^		2,600	2,004
7.00%, due 02/01/2012		2,800	2,213
7.25%, due 03/02/2011		700	595
HSBC Finance Corp.
2.18%, due 03/12/2010 ^ *		3,200	2,917
6.38%, due 10/15/2011 ^		2,000	1,968
Diversified Financial Services (5.7%)
Bank of America Corp.
5.65%, due 05/01/2018		14,300	14,385
8.00%, due 01/30/2018 ▪ ž		7,500	5,395
8.13%, due 05/15/2018 ▪ ž		13,300	9,948
Caterpillar Financial Services Corp.
2.30%, due 05/18/2009 *		700	694
Citigroup, Inc.
2.33%, due 06/09/2009 *		2,000	1,953
5.50%, due 04/11/2013		5,500	5,355
5.88%, due 05/29/2037		1,100	1,099
8.40%, due 04/30/2018 ▪ ž		15,500	10,235
General Electric Capital Corp.
5.88%, due 01/14/2038		3,700	3,622
6.50%, due 09/15/2067 -144A ▪	GBP	3,800	3,447
JPMorgan Chase & Co.
6.00%, due 01/15/2018		$12,200	12,774
Petroleum Export, Ltd.
5.27%, due 06/15/2011 -144A		438	407
Santander SA
6.67%, due 10/24/2017 -144A ▪ ž		2,100	1,336
Williams Cos., Inc.
6.75%, due 04/15/2009 -144A ^		1,900	1,883
Diversified Telecommunication Services (0.5%)
AT&T, Inc.
4.13%, due 09/15/2009 ^		3,025	3,037
6.30%, due 01/15/2038		1,900	2,009
KT Corp.
4.88%, due 07/15/2015 -144A		900	757
Electric Utilities (0.3%)
Columbus Southern Power Co.
5.50%, due 03/01/2013		100	96
Entergy Gulf States, Inc.
5.70%, due 06/01/2015		750	677
Florida Power Corp.
4.80%, due 03/01/2013		1,960	1,942
Ohio Power Co.
5.50%, due 02/15/2013		100	96
The notes to the financial statements are an integral part of this report.

	Principal		Value
Electric Utilities (continued)
Progress Energy, Inc.
6.85%, due 04/15/2012 ^		$440	$441
7.10%, due 03/01/2011 ^		282	280
PSEG Power LLC
6.95%, due 06/01/2012		921	909
Food & Staples Retailing (0.3%)
New Albertsons, Inc.
6.95%, due 08/01/2009		300	293
Wal-Mart Stores, Inc.
5.80%, due 02/15/2018		2,000	2,213
6.50%, due 08/15/2037		800	950
Food Products (0.3%)
Kraft Foods, Inc.
5.63%, due 11/01/2011 ^		4,000	4,087
6.88%, due 02/01/2038		700	700
Health Care Providers & Services (0.3%)
HCA, Inc.
9.25%, due 11/15/2016		600	551
UnitedHealth Group, Inc.
6.00%, due 02/15/2018 ^		3,500	3,229
6.88%, due 02/15/2038		700	613
Hotels, Restaurants & Leisure (0.2%)
Mandalay Resort Group
6.50%, due 07/31/2009		2,300	2,231
Insurance (1.6%)
American International Group, Inc.
8.18%, due 05/15/2058 -144A ▪		13,400	5,213
8.25%, due 08/15/2018 -144A		12,300	9,003
Metropolitan Life Global Funding I
2.19%, due 05/17/2010 -144A *		2,600	2,332
5.13%, due 04/10/2013 -144A		2,600	2,423
Principal Life Income Funding Trusts
5.30%, due 04/24/2013		1,000	937
Machinery (0.1%)
Tyco International Finance SA
6.38%, due 10/15/2011		1,510	1,484
Media (0.0%)
Time Warner, Inc.
6.88%, due 05/01/2012 ^		410	394
Metals & Mining (0.2%)
Alcoa, Inc.
6.00%, due 07/15/2013		300	271
6.75%, due 07/15/2018		2,300	1,882
Office Electronics (0.2%)
Xerox Corp
9.75%, due 01/15/2009 ^ Ђ		2,200	2,199
Oil, Gas & Consumable Fuels (1.1%)
El Paso Corp.
7.75%, due 01/15/2032		425	276
7.80%, due 08/01/2031		125	81
Enterprise Products Operating, LP
4.95%, due 06/01/2010		500	479
GAZ Capital SA
8.15%, due 04/11/2018 -144A ^		1,200	846
8.63%, due 04/28/2034 Reg S		2,300	1,840
Kerr-McGee Corp.
6.88%, due 09/15/2011		4,000	3,958
NGPL Pipeco LLC
7.12%, due 12/15/2017 -144A		4,100	3,691
7.77%, due 12/15/2037 -144A		1,700	1,385
Sonat, Inc.
7.63%, due 07/15/2011		1,000	912
Southern Natural Gas Co.
8.00%, due 03/01/2032		820	683
Williams Cos., Inc.
7.50%, due 01/15/2031		300	201
Personal Products (0.3%)
Avon Products, Inc.
5.13%, due 01/15/2011		4,000	3,946
Road & Rail (0.0%)
Norfolk Southern Corp.
6.75%, due 02/15/2011		550	556
Thrifts & Mortgage Finance (0.7%)
Nykredit Realkredit A/S
5.00%, due 10/01/2038 *	DKK	17,107	3,009
Realkredit Danmark A/S
5.00%, due 01/01/2038 *	DKK	33,763	5,921
Tobacco (0.1%)
Reynolds American, Inc.
7.63%, due 06/01/2016		800	666
Wireless Telecommunication Services (0.0%)
AT&T Mobility LLC
6.50%, due 12/15/2011		560	562

Total Corporate Debt Securities (cost $479,749)			411,966

	Shares
CONVERTIBLE PREFERRED STOCKS (0.2%)
Diversified Financial Services (0.1%)
Bank of America Corp. 7.25% ▲	2,000	1,300
Insurance (0.1%)
American International Group, Inc. 8.50% ▲	97,000	825

Total Convertible Preferred Stocks (cost $9,275)		2,125

PREFERRED STOCKS (0.5%)
Commercial Banks (0.2%)
Wachovia Corp. 7.50% ▲^	2,900	2,175
Thrifts & Mortgage Finance (0.3%)
DG Funding Trust 2.61% -144A ▲ * §	380	3,812
U.S. Government Agency Obligation (0.0%)
Fannie Mae 8.25% ▪ ▲	65,000	54

Total Preferred Stocks (cost $8,357)		6,041

	Principal
LOAN ASSIGNMENTS (1.0%)
Automobiles (0.2%)
DaimlerChrysler Finance Co.
9.00%, due 08/03/2012	$4,938	2,536
Electric Utilities (0.2%)
Texas Competitive Electric Holdings Co. LLC
6.48%, due 10/10/2014	408	282
8.40%, due 10/10/2014	3,562	2,463
Health Care Providers & Services (0.4%)
HCA, Inc.
6.01%, due 11/18/2013	4,618	3,596
Health Management Associates, Inc.
7.10%, due 01/16/2014	2,634	2,059
Hotels, Restaurants & Leisure (0.1%)
Las Vegas Sands Corp.
3.00%, due 06/15/2011	84	38
6.58%, due 06/15/2011	2,066	927
Media (0.1%)
CSC Holdings, Inc.
1.00%, due 02/24/2013	1,489	1,272

Total Loan Assignments (cost $18,682)		13,173

The notes to the financial statements are an integral part of this report.

	Contracts G	Value
PURCHASED OPTIONS (0.3%)
Covered Call Options (0.0%)
5-Year U.S. Treasury Note
Call Strike $126.00
Expires 01/23/2009	1,559,000	$12
OTC EURO vs USD Currency
Call Strike $1.38
Expires 05/21/2010 §	1,000,000	129
OTC EURO vs USD Currency
Call Strike $1.38
Expires 05/21/2010 §	2,500,000	323
OTC EURO vs USD Currency
Call Strike $1.38
Expires 06/03/2010 §	2,600,000	339
OTC JPY vs USD Currency
Call Strike $104.00
Expires 03/17/2010 §	6,800,000	51
OTC JPY vs USD Currency
Call Strike $104.00
Expires 03/17/2010 §	1,500,000	11
OTC JPY vs USD Currency
Call Strike $105.40
Expires 03/31/2010 §	4,600,000	29
OTC JPY vs USD Currency
Call Strike $148.40
Expires 06/03/2010 §	1,800,000	67
Put Options (0.3%)
10-Year U.S. Treasury Note
Put Strike $90.00
Expires 02/20/2009	825,000	13
5-Year U.S. Treasury Note
Put Strike $85.00
Expires 02/20/2009	615,000	5
CBOT 2-Year Future
Put Strike $84.00
Expires 02/20/2009	212,000	3
Fannie Mae
Put Strike $73.00
Expires 01/06/2009 §	10,500,000	♦
Fannie Mae
Put Strike $56.25
Expires 01/06/2009 §	150,900,000	♦
Fannie Mae
Put Strike $60.25
Expires 01/06/2009 §	120,700,000	♦
Fannie Mae
Put Strike $52.00
Expires 01/06/2009 §	75,000,000	♦
Fannie Mae
Put Strike $60.00
Expires 01/06/2009 §	21,100,000	♦
Fannie Mae
Put Strike $60.00
Expires 01/13/2009 §	20,400,000	♦
Fannie Mae
Put Strike $75.50
Expires 02/05/2009 §	228,600,000	♦
Ginnie Mae
Put Strike $70.00
Expires 01/14/2009 §	6,000,000	♦
Ginnie Mae
Put Strike $65.00
Expires 01/14/2009 §	56,000,000	♦
Ginnie Mae
Put Strike $74.25
Expires 02/12/2009 §	113,900,000	♦
OTC EURO vs USD Currency
Put Strike $1.38
Expires 05/21/2010 §	1,000,000	117
OTC EURO vs USD Currency
Put Strike $1.38
Expires 05/21/2010 §	2,500,000	292
OTC EURO vs USD Currency
Put Strike $1.38
Expires 06/03/2010 §	2,600,000	308
OTC JPY vs USD Currency
Put Strike $104.00
Expires 03/17/2010 §	6,800,000	1,126
OTC JPY vs USD Currency
Put Strike $104.00
Expires 03/17/2010 §	1,500,000	249
OTC JPY vs USD Currency
Put Strike $105.40
Expires 03/31/2010 §	4,600,000	829
OTC JPY vs USD Currency
Put Strike $148.40
Expires 06/03/2010 §	1,800,000	547
U.S. Treasury Bond
Put Strike $71.00
Expires 02/20/2009	53,000	1
U.S. Treasury Bond
Put Strike $66.00
Expires 02/20/2009	484,000	8

Total Purchased Options (cost $2,067)		4,459

	Notional Amount
PURCHASED SWAPTIONS (0.5%)
Covered Call Options (0.5%)
IRO 2-Year USD
Call Strike $3.50
Expires 02/02/2009	51,100	1,953
IRO 2-Year USD
Call Strike $3.45
Expires 08/03/2009	12,000	398
IRO 2-Year USD
Call Strike $3.45
Expires 08/03/2009	28,200	935
IRO 2-Year USD
Call Strike $3.45
Expires 08/03/2009	9,000	299
IRO 2-Year USD
Call Strike $3.15
Expires 02/02/2029	32,800	1,027
IRO USD
Call Strike $3.60
Expires 07/02/2009	18,200	668
Put Options (0.0%)
IRO 10-Year USD
Call Strike $3.65
Expires 12/15/2009 §	30,500	627

Total Purchased Swaptions (cost $2,570)		5,907

The notes to the financial statements are an integral part of this report.

At December 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
SHORT-TERM U.S. GOVERNMENT OBLIGATIONS (0.5%)
U.S. Treasury Bill
Zero Coupon, due 01/22/2009 - 04/29/2009 ^ (d)	$6,250	$6,248
Zero Coupon, due 04/09/2009 (d)	750	750

Total Short-Term U.S. Government Obligations (cost $6,999)		6,998

REPURCHASE AGREEMENT (3.3%)
U.S. Treasury Repurchase Agreement 2.13%, dated 12/31/2008, to be repurchased at $42,100 on 01/02/2009 •	42,100	42,100

Total Repurchase Agreement (cost $42,100)		42,100

	Shares
SECURITIES LENDING COLLATERAL (1.6%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	20,187,849	20,188

Total Securities Lending Collateral (cost $20,188)		20,188

Total Investment Securities (cost $2,362,331) #		$2,277,558

	Notional Amount
WRITTEN-SWAPTIONS (-0.5%) (c)
Call Options (-0.4%)
7-Year USD	(13,900)	(1,997)
Call Strike $4.60
Expires 2/2/2009
IRO USD	(7,900)	(714)
Call Strike $4.20
Expires 7/2/2009
7-Year IRO USD	(3,000)	(371)
Call Strike $4.40
Expires 8/3/2009
5-Year IRO USD	(4,200)	(423)
Call Strike $4.30
Expires 2/2/2009
5-Year IRO USD	(5,200)	(453)
Call Strike $4.15
Expires 8/3/2009
7-Year IRO USD	(9,400)	(1,163)
Call Strike $4.40
Expires 8/3/2009
Put Options (-0.1%)
2-Year IRO USD	(121,900)	(344)
Put Strike $2.95
Expires 12/15/2009
2-Year IRO USD	(12,200)	(34)
Put Strike $2.95
Expires 12/15/2009
5-Year USD	(15,500)	(167)
Put Strike $2.75
Expires 5/22/2009
5-Year IRO DUB	(12,100)	(130)
Put Strike $2.75
Expires 5/22/2009
5-Year IRO USD	(14,600)	(157)
Put Strike $2.75
Expires 5/22/2009

Total Written Swaptions (premium $2,378)	(219,900)	(5,953)

The notes to the financial statements are an integral part of this report.

At December 31, 2008
(all amounts in thousands)
SWAP AGREEMENTS (e)
CREDIT DEFAULT SWAPS ON CORPORATE AND SOVEREIGN ISSUES — BUY PROTECTION: (1)

	Fixed
	Deal			Implied Credit			Upfront	Unrealized
	(Pay)	Maturity		Spread at	Notional	Market	Premiums	Appreciation/
Reference Obligation	Rate	Date	Counterparty	12/31/2008 (3)	Amount (4)	Value	Paid/(Received)	(Depreciation)
Alcoa, Inc.,
6.34%, due 07/15/2018 §	1.33%	09/20/2018	BRC	627.72	$2,300	$618	$—	$618
Alcoa, Inc.,
6.34%, due 07/15/2019 §	1.20%	09/20/2013	BRC	662.44	300	57	—	57
AutoZone, Inc.,
5.88%, due 1/15/2012 §	0.67%	06/20/2017	RYL	138.37	3,900	176	—	176
Avon Products Inc.
5.13% due 1/15/2011 §	0.15%	03/20/2011	FBF	69.04	4,000	47	—	47
Baxter International, Inc.,
6.63%, due 02/15/2028 §	0.35%	09/20/2013	BRC	49.20	4,100	16	—	16
BFC Genesee CDO, Ltd. 26-1A A3L,
7.00%, due 1/1/2041 §	2.25%	01/10/2041	CBK	96.03	2,460	2,362	—	2,362
Campbell Soup Company,
4.88%, due 10/01/2013 §	0.35%	09/20/2013	BRC	43.91	1,700	7	—	7
Campbell Soup Company,
4.88%, due 10/01/2013 §	0.35%	09/20/2013	UAG	43.91	700	3	—	3
Diamond Offshore Drill,
Zero Coupon, due 6/6/2020 §	0.44%	06/20/2017	CBK	203.15	3,700	385	—	385
Eastman Chemical Company,
7.60%, due 02/01/2027 §	0.65%	09/20/2013	BPS	147.80	5,600	200	—	200
First Energy Corp.,
7.38%, due 11/15/2031 §	0.68%	09/20/2013	BRC	127.50	9,000	289	—	289
General Mills, Inc.,
5.70%, due 02/15/2017 §	0.50%	09/20/2013	BRC	78.56	5,000	66	—	66
HSBC Finance Corp BP,
6.38%, due 1/15/2011 §	0.20%	12/20/2011	RYL	673.14	2,000	305	—	305
John Deere Capital Corp.,
6.00%, due 02/15/2009 §	0.63%	09/20/2013	UAG	172.39	2,500	137	—	137
JPMorgan Chase & Co.,
6.00%, due 1/15/2018 §	0.50%	12/20/2017	BPS	111.28	4,000	217	—	217
JPMorgan Chase & Co.,
6.00%, due 1/15/2018 §	0.56%	12/20/2017	BPS	111.28	6,000	298	—	298
Kerr-McGee, Corp.,
5.88%, due 9/15/2011 §	0.16%	09/20/2011	RYL	82.24	4,100	65	—	65
Kraft Foods Inc.
5.63% due 11/1/2011 §	0.15%	12/20/2011	RYL	94.87	4,000	91	—	91
Limited Brands BP,
6.13%, due 6/2/2017 §	1.03%	06/20/2017	GST	4.91	11,000	2,386	—	2,386
Montauk Point CDO, Ltd. 26-2A A4,
6.80%, due 4/6/2046 §	2.22%	04/06/2046	FBF	96.96	2,500	2,379	—	2,379
Morgan Stanley BP
5.84% due 1/15/2015 §	0.28%	12/21/2015	RYL	370.53	1,100	197	—	197
Nabors Industries,
5.38%, due 8/15/2012 §	0.47%	06/20/2012	FBF	416.62	3,600	408	—	408
Raytheon Co.,
7.20%, due 08/15/2027 §	0.48%	09/20/2013	BRC	65.92	400	3	—	3
Sempra Energy,
6.00%, due 02/01/2013 §	0.67%	09/20/2013	CBK	114.99	10,000	216	—	216

						$10,928	$—	$10,928

CREDIT DEFAULT SWAPS ON CORPORATE AND SOVEREIGN ISSUES — SELL PROTECTION: (2)

	Fixed
	Deal			Implied Credit			Upfront	Unrealized
	Receive	Maturity		Spread at	Notional	Market	Premiums	Appreciation/
Reference Obligation	Rate	Date	Counterparty	12/31/2008 (3)	Amount (4)	Value	Paid/(Received)	(Depreciation)
John Deere Capital Corp.,
6.00%, due 02/15/2009 §	1.75%	09/20/2013	BRC	172.39	$2,500	$(16)	$—	$(16)
Reynolds American Inc.,
7.63%, due 6/1/2016	1.28%	06/20/2017	GST	404.98	2,100	(322)	—	(322)

						$(338)	$—	$(338)

The notes to the financial statements are an integral part of this report.

CREDIT DEFAULT SWAPS ON CREDIT INDICES — BUY PROTECTION: (1)

						Upfront	Unrealized
	Fixed Deal	Maturity		Notional	Market	Premiums Paid/	Appreciation/
Reference Obligation	(Pay) Rate	Date	Counterparty	Amount(4)	Value(5)	(Received)	(Depreciation)
CDX.NA.IG.10 §	1.55%	06/20/2013	FBF	$3,709	$90	$(7)	$97
CDX.NA.IG.10 §	1.50%	06/20/2018	DUB	28,304	38	(519)	557
CDX.NA.IG.11 §	1.50%	12/20/2013	MYC	1,200	26	27	(1)
Dow Jones CDX.EM.9 Index	2.65%	06/20/2013	BRC	21,500	3,372	(514)	3,886
Dow Jones CDX.HY-10 Index §	5.00%	06/20/2013	BRC	5,600	892	83	809
Dow Jones CDX.HY-10 Index §	5.00%	06/20/2013	UAG	6,700	1,067	95	972
Dow Jones CDX.IG.5 7 Year Index §	0.14%	12/20/2012	MYC	13,400	2,586	—	2,586
Dow Jones CDX.IG.9 1 Year Index §	0.80%	12/20/2017	BRC	8,686	443	100	343
Dow Jones CDX.IG.9 1 Year Index §	0.80%	12/20/2017	MYC	12,200	623	278	345
Dow Jones CDX.IG.9 1 Year Index §	0.80%	12/20/2017	GST	13,176	673	207	466
Dow Jones CDX.IG.9 1 Year Index §	0.80%	12/20/2017	RYL	3,806	194	51	143
Dow Jones CDX.IG.10 1 Year Index §	1.50%	06/20/2018	GST	31,720	43	(921)	964
Dow Jones CDX.IG10 1 Year Index	1.50%	06/20/2018	MYC	45,872	168	(1,569)	1,737

					$10,215	$(2,689)	$12,904

CREDIT DEFAULT SWAPS ON CREDIT INDICES — SELL PROTECTION: (2)

						Upfront	Unrealized
	Fixed Deal	Maturity		Notional	Market	Premiums Paid/	Appreciation/
Reference Obligation	(Pay) Rate	Date	Counterparty	Amount(4)	Value(5)	(Received)	(Depreciation)
Asset-backed Securities Index	0.11%	05/25/2046	GST	$4,000	$(2,000)	$(1,300)	$(700)
CDX.HY-9, 5 Year Index	6.37%	12/20/2012	MEI	6,000	(673)	—	(673)
CDX.NA.IG.11	1.40%	12/20/2018	GST	25,000	(220)	(1,386)	1,166
CDX.NA.IG.9 §	0.82%	12/20/2012	DUB	14,681	133	—	133
CDX.NA.IG.9 §	0.82%	12/20/2012	BRC	26,057	235	—	235
Commercial Mortgage Backed Index	0.08%	12/13/2049	MYC	4,200	(1,259)	(635)	(624)
Dow Jones CDX.HY-8 1 Index	0.48%	06/20/2012	BRC	7,455	(465)	—	(465)
Dow Jones CDX.HY-9 1 Index	2.08%	12/20/2012	MEI	14,713	(490)	—	(490)
Dow Jones CDX.HY-9, 5 Year Index	1.40%	12/20/2012	FBF	6,863	(1,095)	(72)	(1,023)
Dow Jones CDX.IG.5 1 Year Index	0.46%	12/20/2015	MYC	9,600	(2,636)	—	(2,636)
Dow Jones CDX.NA.IG.7	0.65%	12/20/2016	GST	12,883	(966)	(1,030)	64

					$(9,436)	$(4,423)	$(5,013)

The notes to the financial statements are an integral part of this report.

INTEREST RATE SWAP AGREEMENTS — RECEIVABLE:

							Upfront	Unrealized
		Maturity		Currency	Notional	Market	Premiums Paid/	Appreciation/
Floating Rate Index	Fixed Rate	Date	Counterparty	Code	Amount	Value	(Received)	(Depreciation)
3-month USD-LIBOR	5.00%	12/17/2018	MLC		$21,000	$(4,577)	$(560)	$(4,017)
3-month USD-LIBOR	5.00%	12/17/2018	MYC		17,400	(3,793)	(465)	(3,328)
3-month USD-LIBOR	5.00%	12/17/2023	MLC		138,600	(38,046)	221	(38,267)
3-month USD-LIBOR	5.00%	12/17/2023	RYL		14,200	(3,898)	(790)	(3,108)
3-month USD-LIBOR	5.00%	12/17/2023	DUB		50,500	(13,862)	717	(14,579)
3-month USD-LIBOR	5.00%	12/17/2023	JPM		8,600	(2,361)	85	(2,446)
3-month USD-LIBOR	4.00%	06/17/2024	RYL		9,800	(1,364)	(1,185)	(179)
3-month USD-LIBOR	4.00%	06/17/2024	FBF		10,300	(1,434)	(1,246)	(188)
3-month USD-LIBOR	5.00%	12/17/2028	MYC		33,100	(11,220)	642	(11,862)
3-month USD-LIBOR	5.00%	12/17/2028	RYL		11,200	(3,796)	73	(3,869)
3-month USD-LIBOR	5.00%	12/17/2028	MLC		18,600	(6,305)	(176)	(6,129)
3-month USD-LIBOR	3.00%	06/17/2029	DUB		3,100	(74)	(192)	118
3-month USD-LIBOR	3.00%	06/17/2029	RYL		1,700	(40)	(79)	39
3-month USD-LIBOR	5.00%	12/17/2038	MLC		44,900	(20,478)	(1,699)	(18,779)
3-month USD-LIBOR	5.00%	12/17/2038	RYL		21,700	(9,897)	(2,378)	(7,519)
3-month USD-LIBOR	5.00%	12/17/2038	MYC		4,700	(2,144)	(302)	(1,842)
3-month USD-LIBOR	5.00%	12/17/2038	DUB		2,500	(1,140)	(130)	(1,010)
3-month USD-LIBOR	5.00%	12/17/2038	BPS		2,700	(1,231)	14	(1,245)
6-month EURIBOR	4.00%	12/15/2011	BRC	EUR	82,400	(2,913)	2,796	(5,709)
6-month EURIBOR	5.00%	09/17/2018	BRC	EUR	18,400	(2,535)	1	(2,536)
6-month EURIBOR	5.00%	09/17/2018	DUB	EUR	14,800	(2,039)	(224)	(1,815)
6-month EURIBOR	5.00%	09/17/2038	MYC	EUR	8,300	(2,930)	(659)	(2,271)
6-month EURIBOR	4.75%	09/19/2038	GLM	EUR	17,700	(5,131)	(796)	(4,335)
6-month GBP-LIBOR	6.00%	06/19/2009	BRC	GBP	22,600	(456)	92	(548)
6-month GBP-LIBOR	5.00%	09/20/2017	DUB	GBP	10,100	(1,602)	738	(2,340)
6-month GBP-LIBOR	4.00%	12/15/2035	MYC	GBP	6,800	(630)	523	(1,153)
6-month GBP-LIBOR	4.50%	12/15/2035	DUB	GBP	10,100	(1,745)	255	(2,000)
6-month GBP-LIBOR	4.00%	12/15/2035	BRC	GBP	1,500	(139)	20	(159)
6-month GBP-LIBOR	4.00%	06/15/2037	BRC	GBP	2,700	(298)	(11)	(287)
6-month GBP-LIBOR	4.00%	06/15/2037	GLM	GBP	4,100	(453)	(25)	(428)
6-month GBP-LIBOR	4.34%	12/07/2042	BRC	GBP	2,600	(786)	1	(787)
6-month JPY-LIBOR	1.50%	06/17/2016	UAG	JPY	960,000	(282)	(201)	(81)
6-month USD-LIBOR	5.00%	12/17/2028	BRC		$2,800	(949)	—	(949)
6-month USD-LIBOR	5.00%	12/17/2038	BRC		29,800	(13,591)	(620)	(12,971)
BRL-CDI	14.77%	01/02/2012	MLC	BRL	6,700	136	—	136
BRL-CDI	14.77%	01/02/2012	HUS	BRL	2,400	49	—	49
FRC Excluding Tobacco-Non-Revised Consumer Price Index	2.15%	10/15/2010	UAG	EUR	6,300	335	—	335
FRC Excluding Tobacco-Non-Revised Consumer Price Index	2.10%	10/15/2010	BRC	EUR	2,500	121	—	121
FRC Excluding Tobacco-Non-Revised Consumer Price Index	2.09%	10/15/2010	BPS	EUR	5,000	228	(1)	229
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.96%	04/05/2012	BRC	EUR	600	15	1	14
ICAP CMM FRA Fixing Rate	5.00%	01/16/2009	MLC		$11,200	(1,217)	31	(1,248)
ICAP CMM FRA Fixing Rate	4.50%	01/23/2009	MLC		7,300	(428)	14	(442)
ICAP CMM FRA Fixing Rate	5.50%	05/21/2009	MLC		1,000	(169)	5	(174)
ICAP CMM FRA Fixing Rate	5.00%	02/20/2009	MLC		2,100	(230)	144	(374)

						$(163,299)	$(5,366)	$(157,933)

The notes to the financial statements are an integral part of this report.

INTEREST RATE SWAP AGREEMENTS — PAYABLE:

							Upfront
							Premiums	Unrealized
		Maturity		Currency	Notional	Market	Paid/	Appreciation/
Floating Rate Index	Fixed Rate	Date	Counterparty	Code	Amount	Value	(Received)	(Depreciation)
12-month EURIBOR	4.50%	03/18/2014	RYL	EUR	21,000	$1,620	$145	$1,475
3-month USD-LIBOR	4.00%	12/17/2013	RYL		$118,000	10,286	(1,813)	12,099
3-month USD-LIBOR	4.00%	12/17/2013	MYC		436,700	38,067	(4,591)	42,658
3-month USD-LIBOR	4.00%	06/17/2014	MLC		7,200	573	5	568
3-month USD-LIBOR §	4.00%	06/17/2016	RYL		8,600	838	645	193
3-month USD-LIBOR	5.00%	12/15/2035	DUB		20,100	5,128	(422)	5,550
6-month EURIBOR	4.00%	09/19/2009	GLM	EUR	2,800	11	19	(8)
6-month EURIBOR	5.00%	03/18/2010	BRC	EUR	38,800	1,277	(190)	1,467
6-month EURIBOR	5.00%	03/18/2010	GLM	EUR	89,600	2,949	(443)	3,392
6-month EURIBOR	5.00%	09/17/2010	DUB	EUR	6,200	287	(26)	313
6-month EURIBOR	5.50%	12/17/2010	BRC	EUR	4,900	335	1	334
6-month EURIBOR	5.50%	12/17/2010	MYC	EUR	21,400	1,461	—	1,461
6-month EURIBOR	4.00%	03/18/2014	DUB	EUR	6,500	296	272	24
6-month EURIBOR	4.50%	03/18/2014	DUB	EUR	18,900	1,458	(85)	1,543
6-month EURIBOR	5.00%	07/13/2037	UAG	EUR	1,000	344	—	344
6-month EURIBOR	5.00%	09/17/2038	JPM	EUR	500	(177)	—	(177)
6-month GBP-LIBOR	5.00%	09/15/2010	RYL	GBP	3,100	149	(97)	246
6-month GBP-LIBOR	5.00%	09/15/2010	BRC	GBP	16,300	781	(497)	1,278
6-month GBP-LIBOR	5.00%	03/18/2011	DUB	GBP	13,900	897	(197)	1,094
6-month GBP-LIBOR	5.00%	03/18/2011	CBK	GBP	19,400	1,252	(243)	1,495
6-month GBP-LIBOR	5.10%	09/15/2013	RYL	GBP	3,500	394	(7)	401
6-month USD-LIBOR	4.00%	06/17/2014	BRC		$2,800	223	(12)	235
BRL-CDI	12.67%	01/04/2010	MLC	BRL	15,700	46	—	46
BRL-CDI	12.67%	01/04/2010	MYC	BRL	66,800	195	(1)	196
BRL-CDI	10.12%	01/02/2012	MYC	BRL	44,400	(1,217)	(1,037)	(180)
BRL-CDI	10.15%	01/02/2012	GLM	BRL	69,600	(1,874)	10	(1,884)
BRL-CDI	10.58%	01/02/2012	UAG	BRL	46,800	(961)	(745)	(216)
BRL-CDI	12.54%	01/02/2012	UAG	BRL	23,900	63	(121)	184
BRL-CDI	12.54%	01/02/2012	MYC	BRL	8,900	23	(60)	83
BRL-CDI	12.54%	01/02/2012	MLC	BRL	34,100	89	(181)	270
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.95%	03/15/2012	JPM	EUR	1,800	54	(547)	601
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.95%	03/15/2012	BRC	EUR	3,200	84	—	84
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.96%	03/28/2012	RYL	EUR	1,000	24	—	24
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.96%	03/30/2012	GLM	EUR	1,100	33	—	33
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.95%	03/30/2012	RYL	EUR	1,100	25	(1)	26
FRC-Excluding Tobacco-Non-Revised Consumer Price Index	1.94%	04/10/2012	RYL	EUR	1,600	33	—	33
FRC-Excluding Tobacco-Non-Revised Consumer Price Index	1.94%	04/10/2012	BPS	EUR	1,500	40	—	40
FRC-Excluding Tobacco-Non-Revised Consumer Price Index §	1.98%	04/30/2012	BRC	EUR	1,200	30	—	30

						$65,136	$(10,219)	$75,355

The notes to the financial statements are an integral part of this report.

FUTURES CONTRACTS: (b)

			Net Unrealized
		Expiration	Appreciation
Description	Contracts G	Date	(Depreciation)
10-Year U.S. Treasury Note	328	03/20/2009	$(105)
2-Year U.S. Treasury Note	212	03/31/2009	372
30-Year U.S. Treasury Bond	24	03/20/2009	(63)
3-Month Euro EURIBOR	636	03/16/2009	5,893
3-Month LIBOR GBP	376	03/18/2009	1,649
5-Year U.S. Treasury Note	368	03/31/2009	302
90-Day Euro	33	09/16/2010	132
90-Day Euro	1,306	03/16/2009	3,364
90-Day Euro	(116)	06/15/2009	(326)
90-Day Euro	481	03/15/2010	2,498
90-Day Euro	541	09/17/2009	3,449
90-Day Euro	50	09/14/2009	363
90-Day GBP-LIBOR	482	06/20/2009	3,806
90-Day Sterling LIBOR	403	12/16/2009	2,445
EURO BOBL	305	02/20/2009	(2)
EURO-BOBL	289	03/06/2009	378
EURO-BUND	(206)	03/06/2009	(210)
EURO-BUND	206	02/20/2009	(3)
EURO-SCHATZ	1,386	01/23/2009	(29)
EURO-SCHATZ	142	03/06/2009	41
U.K. Long Gilt	(32)	03/27/2009	(208)

			$23,746

FORWARD FOREIGN CURRENCY CONTRACTS: (a)

			Amount in U.S.	Net Unrealized
	Bought	Settlement	Dollars Bought	Appreciation
Currency	(Sold)	Date	(Sold)	(Depreciation)
Brazil Real	20,985	2/3/2009	9,013	(125)
Canadian Dollar	1,844	1/14/2009	1,463	30
Canadian Dollar	(345)	1/14/2009	(279)	(1)
Chinese Yuan Renminbi	(4,492)	5/6/2009	(649)	♦
Chinese Yuan Renminbi	142,940	7/15/2009	22,163	(1,554)
Chinese Yuan Renminbi	(185,900)	7/15/2009	(26,745)	(61)
Chinese Yuan Renminbi	99,888	9/8/2009	14,419	(28)
Chinese Yuan Renminbi	(2,206)	9/8/2009	(320)	2
Danish Krone	(52,303)	2/5/2009	(8,992)	(751)
Euro	6,304	1/13/2009	8,663	95
Euro	(5,458)	1/13/2009	(6,894)	(688)
Japanese Yen	(1,203,959)	1/8/2009	(12,643)	(639)
Malaysian Ringgit	8,600	2/12/2009	2,434	50
Malaysian Ringgit	6,775	4/14/2009	1,920	36
Mexican Peso	116,852	5/19/2009	8,562	(410)
New Zealand Dollar	(1,507)	1/15/2009	(891)	12
Poland Zloty	12,902	5/6/2009	5,717	(1,410)
Russian Ruble	329,484	5/6/2009	11,659	(2,101)
Russian Ruble	(329,486)	5/6/2009	(10,212)	653
Singapore Dollar	6,807	4/14/2009	4,638	81
Singapore Dollar	984	7/30/2009	680	2
United Kingdom Pound	2,261	1/13/2009	3,373	(123)
United Kingdom Pound	(12,342)	1/13/2009	(18,449)	711

			$(8,630)	$(6,219)

SECURITIES SOLD SHORT: (f)

Securities Sold Short	Principal	Value
Fannie Mae, TBA,
6.00%, 11/01/2037	$(61,000)	$(62,792)
Fannie Mae, TBA,
6.50%, 01/01/2037	(2,300)	(2,388)

Total Securities Sold Short (Proceeds $64,618)		$(65,180)

The notes to the financial statements are an integral part of this report.

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $19,775.

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

♦	Value and/or principal is less than $1.

Џ	In default.

Ђ	Step bond. Interest rate may increase or decrease as the credit rating changes.

Ž	The security has a perpetual maturity. The date shown is the next call date.

§	Illiquid. At 12/31/2008, illiquid investment securities aggregated $8,856, or 0.69%, and illiquid derivatives aggregated $19,058, or 1.49% of the Fund’s net assets.

▪	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 12/31/2008.

G	Contract Amounts are not in thousands.

▲	Interest rate shown reflects the yield at 12/31/2008.

•	Repurchase agreement is collateralized by a U.S. Government obligation with an interest rate of 2.13%, a maturity date of 04/30/2010, and with a market value plus accrued interest of $42,100.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $2,369,723. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $65,820 and $157,985, respectively. Net unrealized depreciation for tax purposes is $92,165.

(1)	If the Fund is a buyer of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the referenced obligation or underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index.

(2)	If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index.

(3)	Implied credit spreads, represented in absolute terms, utilized in determining the market value of credit default swap agreements on corporate issues or sovereign issues of an emerging country as of period end serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for the credit derivative. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to be made to enter into the agreement. Wider credit spreads represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

(4)	The maximum potential amount the Fund could be required to make as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

(5)	The quoted market prices and resulting values for credit default swap agreements on asset-backed securities and credit indices serve as an indicator of the current status of the payment/performance risk and represent the likelihood of an expected liability (or profit) for the credit derivative should the notional amount of the swap agreement been closed/sold as of the period end. Increasing market values, in absolute terms when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

(a)	$9,400 due to broker and escrow receipt deposits with broker by the counterparty in the amount of $458 are segregated with the custodian to cover margin requirements for open forward foreign currency contracts.

(b)	$7,055 on deposit at custodian to cover margin requirements for open future contracts.

(c)	$20,210 due to broker to cover margin requirements for open written swaption contracts.

(d)	Securities with a value of $6,998 are segregated with the custodian and escrow receipt deposits with broker by the counterparty in the amount of $1,071 are segregated with the custodian to cover margin requirements for open swap contracts.

(e)	$250 due to broker to cover margin requirements for open swap contracts.

(f)	$5,290 due to broker and escrow receipt deposits with broker by the counterparty in the amount of $2,858 are segregated with the custodian to cover margin requirements for open TBA transactions.
The notes to the financial statements are an integral part of this report.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $92,557, or 7.24% of the Fund’s net assets.

BPS	BNP Paribas
BRC	Barclays Bank PLC
BRL	Brazilian Real
CAD	Canada Dollar
CBK	Citibank N.A.
CDI	Credit Default Index
CDX	A series of indices that track North American and emerging market credit derivative indexes.
CLO	Collateralized Loan Obligation
CMM	Constant Maturity Mortgage
CPI	Consumer Price Index

DKK	Denmark Krone
DUB	Deutsche Bank AG
EUR	Euro
EURIBOR	Euro InterBank Offered Rate
FBF	Credit Suisse
FRA	Forward Rate Agreement
FSB	Full-Service Bank
GBP	British Pound Sterling
GLM	Goldman Sachs Capital Markets
GST	Goldman Sachs Capital Markets
HUS	HSBC Bank USA
ICAP	The world’s largest interdealer brokerage, is a wholesale broker of over-the-counter (OTC) derivatives, money markets, and securities, focusing on such markets as foreign exchange, energy, credit, and equities.
IRO	Interest Rate Option
JPM	JPMorgan Chase Bank
JPY	Japan Yen
LIBOR	London InterBank Offered Rate
LLC	Limited Liability Company
LP	Limited Partnership
MEI	Merrill Lynch International
MLC	Merrill Lynch Capital Services

MYC	Morgan Stanley Capital Services
OTC	Over The Counter
PLC	Public Limited Company
RYL	Royal Bank of Scotland PLC
TBA	To Be Announced
TIPS	Treasury Inflation-Protection Securities
UAG	UBS AG
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

			Total Investments in Securities
Investments in Securities			(net of Securities Sold Short	Other Financial Instruments*
Level 1	Level 2	Level 3	and Written Swaptions)	Level 1	Level 2	Level 3
$24,541	$2,179,181	$2,703	$2,206,425	$—	$(54,664)	$8,094

*  Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$8,440	$(1,637)	$—	$47	$3,947	$—	$10,797
The notes to the financial statements are an integral part of this report.

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $2,362,331) (including securities loaned of $19,775)	$2,277,558
Cash	2,359
Foreign currency (cost: $19,213)	18,764
Receivables:
Cash on deposit with broker	7,055
Investment securities sold	1,058,667
Shares sold	275
Interest	13,020
Income from loaned securities	26
Dividends	36
Swap agreements, at value (premium: $1,794,946)	2,244,948
Unrealized appreciation on forward foreign currency contracts	1,672

5,624,380

Liabilities:
Investment securities purchased	1,874,152
Accounts payable and accrued liabilities:
Cash due to broker	35,150
Shares redeemed	374
Management and advisory fees	708
Distribution and service fees	14
Transfer agent fees	2
Administration fees	22
Payable for collateral for securities on loan	20,188
Payable for terminated swap agreements	2,934
Unrealized depreciation on forward foreign currency contracts	7,891
Written options and swaptions (premium: $2,378)	5,953
Swap agreements, at value (premium: $1,817,643)	2,331,742
Securities sold short, at value (proceeds: $64,618)	65,180
Variation margin	1,015
Other	185

4,345,510

Net Assets	$1,278,870

Net Assets Consist of:
Capital Stock ($.01 par value)	$1,200
Additional paid-in capital	1,299,350
Undistributed net investment income	59,010
Undistributed net realized gain from investment securities futures, written option and swaption contracts, swap agreements, and foreign currency transactions	60,280
Net unrealized depreciation on:
Investment securities	(84,773)
Futures contracts	23,746
Written option and swaption contracts	(3,575)
Swap agreements	(64,096)
Translation of assets and liabilities denominated in foreign currencies	(11,710)
Securities sold short	(562)

Net Assets	$1,278,870

Net Assets by Class:
Initial Class	$1,213,602
Service Class	65,268
Shares Outstanding:
Initial Class	113,872
Service Class	6,124
Net Asset Value and Offering Price Per Share:
Initial Class	$10.66
Service Class	10.66
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $10)	$892
Interest	75,234
Income from loaned securities-net	240

76,366

Expenses:
Management and advisory fees	8,683
Printing and shareholder reports	113
Custody fees	427
Administration fees	275
Legal fees	55
Audit fees	19
Trustees fees	39
Transfer agent fees	26
Distribution and service fees:
Service Class	134
Other	27

Total expenses	9,798

Net Investment Income	66,568

Net Realized Gain from:
Investment securities	73,284
Futures contracts	(33,802)
Written option and swaption contracts	(17,326)
Swap agreements	26,636
Foreign currency transactions	20,845

69,637

Net Decrease in Unrealized Depreciation on:
Investment securities	(111,401)
Futures contracts	14,603
Written option and swaption contracts	5,537
Swap agreements	(70,537)
Translation of assets and liabilities denominated in foreign currencies	(17,500)
Securities sold short	(562)

(179,860)

Net Realized and Unrealized Loss	(110,223)

Net Decrease In Net Assets Resulting from Operations	$(43,655)

The notes to the financial statements are an integral part of this report.

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$66,568	$54,553
Net realized gain from investment securities, futures contracts, written option and swaption contracts, swaps, and foreign currency transactions	69,637	12,022
Change in net unrealized appreciation (depreciation) on investment securities, futures contracts, written option and swaption contracts, swaps, and foreign currency translation	(179,860)	41,246

Net increase (decrease) in net assets resulting from operations	(43,655)	107,821

Distributions to Shareholders:
From net investment income:
Initial Class	(59,004)	(31,765)
Service Class	(2,594)	(691)

	(61,598)	(32,456)

From net realized gains:
Initial Class	(20,193)	(86)
Service Class	(912)	(2)

	(21,105)	(88)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	219,619	377,229
Service Class	59,630	12,488

	279,249	389,717

Dividends and distributions reinvested:
Initial Class	79,197	31,852
Service Class	3,506	693

	82,703	32,545

Cost of shares redeemed:
Initial Class	(256,904)	(166,748)
Service Class	(24,442)	(7,560)

	(281,346)	(174,308)

Net increase in net assets from capital shares transactions	80,606	247,954

Net increase (decrease) in net assets	(45,752)	323,231

Net Assets:
Beginning of year	1,324,622	1,001,391

End of year	$1,278,870	$1,324,622

Undistributed Net Investment Income	$59,010	$54,040

Share Activity:
Shares issued:
Initial Class	18,984	34,002
Service Class	5,268	1,112

	24,252	35,114

Shares issued-reinvested from distributions:
Initial Class	7,213	2,893
Service Class	319	63

	7,532	2,956

Shares redeemed:
Initial Class	(23,232)	(14,933)
Service Class	(2,235)	(673)

	(25,467)	(15,606)

Net increase in shares outstanding:
Initial Class	2,965	21,962
Service Class	3,352	502

	6,317	22,464

The notes to the financial statements are an integral part of this report.

FINANCIAL HIGHLIGHTS

For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.65	$10.98	$10.91	$11.12	$10.98
Investment Operations
Net investment income(a)	0.55	0.50	0.45	0.36	0.19
Net realized and unrealized gain (loss)	(0.86)	0.46	—	(0.10)	0.29

Total operations	(0.31)	0.96	0.45	0.26	0.48

Distributions
From net investment income	(0.51)	(0.29)	(0.38)	(0.20)	(0.17)
From net realized gains	(0.17)	— (b)	—	(0.27)	(0.17)

Total distributions	(0.68)	(0.29)	(0.38)	(0.47)	(0.34)

Net Asset Value
End of year	$10.66	$11.65	$10.98	$10.91	$11.12

Total Return(c)	(2.79)%	8.95%	4.21%	2.33%	4.50%
Net Assets End of Year (000’s)	$1,213,602	$1,292,286	$976,434	$726,038	$633,493
Ratio and Supplemental Data
Expenses to average net assets	0.70%	0.70%	0.73%	0.74%	0.75%
Net investment income, to average net assets	4.87%	4.47%	4.13%	3.28%	1.75%
Portfolio turnover rate	740%	728%	709%	387%	393%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.67	$11.00	$10.93	$11.16	$11.02
Investment Operations
Net investment income(a)	0.51	0.47	0.42	0.34	0.17
Net realized and unrealized gain (loss)	(0.85)	0.47	0.01	(0.11)	0.29

Total operations	(0.34)	0.94	0.43	0.23	0.46

Distributions
From net investment income	(0.50)	(0.27)	(0.36)	(0.19)	(0.15)
From net realized gains	(0.17)	— (b)	—	(0.27)	(0.17)

Total distributions	(0.67)	(0.27)	(0.36)	(0.46)	(0.32)

Net Asset Value
End of year	$10.66	$11.67	$11.00	$10.93	$11.16

Total Return(c)	(3.07)%	8.80%	3.90%	2.03%	4.22%
Net Assets End of Year (000’s)	$65,268	$32,336	$24,957	$23,661	$14,590
Ratio and Supplemental Data
Expenses to average net assets	0.95%	0.95%	0.98%	0.99%	1.01%
Net investment income, to average net assets	4.55%	4.23%	3.86%	3.10%	1.54%
Portfolio turnover rate	740%	728%	709%	387%	393%

(a)	Calculation is based on average number of shares outstanding.

(b)	Rounds to less than ($0.01) or $0.01.

(c)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, PIMCO Total Return also changed its name to Transamerica PIMCO Total Return VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses, are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
TBA purchase commitments: The Fund may enter into “TBA” (to be announced) purchase commitments to purchase securities for a fixed price at a future date, typically not to exceed 45 days. TBA purchase commitments are considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to settlement date, in addition to the risk of decline in the value of the Fund’s other assets. Unsettled TBA purchase commitments are valued at the current value of the underlying securities, according to the procedures described under Security Valuations.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. — (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street Bank & Trust Company (“State Street”) acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Loan participations/assignments: The Fund may purchase participations/ assignments in commercial loans. Such indebtedness may be secured or unsecured. These investments may include standby financing commitments, including revolving credit facilities that obligate the Fund to supply additional cash to the borrower on demand. Loan participations/ assignments involve risks of insolvency of the lending bank or other financial intermediaries. As such, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with the interposed bank or other financial intermediary.
The Fund may be contractually obligated to receive approval from the agent bank and/or borrower prior to the sale of these investments. Loan participations typically represent direct participation in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions that are parties to the loan agreement, unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Forward foreign currency contracts: The Fund may enter into forward foreign currency contracts to hedge against exchange rate risk arising from investments in securities denominated in foreign currencies. Contracts are valued at the contractual forward rate and are marked to market daily, with the change in value recorded as an unrealized gain or loss. When the contracts are settled, a realized gain or loss is incurred. Risks may arise from changes in market value of the underlying currencies and from the possible inability of counterparties to meet the terms of their contracts.
Open forward foreign currency contracts at December 31, 2008 are listed in the Schedule of Investments.
Swap agreements: The Fund may invest in swap agreements. Swap agreements are privately negotiated agreements between a Fund and a counterparty to exchange or swap investments, cash flows, assets, foreign currencies or market-linked returns at specified, future intervals. The Fund may enter into credit default, cross-currency, interest rate, total return, variance and other forms of swap agreements to manage its exposure to credit, currency and interest rate risk. In connection with these agreements, securities may be identified as collateral in accordance with the terms of the respective swap agreements to provide assets of value and recourse in the event of default or bankruptcy/insolvency.
Swaps are marked to market daily based upon values from third party vendors or quotations from market makers to the extent available and the change in value, if any, is recorded as an unrealized gain or loss on the Statement of Assets and Liabilities. In the event that market quotations are not readily available or deemed reliable, certain swap agreements may be valued pursuant to guidelines established by the Board of Trustees. In the event that market quotes are not readily available and the swap cannot be valued pursuant to one of the valuation methods, the value of the swap will be determined in good faith by the Valuation Committee of the Board of Trustees.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. — (continued)
Payments received or made at the beginning of the measurement period are reflected as such on the Statement of Assets and Liabilities and represent payments made or received upon entering into the swap agreements to compensate for differences between the stated terms of the swap agreement and prevailing market conditions (credit spreads, currency exchange rates, interest rates, and other relevant factors). These upfront payments are recorded as realized gains or losses on the Statement of Operations upon termination or maturity of the swap. A liquidation payment received or made at the termination of the swap is recorded as realized gain or loss on the Statement of Operations. Net periodic payments received or paid by the Fund are included as part of realized gains or losses on the Statement of Operations.
Entering into these agreements involves, to varying degrees, elements of credit, market and documentation risk in excess of the amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreements may default on its obligation to perform or disagree as to the meaning of contractual terms in the agreements and that there may be unfavorable changes in interest rates.
Credit default swap agreements: Credit default swap agreements involve one party making a stream of payments (referred to as the buyer of protection) to another party (the seller of protection) in exchange for the right to receive a specified return in the event of a default or other credit event for the referenced entity, obligation or index. As a seller of protection on credit default swap agreements, the Fund will generally receive from the buyer of protection a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation, other deliverable obligations or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the reference obligation or underlying securities comprising the referenced index. If the Fund is a buyer of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the referenced obligation, other deliverable obligations or underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index. Recovery values are assumed by market makers considering either industry standard recovery rates or entity specific factors and considerations until a credit event occurs.
If a credit event has occurred, the recovery value is determined by facilitated auction whereby a minimum number of allowable broker bids, together with a specified valuations method, are used to calculate the settlement value.
Credit default swap agreements on corporate issues or sovereign issues of an emerging country involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default or other credit event. If a credit event occurs and cash settlement is not elected, a variety of other deliverable obligations may be delivered in lieu of the specific referenced obligation. The ability to deliver other obligations may result in a cheapest-to-deliver option (the buyer of protection’s right to choose the deliverable obligation with the lowest value following a credit event). The Fund may use credit default swaps on corporate issues or sovereign issues of an emerging country to provide a measure of protection against defaults of the issuers (i.e., to reduce risk where the Fund owns or has exposure to the referenced obligation) or to take an active long or short position with respect to the likelihood of a particular issuer’s default.
Credit default swap agreements on asset-backed securities involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default or other credit event. Unlike credit default swaps on corporate issues or sovereign issues of an emerging country, deliverable obligations in most instances would be limited to the specific referenced obligation as performance for asset-backed securities can vary across deals. Prepayments, principal paydowns, and other writedown or loss events on the underlying mortgage loans will reduce the outstanding principal balance of the referenced obligation. These reductions may be temporary or permanent as defined under the terms of the swap agreement and the notional amount for the swap agreement will be adjusted by corresponding amounts. The Fund may use credit default swaps on asset-backed securities to provide a measure of protection against defaults of the referenced obligation or to take an active long or short position with respect to the likelihood of a particular referenced obligation’s default.
Credit default swap agreements on credit indices involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising the credit index. A credit index is a list of a basket of credit instruments or exposures designed to be representative of some part of the credit market as a whole. These indices are made up of reference credits that are judged by a poll of dealers to be the most liquid entities in the credit default swap market based on the sector of the index. Components of the indices may include, but are not limited to, investment grade securities, high yield securities, asset backed securities, emerging markets, and/or various credit ratings within each sector. Credit indices are traded using credit default swaps with standardized terms including a fixed spread and standard maturity dates. An index credit default swap references all the names in the index, and if there is a default, the credit event is settled based on that name’s weight in the index. The composition of the indices changes periodically, usually every six months, and for most indices, each name has an equal weight in the index.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. — (continued)
The Fund may use credit default swaps on credit indices to hedge a portfolio of credit default swaps or bonds with a credit default swap on indices which is less expensive than it would be to buy many credit default swap to achieve a similar effect. Credit default swap on indices are benchmarks for protecting investors owning bonds against default, and traders use them to speculate on changes in credit quality.
Implied credit spreads, represented in absolute terms, utilized in determining the market value of credit default swap agreements on corporate issues or sovereign issues of an emerging country as of period end are disclosed in the footnotes to the Schedule of Investments and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for the credit derivative. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to be made to enter into the agreement.
For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values serve as the indicator of the current status of the payment/performance risk. Wider credit spreads and increasing market values, in absolute terms when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.
The maximum potential amount of future payments (undiscounted) that the Fund as a seller of protection could be required to make under a credit default swap agreement would be an amount equal to the notional amount of the agreement. Notional amounts of all credit default swap agreements outstanding as of December 31, 2008 for which the Fund is the seller of protection are disclosed in the footnotes to the Schedule of Investments.
These potential amounts would be partially offset by any recovery values of the respective referenced obligations, upfront payments received upon entering into the agreement, or net amounts received from the settlement of buy protection credit default swap agreements entered into by the Fund for the same referenced entity or entities.
FASB Staff Position No. FAS 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45” (the “Position”) The Position amends FASB Statement No. 133 (“FAS 133”), Accounting for Derivative Instruments and Hedging Activities, and also amends FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.
The amendments to FAS 133 include required disclosure for (i) the nature and terms of the credit derivative, reasons for entering into the credit derivative, the events or circumstances that would require the seller to perform under the credit derivative, and the current status of the payment/performance risk of the credit derivative, (ii) the maximum potential amount of future payments (undiscounted) the seller could be required to make under the credit derivative, (iii) the fair value of the credit derivative, and (iv) the nature of any recourse provisions and assets held either as collateral or by third parties. The amendments to FIN 45 require additional disclosures about the current status of the payment/performance risk of a guarantee. All changes to accounting policies have been made in accordance with the Position and incorporated for the current period as part of the Notes to the Schedules of Investments.
Interest rate swap agreements: Interest rate swap agreements involve the exchange by the Fund with another party of their respective commitments to pay or receive interest with respect to the notional amount of principal. Certain forms of interest rate swap agreements may include: (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”, (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”, (iii) interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels, (iv) callable interest rate swaps, under which the counterparty may terminate the swap transaction in whole at zero cost by a predetermined date and time prior to the maturity date, (v) spreadlocks, which allow the interest rate swap users to lock in the forward differential (or spread) between the interest rate swap rate and a specified benchmark, or (vi) basis swap, under which two parties can exchange variable interest rates based on different money markets.
Total return swap agreements: The Fund may enter into total return swap agreements. Total return swap agreements on commodities involve commitments where exchanged cash flows based on the price of a commodity and in return receives either fixed or determined by floating price or rate. One party would receive payments based on the market value of the commodity involved and pay a fixed amount. Total return swap agreements on indices involve commitments to pay interest in exchange for a market-linked return. One counterparty pays out the total return of a specific reference asset, which may be an equity, index, or bond, and in return receives a regular stream of payments.
To the extent the total return of the security or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. — (continued)
Futures contracts: The Fund may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded.
The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.
The underlying face amounts of open futures contracts at December 31, 2008 are listed in the Schedule of Investments. The variation margin receivable or payable, as applicable, is included in the Statement of Assets and Liabilities.
Variation margin represents the additional payment due or excess deposits made in order to maintain the equity account at the required margin level.
Option contracts: The Fund may enter into options contracts to manage exposure to market fluctuations. Options are valued at the average of the bid and ask (“Mean Quote”) established each day at the close of the board of trade or exchange on which they are traded. The primary risks associated with options are imperfect correlation between the change in value of the securities held and the prices of the options contracts; the possibility of an illiquid market; and inability of the counterparty to meet the contracts terms. When the Fund writes a covered call or put option, an amount equal to the premium received by the Fund is included in the Fund’s Statement of Assets and Liabilities as an asset and as an equivalent liability. Options are marked-to-market daily to reflect the current value of the option written.
Transactions in written options were as follows:

	Transamerica PIMCO Total
	Return VP
	Premium	Contracts*
Balance at December 31, 2007	$1,181	2,163
Sales	702	1,328
Closing Buys	—	—
Expirations	(1,741)	(3,165)
Exercised	142	(326)

Balance at December 31, 2008	$—	—

*	Contracts not in thousands.
Swaptions contracts: The Fund is authorized to write swaption contracts to manage exposure to fluctuations in interest rates and to enhance fund yield. Swaption contracts written by the Fund represent an option that gives the purchaser the right, but not the obligation, to enter into a previously agreed upon swap contract on a future date. If a written call option is exercised, the writer will enter a swap and is obligated to pay the fixed rate and receive a variable rate in exchange. Swaptions are marked-to-market daily based upon quotations from market makers.
When the Fund writes a swaption, the premium received is recorded as a liability and is subsequently adjusted to the current value of the swaption. Changes in the value of the swaption are reported as Unrealized gains or losses in written options in the Statement of Assets and Liabilities. Gain or loss is recognized when the swaption contract expires or is closed.
Premiums received from writing swaptions that expire or are exercised are treated by the Fund as realized gains from written options. The difference between the premium and the amount paid on affecting a closing purchase transaction is treated as a realized gain or loss.
Transactions in written swaptions were as follows:

	Transamerica PIMCO Total
	Return VP
	Premium	Notional Amount
Balance at December 31, 2007	$5,347	$417,600
Sales	8,953	448,100
Closing Buys	(11,282)	(626,300)
Expirations	(640)	(19,500)
Exercised	—	—

Balance at December 31, 2008	$2,378	$219,900

Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
Market and Credit Risk: On September 15, 2008, Lehman Brothers Holdings Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code. On September 19, 2008, a proceeding under the Securities Investor Protection Act (SIPA) commenced with respect to Lehman Brothers Inc., a broker-dealer. A trustee appointed under SIPA is administering the bankruptcy estate of Lehman Brothers Inc. Lehman Brothers International (Europe) was placed in administration under the UK Insolvency Act on September 15, 2008. Lehman Brothers Special Financing Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code on October 3, 2008. In connection with these filings, the Lehman Brothers group of companies (collectively “Lehman Brothers”) will be reorganized and/or liquidated in an orderly fashion, subject to court approval. Each Lehman Brothers entity is a separate legal entity that is subject to its own bankruptcy proceeding. The Fund had select holdings, credit default and interest rate swap agreements, foreign currency transactions, securities and derivatives transactions outstanding with Lehman Brothers entities as issuer, referenced entity or counterparty at the time the relevant Lehman Brothers entity filed for protection or was placed in administration.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. — (continued)
The security holdings, credit default and interest rate swap agreements, foreign currency transactions, securities and derivatives transactions associated with Lehman Brothers have been adjusted to their estimated fair values. Anticipated losses for derivatives transactions associated with Lehman Brothers have been incorporated as payable for terminated swap agreements on the Statement of Assets and Liabilities and net realized gain (loss) on the Statement of Operations. A facilitated auction occurred on October 10, 2008 comprising multiple pre-approved brokerage agencies to determine the estimated recovery rate for holdings and credit default swap agreements with Lehman Brothers as referenced entity. These recovery rates have been utilized in determining estimated fair values. Financial assets and liabilities may be offset and the net amount may be reported in the statement of assets and liabilities where there is a legally enforceable right to set off the recognized amounts and the provisions of FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts (“FIN 39”) have been met. As of December 31, 2008, TBA transactions with Lehman Brothers were netted to a $46,000 on the Statement of Assets and Liabilities in accordance with FIN 39. These receivables are adequately collateralized. The Sub-Adviser has delivered notices of default to the relevant Lehman Brothers entities in accordance with the terms of the applicable agreements. The Sub-Adviser has terminated transactions with Lehman Brothers counterparties, has obtained quotations from brokers for replacement trades and, where deemed appropriate, re-opened positions with new counterparties.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$165,939	12.98%

Transamerica Asset Allocation-Moderate VP	314,444	24.59
Transamerica Asset Allocation-Moderate Growth VP	281,928	22.04
Transamerica International Moderate Growth VP	54,342	4.25

Total	$816,653	63.86%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.675%
Over $250 million up to $750 million	0.65%
Over $750 million	0.60%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
     1.20% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. — (continued)
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $53 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$14,133,305
U.S. Government	1,594,301

Proceeds from maturities and sales of securities:
Long-term	14,179,671
U.S. Government	1,361,763
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$31,869
Undistributed (accumulated) net realized gain (loss) from investment securities	$(31,869)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes.

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. — (continued)
The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$32,457
Long-term Capital Gain	88

2008 Distributions paid from:
Ordinary Income	82,082
Long-term Capital Gain	621
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$127,709

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$—

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(149,389)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica PIMCO Total Return VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica PIMCO Total Return VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $621 for the year ended December 31, 2008.

Transamerica Science & Technology VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector and a near-freeze in the funding market prompted the U.S. government to intervene early in the year with a $160 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0.0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the “Big Three” automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Science & Technology VP Initial Class returned (48.59)%. By comparison its benchmark, the Dow Jones U.S. Technology Index, returned (42.85)%.
STRATEGY REVIEW
Against this backdrop investor preference transitioned from growth to value, and prices of high-quality stocks with high P/E ratios declined sharply. While these qualities characterize technology stocks in general, they are especially descriptive of the stocks we own. As a result, the weak performance of several of the portfolio’s technology holdings held back relative performance. Select industrials holdings also hurt our results.
Noteworthy disappointments in the technology space included NVIDIA Corp. (“NVIDIA”) and SiRF Technology Holdings, Inc. (“SiRF”). NVIDIA, a video graphics chipmaker, was pressured by declining profits, growing competition and weaker-than-expected video game sales. In our opinion, the company’s leading-edge technology will enable it to close the gap with its rivals. We liquidated our position in SiRF, a maker of global positioning systems (“GPS”) and chips, mid-way through the year. Demand for its more-precise technology failed to meet our expectations.
The single largest detractor from the portfolio’s relative performance was Sunpower Corp., a manufacturer of solar electric power technologies. Demand for their product fell due to a lack of available financing. We continue to believe that demand for alternative energy will increase regardless of oil prices.
On the upside, our stock selection in the healthcare sector (i.e., Gilead Sciences, Inc. (“Gilead”)) contributed positively to relative performance. Gilead develops therapeutic treatments for infectious, life-threatening diseases such as HIV, and was virtually unaffected by the economic downturn. Given that the patient population with HIV is growing and treatment period for the virus is longer, we believe there continues to be upside for Gilead.
Informatica Corp. also contributed positively to performance. The company provides businesses with software and services that handle various enterprise-wide data integration initiatives. Because Informatica’s software creates efficiencies for companies, it remains in high demand.
Kirk J. Kim
Jeffrey J. Hoo, CFA
Erik U. Rollé
Joshua D. Shaskan, CFA

Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(48.59)%	(5.34)%	(12.90)%	05/01/2000
Dow Jones U.S. Technology*	(42.85)%	(5.21)%	(12.96)%	05/01/2000
Service Class	(48.87)%	(5.65)%	(0.18)%	05/01/2003

NOTES

*	The Dow Jones U.S. Technology Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.
Investing in technology stocks generally involves greater volatility and risks so an investment in the portfolio may not be appropriate for everyone.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$627.92	0.87%	$3.56
Hypothetical (b)	1,000.00	1,020.76	0.87	4.42

Service Class
Actual	1,000.00	625.82	1.12	4.58
Hypothetical (b)	1,000.00	1,019.51	1.12	5.69

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS

By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (90.8%)
Auto Components (1.4%)
BorgWarner, Inc. ^	45,504	$991
Biotechnology (6.0%)
Gilead Sciences, Inc. ‡ ^	83,800	4,286
Communications Equipment (9.6%)
Cisco Systems, Inc. ‡	45,000	734
F5 Networks, Inc. ‡	81,500	1,863
Polycom, Inc. ‡	183,520	2,479
Qualcomm, Inc.	50,500	1,809
Computers & Peripherals (10.5%)
Apple, Inc. ‡	33,585	2,866
Data Domain, Inc. ‡ ^	81,000	1,523
EMC Corp. ‡	190,400	1,993
Hewlett-Packard Co.	31,000	1,125
Diversified Financial Services (2.8%)
CME Group, Inc. -Class A	9,600	1,998
Diversified Telecommunication Services (3.3%)
AT&T, Inc.	82,700	2,357
Electrical Equipment (4.7%)
First Solar, Inc. ‡	5,350	738
Fuelcell Energy, Inc. ‡ ^	261,100	1,013
Sunpower Corp. -Class A ‡	45,100	1,669
Electronic Equipment & Instruments (7.9%)
FLIR Systems, Inc. ‡ ^	107,000	3,283
Itron, Inc. ‡ ^	36,700	2,339
Health Care Equipment & Supplies (5.4%)
Intuitive Surgical, Inc. ‡	14,800	1,879
NuVasive, Inc. ‡ ^	58,100	2,013
Internet & Catalog Retail (4.3%)
Amazon.com, Inc. ‡	59,600	3,056
Internet Software & Services (9.3%)
Equinix, Inc. ‡ ^	26,000	1,383
Google, Inc. -Class A ‡	10,400	3,200
Omniture, Inc. ‡ ^	102,400	1,090
Vocus, Inc. ‡ ^	52,800	961
Machinery (1.4%)
Tennant Co. ^	64,000	986
Software (18.9%)
Activision Blizzard, Inc. ‡	193,000	1,668
Adobe Systems, Inc. ‡	108,600	2,312
Informatica Corp. ‡	178,900	2,456
Nintendo Co., Ltd. ADR	46,200	2,206
Nuance Communications, Inc. ‡ ^	214,100	2,218
Salesforce.Com, Inc. ‡ ^	80,300	2,570
Wireless Telecommunication Services (5.3%)
Metropcs Communications, Inc. ‡ ^	197,700	2,936
NII Holdings, Inc. ‡	45,300	824

Total Common Stocks (cost $95,780)		64,824

	Principal
REPURCHASE AGREEMENT (9.3%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $6,611 on 01/02/2009 à •	$6,611	6,611

Total Repurchase Agreement (cost $6,611)		6,611

	Shares
SECURITIES LENDING COLLATERAL (9.1%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	6,512,133	6,512

Total Securities Lending Collateral (cost $6,512)		6,512

Total Investment Securities (cost $108,903) #		$77,947

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $6,348.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $6,800.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $109,451. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,131 and $32,635, respectively. Net unrealized depreciation for tax purposes is $31,504.
DEFINITION:
ADR      American Depositary Receipt
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$71,336	$6,611	$—	$77,947
The notes to the financial statements are an integral part of this report.

4

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $108,903) (including securities loaned of $6,348)	$77,947
Foreign currency (cost: $27)	29
Receivables:
Shares sold	5
Income from loaned securities	12
Dividends	11

78,004

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	15
Management and advisory fees	49
Distribution and service fees	1
Administration fees	1
Payable for collateral for securities on loan	6,512
Other	32

6,610

Net Assets	$71,394

Net Assets Consist of:
Capital Stock ($.01 par value)	$274
Additional paid-in capital	106,218
Accumulated net realized loss from investment securities and foreign currency transactions	(4,144)
Net unrealized depreciation on:
Investment securities	(30,956)
Translation of assets and liabilities denominated in foreign currencies	2

Net Assets	$71,394

Net Assets by Class:
Initial Class	$68,734
Service Class	2,660
Shares Outstanding:
Initial Class	26,364
Service Class	1,033
Net Asset Value and Offering Price Per Share:
Initial Class	$2.61
Service Class	2.57
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $3)	$382
Interest	46
Income from loaned securities-net	361

789

Expenses:
Management and advisory fees	1,047
Printing and shareholder reports	18
Custody fees	26
Administration fees	27
Legal fees	6
Audit fees	18
Trustees fees	4
Transfer agent fees	2
Distribution and service fees:
Service Class	12
Other	3

Total expenses	1,163

Net Investment Loss	(374)

Net Realized Loss from:
Investment securities	(4,035)
Foreign currency transactions	(32)

(4,067)

Net Decrease in Unrealized Depreciation on:
Investment securities	(81,433)
Translation of assets and liabilities denominated in foreign currencies	1

(81,432)

Net Realized and Unrealized Loss	(85,499)

Net Decrease In Net Assets Resulting from Operations	$(85,873)

The notes to the financial statements are an integral part of this report.

5

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment loss	$(374)	$(615)
Net realized gain (loss) from investment securities and foreign currency transactions	(4,067)	9,236
Change in net unrealized appreciation (depreciation) on investment securities and foreign currency translation	(81,432)	35,919

Net increase (decrease) in net assets resulting from operations	(85,873)	44,540

Distributions to Shareholders:
From net realized gains:
Initial Class	(6,962)	—
Service Class	(276)	—

	(7,238)	—

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	20,786	38,229
Service Class	3,107	6,385

	23,893	44,614

Dividends and distributions reinvested:
Initial Class	6,962	—
Service Class	276	—

	7,238	—

Cost of shares redeemed:
Initial Class	(62,299)	(24,486)
Service Class	(4,477)	(2,900)

	(66,776)	(27,386)

Net increase (decrease) in net assets from capital shares transactions	(35,645)	17,228

Net increase (decrease) in net assets	(128,756)	61,768

Net Assets:
Beginning of year	200,150	138,382

End of year	$71,394	$200,150

Accumulated Net Investment (Loss)	$—	$(2)

Share Activity:
Shares issued:
Initial Class	5,043	7,774
Service Class	764	1,321

	5,807	9,095

Shares issued-reinvested from distributions:
Initial Class	1,662	—
Service Class	66	—

	1,728	—

Shares redeemed:
Initial Class	(16,425)	(5,393)
Service Class	(1,134)	(610)

	(17,559)	(6,003)

Net increase (decrease) in shares outstanding:
Initial Class	(9,720)	2,381
Service Class	(304)	711

	(10,024)	3,092

The notes to the financial statements are an integral part of this report.

6

FINANCIAL HIGHLIGHTS

For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$5.35	$4.03	$4.36	$4.29	$3.97
Investment Operations
Net investment income (loss)(a)	(0.01)	(0.02)	(0.01)	(0.01)	0.02
Net realized and unrealized gain (loss)	(2.50)	1.34	0.02	0.10	0.30

Total operations	(2.51)	1.32	0.01	0.09	0.32

Distributions
From net investment income	—	—	—	(0.02)	—
From net realized gains	(0.23)	—	(0.34)	—	—

Total distributions	(0.23)	—	(0.34)	(0.02)	—

Net Asset Value
End of year	$2.61	$5.35	$4.03	$4.36	$4.29

Total Return(b)	(48.59)%	32.75%	1.01%	2.06%	8.06%
Net Assets End of Year (000’s)	$68,734	$193,067	$135,878	$153,247	$209,049
Ratio and Supplemental Data
Expenses to average net assets	0.86%	0.85%	0.85%	0.88%	0.85%
Net investment income (loss), to average net assets	(0.27)%	(0.38)%	(0.33)%	(0.22)%	0.38%
Portfolio turnover rate	52%	62%	93%	91%	35%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$5.30	$4.00	$4.34	$4.28	$3.97
Investment Operations
Net investment income (loss)(a)	(0.02)	(0.03)	(0.02)	(0.02)	0.02
Net realized and unrealized gain (loss)	(2.48)	1.33	0.02	0.09	0.29

Total operations	(2.50)	1.30	—	0.07	0.31

Distributions
From net investment income	—	—	—	(0.01)	—
From net realized gains	(0.23)	—	(0.34)	—	—

Total distributions	(0.23)	—	(0.34)	(0.01)	—

Net Asset Value
End of year	$2.57	$5.30	$4.00	$4.34	$4.28

Total Return(b)	(48.87)%	32.50%	0.76%	1.86%	7.56%
Net Assets End of Year (000’s)	$2,660	$7,083	$2,504	$2,251	$2,324
Ratio and Supplemental Data
Expenses to average net assets	1.11%	1.10%	1.10%	1.13%	1.15%
Net investment income (loss), to average net assets	(0.54)%	(0.65)%	(0.59)%	(0.47)%	0.48%
Portfolio turnover rate	52%	62%	93%	91%	35%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

7

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Science & Technology also changed its name to Transamerica Science & Technology VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund is “non-diversified” under the 1940 Act.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

8

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions.
These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$3,111	4.36%

Transamerica Asset Allocation-Growth VP	3,122	4.37

Transamerica Asset Allocation-Moderate VP	10,215	14.31

Transamerica Asset Allocation-Moderate Growth VP	20,231	28.34

Total	$36,679	51.38%

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.78%
Over $500 million	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.98% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $3 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$68,707
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	113,707
U.S. Government	—

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(408)
Undistributed (accumulated) net investment income (loss)	$376
Undistributed (accumulated) net realized gain (loss) from investment securities	$32
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$—
Long-term Capital Gain	—

2008 Distributions paid from:
Ordinary Income	—
Long-term Capital Gain	7,238
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$913

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(4,509)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(31,502)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

11

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Science & Technology VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Science & Technology VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

12

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $7,238 for the year ended December 31, 2008.

13

Transamerica Small/Mid Cap Value VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. Gross Domestic Product (“GDP”) shrank. The financial markets responded to these events with substantial losses. Smaller capitalization stocks fell notably less than their large-cap counterparts, with the Russell 2000 Index down 33.79% and the S&P MidCap 400 Stock Index down 37.28%. By contrast, the Russell 1000 Index and the Standard and Poor’s 500 Composite Stock Index (“S&P 500”), two large-stock measures, declined 37.60% and 37.00%, respectively.
The credit problems in the financial sector and a near-freeze in the funding market prompted the U.S. government to intervene early in the year with a $160 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the Big Three automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Small/Mid Cap Value VP Initial Class returned (40.86)%. By comparison its benchmark, the Russell 2500® Value Index, returned (31.99)%.
STRATEGY REVIEW
The portfolio’s underperformance was largely a result of losses suffered by individual holdings in the industrials (e.g., Aegean Marine Petroleum Network, Inc., DryShips, Inc. and McDermott International, Inc.) and energy (e.g., Global Industries, Ltd.) sectors. Global Industries is an oil services provider catering to the offshore oil and gas industry. Performance was hurt by excessive costs incurred from downtime due to bad weather, issues surrounding port clearance, and delays in obtaining support vessels and equipment from its customers. We opted to liquidate our position in favor of other, more attractive investment ideas.
Through its subsidiaries, McDermott operates as an engineering and construction company in three segments: offshore oil and gas construction, government operations, and power generation systems. Shrinking profits in its offshore oil and gas business weighed heavily on the stock, which was sold from the portfolio early in the fourth quarter ahead of further declines.
Helping to tame relative underperformance were a modest cash position and strong returns delivered by select holdings in the information technology and financials sectors (e.g., Arris Group, Inc. (“Arris”) and Annaly Capital Management, Inc. (“Annaly”)). Arris, a telecommunications technology company, benefited from growing competition among cable operators and satellite operators. It rewarded investors and surprised Wall Street with earnings that exceeded expectations. Annaly is a real estate investment trust (“REIT”) that invests primarily in mortgage securities. Contributing to its solid results were its investments in Freddie Mac and Fannie Mae, which benefited from the Treasury’s effective takeover of these two companies.
Jeffrey J. Hoo, CFA
Joshua D. Shaskan, CFA
John D. Lawrence, CFA
Scott L. Dinsdale, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(40.86)%	2.84%	9.41%	10.46%	05/04/1993
Russell 2500 Value*	(31.99)%	(0.15)%	5.72%	9.23%	05/04/1993
Service Class	(41.05)%	N/A	N/A	2.57%	05/03/2005

NOTES

*	The Russell 2500® Value Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio. The historical financial information for periods prior to May 1, 2002 has been derived from the financial history of the predecessor portfolio, Dreyfus Small Cap Value Portfolio, of the Endeavor Series Trust. The Dreyfus Corporation had been the portfolio’s subadviser since September 16, 1996 to April 30, 2004. Prior to that date a different firm managed the portfolio and the performance set forth above, prior to September 16, 1996 is attributable to that firm.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$575.46	0.87%	$3.45
Hypothetical (b)	1,000.00	1,020.76	0.87	4.42

Service Class
Actual	1,000.00	574.33	1.12	4.43
Hypothetical (b)	1,000.00	1,019.51	1.12	5.69

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (100.6%)
Aerospace & Defense (2.8%)
Alliant Techsystems, Inc. ‡ ^	60,675	$5,204
Auto Components (1.4%)
Tenneco, Inc. ‡ ^	930,166	2,744
Chemicals (3.8%)
Terra Industries, Inc.	228,426	3,808
Zep, Inc. ^	173,200	3,344
Commercial Banks (6.8%)
Bank of Hawaii Corp. ^	98,265	4,439
City National Corp. ^	97,225	4,735
Wintrust Financial Corp. ^	182,560	3,755
Commercial Services & Supplies (2.5%)
Republic Services, Inc. -Class A	187,190	4,640
Communications Equipment (5.4%)
Arris Group, Inc. ‡	769,560	6,118
Harmonic Lightwaves, Inc. ‡	719,069	4,034
Electric Utilities (2.8%)
UIL Holdings Corp. ^	179,230	5,382
Energy Equipment & Services (2.4%)
Superior Energy Services, Inc. ‡ ^	283,040	4,509
Health Care Equipment & Supplies (4.9%)
Hologic, Inc. ‡	372,440	4,868
West Pharmaceutical Services, Inc. ^	117,225	4,427
Health Care Technology (4.2%)
Allscripts-Misys Healthcare Solutions, Inc. ^	791,085	7,848
Hotels, Restaurants & Leisure (5.4%)
Cheesecake Factory ‡ ^	422,825	4,270
PF Chang’s China Bistro, Inc. ‡ ^	282,228	5,910
Insurance (6.3%)
HCC Insurance Holdings, Inc.	225,685	6,037
PartnerRe, Ltd. ^	83,330	5,939
Internet Software & Services (2.8%)
Valueclick, Inc. ‡	774,072	5,295
IT Services (2.0%)
NeuStar, Inc. -Class A ‡ ^	200,501	3,836
Life Sciences Tools & Services (5.8%)
Charles River Laboratories International, Inc. ‡ ^	173,055	4,534
Varian, Inc. ‡	191,612	6,421
Machinery (2.3%)
Clarcor, Inc. ^	133,500	4,430
Media (2.2%)
Lamar Advertising Co. -Class A ‡ ^	324,155	4,071
Oil, Gas & Consumable Fuels (4.8%)
Comstock Resources, Inc. ‡ ^	96,920	4,579
PetroHawk Energy Corp. ‡ ^	283,665	4,434
Personal Products (1.8%)
Bare Escentuals, Inc. ‡ ^	651,649	3,408
Pharmaceuticals (2.5%)
Sepracor, Inc. ‡ ^	428,485	4,705
Professional Services (4.0%)
FTI Consulting, Inc. ‡ ^	170,000	7,596
Real Estate Investment Trusts (15.7%)
Annaly Capital Management, Inc. ^	543,000	8,618
Capstead Mortgage Corp. ^	518,700	5,586
Host Hotels & Resorts, Inc. ^	565,700	4,282
Omega Healthcare Investors, Inc.	398,080	6,357
Potlatch Corp. ^	181,305	4,716
Road & Rail (1.8%)
Kansas City Southern Railway ‡	174,815	3,330
Software (2.7%)
Macrovision Solutions Corp. ‡ ^	398,532	5,041
Textiles, Apparel & Luxury Goods (2.1%)
Hanesbrands, Inc. ‡ ^	308,700	3,936
Thrifts & Mortgage Finance (1.4%)
People’s United Financial, Inc. ^	146,045	2,605

Total Common Stocks (cost $208,029)		189,791

	Principal
REPURCHASE AGREEMENT (2.4%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $4,453 on 01/02/2009 à •	$4,453	4,453

Total Repurchase Agreement (cost $4,453)		4,453

	Shares
SECURITIES LENDING COLLATERAL (14.4%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	27,110,036	27,110

Total Securities Lending Collateral (cost $27,110)		27,110

Total Investment Securities (cost $239,592) #		$221,354

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $26,281.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 0.97%, a maturity date of 12/25/2033, and with a market value plus accrued interest of $4,543.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $239,641. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $17,047 and $35,334, respectively. Net unrealized depreciation for tax purposes is $18,287.
The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$216,901	$4,453	$—	$221,354
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $239,592) (including securities loaned of $26,281)
Receivables:
Investment securities sold	202
Shares sold	7
Income from loaned securities	39
Dividends	635

222,237

Liabilities:
Investment securities purchased	842
Accounts payable and accrued liabilities:
Shares redeemed	5,481
Management and advisory fees	140
Distribution and service fees	4
Administration fees	4
Payable for collateral for securities on loan	27,110
Other	48

33,629

Net Assets	$188,608

Net Assets Consist of:
Capital Stock ($.01 par value)	$163
Additional paid-in capital	256,123
Undistributed net investment income	6,524
Accumulated net realized loss from investment securities	(55,964)
Net unrealized depreciation on:
Investment securities	(18,238)

Net Assets	$188,608

Net Assets by Class:
Initial Class	$175,980
Service Class	12,628
Shares Outstanding:
Initial Class	15,177
Service Class	1,099
Net Asset Value and Offering Price Per Share:
Initial Class	$11.60
Service Class	11.49
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$8,718
Interest	285
Income from loaned securities-net	828

9,831

Expenses:
Management and advisory fees	3,305
Printing and shareholder reports	49
Custody fees	45
Administration fees	83
Legal fees	17
Audit fees	18
Trustees fees	12
Transfer agent fees	8
Distribution and service fees:
Service Class	67
Other	9

Total expenses	3,613

Net Investment Income	6,218

Net Realized Loss from:
Investment securities	(56,071)

Net Decrease in Unrealized Depreciation on:
Investment securities	(162,431)

Net Realized and Unrealized Loss	(218,502)

Net Decrease In Net Assets Resulting from Operations	$(212,284)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$6,218	$7,285
Net realized gain (loss) from investment securities	(56,071)	47,931
Change in net unrealized appreciation (depreciation) on investment securities	(162,431)	45,202

Net increase (decrease) in net assets resulting from operations	(212,284)	100,418

Distributions to Shareholders:
From net investment income:
Initial Class	(6,329)	(4,088)
Service Class	(436)	(203)

	(6,765)	(4,291)

From net realized gains:
Initial Class	(44,489)	(37,856)
Service Class	(3,491)	(2,181)

	(47,980)	(40,037)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	92,748	73,257
Service Class	18,042	18,004

	110,790	91,261

Dividends and distributions reinvested:
Initial Class	50,818	41,944
Service Class	3,927	2,385

	54,745	44,329

Cost of shares redeemed:
Initial Class	(183,515)	(115,226)
Service Class	(21,404)	(7,134)

	(204,919)	(122,360)

Net increase (decrease) in net assets from capital shares transactions	(39,384)	13,230

Net increase (decrease) in net assets	(306,413)	69,320

Net Assets:
Beginning of year	495,021	425,701

End of year	$188,608	$495,021

Undistributed Net Investment Income	$6,524	$7,071

Share Activity:
Shares issued:
Initial Class	4,581	3,323
Service Class	881	829

	5,462	4,152

Shares issued-reinvested from distributions:
Initial Class	2,734	2,035
Service Class	213	116

	2,947	2,151

Shares redeemed:
Initial Class	(13,130)	(5,297)
Service Class	(1,418)	(334)

	(14,548)	(5,631)

Net increase (decrease) in shares outstanding:
Initial Class	(5,815)	61
Service Class	(324)	611

	(6,139)	672

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$22.10	$19.58	$18.33	$16.94	$14.56
Investment Operations
Net investment income(a)	0.28	0.34	0.19	0.16	0.07
Net realized and unrealized gain (loss)	(8.43)	4.35	2.94	2.11	2.31

Total operations	(8.15)	4.69	3.13	2.27	2.38

Distributions
From net investment income	(0.29)	(0.21)	(0.18)	(0.08)	—
From net realized gains	(2.06)	(1.96)	(1.70)	(0.80)	—

Total distributions	(2.35)	(2.17)	(1.88)	(0.88)	—

Net Asset Value
End of year	$11.60	$22.10	$19.58	$18.33	$16.94

Total Return(b)	(40.86)%	24.74%	18.05%	13.56%	16.35%
Net Assets End of Year (000’s)	$175,980	$463,795	$409,879	$407,351	$421,079
Ratio and Supplemental Data
Expenses to average net assets	0.86%	0.85%	0.86%	0.86%	0.84%
Net investment income, to average net assets	1.52%	1.57%	0.98%	0.92%	0.48%
Portfolio turnover rate	60%	18%	24%	33%	139%

For a share outstanding throughout each period

	Service Class
	Year Ended December 31,				May 3 to Dec
	2008	2007	2006	2005	31, 2004
Net Asset Value
Beginning of year	$21.94	$19.48	$18.26	$16.92	$14.71
Investment Operations
Net investment income(a)	0.23	0.27	0.14	0.15	0.10
Net realized and unrealized gain (loss)	(8.36)	4.33	2.94	2.06	2.11

Total operations	(8.13)	4.60	3.08	2.21	2.21

Distributions
From net investment income	(0.26)	(0.18)	(0.16)	(0.07)	—
From net realized gains	(2.06)	(1.96)	(1.70)	(0.80)	—

Total distributions	(2.32)	(2.14)	(1.86)	(0.87)	—

Net Asset Value
End of year	$11.49	$21.94	$19.48	$18.26	$16.92

Total Return(b)	(41.05)%	24.39%	17.82%	13.26	% 15.02	%(c)
Net Assets End of Year (000’s)	$12,628	$31,226	$15,822	$10,717	$1,443
Ratio and Supplemental Data
Expenses to average net assets	1.11%	1.10%	1.11%	1.11	% 1.11%
Net investment income, to average net assets	1.29%	1.27%	0.73%	0.82	% 0.94	%(d)
Portfolio turnover rate	60%	18%	24%	33	% 139	%(c)

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Not annualized.

(d)	Annualized.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Small/Mid Cap Value also changed its name to Transamerica Small/Mid Cap Value VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedules of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.80%
Over $500 million	0.75%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.89% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $8 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued.
Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$232,204
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	288,577
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$21,050	December 31, 2016

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$5,056
Long-term Capital Gain	39,272

2008 Distributions paid from:
Ordinary Income	8,182
Long-term Capital Gain	46,563
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$6,523

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(21,050)

Post October Capital Loss Deferral	$(34,865)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(18,286)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Small/Mid Cap Value VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Small/Mid Cap Value VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $46,563 for the year ended December 31, 2008.

14

Transamerica T. Rowe Price Equity Income VP
(unaudited)
MARKET ENVIRONMENT
U.S. stocks had sharply negative returns for the year as the sub-prime credit crisis took a remarkable toll on the economy, markets, and U.S. financial institutions. As measured by various S&P indexes, large-cap stocks performed worst, while value held up better than growth stocks for the year. No sector in the market provided positive returns.
PERFORMANCE
For the year ended December 31, 2008, Transamerica T. Rowe Price Equity Income VP Initial Class returned (35.97)%. By comparison its primary and secondary benchmarks, Standard and Poor’s 500 Composite Stock Index and the Russell 1000® Value Index, returned (37.00)% and (36.85)%, respectively.
STRATEGY REVIEW
Looking at positive contributors to performance relative to the benchmark, stock picks among energy shares helped most. The key contributor for the year was refiner Sunoco, Inc., which benefited from declining oil prices and strength in a number of its business units. The portfolio’s stake in big, integrated oil company Chevron Corp. (“Chevron”) also helped. These shares held up better than those of smaller energy firms more highly levered to changes in energy prices. In addition, Chevron is well capitalized and should benefit in coming years from production growth in the Gulf of Mexico.
Utilities were contributors to relative performance thanks to stock picks and an overweight position in this defensive-oriented sector. In particular, highly regulated utilities with more predictable business models and revenues—such as Progress Energy, Inc, and PG&E Corp.—held up better than power generation firms.
Among health care shares, stock selection drove relative outperformance. Biopharmaceutical giant Amgen, Inc. was a key contributor, aided by better margins, profits, and growth outlook. Health insurer WellPoint, Inc. held up better than the index thanks to its relatively cheap valuation, limited downside risk, and demonstrated pricing power.
At the other end of the spectrum, stock selection made consumer discretionary shares the leading detractors from relative performance. Some of the key detractors were in the media space, as the economic slowdown meant declining profits, write-downs, and layoffs at newspaper and broadcasting company Gannett Co.,Inc. In addition, casino operator MGM Mirage saw fewer patrons and poorer revenues in tough economic times, while tight credit markets meant increased borrowing costs, limiting its ability to fund planned capital expenditures. Similarly, Newell Rubbermaid, Inc. suffered from weak consumer spending and rising input costs.
Finally, an overweight position in financials—the poorest-performing segment in the index—detracted from performance relative to the benchmark. Some of the leading detractors were shares of Merrill Lynch and Fannie Mae, which were sold off and taken over by the government, respectively. Allied Irish Banks PLC also underperformed in the face of liquidity, credit, and capital issues.
Brian C. Rogers, CFA, CIC
Portfolio Manager
T. Rowe Price Associates, Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(35.97)%	(1.22)%	2.03%	7.27%	01/03/1995
S&P500*	(37.00)%	(2.19)%	(1.38)%	6.84%	01/03/1995
Russell 1000 Growth *	(36.85) %*	(0.79)%	1.36%	8.20%	01/03/1995
Service Class	(36.19)%	(1.48)%	N/A	2.33%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index and the Russell 1000® Value Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot directly invest in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$741.32	0.81%	$3.55
Hypothetical (b)	1,000.00	1,021.06	0.81	4.12

Service Class
Actual	1,000.00	740.10	1.06	4.64
Hypothetical (b)	1,000.00	1,019.81	1.06	5.38

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
CONVERTIBLE PREFERRED STOCK (0.0%)
U.S. Government Agency Obligation (0.0%)
Fannie Mae, 8.75% ▲	59,000	$62

Total Convertible Preferred Stock (cost $2,604)		62

COMMON STOCKS (97.2%)
Aerospace & Defense (1.6%)
Boeing Co.	57,700	2,462
Honeywell International, Inc.	64,500	2,118
Air Freight & Logistics (1.0%)
United Parcel Service, Inc. -Class B ^	49,900	2,752
Automobiles (0.4%)
Harley-Davidson, Inc. ^	61,500	1,044
Beverages (0.5%)
InBev NV	58,400	1,356
Biotechnology (1.0%)
Amgen, Inc. ‡	50,700	2,928
Building Products (0.8%)
Masco Corp. ^	164,400	1,830
USG Corp. ‡ ^	60,200	484
Capital Markets (3.9%)
Bank of New York Mellon Corp.	128,680	3,646
Goldman Sachs Group, Inc. ^	25,600	2,160
Janus Capital Group, Inc. ^	48,700	391
Legg Mason, Inc. ^	20,400	447
Merrill Lynch & Co., Inc. ^	129,806	1,511
Merrill Lynch & Co., Inc. ‡ Ә § ¥	80,186	887
Och-Ziff Capital Management Group LLC -Class A ^	61,800	318
UBS AG	108,000	1,571
Chemicals (1.5%)
E.I. duPont de Nemours & Co.	91,200	2,308
International Flavors & Fragrances, Inc. ^	66,500	1,976
Commercial Banks (5.9%)
Allied Irish Banks PLC	173,100	422
Fifth Third Bancorp ^	141,900	1,172
KeyCorp ^	141,800	1,208
Marshall & Ilsley Corp. ^	54,800	747
SunTrust Banks, Inc. ^	104,500	3,087
US Bancorp ^	171,700	4,294
Wells Fargo & Co. ^	189,740	5,594
Commercial Services & Supplies (0.8%)
Avery Dennison Corp. ^	70,700	2,314
Communications Equipment (0.4%)
Alcatel-Lucent ADR ‡ ^	101,400	218
Cisco Systems, Inc. ‡	56,400	919
Nortel Networks Corp. ‡	126	♦
Computers & Peripherals (0.6%)
Dell, Inc. ‡ ^	162,300	1,662
Construction Materials (1.2%)
Vulcan Materials Co. ^	48,300	3,361
Consumer Finance (2.3%)
American Express Co. ^	123,100	2,284
Capital One Financial Corp. ^	73,400	2,341
SLM Corp. ‡ ^	201,400	1,792
Distributors (0.6%)
Genuine Parts Co.	45,650	1,728
Diversified Consumer Services (0.7%)
H&R Block, Inc.	81,100	1,843
Diversified Financial Services (4.3%)
Bank of America Corp.	143,591	2,022
Citigroup, Inc.	117,859	791
JPMorgan Chase & Co. ^	290,422	9,157
Diversified Telecommunication Services (4.5%)
AT&T, Inc.	248,640	7,086
Qwest Communications International, Inc. ^	493,900	1,798
Verizon Communications, Inc.	109,042	3,697
Electric Utilities (3.3%)
Duke Energy Corp.	151,600	2,276
Entergy Corp.	24,400	2,028
FirstEnergy Corp.	25,450	1,236
Pinnacle West Capital Corp.	51,800	1,664
Progress Energy, Inc. ^	59,800	2,383
Electrical Equipment (0.5%)
Cooper Industries, Ltd. -Class A	45,414	1,327
Electronic Equipment & Instruments (0.3%)
Tyco Electronics, Ltd.	52,600	853
Energy Equipment & Services (0.8%)
BJ Services Co.	51,300	599
Schlumberger, Ltd. ^	35,600	1,507
Food & Staples Retailing (0.1%)
Whole Foods Market, Inc.	30,800	291
Food Products (3.0%)
Hershey Co. ^	143,900	4,999
Kraft Foods, Inc. -Class A ^	92,300	2,478
McCormick & Co., Inc.	39,300	1,252
Health Care Providers & Services (0.5%)
WellPoint, Inc. ‡	35,600	1,500
Hotels, Restaurants & Leisure (0.8%)
Marriott International, Inc. -Class A ^	61,000	1,187
MGM Mirage, Inc. ‡ ^	82,000	1,128
Household Durables (3.3%)
Black & Decker Corp. ^	23,800	995
Dr Horton, Inc. ^	61,100	432
Fortune Brands, Inc. ^	89,700	3,704
Harman International Industries, Inc.	37,900	634
Newell Rubbermaid, Inc.	145,000	1,418
Whirlpool Corp. ^	48,500	2,005
Household Products (0.9%)
Colgate-Palmolive Co.	5,100	350
Kimberly-Clark Corp.	40,700	2,146
Independent Power Producers & Energy Traders (0.2%)
NRG Energy, Inc. ‡	20,400	476
Industrial Conglomerates (4.6%)
3M Co. ^	75,600	4,350
General Electric Co.	522,750	8,468
Insurance (3.8%)
Chubb Corp.	29,300	1,494
Hartford Financial Services Group, Inc. ^	10,600	174
Lincoln National Corp. ^	89,366	1,684
Marsh & McLennan Cos., Inc.	173,900	4,220
Progressive Corp. ^	90,800	1,345
Travelers Cos., Inc.	40,510	1,831
Internet Software & Services (1.1%)
eBay, Inc. ‡	85,600	1,195
Yahoo, Inc. ‡ ^	144,500	1,763
IT Services (0.7%)
Computer Sciences Corp. ‡ ^	58,700	2,063
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Leisure Equipment & Products (0.7%)
Mattel, Inc.	127,000	$2,032
Machinery (2.3%)
Deere & Co.	56,200	2,154
Eaton Corp. ^	17,100	850
Illinois Tool Works, Inc. ^	97,600	3,421
Media (4.4%)
Cablevision Systems Corp. -Class A	86,000	1,448
CBS Corp. -Class B ^	61,500	504
Gannett Co., Inc. ^	40,700	326
McGraw-Hill Cos., Inc.	115,500	2,678
New York Times Co. -Class A ^	143,700	1,053
Time Warner, Inc.	312,100	3,139
Walt Disney Co.	125,600	2,850
WPP PLC	67,500	395
Metals & Mining (1.6%)
Alcoa, Inc. ^	102,500	1,154
Nucor Corp. ^	71,800	3,317
Multiline Retail (0.2%)
Macy’s, Inc. ^	66,600	689
Multi-Utilities (2.7%)
NiSource, Inc.	225,600	2,476
PG&E Corp. ^	52,600	2,036
TECO Energy, Inc. ^	48,700	601
Xcel Energy, Inc. ^	127,500	2,365
Oil, Gas & Consumable Fuels (13.9%)
Anadarko Petroleum Corp. ^	63,700	2,456
BP PLC ADR ^	73,074	3,415
Chevron Corp.	125,450	9,280
Consol Energy, Inc.	26,800	766
Exxon Mobil Corp.	123,238	9,837
Murphy Oil Corp.	70,800	3,140
Royal Dutch Shell PLC -Class A	116,200	6,152
Spectra Energy Corp. ^	71,100	1,119
Sunoco, Inc. ^	69,100	3,003
Paper & Forest Products (1.5%)
International Paper Co. ^	201,593	2,379
MeadWestvaco Corp.	89,100	997
Weyerhaeuser Co.	23,000	704
Personal Products (0.1%)
Estee Lauder Cos., Inc. -Class A ^	5,100	158
Pharmaceuticals (7.4%)
Bristol-Myers Squibb Co.	121,900	2,834
Eli Lilly & Co.	82,000	3,302
Johnson & Johnson	52,100	3,117
Merck & Co., Inc. ^	124,300	3,779
Pfizer, Inc.	224,800	3,981
Wyeth	95,300	3,575
Semiconductors & Semiconductor Equipment (1.5%)
Analog Devices, Inc.	100,600	1,912
Applied Materials, Inc.	81,400	825
Intel Corp. ^	104,900	1,538
Software (1.3%)
Microsoft Corp.	187,500	3,645
Specialty Retail (3.2%)
Bed Bath & Beyond, Inc. ‡ ^	124,800	3,172
Home Depot, Inc. ^	203,800	4,692
Tiffany & Co. ^	50,400	1,191
Wireless Telecommunication Services (0.5%)
Sprint Nextel Corp. ‡ ^	250,200	458
Vodafone Group PLC	489,400	1,002

Total Common Stocks (cost $368,195)		273,098

INVESTMENT COMPANY (1.6%)
Capital Markets (1.6%)
T. Rowe Price Prime Reserve Fund	4,596,188	4,596

Total Investment Company (cost $4,596)		4,596

	Principal
CONVERTIBLE BOND (0.2%)
Ford Motor Co.
4.25%, due 12/15/2036	$2,144	552

Total Convertible Bond (cost $1,246)		552

REPURCHASE AGREEMENT (0.7%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $2,060 on 01/02/2009 à •	2,060	2,060

Total Repurchase Agreement (cost $2,060)		2,060

	Shares
SECURITIES LENDING COLLATERAL (10.6%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	29,718,170	29,718

Total Securities Lending Collateral (cost $29,718)		29,718

Total Investment Securities (cost $408,419) #		$310,086

The notes to the financial statements are an integral part of this report.

5

At December 31, 2008
(all amounts in thousands)

NOTES TO SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $28,943.

‡	Non-income producing security.

§	Illiquid. These securities aggregated $887, or 0.32% of the Fund’s net assets.

Ә	Securities fair valued as determined in good faith in accordance with procedures established by the Board of Trustees.

♦	Value is less than $1.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 1.60% to 1.70%, a maturity date of 06/15/2034, and with a market values plus accrued interests of $2,103.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $411,333. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $18,732 and $119,979, respectively. Net unrealized depreciation for tax purposes is $101,247.

¥	Restricted security. At 12/31/2008, the Fund owned the following security (representing 0.32% of Net Assets) which was restricted as to public resale.

Description	Date of Acquisition	Shares	Cost	Value
Merrill Lynch & Co., Inc.	08/29/2008	80	$2,220	$887
DEFINITIONS:

ADR	American Depositary Receipt

LLC	Limited Liability Company

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$297,245	$11,954	$887	$310,086
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$—	$2,220	$—	$—	$(1,333)	$—	$887
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $408,419) (including securities loaned of $28,943)	$310,086
Receivables:
Shares sold	9
Interest	4
Income from loaned securities	47
Dividends	707
Dividend reclaims	27

310,880

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	119
Management and advisory fees	186
Distribution and service fees	3
Administration fees	5
Payable for collateral for securities on loan	29,718
Other	58

30,089

Net Assets	$280,791

Net Assets Consist of:
Capital Stock ($.01 par value)	$337
Additional paid-in capital	374,142
Undistributed net investment income	10,691
Accumulated net realized loss from investment securities and foreign currency transactions	(6,045)
Net unrealized depreciation on:
Investment securities	(98,333)
Translation of assets and liabilities denominated in foreign currencies	(1)

Net Assets	$280,791

Net Assets by Class:
Initial Class	$267,148
Service Class	13,643
Shares Outstanding:
Initial Class	32,086
Service Class	1,628
Net Asset Value and Offering Price Per Share:
Initial Class	$8.33
Service Class	8.38
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $53)	$13,240
Interest	343
Income from loaned securities-net	611

14,194

Expenses:
Management and advisory fees	3,149
Printing and shareholder reports	40
Custody fees	59
Administration fees	85
Legal fees	18
Audit fees	18
Trustees fees	12
Transfer agent fees	7
Distribution and service fees:
Service Class	58
Other	9

Total expenses	3,455

Net Investment Income	10,739

Net Realized Loss from:
Investment securities	(5,001)
Foreign currency transactions	(43)

(5,044)

Net Decrease in Unrealized Depreciation on:
Investment securities	(183,529)
Translation of assets and liabilities denominated in foreign currencies	(1)

(183,530)

Net Realized and Unrealized Loss	(188,574)

Net Decrease In Net Assets Resulting from Operations	$(177,835)

The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$10,739	$10,688
Net realized gain (loss) from investment securities and foreign currency transactions	(5,044)	124,389
Change in net unrealized depreciation on investment securities and foreign currency translation	(183,530)	(113,040)

Net increase (decrease) in net assets resulting from operations	(177,835)	22,037

Distributions to Shareholders:
From net investment income:
Initial Class	(10,147)	(12,378)
Service Class	(515)	(620)

	(10,662)	(12,998)

From net realized gains:
Initial Class	(117,660)	(52,163)
Service Class	(6,877)	(2,860)

	(124,537)	(55,023)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	11,543	33,416
Service Class	4,078	11,730

	15,621	45,146

Dividends and distributions reinvested:
Initial Class	127,807	64,541
Service Class	7,392	3,479

	135,199	68,020

Cost of shares redeemed:
Initial Class	(107,698)	(364,579)
Service Class	(12,310)	(9,750)

	(120,008)	(374,329)

Net increase (decrease) in net assets from capital shares transactions	30,812	(261,163)

Net decrease in net assets	(282,222)	(307,147)

Net Assets:
Beginning of year	563,013	870,160

End of year	$280,791	$563,013

Undistributed Net Investment Income	$10,691	$10,656

Share Activity:
Shares issued:
Initial Class	883	1,571
Service Class	279	556

	1,162	2,127

Shares issued-reinvested from distributions:
Initial Class	11,201	3,374
Service Class	643	181

	11,844	3,555

Shares redeemed:
Initial Class	(7,843)	(17,519)
Service Class	(945)	(468)

	(8,788)	(17,987)

Net increase (decrease) in shares outstanding:
Initial Class	4,241	(12,574)
Service Class	(23)	269

	4,218	(12,305)

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.08	$20.81	$20.12	$21.32	$18.96
Investment Operations
Net investment income(a)	0.36	0.36	0.33	0.33	0.31
Net realized and unrealized gain (loss)	(5.79)	0.34	3.18	0.50	2.45

Total operations	(5.43)	0.70	3.51	0.83	2.76

Distributions
From net investment income	(0.42)	(0.47)	(0.41)	(0.39)	(0.26)
From net realized gains	(4.90)	(1.96)	(2.41)	(1.64)	(0.14)

Total distributions	(5.32)	(2.43)	(2.82)	(2.03)	(0.40)

Net Asset Value
End of year	$8.33	$19.08	$20.81	$20.12	$21.32

Total Return(b)	(35.97)%	3.32%	18.96%	4.11%	14.81%
Net Assets End of Year (000’s)	$267,148	$531,387	$841,295	$802,067	$919,982
Ratio and Supplemental Data
Expenses to average net assets	0.80%	0.80%	0.80%	0.79%	0.78%
Net investment income, to average net assets	2.55%	1.70%	1.61%	1.60%	1.57%
Portfolio turnover rate	27%	22%	14%	22%	22%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.15	$20.89	$20.19	$21.42	$19.05
Investment Operations
Net investment income(a)	0.33	0.30	0.28	0.28	0.29
Net realized and unrealized gain (loss)	(5.83)	0.35	3.20	0.50	2.43

Total operations	(5.50)	0.65	3.48	0.78	2.72

Distributions
From net investment income	(0.37)	(0.43)	(0.37)	(0.37)	0.21
From net realized gains	(4.90)	(1.96)	(2.41)	(1.64)	(0.14)

Total distributions	(5.27)	(2.39)	(2.78)	(2.01)	(0.35)

Net Asset Value
End of year	$8.38	$19.15	$20.89	$20.19	$21.42

Total Return(b)	(36.19)%	3.06%	18.71%	3.81%	14.56%
Net Assets End of Year (000’s)	$13,643	$31,626	$28,865	$21,561	$11,765
Ratio and Supplemental Data
Expenses to average net assets	1.05%	1.05%	1.05%	1.04%	1.04%
Net investment income, to average net assets	2.28%	1.45%	1.35%	1.37%	1.45%
Portfolio turnover rate	27%	22%	14%	22%	22%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, T. Rowe Price Equity Income also changed its name to Transamerica T. Rowe Price Equity Income VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $8 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$45	0.02%

Transamerica Asset Allocation-Growth VP	38	0.01

Transamerica Asset Allocation-Moderate VP	565	0.20

Transamerica Asset Allocation-Moderate Growth VP	498	0.18

Total	$1,146	0.41%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.75%
Over $250 million up to $500 million	0.74%
Over $500 million	0.75%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.88% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
The sub-adviser, T. Rowe Price, has agreed to a pricing discount based on aggregate assets that it manages in TST. There was no discount received by the Fund for the year ended December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $12 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, and was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$111,261
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	185,824
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(42)
Undistributed (accumulated) net realized gain (loss) from investment securities	$42
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$15,695
Long-term Capital Gain	52,326

2008 Distributions paid from:
Ordinary Income	14,886
Long-term Capital Gain	120,313
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$10,600

Undistributed Long-term Capital Gain	$2,159

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(5,196)

Post October Currency Loss Deferral	$(4)

Net Unrealized Appreciation (Depreciation)	$(101,247)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica T. Rowe Price Equity Income VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica T. Rowe Price Equity Income VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $120,313 for the year ended December 31, 2008.

15

Transamerica T. Rowe Price Growth Stock VP
(unaudited)
MARKET ENVIRONMENT
U.S. stocks plunged deep into bear market territory in 2008, as the economy went into its first recession since 2001. The year was marked by extreme volatility, heightened risk aversion, and intense pressures on financial companies, stemming from severe mortgage losses and a credit crunch. The S&P 500 posted decidedly negative returns for the 12 months, with all sectors in negative double-digits. Consumer staples and health care were comparatively better performing sectors, as demand in these sectors is generally less affected by an economic downturn. Financials, materials, and information technology were the benchmark’s three biggest losers, each down more than 43% for the year.
PERFORMANCE
For the year ended December 31, 2008, Transamerica T. Rowe Price Growth Stock VP Initial Class returned (42.38)%. By comparison its primary and secondary benchmarks, the Standard and Poor’s 500 Composite Stock Index and the Russell 1000® Growth Index, returned (37.00)% and (38.44)%, respectively.
STRATEGY REVIEW
Favorable substantial underweighting of financials led to portfolio outperformance in the declining economy. Performance also benefited from avoiding several major companies that suffered huge losses due to the credit crunch. We remain cautious and decidedly underweight in this sector.
Stock selection in consumer discretionary was the leading cause of portfolio underperformance. The hotels, restaurants, and leisure industry weighed heavily on results. Gaming holdings such as Las Vegas Sands Corp. and International Game Technology notably disappointed. In past downturns, gaming stocks have typically held up better than other groups in this sector, but this time the restricted access to capital undercut company development efforts. With consumer belt-tightening, online travel agent Expedia, Inc. saw a significant drop in business.
Energy was a major source of weakness on stock selection. The portfolio’s oil services holdings were hard hit, as exploration activity became less attractive in the face of dropping energy prices. Schlumberger, Ltd. declined on leveraging exploration spending, and on economic problems in Russia, where it has significant exposure. Smith International, Inc. saw sharply decreasing revenues and margins from its major exposure in North America, but the company is poised for a rebound in exploration, particularly in deepwater drilling.
Underweighting Exxon Mobil Corp. hurt as the company has outperformed many energy firms. In a period of falling oil prices, the large integrated energy companies outperform because they are less leveraged to the price of oil. The portfolio is still underweight in this sector.
Underweighting and stock selection combined for detrimental relative results in consumer staples, which was the best performer in the index. But the portfolio remains underweight to the benchmark, as we feel the recent investor inflows to these stocks have inflated valuations, and we do not see good long-term growth opportunities here.
P. Robert Bartolo, CPA, CFA
Portfolio Manager
T. Rowe Price Associates, Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(42.38)%	(3.48)%	(0.78)%	6.87%	01/03/1995
S&P 500*	(37.00)%	(2.19)%	(1.38)%	6.84%	01/03/1995
Russell 1000 Growth *	(38.44) %*	(3.42)%	(4.27)%	4.98%	01/03/1995
Service Class	(42.50)%	(3.72)%	N/A	0.24%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index and the Russell 1000 Growth Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot directly invest in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$640.42	0.87%	$3.59
Hypothetical (b)	1,000.00	1,020.76	0.87	4.42

Service Class
Actual	1,000.00	639.85	1.12	4.62
Hypothetical (b)	1,000.00	1,019.51	1.12	5.69

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (96.5%)
Aerospace & Defense (0.2%)
General Dynamics Corp.	10,500	$605
Air Freight & Logistics (1.7%)
Expeditors International of Washington, Inc.	83,900	2,791
United Parcel Service, Inc. -Class B	36,400	2,008
Beverages (2.8%)
Coca-Cola Co.	52,400	2,372
PepsiCo, Inc.	98,600	5,400
Biotechnology (6.9%)
Amgen, Inc. ‡	29,900	1,727
Celgene Corp. ‡	34,100	1,885
Genentech, Inc. ‡	74,000	6,135
Gilead Sciences, Inc. ‡	187,000	9,563
Capital Markets (2.3%)
BlackRock, Inc. -Class A	9,000	1,207
Franklin Resources, Inc.	22,700	1,448
Goldman Sachs Group, Inc.	18,200	1,536
Northern Trust Corp.	21,500	1,121
State Street Corp. à	30,000	1,180
Chemicals (1.8%)
Monsanto Co.	19,700	1,386
Praxair, Inc.	62,000	3,680
Communications Equipment (5.1%)
Cisco Systems, Inc. ‡	239,400	3,902
Juniper Networks, Inc. ‡	113,900	1,994
Nortel Networks Corp. ‡	302	♦
Qualcomm, Inc.	160,700	5,758
Research In Motion, Ltd. ‡	60,500	2,455
Computers & Peripherals (4.3%)
Apple, Inc. ‡	114,900	9,807
Dell, Inc. ‡	102,100	1,046
EMC Corp. ‡	100,600	1,053
Diversified Financial Services (0.5%)
Moody’s Corp.	67,700	1,360
Electronic Equipment & Instruments (0.7%)
Dolby Laboratories, Inc. -Class A ‡	61,100	2,002
Energy Equipment & Services (3.1%)
Baker Hughes, Inc.	7,700	247
Cameron International Corp. ‡	51,900	1,064
Schlumberger, Ltd.	129,600	5,486
Smith International, Inc.	70,100	1,605
Food & Staples Retailing (2.7%)
Costco Wholesale Corp.	65,700	3,449
CVS Caremark Corp.	93,405	2,684
SYSCO Corp.	66,100	1,516
Food Products (2.1%)
Groupe Danone	45,111	2,726
Nestle SA	77,760	3,079
Health Care Equipment & Supplies (7.0%)
Alcon, Inc.	21,600	1,926
Baxter International, Inc.	37,200	1,994
Becton Dickinson & Co.	42,100	2,879
Covidien, Ltd.	76,800	2,783
Dentsply International, Inc.	33,400	943
Intuitive Surgical, Inc. ‡	5,000	635
Medtronic, Inc.	151,100	4,748
St Jude Medical, Inc. ‡	58,900	1,941
Stryker Corp.	48,200	1,926
Health Care Providers & Services (7.7%)
Aetna, Inc.	94,200	2,685
Express Scripts, Inc. -Class A ‡	63,000	3,464
Humana, Inc. ‡	16,700	623
McKesson Corp.	46,800	1,813
Medco Health Solutions, Inc. ‡	182,800	7,661
WellPoint, Inc. ‡	119,300	5,026
Hotels, Restaurants & Leisure (1.5%)
Wynn Resorts, Ltd. ‡	4,000	169
Yum! Brands, Inc.	125,700	3,960
Household Products (1.7%)
Procter & Gamble Co.	74,257	4,591
Internet & Catalog Retail (4.1%)
Amazon.com, Inc. ‡	182,000	9,333
Expedia, Inc. ‡	110,945	914
Priceline.com, Inc. ‡	15,100	1,112
Internet Software & Services (4.6%)
Google, Inc. -Class A ‡	26,600	8,183
Tencent Holdings, Ltd.	243,400	1,582
Verisign, Inc. ‡	161,100	3,074
IT Services (4.8%)
Accenture, Ltd. -Class A	148,400	4,866
Automatic Data Processing, Inc.	101,200	3,981
Fiserv, Inc. ‡	49,100	1,786
Mastercard, Inc. -Class A	300	43
Redecard SA	38,100	420
Visa, Inc. -Class A	700	37
Western Union Co.	182,400	2,616
Machinery (4.1%)
Danaher Corp.	169,300	9,584
Deere & Co.	53,700	2,058
Media (2.7%)
McGraw-Hill Cos., Inc.	231,900	5,378
Shaw Communications, Inc. -Class B	130,000	2,298
Metals & Mining (0.7%)
BHP Billiton, Ltd.	86,216	1,832
Oil, Gas & Consumable Fuels (4.5%)
Chevron Corp.	24,500	1,812
EOG Resources, Inc.	33,800	2,250
Exxon Mobil Corp.	77,590	6,194
Petroleo Brasileiro SA -Class A ADR	111,100	2,268
Pharmaceuticals (4.0%)
Allergan, Inc.	84,100	3,391
Elan Corp. PLC ADR ‡	140,200	841
Novo Nordisk A/S	19,500	1,006
Teva Pharmaceutical Industries, Ltd. ADR	31,000	1,320
Wyeth	115,100	4,317
Road & Rail (0.2%)
Union Pacific Corp.	10,900	521
Semiconductors & Semiconductor Equipment (1.4%)
Broadcom Corp. -Class A ‡	39,200	665
Intel Corp.	86,200	1,264
Marvell Technology Group, Ltd. ‡	311,200	2,076
Software (6.7%)
Adobe Systems, Inc. ‡	41,300	879
Autodesk, Inc. ‡	119,900	2,356
Electronic Arts, Inc. ‡	52,800	847
McAfee, Inc. ‡	63,100	2,181
Microsoft Corp.	351,600	6,835
Nintendo Co., Ltd.	9,800	3,745
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Software (continued)
Salesforce.Com, Inc. ‡	63,300	$2,026
Specialty Retail (0.5%)
TJX Cos., Inc.	65,300	1,343
Textiles, Apparel & Luxury Goods (0.9%)
Nike, Inc. -Class B	47,200	2,407
Wireless Telecommunication Services (5.2%)
American Tower Corp. -Class A ‡	161,400	4,732
Bharti Airtel, Ltd. ‡	94,029	1,386
Crown Castle International Corp. ‡	240,000	4,219
Leap Wireless International, Inc. ‡	55,778	1,500
Metropcs Communications, Inc. ‡	180,800	2,685

Total Common Stocks (cost $359,373)		269,207

INVESTMENT COMPANY (2.7%)
Capital Markets (2.7%)
T. Rowe Price Prime Reserve Fund	7,489,054	7,489

Total Investment Company (cost $7,489)		7,489

	Principal
REPURCHASE AGREEMENTS (0.7%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $1,918 on 01/02/2009 à •	$1,918	1,918

Total Repurchase Agreement (cost $1,918)		1,918

Total Investment Securities (cost $368,780) #		$278,614

NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

♦	Value is less than $1.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of zero, a maturity date of 01/29/2009, and with a market value plus accrued interest of $2,000.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $369,948. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $4,018 and $95,352, respectively. Net unrealized depreciation for tax purposes is $91,334.
DEFINITIONS:
ADR            American Depositary Receipt
PLC            Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$253,852	$24,762	$—	$278,614
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $368,780)	$278,614
Foreign currency (cost: $77)	80
Receivables:
Investment securities sold	312
Shares sold	2
Dividends	358
Dividend reclaims	29

279,395

Liabilities:
Investment securities purchased	283
Accounts payable and accrued liabilities:
Shares redeemed	36
Management and advisory fees	194
Distribution and service fees	1
Transfer agent fees	1
Administration fees	5
Foreign currency due to custodian	1
Other	72

593

Net Assets	$278,802

Net Assets Consist of:
Capital Stock ($.01 par value)	$202
Additional paid-in capital	414,190
Undistributed net investment income	1,488
Accumulated net realized loss from investment securities and foreign currency transactions	(46,915)
Net unrealized depreciation on:
Investment securities	(90,166)
Translation of assets and liabilities denominated in foreign currencies	3

Net Assets	$278,802

Net Assets by Class:
Initial Class	$275,565
Service Class	3,237

Shares Outstanding:
Initial Class	19,970
Service Class	236

Net Asset Value and Offering Price Per Share:
Initial Class	$13.80
Service Class	13.71
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $131)	$4,526
Interest	101
Income from loaned securities-net	233

4,860

Expenses:
Management and advisory fees	3,147
Printing and shareholder reports	24
Custody fees	155
Administration fees	80
Legal fees	17
Audit fees	20
Trustees fees	12
Transfer agent fees	7
Distribution and service fees:
Service Class	13
Other	8

Total expenses	3,483

Net Investment Income	1,377

Net Realized Loss from:
Investment securities	(46,445)
Foreign currency transactions	269

(46,176)

Net Decrease in Unrealized Depreciation on:
Investment securities	(164,360)
Translation of assets and liabilities denominated in foreign currencies	(1)

(164,361)

Net Realized and Unrealized Loss	(210,537)

Net Decrease In Net Assets Resulting from Operations	$(209,160)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,377	$2,178
Net realized gain (loss) from investment securities and foreign currency transactions	(46,176)	26,844
Change in net unrealized appreciation (depreciation) on investment securities and foreign currency translation	(164,361)	13,029

Net increase (decrease) in net assets resulting from operations	(209,160)	42,051

Distributions to Shareholders:
From net investment income:
Initial Class	(2,152)	(1,274)
Service Class	(11)	(7)

	(2,163)	(1,281)

From net realized gains:
Initial Class	(26,127)	(25,860)
Service Class	(341)	(382)

	(26,468)	(26,242)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	45,309	208,999
Service Class	1,431	2,318

	46,740	211,317

Dividends and distributions reinvested:
Initial Class	28,279	27,134
Service Class	352	389

	28,631	27,523

Cost of shares redeemed:
Initial Class	(47,935)	(72,601)
Service Class	(2,516)	(1,637)

	(50,451)	(74,238)

Net increase in net assets from capital shares transactions	24,920	164,602

Net increase (decrease) in net assets	(212,871)	179,130

Net Assets:
Beginning of year	491,673	312,543

End of year	$278,802	$491,673

Undistributed Net Investment Income	$1,488	$2,004

Share Activity:
Shares issued:
Initial Class	2,021	8,235
Service Class	73	90

	2,094	8,325

Shares issued-reinvested from distributions:
Initial Class	1,343	1,107
Service Class	17	16

	1,360	1,123

Shares redeemed:
Initial Class	(2,298)	(2,822)
Service Class	(128)	(65)

	(2,426)	(2,887)

Net increase in shares outstanding:
Initial Class	1,066	6,520
Service Class	(38)	41

	1,028	6,561

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.64	$24.77	$22.85	$21.63	$19.72
Investment Operations
Net investment income(a)	0.07	0.12	0.10	0.06	0.11
Net realized and unrealized gain (loss)	(10.42)	2.26	2.84	1.27	1.83

Total operations	(10.35)	2.38	2.94	1.33	1.94

Distributions
From net investment income	(0.11)	(0.07)	(0.06)	(0.11)	(0.03)
From net realized gains	(1.38)	(1.44)	(0.96)	—	—

Total distributions	(1.49)	(1.51)	(1.02)	(0.11)	(0.03)

Net Asset Value
End of year	$13.80	$25.64	$24.77	$22.85	$21.63

Total Return(b)	(42.38)%	9.91%	13.38%	6.16%	9.86%
Net Assets End of Year (000’s)	$275,565	$484,693	$306,805	$311,913	$333,533
Ratio and Supplemental Data
Expenses to average net assets	0.87%	0.85%	0.87%	0.86%	0.84%
Net investment income, to average net assets	0.35%	0.46%	0.45%	0.26%	0.53%
Portfolio turnover rate	55%	56%	42%	38%	38%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005		2004
Net Asset Value
Beginning of year	$25.46	$24.63	$22.73	$21.55		$19.70
Net Asset Value
Beginning of year	$25.46	$24.63	$22.73	$21.55		$19.70
Investment Operations
Net investment income(a)	0.02	0.05	0.04	—	(c)	0.09
Net realized and unrealized gain (loss)	(10.35)	2.25	2.83	1.27		1.79

Total operations	(10.33)	2.30	2.87	1.27		1.88

Distributions
From net investment income	(0.04)	(0.03)	(0.01)	(0.09)		(0.03)
From net realized gains	(1.38)	(1.44)	(0.96)	—		—

Total distributions	(1.42)	(1.47)	(0.97)	(0.09)		(0.03)

Net Asset Value
End of year	$13.71	$25.46	$24.63	$22.73		$21.55

Total Return(b)	(42.50)%	9.61%	13.14%	5.90%		9.56%
Net Assets End of Year (000’s)	$3,237	$6,980	$5,738	$4,231		$2,966
Ratio and Supplemental Data
Expenses to average net assets	1.12%	1.10%	1.12%	1.11%		1.10%
Net investment income, to average net assets	0.09%	0.19%	0.18%	—	%(d)	0.47%
Portfolio turnover rate	55%	56%	42%	38%		38%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(c)	Rounds to less than ($0.01) or $0.01.

(d)	Rounds to less than (0.01%) or 0.01%.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, T. Rowe Price Growth Stock also changed its name to Transamerica T. Rowe Price Growth Stock VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign quity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $13 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$11,899	4.27%

Transamerica Asset Allocation-Growth VP	25,513	9.15

Transamerica Asset Allocation-Moderate VP	34,346	12.32

Transamerica Asset Allocation-Moderate Growth VP	80,604	28.91

Total	$152,362	54.65%

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.80%
Over $250 million	0.775%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.89% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
The sub-adviser, T. Rowe Price, has agreed to a pricing discount based on aggregate assets that it manages in TST. There was no discount received by the Fund for the year ended December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $11 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$216,390
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	217,360
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$270
Undistributed (accumulated) net realized gain (loss) from investment securities	$(270)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$18,086	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$5,123
Long-term Capital Gain	22,400

2008 Distributions paid from:
Ordinary Income	3,268
Long-term Capital Gain	25,363
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$1,487

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(18,086)

Post October Capital Loss Deferral	$(27,659)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(91,332)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica T. Rowe Price Growth Stock VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica T. Rowe Price Growth Stock VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $25,363 for the year ended December 31, 2008.

14

Transamerica T. Rowe Price Small Cap VP
(unaudited)
MARKET ENVIRONMENT
U.S. stocks had sharply negative returns as a result of ongoing turmoil in the financial sector and the severe economic downturn. As measured by various Russell indexes, large-cap stocks held up better than those of small- and mid-sized companies. Within the small-cap universe, value stocks held up better than growth. Within the small-cap growth benchmark, no sector had positive returns for the year. Defensive-oriented health care and consumer staples shares held up best, while telecommunications, energy, and utilities sectors all lost more than half their value.
PERFORMANCE
For the year ended December 31, 2008, Transamerica T. Rowe Price Small Cap VP Initial Class returned (36.25)%. By comparison its benchmark, the Morgan Stanley Capital International US Small Cap Growth Index, returned (40.15)%.
STRATEGY REVIEW
The key contribution to relative return came from stock picks in the information technology sector. A leading contributor in this sector was NCI, Inc., which provides technology services to government agencies. The company is relatively insulated from the economic downturn and continues to win work orders and contracts. Positioning in the communication equipment industry also contributed, as it helped to avoid a number of poor performers. Stock picks in the electronic equipment segment also helped, behind a stake in military contractor FLIR Systems, Inc.
Consumer discretionary shares were other key sources of strength. Here it helped to avoid the hard-hit media segment, which suffered from declining advertising revenues. The portfolio also benefited from holdings in continuing-education companies ITT Educational Services, Inc. and DeVry, Inc., which saw enrollments increase as workers sought additional skills and qualifications. Workplace child-care provider Bright Horizons Family Solutions contributed after being acquired at a premium.
Stock picks in the financials segment also aided relative results, with the portfolio continuing to benefit from positioning among insurance companies. These companies were somewhat insulated from the credit crisis in the sense that they do not face the risk of “run on the bank” as do many of the hardest hit companies in the sector. The leading contributor was Philadelphia Consolidated Holding Corp., which was acquired at a premium. Property and casualty firm HCC Insurance Holdings, Inc. used its relatively healthy financial position to acquire two smaller competitors. In the capital market industry, boutique M&A advisory firm Greenhill & Co., Inc. performed well on strength in its high-margin business despite difficulties in the broader economy.
Industrials and business services shares were the leading detractors from relative return, largely due to stock picks in the machinery industry. The leading detractor in this segment was Bucyrus International, Inc., which makes mining equipment. The company saw demand for its products fall along with commodity prices and the outlook for growth. In addition, business support systems provider Advisory Board struggled throughout the period. This was primarily due to a slowdown in expected revenue growth.
Sudhir Nanda, Ph.D., CFA
Portfolio Manager
T. Rowe Price Associates, Inc.

15

Average Annual Total Return for Periods Ended 12/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Initial Class	(36.25)%	(2.44)%	0.32%	05/03/1999
MSCI US Small Cap Growth *	(40.15)%	(1.47)%	1.83%	05/03/1999
Service Class	(36.40)%	(2.68)%	2.86%	05/01/2003

NOTES

*	The Morgan Stanley Capital International US Small Cap Growth (MSCI US Small Cap Growth) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
Investing in small cap stocks generally involves great volatility and risks so an investment in the portfolio may not be appropriate for everyone. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$663.32	0.85%	$3.55
Hypothetical (b)	1,000.00	1,020.86	0.85	4.32

Service Class
Actual	1,000.00	662.77	1.10	4.60
Hypothetical (b)	1,000.00	1,019.61	1.10	5.58

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS

By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (99.1%)
Aerospace & Defense (2.5%)
Alliant Techsystems, Inc. ‡	10,200	$875
Ceradyne, Inc. ‡	11,800	240
Esterline Technologies Corp. ‡	7,900	299
Heico Corp. -Class A	5,800	168
Teledyne Technologies, Inc. ‡	17,600	784
Transdigm Group, Inc. ‡	8,500	285
Air Freight & Logistics (1.3%)
Hub Group, Inc. -Class A ‡	24,500	650
UTI Worldwide, Inc.	51,000	731
Airlines (0.2%)
Skywest, Inc.	10,400	193
Auto Components (0.3%)
Drew Industries, Inc. ‡ ^	9,600	115
Gentex Corp.	19,300	170
Beverages (0.3%)
Boston Beer Co., Inc. -Class A ‡	12,200	346
Biotechnology (5.6%)
Acorda Therapeutics, Inc. ‡	8,500	174
Alexion Pharmaceuticals, Inc. ‡	21,100	764
Alkermes, Inc. ‡	25,200	268
Allos Therapeutics, Inc. ‡	13,300	81
Alnylam Pharmaceuticals, Inc. ‡	3,800	94
Amylin Pharmaceuticals, Inc. ‡	10,000	109
Array Biopharma, Inc. ‡	6,600	27
BioMarin Pharmaceutical, Inc. ‡	25,200	449
Cepheid, Inc. ‡	12,600	131
Cougar Biotechnology, Inc. ‡	4,300	112
Cubist Pharmaceuticals, Inc. ‡	13,300	321
Facet Biotech Corp. ‡	5,200	50
Human Genome Sciences, Inc. ‡ ^	25,300	54
Idenix Pharmaceuticals, Inc. ‡	5,700	33
Incyte Corp., Ltd. ‡	77,800	295
Isis Pharmaceuticals, Inc. ‡	5,200	74
Lexicon Pharmaceuticals, Inc. ‡	24,400	34
Martek Biosciences Corp. ‡	7,400	224
Medarex, Inc. ‡	23,600	132
Momenta Pharmaceuticals, Inc. ‡	3,800	44
Myriad Genetics, Inc. ‡	10,400	689
Onyx Pharmaceuticals, Inc. ‡	12,600	430
OSI Pharmaceuticals, Inc. ‡	12,900	504
PDL Biopharma, Inc.	26,000	161
Pharmasset, Inc. ‡	6,300	83
Regeneron Pharmaceuticals, Inc. ‡	19,300	354
Seattle Genetics, Inc. ‡	12,200	109
Senomyx, Inc. ‡	28,200	79
Theravance, Inc. ‡ ^	10,500	130
United Therapeutics Corp. ‡	5,500	344
Capital Markets (1.8%)
Affiliated Managers Group, Inc. ‡	7,600	319
Cohen & Steers, Inc.	4,200	46
GFI Group, Inc.	17,600	62
Greenhill & Co., Inc.	13,000	907
Knight Capital Group, Inc. -Class A ‡	7,000	113
Optionsxpress Holdings, Inc.	13,300	178
Penson Worldwide, Inc. ‡	5,800	44
Riskmetrics Group, Inc. ‡	8,000	119
Stifel Financial Corp. ‡	3,900	179
Chemicals (1.4%)
Airgas, Inc.	15,300	597
Koppers Holdings, Inc.	14,200	307
Nalco Holding Co.	31,100	359
Scotts Miracle-Gro Co. -Class A	10,700	318
Commercial Banks (1.7%)
Bank of The Ozarks, Inc.	4,500	133
Glacier Bancorp, Inc.	16,000	304
Home Bancshares, Inc.	4,700	127
Pinnacle Financial Partners, Inc. ‡	13,900	414
Signature Bank ‡	13,100	376
SVB Financial Group ‡	10,700	281
Texas Capital Bancshares, Inc. ‡	17,800	238
Commercial Services & Supplies (3.3%)
American Ecology Corp.	9,200	186
Brink’s Co.	11,500	309
Clean Harbors, Inc. ‡	7,400	469
Copart, Inc. ‡	12,900	351
Rollins, Inc.	15,100	273
Stericycle, Inc. ‡	20,100	1,047
Waste Connections, Inc. ‡	31,625	998
Communications Equipment (2.8%)
Adtran, Inc.	20,700	308
Avocent Corp. ‡	11,150	200
Blue Coat Systems, Inc. ‡	21,100	177
Commscope, Inc. ‡	17,600	274
Comtech Telecommunications Corp. ‡	17,900	820
Emulex Corp. ‡	14,900	104
F5 Networks, Inc. ‡	32,300	738
Plantronics, Inc.	13,900	183
Polycom, Inc. ‡	19,612	265
Computers & Peripherals (0.2%)
Intermec, Inc. ‡	8,900	118
Palm, Inc. ‡ ^	40,600	125
Construction & Engineering (0.6%)
Dycom Industries, Inc. ‡	9,900	81
Perini Corp. ‡	5,800	136
Quanta Services, Inc. ‡	23,176	459
Consumer Finance (0.1%)
World Acceptance Corp. ‡	5,900	117
Containers & Packaging (0.6%)
Crown Holdings, Inc. ‡	22,900	440
Greif, Inc. -Class A	6,100	204
Distributors (0.3%)
LKQ Corp. ‡	28,600	333
Diversified Consumer Services (3.6%)
American Public Education, Inc. ‡	5,300	197
Brink’s Home Security Holdings, Inc. ‡	12,300	270
Capella Education Co. ‡	7,800	458
DeVry, Inc.	19,900	1,142
ITT Educational Services, Inc. ‡	13,300	1,263
Matthews International Corp. -Class A	11,400	418
Steiner Leisure, Ltd. ‡	8,000	236
Diversified Financial Services (0.7%)
Interactive Brokers Group, Inc. -Class A ‡	16,100	288
MSCI, Inc. -Class A ‡	23,100	410
Diversified Telecommunication Services (0.4%)
Cbeyond, Inc. ‡	11,200	179
Time Warner Telecom, Inc. -Class A ‡ ^	26,400	224
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Electrical Equipment (1.8%)
Acuity Brands, Inc.	19,600	$684
Ametek, Inc.	19,800	598
II-VI, Inc. ‡	22,300	426
Thomas & Betts Corp. ‡	11,700	281
Electronic Equipment & Instruments (3.9%)
Cyberoptics Corp. ‡	38,300	199
Dolby Laboratories, Inc. -Class A ‡	20,600	675
DTS, Inc. ‡	3,600	66
FLIR Systems, Inc. ‡	41,900	1,286
Itron, Inc. ‡	9,200	586
Mettler Toledo International, Inc. ‡ ^	13,200	890
Rofin-Sinar Technologies, Inc. ‡	12,900	265
Trimble Navigation, Ltd. ‡	10,900	236
TTM Technologies, Inc. ‡	27,000	141
Energy Equipment & Services (3.4%)
Atwood Oceanics, Inc. ‡	15,300	234
Complete Production Services, Inc. ‡	34,800	284
Core Laboratories NV	9,800	587
Dawson Geophysical Co. ‡	5,500	98
Dresser-Rand Group, Inc. ‡	20,300	350
Gulf Island Fabrication, Inc.	5,500	79
Helmerich & Payne, Inc.	6,300	143
HIS, Inc. -Class A ‡	8,900	333
Ion Geophysical Corp. ‡	35,500	122
Oceaneering International, Inc. ‡	13,000	379
Oil States International, Inc. ‡	24,000	449
Superior Energy Services, Inc. ‡	27,500	438
TETRA Technologies, Inc. ‡	34,800	169
Unit Corp. ‡	4,700	126
Food Products (0.6%)
Flowers Foods, Inc.	22,100	538
Ralcorp Holdings, Inc. ‡	2,200	128
Health Care Equipment & Supplies (4.3%)
American Medical Systems Holdings, Inc. ‡	16,000	144
Arthrocare Corp. ‡ ^	11,500	55
Edwards Lifesciences Corp. ‡	12,300	676
Gen-Probe, Inc. ‡	18,000	771
Idexx Laboratories, Inc. ‡	14,700	530
Immucor, Inc. ‡	28,200	750
Integra LifeSciences Holdings Corp. ‡	4,400	157
Meridian Bioscience, Inc.	32,850	837
ResMed, Inc. ‡	13,300	498
Stereotaxis, Inc. ‡	11,700	51
Steris Corp.	15,400	368
Health Care Providers & Services (5.3%)
Alliance Imaging, Inc. ‡	22,900	183
Amedisys, Inc. ‡	12,266	507
Catalyst Health Solutions, Inc. ‡	20,900	509
Centene Corp. ‡	19,200	378
Chemed Corp.	6,000	239
Chindex International, Inc. ‡	8,700	69
Corvel Corp. ‡	7,400	163
Gentiva Health Services, Inc. ‡	21,800	638
Healthsouth Corp. ‡	30,900	339
Healthspring, Inc. ‡	13,800	276
Healthways, Inc. ‡	7,400	85
Inventiv Health, Inc. ‡	11,800	136
LifePoint Hospitals, Inc. ‡	12,000	274
Mednax, Inc. ‡	9,600	304
Pharmerica Corp. ‡ ^	30,600	480
PSS World Medical, Inc. ‡	17,000	320
Psychiatric Solutions, Inc. ‡	13,300	370
Sun Healthcare Group, Inc. ‡	27,200	241
VCA Antech, Inc. ‡	19,000	378
Health Care Technology (0.5%)
Cerner Corp. ‡	9,100	350
Phase Forward, Inc. ‡	10,300	129
Vital Images, Inc. ‡	6,100	85
Hotels, Restaurants & Leisure (2.7%)
Burger King Holdings, Inc.	27,000	645
Chipotle Mexican Grill, Inc. -Class B ‡	7,400	424
Choice Hotels International, Inc.	10,000	301
Orient-Express Hotels, Ltd. -Class A	6,200	47
Panera Bread Co. -Class A ‡	5,200	272
Red Robin Gourmet Burgers, Inc. ‡	16,300	274
Sonic Corp. ‡	18,143	221
WMS Industries, Inc. ‡	34,250	921
Household Durables (0.3%)
Jarden Corp. ‡ ^	15,500	178
Tempur-Pedic International, Inc.	13,700	97
Household Products (0.8%)
Church & Dwight Co., Inc.	16,100	904
Insurance (2.2%)
Amtrust Financial Services, Inc.	17,200	200
HCC Insurance Holdings, Inc.	27,000	722
Max Capital Group, Ltd.	13,700	242
Navigators Group, Inc. ‡	5,500	302
Rli Corp.	5,700	349
Stancorp Financial Group, Inc. ^	13,500	564
Internet & Catalog Retail (1.0%)
Blue Nile, Inc. ‡	3,300	81
PetMed Express, Inc. ‡	8,800	155
priceline.com, Inc. ‡	11,700	862
Internet Software & Services (2.0%)
Art Technology Group, Inc. ‡	43,400	84
Digital River, Inc. ‡	19,000	471
Interwoven, Inc. ‡	14,900	188
J2 Global Communications, Inc. ‡	20,000	401
Mercadolibre, Inc. ‡	7,500	123
Omniture, Inc. ‡	11,883	126
SINA Corp. ‡	14,900	345
Valueclick, Inc. ‡	28,600	196
Websense, Inc. ‡	16,100	241
IT Services (4.7%)
CACI International, Inc. -Class A ‡	10,900	491
Cybersource Corp. ‡	39,000	468
Genpact, Ltd. ‡ ^	15,500	127
Global Payments, Inc.	23,720	778
Heartland Payment Systems, Inc.	28,700	502
ManTech International Corp. -Class A ‡	4,900	266
NCI, Inc. -Class A ‡	41,800	1,259
NeuStar, Inc. -Class A ‡	13,700	262
Perot Systems Corp. -Class A ‡	41,100	562
RightNow Technologies, Inc. ‡	36,600	283
SRA International, Inc. -Class A ‡	16,300	281
The notes to the financial statements are an integral part of this report.

5

	Shares	Value
Leisure Equipment & Products (0.6%)
Polaris Industries, Inc.	13,300	$381
Pool Corp.	15,800	284
Life Sciences Tools & Services (2.8%)
Bio-Rad Laboratories, Inc. -Class A ‡	4,100	309
Dionex Corp. ‡	3,650	164
Eresearch Technology, Inc. ‡	22,900	152
Exelixis, Inc. ‡	29,400	148
Illumina, Inc. ‡	26,600	693
Life Technologies Corp. ‡	19,400	452
Parexel International Corp. ‡	17,000	165
Techne Corp.	13,200	852
Varian, Inc. ‡	8,000	268
Machinery (4.8%)
Actuant Corp. -Class A	55,900	1,063
Bucyrus International, Inc. -Class A	10,900	202
Chart Industries, Inc. ‡	13,900	148
Gardner Denver, Inc. ‡	11,500	268
Graco, Inc.	14,100	335
IDEX Corp.	20,800	502
Kennametal, Inc.	9,500	211
Middleby Corp. ‡	8,800	240
Nordson Corp.	10,500	339
RBC Bearings, Inc. ‡	9,500	193
Robbins & Myers, Inc.	10,900	176
Toro Co.	16,600	548
Valmont Industries, Inc.	5,100	313
Wabtec Corp.	16,000	636
Marine (0.4%)
Horizon Lines, Inc. -Class A	7,600	27
Kirby Corp. ‡	15,300	419
Media (1.2%)
Interactive Data Corp.	12,700	313
John Wiley & Sons, Inc. -Class A	15,800	562
Marvel Entertainment, Inc. ‡	14,700	452
Metals & Mining (0.7%)
Carpenter Technology Corp.	13,300	273
Compass Minerals International, Inc. ^	8,600	504
Multiline Retail (0.4%)
Big Lots, Inc. ‡	28,200	409
Oil, Gas & Consumable Fuels (3.2%)
Bill Barrett Corp. ‡	11,800	249
Cabot Oil & Gas Corp.	9,400	244
Comstock Resources, Inc. ‡	19,900	940
Concho Resources, Inc. ‡	13,300	304
Foundation Coal Holdings, Inc.	13,500	189
Frontier Oil Corp.	13,300	168
Mariner Energy, Inc. ‡	25,218	257
Penn Virginia Corp.	20,900	543
Petroquest Energy, Inc. ‡	14,900	101
St. Mary Land & Exploration Co.	19,300	392
Personal Products (1.7%)
Alberto-Culver Co. -Class B	29,100	713
Chattem, Inc. ‡	8,400	601
Herbalife, Ltd.	15,200	330
NBTY, Inc. ‡	14,600	228
Pharmaceuticals (1.4%)
Cadence Pharmaceuticals, Inc. ‡	10,300	74
Medicines Co. ‡	26,200	386
Valeant Pharmaceuticals International ‡	23,900	547
Viropharma, Inc. ‡	15,100	197
Xenoport, Inc. ‡	9,900	248
Professional Services (2.3%)
Administaff, Inc.	10,200	221
Corporate Executive Board Co.	9,700	214
Heidrick & Struggles International, Inc.	8,600	185
Huron Consulting Group, Inc. ‡	8,900	510
Korn/Ferry International ‡ ^	12,600	144
Navigant Consulting, Inc. ‡	7,000	111
Resources Connection, Inc. ‡	39,100	640
Watson Wyatt Worldwide, Inc.	9,800	469
Real Estate Investment Trusts (0.1%)
PS Business Parks, Inc.	2,000	89
Real Estate Management & Development (0.2%)
Jones Lang Lasalle, Inc.	6,500	180
Road & Rail (0.9%)
Landstar System, Inc.	19,800	761
Old Dominion Freight Line, Inc. ‡	6,500	185
Semiconductors & Semiconductor Equipment (4.6%)
Advanced Energy Industries, Inc. ‡	37,400	372
Cabot Microelectronics Corp. ‡	7,200	188
COHU, Inc.	20,500	249
Cymer, Inc. ‡	16,000	351
Diodes, Inc. ‡	11,300	68
Entegris, Inc. ‡ ^	46,400	102
FormFactor, Inc. ‡	13,100	191
Integrated Device Technology, Inc. ‡	29,920	168
Intersil Corp. -Class A	19,960	183
Micrel, Inc.	38,400	281
Microsemi Corp. ‡	28,200	356
On Semiconductor Corp. ‡ ^	125,400	426
Pericom Semiconductor Corp. ‡	12,900	71
PMC — Sierra, Inc. ‡	36,600	178
Semtech Corp. ‡	34,700	391
Silicon Laboratories, Inc. ‡	18,000	446
Standard Microsystems Corp. ‡	4,400	72
Varian Semiconductor Equipment Associates, Inc. ‡	29,025	526
Verigy, Ltd. ‡	15,100	145
Software (7.0%)
Actuate Corp. ‡	48,400	143
ANSYS, Inc. ‡	29,989	836
Blackboard, Inc. ‡	19,200	504
Commvault Systems, Inc. ‡	5,700	76
Epicor Software Corp. ‡	20,000	96
FactSet Research Systems, Inc. ^	16,950	750
Informatica Corp. ‡	63,400	870
Jack Henry & Associates, Inc.	12,800	248
Kenexa Corp. ‡	18,100	144
Lawson Software, Inc. ‡	24,800	118
Macrovision Solutions Corp. ‡	22,500	285
Micros Systems, Inc. ‡	27,600	450
Monotype Imaging Holdings, Inc. ‡	15,200	88
Parametric Technology Corp. ‡	40,100	507
Phoenix Technologies, Ltd. ‡	10,100	35
Progress Software Corp. ‡ ^	9,100	175
Quest Software, Inc. ‡	23,500	296
The notes to the financial statements are an integral part of this report.

6

	Shares	Value
Software (continued)
SPSS, Inc. ‡	12,500	$337
Sybase, Inc. ‡	23,400	580
Synopsys, Inc. ‡	15,800	293
Taleo Corp. -Class A ‡	26,800	210
Tibco Software, Inc. ‡	37,600	195
Wind River Systems, Inc. ‡	20,000	181
Specialty Retail (2.4%)
Aaron Rents, Inc.	16,200	431
Aeropostale, Inc. ‡ ^	26,150	421
Guess, Inc.	11,900	183
Gymboree Corp. ‡	25,200	657
Hibbett Sports, Inc. ‡	16,400	258
J Crew Group, Inc. ‡	5,900	72
Tractor Supply Co. ‡	14,200	513
Zumiez, Inc. ‡	5,700	42
Textiles, Apparel & Luxury Goods (1.3%)
Deckers Outdoor Corp. ‡	5,200	415
Fossil, Inc. ‡	11,312	189
Hanesbrands, Inc. ‡	21,100	269
Iconix Brand Group, Inc. ‡	27,300	267
Warnaco Group, Inc. ‡	19,200	377
Thrifts & Mortgage Finance (0.1%)
Danvers Bancorp, Inc.	11,500	154
Trading Companies & Distributors (0.8%)
Beacon Roofing Supply, Inc. ‡	27,600	383
MSC Industrial Direct Co. -Class A	14,900	549
Wireless Telecommunication Services (1.0%)
Leap Wireless International, Inc. ‡	12,700	342
SBA Communications Corp. -Class A ‡	43,000	702
Syniverse Holdings, Inc. ‡	13,500	161

Total Common Stocks (cost $149,146)		108,712

	Principal
REPURCHASE AGREEMENT (1.1%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $1,141 on 01/02/2009 ◊ •	$1,141	1,141

Total Repurchase Agreement (cost $1,141)		1,141

	Shares
SECURITIES LENDING COLLATERAL (0.0%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% ◊ ▲	43,357	43

Total Securities Lending Collateral (cost $43)		43

Total Investment Securities (cost $150,330) #		$109,896

NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

^	All or a portion of this security is on loan. The value of all securities on loan is $42.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $1,250.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $151,193. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $6,972 and $48,269, respectively. Net unrealized depreciation for tax purposes is $41,297.
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$108,755	$1,141	$—	$109,896
The notes to the financial statements are an integral part of this report.

7

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $150,330) (including securities loaned of $42)	$109,896
Receivables:
Investment securities sold	127
Shares sold	33
Dividends	27

110,083

Liabilities:
Investment securities purchased	120
Accounts payable and accrued liabilities:
Shares redeemed	105
Management and advisory fees	70
Distribution and service fees	2
Administration fees	2
Payable for collateral for securities on loan	43
Other	47

389

Net Assets	$109,694

Net Assets Consist of:
Capital Stock ($.01 par value)	$208
Additional paid-in capital	149,252
Undistributed net realized gain from investment securities	668
Net unrealized depreciation on:
Investment securities	(40,434)

Net Assets	$109,694

Net Assets by Class:
Initial Class	$102,260
Service Class	7,434
Shares Outstanding:
Initial Class	19,401
Service Class	1,432
Net Asset Value and Offering Price Per Share:
Initial Class	$5.27
Service Class	5.19
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends	$785
Interest	11
Income from loaned securities-net	346

1,142

Expenses:
Management and advisory fees	1,217
Printing and shareholder reports	18
Custody fees	41
Administration fees	33
Legal fees	7
Audit fees	18
Trustees fees	5
Transfer agent fees	3
Distribution and service fees:
Service Class	31
Other	4

Total expenses	1,377

Net Investment Loss	(235)

Net Realized Gain from:
Investment securities	1,690

Net Decrease in Unrealized Depreciation on:
Investment securities	(71,177)

Net Realized and Unrealized Loss	(69,487)

Net Decrease In Net Assets Resulting from Operations	$(69,722)

The notes to the financial statements are an integral part of this report.

8

STATEMENT OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment loss	$(235)	$(1,061)
Net realized gain from investment securities	1,690	36,623
Change in net unrealized depreciation on investment securities	(71,177)	(11,823)

Net increase (decrease) in net assets resulting from operations	(69,722)	23,739

Distributions to Shareholders:
From net realized gains:
Initial Class	(31,784)	(22,442)
Service Class	(2,773)	(1,481)

	(34,557)	(23,923)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	14,333	13,909
Service Class	4,234	5,863

	18,567	19,772

Dividends and distributions reinvested:
Initial Class	31,784	22,442
Service Class	2,773	1,481

	34,557	23,923

Cost of shares redeemed:
Initial Class	(71,648)	(65,856)
Service Class	(8,019)	(8,194)

	(79,667)	(74,050)

Net decrease in net assets from capital shares transactions	(26,543)	(30,355)

Net decrease in net assets	(130,822)	(30,539)

Net Assets:
Beginning of year	240,516	271,055

End of year	$109,694	$240,516

Undistributed Net Investment Income	$—	$—

Share Activity:
Shares issued:
Initial Class	1,887	1,268
Service Class	512	546

	2,399	1,814

Shares issued-reinvested from distributions:
Initial Class	3,953	2,200
Service Class	350	147

	4,303	2,347

Shares redeemed:
Initial Class	(8,266)	(6,115)
Service Class	(1,040)	(782)

	(9,306)	(6,897)

Net decrease in shares outstanding:
Initial Class	(2,426)	(2,647)
Service Class	(178)	(89)

	(2,604)	(2,736)

The notes to the financial statements are an integral part of this report.

9

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.27	$10.36	$11.08	$12.35	$11.19
Investment Operations
Net investment loss(a)	(0.01)	(0.04)	(0.05)	(0.04)	(0.06)
Net realized and unrealized gain (loss)	(3.04)	1.03	0.35	1.21	1.22

Total operations	(3.05)	0.99	0.30	1.17	1.16

Distributions
From net realized gains	(1.95)	(1.08)	(1.02)	(2.44)	—

Total distributions	(1.95)	(1.08)	(1.02)	(2.44)	—

Net Asset Value
End of year	$5.27	$10.27	$10.36	$11.08	$12.35

Total Return(b)	(36.25)%	9.61%	3.59%	10.61%	10.37%
Net Assets End of Year (000’s)	$102,260	$224,187	$253,644	$326,681	$308,252
Ratio and Supplemental Data
Expenses to average net assets	0.83%	0.82%	0.84%	0.81%	0.79%
Net investment loss, to average net assets	(0.13)%	(0.40)%	(0.48)%	(0.36)%	(0.51)%
Portfolio turnover rate	30%	45%	34%	49%	27%
For a share outstanding throughout each period

			Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.14	$10.25	$11.00	$12.30	$11.17
Investment Operations
Net investment loss(a)	(0.03)	(0.07)	(0.08)	(0.07)	(0.08)
Net realized and unrealized gain (loss)	(3.00)	1.01	0.35	1.21	1.21

Total operations	(3.03)	0.94	0.27	1.14	1.13

Distributions
From net realized gains	(1.92)	(1.05)	(1.02)	(2.44)	—

Total distributions	(1.92)	(1.05)	(1.02)	(2.44)	—

Net Asset Value
End of year	$5.19	$10.14	$10.25	$11.00	$12.30

Total Return(b)	(36.40)%	9.27%	3.34%	10.40%	10.12%
Net Assets End of Year (000’s)	$7,434	$16,329	$17,411	$16,877	$7,525
Ratio and Supplemental Data
Expenses to average net assets	1.08%	1.07%	1.09%	1.06%	1.05%
Net investment loss, to average net assets	(0.38)%	(0.64)%	(0.73)%	(0.63)%	(0.74)%
Portfolio turnover rate	30%	45%	34%	49%	27%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

10

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, T. Rowe Price Small Cap also changed its name to Transamerica T. Rowe Price Small Cap VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by Transamerica Asset Management Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commission during the year ended December 31, 2008 of $1 is included in net realized loss in the Statement of Operations.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
0.75% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
The sub-adviser, T. Rowe Price, has agreed to a pricing discount based on aggregate assets that it manages in TST. There was no discount received by the Fund for the year ended December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $5 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$49,171
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	110,619
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(235)
Undistributed (accumulated) net investment income (loss)	$235
Undistributed (accumulated) net realized gain (loss) from investment securities	$—

13

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$496
Long-term Capital Gain	23,426

2008 Distributions paid from:
Ordinary Income	2,620
Long-term Capital Gain	31,937
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$5,071

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(3,542)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(41,295)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

14

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica T. Rowe Price Small Cap VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica T. Rowe Price Small Cap VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

15

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $31,937 for the year ended December 31, 2008.

16

Transamerica Templeton Global VP
(unaudited)
MARKET ENVIRONMENT
Transamerica Investment Management, LLC:
The year ended December 31, 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector and a near-freeze in the funding market prompted the U.S. government to intervene early in the year with a $160 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had not only spread beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the Big Three automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
Templeton Investment Counsel, LLC:
During 2008, the global economy felt the effects of decelerating growth in the U.S. where housing prices declined, consumer demand softened, and a credit crisis originally related to U.S. sub-prime loan losses intensified. Fear of recession spanned the entire period, and in the summer most economists agreed that a recession had already begun. By then, the faltering U.S. economy had negatively impacted growth prospects around the world.
In an environment of extremely high commodity prices that increased inflationary pressure, the world’s monetary authorities faced the choice of lowering short-term interest rates to stimulate growth or raising them to fight rising inflation. Stimulus provided through fiscal and monetary policies implemented around the globe sought to restore financial market stability and reignite economic growth. The U.S. dollar, which had declined earlier in the period versus many of the world’s currencies, regained ground quickly toward period-end as a flight to the relative safety of U.S. Treasuries prevailed.
In this challenging economic time, volatility came to define global equity markets. Virtually all local indexes ended the 12-month period with marked losses.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Templeton Global VP Initial Class returned (43.67)%. By comparison its benchmark, Morgan Stanley Capital International World Index (“MSCI World (USD)”), returned (40.33)%.
STRATEGY REVIEW
Transamerica Investment Management, LLC:
The portfolio’s underperformance was largely a result of weak returns posted by individual holdings in the information technology and consumer discretionary sectors. Also pressuring relative performance were the portfolio’s underweight position in the consumer staples sector and an overweight position in the more cyclical industrials sector.
Within technology, strong demand for Apple, Inc.’s Macs, Nanos and iPhones was undermined by continued rumors of management change. In addition, some investors believe growth in demand for the iPod has reached a plateau. We maintained our position, convinced that Apple will stay on the cutting edge of personal technology devices and we believe will continue to gain market share. We were not as optimistic about Research in Motion, Ltd., the largest detractor from relative performance. We believe the maker of the BlackBerry wireless platform has fallen behind in its technology for phones, prompting us to liquidate our position.
Another significant detractor from relative performance was CME Group, Inc. A slowdown in the company’s monthly trading volumes compared to rapid volume growth in 2007 caused the stock to sell off. We believe CME will continue to gain market share with development of several new exchange traded products and maintained our position.
On the upside, the portfolio’s relative results benefited from an underweight position in the poorly performing energy sector and strong stock selection within the healthcare and materials sectors (e.g., Gilead Sciences, Inc. and Sigma-Aldrich Corp.). A biotech company that develops therapeutic treatments for infectious, life-threatening diseases such as HIV, Gilead proved resilient to the economic downturn. Although Sigma is technically a chemicals company, it serves the healthcare industry by providing chemical products and kits used in scientific, genomic, pharmaceutical and biotech research. We believe a stable business model, expanding margins and strong cash flow bode well for this company.

1

Templeton Investment Counsel, LLC:
During the year under review the international portion of the portfolio performed better than the benchmark MSCIW, yet had several detractors from relative performance. On a regional basis, Asia represented the largest detractor from relative performance. An underweight position and our stock selection in Japan were also detrimental. Within Europe, stock selection in Norway and Germany negatively impacted the portfolio’s relative results although our European allocation in aggregate performed better than European holdings in the index.
On a sector basis, stock selection and overweighting in the industrials sector hurt portfolio performance. Specifically, two stocks held in this sector: Koninklijke Philips Electronics NV and Empresa Brasileira de Aeronautica SA were notable detractors, with each falling more than 50% in value during the year. Elsewhere, an overweight position and our stock selection in information technology stocks hindered relative performance, as did an underweight position in utilities. Within the information technology sector, Infineon Technologies AG performed poorly. Additional stock-specific detractors included Norwegian telecommunications provider Telenor ASA, Singaporean electronics manufacturer Flextronics International, Ltd., Dutch insurance and financial services company ING Groep NV, and French provider of video solutions, Thomson.
During the period, the U.S. dollar appreciated against most foreign currencies, which also hurt the portfolio’s performance because investments in securities with non-U.S. currency exposure lost value as the dollar rose.
Turning to positive contributors to performance, the portfolio’s European allocation boosted relative results largely due to stock selection in the U.K., France and Ireland. Stock selection in North America and the Middle East and Africa also aided relative performance. Our significantly underweight position and stock selection in the financials sector positively contributed to the portfolio’s results, aided by our light exposure to commercial banks and stock selection among insurance companies. Our investment in Promise Co., Ltd. was one standout positive performer within the financials sector. The portfolio’s energy and materials sector holdings also performed relatively well. Notable energy sector contributors included Italy’s ENI SpA and France’s Total SA. Within the materials sector, significant underweighting in metals and mining stocks aided relative results. Other top contributors included Novartis AG and Nestle SA.
Gary U. Rollé, CFA
Co-Portfolio Manager
Transamerica Investment Management, LLC
Tina Sadler, CFA
Antonio T. Docal, CFA
Gary Motyl, CFA
Co-Portfolio Managers
Templeton Investment Counsel, LLC

2

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(43.67)%	(2.00)%	(1.08)%	7.06%	12/03/1992
MSCI World (USD)*	(40.33)%	0.00%	(0.19)%	6.07%	12/03/1992
Service Class	(43.81)%	(2.24)%	N/A	1.96%	05/01/2003

NOTES

*	The Morgan Stanley Capital International — World (MSCI — World (USD)) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
International investing involves special risks including currency fluctuations, political instability, and different financial accounting standards. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

3

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$657.68	0.88%	$3.67
Hypothetical (b)	1,000.00	1,020.71	0.88	4.47

Service Class
Actual	1,000.00	657.06	1.13	4.71
Hypothetical (b)	1,000.00	1,019.46	1.13	5.74

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Region
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

4

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (97.9%)
Australia (0.6%)
Alumina, Ltd.	298,728	$301
National Australia Bank, Ltd.	103,940	1,528
Austria (0.6%)
Telekom Austria AG	122,840	1,787
Bermuda (1.5%)
Tyco Electronics, Ltd.	270,000	4,377
Brazil (0.6%)
Cia Vale do Rio Doce -Class B ADR ^	47,630	577
Empresa Brasileira de Aeronautica SA ADR ^	75,590	1,225
China (0.3%)
China Telecom Corp., Ltd.	2,074,000	784
Denmark (0.4%)
Vestas Wind Systems ‡	19,650	1,156
Finland (0.6%)
Stora Enso OYJ -Class R	111,170	881
UPM-Kymmene OYJ	67,420	864
France (7.7%)
Accor SA	21,680	1,068
AXA SA	116,760	2,621
France Telecom SA	162,320	4,524
Michelin -Class B	32,354	1,709
Sanofi-Aventis SA	57,895	3,703
Suez SA	48,100	2,334
Suez Environnement SA ^	12,025	203
Total SA	68,028	3,740
Vivendi	79,020	2,576
Germany (6.6%)
Bayerische Motoren Werke AG	65,120	2,000
Celesio AG	60,270	1,631
Daimler AG	45,000	1,723
Deutsche Post AG	131,070	2,217
E.ON AG ADR	77,460	3,157
Infineon Technologies AG ‡	356,420	480
Merck KGAA	21,450	1,919
Muenchener Rueckversicherungs AG	12,400	1,925
SAP AG	53,890	1,956
Siemens AG	36,220	2,727
Hong Kong (0.8%)
Cheung Kong Holdings, Ltd.	151,000	1,440
Hutchison Whampoa, Ltd.	186,000	939
Ireland (0.4%)
CRH PLC	52,020	1,337
Israel (0.7%)
Check Point Software Technologies ‡ ^	107,465	2,041
Italy (1.6%)
Autogrill SpA	102,681	787
ENI SpA ADR ^	53,235	2,546
UniCredit SpA	491,147	1,249
Japan (5.1%)
Fujifilm Holdings Corp.	54,300	1,212
Konica Minolta Holdings, Inc.	173,500	1,350
Mabuchi Motor Co., Ltd. ^	37,100	1,538
Mitsubishi UFJ Financial Group, Inc. ADR ^	126,400	785
Nintendo Co., Ltd.	5,900	2,255
Olympus Corp. ^	87,300	1,748
Promise Co., Ltd. ^	79,000	2,004
Sony Corp. ADR	32,890	719
Takeda Pharmaceutical Co., Ltd.	25,900	1,350
Toyota Motor Corp.	40,700	1,345
Uss Co., Ltd.	22,960	1,218
Korea, Republic of (1.5%)
KB Financial Group, Inc. ADR ^	25,790	676
Korea Electric Power Corp. ADR ^	73,030	848
Samsung Electronics Co., Ltd. -144A GDR	16,150	2,845
Netherlands (1.7%)
ING Groep NV	105,910	1,166
ING Groep NV ADR ^	17,960	199
Koninklijke Philips Electronics NV ^	89,830	1,781
Randstad Holding NV ^	38,730	790
Reed Elsevier NV	79,569	946
Norway (0.7%)
Aker Kvaerner ASA	53,800	356
Telenor ASA	281,100	1,896
Singapore (1.7%)
DBS Group Holdings, Ltd.	300,000	1,767
DBS Group Holdings, Ltd. ADR ^	5,190	139
Flextronics International, Ltd. ‡ ^	192,250	492
Singapore Telecommunications, Ltd.	1,477,000	2,632
South Africa (0.5%)
Sasol, Ltd. ADR ^	52,390	1,589
Spain (1.8%)
Banco Santander SA	80,777	780
Telefonica SA	197,034	4,447
Sweden (0.8%)
Loomis AB ‡	21,802	135
Nordea Bank AB	203,350	1,472
Securitas AB -Class B	109,010	918
Switzerland (6.1%)
ACE, Ltd.	61,040	3,230
Adecco SA	39,740	1,360
Lonza Group AG ^	23,140	2,145
Nestle SA ADR ^	97,100	3,855
Novartis AG ADR	69,520	3,459
Roche Holding AG	8,180	1,266
Swiss Reinsurance	35,870	1,756
UBS AG	53,288	775
Taiwan (1.2%)
Chunghwa Telecom Co., Ltd. ADR	50,381	786
Lite-On Technology Corp. GDR	195,171	1,276
Taiwan Semiconductor Manufacturing Co. Ltd. ADR ^	195,214	1,542
Turkey (0.7%)
Turkcell Iletisim Hizmet AS ADR ^	146,280	2,133
United Kingdom (11.5%)
Aviva PLC	277,440	1,572
BAE Systems PLC	352,260	1,917
BP PLC ADR ^	88,370	4,130
British Sky Broadcasting Group PLC	247,600	1,749
Cadbury PLC	121,600	1,075
Compass Group PLC	289,960	1,446
GlaxoSmithKline PLC	153,427	2,853
Group 4 Securicor PLC	501,310	1,493
HSBC Holdings PLC	125,782	1,231
Kingfisher PLC ADR ^	196,100	767
Kingfisher PLC	328,470	647
Pearson PLC	194,220	1,831
Rolls-Royce Group PLC § ‡	376,355	1,841
Royal Bank of Scotland PLC	425,077	313
The notes to the financial statements are an integral part of this report.

5

	Shares	Value
United Kingdom (continued)
Royal Dutch Shell PLC -Class B	90,252	$2,288
Tesco PLC	321,170	1,672
Unilever PLC	107,594	2,471
Vodafone Group PLC	1,824,401	3,736
Wolseley PLC	137,620	767
United States (42.2%)
Allergan, Inc.	70,000	2,822
Amazon.com, Inc. ‡ ^	110,000	5,641
American Express Co.	100,000	1,855
Apple, Inc. ‡ ^	65,000	5,548
AT&T, Inc.	122,000	3,477
Becton Dickinson & Co.	45,000	3,078
Boeing Co.	50,000	2,134
BorgWarner, Inc. ^	122,820	2,674
Caterpillar, Inc. ^	70,000	3,127
Charles Schwab Corp.	170,000	2,749
Cisco Systems, Inc. ‡	160,000	2,608
CME Group, Inc. -Class A	13,000	2,705
Ecolab, Inc.	83,000	2,917
Emerson Electric Co.	54,400	1,992
Expeditors International of Washington, Inc. ^	135,000	4,491
General Electric Co. ^	260,000	4,212
Gilead Sciences, Inc. ‡ ^	190,000	9,717
Google, Inc. -Class A ‡	16,000	4,922
Interpublic Group of Cos., Inc. ‡	1	♦
Jacobs Engineering Group, Inc. ‡	100,000	4,810
Johnson Controls, Inc.	253,200	4,598
PACCAR, Inc.	120,000	3,432
Praxair, Inc.	138,000	8,192
Qualcomm, Inc.	165,000	5,912
Raytheon Co. ^	132,000	6,737
Sigma-Aldrich Corp. ^	116,000	4,900
T. Rowe Price Group, Inc. ^	114,025	4,041
Union Pacific Corp. ^	96,000	4,589
Varian Medical Systems, Inc. ‡ ^	126,000	4,415
Walt Disney Co.	110,000	2,496
Wells Fargo & Co. ^	165,000	4,864

Total Common Stocks (cost $374,977)		$290,467

RIGHTS (0.1%)
Singapore (0.1%)
DBS Group Holdings, Ltd.	149,999	312

Total Rights (cost $453)		312

	Principal
REPURCHASE AGREEMENT (2.1%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $6,329 on 01/02/2009 ◊ •	$6,329	6,329

Total Repurchase Agreement (cost $6,329)		6,329

	Shares
SECURITIES LENDING COLLATERAL (12.0%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% ◊ ▲	35,424,300	35,424

Total Securities Lending Collateral (cost $35,424)		35,424

Total Investment Securities (cost $417,183) #		$332,532

The notes to the financial statements are an integral part of this report.

6

At December 31, 2008
(all amounts in thousands)

	Percentage of
INVESTMENTS BY INDUSTRY (unaudited):	Total Investments	Value
Diversified Telecommunication Services	6.1%	$20,335
Pharmaceuticals	5.2%	17,374
Chemicals	4.8%	16,009
Commercial Banks	4.6%	15,116
Oil, Gas & Consumable Fuels	4.3%	14,293
Aerospace & Defense	4.2%	13,854
Insurance	3.3%	11,105
Electronic Equipment & Instruments	3.1%	10,464
Biotechnology	2.9%	9,717
Industrial Conglomerates	2.9%	9,659
Media	2.9%	9,597
Health Care Equipment & Supplies	2.8%	9,240
Auto Components	2.7%	8,981
Communications Equipment	2.6%	8,520
Capital Markets	2.3%	7,565
Food Products	2.2%	7,401
Computers & Peripherals	2.1%	6,823
Air Freight & Logistics	2.0%	6,708
Machinery	2.0%	6,559
Software	1.9%	6,251
Wireless Telecommunication Services	1.8%	5,868
Internet & Catalog Retail	1.7%	5,641
Automobiles	1.5%	5,068
Internet Software & Services	1.5%	4,922
Construction & Engineering	1.4%	4,810
Road & Rail	1.4%	4,589
Diversified Financial Services	1.2%	4,070
Electric Utilities	1.2%	4,004
Consumer Finance	1.2%	3,859
Hotels, Restaurants & Leisure	1.0%	3,301
Electrical Equipment	0.9%	3,148
Specialty Retail	0.8%	2,632
Commercial Services & Supplies	0.8%	2,546
Multi-Utilities	0.7%	2,537
Professional Services	0.7%	2,151
Life Sciences Tools & Services	0.6%	2,145
Semiconductors & Semiconductor Equipment	0.6%	2,022
Paper & Forest Products	0.5%	1,745
Food & Staples Retailing	0.5%	1,672
Health Care Providers & Services	0.5%	1,631
Real Estate Management & Development	0.4%	1,440
Office Electronics	0.4%	1,350
Construction Materials	0.4%	1,337
Metals & Mining	0.3%	878
Trading Companies & Distributors	0.2%	767
Household Durables	0.2%	719
Energy Equipment & Services	0.1%	356

Investment Securities, at Value	87.4%	290,779
Short-Term Investments	12.6%	41,753

Total Investments	100.0%	$332,532

The notes to the financial statements are an integral part of this report.

7

NOTES TO THE SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $34,447.

§	Illiquid. These securities aggregated $1,841 or 0.62% of the Fund’s net assets.

‡	Non-income producing security.

♦	Value is less than $1.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $6,999.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $418,651. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $15,833 and $101,952, respectively. Net unrealized depreciation for tax purposes is $86,119.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $2,845, or 0.96% of the Fund’s net assets.

ADR	American Depositary Receipt

GDR	Global Depositary Receipt

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$203,484	$129,048	$—	$332,532
The notes to the financial statements are an integral part of this report.

8

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $417,183) (including securities loaned of $34,447)	$332,532
Foreign currency (cost: $2)	2
Receivables:
Investment securities sold	43
Shares sold	12
Income from loaned securities	40
Dividends	503
Dividend reclaims	107

333,239

Liabilities:
Investment securities purchased	507
Accounts payable and accrued liabilities:
Shares redeemed	244
Management and advisory fees	194
Distribution and service fees	2
Administration fees	5
Payable for collateral for securities on loan	35,424
Other	147

36,523

Net Assets	$296,716

Net Assets Consist of:
Capital Stock ($.01 par value)	$215
Additional paid-in capital	637,222
Undistributed net investment income	5,509
Accumulated net realized loss from investment securities and foreign currency transactions	(261,570)
Net unrealized depreciation on:
Investment securities	(84,651)
Translation of assets and liabilities denominated in foreign currencies	(9)

Net Assets	$296,716

Net Assets by Class:
Initial Class	$288,218
Service Class	8,498
Shares Outstanding:
Initial Class	20,851
Service Class	619
Net Asset Value and Offering Price Per Share:
Initial Class	$13.82
Service Class	13.74
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $996)	$12,945
Interest	113
Income from loaned securities-net	446

13,504

Expenses:
Management and advisory fees	3,521
Printing and shareholder reports	89
Custody fees	150
Administration fees	94
Legal fees	20
Audit fees	21
Trustees fees	14
Transfer agent fees	7
Distribution and service fees:
Service Class	43
Other	20

Total expenses	3,979

Net Investment Income	9,525

Net Realized Loss from:
Investment securities	(24,874)
Foreign currency transactions	(1,076)

(25,950)

Net Decrease in Unrealized Depreciation on:
Investment securities	(237,614)
Translation of assets and liabilities denominated in foreign currencies	(9)

(237,623)

Net Realized and Unrealized Loss	(263,573)

Net Decrease In Net Assets Resulting from Operations	$(254,048)

The notes to the financial statements are an integral part of this report.

9

STATEMENT OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$9,525	$8,225
Net realized gain (loss) from investment securities and foreign currency transactions	(25,950)	50,257
Change in net unrealized appreciation (depreciation) on investment securities and foreign currency translation	(237,623)	30,281

Net increase (decrease) in net assets resulting from operations	(254,048)	88,763

Distributions to Shareholders:
From net investment income:
Initial Class	(8,647)	(9,253)
Service Class	(265)	(279)

	(8,912)	(9,532)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	9,879	38,554
Service Class	4,893	17,567

	14,772	56,121

Dividends and distributions reinvested:
Initial Class	8,647	9,253
Service Class	265	279

	8,912	9,532

Cost of shares redeemed:
Initial Class	(88,190)	(111,395)
Service Class	(11,728)	(12,220)

	(99,918)	(123,615)

Net decrease in net assets from capital shares transactions	(76,234)	(57,962)

Net increase (decrease) in net assets	(339,194)	21,269

Net Assets:
Beginning of year	635,910	614,641

End of year	$296,716	$635,910

Undistributed Net Investment Income	$5,509	$5,456

Share Activity:
Shares issued:
Initial Class	476	1,642
Service Class	243	750

	719	2,392

Shares issued-reinvested from distributions:
Initial Class	427	404
Service Class	13	12

	440	416

Shares redeemed:
Initial Class	(4,504)	(4,731)
Service Class	(615)	(529)

	(5,119)	(5,260)

Net decrease in shares outstanding:
Initial Class	(3,601)	(2,685)
Service Class	(359)	233

	(3,960)	(2,452)

The notes to the financial statements are an integral part of this report.

10

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.01	$22.05	$18.81	$17.69	$16.15
Investment Operations
Net investment income(a)	0.41	0.31	0.27	0.21	0.14
Net realized and unrealized gain (loss)	(11.21)	3.02	3.23	1.10	1.40

Total operations	(10.80)	3.33	3.50	1.31	1.54

Distributions
From net investment income	(0.39)	(0.37)	(0.26)	(0.19)	—

Total distributions	(0.39)	(0.37)	(0.26)	(0.19)	—

Net Asset Value
End of year	$13.82	$25.01	$22.05	$18.81	$17.69

Total Return(b)	(43.67)%	15.24%	18.79%	7.47%	9.54%
Net Assets End of Year (000’s)	$288,218	$611,618	$598,312	$581,669	$642,460
Ratio and Supplemental Data
Expenses to average net assets	0.84%	0.85%	0.87%	0.90%	0.95%
Net investment income, to average net assets	2.03%	1.31%	1.35%	1.20%	0.84%
Portfolio turnover rate	18%	34%	59%	61%	139%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$24.85	$21.93	$18.73	$17.65	$16.15
Investment Operations
Net investment income(a)	0.37	0.26	0.21	0.16	0.12
Net realized and unrealized gain (loss)	(11.15)	2.99	3.23	1.10	1.38

Total operations	(10.78)	3.25	3.44	1.26	1.50

Distributions
From net investment income	(0.33)	(0.33)	(0.24)	(0.18)	—

Total distributions	(0.33)	(0.33)	(0.24)	(0.18)	—

Net Asset Value
End of year	$13.74	$24.85	$21.93	$18.73	$17.65

Total Return(b)	(43.81)%	14.98%	18.45%	7.23%	9.29%
Net Assets End of Year (000’s)	$8,498	$24,292	$16,329	$7,930	$3,911
Ratio and Supplemental Data
Expenses to average net assets	1.09%	1.10%	1.12%	1.15%	1.19%
Net investment income, to average net assets	1.83%	1.11%	1.02%	0.88%	0.73%
Portfolio turnover rate	18%	34%	59%	61%	139%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

The notes to the financial statements are an integral part of this report.

11

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Templeton Transamerica Global also changed its name to Transamerica Templeton Global VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $3 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.75%
Over $500 million up to $1.5 billion	0.725%
Over $1.5 billion	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit

13

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $12 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$83,015
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	150,388
U.S. Government	—

14

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(560)
Undistributed (accumulated) net realized gain (loss) from investment securities	$560
The capital loss carryforwards are available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the periods listed:

Capital Loss
Carryforwards	Available Through
$190,887	December 31, 2010
$45,010	December 31, 2011
$15,411	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$9,532
Long-term Capital Gain	—

2008 Distributions paid from:
Ordinary Income	8,912
Long-term Capital Gain	—
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$5,798

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(251,308)

Post October Capital Loss Deferral	$(9,084)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(86,127)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

15

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Templeton Global VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Templeton Global VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

16

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

17

Transamerica Third Avenue Value VP
(unaudited)
MARKET ENVIRONMENT
December concluded a very challenging year for equity markets, with virtually all benchmarks ending the 12-month period in deep negative territory. The year was characterized by extreme investor pessimism, which resulted in persistent market volatility, a worsening global credit crisis and falling energy prices. While the situation may seem bleak from a top-down perspective, we believe we have been presented with a golden opportunity to selectively add to stocks that fit our stringent financial and valuation criteria, which will allow us to be well positioned for a market recovery, when it occurs. We maintain a disciplined investment approach, focusing on companies with strong balance sheets and attractive net asset value growth prospects, whose securities are trading at substantial discounts. Despite disappointing performance in 2008, we believe the portfolio remains very well positioned for the long run.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Third Avenue Value VP Initial Class returned (41.15)%. By comparison its benchmark, the Russell 3000® Value Index (“Russell 3000® Value”), returned (36.25)%.
STRATEGY REVIEW
The portfolio is not focused on sector or country allocation. Thus, a key reason for the portfolio’s performance deviating from that of the Russell 3000® Value is the portfolio’s exposure to Hong Kong, which was the top detractor on a geographic level during the time period. The continued austerity measures implemented by the Chinese government to “cool down” the mainland property market have undoubtedly impacted a large number of the local developers, especially those who have not been able to obtain financing or have been forced to sell into a weak market. However, we believe our holdings, including Henderson Land Development Co. Ltd. and Hutchison Whampoa, Ltd. (which has a significant real estate presence), have the necessary financial strength to not only withstand the current turmoil, but to opportunistically add property assets.
The portfolio was also negatively impacted by the ongoing credit crisis, which has weighed most heavily on real estate-related and financial names, both in the U.S. and abroad. This includes real estate operating company Forest City Enterprises, Inc. The decline in Forest City Enterprises stock appeared to be driven by the overall deterioration in the U.S. commercial real estate market, and concerns regarding upcoming property refinancing (which in Forest City’s case is non-recourse so not an issue). Despite these near-term challenges, we believe the fundamentals and long-term business outlook for this holding remain solid.
On the positive side, there has been a huge flight to quality over the last several months, into well-capitalized regional banks, such as Brookline Bancorp, Inc., given its low-cost, diversified capital base as a depository institution. As such, the company was the portfolio’s top stock-specific contributor.
In conclusion, market volatility creates opportunities for patient investors like Transamerica Third Avenue Value VP. We believe our disciplined, value-oriented approach, with its focus on balance sheet strength, will reward investors in the long run.
Curtis Jensen
Yang Lie
Kathleen Crawford
Co-Portfolio Managers
Third Avenue Management LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(41.15)%	0.50%	7.51%	6.12%	01/02/1998
Russell 3000 Value *	(36.25)%	(0.72)%	1.69%	2.71%	01/02/1998
Service Class	(41.28)%	0.24%	N/A	5.78%	05/01/2003

NOTES

*	The Russell 3000 Value Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
Investments in a “non-diversified” portfolio may be subject to specific risks such as susceptibility to single economic, political, or regulatory events, and may be subject to greater loss than investments in a diversified portfolio. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$649.41	0.91%	$3.77
Hypothetical (b)	1,000.00	1,020.56	0.91	4.62

Service Class
Actual	1,000.00	648.42	1.16	4.81
Hypothetical (b)	1,000.00	1,019.30	1.16	5.89

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (92.0%)
Bermuda (3.1%)
Brookfield Infrastructure Partners, LP ^	17,407	$195
BW Gas, Ltd. ‡	181,506	277
Montpelier Re Holdings, Ltd. ^	183,339	3,078
Nabors Industries, Ltd. ‡ ^	156,135	1,869
Canada (13.0%)
Brookfield Asset Management, Inc. -Class A	415,176	6,340
Canfor Corp. ‡	403,377	2,483
E-L Financial Corp., Ltd. §	3,796	1,384
EnCana Corp.	164,000	7,623
Power Corp. of Canada	281,936	5,120
Germany (0.7%)
Allianz SE	5,000	532
Lanxess AG	38,681	754
Hong Kong (14.9%)
Cheung Kong Holdings, Ltd.	769,847	7,344
Chong Hing Bank, Ltd.	258,360	309
Hang Lung Group, Ltd.	367,308	1,122
Hang Lung Properties, Ltd.	1,351,251	2,967
Henderson Land Development Co., Ltd.	1,774,462	6,637
Hutchison Whampoa, Ltd.	1,103,912	5,573
Wharf Holdings, Ltd.	945,478	2,617
Japan (15.7%)
Daiichi Sankyo Co., Ltd.	106,514	2,519
Mitsui Fudosan Co., Ltd.	482,538	8,045
Sapporo Holdings, Ltd. ^	342,000	2,166
Tokio Marine Holdings, Inc.	237,650	7,041
Toyota Industries Corp.	375,193	8,082
Korea, Republic of (4.8%)
POSCO ADR ^	111,839	8,416
Sweden (3.3%)
Investor AB -Class A	397,854	5,858
United Kingdom (0.2%)
Derwent London PLC REIT	39,000	410
United States (36.3%)
Alamo Group, Inc. ^	120,129	1,796
Alexander & Baldwin, Inc. ^	38,233	958
Applied Materials, Inc.	130,039	1,317
AVX Corp. ^	541,695	4,301
Bank of New York Mellon Corp.	376,559	10,668
BEL Fuse, Inc. -Class A ^	1,787	32
Bristow Group, Inc. ‡ ^	58,702	1,573
Brookline Bancorp, Inc. ^	146,198	1,557
Capital Southwest Corp. ^	12,395	1,341
Cimarex Energy Co. ^	232,804	6,235
CIT Group, Inc. ^	91,083	414
Cross Country Healthcare, Inc. ‡ ^	135,994	1,195
Electro Scientific Industries, Inc. ‡	112,166	762
Electronics For Imaging, Inc. ‡	84,921	812
Forest City Enterprises, Inc. -Class A ^	321,423	2,154
Intel Corp. ^	219,039	3,211
Leapfrog Enterprises, Inc. -Class A ‡ ^	157,466	551
Legg Mason, Inc. ^	133,979	2,935
Lexmark International, Inc. -Class A ‡ ^	39,292	1,057
MBIA, Inc. ‡	674,158	2,744
MDC Holdings, Inc.	30,732	931
MGIC Investment Corp. ^	79,353	276
NewAlliance Bancshares, Inc. ^	75,115	989
Radian Group, Inc.	210,162	773
St Joe Co. ‡ ^	225,780	5,491
St. Mary Land & Exploration Co. ^	78,502	1,594
Superior Industries International, Inc. ^	114,772	1,207
Sycamore Networks, Inc. ‡ ^	858,179	2,309
Tejon Ranch Co. ‡ ^	60,731	1,502
Tellabs, Inc. ‡ ^	466,171	1,921
Westwood Holdings Group, Inc. ^	60,707	1,725

Total Common Stocks (cost $223,236)		163,092

	Principal
CONVERTIBLE BOND (0.2%)
United States (0.2%)
Forest City Enterprises, Inc.
3.63%, due 10/15/2011	$700,000	372

Total Convertible Bond (cost $385)		372

SHORT-TERM U.S. GOVERNMENT OBLIGATIONS (6.8%)
United States (6.8%)
U.S. Treasury Bill
Zero Coupon, due 01/08/2009 - 04/09/2009^	12,000	11,986

Total Short-Term U.S. Government Obligations (cost $11,986)		11,986

REPURCHASE AGREEMENT (1.1%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $1,922 on 01/02/2009 ◊ •	1,922	1,922

Total Repurchase Agreement (cost $1,922)		1,922

	Shares
SECURITIES LENDING COLLATERAL (10.3%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% ◊ ▲	18,325,101	18,325

Total Securities Lending Collateral (cost $18,325)		18,325

Total Investment Securities (cost $255,854) #		$195,697

The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)

	Percentage of
	Total Investments	Value
INVESTMENTS BY INDUSTRY (unaudited):
Real Estate Management & Development	21.5%	$41,972
Insurance	10.2%	19,900
Capital Markets	8.5%	16,669
Oil, Gas & Consumable Fuels	8.0%	15,729
Auto Components	4.7%	9,290
Metals & Mining	4.3%	8,416
Industrial Conglomerates	4.2%	8,190
Diversified Financial Services	3.2%	6,271
Electronic Equipment & Instruments	2.6%	5,063
Semiconductors & Semiconductor Equipment	2.3%	4,529
Communications Equipment	2.2%	4,261
Thrifts & Mortgage Finance	1.8%	3,596
Energy Equipment & Services	1.8%	3,442
Pharmaceuticals	1.3%	2,519
Paper & Forest Products	1.3%	2,483
Beverages	1.1%	2,166
Computers & Peripherals	0.9%	1,869
Machinery	0.9%	1,796
Health Care Providers & Services	0.6%	1,195
Marine	0.5%	958
Household Durables	0.5%	931
Chemicals	0.4%	754
Leisure Equipment & Products	0.3%	551
Real Estate Investment Trusts	0.2%	410
Commercial Banks	0.1%	309
Electric Utilities	0.1%	195

Investment Securities, at Value	83.5%	163,464
Short-Term Investments	16.5%	32,233

Total Investments	100.0%	$195,697

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $17,876.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 05/14/2009, and with a market value plus accrued interest of $1,975.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

§	Illiquid. At 12/31/2008, these securities aggregated $1,384, or 0.78% of the Fund’s net assets.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $257,709. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $14,604 and $76,616, respectively. Net unrealized depreciation for tax purposes is $62,012.
DEFINITIONS:

ADR	American Depositary Receipt

LP	Limited Partnership

PLC	Public Limited Company

REIT	Real Estate Investment Trust
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$119,164	$76,533	$—	$195,697
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $255,855) (including securities loaned of $17,876)	$195,697
Foreign currency (cost: $187)	186
Receivables:
Investment securities sold	34
Interest	7
Income from loaned securities	23
Dividends	107

196,054

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	269
Management and advisory fees	124
Distribution and service fees	4
Administration fees	3
Payable for collateral for securities on loan	18,325
Other	75

18,800

Net Assets	$177,254

Net Assets Consist of:
Capital Stock ($.01 par value)	$209
Additional paid-in capital	236,349
Accumulated net investment loss	(1,919)
Undistributed net realized gain from investment securities and foreign currency transact	ions 2,774
Net unrealized depreciation on:
Investment securities	(60,157)
Translation of assets and liabilities denominated in foreign currencies	(2)

Net Assets	$177,254

Net Assets by Class:
Initial Class	$160,338
Service Class	16,916
Shares Outstanding:
Initial Class	18,866
Service Class	1,991
Net Asset Value and Offering Price Per Share:
Initial Class	$8.50
Service Class	8.50
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $198)	$4,864
Interest	321
Income from loaned securities-net	557

5,742

Expenses:
Management and advisory fees	2,366
Printing and shareholder reports	28
Custody fees	96
Administration fees	59
Legal fees	11
Audit fees	21
Trustees fees	7
Transfer agent fees	5
Distribution and service fees:
Service Class	86
Other	8

Total expenses	2,687

Net Investment Income	3,055

Net Realized Gain from:
Investment securities	2,678
Foreign currency transactions	(245)

2,433

Net Decrease in Unrealized Depreciation on:
Investment securities	(146,524)
Translation of assets and liabilities denominated in foreign currencies	(3)

(146,527)

Net Realized and Unrealized Loss	(144,094)

Net Decrease In Net Assets Resulting from Operations	$(141,039)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$3,055	$7,179
Net realized gain from investment securities and foreign currency transactions	2,433	295,237
Change in net unrealized depreciation on investment securities and foreign currency translation	(146,527)	(254,018)

Net increase (decrease) in net assets resulting from operations	(141,039)	48,398

Distributions to Shareholders:
From net investment income:
Initial Class	(9,690)	(16,201)
Service Class	(1,114)	(2,100)

	(10,804)	(18,301)

From net realized gains:
Initial Class	(77,143)	(58,048)
Service Class	(10,017)	(7,924)

	(87,160)	(65,972)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	15,942	39,625
Service Class	4,907	16,915

	20,849	56,540

Dividends and distributions reinvested:
Initial Class	86,833	74,248
Service Class	11,131	10,024

	97,964	84,272

Cost of shares redeemed:
Initial Class	(88,428)	(851,516)
Service Class	(24,474)	(18,111)

	(112,902)	(869,627)

Net increase (decrease) in net assets from capital shares transactions	5,911	(728,815)

Net decrease in net assets	(233,092)	(764,690)

Net Assets:
Beginning of year	410,346	1,175,036

End of year	$177,254	$410,346

Undistributed (Accumulated) Net Investment Income (Loss)	$(1,919)	$2,409

Share Activity:
Shares issued:
Initial Class	941	1,478
Service Class	301	637

	1,242	2,115

Shares issued-reinvested from distributions:
Initial Class	6,936	3,397
Service Class	888	459

	7,824	3,856

Shares redeemed:
Initial Class	(5,481)	(31,009)
Service Class	(1,605)	(709)

	(7,086)	(31,718)

Net increase (decrease) in shares outstanding:
Initial Class	2,396	(26,134)
Service Class	(416)	387

	1,980	(25,747)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$21.75	$26.33	$24.22	$20.98	$16.93
Investment Operations
Net investment income(a)	0.17	0.27	0.25	0.17	0.09
Net realized and unrealized gain (loss)	(7.09)	0.07	3.49	3.74	4.08

Total operations	(6.92)	0.34	3.74	3.91	4.17

Distributions
From net investment income	(0.70)	(1.07)	(0.21)	(0.12)	(0.12)
From net realized gains	(5.63)	(3.85)	(1.42)	(0.55)	—

Total distributions	(6.33)	(4.92)	(1.63)	(0.67)	(0.12)

Net Asset Value
End of year	$8.50	$21.75	$26.33	$24.22	$20.98

Total Return(b)	(41.15)%	1.20%	16.07%	18.81%	24.81%
Net Assets End of Year (000’s)	$160,338	$358,128	$1,121,918	$971,322	$574,721
Ratio and Supplemental Data
Expenses to average net assets	0.88%	0.87%	0.86%	0.87%	0.86%
Net investment income, to average net assets	1.06%	1.05%	1.00%	0.74%	0.47%
Portfolio turnover rate	13%	13%	17%	19%	19%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$21.70	$26.30	$24.21	$21.02	$16.96
Investment Operations
Net investment income(a)	0.14	0.19	0.19	0.12	0.05
Net realized and unrealized gain (loss)	(7.09)	0.08	3.49	3.73	4.09

Total operations	(6.95)	0.27	3.68	3.85	4.14

Distributions
From net investment income	(0.62)	(1.02)	(0.17)	(0.11)	(0.08)
From net realized gains	(5.63)	(3.85)	(1.42)	(0.55)	—

Total distributions	(6.25)	(4.87)	(1.59)	(0.66)	(0.08)

Net Asset Value
End of year	$8.50	$21.70	$26.30	$24.21	$21.02

Total Return(b)	(41.28)%	0.94%	15.78%	18.47%	24.51%
Net Assets End of Year (000’s)	$16,916	$52,218	$53,118	$36,086	$13,240
Ratio and Supplemental Data
Expenses to average net assets	1.13%	1.12%	1.11%	1.12%	1.12%
Net investment income, to average net assets	0.83%	0.74%	0.74%	0.53%	0.29%
Portfolio turnover rate	13%	13%	17%	19%	19%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Third Avenue Value also changed its name to Transamerica Third Avenue Value VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST. The Fund is “non-diversified” under the 1940 Act.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $21 are included in net realized gain in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired.
The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
          0.80% of average daily net assets

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Brokerage commissions: Brokerage commissions incurred on security transactions placed with affiliates of the adviser for the year ended December 31, 2008 were $139.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $7 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $2.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$36,073
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	100,428
U.S. Government	—

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$195,922
Undistributed (accumulated) net investment income (loss)	$3,421
Undistributed (accumulated) net realized gain (loss) from investment securities	$(199,343)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$19,161
Long-term Capital Gain	65,112

2008 Distributions paid from:
Ordinary Income	14,501
Long-term Capital Gain	83,463
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$12,971

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(10,263)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(62,012)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Third Avenue Value VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Third Avenue Value VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $83,463 for the year ended December 31, 2008.

14

Transamerica U.S. Government Securities VP
(unaudited)
MARKET ENVIRONMENT
The sub-prime mortgage meltdown of 2007 continued to create problems in 2008, triggering unprecedented volatility in the financial markets and escalating to a full-blown credit crisis. As the situation deteriorated, several major financial institutions were either forced into bankruptcy or into the arms of more stable competitors.
In the second half of the year, it became apparent that the credit crisis had spread to banking systems in Europe and Asia, and fears of a global recession escalated. Governments around the world responded by implementing a number of fiscal and monetary stimulus programs. For example, both the U.K. and China announced multi-billion dollar stimulus packages in an attempt to revive their economies. In the U.S., these stimulative measures included a $700 billion financial rescue package, an unprecedented reduction in short-term interest rates, and commercial paper and bank debt guarantee programs, among others. During the final months of the year, however, unemployment continued to rise, credit availability for both consumers and businesses declined, consumer spending decelerated, and manufacturing slowed, suggesting more time and more stimulus may be necessary.
The poor market environment spawned a flight from higher-risk assets such as stocks and corporate bonds to the relative safety of U.S. government-backed securities. Increasing demand for Treasuries drove prices higher and, because they move inversely, yields lower. Against this backdrop, the Barclays Capital (formerly Lehman Brothers) Government Index (“BCG”) posted a 12.39% return. For most corporate bonds, the opposite occurred; as demand decreased, prices dropped. In some cases, the difference between Treasury and non-government yields (i.e., yield spreads) reached record levels. Within the mortgage sector, yield spreads on mortgage-backed securities issued by government agencies (e.g. Fannie Mae) widened slightly; however, the implicit government guarantee of these bonds, along with the government’s effort to manipulate mortgage rates, generally enabled them to outperform non-agency mortgage-backed securities. For corporate bonds, the lowest-quality bonds saw the greatest increase in yield spreads.
PERFORMANCE
For the year ended December 31, 2008, Transamerica U.S. Government Securities VP Initial Class returned 7.66%. By comparison its benchmark, BCG, returned 12.39%.
STRATEGY REVIEW
The primary detractor from the portfolio’s relative performance was a shorter-than-index duration as rates fell across the board. Relative performance also was hindered by our modest overweighting in corporate bonds. As spreads widened throughout the year, corporates became increasingly attractive from a long-term total return perspective, and we increased our allocation. However, corporates ultimately tracked growing economic weakness and weighed on the portfolio’s relative results. As the fear of deflation arose for the first time in many years, our modest position in Treasury Inflation-Protected Securities (“TIPS”), whose yields adjust with inflation, also pressured the portfolio’s performance. We increased our allocation to agency mortgage-backed securities later in the year as valuations became more attractive.
Derek S. Brown, CFA
Greg D. Haendel, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to October 1, 2008, Heidi Y. Hu was also a co-portfolio manager of this fund.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	7.66%	4.48%	4.53%	5.33%	05/13/1994
Barclays Capital Government Index*	12.39%	6.06%	6.16%	7.04%	05/13/1994
Service Class	7.42%	4.21%	N/A	3.83%	05/01/2003

NOTES

*	The Barclays Capital Government Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$1,056.36	0.60%	$3.10
Hypothetical (b)	1,000.00	1,022.12	0.60	3.05

Service Class
Actual	1,000.00	1,055.15	0.85	4.39
Hypothetical (b)	1,000.00	1,020.86	0.85	4.32

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

		Principal	Value
U.S. GOVERNMENT OBLIGATIONS (25.9%)
U.S. Treasury Bond
4.38%, due 02/15/2038 ^		$7,350	$9,844
4.50%, due 05/15/2038 ^		20,000	27,297
6.25%, due 08/15/2023 ^		15,000	20,459
8.00%, due 11/15/2021 ^		9,000	13,646
U.S. Treasury Inflation Indexed Bond
1.75%, due 01/15/2028 ^		30,455	28,137
3.38%, due 04/15/2032		3,662	4,515
U.S. Treasury Inflation Indexed Note
1.38%, due 07/15/2018 ^		25,117	23,490
U.S. Treasury Note
1.25%, due 11/30/2010 ^		1,170	1,183
2.75%, due 10/31/2013 ^		495	526
2.88%, due 06/30/2010 ^		11,500	11,909
3.75%, due 11/15/2018 ^		38,000	43,017
4.00%, due 08/15/2018 ^		979	1,131
4.88%, due 08/15/2016 ^		23,000	27,483
5.13%, due 05/15/2016 ^		10,000	12,109

Total U.S. Government Obligations (cost $206,465)			224,746

U.S. GOVERNMENT AGENCY OBLIGATIONS (38.8%)
Fannie Mae
4.25%, due 05/15/2009		6,500	6,591
4.50%, due 03/25/2017 - 04/25/2030		13,486	13,636
4.69%, due 08/01/2035 *		5,741	5,747
4.70%, due 07/01/2035 *		6,870	6,896
4.72%, due 10/01/2035 *		5,338	5,376
4.75%, due 04/25/2029		9,224	9,256
5.00%, due 06/25/2019 - 12/01/2038		82,161	83,741
5.50%, due 01/01/2038 - 10/01/2038		42,296	43,402
5.92%, due 07/01/2037 *		2,739	2,816
6.00%, due 11/01/2037 - 09/01/2038		35,316	36,395
Federal Home Loan Bank
3.00%, due 04/15/2009		13,000	13,100
5.00%, due 08/15/2012		1,909	1,911
Freddie Mac
3.63%, due 07/23/2010		10,000	10,151
3.75%, due 12/15/2011		3,634	3,643
4.00%, due 07/15/2014 - 10/15/2029		15,584	15,599
4.13%, due 12/21/2012 - 09/27/2013 ^		14,000	14,994
4.50%, due 02/15/2027		2,757	2,796
4.75%, due 11/15/2021		1,863	1,889
4.81%, due 06/01/2035 *		4,485	4,459
5.00%, due 08/15/2016 - 11/15/2032		22,387	22,751
5.50%, due 01/15/2029 - 09/01/2037		22,938	23,478
5.51%, due 08/01/2037 *		1,373	1,400
5.52%, due 09/01/2037 *		4,399	4,503
5.70%, due 03/01/2037 *		2,150	2,194

Total U.S. Government Agency Obligations (cost $331,416)			336,724

FOREIGN GOVERNMENT OBLIGATIONS (5.7%)
Bundesrepublik Deutschland
4.25%, due 07/04/2018	EUR	13,000	19,966
France Government Bond
4.00%, due 04/25/2018	EUR	5,500	8,026
U.K. Gilt
4.50%, due 03/07/2013	GBP	13,580	21,120

Total Foreign Government Obligations (cost $49,494)			49,112

MORTGAGE-BACKED SECURITIES (0.9%)
American Tower Trust
Series 2007-1A, Class AFX
5.42%, due 04/15/2037 -144A		$1,500	1,232
Bear Stearns Commercial Mortgage Securities
Series 2006-PW14, Class A4
5.20%, due 12/11/2038		1,000	816
Crown Castle Towers LLC
Series 2006-1A, Class AFX
5.24%, due 11/15/2036 -144A		2,000	1,663
Federal Home Loan Bank
Series 00-0582, Class H
4.75%, due 10/25/2010		2,021	2,051
Morgan Stanley Capital I
Series 2006-HQ10, Class A4
5.33%, due 11/12/2041		1,000	780
Wachovia Bank Commercial Mortgage Trust
Series 2006-C28, Class A4
5.57%, due 10/15/2048		1,000	768
Series 2007-C32, Class A3
5.74%, due 06/15/2049		1,000	733

Total Mortgage-Backed Securities (cost $9,497)			8,043

ASSET-BACKED SECURITY (0.0%)
USAA Auto Owner Trust
Series 2007-2, Class A2
5.04%, due 04/15/2010		198	198

Total Asset-Backed Security (cost $198)			198

CORPORATE DEBT SECURITIES (27.2%)
Aerospace & Defense (0.5%)
Honeywell International, Inc.
2.06%, due 03/13/2009 *		2,000	1,997
United Technologies Corp.
2.27%, due 06/01/2009 *		3,000	2,989
Automobiles (0.3%)
Daimler Finance North America LLC
2.43%, due 03/13/2009 *		3,000	2,892
Beverages (0.4%)
Sabmiller PLC
1.74%, due 07/01/2009 -144A *		3,000	2,991
6.20%, due 07/01/2011 -144A		1,122	1,111
Capital Markets (4.8%)
Goldman Sachs Group, Inc.
3.25%, due 06/15/2012 ^		20,000	20,866
Morgan Stanley
2.90%, due 12/01/2010 ^		20,000	20,523
Chemicals (0.1%)
Nalco Co.
7.75%, due 11/15/2011		1,000	960
The notes to the financial statements are an integral part of this report.

4

	Principal	Value
Commercial Banks (7.8%)
American Express Bank FSB
0.57%, due 10/20/2009 *	$2,000	$1,907
3.15%, due 12/09/2011 ^	20,000	20,159
Barclays Bank PLC
7.70%, due 04/25/2018 -144A ▪ ž	5,000	3,306
PNC Funding Corp.
2.30%, due 06/22/2012	10,000	10,100
6.13%, due 02/15/2009	470	471
SunTrust Banks, Inc.
3.00%, due 11/16/2011 ^	20,000	20,682
Wells Fargo & Co.
3.00%, due 12/09/2011 ^	10,000	10,397
Computers & Peripherals (0.5%)
Hewlett-Packard Co.
6.13%, due 03/01/2014	3,840	4,082
Consumer Finance (1.2%)
John Deere Capital Corp.
2.88%, due 06/19/2012 ^	10,000	10,285
Diversified Financial Services (5.4%)
American Honda Finance Corp.
7.63%, due 10/01/2018 -144A	2,000	1,965
Bank of America Corp.
3.13%, due 06/15/2012 ^	20,000	20,784
Caterpillar Financial Services Corp.
7.05%, due 10/01/2018	1,750	1,842
General Electric Capital Corp.
5.63%, due 05/01/2018	875	881
JPMorgan Chase & Co.
3.13%, due 12/01/2011 ^	20,000	20,779
Pemex Finance, Ltd.
9.03%, due 02/15/2011	423	431
Diversified Telecommunication Services (0.8%)
AT&T, Inc.
6.70%, due 11/15/2013 ^	3,300	3,496
Verizon Communications, Inc.
8.75%, due 11/01/2018 ^	3,000	3,520
Food & Staples Retailing (0.5%)
Safeway, Inc.
1.82%, due 03/27/2009 *	3,700	3,658
6.50%, due 03/01/2011 ^	1,115	1,118
Food Products (0.3%)
Cargill, Inc.
5.60%, due 09/15/2012 -144A	1,000	942
Kellogg Co.
4.25%, due 03/06/2013	1,000	968
Michael Foods, Inc.
8.00%, due 11/15/2013	1,500	1,290
Health Care Providers & Services (0.3%)
UnitedHealth Group, Inc.
2.30%, due 03/02/2009 *	2,400	2,377
Insurance (0.2%)
Metropolitan Life Global Funding I
5.75%, due 07/25/2011 -144A	850	818
Principal Financial Group, Inc.
8.20%, due 08/15/2009 -144A	1,000	1,008
Media (1.5%)
British Sky Broadcasting Group PLC
8.20%, due 07/15/2009	2,000	2,033
Comcast Cable Holdings LLC
9.80%, due 02/01/2012	1,000	1,054
Comcast Corp.
1.46%, due 07/14/2009 *	1,890	1,864
Disney Walt Co.
4.50%, due 12/15/2013	6,000	6,040
Time Warner, Inc.
2.41%, due 11/13/2009 ^ *	2,445	2,353
Metals & Mining (0.3%)
Arcelormittal
5.38%, due 06/01/2013 ^	1,300	980
BHP Billiton Finance, Ltd.
5.13%, due 03/29/2012	1,000	941
Rio Tinto Finance USA, Ltd.
5.88%, due 07/15/2013 ^	1,000	797
Oil, Gas & Consumable Fuels (1.5%)
Anadarko Petroleum Corp.
2.40%, due 09/15/2009 *	3,430	3,282
Burlington Resources Finance Co.
6.50%, due 12/01/2011	1,500	1,532
Enterprise Products Operating LLC
4.63%, due 10/15/2009 ^	3,000	2,906
Premcor Refining Group, Inc.
6.13%, due 05/01/2011	1,000	1,014
Ras Laffan Liquefied Natural Gas Co., Ltd.
3.44%, due 09/15/2009 -144A	673	635
Sempra Energy
9.80%, due 02/15/2019	3,000	3,347
Real Estate Investment Trusts (0.2%)
Hospitality Properties Trust
6.75%, due 02/15/2013	1,000	619
Westfield Capital Corp.
4.38%, due 11/15/2010 -144A	1,000	809
Real Estate Management & Development (0.1%)
Duke Realty, LP
5.63%, due 08/15/2011	1,000	774
Road & Rail (0.5%)
Burlington Northern Santa Fe Corp.
6.13%, due 03/15/2009	2,190	2,195
Norfolk Southern Corp.
6.20%, due 04/15/2009	1,742	1,744

Total Corporate Debt Securities (cost $232,026)		236,514

CONVERTIBLE BOND (0.6%)
Capital Markets (0.6%)
Merrill Lynch & Co., Inc.
Zero Coupon, due 03/13/2032	5,000	5,400

Total Convertible Bond (cost $5,113)		5,400

REPURCHASE AGREEMENT (0.3%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $2,672 on 01/02/2009 à •	2,672	2,672

Total Repurchase Agreement (cost $2,672)		2,672

The notes to the financial statements are an integral part of this report.

5

	Shares	Value
SECURITIES LENDING COLLATERAL (16.4%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à ▲	141,905,628	$141,906

Total Securities Lending Collateral (cost $141,906)		141,906

Total Investment Securities (cost $978,787) #		$1,005,315

FORWARD FOREIGN CURRENCY CONTRACTS:

			Amount in U.S.	Net Unrealized
	Bought	Settlement	Dollars Bought	Appreciation
Currency	(Sold)	Date	(Sold)	(Depreciation)
Euro	(19,310)	1/30/2009	$(24,713)	$(2,091)
British Pound Sterling	(14,197)	1/30/2009	(22,597)	2,206

			$(47,310)	$115

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $139,050.

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

ž	The security has a perpetual maturity. The date shown is the next call date.

▪	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 12/31/2008.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 1.55%, a maturity date of 08/15/2036, and with a market value plus accrued interest of $2,726.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $979,269. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $32,821 and $6,775, respectively. Net unrealized appreciation for tax purposes is $26,046.
DEFINITIONS:
144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $16,480, or 1.90% of the Fund’s net assets.

FSB	Full-Service Bank

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company

EUR	Euro

GBP	British Pound Sterling
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities				Other Financial Instruments*
Level 1	Level 2	Level 3	Total Investments in Securities	Level 1	Level 2	Level 3
$141,906	$863,409	$—	$1,005,315	$—	$115	$—

*	Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $978,787) (including securities loaned of $139,050)	$1,005,315
Receivables:
Investment securities sold	14
Shares sold	370
Interest	5,679
Income from loaned securities	204
Unrealized appreciation on forward foreign currency contracts	2,206

1,013,788

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	1,019
Management and advisory fees	428
Distribution and service fees	139
Transfer agent fees	2
Administration fees	16
Payable for collateral for securities on loan	141,906
Unrealized depreciation on forward foreign currency contracts	2,091
Other	45

145,646

Net Assets	$868,142

Net Assets Consist of:
Capital Stock ($.01 par value)	$679
Additional paid-in capital	826,019
Undistributed net investment income	16,952
Accumulated net realized loss from investment securities, futures, and foreign currency transactions	(2,147)
Net unrealized appreciation on:
Investment securities	26,528
Translation of assets and liabilities denominated in foreign currencies	111

Net Assets	$868,142

Net Assets by Class:
Initial Class	$247,964
Service Class	620,178
Shares Outstanding:
Initial Class	19,624
Service Class	48,239
Net Asset Value and Offering Price Per Share:
Initial Class	$12.64
Service Class	12.86
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Interest	15,921
Income from loaned securities-net	1,107

17,028

Expenses:
Management and advisory fees	2,291
Printing and shareholder reports	28
Custody fees	42
Administration fees	83
Legal fees	16
Audit fees	18
Trustees fees	11
Transfer agent fees	12
Distribution and service fees:
Service Class	570
Other	5

Total expenses	3,076

Net Investment Income	13,952

Net Realized Gain from:
Investment securities	5,603
Futures contracts	(2,805)
Foreign currency transactions	2,999

5,797

Net Increase in Unrealized Appreciation on:
Investment securities	23,892
Translation of assets and liabilities denominated in foreign currencies	111

24,003

Net Realized and Unrealized Gain	29,800

Net Increase In Net Assets Resulting from Operations	$43,752

The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$13,952	$7,627
Net realized gain (loss) from investment securities, futures contracts, and foreign currency transactions	5,797	(951)
Change in net unrealized appreciation on investment securities and foreign currency translation	24,003	3,140

Net increase in net assets resulting from operations	43,752	9,816

Distributions to Shareholders:
From net investment income:
Initial Class	(3,914)	(7,070)
Service Class	(3,713)	(1,119)

	(7,627)	(8,189)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	152,653	27,588
Service Class	648,401	40,835

	801,054	68,423

Dividends and distributions reinvested:
Initial Class	3,914	7,070
Service Class	3,713	1,118

	7,627	8,188

Cost of shares redeemed:
Initial Class	(69,481)	(50,975)
Service Class	(83,060)	(24,028)

	(152,541)	(75,003)

Net increase in net assets from capital shares transactions	656,140	1,608

Net increase in net assets	692,265	3,235

Net Assets:
Beginning of year	175,877	172,642

End of year	$868,142	$175,877

Undistributed Net Investment Income	$16,952	$7,628

Share Activity:
Shares issued:
Initial Class	12,521	2,303
Service Class	52,484	3,340

	65,005	5,643

Shares issued-reinvested from distributions:
Initial Class	324	610
Service Class	302	95

	626	705

Shares redeemed:
Initial Class	(5,696)	(4,273)
Service Class	(6,690)	(2,001)

	(12,386)	(6,274)

Net increase in shares outstanding:
Initial Class	7,149	(1,360)
Service Class	46,096	1,434

	53,245	74

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.00	$11.86	$11.94	$12.32	$12.42
Investment Operations
Net investment income(a)	0.44	0.54	0.52	0.43	0.40
Net realized and unrealized gain (loss)	0.47	0.16	(0.14)	(0.15)	—

Total operations	0.91	0.70	0.38	0.28	0.40

Distributions
From net investment income	(0.27)	(0.56)	(0.44)	(0.50)	(0.44)
From net realized gains	—	—	(0.02)	(0.16)	(0.06)

Total distributions	(0.27)	(0.56)	(0.46)	(0.66)	(0.50)

Net Asset Value
End of year	$12.64	$12.00	$11.86	$11.94	$12.32

Total Return(b)	7.66%	6.05%	3.27%	2.23%	3.30%
Net Assets End of Year (000’s)	$247,964	$149,664	$164,070	$186,335	$211,847
Ratio and Supplemental Data
Expenses to average net assets	0.60%	0.62%	0.62%	0.67%	0.72%
Net investment income, to average net assets	3.60%	4.56%	4.41%	3.50%	3.19%
Portfolio turnover rate	200%	170%	184%	92%	82%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.23	$12.09	$12.18	$12.53	$12.64
Investment Operations
Net investment income(a)	0.39	0.52	0.51	0.41	0.37
Net realized and unrealized gain (loss)	0.51	0.16	(0.14)	(0.16)	(0.01)

Total operations	0.90	0.68	0.37	0.25	0.36

Distributions
From net investment income	(0.27)	(0.54)	(0.44)	(0.44)	(0.41)
From net realized gains	—	—	(0.02)	(0.16)	(0.06)

Total distributions	(0.27)	(0.54)	(0.46)	(0.60)	(0.47)

Net Asset Value
End of year	$12.86	$12.23	$12.09	$12.18	$12.53

Total Return(b)	7.42%	5.78%	3.06%	1.98%	2.90%
Net Assets End of Year (000’s)	$620,178	$26,213	$8,572	$7,558	$5,250
Ratio and Supplemental Data
Expenses to average net assets	0.85%	0.87%	0.87%	0.92%	0.97%
Net investment income, to average net assets	3.14%	4.29%	4.27%	3.27%	2.97%
Portfolio turnover rate	200%	170%	184%	92%	82%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica U.S. Government Securities also changed its name to Transamerica U.S. Government Securities VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Forward foreign currency contracts: The Fund may enter into forward foreign currency contracts to hedge against exchange rate risk arising from investments in securities denominated in foreign currencies. Contracts are valued at the contractual forward rate and are marked to market daily, with the change in value recorded as an unrealized gain or loss. When the contracts are settled a realized gain or loss is incurred. Risks may arise from changes in market value of the underlying currencies and from the possible inability of counterparties to meet the terms of their contracts.
Open forward foreign currency contracts at December 31, 2008 are listed in the Schedule of Investments.
Futures contracts: The Fund may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of Fund assets owned by affiliated investment companies at December 31, 2008:

	Net	% of Net
	Assets	Assets
Transamerica Asset Allocation-Conservative VP	$7,217	0.83%

Total	$7,217	0.83%

Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following rate:
          0.55% of average daily net assets
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
          0.63% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses.
The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $36 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$691,327
U.S. Government	736,980

Proceeds from maturities and sales of securities:
Long-term	526,562
U.S. Government	290,525
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$2,999
Undistributed (accumulated) net realized gain (loss) from investment securities	$(2,999)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$204	December 31, 2015
The capital loss carryforward utilized during the year ended December 31, 2008 was $4,391.
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$8,189
Long-term Capital Gain	—

2008 Distributions paid from:
Ordinary Income	7,627
Long-term Capital Gain	—
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$16,989

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(204)

Post October Capital Loss Deferral	$(1,459)

Post October Currency Loss Deferral	$(41)

Net Unrealized Appreciation (Depreciation)	$26,159

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica U.S. Government Securities VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica U.S. Government Securities VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

15

Transamerica Value Balanced VP
(unaudited)
MARKET ENVIRONMENT
The year ended December 31, 2008, was exceptionally challenging for investors. As problems in the credit markets spread to other segments of the economy, unemployment rose to 7.2%, home prices fell for the third consecutive year, consumer confidence declined, and U.S. gross domestic product (“GDP”) shrank. The financial markets responded to these events with substantial losses.
The credit problems in the financial sector and a near-freeze in the funding market prompted the U.S. government to intervene early in the year with a $168 billion economic stimulus package intended to stave off an economic collapse. However, in the second quarter it became evident that the credit crisis had spread not only beyond the financial sector but also beyond U.S. borders. Subsequent attempts to stabilize the U.S. monetary system and economy with capital injections came from the Federal Reserve Board (“Fed”) and the federal government. Further, throughout the course of the year, the Fed lowered short-term interest rates from 4.25% to an unprecedented target range of 0-0.25%. China and Europe also cut interest rates in an effort to stimulate growth.
The poor credit market and economic environment spawned a flight from higher-risk assets such as stocks and corporate bonds to the relative safety of U.S. government-backed securities. Increasing demand for Treasuries drove prices higher and, because they move in opposition, yields lower. As the risk aversion escalated, the difference between Treasury and non-government yields reached record levels in some cases.
As the year came to a close, falling energy prices and the historic election of the 44th U.S. President gave the markets a much-needed confidence boost. Investor confidence plummeted once again, however, when the “Big Three” automakers announced they were unable to continue funding operations without government assistance, sending ripples throughout the markets, especially among industrial suppliers to the automakers.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Value Balanced VP Initial Class returned (30.54)%. By comparison its primary and secondary benchmarks, the Russell 1000® Value Index and the Barclays Capital (formerly Lehman Brothers) Aggregate U.S. Bond Index, returned (36.85)% and 5.24%, respectively.
STRATEGY REVIEW
On the equity side of the portfolio, the underperformance is due largely to the weak returns posted by select holdings in energy (e.g., Transocean, Ltd. and Valero Energy Corp.) and industrials (e.g., McDermott International, Inc. and Aegean Marine Petroleum Network, Inc.), which were severely impacted by the weakening economy in the second half of the year. Because many of our industrials holdings were in some way tied to the energy sector and the emerging markets, they suffered as well; we sold positions in the two biggest detractors in the sector. We significantly reduced our weighting in the energy sector as well, but maintained positions in companies we believe will benefit first from a market rebound. The largest individual detractor to the portfolio was investment management company AllianceBernstein Holding, LP. The company experienced a decline in its assets under management as a result of the falling financial markets.
Helping to offset some of the portfolio’s losses was the solid performance of individual stocks in the materials sector. For example, the portfolio’s strongest relative contributor was Fording Canadian Coal Trust, a miner of coking coal, which is a key raw material for certain steel mills. During the period, Fording Canadian Coal Trust was purchased at a premium to its stock price by mining giant Teck Cominco Limited.
On the fixed-income side, a shorter-than-index duration as well as an overweighting of non-government sectors (i.e., investment-grade corporate securities and agency mortgage securities), which lagged the Treasury sector, were the primary sources of underperformance. Among investment-grade corporate bonds, we had no exposure to the most distressed companies in the troubled financial services sector. On the mortgage side, our emphasis was on short-duration agency collateralized mortgage obligations, which were less volatile than other mortgage securities. As the credit crisis expanded to other parts of the market and world, we pared back our exposure to corporates.
Greg D. Haendel, CFA
Geoffrey I. Edelstein, CFA, CIC
Derek S. Brown, CFA
Scott L. Dinsdale, CFA
Kirk R. Feldhus
Brian W. Westhoff, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(30.54)%	0.03%	1.63%	5.22%	01/03/1995
Russell 1000 Value*	(36.85)%	(0.79)%	1.36%	8.20%	01/03/1995
Barclays Capital Aggregate U.S. Bond Index*	5.24%	4.65%	5.63%	6.86%	01/03/1995
Service Class	(30.70)%	(0.20)%	N/A	2.38%	05/01/2003

NOTES

*	The Russell 1000 Value Index and Barclays Capital Aggregate U.S. Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$736.12	0.83%	$3.62
Hypothetical (b)	1,000.00	1,020.96	0.83	4.22

Service Class
Actual	1,000.00	735.17	1.08	4.71
Hypothetical (b)	1,000.00	1,019.71	1.08	5.48

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by asset type of the Fund’s total investment.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT OBLIGATIONS (2.5%)
U.S. Treasury Bond
4.38%, due 02/15/2038	$2,705	$3,623
5.00%, due 05/15/2037	500	725
U.S. Treasury Inflation Indexed Bond, TIPS
1.75%, due 01/15/2028	1,034	955
U.S. Treasury Inflation Indexed Note, TIPS
1.38%, due 07/15/2018	372	348

Total U.S. Government Obligations (cost $4,534)		5,651

U.S. GOVERNMENT AGENCY OBLIGATIONS (19.7%)
Fannie Mae
4.72%, due 10/01/2035 *	2,349	2,366
5.00%, due 05/01/2018- 03/01/2036	7,094	7,261
5.50%, due 08/01/2017- 01/01/2038	7,404	7,608
6.00%, due 08/01/2036- 12/01/2037	6,629	6,832
Freddie Mac
4.00%, due 10/15/2029	2,218	2,208
4.25%, due 10/15/2026	2,387	2,396
4.81%, due 06/01/2035 *	1,891	1,880
5.00%, due 04/01/2018- 02/01/2036	9,862	10,056
5.50%, due 09/01/2018- 11/01/2018	1,804	1,865
5.52%, due 09/01/2037 *	2,540	2,600

Total U.S. Government Agency Obligations (cost $44,306)		45,072

MORTGAGE-BACKED SECURITIES (2.4%)
American Tower Trust
Series 2007-1A, Class C
5.62%, due 04/15/2037-144A	1,090	732
Bear Stearns Commercial Mortgage Securities
Series 2006-PW14, Class A4
5.20%, due 12/11/2038	1,650	1,346
Morgan Stanley Capital I
Series 2006-HQ10, Class A4
5.33%, due 11/12/2041	1,720	1,341
SBA Commercial Mortgage-Backed Securities Trust
Series 2006-1A, Class A
5.31%, due 11/15/2036-144A	900	720
Wachovia Bank Commercial Mortgage Trust
Series 2006-C28, Class A4
5.57%, due 10/15/2048	1,649	1,267

Total Mortgage-Backed Securities (cost $7,022)		5,406

ASSET-BACKED SECURITY (0.4%)
USAA Auto Owner Trust
Series 2008-2, Class A3
4.64%, due 10/15/2012	970	923

Total Asset-Backed Security (cost $970)		923

CORPORATE DEBT SECURITIES (15.1%)
Airlines (0.2%)
Delta Air Lines, Inc.
7.57%, due 11/18/2010	580	487
Automobiles (0.8%)
Daimler Finance North America LLC
2.43%, due 03/13/2009 *	920	887
8.00%, due 06/15/2010	1,000	941
Beverages (0.4%)
Diageo Capital PLC
5.75%, due 10/23/2017	1,025	992
Capital Markets (0.4%)
Merrill Lynch & Co., Inc.
5.45%, due 02/05/2013	1,050	1,009
Commercial Banks (1.6%)
American Express Bank FSB
0.57%, due 10/20/2009 *	1,165	1,111
Barclays Bank PLC
7.70%, due 04/25/2018 -144A ž	870	575
PNC Bank NA
6.88%, due 04/01/2018	855	910
Wells Fargo Bank NA
4.75%, due 02/09/2015	1,015	1,027
Computers & Peripherals (0.4%)
Hewlett-Packard Co.
6.13%, due 03/01/2014	865	920
Construction Materials (0.2%)
CRH America, Inc.
5.30%, due 10/15/2013	650	457
Consumer Finance (0.4%)
Discover Financial Services
2.63%, due 06/11/2010 *	947	811
Diversified Financial Services (0.9%)
American Honda Finance Corp.
3.86%, due 01/29/2010 -144A *	1,040	1,029
Glencore Funding LLC
6.00%, due 04/15/2014 -144A	935	379
Pemex Finance, Ltd.
9.03%, due 02/15/2011	585	597
Diversified Telecommunication Services (0.9%)
AT&T, Inc.
6.70%, due 11/15/2013	870	922
Verizon Communications, Inc.
8.75%, due 11/01/2018	975	1,144
Food & Staples Retailing (0.6%)
Safeway, Inc.
6.25%, due 03/15/2014	865	869
Stater Brothers Holdings, Inc.
8.13%, due 06/15/2012	600	543
Food Products (0.7%)
Cargill, Inc.
5.60%, due 09/15/2012 -144A	1,083	1,020
Michael Foods, Inc.
8.00%, due 11/15/2013	700	602
Hotels, Restaurants & Leisure (0.2%)
Royal Caribbean Cruises, Ltd.
8.75%, due 02/02/2011	523	403
Household Products (0.2%)
Kimberly-Clark Corp.
6.63%, due 08/01/2037	415	466
Insurance (0.1%)
Oil Insurance, Ltd.
7.56%, due 06/30/2011 -144A ž	650	245
IT Services (0.2%)
Aramark Corp.
8.50%, due 02/01/2015	450	407
Machinery (0.2%)
Tyco Electronics Group SA
6.55%, due 10/01/2017	652	548
Media (2.0%)
Comcast Corp.
1.46%, due 07/14/2009 *	1,000	986
The notes to the financial statements are an integral part of this report.

4

	Principal	Value
Media (continued)
Walt Disney Co.
4.50%, due 12/15/2013	$1,030	$1,037
News America Holdings, Inc.
7.75%, due 12/01/2045	610	595
Time Warner Cable, Inc.
6.75%, due 07/01/2018	950	915
Viacom, Inc.
2.27%, due 06/16/2009 *	925	908
Metals & Mining (0.2%)
Arcelormittal
5.38%, due 6/1/2013	565	426
Oil, Gas & Consumable Fuels (1.6%)
Energy Transfer Partners, LP
9.70%, due 03/15/2019	1,000	1,030
Enterprise Products Operating LLC
4.63%, due 10/15/2009	980	949
PetroHawk Energy Corp.
9.13%, due 07/15/2013	720	583
Sempra Energy
9.80%, due 2/15/2019	855	954
Paper & Forest Products (0.6%)
Celulosa Arauco y Constitucion SA
8.63%, due 08/15/2010	1,240	1,288
Real Estate Investment Trusts (1.0%)
PPF Funding, Inc.
5.35%, due 04/15/2012 -144A	1,800	1,364
Wea Finance LLC / WCI Finance LLC
5.40%, due 10/01/2012 -144A	1,155	886
Real Estate Management & Development (0.8%)
Duke Realty, LP
5.63%, due 08/15/2011	1,230	951
Post Apartment Homes, LP
6.30%, due 06/01/2013	1,247	1,004
Road & Rail (0.5%)
Hertz Corp.
8.88%, due 01/01/2014	400	246
Norfolk Southern Corp.
6.20%, due 04/15/2009	1,000	1,001

Total Corporate Debt Securities (cost $37,948)		34,424

	Shares
COMMON STOCKS (54.7%)
Aerospace & Defense (1.9%)
Boeing Co.	28,515	1,217
Raytheon Co.	63,591	3,246
Auto Components (1.0%)
BorgWarner, Inc.	100,422	2,186
Capital Markets (2.3%)
AllianceBernstein Holding, LP	175,118	3,641
BlackRock, Inc. -Class A	11,845	1,589
Chemicals (1.4%)
Praxair, Inc.	53,900	3,199
Construction & Engineering (0.9%)
Jacobs Engineering Group, Inc. ‡	41,699	2,006
Diversified Financial Services (2.7%)
Bank of America Corp.	145,979	2,055
CME Group, Inc. -Class A	8,405	1,749
JPMorgan Chase & Co.	75,000	2,365
Diversified Telecommunication Services (1.4%)
AT&T, Inc.	108,378	3,089
Electronic Equipment & Instruments (0.7%)
Tyco Electronics, Ltd.	102,900	1,668
Energy Equipment & Services (1.0%)
Transocean, Ltd. ‡	47,489	2,244
Food Products (1.3%)
Kraft Foods, Inc. -Class A	110,723	2,973
Health Care Equipment & Supplies (1.3%)
Becton Dickinson & Co.	43,542	2,978
Household Products (2.6%)
Colgate-Palmolive Co.	56,000	3,838
Kimberly-Clark Corp.	40,000	2,109
Industrial Conglomerates (1.6%)
General Electric Co.	224,920	3,644
Insurance (0.8%)
MetLife, Inc.	51,000	1,778
Life Sciences Tools & Services (1.3%)
Thermo Fisher Scientific, Inc. ‡	85,000	2,896
Media (1.7%)
Walt Disney Co.	175,000	3,971
Metals & Mining (1.3%)
Cia Vale do Rio Doce -Class B ADR	246,000	2,979
Multi-Utilities (1.4%)
Dominion Resources, Inc.	90,000	3,226
Oil, Gas & Consumable Fuels (7.3%)
Anadarko Petroleum Corp.	85,000	3,277
BP PLC ADR	68,315	3,193
Exxon Mobil Corp.	80,900	6,458
XTO Energy, Inc.	110,000	3,880
Pharmaceuticals (8.0%)
Bristol-Myers Squibb Co.	294,999	6,859
Merck & Co., Inc.	228,200	6,937
Pfizer, Inc.	180,600	3,198
Teva Pharmaceutical Industries, Ltd. ADR	31,838	1,355
Real Estate Investment Trusts (1.2%)
Plum Creek Timber Co., Inc.	77,400	2,689
Road & Rail (1.8%)
Union Pacific Corp.	86,500	4,135
Software (3.0%)
Microsoft Corp.	272,903	5,305
Oracle Corp. ‡	85,181	1,510
Specialty Retail (0.7%)
Home Depot, Inc.	69,182	1,592
Textiles, Apparel & Luxury Goods (0.8%)
Nike, Inc. -Class B	35,424	1,807
Tobacco (5.3%)
Lorillard, Inc.	90,000	5,071
Philip Morris International, Inc.	160,000	6,962

Total Common Stocks (cost $142,299)		124,874

	Principal
REPURCHASE AGREEMENT (4.1%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $9,271 on 01/02/2009 à •	$9,271	9,271

Total Repurchase Agreement (cost $9,271)		9,271

Total Investment Securities (cost $246,350) #		$225,621

The notes to the financial statements are an integral part of this report.

5

At December 31, 2008
(all amounts in thousands)

NOTES TO SCHEDULE OF INVESTMENTS:

*	Floating or variable rate note. Rate is listed as of 12/31/2008.

Ž	The security has a perpetual maturity. The date shown is the next call date.

▪	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 12/31/2008.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $10,000.

à	State Street Bank & Trust company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $245,569. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $18,850 and $38,798, respectively. Net unrealized depreciation for tax purposes is $19,948.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 12/31/2008, these securities aggregated $6,950, or 3.06% of the Fund’s net assets.

ADR	American Depositary Receipt

FSB	Full Service Bank

LLC	Limited Liability Company

LP	Limited Partnership

NA	National Association

PLC	Public Limited Company

TIPS	Treasury Inflation Protected Securities
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$124,874	$100,747	$—	$225,621
The notes to the financial statements are an integral part of this report.

6

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $246,350)	$225,621
Receivables:
Investment securities sold	1,431
Shares sold	2
Interest	777
Dividends	529

228,360

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	62
Management and advisory fees	152
Distribution and service fees	2
Administration fees	4
Other	70

290

Net Assets	$228,070

Net Assets Consist of:
Capital Stock ($.01 par value)	$265
Additional paid-in capital	267,235
Undistributed net investment income	11,335
Accumulated net realized loss from investment securities and futures	(30,036)
Net unrealized depreciation on:
Investment securities	(20,729)

Net Assets	$228,070

Net Assets by Class:
Initial Class	$220,482
Service Class	7,588
Shares Outstanding:
Initial Class	25,675
Service Class	852
Net Asset Value and Offering Price Per Share:
Initial Class	$8.59
Service Class	8.90
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $10)	$7,121
Interest	5,591

12,712

Expenses:
Management and advisory fees	2,373
Printing and shareholder reports	34
Custody fees	44
Administration fees	63
Legal fees	13
Audit fees	18
Trustees fees	9
Transfer agent fees	6
Distribution and service fees:
Service Class	18
Other	7

Total expenses	2,585

Net Investment Income	10,127

Net Realized Loss from:
Investment securities	(28,738)
Futures contracts	2

(28,736)

Net Decrease in Unrealized Depreciation on:
Investment securities	(91,721)

Net Realized and Unrealized Loss	(120,457)

Net Decrease In Net Assets Resulting from Operations	$(110,330)

The notes to the financial statements are an integral part of this report.

7

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$10,127	$12,017
Net realized gain (loss) from investment securities and futures contracts	(28,736)	30,560
Change in net unrealized depreciation on investment securities	(91,721)	(13,892)

Net increase (decrease) in net assets resulting from operations	(110,330)	28,685

Distributions to Shareholders:
From net investment income:
Initial Class	(10,929)	(10,590)
Service Class	(312)	(186)

	(11,241)	(10,776)

From net realized gains:
Initial Class	(29,008)	(6,513)
Service Class	(878)	(123)

	(29,886)	(6,636)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	10,753	12,437
Service Class	9,619	2,569

	20,372	15,006

Dividends and distributions reinvested:
Initial Class	39,937	17,103
Service Class	1,190	310

	41,127	17,413

Cost of shares redeemed:
Initial Class	(76,455)	(88,531)
Service Class	(6,633)	(2,105)

	(83,088)	(90,636)

Net decrease in net assets from capital shares transactions	(21,589)	(58,217)

Net decrease in net assets	(173,046)	(46,944)

Net Assets:
Beginning of year	401,116	448,060

End of year	$228,070	$401,116

Undistributed Net Investment Income	$11,335	$12,261

Share Activity:
Shares issued:
Initial Class	924	875
Service Class	819	173

	1,743	1,048

Shares issued-reinvested from distributions:
Initial Class	3,563	1,244
Service Class	102	22

	3,665	1,266

Shares redeemed:
Initial Class	(6,556)	(6,176)
Service Class	(580)	(143)

	(7,136)	(6,319)

Net decrease in shares outstanding:
Initial Class	(2,069)	(4,057)
Service Class	341	52

	(1,728)	(4,005)

The notes to the financial statements are an integral part of this report.

8

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$14.19	$13.88	$12.88	$13.48	$12.41
Investment Operations
Net investment income(a)	0.38	0.40	0.36	0.31	0.36
Net realized and unrealized gain (loss)	(4.33)	0.51	1.52	0.51	0.86

Total operations	(3.95)	0.91	1.88	0.82	1.22

Distributions
From net investment income	(0.45)	(0.37)	(0.35)	(0.36)	(0.15)
From net realized gains	(1.20)	(0.23)	(0.53)	(1.06)	—

Total distributions	(1.65)	(0.60)	(0.88)	(1.42)	(0.15)

Net Asset Value
End of year	$8.59	$14.19	$13.88	$12.88	$13.48

Total Return(b)	(30.54)%	6.72%	15.27%	6.59%	9.96%
Net Assets End of Year (000’s)	$220,482	$393,632	$441,492	$462,906	$525,519
Ratio and Supplemental Data
Expenses to average net assets	0.81%	0.83%	0.83%	0.85%	0.84%
Net investment income, to average net assets	3.20%	2.79%	2.70%	2.34%	2.88%
Portfolio turnover rate	58%	45%	41%	58%	98%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$14.64	$14.31	$13.25	$13.86	$12.74
Investment Operations
Net investment income(a)	0.36	0.37	0.34	0.28	0.37
Net realized and unrealized gain (loss)	(4.47)	0.54	1.57	0.52	0.87

Total operations	(4.11)	0.91	1.91	0.80	1.24

Distributions
From net investment income	(0.43)	(0.35)	(0.32)	(0.35)	(0.12)
From net realized gains	(1.20)	(0.23)	(0.53)	(1.06)	—

Total distributions	(1.63)	(0.58)	(0.85)	(1.41)	(0.12)

Net Asset Value
End of year	$8.90	$14.64	$14.31	$13.25	$13.86

Total Return(b)	(30.70)%	6.46%	15.04%	6.21%	9.83%
Net Assets End of Year (000’s)	$7,588	$7,484	$6,568	$5,240	$3,711
Ratio and Supplemental Data
Expenses to average net assets	1.06%	1.08%	1.08%	1.10%	1.10%
Net investment income, to average net assets	3.07%	2.53%	2.45%	2.09%	2.81%
Portfolio turnover rate	58%	45%	41%	58%	98%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

9

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Transamerica Value Balanced also changed its name to Transamerica Value Balanced VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Futures contracts: The Fund may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Transamerica Investment Management, LLC (“TIM”) is both an affiliate of the Fund and is a sub-adviser of the Fund.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $500 million	0.75%
Over $500 million up to $1 billion	0.65%
Over $1 billion	0.60%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)

NOTE 2. (continued)
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $9 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$148,685
U.S. Government	34,016

Proceeds from maturities and sales of securities:
Long-term	200,958
U.S. Government	46,692
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$188
Undistributed (accumulated) net realized gain (loss) from investment securities	$(188)

12

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$28,035	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$12,884
Long-term Capital Gain	4,528

2008 Distributions paid from:
Ordinary Income	14,802
Long-term Capital Gain	26,325
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$9,855

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(28,035)

Post October Capital Loss Deferral	$(1,302)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(19,948)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

13

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Value Balanced VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Value Balanced VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

Tampa, Florida
February 25, 2009

14

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $26,325 for the year ended December 31, 2008.

15

Transamerica Van Kampen Active International Allocation VP
(unaudited)
MARKET ENVIRONMENT
Economic reports continue to confirm the worst global synchronized slowdown in at least three decades. Along with a plunge in industrial activity, consumers in Europe, Japan and the U.S. drastically reduced spending. The good news is that the cost of gasoline has fallen sharply and the global authorities have started to implement massive fiscal stimulus to slash taxes and short-term interest rates. Equally important, we think, was the Federal Reserve Board’s (“Fed”) decision to buy $500-$600 billion of mortgage debt directly from the Government Sponsored Enterprises (“GSEs”) and $200-$300 billion of asset-backed securities to support consumer lending. Fed Chairman Bernanke also said the Fed is open to buying longer-dated Treasuries and possibly even corporate debt.
Resolutions of every prior major banking crisis were elusive until bad assets were removed (or written off) from the banks’ balance sheets. This has not completely happened yet in the U.S. and Europe. Everything governments and central banks have done to encourage the pricing and clearing of these assets (including TARP) has been helpful; but up to now, insufficient in our view. That said, governments and central banks have so far been able to buy time as they wind down the shadow banking system and work to repair the financial system and credit conduits.
We believe equity markets are oversold and prone to sharp tactical rallies, as the economic, fiscal and monetary news unfolds. Our work shows us that equity valuations are reasonably priced, but not necessarily cheap, given the level of economic and financial distress. We remain cautious.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Van Kampen Active International Allocation VP Initial Class returned (38.83%). By comparison its benchmark, Morgan Stanley Capital International — Europe, Australasia, Far East Index (“MSCI-EAFE”), returned (43.06%).
STRATEGY REVIEW
Relative to the MSCI-EAFE, the portfolio’s outperformance was largely attributable to the portfolio’s underweight position in the poorly performing financial sector, combined with strong stock selection in the consumer discretionary sector. However, these effects were slightly offset by an overweight to the technology sector.
We positioned the portfolio cyclically in the first half of the year and more defensively in the latter half. On average, the portfolio held approximately 6% cash in the second half, which we reduced to about 3% during December, due to the oversold condition of the market.
Ann D. Thivierge

Portfolio Manager
Morgan Stanley Investment Management Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(38.83)%	2.89%	0.58%	3.40%	04/08/1991
MSCI-EAFE *	(43.06)%	2.10%	1.18%	4.46%	04/08/1991
Service Class	(39.05)%	2.62%	N/A	7.63%	05/01/2003

NOTES

*	The Morgan Stanley Capital International-Europe, Australasia, Far East (MSCI-EAFE) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
International investing involves special risks including fluctuations, political instability and different financial accounting standards. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$675.01	1.07%	$4.51
Hypothetical (b)	1,000.00	1,019.76	1.07	5.43

Service Class
Actual	1,000.00	673.24	1.32	5.55
Hypothetical (b)	1,000.00	1,018.50	1.32	6.70

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Region
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by region of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
CONVERTIBLE PREFERRED STOCK (0.0%)
Australia (0.0%)
Bbi Eps, Ltd., 5.05% ▲	230	$	♦

Total Convertible Preferred Stock (cost $1)			♦

PREFERRED STOCKS (0.3%)
Brazil (0.0%)
All America Latina Logistica SA, 0.42% ▲	10,200		43
Sadia SA, 0.33% ▲	18,201		29
Germany (0.3%)
Henkel AG & Co. KGAA, 1.97% ▲	3,471		109
Porsche AG, 0.72% ▲	1,479		116
RWE AG, 5.18% ▲	569		43
Volkswagen AG, 1.98% ▲	1,090		59

Total Preferred Stocks (cost $787)			399

COMMON STOCKS (92.9%)
Australia (1.3%)
AGL Energy, Ltd.	3,114		33
Alumina, Ltd.	6,401		6
Amcor, Ltd.	12,906		52
AMP, Ltd.	8,267		32
Ansell, Ltd.	989		9
Apa Group	957		2
Asciano Group	2,862		3
Australia & New Zealand Banking Group, Ltd.	1,950		21
BHP Billiton, Ltd. ^	18,974		403
BlueScope Steel, Ltd.	4,251		10
Boral, Ltd.	8,531		28
Brambles, Ltd.	6,121		32
Caltex Australia, Ltd.	2,753		14
Coca-Cola Amatil, Ltd.	3,361		22
Commonwealth Bank of Australia	1,569		32
CSL, Ltd.	1,321		31
CSR, Ltd.	14,820		18
Fairfax Media, Ltd. ^	6,287		7
Foster’s Group, Ltd.	12,709		49
Insurance Australia Group, Ltd.	10,893		30
Leighton Holdings, Ltd. ^	1,102		21
Lend Lease Corp., Ltd.	3,087		16
Macquarie Group, Ltd. ^	1,280		26
Macquarie Infrastructure Group ^	14,523		17
National Australia Bank, Ltd.	2,104		31
Newcrest Mining, Ltd.	2,776		66
OneSteel, Ltd.	4,716		8
Orica, Ltd.	4,153		41
Origin Energy, Ltd.	4,774		54
Paperlinx, Ltd.	6,733		3
QBE Insurance Group, Ltd. ^	4,232		76
Rio Tinto, Ltd. ^	1,655		44
Santos, Ltd.	3,293		35
Sonic Healthcare, Ltd.	875		9
Stockland REIT	413		1
Suncorp-Metway, Ltd.	3,554		21
Tabcorp Holdings, Ltd.	2,490		12
Telstra Corp., Ltd.	13,369		36
Toll Holdings, Ltd.	1,649		7
Transurban Group ‡ ^	4,750		18
Virgin Blue Holdings, Ltd.	2,937		1
Wesfarmers, Ltd.	948		12
Wesfarmers, Ltd. ^	2,720		34
Westpac Banking Corp.	2,197		26
Woodside Petroleum, Ltd.	2,959		77
Woolworths, Ltd.	6,436		120
Austria (0.1%)
Erste Group Bank AG ^	2,471		58
OMV AG	1,895		50
Belgium (0.5%)
Anheuser-Busch InBev NV ‡	2,616		♦
Belgacom SA ^	2,279		87
Delhaize Group	1,235		76
Groupe Bruxelles Lambert SA	1,121		90
InBev NV ^	4,253		99
KBC Groep NV	2,371		71
Nationale A Portefeuille	558		27
Solvay SA -Class A ^	848		63
UCB SA	1,843		60
Umicore	1,805		36
Bermuda (0.3%)
Cheung Kong Infrastructure Holdings, Ltd.	13,000		49
Chow Sang Sang Holding	14,000		7
Esprit Holdings, Ltd.	17,600		100
Frontline, Ltd. ^	850		25
Kerry Properties, Ltd.	8,091		22
LI & Fung, Ltd.	67,614		117
Noble Group, Ltd. ^	30,000		21
NWS Holdings, Ltd.	223		♦
Rexcapital Financial Holdings, Ltd. ‡	218,789		5
SeaDrill, Ltd. ^	3,700		30
Shangri-La Asia, Ltd.	1,125		1
Yue Yuen Industrial Holdings	13,500		27
Brazil (0.1%)
Banco Do Brasil SA	8,200		52
Lojas Renner SA	8,300		56
Perdigao SA ‡	4,900		62
Cayman Islands (0.2%)
Agile Property Holdings, Ltd.	71,444		38
Chaoda Modern Agriculture Holdings, Ltd.	50,544		32
China Resources Land, Ltd.	36,000		45
Daphne International Holdings, Ltd.	91,900		15
Hutchison Telecommunications International, Ltd.	18,000		5
Kingboard Chemical Holdings, Ltd.	13,500		24
LI Ning Co., Ltd.	26,000		41
New World China Land, Ltd.	66,600		20
Cyprus (0.0%)
Prosafe Production Public, Ltd. ‡	3,536		6
Denmark (0.6%)
A.P. Moller Maersk -Class B	20		108
DSV A/S ^	3,000		33
GN Store Nord ‡	3,129		6
Novo Nordisk A/S	8,922		460
Novozymes A/S ^	786		63
Vestas Wind Systems ‡	2,000		118
Finland (1.4%)
Fortum OYJ	7,412		161
Kesko OYJ -Class B	5,531		139
Kone OYJ -Class B	2,135		48
Metso OYJ	5,863		72
The notes to the financial statements are an integral part of this report.

4

	Shares	Value
Finland (continued)
Neste Oil OYJ	1,357	$20
Nokia OYJ	62,681	984
Outokumpu OYJ	2,264	27
Rautaruukki OYJ	1,488	26
Sampo OYJ -Class A	3,774	71
Stora Enso OYJ -Class R	9,824	78
UPM-Kymmene OYJ	8,551	110
Wartsila OYJ	692	21
France (9.3%)
Accor SA	2,370	117
Air Liquide SA	4,046	371
Alcatel-Lucent ‡ ^	30,564	66
Alstom SA	5,448	325
ATOS Origin SA	183	5
AXA SA	14,682	330
BNP Paribas	11,411	493
Bouygues	6,638	282
Capital Gemini SA	2,153	83
Carrefour SA ^	12,807	495
Casino Guichard Perrachon SA	1,725	131
Cie de Saint-Gobain ^	3,120	147
Cie Generale D’optique Essilor International SA	2,121	100
CNP Assurances	911	66
Credit Agricole SA	4,800	54
Dassault Systemes SA	627	28
Electricite de France ^	2,139	124
Eurazeo NPV	325	15
France Telecom SA	33,079	922
Gdf Suez	21,829	1,084
Groupe Danone	4,678	283
Hermes International ^	816	114
Imerys SA ^	521	24
Lafarge SA ^	2,431	149
Lagardere Sca ^	2,083	85
L’Oreal SA	2,699	236
LVMH Moet Hennessy Louis Vuitton SA	2,872	192
Michelin -Class B	1,356	72
Neopost SA	679	62
Pernod-Ricard SA ^	1,372	102
Peugeot SA	1,083	19
PPR SA ^	1,345	88
Publicis Groupe ^	938	24
Renault SA ^	1,115	29
Safran SA ^	814	11
Sanofi-Aventis SA	18,571	1,188
Schneider Electric SA	5,857	436
Scor Se	1,097	25
Societe BIC SA	377	22
Societe Generale	4,273	217
Societe Television Francaise ^	3,192	47
Sodexo ^	1,265	70
Technip SA	1,864	57
Thales SA	1,242	52
Total SA	37,493	2,061
Unibail-Rodamco REIT ^	720	108
Valeo SA	886	13
Vallourec ^	469	53
Veolia Environnement	9,448	298
Vinci SA	2,853	120
Vivendi	17,717	577
Zodiac SA ^	138	5
Germany (7.1%)
Adidas AG	2,682	102
Allianz SE	3,293	350
BASF Se	15,484	602
Bayer AG	10,054	586
Bayerische Motoren Werke AG	4,103	126
Beiersdorf AG ^	2,394	142
Celesio AG	2,174	59
Commerzbank AG ^	4,246	40
Daimler AG	9,468	361
Deutsche Bank AG ^	1,778	70
Deutsche Boerse AG	3,434	248
Deutsche Lufthansa AG	2,652	44
Deutsche Post AG	8,347	141
Deutsche Postbank AG ^	609	13
Deutsche Telekom AG	44,338	670
E.ON AG	39,073	1,534
Fresenius Medical Care AG	5,096	234
Hochtief AG	574	30
Infineon Technologies AG ‡ ^	6,137	8
K & S	5,324	304
Linde AG	1,427	120
Man AG	1,562	88
Merck KGAA	910	81
Metro AG	7,058	281
Muenchener Rueckversicherungs AG	1,648	256
Puma AG	129	26
RWE AG	8,409	747
SAP AG	20,252	735
Siemens AG	8,144	613
Suedzucker AG ^	1,404	21
ThyssenKrupp AG	4,115	115
TUI AG ^	1,842	22
Volkswagen AG	1,284	447
Greece (0.4%)
Alpha Bank A.E.	9,825	92
EFG Eurobank Ergasias SA	5,542	44
National Bank of Greece SA	11,226	208
Opap SA	2,000	58
Piraeus Bank SA	9,575	85
Titan Cement Co. SA	900	17
Hong Kong (2.0%)
Bank of East Asia, Ltd.	31,520	66
BOC Hong Kong Holdings, Ltd.	68,000	78
Cathay Pacific Airways, Ltd.	9,000	10
Cheung Kong Holdings, Ltd.	27,000	258
China Resources Enterprise	30,000	53
China Travel International INV HK	190,000	37
CLP Holdings, Ltd.	34,003	231
Hang Lung Properties, Ltd.	76,000	167
Hang Seng Bank, Ltd.	13,600	180
Henderson Land Development Co., Ltd.	13,000	49
Hong Kong & China Gas Co., Ltd.	89,571	136
Hong Kong Exchanges and Clearing, Ltd.	18,900	181
HongKong Electric Holdings	27,500	155
The notes to the financial statements are an integral part of this report.

5

	Shares	Value
Hong Kong (continued)
Hopewell Holdings, Ltd.	13,000	$43
Hutchison Whampoa, Ltd.	39,920	202
Hysan Development Co., Ltd.	21,590	35
Link REIT	33,986	57
MTR Corp.	29,176	68
New World Development, Ltd.	46,465	48
PCCW, Ltd.	71,220	34
Sino Land Co.	11,855	12
Sun Hung KAI Properties, Ltd.	34,500	290
Swire Pacific, Ltd.	13,500	94
Wharf Holdings, Ltd.	27,016	75
Indonesia (0.1%)
PT Astra International Tbk	74,000	73
Ireland (0.2%)
Allied Irish Banks PLC	9,799	24
CRH PLC	6,684	172
Isle of Man (0.0%)
Genting International PLC ‡ ^	73,000	23
Italy (1.6%)
Alleanza Assicurazioni SpA	3,254	27
Assicurazioni Generali SpA	7,146	197
Banco Popolare SC	5,321	38
Enel SpA	48,185	310
ENI SpA	23,526	566
Fiat SpA	5,804	39
Intesa Sanpaolo SpA	108,432	394
Saipem SpA	2,965	51
Telecom Italia SpA	110,858	182
UniCredit SpA	83,055	211
Unione DI Banche Italiane SCpA	5,653	83
Japan (29.4%)
77 th Bank	11,000	60
ACOM Co., Ltd. ^	440	19
Advantest Corp. ^	4,300	70
AEON Co., Ltd. ^	10,700	108
AEON Credit Service Co., Ltd.	500	5
Aiful Corp. ^	425	1
AIOI Insurance Co., Ltd.	1,000	5
Ajinomoto Co., Inc.	14,000	153
ALPS Electric Co., Ltd.	3,900	19
Amada Co., Ltd.	8,000	39
Asahi Breweries, Ltd.	7,400	128
Asahi Glass Co., Ltd.	26,000	148
Asahi Kasei Corp.	26,000	115
Asatsu-Dk, Inc. ^	300	7
Astellas Pharma, Inc.	9,800	401
Bank of Kyoto, Ltd. ^	9,000	101
Bank of Yokohama, Ltd.	33,000	195
Benesse Corp.	600	26
Bridgestone Corp. ^	20,100	302
Canon, Inc.	20,750	657
Casio Computer Co., Ltd.	9,500	60
Central Japan Railway Co.	37	321
Chiba Bank, Ltd.	21,000	131
Chiyoda Corp. ^	6,000	33
Chubu Electric Power Co., Inc.	11,000	335
Chugai Pharmaceutical Co., Ltd.	6,202	121
Chuo Mitsui Trust Holdings, Inc.	19,000	93
Citizen Holdings Co., Ltd. ^	8,100	29
COMSYS Holdings Corp.	5,000	47
Credit Saison Co., Ltd. ^	1,800	25
CSK Holdings Corp.	1,500	8
DAI Nippon Printing Co., Ltd.	9,000	100
Daicel Chemical Industries, Ltd.	4,000	19
Daiichi Sankyo Co., Ltd.	13,456	318
Daikin Industries, Ltd.	3,900	103
Daito Trust Construction Co., Ltd.	3,400	178
Daiwa House Industry Co., Ltd.	20,000	196
Daiwa Securities Group, Inc. ^	39,000	234
Denki Kagaku Kogyo KK	7,000	17
Denso Corp.	14,500	246
Dic Corp.	12,000	25
DOWA Holdings Co., Ltd.	11,000	41
East Japan Railway Co.	86	654
Ebara Corp. ^	7,000	16
Eisai Co., Ltd.	4,800	200
Familymart Co., Ltd.	1,400	61
Fanuc, Ltd.	3,900	280
Fast Retailing Co., Ltd.	2,200	323
Fuji Electric Holdings Co., Ltd. ^	4,000	6
Fuji Soft, Inc.	900	19
Fujifilm Holdings Corp.	10,100	225
Fujikura, Ltd.	5,000	17
Fujitsu, Ltd.	38,000	185
Fukuoka Financial Group, Inc.	19,000	83
Furukawa Electric Co., Ltd.	16,000	78
Gunma Bank, Ltd.	1,000	6
Hachijuni Bank, Ltd.	1,000	6
Hirose Electric Co., Ltd. ^	700	71
Hiroshima Bank, Ltd.	1,000	4
Hitachi Construction Machinery Co., Ltd. ^	700	8
Hitachi, Ltd.	68,000	264
Hokuhoku Financial Group, Inc.	35,000	83
Honda Motor Co., Ltd.	34,700	739
Hoya Corp. ^	8,200	143
Ibiden Co., Ltd.	2,700	56
IHI Corp.	26,000	33
INPEX Corp.	9	72
Isetan Mitsukoshi Holdings, Ltd. ‡ ^	6,060	52
It Holdings Corp. ‡	800	13
ITOCHU Corp.	35,000	177
ITOCHU Techno-Solutions Corp. ^	700	17
J Front Retailing Co., Ltd.	8,000	33
Japan Airlines Corp. ‡	19,000	45
Japan Real Estate Investment Corp. -Class A REIT	14	125
Japan Retail Fund Investment Corp. -Class A REIT	11	48
Japan Tobacco, Inc.	98	325
JFE Holdings, Inc.	7,700	205
JGC Corp.	6,000	90
Joyo Bank, Ltd.	23,000	131
JS Group Corp.	4,800	74
JSR Corp. ^	3,300	37
Kajima Corp.	27,000	95
Kaneka Corp.	6,000	38
Kansai Electric Power Co., Inc.	21,000	608
The notes to the financial statements are an integral part of this report.

6

	Shares	Value
Japan (continued)
KAO Corp.	14,000	$425
Kawasaki Heavy Industries, Ltd.	26,000	52
Keihin Electric Express Railway Co., Ltd. ^	7,000	62
KEIO Corp. ^	2,000	12
Keyence Corp.	820	169
Kikkoman Corp.	4,000	48
Kintetsu Corp. ^	40,000	184
Kirin Holdings Co., Ltd.	21,000	279
Kobe Steel, Ltd.	44,000	81
Komatsu, Ltd. ^	22,900	292
Konami Corp.	2,700	70
Konica Minolta Holdings, Inc.	10,500	82
Kubota Corp.	33,000	239
Kuraray Co., Ltd. ^	7,500	59
Kurita Water Industries, Ltd. ^	1,500	41
Kyocera Corp. ^	3,300	239
Kyowa Hakko Kirin Co., Ltd.	7,011	74
Kyushu Electric Power Co., Inc.	6,400	170
Lawson, Inc.	800	46
Leopalace21 Corp.	2,200	22
Mabuchi Motor Co., Ltd. ^	500	21
Marubeni Corp.	49,000	188
Marui Group Co., Ltd.	9,600	56
Matsui Securities Co., Ltd. ^	4,400	37
Meiji Seika Kaisha, Ltd. ^	3,000	14
Meitec Corp.	300	5
Minebea Co., Ltd.	8,000	28
Mitsubishi Chemical Holdings Corp.	18,000	80
Mitsubishi Corp.	30,600	433
Mitsubishi Electric Corp.	45,000	282
Mitsubishi Estate Co., Ltd.	24,000	396
Mitsubishi Heavy Industries, Ltd. ^	76,000	340
Mitsubishi Materials Corp.	41,000	104
Mitsubishi Rayon Co., Ltd. ^	11,000	33
Mitsubishi UFJ Financial Group, Inc. ^	191,608	1,204
Mitsui & Co., Ltd.	36,000	370
Mitsui Chemicals, Inc. ^	8,000	30
Mitsui Fudosan Co., Ltd.	18,000	300
Mitsui Mining & Smelting Co., Ltd.	25,000	53
Mitsui O.S.K. Lines, Ltd. ^	2,000	12
Mitsui Sumitomo Insurance Group Holdings, Inc.	11,100	353
Mizuho Financial Group, Inc. ^	221	628
Murata Manufacturing Co., Ltd. ^	4,000	157
NEC Corp.	42,000	142
NEC Electronics Corp. ‡	1,300	12
NGK Insulators, Ltd.	8,000	91
NGK Spark Plug Co., Ltd.	6,000	48
Nidec Corp.	2,400	94
Nikon Corp.	7,000	84
Nintendo Co., Ltd.	1,700	650
Nippon Building Fund, Inc. -Class A REIT	14	154
Nippon Electric Glass Co., Ltd.	7,000	37
Nippon Express Co., Ltd.	22,000	93
Nippon Meat Packers, Inc.	4,000	61
Nippon Mining Holdings, Inc. ^	13,500	59
Nippon Oil Corp.	35,000	177
Nippon Paper Group, Inc.	58	229
Nippon Sheet Glass Co., Ltd.	8,000	26
Nippon Steel Corp.	102,000	335
Nippon Telegraph & Telephone Corp.	60	310
Nippon Yusen KK	25,000	154
Nipponkoa Insurance Co., Ltd.	1,000	8
Nishi-Nippon City Bank, Ltd.	11,000	32
Nissan Chemical Industries, Ltd.	3,000	29
Nissan Motor Co., Ltd.	50,800	183
Nisshin Seifun Group, Inc.	6,500	86
Nissin Foods Holdings Co., Ltd. ^	1,900	66
Nitto Denko Corp.	5,300	101
Nomura Holdings, Inc.	56,700	472
Nomura Real Estate Office Fund, Inc. -Class A REIT	1	7
Nomura Research Institute, Ltd.	2,800	53
NSK, Ltd.	16,000	60
NTN Corp.	12,000	36
NTT Data Corp.	30	121
NTT DoCoMo, Inc.	87	171
Obayashi Corp. ^	21,000	126
OBIC Co., Ltd.	170	28
OJI Paper Co., Ltd.	25,000	147
Oki Electric Industry Co., Ltd. ‡ ^	12,000	8
Okumura Corp. ^	5,000	25
Olympus Corp. ^	3,000	60
Omron Corp.	4,900	66
Onward Holdings Co., Ltd.	4,000	32
Oracle Corp. ^	1,200	52
Oriental Land Co., Ltd. ^	1,500	123
ORIX Corp.	220	13
Osaka Gas Co., Ltd.	52,000	240
Panasonic Corp. ^	47,000	578
Panasonic Electric Works Co., Ltd.	8,000	71
Pioneer Corp. ^	3,100	6
Promise Co., Ltd. ^	800	20
Resona Holdings, Inc. ^	118	175
Ricoh Co., Ltd.	13,000	167
ROHM Co., Ltd.	3,100	157
Sanken Electric Co., Ltd.	3,000	12
Sanyo Electric Co., Ltd. ‡ ^	42,000	79
Sapporo Hokuyo Holdings, Inc.	1	4
SBI Holdings, Inc.	216	33
Secom Co., Ltd.	3,300	170
Seiko Epson Corp.	2,600	41
Sekisui Chemical Co., Ltd.	8,000	50
Sekisui House, Ltd.	22,000	194
Seven & I Holdings Co., Ltd.	15,660	538
Sharp Corp. ^	20,000	144
Shimachu Co., Ltd.	1,200	27
Shimamura Co., Ltd.	600	46
Shimano, Inc. ^	2,000	79
Shimizu Corp.	21,000	123
Shin-Etsu Chemical Co., Ltd.	8,200	378
Shinko Securities Co., Ltd.	16,000	35
Shinsei Bank, Ltd.	29,000	46
Shionogi & Co., Ltd.	7,000	181
Shiseido Co., Ltd.	7,000	144
Shizuoka Bank, Ltd.	18,000	209
Showa Denko KK	14,000	20
Showa Shell Sekiyu KK	1,700	17
The notes to the financial statements are an integral part of this report.

7

	Shares	Value
Japan (continued)
SMC Corp.	1,300	$134
Softbank Corp.	20,000	363
Sompo Japan Insurance, Inc.	22,000	163
Sony Corp. ^	16,100	352
Sony Financial Holdings, Inc.	2	8
Stanley Electric Co., Ltd.	1,000	11
Sumitomo Chemical Co., Ltd.	30,000	103
Sumitomo Corp. ^	23,000	204
Sumitomo Electric Industries, Ltd.	14,600	113
Sumitomo Heavy Industries, Ltd.	8,000	32
Sumitomo Metal Industries, Ltd.	59,000	146
Sumitomo Metal Mining Co., Ltd.	22,000	235
Sumitomo Mitsui Financial Group, Inc. ^	140	581
Sumitomo Realty & Development Co., Ltd.	8,000	120
Sumitomo Trust & Banking Co., Ltd. ^	37,000	219
T&D Holdings, Inc.	6,000	254
Taiheiyo Cement Corp. ^	12,000	23
Taisei Corp.	27,000	74
Taisho Pharmaceutical Co., Ltd.	2,911	62
Taiyo Yuden Co., Ltd.	1,000	6
Takashimaya Co., Ltd. ^	9,000	68
Takeda Pharmaceutical Co., Ltd.	16,300	850
Takefuji Corp. ^	990	8
TDK Corp. ^	2,700	100
Teijin, Ltd.	20,000	57
Terumo Corp.	4,600	215
THK Co., Ltd. ^	800	8
Tobu Railway Co., Ltd. ^	24,000	143
Toho Co., Ltd. ^	800	17
Tohoku Electric Power Co., Inc.	10,100	273
Tokio Marine Holdings, Inc.	19,348	573
Tokyo Broadcasting System, Inc.	2,500	38
Tokyo Electric Power Co., Inc.	33,500	1,118
Tokyo Electron, Ltd.	4,400	155
Tokyo Gas Co., Ltd.	56,000	284
Tokyo Tatemono Co., Ltd.	7,000	32
Tokyu Corp.	27,000	136
Tokyu Land Corp.	1,000	4
TonenGeneral Sekiyu KK ^	9,000	90
Toppan Printing Co., Ltd.	9,000	70
Toray Industries, Inc. ^	26,000	132
Toshiba Corp. ^	57,000	235
Tosoh Corp.	8,000	20
Toto, Ltd. ^	11,000	70
Toyo Seikan Kaisha, Ltd.	3,600	62
Toyota Industries Corp.	2,200	47
Toyota Motor Corp.	56,100	1,855
Trend Micro, Inc. ‡ ^	2,500	88
Uni-Charm Corp.	500	38
UNY Co., Ltd.	1,000	11
Ushio, Inc. ^	1,000	13
West Japan Railway Co.	4	18
Yahoo! Japan Corp. ^	366	150
Yamada Denki Co., Ltd. ^	2,410	168
Yamaha Corp.	1,900	18
Yamaha Motor Co., Ltd.	700	7
Yamato Holdings Co., Ltd. ^	6,000	78
Yamazaki Baking Co., Ltd.	1,000	15
Yokogawa Electric Corp.	4,800	32
Jersey, C.I. (0.2%)
Experian Group, Ltd.	7,320	46
United Business Media, Ltd.	4,059	30
WPP PLC	37,856	221
Luxembourg (0.2%)
Arcelormittal	11,907	289
Mauritius (0.0%)
Golden Agri-Resources, Ltd.	368,490	61
Mexico (0.2%)
Corp. Geo SAB de CV -Class B ‡ ^	22,900	26
Desarrolladora Homex SAB de CV ADR ‡ ^	2,100	48
URBI Desarrollos Urbanos SA de CV ‡	11,600	16
Wal-Mart de Mexico SAB de CV -Class V	47,305	126
Netherlands (2.8%)
AKZO Nobel NV	3,688	152
ASML Holding NV	7,867	142
European Aeronautic Defence and Space Co. NV ^	2,912	49
Fugro NV	1,182	34
Heineken NV	14,633	448
ING Groep NV	20,555	226
James Hardie Industries NV	6,754	22
Koninklijke Ahold NV	20,661	255
Koninklijke DSM NV	2,179	56
Koninklijke KPN NV	33,650	489
Koninklijke Philips Electronics NV	12,568	249
Reed Elsevier NV	9,914	118
SBM Offshore NV ^	3,009	40
STMicroelectronics NV	11,058	74
TNT NV	11,732	228
Unilever NV	38,221	926
Wolters Kluwer NV	6,413	122
New Zealand (0.0%)
Telecom Corp. of New Zealand, Ltd.	4,768	6
Norway (0.6%)
Aker Kvaerner ASA	3,400	22
DnB NOR ASA	6,065	24
Norsk Hydro ASA	12,940	53
Orkla ASA	9,790	65
Statoilhydro ASA	22,761	381
Telenor ASA	14,855	100
Yara International ASA	6,641	146
Portugal (0.3%)
Banco Comercial Portugues SA ‡	36,436	42
Brisa -Class V	5,252	39
Energias de Portugal SA	30,394	114
Portugal Telecom SGPS SA	12,897	110
Zon Multimedia	6,105	32
Russian Federation (0.1%)
Unified Energy System OAO GDR ‡ § Ә	648	65
Wimm-Bill-Dann Foods OJSC ADR ‡	1,600	42
Singapore (1.4%)
Ascendas REIT ‡ ^	24,000	23
Capitacommercial Trust REIT ‡ ^	77,000	48
Capitaland, Ltd.	42,000	92
CapitaMall Trust REIT ‡ ^	24,000	27
City Developments, Ltd.	12,000	54
ComfortDelgro Corp., Ltd.	42,000	43
The notes to the financial statements are an integral part of this report.

8

	Shares	Value
Singapore (continued)
DBS Group Holdings, Ltd. ^	24,000	$141
Fraser and Neave, Ltd.	24,000	50
Jardine Cycle & Carriage, Ltd. ^	6,000	40
Keppel Corp., Ltd.	30,000	91
Olam International, Ltd.	30,000	24
Oversea-Chinese Banking Corp.	60,000	209
Parkway Holdings, Ltd.	7,000	6
Raffles Education Corp., Ltd. ^	12,972	5
SembCorp Industries, Ltd.	24,000	39
SembCorp Marine, Ltd.	18,000	21
Singapore Airlines, Ltd.	12,003	94
Singapore Exchange, Ltd. ^	18,000	64
Singapore Press Holdings, Ltd.	30,000	65
Singapore Telecommunications, Ltd.	174,000	310
United Overseas Bank, Ltd.	30,000	271
UOL Group, Ltd.	8,000	12
Venture Corp., Ltd.	12,000	37
Wilmar International, Ltd.	18,000	35
South Africa (0.0%)
Mondi, Ltd.	318	1
Spain (3.9%)
ACS Actividades Co. ^	2,972	138
Banco Bilbao Vizcaya Argentaria SA ^	22,883	284
Banco Popular Espanol SA ^	20,563	178
Banco Santander SA	60,735	587
Iberdrola SA	38,085	355
Inditex SA	8,077	360
Indra Sistemas SA	1,323	30
Mapfre SA	7,389	25
Repsol Ypf SA	16,558	354
Telefonica SA	115,616	2,610
Union Fenosa SA	4,161	104
Sweden (1.9%)
Alfa Laval AB ^	1,200	11
Assa Abloy AB -Class B ^	4,025	47
Atlas Copco AB -Class B	5,700	45
Atlas Copco AB -Class A	24,678	217
Electrolux AB -Class B ^	2,840	25
Getinge AB -Class B	4,049	49
Hennes & Mauritz AB -Class B	5,059	201
Holmen AB -Class B ^	850	21
Husqvarna AB -Class B ^	2,840	15
Investor AB -Class B	6,252	95
Lundin Petroleum AB ‡ ^	8,448	45
Modern Times Group AB -Class B	1,396	31
Nordea Bank AB	42,748	305
Sandvik AB ^	13,455	86
Skanska AB -Class B	4,648	48
SSAB Svenskt Stal AB -Class A	3,000	27
Svenska Cellulosa AB -Class B	9,300	81
Svenska Handelsbanken AB -Class A	12,084	200
Swedish Match AB	5,766	83
Tele2 AB -Class B	1,950	18
Telefonaktiebolaget LM Ericsson -Class B	64,341	502
TeliaSonera AB	28,704	145
Volvo AB -Class A ^	6,145	35
Volvo AB -Class B	13,210	75
Switzerland (8.1%)
ABB, Ltd. ‡	25,094	383
Baloise Holding AG	422	32
Ciba Holding AG ‡ ^	1,038	46
Compagnie Financiere Richemont SA	6,911	132
Credit Suisse Group AG	14,540	407
Geberit AG	487	53
Givaudan SA ^	93	73
Holcim, Ltd.	3,185	184
Julius Baer Holding AG	2,323	90
Logitech International SA ‡	3,894	61
Lonza Group AG ^	670	62
Nestle SA	88,480	3,504
Nobel Biocare Holding AG ^	4,555	94
Novartis AG	38,808	1,944
OC Oerlikon Corp. AG ‡	116	8
Roche Holding AG	11,675	1,807
Schindler Holding AG	1,166	54
Straumann Holding AG ^	390	69
Swatch Group AG	888	24
Swatch Group AG	420	59
Swiss Life Holding AG ‡	361	25
Swiss Reinsurance	6,220	305
Swisscom AG	364	118
Syngenta AG	2,240	435
UBS AG	11,172	163
Zurich Financial Services AG	1,624	355
Turkey (0.0%)
Trakya CAM Sanayi As ‡	1	♦
United Kingdom (18.4%)
3I Group	5,222	20
AMEC PLC	4,719	34
Anglo American PLC	16,983	396
AstraZeneca PLC	38,057	1,557
Aviva PLC	40,765	231
BAE Systems PLC	43,971	239
Balfour Beatty PLC	7,217	35
Barclays Bank PLC	80,605	183
Berkeley Group Holdings PLC ‡	1,109	14
BG Group PLC	56,375	780
BHP Billiton, Ltd.	27,517	534
BP PLC	297,798	2,299
British Airways PLC	8,169	22
British American Tobacco PLC	37,077	967
British Sky Broadcasting Group PLC	31,343	221
BT Group PLC -Class A	167,683	337
Bunzl PLC	5,275	45
Burberry Group PLC	5,703	18
Cadbury PLC	16,462	145
Capital Group PLC	2,000	21
Carnival Corp.	2,309	51
Centrica PLC	56,995	219
Close Brothers Group PLC	673	5
Cobham PLC	15,415	46
Compass Group PLC	27,922	139
Daily Mail & General Trust ^	4,130	16
Diageo PLC	42,229	593
FirstGroup PLC	6,306	40
The notes to the financial statements are an integral part of this report.

9

	Shares	Value
United Kingdom (continued)
Friends Provident PLC	30,357	$39
GKN PLC	6,509	9
GlaxoSmithKline PLC	123,430	2,296
Group 4 Securicor PLC	3,563	11
Hays PLC	4,978	5
HBOS PLC ‡	68,523	♦
HBOS PLC	49,515	51
Home Retail Group PLC	7,805	24
HSBC Holdings PLC	83,731	820
ICAP PLC	1,517	6
IMI PLC	5,778	23
Imperial Tobacco Group PLC	12,173	325
Intercontinental Hotels Group PLC	4,580	38
International Power PLC	6,355	22
Invensys PLC ‡	1,777	5
J Sainsbury PLC	17,056	81
Johnson Matthey PLC	2,820	45
Kingfisher PLC	11,088	22
Ladbrokes PLC	7,527	20
Legal & General Group PLC	104,401	117
Lloyds TSB Group PLC	80,609	153
Logica PLC	15,691	16
London Stock Exchange Group PLC	858	6
Man Group PLC	29,043	100
Marks & Spencer Group PLC	15,040	47
Meggitt PLC	7,991	19
National Express Group PLC	1,908	14
National Grid PLC	72,509	717
Next PLC	2,340	37
Old Mutual PLC	33,631	27
Pearson PLC	12,053	114
Prudential PLC	29,935	182
Reckitt Benckiser Group PLC	24,346	912
Reed Elsevier PLC	16,496	121
Rexam PLC	8,365	43
Rio Tinto, Ltd.	12,623	281
Rolls-Royce Group PLC ‡	25,612	125
Royal & Sun Alliance Insurance Group PLC	21,400	43
Royal Bank of Scotland PLC	203,488	150
Royal Dutch Shell PLC -Class B	43,934	1,114
Royal Dutch Shell PLC -Class A	67,772	1,781
Sabmiller PLC	4,192	70
Sage Group PLC	22,155	55
Schroders PLC	1,420	18
Scottish & Southern Energy PLC	22,767	401
Serco Group PLC	1,448	9
Severn Trent PLC	7,442	129
Smith & Nephew PLC	15,973	102
Smiths Group PLC	4,972	64
Stagecoach Group PLC	4,640	10
Standard Chartered PLC	9,097	116
Standard Life PLC	8,481	25
Tate & Lyle PLC	8,917	52
Tesco PLC	97,818	509
Thomson Reuters Corp.	3,577	80
Tomkins PLC	12,882	23
Unilever PLC	24,655	566
United Utilities Group PLC	2,902	26
Vodafone Group PLC	1,132,742	2,319
Whitbread PLC	2,596	35
Wolseley PLC	7,917	44
Xstrata PLC	8,398	79
United States (0.2%)
Synthes, Inc.	1,925	244

Total Common Stocks (cost $148,968)		120,151

RIGHTS (0.0%)
Belgium (0.0%)
Fortis	21,687	♦
Japan (0.0%)
DOWA Holdings Co., Ltd.	10,000	♦
Singapore (0.0%)
DBS Group Holdings, Ltd.	12,000	25
United Kingdom (0.0%)
Lloyds TSB Group PLC — Class B	35,040	♦

Total Rights (cost $30)		25

WARRANT (0.0%)
Malaysia (0.0%)
IJM Land BHD
Expiration: 09/11/2013
Exercise Price: $1.35	9,570	1

Total Warrant (cost $0)		1

	Principal
REPURCHASE AGREEMENT (3.4%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $4,352 on 01/02/2009 à •	$4,352	4,352

Total Repurchase Agreement (cost $4,352)		4,352

	Shares
SECURITIES LENDING COLLATERAL (5.9%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.14% à ▲	7,587,218	7,587

Total Securities Lending Collateral (cost $7,587)		7,587

Total Investment Securities (cost $161,725) #		$132,515

The notes to the financial statements are an integral part of this report.

10

At December 31, 2008
(all amounts in thousands)

FUTURES CONTRACTS:

			Net Unrealized
			Appreciation
Description	Contracts G	Expiration Date	(Depreciation)
DAX Index	4	03/20/2009	$(20)
DJ Euro STOXX Index	193	03/20/2009	53
FTSE 100 Index	20	03/20/2009	39
TOPIX Index	20	03/13/2009	(2)

			$70

FORWARD FOREIGN CURRENCY CONTRACTS: ≠

			Amount in U.S.
		Settlement	Dollars Bought	Net Unrealized
Currency	Bought (Sold)	Date	(Sold)	Appreciation
Euro	4,920	1/15/2009	$6,340	$494
Euro	(443)	1/15/2009	(626)	11
Japanese Yen	(172,160)	1/15/2009	(1,909)	9
British Pound Sterling	(266)	1/15/2009	(394)	11

				$525

	Percentage of
INVESTMENTS BY INDUSTRY (unaudited):	Total Investments	Value
Pharmaceuticals	9.4%	$12,185
Commercial Banks	8.1%	10,344
Oil, Gas & Consumable Fuels	7.9%	10,069
Diversified Telecommunication Services	4.9%	6,482
Food Products	4.7%	6,203
Electric Utilities	4.5%	6,108
Insurance	3.3%	4,249
Automobiles	3.1%	4,051
Chemicals	2.9%	3,848
Metals & Mining	2.7%	3,564
Multi-Utilities	2.4%	3,166
Food & Staples Retailing	2.3%	3,050
Wireless Telecommunication Services	2.2%	2,859
Machinery	2.1%	2,605
Real Estate Management & Development	1.9%	2,546
Media	1.4%	1,972
Road & Rail	1.4%	1,877
Electrical Equipment	1.4%	1,842
Beverages	1.4%	1,790
Capital Markets	1.3%	1,717
Tobacco	1.3%	1,700
Software	1.3%	1,697
Electronic Equipment & Instruments	1.2%	1,638
Household Durables	1.2%	1,605
Communications Equipment	1.2%	1,553
Trading Companies & Distributors	1.2%	1,522
Industrial Conglomerates	1.1%	1,488
Household Products	1.1%	1,484
Construction & Engineering	1.0%	1,288
Specialty Retail	0.9%	1,256
Office Electronics	0.7%	968
Diversified Financial Services	0.7%	952
Health Care Equipment & Supplies	0.6%	949
Semiconductors & Semiconductor Equipment	0.6%	786
The notes to the financial statements are an integral part of this report.

11

	Percentage of
INVESTMENTS BY INDUSTRY (unaudited): (continued)	Total Investments	Value
Hotels, Restaurants & Leisure	0.6%	$753
Auto Components	0.5%	747
Textiles, Apparel & Luxury Goods	0.5%	727
Paper & Forest Products	0.5%	669
Building Products	0.5%	668
Computers & Peripherals	0.5%	664
Gas Utilities	0.4%	662
Construction Materials	0.4%	617
Real Estate Investment Trusts	0.4%	598
Aerospace & Defense	0.4%	546
Personal Products	0.4%	522
Air Freight & Logistics	0.4%	454
Multiline Retail	0.3%	438
Commercial Services & Supplies	0.3%	413
IT Services	0.3%	374
Health Care Providers & Services	0.2%	308
Marine	0.2%	274
Energy Equipment & Services	0.2%	274
Leisure Equipment & Products	0.1%	221
Airlines	0.1%	216
Distributors	0.1%	170
Containers & Packaging	0.1%	157
Internet Software & Services	0.1%	150
Water Utilities	0.1%	129
Consumer Finance	0.0%	91
Professional Services	0.0%	77
Transportation Infrastructure	0.0%	74
Life Sciences Tools & Services	0.0%	62
Diversified Consumer Services	0.0%	31
Biotechnology	0.0%	31
Internet & Catalog Retail	0.0%	24
Independent Power Producers & Energy Traders	0.0%	22

Investment Securities, at Value	91.0%	120,576
Short-Term Investments	9.0%	11,939

Total Investments	100.0%	$132,515

NOTES TO SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

♦	Value and/or principal is less than $1.

^	All or a portion of this security is on loan. The value of all securities on loan is $7,210.

‡	Non-income producing security.

Ә	Securities fair valued as determined in good faith in accordance with procedures established by the Trust’s Board of Trustees.

§	Illiquid. At 12/31/2008, these securities aggregated to $65, or 0.05%, of the Fund’s net assets.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 4.60% to 4.74%, maturity dates of 07/01/2034, and with a market values plus accrued interests of $4,440.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

G	Contract amounts are not in thousands.

≠	Substantially all of the Fund’s securities are pledged as collateral by the custodian for the listed open currency contracts written by the Fund.

#	Aggregate cost for federal income tax purposes is $164,273. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $5,726 and $37,484, respectively. Net unrealized depreciation for tax purposes is $31,758.
The notes to the financial statements are an integral part of this report.

12

DEFINITIONS:

ADR	American Depositary Receipt

GDR	Global Depositary Receipt

PLC	Public Limited Company

REIT	Real Estate Investment Trust
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities				Other Financial Instruments*
Level 1	Level 2	Level 3	Total Investments in Securities	Level 1	Level 2	Level 3
$10,846	$121,604	$65	$132,515	$—	$595	$—

*	Other financial instruments are derivative instruments such as futures, forwards, and swap contracts, which are valued at the unrealized appreciation (depreciation) on the instrument.
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$227	$(146)	$—	$95	$(111)	$—	$65
The notes to the financial statements are an integral part of this report.

13

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $161,725)
(including securities loaned of $7,210)	$132,515
Foreign currency (cost: $1,889)	1,903
Receivables:
Investment securities sold	362
Shares sold	5
Income from loaned securities	15
Dividends	202
Dividend reclaims	130
Variation margin	1,938
Unrealized appreciation on forward foreign currency contracts	525

137,595

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	94
Management and advisory fees	95
Distribution and service fees	2
Administration fees	2
Payable for collateral for securities on loan	7,587
Other	119

7,899

Net Assets	$129,696

Net Assets Consist of:
Capital Stock ($.01 par value)	$149
Additional paid-in capital	161,665
Accumulated net investment loss	(361)
Accumulated net realized loss from investment securities futures, and foreign currency transactions	(3,147)
Net unrealized depreciation on:
Investment securities	(29,210)
Futures contracts	70
Translation of assets and liabilities denominated in foreign currencies	530

Net Assets	$129,696

Net Assets by Class:
Initial Class	$120,650
Service Class	9,046
Shares Outstanding:
Initial Class	13,824
Service Class	1,039
Net Asset Value and Offering Price Per Share:
Initial Class	$8.73
Service Class	8.70

STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $516)	$5,958
Interest	267
Income from loaned securities-net	120

6,345

Expenses:
Management and advisory fees	1,714
Printing and shareholder reports	19
Custody fees	363
Administration fees	40
Legal fees	9
Audit fees	32
Trustees fees	6
Transfer agent fees	3
Distribution and service fees:
Service Class	35
Other	5

Total expenses	2,226

Less management and advisory fee waiver	(33)

Net expenses	2,193

Net Investment Income	4,152

Net Realized Loss from:
Investment securities (net of foreign capital gains tax of $59)	9,202
Futures contracts	(10,897)
Foreign currency transactions	(3,876)

(5,571)

Net Decrease in Unrealized Depreciation on:
Investment securities	(93,970)
Futures contracts	(502)
Translation of assets and liabilities denominated in foreign currencies	561

(93,911)

Net Realized and Unrealized Loss	(99,482)

Net Decrease In Net Assets Resulting from Operations	$(95,330)

The notes to the financial statements are an integral part of this report.

14

STATEMENT OF CHANGES IN NET ASSETS
For the period or year ended
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$4,152	$4,542
Net realized gain (loss) from investment securities, futures contracts, and foreign currency transactions	(5,571)	30,088
Change in net unrealized appreciation (depreciation) on investment securities, futures contracts, and foreign currency translation	(93,911)	1,918

Net increase (decrease) in net assets resulting from operations	(95,330)	36,548

Distributions to Shareholders:
From net investment income:
Initial Class	(6,485)	(6,827)
Service Class	(469)	(419)

	(6,954)	(7,246)

From net realized gains:
Initial Class	(24,746)	—
Service Class	(1,937)	—

	(26,683)	—

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	19,291	37,967
Service Class	4,694	8,804

	23,985	46,771

Dividends and distributions reinvested:
Initial Class	31,231	6,827
Service Class	2,406	419

	33,637	7,246

Cost of shares redeemed:
Initial Class	(57,291)	(55,895)
Service Class	(6,810)	(5,067)

	(64,101)	(60,962)

Net decrease in net assets from capital shares transactions	(6,479)	(6,945)

Net increase (decrease) in net assets	(135,446)	22,357

Net Assets:
Beginning of year	265,142	242,785

End of year	$129,696	$265,142

Undistributed (Accumulated) Net Investment Income (Loss)	$(361)	$6,114

Share Activity:
Shares issued:
Initial Class	1,384	2,275
Service Class	341	530

	1,725	2,805

Shares issued-reinvested from distributions:
Initial Class	2,663	436
Service Class	205	27

	2,868	263

Shares redeemed:
Initial Class	(4,627)	(3,386)
Service Class	(557)	(302)

	(5,184)	(3,688)

Net increase (decrease) in shares outstanding:
Initial Class	(580)	(675)
Service Class	(11)	255

	(591)	(420)

The notes to the financial statements are an integral part of this report.

15

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$17.16	$15.29	$12.42	$11.30	$9.98
Investment Operations
Net investment income(a)	0.28	0.29	0.25	0.18	0.11
Net realized and unrealized gain (loss)	(6.34)	2.05	2.67	1.34	1.45

Total operations	(6.06)	2.34	2.92	1.52	1.56

Distributions
From net investment income	(0.49)	(0.47)	(0.05)	(0.40)	(0.24)
From net realized gains	(1.88)	—	—	—	—

Total distributions	(2.37)	(0.47)	(0.05)	(0.40)	(0.24)

Net Asset Value
End of year	$8.73	$17.16	$15.29	$12.42	$11.30

Total Return(b)	(38.83)%	15.60%	23.51%	13.79%	16.04%
Net Assets End of Year (000’s)	$120,650	$247,159	$230,638	$190,875	$151,185
Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.07%	1.02%	0.94%	0.94%	0.99%
Before reimbursement/fee waiver	1.09%	1.04%	1.05%	1.12%	1.12%
Net investment income, to average net assets	2.08%	1.75%	1.84%	1.62%	1.13%
Portfolio turnover rate	27%	27%	17%	22%	63%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$17.12	$15.28	$12.43	$11.32	$10.00
Investment Operations
Net investment income(a)	0.25	0.25	0.21	0.15	0.05
Net realized and unrealized gain (loss)	(6.33)	2.04	2.67	1.36	1.48

Total operations	(6.08)	2.29	2.88	1.51	1.53

Distributions
From net investment income	(0.46)	(0.45)	(0.03)	(0.40)	(0.21)
From net realized gains	(1.88)	—	—	—	—

Total distributions	(2.34)	(0.45)	(0.03)	(0.40)	(0.21)

Net Asset Value
End of year	$8.70	$17.12	$15.28	$12.43	$11.32

Total Return(b)	(39.05)%	15.27%	23.18%	13.61%	15.71%
Net Assets End of Year (000’s)	$9,046	$17,983	$12,147	$4,917	$2,293
Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.32%	1.27%	1.19%	1.19%	1.24%
Before reimbursement/fee waiver	1.34%	1.29%	1.30%	1.37%	1.37%
Net investment income, to average net assets	1.84%	1.47%	1.48%	1.27%	0.50%
Portfolio turnover rate	27%	27%	17%	22%	63%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

16

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Van Kampen Active International Allocation also changed its name to Transamerica Van Kampen Active International Allocation VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

17

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
There were no recaptured commissions during the year ended December 31, 2008.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates.
Dividend income is recorded at management’s estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Foreign capital gains taxes: The Fund may be subject to taxes imposed by countries in which it invests, with respect to its investment in issuers existing or operating in such countries. Such taxes are generally based on income earned or repatriated and capital gains realized on the sale of such investments. The Fund accrues such taxes when the related income or capital gains are earned. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales earned by foreign investors. In addition, if there is deterioration in a country’s balance of payments or for other reasons, a country may impose temporary restrictions on foreign capital remittances abroad.
The Fund’s investments in India and Thailand are subject to a governmental capital gains taxes. Such taxes are due upon sale of individual securities. The Fund accrues for taxes on the capital gains throughout the holding period of the underlying securities.
Forward foreign currency contracts: The Fund may enter into forward foreign currency contracts to hedge against exchange rate risk arising from investments in securities denominated in foreign currencies. Contracts are valued at the contractual forward rate and are marked to market daily, with the change in value recorded as an unrealized gain or loss. When the contracts are settled a realized gain or loss is incurred. Risks may arise from changes in market value of the underlying currencies and from the possible inability of counterparties to meet the terms of their contracts.
Open forward foreign currency contracts at December 31, 2008 are listed in the Schedule of Investments.
Futures contracts: The Fund may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.

18

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
The underlying face amounts of open futures contracts at December 31, 2008 are listed in the Schedule of Investments. The variation margin receivable or payable, as applicable, is included in the Statement of Assets and Liabilities. Variation margin represents the additional payment due or excess deposits made in order to maintain the equity account at the required margin level.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.85%
Over $250 million up to $1 billion	0.80%
Over $1 billion	0.775%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.07% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. The amounts available for recapture at December 31, 2008 were as follows:

	Advisory Fee	Available for
	Waived	Recapture Through
Fiscal Year 2008:	$33	12/31/2011
Fiscal Year 2007:	51	12/31/2010
Fiscal Year 2006:	233	12/31/2009
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.

19

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $5 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$47,393
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	78,357
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(3,733)
Undistributed (accumulated) net realized gain (loss) from investment securities	$3,733
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$7,246
Long-term Capital Gain	—

2008 Distributions paid from:
Ordinary Income	10,433
Long-term Capital Gain	23,204
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$162

Undistributed Long-term Capital Gain	$2,042

Capital Loss Carryforward	$—

Post October Capital Loss Deferral	$(2,639)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(31,683)

20

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

21

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Van Kampen Active International Allocation VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Van Kampen Active International Allocation VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

22

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $23,204 for the year ended December 31, 2008.

23

Transamerica Van Kampen Large Cap Core VP
(unaudited)
MARKET ENVIRONMENT
The market environment was extremely challenging in the 12-month period ended December 31, 2008. Paralysis in the credit markets and a complete reshaping of the financial industry prompted a significant loss of investor confidence. Risk aversion soared, as investors fled all segments of the stock and bond markets for the perceived safety of U.S. Treasuries and cash. Although the federal government and the Federal Reserve Board (“Fed”) intervened with unprecedented policy measures, investors remained uncertain about the effectiveness of the response, particularly as the U.S. economy was officially declared in recession since December 2007. These events kept the stock market volatile through the end of the period.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Van Kampen Large Cap Core VP Initial Class returned (42.08)%. By comparison its benchmark, the Standard and Poor’s 500 Composite Stock Index (“S&P 500”), returned (37.00)%.
STRATEGY REVIEW—GROWTH TEAM
The growth stock portion of the portfolio is managed by the Growth team. The Growth team uses intensive fundamental research to seek high-quality growth companies. The team’s investment discipline favors companies with sustainable competitive advantages, business visibility, rising return on invested capital, free cash flow and a favorable risk/reward profile. Because the team emphasizes secular growth, short-term market events are not as meaningful in the stock selection process.
For the growth portfolio overall, both stock selection and sector allocation drove underperformance relative to the S&P 500. Stock selection and an overweight in information technology was by far the largest detractor, chiefly due to internet software and services holdings. Stock selection in consumer discretionary also diminished relative results, despite the benefit of an overweight in the sector. Here, hotels, restaurants and leisure, and internet and catalog retail were the main areas of weakness. Although an overweight in the financial services sector slightly helped, stock selection there dampened relative performance, especially in real estate management and development holdings.
However, the growth portfolio benefited from stock selection and an underweight in industrials. Within the sector, air freight and logistics names contributed positively to performance. Stock selection in the materials sector, particularly in metals and mining, also added relative value, despite the negative influence of an overweight in the sector.
STRATEGY REVIEW—MULTI CAP VALUE TEAM
The value portion of the portfolio is managed by the Multi-Cap Value team. The team focuses on stocks with reasonable valuations relative to the team’s assessment of fair value. Their disciplined, bottom-up stock selection process combines rigorous fundamental and quantitative research that applies different measures of value to different industries. A strong contrarian element guides this investment approach, which often uncovers underappreciated or overlooked companies suffering from short-term problems or negative news. The team strives to be ahead of the curve when it comes to identifying potential opportunities and typically looks to sell into strength.
Relative to the S&P 500, the portfolio was bolstered primarily by stock selection and the resulting overweight in the health care sector, and an overweight in the consumer staples sector. Although both consumer staples and health care had negative absolute returns during the period, the sectors sustained smaller declines than other areas of the market, owing to their “defensiveness,” or lower sensitivity to economic conditions. The telecommunication services sector, in which the portfolio holds two stocks, further bolstered relative performance.
However, the portfolio’s overweight in financials had the largest negative impact, although stock selection provided a small positive contribution. Stock selection in the consumer discretionary sector also dampened relative performance.
Dennis Lynch
David Cohen
Sam Chainani
Alexander Norton
Jason Yeung
B. Robert Baker
Jason Leder
Kevin Holt
James Warwick
Devin Armstrong
Co-Portfolio Managers
Morgan Stanley Investment Management Inc.

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(42.08)%	(2.94)%	(0.37)%	5.81%	04/08/1991
S&P 500*	(37.00)%	(2.19)%	(1.38)%	7.23%	04/08/1991
Service Class	(42.20)%	(3.18)%	N/A	(0.21)%	05/01/2003

NOTES

*	The Standard and Poor’s 500 Composite Stock (S&P 500) Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$667.54	0.83%	$3.48
Hypothetical (b)	1,000.00	1,020.96	0.83	4.22

Service Class
Actual	1,000.00	666.84	1.08	4.53
Hypothetical (b)	1,000.00	1,019.71	1.08	5.48

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (93.9%)
Air Freight & Logistics (2.6%)
CH Robinson Worldwide, Inc. ^	14,937	$822
Expeditors International of Washington, Inc.	33,607	1,118
Airlines (0.1%)
Southwest Airlines Co.	6,500	56
Beverages (1.3%)
Coca-Cola Co.	16,300	738
Dr Pepper Snapple Group, Inc. ‡	12,496	203
Biotechnology (0.8%)
Genentech, Inc. ‡	7,512	623
Capital Markets (1.8%)
Bank of New York Mellon Corp.	36,524	1,035
Goldman Sachs Group, Inc.	1,700	143
Merrill Lynch & Co., Inc.	13,200	154
Chemicals (4.0%)
E.I. duPont de Nemours & Co.	16,999	430
Monsanto Co.	36,136	2,542
Commercial Banks (1.8%)
Barclays Bank PLC ADR ^	2,300	23
PNC Financial Services Group, Inc.	7,640	374
US Bancorp	10,800	270
Wells Fargo & Co.	22,800	672
Communications Equipment (3.5%)
Cisco Systems, Inc. ‡	66,406	1,082
Qualcomm, Inc.	21,937	786
Research In Motion, Ltd. ‡	16,471	668
Telefonaktiebolaget LM Ericsson ADR	20,600	161
Computers & Peripherals (4.1%)
Apple, Inc. ‡	19,521	1,666
Dell, Inc. ‡	54,100	554
Hewlett-Packard Co.	9,600	348
IBM Corp.	5,860	493
Construction Materials (1.6%)
Cemex SAB de CV ADR ‡	49,226	450
Martin Marietta Materials, Inc. ^	8,000	777
Consumer Finance (0.8%)
American Express Co.	32,087	595
Distributors (0.9%)
LI & Fung, Ltd.	414,000	715
Diversified Financial Services (5.3%)
Bank of America Corp.	62,100	874
BM&F Bovespa SA	175,617	453
CME Group, Inc. -Class A	3,137	653
JPMorgan Chase & Co.	27,500	867
Leucadia National Corp. ‡^	55,807	1,105
Diversified Telecommunication Services (2.8%)
AT&T, Inc.	25,700	732
Verizon Communications, Inc.	40,300	1,366
Electrical Equipment (0.7%)
Emerson Electric Co.	6,900	253
First Solar, Inc. ‡	2,335	322
Electronic Equipment & Instruments (0.0%)
Flextronics International, Ltd. ‡	14,200	36
Energy Equipment & Services (0.5%)
Halliburton Co.	22,900	416
Food & Staples Retailing (1.9%)
CVS Caremark Corp.	13,300	382
Wal-Mart Stores, Inc.	18,800	1,054
Food Products (3.8%)
Cadbury PLC ADR	27,128	968
Kraft Foods, Inc. -Class A	34,941	938
Sara Lee Corp.	20,000	196
Unilever NV	31,100	764
Health Care Equipment & Supplies (1.4%)
Boston Scientific Corp. ‡	44,800	347
Gen-Probe, Inc. ‡	6,661	285
Intuitive Surgical, Inc. ‡	2,739	348
Health Care Providers & Services (1.5%)
Cardinal Health, Inc.	19,300	665
UnitedHealth Group, Inc.	7,500	200
WellPoint, Inc. ‡	4,600	194
Hotels, Restaurants & Leisure (2.3%)
Starbucks Corp. ‡	71,417	676
Wynn Resorts, Ltd. ‡ ^	24,154	1,021
Household Products (0.2%)
Kimberly-Clark Corp.	2,300	121
Industrial Conglomerates (1.3%)
General Electric Co.	62,400	1,011
Insurance (7.3%)
Aflac, Inc.	3,700	170
Berkshire Hathaway, Inc. -Class B ‡	509	1,636
Chubb Corp.	38,180	1,947
Loews Corp.	19,115	540
MetLife, Inc.	12,700	443
Travelers Cos., Inc.	17,100	773
Internet & Catalog Retail (3.0%)
Amazon.Com, Inc. ‡ ^	42,116	2,160
Liberty Media Corp. - Interactive -Class A ‡ ^	35,025	109
Internet Software & Services (6.4%)
Baidu, Inc. ADR ‡	3,167	414
eBay, Inc. ‡	105,602	1,474
Google, Inc. -Class A ‡	6,812	2,096
Tencent Holdings, Ltd.	108,200	703
Yahoo, Inc. ‡	11,600	142
IT Services (3.4%)
Computer Sciences Corp. ‡	6,100	214
Mastercard, Inc. -Class A ^	6,940	992
Redecard SA	79,255	873
Visa, Inc. -Class A	7,490	393
Western Union Co.	6,100	88
Life Sciences Tools & Services (0.9%)
Illumina, Inc. ‡	25,678	669
Media (6.6%)
Comcast Corp. -Class A	96,500	1,629
Liberty Media Corp. - Entertainment -Class A ‡	23,640	413
News Corp. -Class B ^	47,100	451
Time Warner, Inc.	118,600	1,193
Viacom, Inc. -Class B ‡	67,450	1,286
Metals & Mining (0.4%)
Alcoa, Inc.	26,100	294
Multiline Retail (0.6%)
JC Penney Corp., Inc. ^	10,100	199
Macy’s, Inc. ^	21,700	225
Office Electronics (0.0%)
Seagate Technology, Inc. ‡	36,900	♦
The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)

	Shares	Value
Oil, Gas & Consumable Fuels (4.4%)
BP PLC ADR	3,100	$145
ConocoPhillips	5,600	290
Southwestern Energy Co. ‡ ^	35,293	1,022
Total SA ADR	5,000	277
Ultra Petroleum Corp. ‡	43,868	1,514
Paper & Forest Products (1.5%)
International Paper Co.	94,850	1,119
Pharmaceuticals (7.2%)
Abbott Laboratories	5,600	299
Allergan, Inc.	10,605	428
Bristol-Myers Squibb Co.	60,600	1,409
Eli Lilly & Co.	11,700	471
GlaxoSmithKline PLC ADR	4,400	164
Pfizer, Inc.	44,800	793
Roche Holding AG ADR	3,120	239
Schering-Plough Corp.	55,600	947
Wyeth	15,900	596
Professional Services (0.7%)
Corporate Executive Board Co.	14,502	320
Monster Worldwide, Inc. ‡	18,028	218
Real Estate Management & Development (1.8%)
Brookfield Asset Management, Inc. -Class A	88,171	1,346
Semiconductors & Semiconductor Equipment (0.7%)
Intel Corp.	18,800	276
KLA-Tencor Corp. ^	10,700	233
Software (0.6%)
Microsoft Corp.	11,100	216
Vmware, Inc. -Class A ‡	10,463	248
Specialty Retail (0.8%)
Home Depot, Inc.	12,600	290
Lowe’s Cos., Inc.	14,600	314
Tobacco (0.8%)
Altria Group, Inc.	15,600	235
Philip Morris International, Inc.	8,100	352
Wireless Telecommunication Services (1.8%)
America Movil SAB de CV -Class R ADR	23,977	743
China Mobile, Ltd. ADR	11,924	606

Total Common Stocks (cost $98,740)		70,381

	Principal
REPURCHASE AGREEMENT (6.6%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $4,959 on 01/02/2009 à •	$4,959	4,959

Total Repurchase Agreement (cost $4,959)		4,959

	Shares
SECURITIES LENDING COLLATERAL (4.1%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à▲	3,037,348	3,037

Total Securities Lending Collateral (cost $3,037)		3,037

Total Investment Securities (cost $106,736) #		$78,377

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $2,967.

‡	Non-income producing security.

♦	Value is less than $1.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $6,000.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 12/31/2008.

#	Aggregate cost for federal income tax purposes is $109,019. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,174 and $31,816, respectively. Net unrealized depreciation for tax purposes is $30,642.
DEFINITIONS:

ADR	American Depositary Receipt

PLC	Public Limited Company
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$72,000	$6,377	$—	$78,377
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $106,736) (including securities loaned of $2,967)	$78,377
Receivables:
Investment securities sold	35
Income from loaned securities	12
Dividends	102
Dividend reclaims	3

78,529

Liabilities:
Investment securities purchased	439
Accounts payable and accrued liabilities:
Shares redeemed	18
Management and advisory fees	50
Distribution and service fees	1
Administration fees	1
Payable for collateral for securities on loan	3,037
Other	31

3,577

Net Assets	$74,952

Net Assets Consist of:
Capital Stock ($.01 par value)	$82
Additional paid-in capital	111,312
Undistributed net investment income	1,448
Accumulated net realized loss from investment securities and foreign currency transactions	(9,531)
Net unrealized depreciation on:
Investment securities	(28,359)

Net Assets	$74,952

Net Assets by Class:
Initial Class	$73,100
Service Class	1,852
Shares Outstanding:
Initial Class	8,040
Service Class	200
Net Asset Value and Offering Price Per Share:
Initial Class	$9.09
Service Class	9.27
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $31)	$2,179
Interest	48
Income from loaned securities-net	174

2,401

Expenses:
Management and advisory fees	883
Printing and shareholder reports	8
Custody fees	36
Administration fees	24
Legal fees	5
Audit fees	18
Trustees fees	3
Transfer agent fees	2
Distribution and service fees:
Service Class	6
Other	3

Total expenses	988

Net Investment Income	1,413

Net Realized Loss from:
Investment securities	(8,381)
Foreign currency transactions	(13)

(8,394)

Net Decrease in Unrealized Depreciation on:
Investment securities	(51,866)
Translation of assets and liabilities denominated in foreign currencies	2

(51,864)

Net Realized and Unrealized Loss	(60,258)

Net Decrease In Net Assets Resulting from Operations	$(58,845)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,413	$1,664
Net realized gain (loss) from investment securities and foreign currency transactions	(8,394)	19,202
Change in net unrealized depreciation on investment securities and foreign currency translation	(51,864)	(5,127)

Net increase (decrease) in net assets resulting from operations	(58,845)	15,739

Distributions to Shareholders:
From net investment income:
Initial Class	(1,591)	(1,527)
Service Class	(34)	(13)

	(1,625)	(1,540)

From net realized gains:
Initial Class	(18,764)	(9,655)
Service Class	(451)	(100)

	(19,215)	(9,755)

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	2,615	2,845
Service Class	1,987	1,026

	4,602	3,871

Dividends and distributions reinvested:
Initial Class	20,355	11,183
Service Class	485	113

	20,840	11,296

Cost of shares redeemed:
Initial Class	(25,145)	(45,699)
Service Class	(730)	(713)

	(25,875)	(46,412)

Net decrease in net assets from capital shares transactions	(433)	(31,245)

Net decrease in net assets	(80,118)	(26,801)

Net Assets:
Beginning of year	155,070	181,871

End of year	$74,952	$155,070

Undistributed Net Investment Income	$1,448	$1,673

Share Activity:
Shares issued:
Initial Class	186	144
Service Class	123	52

	309	196

Shares issued-reinvested from distributions:
Initial Class	1,508	604
Service Class	35	6

	1,543	610

Shares redeemed:
Initial Class	(1,702)	(2,335)
Service Class	(55)	(36)

	(1,757)	(2,371)

Net increase (decrease) in shares outstanding:
Initial Class	(8)	(1,587)
Service Class	103	22

	95	(1,565)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.04	$18.73	$18.23	$16.90	$15.26
Investment Operations
Net investment income(a)	0.18	0.19	0.15	0.14	0.19
Net realized and unrealized gain (loss)	(7.25)	1.50	1.59	1.43	1.71

Total operations	(7.07)	1.69	1.74	1.57	1.90

Distributions
From net investment income	(0.23)	(0.19)	(0.18)	(0.24)	(0.26)
From net realized gains	(2.65)	(1.19)	(1.06)	—	—

Total distributions	(2.88)	(1.38)	(1.24)	(0.24)	(0.26)

Net Asset Value
End of year	$9.09	$19.04	$18.73	$18.23	$16.90

Total Return(b)	(42.08)%	9.25%	(10.33)%	9.41%	12.75%
Net Assets End of Year (000’s)	$73,100	$153,192	$180,443	$208,119	$234,150
Ratio and Supplemental Data
Expenses to average net assets	0.83%	0.82%	0.82%	0.82%	0.82%
Net investment income, to average net assets	1.20%	0.97%	0.81%	0.84%	1.23%
Portfolio turnover rate	37%	37%	40%	50%	175%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$19.36	$19.04	$18.52	$17.19	$15.51
Investment Operations
Net investment income(a)	0.14	0.15	0.10	0.10	0.16
Net realized and unrealized gain (loss)	(7.38)	1.51	1.63	1.45	1.75

Total operations	(7.24)	1.66	1.73	1.55	1.91

Distributions
From net investment income	(0.20)	(0.15)	(0.15)	(0.22)	(0.23)
From net realized gains	(2.65)	(1.19)	(1.06)	—	—

Total distributions	(2.85)	(1.34)	(1.21)	(0.22)	(0.23)

Net Asset Value
End of year	$9.27	$19.36	$19.04	$18.52	$17.19

Total Return(b)	(42.20)%	8.94%	10.06%	9.12%	12.53%
Net Assets End of Year (000’s)	$1,852	$1,878	$1,428	$1,076	$805
Ratio and Supplemental Data
Expenses to average net assets	1.08%	1.06%	1.07%	1.07%	1.07%
Net investment income, to average net assets	0.98%	0.74%	0.55%	0.59%	1.03%
Portfolio turnover rate	37%	37%	40%	50%	175%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Van Kampen Large Cap Core also changed its name to Transamerica Van Kampen Large Cap Core VP (“the Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $13 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Foreign currency denominated investments: The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Fund combines fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $250 million	0.75%
Over $250 million	0.70%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
0.84% Expense Limit

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Brokerage commissions: Brokerage commission incurred on security transactions placed with affiliates of the adviser for the year ended December 31, 2008 was $1.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $3 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled less than $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$41,795
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	61,006
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$—
Undistributed (accumulated) net investment income (loss)	$(13)
Undistributed (accumulated) net realized gain (loss) from investment securities	$13
The capital loss carryforward is available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the period listed:

Capital Loss
Carryforward	Available Through
$ 2,959	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$2,684
Long-term Capital Gain	8,611

2008 Distributions paid from:
Ordinary Income	4,505
Long-term Capital Gain	16,335
The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$1,448

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(2,959)

Post October Capital Loss Deferral	$(4,289)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(30,642)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Van Kampen Large Cap Core VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Van Kampen Large Cap Core VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made a Long-Term Capital Gain Designation of $16,335 for the year ended December 31, 2008.

14

Transamerica Van Kampen Mid-Cap Growth VP
(unaudited)
MARKET ENVIRONMENT
The market environment was extremely challenging in the 12-month period ended December 31, 2008. Paralysis in the credit markets and a complete reshaping of the financial industry prompted a significant loss of investor confidence. Risk aversion soared, as investors fled all segments of the stock and bond markets for the perceived safety of U.S. Treasuries and cash. Although the federal government and the Federal Reserve Board intervened with unprecedented policy measures, investors remained uncertain about the effectiveness of the response, particularly as the U.S. economy was officially declared in recession since December 2007. These events kept the stock market volatile through the end of the period.
PERFORMANCE
For the year ended December 31, 2008, Transamerica Van Kampen Mid-Cap Growth VP Initial Class returned (46.29)%. By comparison its benchmark, the Russell Midcap® Growth Index (“Russell Midcap® Growth”), returned (44.32)%.
STRATEGY REVIEW
The Growth team uses intensive fundamental research to seek high-quality growth companies. The team’s investment discipline favors companies with sustainable competitive advantages, business visibility, rising return on invested capital, free cash flow and a favorable risk/reward profile. Because the team emphasizes secular growth, short-term market events are not as meaningful in the stock selection process.
The portfolio underperformed the Russell Midcap® Growth on a relative basis due to both stock selection and sector allocations. By far, stock selection in consumer discretionary had the largest negative impact to relative performance, despite the positive influence of an overweight to the sector. The main detractors within the sector were holdings in commercial services and education services stocks. Stock selection in financial services was another relative detractor, which more than offset the benefit of an underweight in the sector. Here, diversified financial services stocks were the primary area of weakness. The third largest area of relative underperformance came from stock selection in technology, where holdings in computer services software and systems lagged.
In contrast, stock selection in the other energy sector was the largest positive contributor to relative performance, primarily due to natural gas producers. An overweight in the other energy sector slightly offset some of the relative gain. Both stock selection and an overweight in autos and transportation added relative value, driven by miscellaneous transportation (logistics) holdings. Finally, the portfolio benefited from both stock selection and an underweight in the producer durables sector. Within the sector, pollution control and environment services were the strongest contributors.
In our view, market volatility is far greater than fundamental business volatility. The market is fearful, with investors making little differentiation on fundamentals and quality. It is our goal to hold a portfolio of high-quality growth stocks we believe will perform well regardless of the market environment. To that end, the investment team continues to focus on quality — evaluating the nature and sustainability of a company’s competitive advantage and balance sheet strength. We continue to favor companies that have some uniqueness or dynamic competitive advantage in their business model, with a high quality stream of cash flow and earnings growth and the ability to redeploy capital at a high rate of return. At the margin, we have eliminated names that are more cyclical or where we believe there are stronger long-term opportunities. We believe the portfolio is well positioned for when the market once again begins to differentiate on fundamentals.
Dennis P. Lynch
David S. Cohen
Sam G. Chainani
Alexander T. Norton
Jason C. Yeung
Co-Portfolio Managers
Van Kampen Asset Management

1

Average Annual Total Return for Periods Ended 12/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Initial Class	(46.29)%	(3.58)%	(1.46)%	6.96%	03/01/1993
Russell Midcap Growth *	(44.32)%	(2.33)%	(0.19)%	5.89%	03/01/1993
Service Class	(46.44)%	(3.82)%	N/A	(0.18)%	05/01/2003

NOTES

*	The Russell Midcap Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. From inception calculation is based on life of Initial Class shares. You cannot invest directly in an Index.
The performance data presented represents past performance, future results may vary. The portfolio’s investment return and net asset value will fluctuate. Past performance does not guarantee future results. Investor’s units when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please visit your insurance company’s website for contract or policy level standardized total returns current to the most recent month end. Portfolio performance is net of investment fees and fund expenses, but not product charges, which, if included, would significantly lower the performance quoted.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives, explanation of share classes and policies of this portfolio.

2

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur ongoing costs, including management and advisory fees, distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at July 1, 2008 and held for the entire period until December 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Initial Class
Actual	$1,000.00	$591.63	0.91%	$3.64
Hypothetical (b)	1,000.00	1,020.56	0.91	4.62

Service Class
Actual	1,000.00	590.88	1.16	4.64
Hypothetical (b)	1,000.00	1,019.30	1.16	5.89

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At December 31, 2008
(unaudited)
This chart shows the percentage breakdown by sector of the Fund’s total investment securities. The Short-term category includes Securities Lending Collateral.

3

SCHEDULE OF INVESTMENTS
At December 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
PREFERRED STOCK (0.8%)
Pharmaceuticals (0.8%)
Ironwood Pharmaceuticals, 8.00% ▲ § Ә	198,702	$2,384

Total Preferred Stock (cost $2,384)		2,384

COMMON STOCKS (97.3%)
Air Freight & Logistics (6.5%)
CH Robinson Worldwide, Inc. ^	155,058	8,533
Expeditors International of Washington, Inc. ^	320,983	10,679
Capital Markets (1.9%)
Calamos Asset Management, Inc. -Class A ^	297,056	2,198
Greenhill & Co., Inc. ^	52,805	3,684
Chemicals (2.7%)
Intrepid Potash, Inc. ‡ ^	113,561	2,359
Nalco Holding Co. ^	368,493	4,252
Rockwood Holdings, Inc. ‡ ^	126,762	1,369
Commercial Services & Supplies (1.9%)
Covanta Holding Corp. ‡ ^	261,226	5,736
Computers & Peripherals (1.1%)
Teradata Corp. ‡	223,879	3,320
Construction & Engineering (1.6%)
Aecom Technology Corp. ‡	152,572	4,689
Construction Materials (4.6%)
Martin Marietta Materials, Inc. ^	117,131	11,371
Texas Industries, Inc. ^	73,311	2,529
Distributors (2.4%)
LI & Fung, Ltd.	4,064,000	7,023
Diversified Consumer Services (3.8%)
New Oriental Education & Technology
Group ADR ‡ ^	106,177	5,830
Strayer Education, Inc. ^	24,894	5,337
Diversified Financial Services (5.1%)
IntercontinentalExchange, Inc. ‡	74,510	6,143
Leucadia National Corp. ‡ ^	446,013	8,831
Energy Equipment & Services (2.1%)
IHS, Inc. -Class A ‡ ^	164,957	6,173
Gas Utilities (1.1%)
Questar Corp. ^	104,360	3,411
Health Care Equipment & Supplies (4.2%)
Gen-Probe, Inc. ‡	141,747	6,072
Intuitive Surgical, Inc. ‡ ^	24,003	3,048
Mindray Medical International, Ltd. ADR ^	204,758	3,686
Hotels, Restaurants & Leisure (7.1%)
Ctrip.Com International, Ltd. ADR ^	263,073	6,261
Starbucks Corp. ‡	617,220	5,839
Wynn Resorts, Ltd. ‡ ^	210,425	8,893
Household Durables (2.8%)
Gafisa SA ADR ^	215,749	1,998
Mohawk Industries, Inc. ‡ ^	61,502	2,643
NVR, Inc. ‡ ^	7,909	3,608
Insurance (1.1%)
Alleghany Corp. ‡ ^	11,507	3,245
Internet & Catalog Retail (3.5%)
Amazon.com, Inc. ‡ ^	59,385	3,045
priceline.com, Inc. ‡ ^	101,926	7,507
Internet Software & Services (8.9%)
Alibaba.Com, Ltd. ‡	4,150,300	3,009
Baidu, Inc. ADR ‡ ^	46,647	6,091
Equinix, Inc. ‡ ^	61,585	3,276
Tencent Holdings, Ltd.	1,723,200	11,197
Yahoo, Inc. ‡ ^	255,600	3,118
IT Services (2.4%)
Redecard SA	655,216	7,221
Life Sciences Tools & Services (6.8%)
Illumina, Inc. ‡ ^	387,552	10,096
Techne Corp.	155,841	10,055
Media (3.8%)
Discovery Communications, Inc. -Series C ‡ ^	195,502	2,618
Discovery Communications, Inc. -Series A ‡	163,613	2,317
Groupe Aeroplan, Inc.	431,942	2,952
Grupo Televisa SA ADR ^	213,248	3,186
Oil, Gas & Consumable Fuels (11.7%)
PetroHawk Energy Corp. ‡ ^	102,834	1,607
Range Resources Corp. ^	79,176	2,723
Southwestern Energy Co. ‡ ^	597,132	17,299
Ultra Petroleum Corp. ‡ ^	392,717	13,553
Professional Services (2.2%)
Corporate Executive Board Co. ^	170,552	3,762
Monster Worldwide, Inc. ‡ ^	234,152	2,831
Real Estate Management & Development (1.8%)
Brookfield Asset Management, Inc. -Class A	356,179	5,439
Software (2.4%)
Salesforce.Com, Inc. ‡ ^	223,333	7,149
Specialty Retail (1.2%)
Abercrombie & Fitch Co. -Class A ^	161,142	3,718
Textiles, Apparel & Luxury Goods (0.4%)
Lululemon Athletica, Inc. ‡	169,281	1,342
Transportation Infrastructure (1.2%)
Grupo Aeroportuario del Pacifico SA de CV ADR ^	159,855	3,680
Wireless Telecommunication Services (1.0%)
NII Holdings, Inc. ‡ ^	172,368	3,135

Total Common Stocks (cost $462,037)		290,686

	Principal
REPURCHASE AGREEMENT (2.0%)
State Street Repurchase Agreement 0.01%, dated 12/31/2008, to be repurchased at $5,849 on 01/02/2009 à •	$5,849	5,849

Total Repurchase Agreement (cost $5,849)		5,849

	Shares
SECURITIES LENDING COLLATERAL (14.8%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.14% à▲	44,122,234	44,122

Total Securities Lending Collateral (cost $44,122)		44,122

Total Investment Securities (cost $514,392) #		$343,041

The notes to the financial statements are an integral part of this report.

4

At December 31, 2008
(all amounts in thousands)

NOTES TO SCHEDULE OF INVESTMENTS:

▲	Interest rate shown reflects the yield at 12/31/2008.

§	Illiquid. These securities aggregated $2,384, or 0.80% of the Fund’s net assets.

^	All or a portion of this security is on loan. The value of all securities on loan is $43,049.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with a zero coupon interest rate, a maturity date of 01/29/2009, and with a market value plus accrued interest of $6,000.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $515,897. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $12,244 and $185,100, respectively. Net unrealized depreciation for tax purposes is $172,856.

Ә	Security fair valued as determined in good faith in accordance with procedures established by the Trust’s Board of Trustees.
DEFINITION:
ADR            American Depositary Receipt
The following is a summary of the fair valuations according to the inputs used as of December 31, 2008 in valuing the Fund’s assets and liabilities.

Investments in Securities
Level 1	Level 2	Level 3	Total Investments in Securities
$313,578	$27,079	$2,384	$343,041
The following is a reconciliation of the fair valuations using significant unobservable inputs (Level 3) for the Fund during the year ending December 31, 2008:

Beginning	Net	Accrued		Total Unrealized	Net Transfers	Ending
Balance at	Purchases/	Discounts/	Total Realized	Appreciation/	In/(Out)	Balance at
12/31/2007	(Sales)	(Premiums)	Gain/ (Loss)	(depreciation)	of Level 3	12/31/2008
$—	$2,384	$—	$—	$—	$—	$2,384
The notes to the financial statements are an integral part of this report.

5

STATEMENT OF ASSETS AND LIABILITIES
At December 31, 2008
(all amounts except per share amounts in thousands)

Assets:
Investment securities, at value (cost: $514,392) (including securities loaned of $43,049)	$343,041
Receivables:
Shares sold	3
Income from loaned securities	148
Dividends	58

343,250

Liabilities:
Accounts payable and accrued liabilities:
Shares redeemed	197
Management and advisory fees	207
Distribution and service fees	1
Transfer agent fees	1
Administration fees	5
Payable for collateral for securities on loan	44,122
Other	135

44,668

Net Assets	$298,582

Net Assets Consist of:
Capital Stock ($.01 par value)	$220
Additional paid-in capital	881,716
Accumulated net investment loss	(1)
Accumulated net realized loss from investment securities and foreign currency transactions	(412,002)
Net unrealized depreciation on:
Investment securities	(171,351)

Net Assets	$298,582

Net Assets by Class:
Initial Class	$294,219
Service Class	4,363
Shares Outstanding:
Initial Class	21,650
Service Class	325
Net Asset Value and Offering Price Per Share:
Initial Class	$13.59
Service Class	13.44
STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(all amounts in thousands)

Investment Income:
Dividends (net of withholding taxes on foreign dividends of $103)	$2,708
Interest	247
Income from loaned securities-net	1,509

4,464

Expenses:
Management and advisory fees	3,943
Printing and shareholder reports	89
Custody fees	101
Administration fees	99
Legal fees	21
Audit fees	18
Trustees fees	15
Transfer agent fees	8
Distribution and service fees:
Service Class	21
Other	11

Total expenses	4,326

Net Investment Income	138

Net Realized Loss from:
Investment securities	(22,745)
Foreign currency transactions	947

(21,798)

Net Decrease in Unrealized Depreciation on:
Investment securities	(257,669)

Net Realized and Unrealized Loss	(279,467)

Net Decrease In Net Assets Resulting from Operations	$(279,329)

The notes to the financial statements are an integral part of this report.

6

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended:
(all amounts in thousands)

	December 31,	December 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$138	$2,983
Net realized gain (loss) from investment securities and foreign currency transactions	(21,798)	82,609
Change in net unrealized appreciation (depreciation) on investment securities and foreign currency translation	(257,669)	42,072

Net increase (decrease) in net assets resulting from operations	(279,329)	127,664

Distributions to Shareholders:
From net investment income:
Initial Class	(10,060)	—
Service Class	(173)	—

	(10,233)	—

Capital Share Transactions:
Proceeds from shares sold:
Initial Class	12,193	36,884
Service Class	3,006	7,159

	15,199	44,043

Dividends and distributions reinvested:
Initial Class	10,060	—
Service Class	173	—

	10,233	—

Cost of shares redeemed:
Initial Class	(91,618)	(108,211)
Service Class	(5,795)	(3,380)

	(97,413)	111,591

Net decrease in net assets from capital shares transactions	(71,981)	(67,548)

Net increase (decrease) in net assets	(361,543)	60,116

Net Assets:
Beginning of year	660,125	600,009

End of year	$298,582	$660,125

Undistributed (Accumulated) Net Investment Income (Loss)	$(1)	$4,495

Share Activity:
Shares issued:
Initial Class	572	1,546
Service Class	141	295

	713	1,841

Shares issued-reinvested from distributions:
Initial Class	473	—
Service Class	8	—

	481	—

Shares redeemed:
Initial Class	(4,484)	(4,604)
Service Class	(296)	(140)

	(4,780)	(4,744)

Net decrease in shares outstanding:
Initial Class	(3,439)	(3,058)
Service Class	(147)	155

	(3,586)	(2,903)

The notes to the financial statements are an integral part of this report.

7

FINANCIAL HIGHLIGHTS
For a share outstanding throughout each period

	Initial Class
	Year Ended December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.83	$21.08	$19.18	$17.85	$16.66
Investment Operations
Net investment income (loss)(a)	— (b)	0.11	0.05	(0.02)	0.01
Net realized and unrealized gain (loss)	(11.80)	4.64	1.85	1.37	1.18

Total operations	(11.80)	4.75	1.90	1.35	1.19

Distributions
From net investment income	(0.44)	—	—	(0.02)	—

Total distributions	(0.44)	—	—	(0.02)	—

Net Asset Value
End of year	$13.59	$25.83	$21.08	$19.18	$17.85

Total Return(c)	(46.29)%	22.53%	9.91%	7.55%	7.14%
Net Assets End of Year (000’s)	$294,219	$648,069	$593,375	$642,496	$702,974
Ratio and Supplemental Data
Expenses to average net assets	0.87%	0.89%	0.89%	0.92%	0.89%
Net investment income (loss), to average net assets	0.03%	0.47%	0.24%	(0.13)%	0.09%
Portfolio turnover rate	39%	76%	65%	177%	170%
For a share outstanding throughout each period

	Service Class
	Year Ended December 31,
	2008	2007	2006		2005	2004
Net Asset Value
Beginning of year	$25.56	$20.91	$19.07		$17.78	$16.63
Investment Operations
Net investment income (loss)(a)	(0.05)	0.05	—	(b)	(0.07)	0.01
Net realized and unrealized gain (loss)	(11.68)	4.60	1.84		1.36	1.14

Total operations	(11.73)	4.65	1.84		1.29	1.15

Distributions
From net investment income	(0.39)	—	—		—	—

Total distributions	(0.39)	—	—		—	—

Net Asset Value
End of year	$13.44	$25.56	$20.91		$19.07	$17.78

Total Return(c)	(46.44)%	22.24%	9.59%		7.31%	6.92%
Net Assets End of Year (000’s)	$4,363	$12,057	$6,634		$4,758	$2,971
Ratio and Supplemental Data
Expenses to average net assets	1.12%	1.14%	1.14%		1.17%	1.15%
Net investment income (loss), to average net assets	(0.22)%	0.21%	—	%(d)	(0.40)%	0.06%
Portfolio turnover rate	39%	76%	65%		177%	170%

(a)	Calculation is based on average number of shares outstanding.

(b)	Rounds to less than ($0.01) or $0.01.

(c)	Total Return reflects all portfolio expenses and includes reinvestment of dividends and capital gains; it does not reflect the charges and deductions under the policies or annuity contracts.

(d)	Rounds to less than (0.01%) or 0.01%.
The notes to the financial statements are an integral part of this report.

8

NOTES TO FINANCIAL STATEMENTS
At December 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Series Trust (“TST”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to May 1, 2008, TST was known as AEGON/Transamerica Series Trust. At the same time, Van Kampen Mid-Cap Growth also changed its name to Transamerica Van Kampen Mid-Cap Growth VP (the “Fund”). TST serves as a funding vehicle for variable life insurance, variable annuity, and group annuity products. The Fund is part of TST.
In the normal course of business, the Fund enters into contracts that contain a variety of representations that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.
This report should be read in conjunction with the current Fund prospectus, which contains more complete information about the Fund.
In preparing the Fund’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Fund.
Multiple class operations, income, and expenses: The Fund currently offers two classes of shares; an Initial Class and a Service Class. Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Fund values its investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. Fund investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Investment company securities are valued at the net asset value of the underlying portfolio.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Fund’s net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Fund may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.
The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”): FAS 157 defines fair value as the price that a fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes and requires disclosure of a fair value hierarchy, separately for each major category of assets and liabilities,that segregates fair value measurements into levels (Levels 1, 2, and 3). Categorization of fair value measurements is determined by the nature of the inputs as follows: inputs using quoted prices in active markets for identical assets or liabilities (“Level 1”), significant other observable inputs (“Level 2”), and significant unobservable inputs (“Level 3”). Valuation levels are not necessarily an indication of the risk associated with investing in those securities. For fair valuations using significant unobservable inputs, FAS 157 requires a reconciliation of the beginning to ending balances for reported market values that presents changes attributable to total realized and unrealized gains or losses, purchases and sales, and transfers in/out of the Level 3 category during the period. In accordance with the requirements of FAS 157, a fair value hierarchy and Level 3 reconciliation have been included in the Notes to the Schedule of Investments.
Repurchase agreements: The Fund is authorized to enter into repurchase agreements. The Fund, through its custodian, State Street Bank & Trust Company (“State Street”), receives delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Fund will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

9

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Commission recapture: The sub-adviser, to the extent consistent with the best execution and usual commission rate policies and practices, may place security transactions of the Fund with broker/dealers with which TST has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Fund. In no event will commissions paid by the Fund be used to pay expenses that would otherwise be borne by any other funds within TST, or by any other party.
Recaptured commissions during the year ended December 31, 2008 of $39 are included in net realized loss in the Statement of Operations.
Securities lending: The Fund may lend securities to qualified borrowers, with State Street acting as the Fund’s lending agent. The Fund earns negotiated lenders’ fees. The Fund receives cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Fund monitors the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at December 31, 2008 is shown in the Schedule of Investments and in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street for its services.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the first-in, first-out basis. Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Fund is informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Dividend distributions: Dividends and capital gains distributions are typically declared and reinvested annually and are generally paid and reinvested on the business day following the ex-dividend date.
NOTE 2. RELATED PARTY TRANSACTIONS
TST serves as a funding vehicle for certain affiliated asset allocation portfolios and certain affiliated separate accounts of Western Reserve Life Assurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Monumental Life Insurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, and Transamerica Occidental Life Insurance Company.
TAM is the Fund’s investment adviser. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
Transamerica Fund Services, Inc. (“TFS”) is the Fund’s administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Fund’s distributor. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Fund are also officers and/or directors of TAM, TFS, and TCI.
Investment advisory fee: The Fund pays management fees to TAM based on average daily net assets at the following breakpoints:

First $1 billion	0.80%
Over $1 billion	0.775%
TAM has contractually agreed to waive its advisory fee and will reimburse the Fund to the extent that operating expenses, excluding distribution and service fees, exceed the following stated annual limit:
1.00% Expense Limit
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Fund may be required to pay the adviser a portion or all of the waived advisory fees.
There were no amounts recaptured during the year ended December 31, 2008. There are no amounts available for recapture at December 31, 2008.
Distribution and service fees: TST has adopted a distribution plan (“Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Distribution Plan, TST entered into a Distribution Agreement with TCI as the Fund’s distributor.
Under the Distribution Plan and Distribution Agreement, TCI, on behalf of the Fund, is authorized to pay various service providers, as direct payment for expenses incurred in connection with distribution of the Fund’s Initial Class shares, amounts equal to actual expenses associated with distributing the shares.
The Distribution Plan requires TST to pay distribution fees to TCI as compensation for its activities, not as reimbursement for specific expenses. The fee on the Service Class shares is paid to the insurance companies for providing services and account maintenance for their policyholders who invest in the variable insurance products which invest in the Service Class shares.

10

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
The Fund is authorized under the Distribution Plan to pay fees on each class up to the following limits:

Initial Class	0.15%
Service Class	0.25%
TCI has determined that it will not seek payment by the Fund of the distribution expenses incurred with respect to the Initial Class shares before April 30, 2010. Prior to TCI seeking reimbursement of future expenses, policy and contract owners will be notified in advance. The Fund will pay fees relating to Service Class shares.
Administrative services: The Fund has entered into an agreement with TFS for financial and legal fund administration services. The Fund pays TFS an annual fee of 0.02% of average net assets. The Legal fees on the Statement of Operations are for fees paid to external legal counsel.
Brokerage commissions: Brokerage commissions incurred on security transactions placed with affiliates of the adviser for the year ended December 31, 2008 were $16.
Deferred compensation plan: Each eligible Trustee may defer a portion or all of total fees earned as a Fund Trustee under a non-qualified deferred compensation plan effective January 1, 1996, amended and restated April 3, 2008 (the “Deferred Compensation Plan”). Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of the Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trust. The pro rata liability of the Fund for deferred fees in the Plan totaled $12 as of December 31, 2008.
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”), effective September 1, 1990, amended and restated effective January 1, 2005, each Independent Trustee elected to serve as Trustee Emeritus of TST upon his or her termination of service, other than removal for cause, was entitled to 50% of the Trustee’s retainer at the time of election for a maximum period of five years, determined by his or her years of service as a Trustee.
These amounts were accrued by and allocated to each series of TST on a pro rata basis. Any increases in retainers during the existence of the plan were reflected in accruals, so that 50% of the Trustee’s current retainer was accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred would become payable to a Trustee Emeritus (or his/her beneficiary). Compensation would be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
The Emeritus Plan was terminated effective October 30, 2007. Upon termination, the Fund continues to pay any remaining benefits in accordance with the Plan, but no further compensation has been accrued. Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of TST.
At December 31, 2008, the Fund’s remaining liability related to the Emeritus Plan totaled $1.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended December 31, 2008 were as follows:

Purchases of securities:
Long-term	$187,565
U.S. Government	—

Proceeds from maturities and sales of securities:
Long-term	231,542
U.S. Government	—
NOTE 4. FEDERAL INCOME TAX MATTERS
The Fund has not made any provision for federal income or excise taxes due to its policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, such things as wash sales, return of capital, capital loss carryforwards, and post-October loss deferrals.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

Additional paid-in capital	$(3,973)
Undistributed (accumulated) net investment income (loss)	$5,599
Undistributed (accumulated) net realized gain (loss) from investment securities	$(1,626)

11

NOTES TO FINANCIAL STATEMENTS (continued)
At December 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The capital loss carryforwards are available to offset future realized gains, subject to certain limitations under the Internal Revenue Code, through the periods listed:

Capital Loss
Carryforwards	Available Through
$102,508	December 31, 2009
$285,142	December 31, 2010
$6,742	December 31, 2016
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

2007 Distributions paid from:
Ordinary Income	$—
Long-term Capital Gain	—

2008 Distributions paid from:
Ordinary Income	10,233
Long-term Capital Gain	—

The tax basis components of distributable earnings as of December 31, 2008 are as follows:

Undistributed Ordinary Income	$—

Undistributed Long-term Capital Gain	$—

Capital Loss Carryforward	$(394,392)

Post October Capital Loss Deferral	$(16,106)

Post October Currency Loss Deferral	$—

Net Unrealized Appreciation (Depreciation)	$(172,856)

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statement disclosures.

12

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of
Transamerica Van Kampen Mid-Cap Growth VP:
In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Van Kampen Mid-Cap Growth VP (the “Fund”) (one of the portfolios constituting Transamerica Series Trust) at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian, provide a reasonable basis for our opinion.
Tampa, Florida
February 25, 2009

13

SUPPLEMENTAL TAX INFORMATION (unaudited)
(all amounts in thousands)
For tax purposes, the Fund has made no Long-Term Capital Gain Designation for the year ended December 31, 2008.

14

Transamerica Series Trust
BOARD MEMBERS AND OFFICERS
The Trust is governed by a Board of Trustees. Subject to the supervision of the Board of Trustees, the assets of each portfolio are managed by an investment adviser and sub-advisers, and the respective portfolio managers. The Board of Trustees is responsible for managing the business and affairs of the Trust and oversees the operation of the Trust by its officers. It also reviews the management of the portfolios’ assets by the investment adviser and sub-advisers. The Trust’s portfolios are among the funds advised and sponsored by Transamerica Asset Management, Inc. (“TAM”) (collectively, the “Transamerica Asset Management Group”). The Transamerica Asset Management Group (“TAMG”) consists of Transamerica Funds, Transamerica Series Trust (“TST”), Transamerica Investors, Inc. (“TII”), Transamerica Income Shares, Inc. (“TIS”), Transamerica Partners Funds Group (“TPFG”), Transamerica Partners Funds Group II (“TPFG II”), Transamerica Partners Portfolios (“TPP”), and Transamerica Asset Allocation Variable Funds (“TAAVF”) and consists of 176 portfolios.
The mailing address of each Board Member and Officer is c/o Secretary of the Funds, 570 Carillon Parkway, St. Petersburg, Florida 33716. Information about Trustees (also referred to as “Board Members”) and Officers of the Trust is as follows:

Term of
		Office and		Number of
		Length of		Funds in
		Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships

INTERESTED BOARD MEMBER**

John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 1999	Chairman and Board Member (2008 — present), President (2007 — present), Chief Executive Officer (2006 - present), Vice President, Secretary and Chief Compliance Officer (2003 - 2006), TII;

Chairman, Board Member, President and Chief Executive Officer, TPP, TPFG, TPFG II and TAAVF (2007 - present);

Chairman (2007 — present), Board Member (2006 - present), President and Chief Executive Officer (2006 - present), Senior Vice President (1999 — 2006), Chief Compliance Officer, General Counsel and Secretary (1999 — 2006), Transamerica Funds and TST;

Chairman (2007 — present), Board Member (2006 - present), President and Chief Executive Officer (2006 - present), Senior Vice President (2002 — 2006), General Counsel, Secretary and Chief Compliance Officer (2002 — 2006), TIS;

President and Chief Executive Officer (2006 — present), Senior Vice President (1999 - 2006), Director (2000 - present), General Counsel and Secretary (2000 — 2006), Chief Compliance Officer (2004 — 2006), TAM;

President and Chief Executive Officer (2006 — present), Senior Vice President (1999 - 2006), Director (2001 - present), General Counsel and Secretary (2001 — 2006), Transamerica Fund Services, Inc. (“TFS”);

Vice President, AFSG Securities Corporation (2001 -present);

Senior Vice President, General Counsel and Secretary, Transamerica Index Funds, Inc. (“TIF”) (2002 - 2004); and

			Director (2008 — present), Vice President, Transamerica Investment Services, Inc. (“TISI”) (2003 — 2005) and Transamerica Investment Management, LLC (“TIM”) (2001 - 2005).	176	N/A

		Term of
		Office and		Number of
		Length of		Funds in
		Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships

INDEPENDENT BOARD MEMBERS***

Sandra N. Bane (1952)	Board Member	Since 2008	Retired, KPMG (1999 — present); and Board Member, TII (2003 — present), Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2008 — present).	176	Big 5 Sporting Goods (2002 — present); AGL Resources, Inc. (energy services holding company) (2008 — present)

Leo J. Hill (1956)	Lead Independent Board Member	Since 2001	Principal, Advisor Network Solutions, LLC (business consulting) (2006 — present);

Board Member, TST (2001 — present);

Board Member, Transamerica Funds and TIS (2002 — present);

Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present); TII (2008 — present);

Owner and President, Prestige Automotive Group (2001 — 2005);

President, L. J. Hill & Company (1999 — present);

Market President, Nations Bank of Sun Coast Florida (1998 — 1999);

President and Chief Executive Officer, Barnett Banks of Treasure Coast Florida (1994 — 1998);

Executive Vice President and Senior Credit Officer, Barnett Banks of Jacksonville, Florida (1991 — 1994); and

			Senior Vice President and Senior Loan Administration Officer, Wachovia Bank of Georgia (1976 — 1991).	176	N/A

Neal M. Jewell (1935)	Board Member	Since 2007	Retired (2004 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (1993 — present); Board Member, Transamerica Funds, TST and TIS (2007 — present); Board Member, TII (2008 — present); and Independent Trustee, EAI Select Managers Equity Fund (a mutual fund) (1996 — 2004).	176	N/A

Russell A. Kimball, Jr. (1944)	Board Member	Since 1986	General Manager, Sheraton Sand Key Resort (1975 — present); Board Member, TST (1986 — present); Board Member, Transamerica Funds and TIS (2002 — present); TPP, TPFG, TPFG II and TAAVF (2007 — present); and Board Member, TII (2008 — present).	176	N/A

		Term of
		Office and		Number of
		Length of		Funds in
		Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships

INDEPENDENT BOARD MEMBERS***

Eugene M. Mannella (1954)	Board Member	Since 2007	Chief Executive Officer, HedgeServ Corporation (hedge fund administration) (2008 — present); Self-employed consultant (2006 - present); President, ARAPAHO Partners LLC (limited purpose broker-dealer) (1998 — 2008); Board Member, TPP, TPFG, TPFG II and TAAVF (1994 — present); Board Member, Transamerica Funds, TIS and TST (2007 — present); Board Member, TII (2008 — present); and President, International Fund Services (alternative asset administration) (1993 — 2005).	176	N/A

Norman R. Nielsen (1939)	Board Member	Since 2006	Retired (2005 — present); Board Member, Transamerica Funds, TST and TIS (2006 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present); Board Member, TII (2008 — present); Director, Iowa Health Systems (1994 — 2003); Director, Iowa Student Loan Service Corporation (2006 — present); Director, League for Innovation in the Community Colleges (1985 — 2005); Director, U.S. Bank (1987 — 2006); and President, Kirkwood Community College (1985 — 2005).	176	Buena Vista University Board of Trustees (2004 — present)

Joyce G. Norden (1939)	Board Member	Since 2007	Retired (2004 — present); Board Member, TPFG, TPFG II and TAAVF (1993 — present); Board Member, TPP (2002 — present); Board Member, Transamerica Funds, TST and TIS (2007 — present); Board Member, TII (2008 — present); and Vice President, Institutional Advancement, Reconstructionist Rabbinical College (1996 — 2004).	176	Board of Governors, Reconstructionist Rabbinical College (2007 — present)

		Term of
		Office and		Number of
		Length of		Funds in
		Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships

Patricia L. Sawyer (1950)	Board Member	Since 2007	Retired (2007 — present); President/Founder, Smith & Sawyer LLC (management consulting) (1989 — 2007); Board Member, Transamerica Funds and TST (2007 — present); Board Member, TIS (2007 — present); Board Member, TII (2008 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (1993 — present); Vice President, American Express (1987 — 1989); Vice President, The Equitable (1986 — 1987); and Strategy Consultant, Booz, Allen & Hamilton (1982 — 1986).	176	N/A

John W. Waechter (1952)	Board Member	Since 2004	Attorney, Englander & Fischer, P.A. (2008 — present); Retired (2004 — 2008); Board Member, TST and TIS (2004 — present); Board Member, Transamerica Funds (2005 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present); Board Member, TII (2008 — present); Executive Vice President, Chief Financial Officer and Chief Compliance Officer, William R. Hough & Co. (securities dealer) (1979 — 2004); and Treasurer, The Hough Group of Funds (1993 — 2004).	176	N/A

*	Each Board Member shall hold office until: 1) his or her successor is elected and qualified or 2) he or she resigns, retires or his or her term as a Board Member is terminated in accordance with the Trust’s Declaration of Trust.

**	May be deemed an “interested person” (as that term is defined in the 1940 Act) of the Trust because of his employment with TAM or an affiliate of TAM.

***	Independent Board Member means a Board Member who is not an “interested person” (as that term is defined under the 1940 Act) of the Trust.

OFFICERS

Term of Office
		and Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years

John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 1999	See the table above.

Dennis P. Gallagher (1970)	Vice President, General Counsel and Secretary	Since 2006	Vice President, General Counsel and Secretary, TII, Transamerica Funds, TST and TIS (2006 — present);

Vice President, General Counsel and Secretary, TPP, TPFG, TPFG II and TAAVF (2007 — present);

Director, Senior Vice President, General Counsel and Secretary, TAM and TFS (2006 — present);

Assistant Vice President, Transamerica Capital, Inc. (2007 — present); and

Director, Deutsche Asset Management (1998 — 2006).

Joseph P. Carusone (1965)	Vice President, Treasurer and Principal Financial Officer	Since 2007	Vice President, Treasurer and Principal Financial Officer, Transamerica Funds, TST, TIS and TII (2007 — present);

Vice President (2007 — present), Treasurer and Principal Financial Officer (2001 — present), TPP, TPFG, TPFG II and TAAVF;

Senior Vice President, TAM and TFS (2007 — present);

Senior Vice President (2008 — present), Vice President (2001 — 2008); Diversified Investment Advisors, Inc. (“DIA”);

Director and President, Diversified Investors Securities Corp. (“DISC”) (2007 — present);

Director, Transamerica Financial Life Insurance Company (“TFLIC”) (2004 — present); and

Treasurer, Diversified Actuarial Services, Inc. (2002 — present).

Christopher A. Staples (1970)	Vice President and Chief Investment Officer	Since 2005	Vice President and Chief Investment Officer (2007 — present); Vice President — Investment Administration (2005 — 2007), TII;

Vice President and Chief Investment Officer (2007 — present), Senior Vice President — Investment Management (2006 — 2007), Vice President — Investment Management (2005 — 2006), Transamerica Funds, TST and TIS;

Vice President and Chief Investment Officer, TPP, TPFG, TPFG II and TAAVF (2007 — present);

Director (2005 — present), Senior Vice President — Investment Management (2006 — present) and Chief Investment Officer (2007 — present), TAM;

Director, TFS (2005 — present); and

Assistant Vice President, Raymond James & Associates (1999 — 2004).

Term of Office
		and Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years

Rick B. Resnik (1967)	Vice President, Chief Compliance Officer and Conflicts of Interest Officer	Since 2008	Chief Compliance Officer, TPP, TPFG, TPFG II and TAAVF (1998 — present);

Chief Compliance Officer, Transamerica Funds, TST, TIS and TII (2008 — present); Vice President and Conflicts of Interest Officer, TPP, TPFG, TPFG II, TAAVF, Transamerica Funds, TST, TIS and TII (2008 — present);

Senior Vice President and Chief Compliance Officer, TAM (2008 — present);

Senior Vice President, TFS (2008 — present);

Director (2000 — present), Vice President and Chief Compliance Officer (1997 — present), DISC; and

Assistant Vice President, TFLIC (1999 — present).

Robert A. DeVault Jr. (1965)	Assistant Treasurer	Since 2009	Assistant Treasurer, Transamerica Funds, TST, TII, TIS, TPP, TPFG, TPFG II and TAAVF (January 2009 — present); and

Assistant Vice President, (2007 — present), Manager, Fund Administration (2002 — 2007), TFS.

Suzanne Valerio-Montemurro (1964)	Assistant Treasurer	Since 2007	Assistant Treasurer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2007 — present); and Vice President, DIA (1998 — present).

Sarah L. Bertrand (1967)	Assistant Secretary	Since 2009	Assistant Secretary, Transamerica Funds, TST, TII, TIS, TPP, TPFG, TPFG II and TAAVF (January 2009 — present);

Assistant Vice President and Manager, Legal Administration, TAM and TFS (2007 — present);

Assistant Secretary and Chief Compliance Officer, 40|86 Series Trust and 40|86 Strategic Income Fund (2000 — 2007); and

Second Vice President and Assistant Secretary, Legal and Compliance, 40|86 Capital Management, Inc. (1994 —2007).

Timothy J. Bresnahan (1968)	Assistant Secretary	Since 2009	Assistant Secretary, Transamerica Funds, TST, TII, TIS, TPP, TPFG, TPFG II and TAAVF (January 2009 — present);

Counsel, TAM (2008 — present);

Counsel (contract), Massachusetts Financial Services, Inc. (2007);

Assistant Counsel, BISYS Fund Services Ohio, Inc. (2005 — 2007); and

Associate, Greenberg Traurig, P.A. (2004 — 2005).

Richard E. Shield, Jr. (1974)	Tax Officer	Since 2008	Tax Officer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2008 — present);

Tax Manager, Jeffrey P. McClanathan, CPA (2006 — 2007) and Gregory, Sharer & Stuart (2005 — 2006);

Tax Senior, Kirkland, Russ, Murphy & Tapp, P.A. (2003 — 2005); and

Certified Public Accountant, Schultz, Chaipel & Co., LLP (1998 — 2003).

*	Elected and serves at the pleasure of the Board of the Trust.

If an officer has held offices for different Funds for different periods of time, the earliest applicable date is shown.

PROXY VOTING POLICIES AND PROCEDURES AND QUARTERLY PORTFOLIO HOLDINGS
A description of Transamerica Series Trust’s proxy voting policies and procedures is available in the Statement of Additional Information of the Funds, available without charge upon request by calling 1-800-851-9777 (toll free) or on the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov.
In addition, the Funds are required to file Form N-PX, with their complete proxy voting records for the 12 months ended June 30th, no later than August 31st of each year. The Form is available without charge: (1) from the Funds, upon request by calling 1-800-851-9777; and (2) on the SEC’s website at http://www.sec.gov.
The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarter of each fiscal year on Form N-Q which is available on the SEC’s website at http://www.sec.gov. The Funds’ Form N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

P.O. Box 9012
Clearwater, FL 33758-9012

Distributor:	Transamerica Capital, Inc. 4600 South Syracuse Street Denver, CO 80237 Customer Service: 1-800-851-9777

Item 2: Code of Ethics.
(a)	Registrant has adopted a code of ethics that applies to its principal executive officer, principal financial officer, and any other officers who serve a similar function.

(b)	Registrant’s code of ethics is reasonably designed as described in this Form N-CSR.

(c)	During the period covered by the report, no amendments were made to the provisions of this code of ethics.

(d)	During the period covered by the report, Registrant did not grant any waivers, including implicit waivers, from the provisions of this code of ethics.

(e)	Not Applicable

(f)	Registrant has filed this code of ethics as an exhibit pursuant to Item 12(a)(1) of Form N-CSR.
Item 3: Audit Committee Financial Experts.
Registrant’s Board of Trustees has determined that Sandra N. Bane, John W. Waechter and Eugene M. Mannella are “audit committee financial experts,” as such term is defined in Item 3 of Form N-CSR. Ms. Bane, Mr. Waechter and Mr. Mannella are “independent” under the standards set forth in Item 3 of Form N-CSR. The designation of Ms. Bane, Mr. Waechter and Mr. Mannella as “audit committee financial experts” pursuant to Item 3 of Form N-CSR does not (i) impose upon them any duties, obligations, or liabilities that are greater than the duties, obligations and liabilities imposed upon them as a member of the Registrant’s audit committee or Board of Trustees in the absence of such designation; or (ii) affect the duties, obligations or liabilities of any other member of the Registrant’s audit committee or Board of Trustees.
Item 4: Principal Accountant Fees and Services.
(in thousands)

			Fiscal Year Ended 12/31
			2008	2007
(a)		Audit Fees	708	602
(b)		Audit-Related Fees(1)	—	—
(c)		Tax Fees(2)	212	194
(d)		All Other Fees	N/A	N/A
(e)	(1)	Pre-approval policy(3)
(e)	(2)	% of above that were pre-approved	0%	0%
(f)		If greater than 50%, disclose hours	N/A	N/A
(g)		Non-audit fees rendered to Adviser (or affiliate that provided services to Registrant)	N/A	N/A
(h)
Disclose whether the Audit Committee has considered whether the provisions of non-audit services rendered to the Adviser that were NOT pre-approved is compatible with maintaining the auditor’s independence.
			Yes	Yes

3

(1)	Audit-Related Fees represent assurance and related services provided that are reasonably related to the performance of the audit of the financial statements of the Registrant, specifically data verification and agreed-upon procedures related to asset securitizations and agreed-upon procedures engagements.

(2)	Tax Fees represent tax compliance, tax planning and tax advice services provided in connection with the preparation and review of the Registrant’s tax returns.

(3)	The Audit Committee may delegate any portion of its authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to one or more members or a subcommittee. Any decision of the subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting.
Item 5: Audit Committee of Listed Registrants.
The following individuals comprise the standing Audit Committee: Sandra N. Bane, Leo J. Hill, Neal M. Jewell, Russell A. Kimball, Jr., Eugene M. Mannella, Norman R. Nielsen, Joyce G. Norden, Patricia L. Sawyer and John W. Waechter.
Item 6: Schedule of Investments.
The schedules of investments are included in the annual report to shareholders filed under Item 1 of this Form N-CSR.
Item 7: Disclosure of Proxy Voting Policies and Procedures for Closed-End Management Investment Companies. Not applicable.
Item 8: Portfolio Managers of Closed-End Management Investment Companies. Not applicable.
Item 9. Purchases of Equity Securities by Closed-End Management Investment Company and Affiliated Purchasers. Not applicable.
Item 10: Submission of Matters to a Vote of Security Holders
The Registrant’s Nominating Committee’s provisions with respect to nominations of Trustees to its Board are as follows:
A candidate for nomination as Trustee submitted by a shareholder will not be deemed to be properly submitted to the Committee for the Committee’s consideration unless the following requirements have been met and procedures followed:
1.	Each eligible shareholder or shareholder group may submit no more than one nominee each calendar year.

2.	The nominee must satisfy all qualifications provided herein and in the Funds’ organizational documents, including qualification as a possible Independent Trustee if the nominee is to serve in that capacity.

4

•	The nominee may not be the nominating shareholder, a member of the nominating shareholder group or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group.(1)

•	Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the year prior to the nomination by any nominating shareholder entity or entity in a nominating shareholder group.

•	Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

•	The nominee may not be an executive officer, director or person fulfilling similar functions of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

•	The nominee may not control the nominating shareholder or any member of the nominating shareholder group (or, in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

•	A shareholder or shareholder group may not submit for consideration a nominee which has previously been considered by the Committee.
3.	In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the shareholder or shareholder group submitting the proposed nominee:
•	Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of a Fund’s (or a series thereof) securities that are eligible to vote both at the time of submission of the nominee and at the time of the Board member election. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting.

The nominating shareholder or shareholder group must also bear the economic risk of the investment.

•	The nominating shareholder or shareholder group must also submit a certification which provides the number of shares which the person or group has (a) sole power to vote or direct the vote; (b) shared power to vote or direct the vote; (c) sole power to dispose or direct the disposition of such shares; and (d) shared power to dispose or direct the disposition of such shares. In addition the certification shall provide that the shares have been held continuously for at least two years.
4.	Shareholders or shareholder groups submitting proposed nominees must substantiate compliance with the above requirements at the time of submitting their proposed nominee as part of their written submission to the attention of the Funds’ Secretary, who will provide all submissions to the Committee. This submission to the Funds must include:

(1)	Terms such as “immediate family member” and “control” shall be interpreted in accordance with the federal securities laws.

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•	the shareholder’s contact information;

•	the nominee’s contact information and the number of applicable Fund shares owned by the proposed nominee;

•	all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A under the Securities Exchange Act of 1934; and

•	a notarized letter executed by the nominee, stating his or her intention to serve as a nominee and be named in a Fund’s proxy statement, if so designated by the Committee and the Funds’ Board.
5.	The Committee will consider all submissions meeting the applicable requirements stated herein that are received by December 31 of the most recently completed calendar year.
Item 11: Controls and Procedures.
(a)	The Registrant’s principal executive officer and principal financial officer evaluated the Registrant’s disclosure controls and procedures within 90 days of this filing and have concluded that the Registrant’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) are appropriately designed to ensure that information required to be disclosed by Registrant in the reports that it files on Form N-CSR (a) is accumulated and communicated to Registrant’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure, and (b) is recorded, processed, summarized and reported, within the time periods specified in the rules and forms adopted by the U.S. Securities and Exchange Commission.

(b)	The Registrant’s principal executive officer and principal financial officer are aware of no change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting.
Item 12: Exhibits.
(a)	(1)	Registrant’s code of ethics (that is the subject of the disclosure required by Item 2(a)) is attached.
(2)	Separate certifications for Registrant’s principal executive officer and principal financial officer, as required by Rule 30a-2(a) under the 1940 Act, are attached.
(3)	Not applicable.
(b)	A certification for Registrant’s principal executive officer and principal financial officer, as required by Rule 30a-2(b) under the 1940 Act, is attached. The certification furnished pursuant to this paragraph is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability of that section. Such certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates it by reference.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Transamerica Series Trust

(Registrant)

By:	/s/ John K. Carter John K. Carter
Chief Executive Officer
Date: March 9, 2009
     Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	/s/ John K. Carter John K. Carter
Chief Executive Officer
Date: March 9, 2009

By:	/s/ Joseph P. Carusone Joseph P. Carusone
Principal Financial Officer
Date: March 9, 2009

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

12(a)(1)	Code of Ethics for Principal Executive and Senior Financial Officers

12(a)(2)(i)	Section 302 N-CSR Certification of Principal Executive Officer

12(a)(2)(ii)	Section 302 N-CSR Certification of Principal Financial Officer

12(b)	Section 906 N-CSR Certification of Principal Executive Officer and Principal Financial Officer

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Exhibit 99.CODEETH
Exhibit 12(a)(1) Code of Ethics for Principal Executive and Senior Financial Officers
TRANSAMERICA SERIES TRUST
TRANSAMERICA PARTNERS PORTFOLIOS
TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS
THE TRANSAMERICA PARTNERS FUNDS GROUP
THE TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA FUNDS
TRANSAMERICA INCOME SHARES
TRANSAMERICA INVESTORS, INC.
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
Approved by the Board of Trustees/Directors
Last Revised July 1, 2008
In accordance with the Sarbanes-Oxley Act of 2002 (“Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”), Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II, Transamerica Asset Allocation Variable Funds, Transamerica Investors, Inc., Transamerica Income Shares, Inc., (each a “Fund” and collectively the “Funds”) are required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and must disclose whether it has adopted a code of ethics that is applicable to certain specified senior officers and that addresses certain matters specified in the Act and related SEC Rules (a “Sarbanes-Oxley Code”). The Funds’ Board of Trustees/Directors (“Board”), including a majority of the Trustees/Directors that are not interested persons of the Funds, as defined in Section 2(a)(19) of the Investment Company Act of 1940 (“Investment Company Act”), has approved the Funds’ Sarbanes-Oxley Code.
I. Covered Officers/Purpose of the Code
This Code of Ethics (“Code”) of the Funds applies to the Funds’ Principal Executive Officer, Chief Financial Officer and Chief Accounting Officer, or persons performing similar functions (“Covered Officers,” each of whom is set forth in Exhibit A), for the purpose of promoting:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Funds;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

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II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest
General policy: Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Each Covered Officer has a duty to exercise his or her authority and responsibility for the benefit of the Funds and its shareholders, to place the interests of the Funds and its shareholders first, and to refrain from having outside interests that conflict with the interests of the Funds and its shareholders. Each Covered Officer must avoid any circumstances that might adversely affect, or appear to affect, his or her duty of loyalty to the Funds and its shareholders in discharging his or her responsibilities, including the protection of confidential information and corporate integrity.
A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Funds. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the Funds.
Certain conflicts of interest may arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940 (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as “affiliated persons” of the Funds. The Funds and certain of its service providers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Funds and its investment adviser, Transamerica Asset Management, Inc. (“TAM”), of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for the Funds or TAM), be involved in establishing policies and implementing decisions that will have different effects on TAM and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and TAM and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes of ethics.
Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds.
Each Covered Officer must:
•	not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

•	not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Funds;

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•	not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

•	report at least annually the information elicited in the Funds’ Trustee/Director and Officer Questionnaire relating to potential conflicts of interest.
There are some conflict of interest situations that must be discussed with the Funds Audit Committee if material. Some examples of such situations include:
•	service as a director on the board of any Trust (public or private), other than a management investment company;

•	the receipt of any non-nominal gifts from someone or a company that has current or prospective business dealings with the Funds;

•	the receipt of any entertainment from any company with which the Funds have current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers, other than TAM or any affiliated person thereof; and

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.
III. Disclosure and Compliance
Each Covered Officer:
•	should familiarize himself or herself with the disclosure requirements generally applicable to the Funds;

•	should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Trustees/Directors and auditors, governmental regulators or self-regulatory organizations;

•	should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds, TAM, and other service providers, with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submits to, the SEC and in other public communications made by the Funds; and

•	has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

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IV. Reporting and Accountability by Covered Officers
Each Covered Officer must:
•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (in the form attached hereto as Exhibit B) to the Board that he or she has received, read, and understands the Code;

•	annually thereafter affirm (in the form attached hereto as Exhibit B) to the Board that he or she has complied with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee or agent of an affiliated person of the Trust for reports of potential violations that are made in good faith; and

•	notify the Funds’ Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.
V. Enforcement
The Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Audit Committee is authorized to consult, as appropriate, with counsel to the Funds. Any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee.
The Funds will follow these procedures in investigating and enforcing this Code:
•	The Audit Committee will take all appropriate action to investigate any potential violations reported to the Audit Committee;

•	if, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

•	any matter that the Audit Committee believes is a material violation will be promptly reported to the Board. The Directors shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate;

•	no person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

•	the Audit Committee will be responsible for granting waivers, as appropriate; and

•	any amendments to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.
VI. Other Policies and Procedures
This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, TAM or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds’ and TAM’s codes of ethics under Rule 17j-1

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under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.
VII. Amendment; Interpretation of Provisions
The Directors may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate. In connection with any amendment to the Code, a brief description of the amendment will be prepared so that the necessary disclosure may be made with the next Form N-CSR to be filed, or otherwise disclosed in accordance with applicable law.
VIII. Confidentiality
All reports and records prepared or maintained pursuant to this Code shall be treated as confidential and shall not be disclosed to any one other than the Board, the Covered Officers’ and Funds’ counsel, except as otherwise requested by applicable law.
IX. Internal Use
The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance, or legal conclusion.
X. Sanctions
Compliance by Covered Officers with the provisions of the Code is required. Covered Officers should be aware that in response to any violation, the Funds will take whatever action is deemed necessary under the circumstances, including, but not limited to, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, fines, disgorgement of profits, suspension or termination.

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EXHIBIT A
PERSONS COVERED BY THE
TRANSAMERICA SERIES TRUST
TRANSAMERICA PARTNERS PORTFOLIOS
TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS
THE TRANSAMERICA PARTNERS FUNDS GROUP
THE TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA FUNDS
TRANSAMERICA INCOME SHARES
TRANSAMERICA INVESTORS, INC.
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

Name	Title
John K. Carter	Chief Executive Officer
Joseph P. Carusone	Principal Financial Officer

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EXHIBIT B
INITIAL AND ANNUAL CERTIFICATION OF
COMPLIANCE WITH THE
TRANSAMERICA SERIES TRUST
TRANSAMERICA PARTNERS PORTFOLIOS
TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS
THE TRANSAMERICA PARTNERS FUNDS GROUP
THE TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA FUNDS
TRANSAMERICA INCOME SHARES
TRANSAMERICA INVESTORS, INC.
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
To: The Board of Directors
Initial ☐ I hereby certify that I have received the Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II, Transamerica Asset Allocation Variable Funds, Transamerica Investors, Inc., Transamerica Income Shares, Inc., Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.
Annual ☑ I hereby certify that I have received the Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II, Transamerica Asset Allocation Variable Funds, Transamerica Investors, Inc., Transamerica Income Shares, Inc., Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

/s/ John K. Carter

(Signature)

Name:	John K. Carter, Chief Executive Officer

Date:	February 4, 2009

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EXHIBIT B
INITIAL AND ANNUAL CERTIFICATION OF
COMPLIANCE WITH THE
TRANSAMERICA SERIES TRUST
TRANSAMERICA PARTNERS PORTFOLIOS
TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS
THE TRANSAMERICA PARTNERS FUNDS GROUP
THE TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA FUNDS
TRANSAMERICA INCOME SHARES
TRANSAMERICA INVESTORS, INC.
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
To: The Board of Directors
Initial ☐ I hereby certify that I have received the Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II, Transamerica Asset Allocation Variable Funds, Transamerica Investors, Inc., Transamerica Income Shares, Inc., Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.
Annual ☑ I hereby certify that I have received the Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II, Transamerica Asset Allocation Variable Funds, Transamerica Investors, Inc., Transamerica Income Shares, Inc., Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

/s/ Joseph P. Carusone

(Signature)

Name:	Joseph P. Carusone, Principal Financial Officer

Date:	February 4, 2009

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Exhibit 99.CERT
Exhibit 12(a)(2)(i) Section 302 N-CSR Certification of Principal Executive Officer
TRANSAMERICA SERIES TRUST (THE “FUND”)
FOR THE PERIOD ENDED DECEMBER 31, 2008
FORM N-CSR CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT
I, John K. Carter, certify that:
1.	I have reviewed the report on Form N-CSR of Transamerica Series Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in rule 30a-3(d) under the Investment Company Act of 1940) for the Registrant and have:
a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d.	disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and
5.	The Registrant’s other certifying officer and I have disclosed to the Registrant’s auditors and the audit committee of the Registrant’s Board of Trustees (or persons performing equivalent functions):
a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 9, 2009	By:	/s/ John K. Carter John K. Carter
	Title:	Chief Executive Officer

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Exhibit 12(a)(2)(ii) Section 302 N-CSR Certification of Principal Financial Officer
TRANSAMERICA SERIES TRUST (THE “FUND”)
FOR THE PERIOD ENDED DECEMBER 31, 2008
FORM N-CSR CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT
I, Joseph P. Carusone, certify that:
1.	I have reviewed the report on Form N-CSR of Transamerica Series Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in rule 30a-3(d) under the Investment Company Act of 1940) for the Registrant and have:
a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d.	disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and
5.	The Registrant’s other certifying officer and I have disclosed to the Registrant’s auditors and the audit committee of the Registrant’s Board of Trustees (or persons performing equivalent functions):
a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 9, 2009	By:	/s/ Joseph P. Carusone Joseph P. Carusone
	Title:	Principal Financial Officer

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Exhibit 99.906CERT
EXHIBIT 12 (b)
Section 906 N-CSR Certification of Principal Executive Officer & Principal Financial Officer
TRANSAMERICA SERIES TRUST
FOR THE PERIOD ENDED DECEMBER 31, 2008
FORM N-CSR CERTIFICATION
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Certified Shareholder Report of Transamerica Series Trust (the “Fund”) on Form N-CSR for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ John K. Carter John K. Carter	Date: March 9, 2009
Chief Executive Officer

/s/ Joseph P. Carusone Joseph P. Carusone	Date: March 9, 2009
Principal Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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